                                                    Registration No. 33--------

===============================================================================
                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.  20549
                            -----------------------------
                                       FORM S-4
                                REGISTRATION STATEMENT
                                         Under
                              THE SECURITIES ACT OF 1933
                            -----------------------------
                              BOATMEN'S BANCSHARES, INC.
             (Exact name of Registrant as specified in its charter)
           MISSOURI                       6712               43-0672260
(State or other jurisdiction       (Primary Standard       (IRS Employer
     of incorporation          Industrial Classification   Identification
     or organization)               Code Number)               Number)

                                  One Boatmen's Plaza
                                   800 Market Street
                               St. Louis, Missouri  63101
                                    (314) 466-6000
   (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                            -----------------------------
                                   JAMES W. KIENKER
                Executive Vice President and Chief Financial Officer
                               Boatmen's Bancshares, Inc.
                                  One Boatmen's Plaza
                                   800 Market Street
                              St. Louis, Missouri  63101
                                    (314) 466-7718
              (Name, address, including zip code, and telephone number,
                     including area code, of agent for service)
                             -----------------------------
                                      Copies to:
     Thomas C. Erb, Esq.                          Leland E. Hutchinson, Esq.
     Lewis, Rice & Fingersh                       Frederick C. Lowinger, Esq.
     500 N. Broadway                              Sidley & Austin
     St. Louis, Missouri  63102                   One First National Plaza
     (314) 444-7600                               Chicago, Illinois  60603
                                                  (312) 853-7000

                            -----------------------------

               APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE
                       OF THE SECURITIES TO THE PUBLIC:

AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT AND THE EFFECTIVE TIME OF THE MERGERS DESCRIBED HEREIN.
IF THE SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED IN CONNECTION WITH THE FORMATION OF A HOLDING COMPANY AND THERE IS COMPLIANCE WITH GENERAL INSTRUCTION G, CHECK THE FOLLOWING BOX. / /
                            -----------------------------

                                                  CALCULATION OF REGISTRATION FEE
==================================================================================================================================
                                                               Proposed maximum        Proposed maximum
  Title of each class of                    Amount to be       offering price per      aggregate offering           Amount of
securities to be registered                 registered<F1>            unit                   price<F2>           registration fee
- ----------------------------------------------------------------------------------------------------------------------------------
Common stock, $1.00 par value, per share(3)   5,000,000            $2.6802                $13,401,101               $4,621.07
==================================================================================================================================

<F1>  Based upon the assumed maximum number of shares of common stock of the Registrant issuable to holders of common stock and preferred stock of B-M Homes, Inc., Macon
      Homes, Inc., Marbel Homes, Inc., Margolin Bros. Appliance Co., Margolin Bros. Realty
      Co., National Builders, Inc., (collectively, the "National Mortgage Parents") and
      Arkansas Home Loan Company, National Home Loan Company, Inc. and National Home Loan
      Company of Mississippi, Inc. (collectively, "Home Loan Companies;" the National
      Mortgage Parents and the Home Loan Companies are referred to collectively as the "Companies") in the proposed mergers (the "Mergers") of the Companies with wholly-owned subsidiaries of the Registrant.
<F2>  Solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2), the figure represents, as of July 31, 1994, the sum of the book value of the National
      Mortgage Parents' securities to be received by the Registrant in the proposed Mergers and, as of June 30, 1994, the sum of the book value of the Home Loan Companies'
      securities to be received by the Registrant in the proposed Mergers.
<F3>  Each share includes one preferred share purchase right which may be exercised upon the occurrence of certain triggering events.

                       -----------------------------
      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES
THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

===============================================================================

                                                     BOATMEN'S BANCSHARES, INC.

                                                CROSS REFERENCE SHEET TO PROSPECTUS

                        FORM S-4 HEADING                                                   PROSPECTUS LOCATION
- ---------------------------------------------------------------------------------------------------------------------------------

 1.   Forepart of Registration Statement and Outside
        Front Cover Page of Prospectus. . . . . . . . . . . . . . . .  Forepart of Registration Statement and Outside Front
                                                                       Cover Page of Prospectus

 2.   Inside Front and Outside Back Cover Pages of
        Prospectus. . . . . . . . . . . . . . . . . . . . . . . . . .  Inside Front and Outside Back Cover Pages of
                                                                       Prospectus; Table of Contents

 3.   Risk Factors, Ratio of Earnings to Fixed Charges and
        Other Information . . . . . . . . . . . . . . . . . . . . . .  Summary Information; Comparative Stock Prices;
                                                                       Selected Comparative Per Share/Percentage of
                                                                       Ownership Interest Data; Selected Financial Data

 4.   Terms of the Transaction. . . . . . . . . . . . . . . . . . . .  Summary Information; The Mergers; The Escrow
                                                                       Agreement; The Releases; The Indemnification
                                                                       Agreement; Description of Boatmen's Capital Stock;
                                                                       Comparison of Shareholder Rights

 5.   Pro Forma Financial Information . . . . . . . . . . . . . . . .  Pro Forma Financial Data

 6.   Material Contacts with the Company Being
        Acquired. . . . . . . . . . . . . . . . . . . . . . . . . . .  Summary Information; The Mergers

 7.   Additional Information Required for Reoffering by
        Persons and Parties Deemed to Be Underwriters . . . . . . . .  *

 8.   Interests of Named Experts and Counsel. . . . . . . . . . . . .  The Mergers; Legal Opinions; Experts

 9.   Disclosure of Commission Position on Indemnification
        for Securities Act Liabilities. . . . . . . . . . . . . . . .  *

10.   Information with Respect to S-3 Registrants . . . . . . . . . .  Incorporation of Certain Documents by Reference; The
                                                                       Mergers

11.   Incorporation of Certain Information by Reference . . . . . . .  Incorporation of Certain Documents by Reference

12.   Information with Respect to S-2 or S-3 Registrants. . . . . . .  *

13.   Incorporation of Certain Information by Reference . . . . . . .  *

- ------------------------------------
*Indicates item not applicable




                        FORM S-4 HEADING                                                   PROSPECTUS LOCATION
- ---------------------------------------------------------------------------------------------------------------------------------

14.   Information with Respect to Registrants Other than S-3
        or S-2 Registrants. . . . . . . . . . . . . . . . . . . . . .  *

15.   Information with Respect to S-3 Companies . . . . . . . . . . .  *

16.   Information with Respect to S-2 or S-3 Companies. . . . . . . .  *

17.   Information with Respect to Companies Other than S-3
        or S-2 Companies. . . . . . . . . . . . . . . . . . . . . . .  Summary Information; The Mergers; Information
                                                                       About the Companies; Financial Statements of
                                                                       Companies

18.   Information if Proxies, Consents or Authorizations are to
        be Solicited. . . . . . . . . . . . . . . . . . . . . . . . .  Incorporation of Certain Documents By Reference;
                                                                       Summary Information; The Special Meetings; The
                                                                       Mergers; Shareholder Proposals

19.   Information if Proxies, Consents or Authorizations are
        not to be Solicited or in an Exchange Offer . . . . . . . . .  *



- ----------------------------------
*Indicates item not applicable

                                  B-M HOMES, INC.
                                 MACON HOMES, INC.
                                MARBEL HOMES, INC.
                           MARGOLIN BROS. APPLIANCE CO.
                             MARGOLIN BROS. REALTY CO.
                              NATIONAL BUILDERS, INC.
                          ARKANSAS HOME LOAN COMPANY
                       NATIONAL HOME LOAN COMPANY, INC.
               NATIONAL HOME LOAN COMPANY OF MISSISSIPPI, INC.
                              JOINT PROXY STATEMENT
   FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON ----------, 1994
                          ----------------------

                        BOATMEN'S BANCSHARES, INC.
                               PROSPECTUS

         This Joint Proxy Statement/Prospectus ("Joint Proxy Statement/ Prospectus") is being furnished to shareholders of (i) B-M Homes, Inc., a Tennessee corporation ("B-M Homes"); (ii) Macon Homes, Inc., a Tennessee corporation ("Macon"); (iii) Marbel Homes, Inc., a Tennessee corporation ("Marbel"); (iv) Margolin Bros. Appliance Co., a Tennessee corporation ("Margolin Appliance"); (v) Margolin Bros. Realty Co., a Tennessee corporation ("Margolin Realty"); (vi) National Builders, Inc., a Tennessee corporation ("National Builders") (the foregoing corporations are sometimes individually referred to herein as a "National Mortgage Parent" and collectively as the "National Mortgage Parents"); (vii) Arkansas Home Loan Company, an Arkansas corporation ("Arkansas Home"); (viii) National Home Loan Company, Inc., a Tennessee corporation ("National Home"); and
(ix) National Home Loan Company of Mississippi, Inc., a Mississippi corporation ("National Home Mississippi") (Arkansas Home, National Home and National Home Mississippi are sometimes individually referred to herein as a "Home Loan Company" and collectively as the "Home Loan Companies;" the National Mortgage Parents and the Home Loan Companies are sometimes individually referred to herein as a "Company" and collectively as the "Companies"), in connection with the solicitation of proxies by the Board of Directors of each Company for use at a Special Meeting of Shareholders of each Company (individually, a "Special Meeting;" collectively, the "Special Meetings") to be held at ------ a.m. on
- ----------, 1994, at -----------------------------------------------
- --------------------------------------, Memphis, Tennessee and any
adjournments or postponements thereof.

         At the Special Meetings, shareholders of the Companies will consider and vote upon the Merger Agreement (the "Merger Agreement"), dated July 7, 1994, among the Companies, National Service Company, a Tennessee corporation ("National Service"), Boatmen's Bancshares, Inc., a Missouri corporation ("Boatmen's"), and BBI One, Inc., a Tennessee corporation
("BBI One"), BBI Two, Inc., a Tennessee corporation ("BBI Two"), BBI
Three, Inc., a Tennessee corporation ("BBI Three"), BBI Four, Inc., a Tennessee corporation ("BBI Four"), BBI Five, Inc., a Tennessee corporation ("BBI Five"), BBI Six, Inc., a Tennessee corporation ("BBI
Six"), BBI Seven, Inc., an Arkansas corporation ("BBI Seven"), BBI Eight, Inc., a Tennessee corporation ("BBI Eight"), and BBI Nine, Inc., a Mississippi corporation ("BBI Nine;" BBI One through BBI Nine, which are wholly-owned subsidiaries of Boatmen's, are sometimes individually referred to herein as an "Acquisition Sub" and collectively as the "Acquisition Subs"). For a description of the Merger Agreement, which is included herein in its entirety as Appendix A, see "THE MERGERS."

         The Merger Agreement provides for, among other things, Boatmen's acquisition of the Companies by means of the merger of each of the nine Acquisition Subs with and into one of the nine Companies

Continued on Next Page

(which mergers are sometimes individually referred to herein as a "Merger" and collectively as the "Mergers"). Upon consummation of the Mergers, all of the issued and outstanding shares of common stock and preferred stock of each of the National Mortgage Parents and all of the issued and outstanding shares of common stock of each of the Home Loan Companies
(other than shares any holders of which have duly exercised and perfected their dissenters' rights) will be cancelled and converted into the right to receive shares of common stock, par value $1.00 per share, of Boatmen's ("Boatmen's Common"), together with the Boatmen's Rights (as defined herein) attached thereto, in accordance with the conversion formula for each Company set forth in the Merger Agreement and described herein, and cash in lieu of fractional shares.

         A portion of the shares of Boatmen's Common into which the shares of common stock of each of the National Mortgage Parents will be converted under the Merger Agreement will be placed in escrow and held and distributed pursuant to the terms and provisions of an Escrow Agreement
(the "Escrow Agreement") among the Companies, Boatmen's and
- -----------------------, as escrow agent (the "Escrow Agent"). The escrow provides a reserve for the satisfaction and payment of certain Claims (as defined therein). For a description of the Escrow Agreement, which is included herein in its entirety as Appendix B, see "THE ESCROW AGREEMENT."

         This Joint Prospectus/Proxy Statement also constitutes a prospectus of Boatmen's with respect to up to 5,000,000 shares of Boatmen's Common to be issued in the Mergers to the holders of common stock and preferred stock of the Companies.

         The outstanding shares of Boatmen's Common are, and the shares of Boatmen's Common to be issued in the Mergers will be, included for quotation on the Nasdaq Stock Market's National Market ("Nasdaq"). The last reported sale price of Boatmen's Common on Nasdaq on -----------, 1994, was $------.

         This Joint Proxy Statement/Prospectus and the accompanying form of proxy are first being mailed to shareholders of the Companies on or about
- ----------, 1994.

           THE SHARES OF BOATMEN'S COMMON ISSUABLE IN THE MERGERS
                 HAVE NOT BEEN APPROVED OR DISAPPROVED BY
           THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
         SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
        COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
    THE ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT/PROSPECTUS.
         ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                   -----------------------------------

         THE SHARES OF BOATMEN'S COMMON OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY
        BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE
      FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE
               FUND OR ANY OTHER GOVERNMENTAL AGENCY.
                   -----------------------------------

  THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS IS -----------, 1994

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE OFFERING DESCRIBED HEREIN AND ANY SUCH INFORMATION OR REPRESENTATION, IF GIVEN OR MADE, MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY BOATMEN'S OR THE COMPANIES. THIS JOINT PROXY STATEMENT/ PROSPECTUS DOES NOT CONSTITUTE A SOLICITATION OR AN OFFERING OF ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES OR IN ANY JURISDICTION TO ANY PERSON TO WHOM IT WOULD BE UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT ANY INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.


                           AVAILABLE INFORMATION

        Boatmen's is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). The reports, proxy statements and other information can be inspected and copied at the public reference facilities of the SEC, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC located at Seven World Trade Center, 13th Floor, New York, New York 10048, and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661, and copies of such materials can be obtained from the public reference section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, reports, proxy statements and other information concerning Boatmen's may be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

        Boatmen's has filed with the SEC a Registration Statement on Form S-4 (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the common stock of Boatmen's to be issued pursuant to the Mergers described herein. This Joint Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto. Such additional information may be obtained from the SEC's principal office in Washington, D.C. Statements contained in this Joint Proxy Statement/Prospectus or in any document incorporated in this Joint Proxy Statement/Prospectus by reference as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance where reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement is qualified in all respects by such reference.

           INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents filed with the SEC by Boatmen's (File
No. 1-3750) and Worthen Banking Corporation ("Worthen") (File No. 1-8525) (see "THE PARTIES -- Boatmen's -- Pending Acquisitions") pursuant to the Exchange Act are incorporated by reference in this Joint Proxy Statement/
Prospectus:

        1. Boatmen's Annual Report on Form 10-K for the year ended December 31, 1993;

        2. Boatmen's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994 and June 30, 1994;

        3.      Boatmen's Current Report on Form 8-K dated September 2, 1994;

        4. The description of the common stock of Boatmen's contained in Boatmen's Registration Statement on Form 8-A under the Exchange Act, as amended under cover of Form 8 dated July 15, 1988, and the description of the preferred share purchase rights contained in Boatmen's Registration Statement on Form 8-A under the Exchange Act, filed August 14, 1990;

        5. Worthen's Annual Report on Form 10-K for the year ended December 31, 1993;

        6. Worthen's Quarterly Report on Form 10-Q for the quarters ended March 31, 1994 and June 30, 1994; and

        7. Worthen's Current Reports on Form 8-K dated June 24, 1994 and September 9, 1994.

        All documents and reports filed by Boatmen's and Worthen pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Joint Proxy Statement/Prospectus and prior to the date of the Special Meetings shall be deemed to be incorporated by reference in this Joint
Proxy Statement/Prospectus and to be a part hereof from the dates of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Joint Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.
Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Joint Proxy Statement/Prospectus.

        THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS RELATING TO BOATMEN'S AND WORTHEN BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN EXHIBITS TO SUCH
DOCUMENTS WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE THEREIN)
ARE AVAILABLE, WITHOUT CHARGE, TO ANY PERSON, INCLUDING ANY BENEFICIAL
OWNER, TO WHOM THIS JOINT PROXY STATEMENT/PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST TO KEVIN R. STITT, DIRECTOR OF INVESTOR RELATIONS, BOATMEN'S BANCSHARES, INC., ONE BOATMEN'S PLAZA, 800 MARKET STREET,
ST. LOUIS, MISSOURI 63101 (TELEPHONE NUMBER (314) 466-7662). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY
- ------------, 1994.

                                                      TABLE OF CONTENTS

                                                                                                                        PAGE
                                                                                                                        ----

AVAILABLE INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   i

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   i

SUMMARY INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
        Parties to Mergers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                Boatmen's. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                Acquisition Subs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                Companies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
        The Special Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                Date, Time and Place of Special Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                Matters to be Considered at Special Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                Record Date for Special Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                Holders of Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                Vote Required to Approve Merger Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
        Recommendation of Boards of Directors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
        Opinion of Companies' Financial Advisor. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
        Terms of Mergers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                Effects of Mergers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                National Mortgage Parent Merger Consideration. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                Home Loan Companies Merger Consideration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                Conditions to Mergers; Regulatory Approvals. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                Conduct of Business Pending Mergers; Dividends . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                Termination or Abandonment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                Termination Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
        Releases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
        Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                General. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                Indemnified Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                Limitation on Indemnification Obligation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
        Stockholders Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
        Value of Mergers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
        Management and Operations After Mergers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
        Dissenters' Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
        Accounting Treatment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
        Effective Time of Mergers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
        Interests of Certain Persons in Mergers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
        Federal Income Tax Consequences. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
        Comparison of Shareholder Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

COMPARATIVE STOCK PRICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18


                                    iii


                                                                                                                        PAGE
                                                                                                                        ----

BOATMEN'S/NATIONAL MORTGAGE PARENTS SELECTED COMPARATIVE
PER SHARE/PERCENTAGE OF OWNERSHIP INTEREST DATA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

BOATMEN'S/HOME LOAN COMPANIES SELECTED COMPARATIVE
PER SHARE/PERCENTAGE OF OWNERSHIP INTEREST DATA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

SELECTED FINANCIAL DATA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

THE PARTIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
        Boatmen's. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                General. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                Pending Acquisitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
        Acquisition Subs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
        National Mortgage Parents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
        Home Loan Companies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
        National Service . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

THE SPECIAL MEETINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
        Date, Time and Place of Special Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
        Matters to be Considered at Special Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
        Record Date for Special Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
        Votes Required to Approve Merger Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
        Voting and Revocation of Proxies for Special Meetings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
        Solicitation of Proxies for Special Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
        Expenses for Preparation of Joint Proxy Statement/Prospectus . . . . . . . . . . . . . . . . . . . . . . . . . .  30
        Mailing Date of Joint Proxy Statement/Prospectus . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

THE MERGERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
        Background . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
        Companies' Reasons for Mergers; Recommendations of Companies'
                Boards of Directors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
        Boatmen's Reasons for Mergers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
        Opinion of Companies' Financial Advisor. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
        Form and Effect of Mergers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
        Closing; Effective Time. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
        National Mortgage Parents Merger Consideration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                Definition of Merger Consideration Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                NA Common Merger Consideration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                NA Preferred Merger Consideration. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
        Home Loan Companies Merger Consideration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                Allocation of HLC Merger Consideration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
        Fractional Share Treatment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
                General. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
                Preferred Fractional Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
                Common Fractional Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
        Adjustment of Boatmen's Common . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41


                                    iv


                                                                                                                        PAGE
                                                                                                                        ----
        Conversion of Shares; Exchange of Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                Conversion of National Mortgage Parents Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                Conversion of Home Loan Companies Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                Exchange of Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
        Conduct of Business Pending Mergers; Dividends . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
        Conditions to Consummation of Mergers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                Conditions to Each Parties' Obligations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                Additional Conditions to Boatmen's Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                Additional Conditions to Companies' Obligations. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
        Regulatory Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
        Termination or Abandonment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
        Termination Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                Shareholder Approval Denial. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                Occurrence of Triggering Event . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
        Superior Transactions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
        Dissenters' Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
        Representations and Warranties of Parties. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                Companies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                National Mortgage and Home Loan Companies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
                Boatmen's. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
                National Service . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
        Waiver and Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
        Expenses and Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
        Federal Income Tax Consequences. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
        Accounting Treatment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
        Certain Other Agreements of Companies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
                Business in Ordinary Course. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
                Environmental Inspections. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
                Disposition of Unrelated Assets and Liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
                Acquisition of Partnership Assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
                Releases and Indemnification Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
                Permits of State and Other Agencies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
                Bylaw Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
                Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
        Certain Other Agreements of Boatmen's. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
        Agreements of National Service . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
        No Solicitation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
        Interests of Certain Persons in Mergers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
                Insurance; Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
                Employee Benefits. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
                Employment Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
                New Lease. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
                Split Dollar Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
                Interests of Boatmen's Management and Board. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65


                                    v


                                                                                                                        PAGE
                                                                                                                        ----

        Effect on Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
        Management and Operations After Mergers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
        Resale of Boatmen's Common . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66

THE ESCROW AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
        Escrow of Portion of NA Common Merger Consideration. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
        Purpose of Escrow; Definition of Claims. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
        Payment of Dividends; Voting of Escrow Shares. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
        Shareholders' Committee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
        Reimbursement for Claims; Dispute Resolution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
        Distribution of Escrow Shares Upon Termination; Pending Claims
                Reserve. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69

THE RELEASES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70

THE INDEMNIFICATION AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
        General. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
        Indemnified Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
        Limitation on Indemnification Obligation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
        Notice of and Response to Claims; Indemnitors' Committee . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72

THE STOCKHOLDER AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72

PRO FORMA FINANCIAL DATA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74

DESCRIPTION OF BOATMEN'S CAPITAL STOCK . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
        Boatmen's Common . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
                Dividend Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
                Voting Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
                Classification of Board of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
                Preemptive Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
                Liquidation Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
                Assessment and Redemption. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
        Boatmen's Series B Preferred Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
                Dividend Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
                Liquidation Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
                Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
                Voting Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
                Superior Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84

COMPARISON OF SHAREHOLDER RIGHTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
        Shareholder Vote Required for Certain Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
                Business Combinations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
                Removal of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
                Removal of Officers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
                Amendments to Articles of Incorporation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89

                                    vi


                                                                                                                        PAGE
                                                                                                                        ----

        Special Meetings of Shareholders; Shareholder Action by Written
                Consent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90
        Notice of Shareholder Nominations of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93
        Shareholder Proposal Procedures. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93
        Shareholder Rights Plan. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  94
        Dissenters' Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
        Takeover Statutes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  98
        Liability of Directors; Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 101
        Consideration of Non-Shareholder Interests . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 106
        Restrictions on Transfer of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 107

INFORMATION ABOUT THE COMPANIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 111
        Business of Companies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 111
                National Mortgage Parents and Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 111
                National Mortgage. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 111
                Home Loan Companies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 113
        Management's Discussion and Analysis of Financial Condition and
                Results of Operations of National Mortgage Parents and National Mortgage . . . . . . . . . . . . . . . . 114
        Management's Discussion and Analysis of Financial Condition and
                Results of Operations of
                Home Loan Companies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 121
        Security Ownership of Certain Beneficial Owners and Management of
                Companies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 124
                National Mortgage Parents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 124
                Home Loan Companies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 125

LEGAL OPINIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 126

EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 126
        Independent Auditors for Boatmen's . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 126
        Independent Auditors for National Mortgage Parents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 127
        Presence at Special Meeting. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 127

SHAREHOLDER PROPOSALS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 127

FINANCIAL STATEMENTS OF COMPANIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-1



                                                                                                                        PAGE
                                                                                                                        ----

APPENDICES

A --            Merger Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-1
                Form of Bylaws (Exhibit 1.02). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-Ex-1.02-1
                Form of Release (Exhibit 8.05(a)). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-Ex-8.05(a)-1
                Form of Indemnification Agreement (Exhibit 8.05(b)). . . . . . . . . . . . . . . . . . . . . .A-Ex-8.05(b)-1
B --            Escrow Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-1
C --            Opinion of Donaldson, Lufkin & Jenrette. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . C-1
D --            Asset/Liability Transfer Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . D-1
E --            Equipment Transfer Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . E-1
F --            Excerpts of Tennessee Corporate Law (Dissenters' Rights) . . . . . . . . . . . . . . . . . . . . . . . . F-1
G --            Excerpts of Arkansas Corporate Law (Dissenters' Rights). . . . . . . . . . . . . . . . . . . . . . . . . G-1
H --            Excerpts of Mississippi Corporate Law (Dissenters' Rights) . . . . . . . . . . . . . . . . . . . . . . . H-1
I --            Stockholders Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . I-1


                        SUMMARY INFORMATION

    The following is a brief summary of certain information contained elsewhere in this Joint Proxy Statement/Prospectus. The following summary is not intended to be complete and is qualified in all respects by the information appearing elsewhere herein or incorporated by reference into this Joint Proxy Statement/Prospectus, the Appendices hereto and the documents referred to herein. All information contained in this Joint Proxy Statement/Prospectus relating to Boatmen's and its subsidiaries has been supplied by Boatmen's and all information relating to the Companies has been supplied by the Companies. Shareholders are urged to read this Joint Proxy Statement/Prospectus and the Appendices hereto in their entirety.

    The summary set forth in this Joint Proxy Statement/Prospectus of certain provisions of the Merger Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is incorporated by reference herein and attached as Appendix A hereto.


PARTIES TO MERGERS

    BOATMEN'S

    Boatmen's is a multi-bank holding company headquartered in St. Louis, Missouri. At June 30, 1994, Boatmen's had consolidated assets of approximately $27.6 billion and shareholders' equity of $2.2 billion, making it the largest bank holding company in Missouri and among the 30 largest in the United States. Boatmen's 49 subsidiary banks, including a federal savings bank, operate from over 400 locations in Missouri, Arkansas, Illinois, Iowa, Kansas, New Mexico, Oklahoma, Tennessee and Texas. Boatmen's also ranks among the 16 largest providers of trust services in the nation, with approximately $34.2 billion in assets under management at June 30, 1994. Boatmen's other principal businesses include a mortgage banking company, a credit life insurance company, a credit card company and an insurance agency. On August 18, 1994, Boatmen's entered into an Agreement and Plan of Merger to acquire the second largest banking organization in Arkansas. See "THE PARTIES -- Boatmen's."

    The principal executive offices of Boatmen's are at One Boatmen's Plaza, 800 Market Street, St. Louis, Missouri 63101 (telephone number
(314) 466-6000).

    ACQUISITION SUBS

    The Acquisition Subs are wholly-owned subsidiaries of Boatmen's which were recently formed for the sole purpose of facilitating the Mergers. See "THE PARTIES -- Acquisition Subs."

    The principal executive offices of the Acquisition Subs are at One Boatmen's Plaza, 800 Market Street, St. Louis, Missouri 63101 (telephone number (314) 466-6000).

    COMPANIES

    The National Mortgage Parents, directly or through wholly-owned subsidiaries, own all of the outstanding common stock of National Mortgage Company, a Tennessee corporation ("National Mortgage" or "NMC"). National Mortgage is engaged in the mortgage banking business, including the origination, purchase, warehousing, sale and servicing of residential first mortgage loans secured by owner-occupied, one-to-four family residences, as well as the acquisition of servicing rights associated with such mortgage loans. At July 31, 1994, National Mortgage had a mortgage servicing portfolio of approximately $13.1 billion. See "INFORMATION ABOUT THE COMPANIES." The Home Loan Companies are engaged principally in making residential second mortgage loans and nonconforming first mortgage loans.

At June 30, 1994, the Home Loan Companies had total assets of $5.1 million. See "INFORMATION ABOUT THE COMPANIES."

    The terms "Corporation" or "Corporations" mean and include any one or all of the Companies, National Mortgage and their direct and indirect subsidiaries. See "THE PARTIES -- National Mortgage Parents," "-- Home Loan Companies" and "INFORMATION ABOUT THE COMPANIES."

    The principal executive offices of the Companies are at 4041 Knight Arnold Road, Memphis, Tennessee 38118 (telephone number (901) 362-1171).


SPECIAL MEETINGS

    DATE, TIME AND PLACE OF SPECIAL MEETINGS

    The Special Meetings for each of the nine Companies will be held at
- --------------------------------------------------------------------,
Memphis, Tennessee at -------- a.m. on ------------, 1994.

    MATTERS TO BE CONSIDERED AT SPECIAL MEETINGS

    At the Special Meetings, shareholders of the respective Companies will consider and vote upon approving the Merger Agreement providing for, among other things, Boatmen's acquisition of such Companies by means of separate Mergers of one of the nine Acquisition Subs with each such Company.

    RECORD DATE FOR SPECIAL MEETINGS

    The record date for the Special Meetings is ------------, 1994.

    HOLDERS OF STOCK

        National Mortgage Parents

    The issued and outstanding shares of common stock of the six National Mortgage Parents is owned by the same 47 shareholders in essentially the same proportion for each National Mortgage Parent. Because, however, each of the six National Mortgage Parents has a different total number of shares of common stock outstanding, the 47 shareholders do not own the same number of shares of common stock of each National Mortgage Parent.

    The issued and outstanding shares of preferred stock, par value $.0001, of the six National Mortgage Parents is owned by the same 27 shareholders in essentially the same proportion for each National Mortgage Parent. Because, however, each of the six National Mortgage Parents has a different total number of shares of preferred stock, par value $.0001, outstanding, the 27 shareholders, who are a subset of the 47 common shareholders of the National Mortgage Parents, do not own the same number of shares of preferred stock of each National Mortgage Parent. The issued and outstanding shares of preferred stock, no par value, of Macon is owned by 25 shareholders who are a subset of the 47 common shareholders of the National Mortgage Parents.

    As of June 30, 1994, executive officers and directors of the National Mortgage Parents and their affiliates owned beneficially 36.76% of the common stock of each of the six National Mortgage Parents and have indicated that they intend to vote their shares of common stock in favor of the Merger Agreement. As of June 30, 1994, executive officers and directors of the National Mortgage Parents and their affiliates did not own beneficially any shares of preferred stock of any of the National Mortgage Parents. See "INFORMATION ABOUT THE COMPANIES
- -- Security Ownership of Certain Beneficial Owners and Management of Companies -- National Mortgage Parents."

        Home Loan Companies

    The issued and outstanding common stock of each of the three Home Loan Companies is owned equally by the same five shareholders (i.e., each of the five shareholders owns 20% of each Home Loan Company). These five individuals (who are a subset of the 47 common shareholders of the National Mortgage Parents) are also officers and the directors of the Home Loan Companies. Because, however, each of the three Home Loan Companies has a different total number of shares of common stock outstanding, the five shareholders do not own the same number of shares of common stock of each Home Loan Company. Each of the five shareholders has indicated that he intends to vote his shares in favor of the Merger Agreement. See "INFORMATION ABOUT THE COMPANIES -- Security Ownership of Certain Beneficial Owners and Management of Companies -- Home Loan Companies."

        Boatmen's

    As of June 30, 1994, neither Boatmen's nor directors and officers of Boatmen's and its affiliates owned any shares of stock in any of the Companies.

    VOTE REQUIRED TO APPROVE MERGER AGREEMENT

    Pursuant to the Merger Agreement, the affirmative vote of 75% of the outstanding shares of common stock and preferred stock of each National Mortgage Parent (each voting as separate classes) and 75% of the outstanding shares of common stock of each Home Loan Company is required to approve the Merger Agreement. As a result, abstentions from voting will have the same effect as votes against the Mergers. Each share of common stock and preferred stock of a Company is entitled to one vote.

    If the shareholders of any one or more Companies fail to approve the Merger Agreement, Boatmen's can, and has indicated that it would, terminate the Merger Agreement. See "THE MERGERS -- Termination or Abandonment."


RECOMMENDATION OF BOARDS OF DIRECTORS

    The Boards of Directors of the Companies believe the Mergers are in the best interests of the Companies and their shareholders and have approved and declared advisable the Mergers. The Boards of Directors of the Companies recommend that the shareholders of the Companies approve the Mergers. The Boards of Directors' recommendation is based upon a number of factors discussed in this Joint Proxy Statement/Prospectus. See "THE MERGERS -- The Companies' Reasons For Mergers; Recommendations of Boards of Directors."


OPINION OF COMPANIES' FINANCIAL ADVISOR

    Donaldson, Lufkin & Jenrette Securities Corporation ("Donaldson, Lufkin & Jenrette") has rendered an opinion to the Boards of Directors of the Companies to the effect that, as of the date of this Joint Proxy Statement/Prospectus, the consideration to be received by the shareholders of the Companies pursuant to the Mergers is fair from a financial point of view to such shareholders. A copy of the opinion of Donaldson, Lufkin & Jenrette, dated the date of this Joint Proxy Statement/Prospectus, setting forth the assumptions made, the matters considered and limitations on the review undertaken in rendering such opinion, is attached to this Joint Proxy Statement/ Prospectus as Appendix C and should be read carefully in its entirety.
See "THE MERGERS -- Opinion of Companies' Financial Advisor."


TERMS OF MERGERS

    EFFECTS OF MERGERS

    Upon consummation of the nine Mergers, each of the nine Companies will become wholly-owned subsidiaries of Boatmen's and all of the issued and outstanding stock of each Company (other than shares any holders of which have duly exercised and perfected their dissenters' rights) will be cancelled and converted into the right to receive a certain number of shares of Boatmen's Common as described herein and cash in lieu of fractional shares.

    NATIONAL MORTGAGE PARENT MERGER CONSIDERATION

        Common Stock

    The issued and outstanding common stock of the six National Mortgage Parents (other than shares any holders of which have duly exercised and perfected their dissenters' rights) will be cancelled and converted into the right to receive an aggregate number of shares of Boatmen's Common as equals the difference between the Gross NA Common Consideration (as defined below) and the aggregate of the Applicable NA Adjustments (as defined below) for the six National Mortgage Parents (the "NA Common Merger Consideration"). See "THE MERGERS -- National Mortgage Parents Merger Consideration -- Definition of Merger Consideration Terms."

    The Gross NA Common Consideration is allocated, as provided in the Merger Agreement, among the six National Mortgage Parents in accordance with the percentage formulas set forth in the Merger Agreement and described herein. See "THE MERGERS -- National Mortgage Parents Merger Consideration -- Allocation of NA Common Merger Consideration." The portion of the Gross NA Common Consideration allocated to each National Mortgage Parent under the Merger Agreement was determined by the parties based on a variety of factors, including principally, each National Mortgage Parent's ownership interest in National Mortgage. The per share amount of NA Common Merger Consideration to be received for each share of common stock of each National Mortgage Parent in the Mergers is determined by dividing the difference between the portion of the Gross NA Common Consideration allocated to such National Mortgage Parent and the Applicable NA Adjustment for such National Mortgage Parent by the number of shares of common stock outstanding for such National Mortgage Parent. Boatmen's will deliver cash in lieu of issuing fractional shares in the Mergers. See "THE MERGERS -- Fractional Share Treatment."

    As described herein, the amount of the NA Common Merger Consideration will be determined, as of the closing of the Mergers (the "Closing"), based upon, among other things, certain figures which are not available as of the date of this Joint Proxy Statement/Prospectus. For example, the amount of the Gross NA Common Consideration will be determined based upon the difference between 4,999,943 and the Base HLC Consideration (as defined below), which is determined based upon the average of the daily closing prices of a share of Boatmen's Common (the "Boatmen's Closing Price"), as reported on Nasdaq, during the period of five trading days ending at the end of the fifth trading day immediately preceding the date of the Closing (the "Closing Date")), and the Applicable NA Adjustment will be determined based upon, among other things, the amount of accounts/ notes payable or accounts/notes receivable, as the case may be, of the six National Mortgage Parents and their subsidiaries due to or from, as the case may be, National Service as of the close of business on the business day immediately preceding the Closing. See "THE MERGERS -- National Mortgage Parents Merger Consideration -- Definition of Merger Consideration Terms."

    As each shareholder of the National Mortgage Parents owns the same percentage interest of each of the six National Mortgage Parents (but owns a different number of shares of common stock in each) and since Boatmen's can, and has indicated that it would, terminate the Merger Agreement if each Merger is not approved by the shareholders of the respective Company involved in the Merger, separate per share exchange ratios for each of the six National Mortgage Parents are not necessary or meaningful. Therefore, the "BOATMEN'S/NATIONAL MORTGAGE PARENTS SELECTED COMPARATIVE PER SHARE/ PERCENTAGE OF OWNERSHIP INTEREST DATA" set forth herein presents financial data on a "per percentage of ownership interest" basis for all six National Mortgage Parents.

        Escrow of Portion of NA Common Merger Consideration

    A portion of the shares of Boatmen's Common constituting the NA Common Merger Consideration (the "Escrow Shares") as equals either (i) 5%, if no holder of any preferred stock of any National Mortgage Parent dissents from the Merger Agreement and the Merger of any National Mortgage Parent and demands payment of fair value of his or her preferred shares under the Tennessee Business Corporation Act (the "Tennessee Corporate Law"), or
(ii) 7f any such holder(s) do so dissent, of, in either case, the sum of the NA Common Merger Consideration, the NA Preferred Merger Consideration (as defined below) and the HLC Merger Consideration (as defined below; collectively, the "Total Consideration") will be distributed by Boatmen's to the Escrow Agent to be held and distributed by the Escrow Agent as provided in the Merger Agreement and the Escrow Agreement described therein and summarized herein. The purpose of the Escrow Agreement is to provide a reserve from the NA Common Merger Consideration for the satisfaction and payment of Claims. See "THE ESCROW AGREEMENT."

    The term "Claim" means, on an after tax basis, any losses, damages, liabilities, obligations, settlements, payments, costs and expenses incurred by Boatmen's or any Corporation arising out of, resulting from, or in connection with: (a) tax obligations or liabilities of or tax claims (including but not limited to income, sales, use, transfer, stamp or excise taxes) against National Mortgage and its subsidiaries for periods prior to the Closing Date (other than tax obligations or liabilities of or tax claims against National Mortgage and its subsidiaries (x) set forth in the National Mortgage Financial Statements (as defined below; see "THE MERGERS -- Representations and Warranties of Parties -- Companies"), or
(y) arising with respect to the normal, ongoing operations of National Mortgage and its subsidiaries, in the ordinary course of business, after January 31, 1994), to the extent that such obligations, liabilities or claims together with the amounts described in clause (i) of this paragraph below which relate to the foregoing, exceed, in the aggregate, $100,000;
(b) environmental contamination or hazardous or toxic wastes existing on or before the Closing Date on or with respect to any property presently or previously owned, leased or operated by National Mortgage or any of its subsidiaries where clean-up, remediation or other corrective actions or measures are required (x) under applicable law or regulation or by order or directive of any governmental agency, or (y) as recommended or suggested by an environmental expert retained by Boatmen's and reasonably acceptable to the Shareholders' Committee (as defined below; see "THE ESCROW AGREEMENT -- Shareholders' Committee"); (c) any Corporation (other than National Mortgage and its subsidiary) prior to the Closing or National Service at any time (including without limitation the types of Claims described in clauses (a) and (b) above), except to the extent of
(x) the liabilities set forth on Schedule A to the Asset/Liability Transfer Agreement (as defined below; see "THE MERGERS -- Certain Other Agreements of Companies -- Disposition of Unrelated Assets and Liabilities"), or (y) indemnification liabilities to the extent provided by Section 9.04 of the Merger Agreement (which relates generally to directors and officers liability insurance and indemnification) which relate to the mortgage banking business of National Mortgage (see "THE MERGERS -- Interests of Certain Persons in Mergers -- Insurance; Indemnification"); (d) the inaccuracy, falsity or breach of any of the representations and warranties made in (w) the third sentence of

Section 5.01(b), 5.02(b), 5.03(b), 5.04(b), 5.05(b), 5.06(b), 5.07(b),
5.08(b), 5.09(b) or the second sentence of Section 6.01(b) of the Merger Agreement (which are, among other things, representations as to the accuracy of the shareholder lists for each of the Companies included in the Merger Agreement and the representation in the Merger Agreement as to the ownership of the capital stock of National Mortgage), or (x) Sections 5.01(c), 5.02(c), 5.03(c), 5.04(c), 5.05(c), 5.06(c), 5.07(c), 5.08(c),
5.09(c) or 6.01(c) of the Merger Agreement (which are, among other things, representations as to the total number of issued and outstanding shares of each Company and National Mortgage), or (y) the second or third sentence of Section 5.01(d), 5.02(d), 5.03(d), 5.04(d), 5.05(d), 5.06(d), 5.07(d),
5.08(d), 5.09(d) or 6.02 of the Merger Agreement (which are, among other things, representations as to the total number of issued and outstanding shares of the direct and indirect subsidiaries of each Company and
National Mortgage and the ownership thereof by the Companies and National Mortgage, as the case may be), or (z) Article Twelve of the Merger Agreement (which includes representations as to National Service); (e) the exercise of dissenters' rights under Tennessee Corporate Law by any holder of preferred stock of any National Mortgage Parent to the extent that such dissenter receives for his or her preferred stock an amount greater than the Transaction Value thereof (for this purpose, the term "Transaction Value" means the product of $32.00 and the number of shares or fraction of a share of Boatmen's Common into which such preferred stock would have been converted pursuant to the Merger Agreement had such holder not exercised dissenters' rights); (f) any matter which would have been released and discharged by a Release (as defined below; see "THE
MERGERS -- Certain Other Agreements of Companies -- Releases and Indemnification Agreement") executed by an NMC Affiliate (which is defined below to include each shareholder of each Company; see "THE MERGERS -- Representations and Warranties of Parties -- Companies") who fails to do so; (g) the matters relating to or connected with or involved in Deposit
                                                                 -------
Guaranty National Bank, Jackson, Mississippi v. National Mortgage Company
- -------------------------------------------------------------------------
v. National Mortgage Company (Case No. 02A01-9302-CH-00036, pending in the
- ----------------------------
Court of Appeals of Tennessee, Western Section at Jackson); Deposit
                                                            -------
Guaranty National Bank, Jackson, Mississippi v. National Mortgage Company
- -------------------------------------------------------------------------
(Case No. 101598-2, Chancery Court, Shelby County, Tennessee); Deposit
                                                               -------
Guaranty National Bank, Jackson, Mississippi v. Barbara Crenshaw (Case
- ----------------------------------------------------------------
No. 101745-1, Chancery Court, Shelby County, Tennessee); and Federal
                                                             -------
Savings Bank of West Memphis, Arkansas v. Morris Whitman and National
- ---------------------------------------------------------------------
Mortgage Company (Case No. 101488-1, pending in the Chancery Court of
- ----------------
Shelby County, Tennessee for the Thirtieth Judicial District at Memphis) or any other Claims arising out of, related to, connected with or involving the activities or conduct, or debts, obligations or liabilities, of Morris Whitman, to the extent that such Claims, together with the amounts described in clause (i) of this paragraph below which relate to the foregoing, exceed, in the aggregate, $150,000 after July 7, 1994;
(h) the Guaranty Agreement (as defined below; see "THE MERGERS -- Representations and Warranties of Parties -- National Service"); and
(i) all costs, fees and expenses incidental to any of the foregoing, including without limitation reasonable attorneys', accountants', consultants' and experts' fees, court costs, deposition expenses, appeal bonds and other expenses incidental to litigation.

    During the period that the Escrow Shares are held in escrow, all cash dividends which may be paid on the Escrow Shares from time to time will be paid out to the common shareholders of the National Mortgage Parents who did not demand payment of the fair value of their shares of the National Mortgage Parents under the Tennessee Corporate Law on account of the National Mortgage Parent Mergers (the "Non-Dissenting Shareholders") in accordance with their respective pro rata ownership interests in the common stock of the National Mortgage Parents as set forth on Schedule A to the Escrow Agreement (the "Shareholder Percentage Interests"). The Non-Dissenting Shareholders will also be entitled, during the period in which the Escrow Shares are held by the Escrow Agent pursuant to the Escrow Agreement, to exercise all voting rights attendant to the Escrow Shares in accordance with the Shareholder Percentage Interests. The Non-Dissenting Shareholders will be represented by a Shareholders' Committee comprised of four shareholders of the National Mortgage Parents.

    Pursuant to the Escrow Agreement, Boatmen's will be entitled to receive distributions of Escrow Shares from time to time in such amount as equals the quotient of A divided by B, where A equals the dollar amount of a Claim paid or payable (directly or indirectly) by a Corporation or Boatmen's, and where B equals the closing price of a share of Boatmen's Common on Nasdaq on the Closing Date (the "Boatmen's Closing Date Price").

    The Escrow Agreement provides that, except for any shares in the Pending Claims Reserve (as defined below; see "THE ESCROW AGREEMENT -- Distribution of Escrow Shares Upon Termination; Pending Claims Reserve"), the Escrow Agreement will terminate and the remaining amount of the Escrow Shares will be distributed on the first anniversary of the Closing (the "Stated Termination Date"). On the Stated Termination Date and again following each date upon which the Pending Claims Reserve may be re-estimated as provided in the Escrow Agreement and described herein, the Escrow Agent will distribute to the Non-Dissenting Shareholders, in accordance with the Shareholder Percentage Interests, an aggregate number of Escrow Shares equal to the difference between A and B, where A equals the then remaining balance of the Escrow Shares, if any, and where B equals the quotient of (x) divided by (y), where (x) equals the dollar amount of the then Pending Claims Reserve, and where (y) equals the Boatmen's Closing Date Price.

        Preferred Stock

    Each share of preferred stock, par value $.0001, of each of the six National Mortgage Parents issued and outstanding immediately prior to the Closing (other than shares any holders of which have duly exercised and perfected their dissenters' rights) will be cancelled and converted into the right to receive .0001 of a share of Boatmen's Common, subject to the provisions of the Merger Agreement concerning the treatment of fractional shares (collectively, the "NA Class A Preferred Merger Consideration"), and each share of class B preferred stock, no par value, of Macon issued and outstanding immediately prior to the Closing (other than shares any holders of which have duly exercised and perfected their dissenters' rights) will be cancelled and converted into the right to receive .000165 of a share of Boatmen's Common, subject to the provisions of the Merger Agreement concerning the treatment of fractional shares (collectively, the "Macon Class B Preferred Merger Consideration;" together with the NA Class A Preferred Merger Consideration, the "NA Preferred Merger Consideration"). See "THE MERGERS -- National Mortgage Parents Merger Consideration -- NA Preferred Merger Consideration" and "-- Fractional Share Treatment."

    HOME LOAN COMPANIES MERGER CONSIDERATION

    The issued and outstanding common stock of the three Home Loan Companies (other than shares any holders of which have duly exercised and perfected their dissenters' rights) will be cancelled and converted into the right to receive an aggregate number of shares of Boatmen's Common as equals the sum of the Base HLC Consideration (as defined below) and the aggregate HLC Adjustments (as defined below) for the three Home Loan Companies (the "HLC Merger Consideration"). See "THE MERGERS -- National Affiliates Merger Consideration -- Definition of Merger Consideration Terms" and "-- Home Loan Companies Merger Consideration."

    The Base HLC Merger Consideration is allocated, as provided in the Merger Agreement, among the three Home Loan Companies in accordance with the percentage formulas set forth in the Merger Agreement and described herein. See "THE MERGERS -- Home Loan Companies Merger Consideration -- Allocation of HLC Merger Consideration." The portion of the HLC Merger Consideration allocated to each Home Loan Company under the Merger Agreement was determined by the parties based on a variety of factors, including principally, the relative size and financial condition of each Home Loan Company. The per share amount of HLC Merger Consideration to be received for each share of common stock of each Home Loan Company in the Mergers is determined by dividing the sum of the portion of the Base HLC Consideration allocated to such Home Loan Company and the HLC Adjustment for such Home Loan Company by the number of shares of common stock outstanding for such Home Loan Company. Boatmen's will deliver cash in lieu of fractional shares in the Mergers. See "THE MERGERS -- Fractional Share Treatment."

    As described herein, the amount of the HLC Merger Consideration will be determined, as of the Closing, based upon, among other things, certain figures which are not available as of the date of this Joint Proxy Statement/Prospectus. For example, the amount of the Base HLC Consideration will be determined based upon the Boatmen's Closing Price (which is not determinable until the end of the fifth trading day immediately preceding the date of Closing), and the aggregate HLC Adjustments will be determined based upon the aggregate amount (the "Cash Balance"), as of Closing, of each Home Loan Company's cash and accounts/ notes receivables from National Service (with any accounts/notes payable to National Service being a reduction of any such cash and accounts/notes receivable). See "THE MERGERS -- National Mortgage Parents Merger Consideration -- Definition of Merger Consideration Terms."

    As each shareholder of the Home Loan Companies owns 20% of each of the three Home Loan Companies (but owns a different number of shares of common stock in each) and since Boatmen's can, and has indicated that it would, terminate the Merger Agreement if each Merger is not approved by the shareholders of the respective Company involved in the Merger, separate per share exchange ratios for each of the three Home Loan Companies are not necessary or meaningful. Therefore, the "BOATMEN'S/HOME LOAN COMPANIES SELECTED COMPARATIVE PER SHARE/PERCENTAGE OF OWNERSHIP INTEREST DATA" set forth herein presents financial data on a "per percentage of ownership interest" basis for all three Home Loan Companies.

    CONDITIONS TO MERGERS; REGULATORY APPROVALS

    The Merger Agreement is subject to various conditions, including, among others, (i) approval of the Merger Agreement by the requisite 75% vote of the holders of common stock and preferred stock, each voting as separate classes, of each Company; (ii) the aggregate principal amount of the Mortgage Servicing Portfolio (as defined below; see "THE MERGERS -- Representations and Warranties of Parties -- National Mortgage and Home Loan Companies") for National Mortgage being not less than $10 billion at Closing; (iii) no common shareholder of any National Mortgage Parent having exercised his or her dissenters' rights and demanded payment of fair value of his or her shares of common stock with respect to less than all of the National Mortgage Parent Mergers (see "THE MERGERS -- Dissenters' Rights"); (iv) no shareholder of any National Mortgage Parent having exercised his or her dissenters' rights and demanded payment of fair value of his or her shares of preferred stock of such National Mortgage Parent (see "THE MERGERS -- Dissenters' Rights"); (v) Boatmen's having received a Release from each NMC Affiliate (see "THE RELEASES");
(vi) Boatmen's having received the Indemnification Agreement signed by each shareholder of each Company (see "THE INDEMNIFICATION AGREEMENT"); and (vii) the receipt by Boatmen's of an opinion from Boatmen's independent accountants confirming that the Mergers will each qualify for "pooling of interests" accounting (see "THE MERGERS -- Accounting Treatment"). See, also, "THE MERGERS -- Conditions to Consummation of Mergers."

    The Merger Agreement is also conditioned upon receipt of regulatory approvals from the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), necessary notice to and filings with the Department of Justice (the "DOJ") under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), and receipt of all Permits (as defined below; see "THE MERGERS -- Conditions to Consummation of Mergers -- Additional Conditions to Boatmen's Obligations") which are material to the consummation of the transactions contemplated by the Merger Agreement. See "THE MERGERS -- Regulatory Approvals."

    Boatmen's has filed an application for the required regulatory approval from the Federal Reserve Board and has submitted notice to and filings with the DOJ.

    National Mortgage is licensed in various states in order to engage in the business of mortgage banking. Certain of such states require that any proposed change in control of the licensed entity be approved by such licensing authority. National Mortgage is seeking such prior approvals where necessary.

    CONDUCT OF BUSINESS PENDING MERGERS; DIVIDENDS

    Pursuant to the Merger Agreement, each Company has agreed to, and the Companies have agreed to cause National Mortgage and each other Corporation to, carry on after the date of the Merger Agreement its respective business and the discharge or incurrence of its respective obligations and liabilities only in the usual, regular and ordinary course of business as conducted prior to the date of the Merger Agreement. See "THE MERGERS -- Certain Other Agreements of Companies -- Business in Ordinary Course."

    The Merger Agreement provides that no Corporation may declare or pay any dividend or make any other distribution to its respective shareholders, whether in cash, stock or other property (except to the extent contemplated by the Asset/Liability Transfer Agreement and the Split Dollar Agreements (as defined below; see "THE MERGERS -- Certain Other Agreements of Companies -- Disposition of Unrelated Assets and Liabilities") and except for actions necessary to maintain the aggregate amount of cash and net receivables from National Service of the Home Loan Companies at no more than $1,300,000).

    TERMINATION OR ABANDONMENT

    The Merger Agreement may be terminated at any time prior to the Effective Time (as defined below; see "THE MERGERS -- Closing; Effective Time"): (i) by the mutual written agreement of the parties (regardless of whether approval of the Merger Agreement and the transactions contemplated thereby by the shareholders of any Company shall have been previously obtained); (ii) by either party if the Closing Date does not occur on or prior to July 7, 1995; (iii) in the event that there is a material breach in any of the representations and warranties of any Company or National Service, on the one hand, or Boatmen's, on the other hand, or a failure to comply in any material respect with any agreements of any Company or National Service, on the one hand, or Boatmen's, on the other hand;
(iv) by Boatmen's if certain reports of environmental inspection on the real properties of the Corporations to be obtained pursuant to the Merger Agreement should disclose any contamination or presence of hazardous wastes, the estimated clean up or other remedial cost of which exceeds $3,000,000; (v) by either party, regardless of whether approval of the Merger Agreement and the transactions contemplated thereby have been previously obtained from the shareholders of any Company, in the event that any of the conditions to its obligations are not satisfied or waived on or prior to the Closing Date (and not cured within any applicable cure period); (vi) by Boatmen's if any regulatory application filed pursuant to the Merger Agreement or any Permit sought pursuant to the Merger Agreement which is material to the consummation of the transactions contemplated by the Merger Agreement is finally denied, disapproved or not issued or granted by the respective regulatory authority or agency; (vii) by either party if the Merger Agreement and the transactions contemplated thereby are not approved by a vote of at least 75% of the outstanding common shares and 75% of the outstanding shares of any class of preferred stock of each National Mortgage Parent and a vote of at least 75% of the outstanding common shares of each Home Loan Company at the Special Meetings; (viii) by Boatmen's in the event that any Corporation becomes a party or subject to any material regulatory enforcement action or administrative, civil or criminal proceeding with any Agency (as defined below; see "THE MERGERS -- Certain Other Agreements of Companies --
Permits of State and Other Agencies") or other governmental or regulatory authority after the date of the Merger Agreement; and (ix) by the Companies if both of the following conditions are satisfied (the
"Boatmen's Stock Price Condition"): (a) the average of the daily closing prices of a share of Boatmen's Common, as reported on Nasdaq during the period of twenty trading days ending at the end of the fifth trading day immediately preceding the Closing Date (the "Boatmen's Average Price"), is less than $27.20; and (b) the number obtained by dividing the Boatmen's Average Price by $31.31 (the closing price of Boatmen's Common, as reported on Nasdaq on May 5, 1994), is less than the number obtained by dividing the Final Index Price (as defined below) by the Initial Index Price (as defined below) and subtracting 0.15 from such quotient.

    The term (w) "Index Group" means all of those companies listed on
Exhibit 11.08 to the Merger Agreement, the common stock of which is publicly traded and as to which there is no pending publicly announced proposal at any time during the period of twenty trading days ending at the end of the fifth trading day immediately preceding the Closing Date for such company to be acquired or to acquire another company in exchange for its stock where, in such later case, such company to be acquired would be a significant subsidiary of such acquiring company (as such term is defined under SEC regulations) (in the event that any such company or companies are so removed from the Index Group, the weights attributed to the remaining companies shall be adjusted accordingly); (x) "Initial Index Price" means the weighted average (weighted in accordance with the factors listed on Exhibit 11.08 to the Merger Agreement) of the per share closing prices of the common stock of the companies comprising the Index Group, as reported on the consolidated transactions reporting system for the market or exchange on which such common stock is principally traded, on May 5, 1994; (y) "Final Price" of any company belonging to the Index Group means the average of the daily closing sale prices of a share of common stock of such company, as reported in the consolidated transaction reporting system for the market or exchange on which such common stock is principally traded, during the period of twenty trading days ending on the end of the fifth trading day immediately preceding the Closing Date; and (z) "Final Index Price" means the weighted average (weighted in accordance with the factors listed on Exhibit 11.08 to the Merger Agreement) of the Final Prices for all of the companies comprising the Index Group. Pursuant to the Merger Agreement, if Boatmen's or any company included in the Index Group declares a stock dividend or effects a reclassification, recapitalization, split-up, combination, exchange of shares, extraordinary distribution or similar transaction between the date of the Merger Agreement and the end of the fifth trading day immediately preceding the Closing Date, the closing prices for the common stock of such company will be appropriately adjusted for the purposes of the definitions and calculations described above so as to be comparable to the prices on the date of the Merger Agreement.

    Assuming that the Effective Date of the Mergers was -----------, 1994, the Boatmen's Stock Price Condition would not have been met such that the Companies would not have had a right to terminate the Agreement pursuant to that termination right. Under clause (a), the Boatmen's Average Price would have been $-------, above the $27.20 requirement. Under clause (b), the Boatmen's Average Price divided by $------- would have been --------, which would have exceeded the Final Index Price divided by the Initial Index Price and subtracting .15: ($-----/$-----) - .15 = .----.

    For both provisions to be met under which the Companies may terminate the Merger Agreement, the Boatmen's Average Price would have to decline by
- ---% from the -----------, 1994 level and the Final Index could not have decreased by more than ---%.

    TERMINATION FEES

        Shareholder Approval Denial

    If the Merger Agreement and the transactions contemplated thereby are not approved by the requisite vote of the shareholders of each of the Companies, the Companies will be obligated, jointly and severally, to pay to Boatmen's the sum of $2,500,000.

        Occurrence of Triggering Event

    Upon the occurrence of a Triggering Event (as defined below) after the termination of the Merger Agreement by Boatmen's for certain reasons specified in the Merger Agreement and described below, the Companies will be obligated, jointly and severally, to pay to Boatmen's the additional sum of $2,500,000.

    The term "Triggering Event" means the consummation of any transaction announced within twelve months after the date of the Merger Agreement and consummated within 24 months after the date of the Merger Agreement, whereby a person not a party thereto acquires, merges or consolidates with any one or more of the Companies (constituting in value 20% or more of the Companies and their subsidiaries taken as a whole), purchases all or substantially all of the National Mortgage Parents' or National Mortgage's assets or, directly or indirectly, acquires record or beneficial ownership of 25% or more of the outstanding shares of voting stock of the National Mortgage Parents or of National Mortgage, and wherein the total transaction value at the time of the initial public announcement of such transaction exceeds $160,000,000 (or a proportionately lesser amount in the case of any transaction wherein less than 100% control of National Mortgage is acquired) (any of the foregoing transactions is referred to herein as a "Superior Transaction").

        Superior Transactions

    The Merger Agreement provides that if, prior to the approval of the Merger Agreement by the shareholders of the Companies at the Special Meetings and without causing a breach of the Merger Agreement, any one or more of the Companies or National Mortgage enters into an agreement with any person not a party thereto which, if consummated in accordance with its terms, would constitute a Superior Transaction, the Companies may terminate the Merger Agreement effective immediately upon written notice to Boatmen's; provided, however, that within ten business days of any termination pursuant to the foregoing provision, the Companies will, jointly and severally, pay to Boatmen's the sum of $5,000,000. The provision described above is an alternative to, and not in addition to, the other possible termination fees described above under "Shareholder Approval Denial" and "Occurrence of Triggering Event." See "THE
MERGERS -- Termination Fees."


RELEASES

    The Companies must obtain and deliver to Boatmen's, at the Closing, a Release (in the form attached as Exhibit 8.05(a) to the Merger Agreement; see page A-Ex-8.05(a)-1 of this Joint Proxy Statement/ Prospectus), signed by each NMC Affiliate (which term is defined in the Merger Agreement to include, among others, each shareholder of each Company), and Boatmen's obligation to consummate the Mergers is specifically conditioned upon its receipt of the Releases. See "THE RELEASES" and "THE MERGERS -- Conditions to Consummation of Mergers -- Additional Conditions to Boatmen's Obligations."

    Pursuant to the Releases, each NMC Affiliate will, effective as of the Closing Date, release Boatmen's, each of the Companies, National Mortgage and the other Corporations, and their respective directors, officers, employees, agents, successors and assigns (the "Released Parties") from all claims, demands, liabilities, obligations, damages and causes of action which such NMC Affiliate may have or assert against the Released Parties, for any reason whatsoever, except, in each case, to the extent set forth in (A) the Merger Agreement or the Escrow Agreement, (B) any written employment agreements to which Boatmen's is a party, (C) that certain letter, dated June 29, 1994, from Boatmen's to Sam S. Margolin regarding his position with National Mortgage following the Closing, or
(D) the Related Agreements (as defined below; see "THE MERGERS -- Conditions to Consummation of Mergers -- Additional Conditions to Boatmen's Obligations").

    The Releases, by their terms, will not release or discharge any natural person who is a shareholder of the Companies prior to the Closing Date from any claims, demands, liabilities, obligations, damages or causes of action under any agreement entered into, or to be entered into, by such person with other shareholders of the Companies in connection with the transactions contemplated by the Merger Agreement. By signing a Release, each NMC Affiliate will also be representing that the list of shareholders of the Companies attached as Schedule A to such Release is true, correct and complete as of the Closing Date with respect to his or her stock holdings and that such NMC Affiliate has no other stock or any options, warrants or other rights to acquire any stock or other ownership interest in any Company, National Mortgage or any other Corporation.


INDEMNIFICATION

    GENERAL

    The Companies must obtain and deliver to Boatmen's, at the Closing, an Indemnification Agreement (in the form attached as Exhibit 8.05(b) to the Merger Agreement; see page A-Ex-8.05(b)-1 of this Joint Proxy Statement/Prospectus) signed by each shareholder of each Company, and Boatmen's obligation to consummate the Mergers is specifically conditioned upon its receipt of the Indemnification Agreement. See "THE INDEMNIFICATION AGREEMENT" and "THE MERGERS -- Conditions to Consummation of Mergers -- Additional Conditions to Boatmen's Obligations."

    Pursuant to the Indemnification Agreement, each shareholder of each Company (individually, an "Indemnitor," collectively, the "Indemnitors") will, jointly and severally, indemnify and hold harmless Boatmen's, the Companies, National Mortgage and the other Corporations and each of their respective past, present and future directors, shareholders, officers, employees and agents, and their heirs, personal representatives, successors and assigns (collectively, the "Indemnitees") from any and all liabilities, obligations, agreements, contracts, arrangements or plans, and all costs and expenses related thereto, arising out of, based upon, relating to, in connection with or otherwise involving the Indemnified Matters (as defined below under Indemnified Matters).

    The Indemnitors will be represented by an Indemnitors' Committee (as defined below; see "THE INDEMNIFICATION AGREEMENT -- Notice of and Response to Claims; Indemnitors' Committee") comprised of four shareholders of the Companies.

    INDEMNIFIED MATTERS

    The term "Indemnified Matters" means (i) any retirement or post-retirement pension, deferred compensation, medical or other benefits, obligations or liabilities of National Mortgage, the National Mortgage Parents or any other Corporation to, or in connection with, any of their current or former shareholders, directors, officers, employees or agents (or any relatives, assignees or heirs of such persons), other than those set forth on Schedule A to the Indemnification Agreement (the "Retirement Benefits"), (ii) the inaccuracy, falsity or breach of any of the representations and warranties made in (a) the third sentence of Section 5.01(b), 5.02(b), 5.03(b), 5.04(b), 5.05(b), 5.06(b), 5.07(b), 5.08(b),
5.09(b) and the second sentence of Section 6.01(b) of the Merger Agreement (which are, among other things, representations as to the accuracy of the shareholder lists for each of the Companies included in the Merger Agreement and the representation in the Merger Agreement as to the ownership of the capital stock of National Mortgage), (b) in Section 5.01(c), 5.02(c), 5.03(c), 5.04(c), 5.05(c), 5.06(c), 5.07(c), 5.08(c),
5.09(c) or 6.01(c) of the Merger Agreement (which are, among other things, representations as to the total number of issued and outstanding shares of each Company and National Mortgage), (c) the second or third sentence of
Section 5.01(d), 5.02(d), 5.03(d), 5.04(d), 5.05(d), 5.06(d), 5.07(d),
5.08(d), 5.09(d) or 6.02 of the Merger

Agreement (which are, among other things, representations as to the total number of issued and outstanding shares of the direct and indirect subsidiaries of each Company and National Mortgage and the ownership thereof by the Companies and National Mortgage, as the case may be), or (d) in Article Twelve of the Merger Agreement (which includes representations as to National Service); and (iii) any payment made under, pursuant to, on account of or in connection with the Guaranty Agreement and any expenses incurred in connection therewith.

    LIMITATION ON INDEMNIFICATION OBLIGATION

    The Indemnification Agreement provides that the aggregate obligation of the Indemnitors thereunder is limited to 5% of the market value of the total shares of Boatmen's Common issued in the Mergers (valuing such Boatmen's Common based upon the closing price of a share of Boatmen's Common as reported on Nasdaq on the Closing Date).

    The Indemnification Agreement also provides that the Indemnitors will have no obligation for claims made after the fifth anniversary of the Closing Date and that Boatmen's may not make any claims for indemnity thereunder for any matter described in clause (ii) of the foregoing definition of Indemnified Matters unless and until it has first made a claim under the Escrow Agreement if and to the extent that it is then possible for Boatmen's to validly make such a claim at such time pursuant to the terms and provisions of the Escrow Agreement (provided that if the Escrow Agreement has terminated by its terms or if the remaining Escrow Shares are insufficient to satisfy such claim, the prerequisite to indemnification described in this sentence will be deemed satisfied). See "THE ESCROW AGREEMENT."

STOCKHOLDERS AGREEMENT

    Shareholders of the Companies will be asked prior to the Closing Date by the Boards of Directors of the National Mortgage Parents to execute a Stockholders Agreement (the "Stockholders Agreement") regarding, among other things, certain matters related to the Escrow Agreement and Indemnification Agreement, and their ownership of the shares of Boatmen's Common issuable pursuant to the Mergers. The form of the Stockholders Agreement is incorporated by reference herein and attached as Appendix I hereto. Boatmen's will not be a party to the Stockholders Agreement and the obligations of the Companies to consummate the Mergers are not conditioned upon the execution of the Stockholders Agreement. The failure or refusal of one or more of the Shareholders of the Companies to sign the Stockholders Agreement will not relieve the Companies of any of their obligations under the Merger Agreement.

    In general, the Stockholders Agreement includes provisions for contribution among shareholders in the event of any losses arising from the Indemnification Agreement, and certain adjustments in the distribution of Escrow Shares in the event any claim under the Escrow Agreement arises from or relates to the Home Loan Companies. The Stockholders Agreement provides that, if any loss arising under the Indemnification Agreement or Claim under the Escrow Agreement relates to any dispute with respect to the ownership or alleged ownership of capital stock of the Companies, based upon the shareholders involved in the dispute, certain defined categories of family groups would be solely responsible for any resulting financial losses and such family groups would indemnify and hold harmless the other shareholders in connection with any such losses. See "THE ESCROW AGREEMENT" and "THE INDEMNIFICATION AGREEMENT."

    In general, the Stockholders Agreement also provides that each shareholder will represent that he or she does not have any plan, intention or arrangement to sell, transfer or otherwise dispose of a number of shares of Boatmen's Common that would reduce his or her ownership of shares of Boatmen's Common to a number of shares having a value of less than 55% of the value of the shares of Boatmen's Common received by such shareholder in the Mergers. In addition to the representations as to intent, each shareholder under the Stockholders Agreement will agree not to sell, transfer or otherwise dispose of shares of Boatmen's Common prior to the Effective Time of the Mergers or during the two-year period following the Effective Time if such sale, transfer or other disposition would reduce such shareholder's holdings below the 55% level described in the immediately preceding sentence. See "THE
MERGERS -- Resale of Boatmen's Common."

VALUE OF MERGERS

    Based on the assumption that the Closing of the Merges would have occurred on ------------, 1994, and the closing sales price of Boatmen's Common as reported on Nasdaq on ------------, 1994, the approximate value of the Total Consideration to be issued in all the Mergers, including the value of the Escrow Shares, was $------ million, with the total value of the shares of Boatmen's Common to be issued to the shareholders of the National Mortgage Parents (which is referred to herein as the "NA Merger Consideration"), including the value of the Escrow Shares, being $------ million, and the total value of the shares of Boatmen's Common to be issued to the shareholders of the Home Loan Companies (which is referred to herein as the "HLC Merger Consideration") being $-------, of such total value.

    As discussed elsewhere herein (see "THE MERGERS -- National Mortgage Parents Merger Consideration" and "-- Home Loan Companies Merger Consideration"), the amount of the NA Common Merger Consideration and the amount of the HLC Merger Consideration will be determined, as of the Closing Date, based upon, among other things, certain figures which are not available as of the date of this Joint Proxy Statement/Prospectus. It is, therefore, unlikely that the amount of the actual NA Common Merger Consideration and the HLC Merger Consideration will be the same as the calculation set forth in the preceding paragraph which is set forth herein solely for illustrative purposes. It is possible that the amount of the actual NA Common Merger Consideration and the HLC Merger Consideration could vary significantly from the foregoing example.


MANAGEMENT AND OPERATIONS AFTER MERGERS

    Following the Effective Time, Boatmen's Mortgage Company, a subsidiary of Boatmen's engaged in the mortgage banking business, will be merged into National Mortgage and the headquarters of the combined companies will be located in Memphis, Tennessee. At June 30, 1994, Boatmen's Mortgage Company had a mortgage servicing portfolio of approximately $2.0 billion.

    Following the Effective Time, the ownership and business of National Mortgage will continue to constitute substantially all of the business and assets of the National Mortgage Parents, and the Home Loan Companies will continue to engage principally in making residential second mortgage loans and nonconforming first mortgage loans.

    It is presently anticipated that, after the Effective Time, certain representatives of Boatmen's will be executive officers of National Mortgage, the National Mortgage Parents and the Home Loan Companies. The Boards of Directors of the National Mortgage Parents will be comprised of representatives of Boatmen's and the Boards of Directors of National Mortgage and the Home Loan Companies will be comprised of some of the current directors of National Mortgage and the Home Loan Companies, respectively, and certain representatives of Boatmen's. Joel R. Katz will continue to serve as President and Chief Executive Officer of National Mortgage and the National Mortgage Parents.

    It is not anticipated that the management of Boatmen's will be affected as a result of the Mergers.


DISSENTERS' RIGHTS

    The shareholders of the Companies will have the right to dissent from the Mergers in accordance with applicable laws. The rights of dissenting shareholders of the National Mortgage
Parents and National Home are governed by the Tennessee Corporate
Law and the rights of dissenting shareholders of Arkansas Home and National Home Mississippi are governed by the Arkansas
Business Corporation Act (the "Arkansas
Corporate Law") and the Mississippi Business Corporation Act (the
"Mississippi Corporate Law"), respectively. The Tennessee Corporate Law, the Arkansas Corporate Law and the Mississippi Corporate Law each provide that a shareholder will be entitled to receive the fair value of his or her shares of common or preferred stock of a Company held immediately before the Merger involving such Company is consummated if such shareholder: (i) delivers to the Company, before the vote is taken at the Special Meetings, written notice of his or her intent to demand payment for his shares of the Company if the Merger is consummated; (ii) does not vote his or her shares in favor of the Merger; (iii) makes written demand for payment of the fair value of his or her shares within a date to be determined by the Company, which date must be between 30 and 60 days after the Company delivers a written dissenters' notice to such shareholder; and (iv) deposits his or her certificates in accordance with the terms of the written dissenters' notice. See
"THE MERGERS -- Dissenters' Rights."

    If (i) the holders of more than approximately 10% of the shares of any Company should exercise their dissenters' rights, thereby preventing the Merger from qualifying as a "pooling of interests" for accounting and financial reporting purposes (see "THE
MERGERS -- Accounting Treatment"), or (ii) any shareholder of any National Mortgage Parent exercises his or her dissenters' rights and demands payment of fair value of his or her shares of common stock with respect to less than all of the National Mortgage
Parent Mergers, or (iii) any shareholder of any National Mortgage Parent exercises his or her dissenters' rights and demands payment of fair value of his or her shares of preferred stock of such National Mortgage Parent, then, Boatmen's would not be obligated to consummate the Mergers under the Merger Agreement.
See "THE MERGERS -- Conditions to Consummation of Mergers -- Additional Conditions to Boatmen's Obligations" and "--
Termination or Abandonment."


ACCOUNTING TREATMENT

    The Mergers are each expected to qualify as a "pooling of interests" for accounting and financial reporting purposes. The receipt of an opinion from Ernst & Young LLP, Boatmen's independent accountants, confirming that the Mergers will each qualify for "pooling of interests" accounting, is a condition to Boatmen's obligation to consummate the Mergers, unless Ernst & Young LLP is unable to render such an opinion solely because of the occurrence of another Business Combination (as defined below; see "THE MERGERS -- Adjustments of Boatmen's Common") involving Boatmen's. See "THE MERGERS -- Conditions to Consummation of Mergers -- Additional Conditions to Boatmen's Obligations." If such condition is not met, the Mergers would not be consummated unless the condition were waived by Boatmen's (which Boatmen's has indicated it would not intend to do) and the approval of shareholders of the Companies entitled to vote on the Mergers were resolicited if such change in accounting treatment were deemed material to the financial condition and results of operations of Boatmen's on a pro forma basis. See "THE MERGER -- Accounting Treatment."


EFFECTIVE TIME OF MERGERS

    The Merger Agreement provides that the Mergers will become effective upon the filing of Articles of Merger with the Secretaries of State of Tennessee, Arkansas and Mississippi. Assuming that the Mergers are approved by the requisite votes of the shareholders of the Companies and the other conditions to the Mergers are satisfied or waived (where permissible), it is presently anticipated that the Mergers will be consummated simultaneously during the fourth quarter of 1994, but no assurance can be given that such timetable will be met or that the conditions to the Mergers will be satisfied or waived (where permissible).

INTERESTS OF CERTAIN PERSONS IN MERGERS

    Certain members of the management and Boards of Directors of the Companies have interests in the Mergers that are in addition to the interests of shareholders of the Companies generally.
These include, among others, Employment Agreements with Joel R. Katz, President and Chief Executive Officer of the National
Mortgage Parents and National Mortgage and Mark Wender, Chief Operating Officer of the National Mortgage Parents and National Mortgage Company, an employment arrangement with Sam S. Margolin, Chairman of National Mortgage, the New Leases (as defined below;
see "THE MERGERS -- Certain Other Agreements of Boatmen's") to be entered into between National Mortgage and certain shareholders of the Companies, provisions in the Merger Agreement relating to indemnification and employee benefits and the release of certain Split Dollar Agreements (as defined below; see "THE MERGERS--Certain Other Agreements of the Parties--Disposition of Unrelated Assets and Liabilities") between National Mortgage and eleven of its offices. See "THE MERGERS -- Interests of Certain Persons in Mergers."


FEDERAL INCOME TAX CONSEQUENCES

    None of the Companies, nor Boatmen's, has requested a ruling from the Internal Revenue Service (the "Service") in connection with the Mergers. The Companies have been advised by their special tax counsel, Andrews & Kurth, L.L.P., that if the Mergers are consummated in accordance with the terms of the Merger Agreement and assuming no adverse change in applicable law, it will render as of the Closing Date its opinion to the effect that:
(i) each Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986 (the "Code"); (ii) no gain or loss will be recognized by the holders of common and preferred stock of the Companies (the "Shareholders") as a result of the exchange of shares of common or preferred stock of the Companies for shares of Boatmen's
Common (except for cash received in lieu of fractional shares);
(iii) the basis of shares of Boatmen's Common received by such Shareholders will be the same as the basis of the shares of stock of the Company exchanged therefor; and (iv) the holding period of the shares of Boatmen's Common received by such Shareholders will include the holding period of the shares of stock exchanged therefor, provided such shares were held as capital assets as of the Effective Time.

    The opinion will be subject to certain assumptions and based on certain representations of each of the Companies, Boatmen's and the Shareholders. Further, the opinions will be based on current law, which could be amended, revoked, or modified with or without retroactive effect, in a manner which would change such opinions.
The opinions will neither be binding upon the Service, nor will the Service be precluded from taking a contrary position.
Because no authority has been found that directly addresses the federal income tax consequences of a transaction substantially similar to the Mergers, the opinions will not be entirely free from doubt. If litigated by the Service, there can be no assurance that a court would necessarily agree with Andrews & Kurth L.L.P.'s opinions. Nonetheless, Andrews & Kurth L.L.P. is of the opinion that a court would agree with its conclusions if the questions were properly litigated.

     Providing that the Mergers qualify as reorganizations under
Section 368(a) of the Code, each Merger will have the following principal federal income tax consequences for the Shareholders:

        A. No gain or loss will be recognized by a Shareholder who exchanges all of his shares of common or preferred stock of the Companies solely for shares of Boatmen's Common in the Mergers;

        B. The aggregate basis of the shares of Boatmen's Common to be received by a Shareholder in the Mergers (including any fractional share not actually received) will be the same as the aggregate basis of the shares of the Company stock surrendered in exchange therefor;

        C. The holding period of the shares of Boatmen's Common to be received by a Shareholder in the Mergers will include the holding period of the shares of the Company's Stock surrendered in exchange therefor, provided that such shares of stock of the Company are held as capital assets at the Effective
              Time; and

        D. A Shareholder receiving cash in lieu of fractional shares will recognize gain or loss upon such payment equal to the difference, if any, between such Shareholder's basis in the fractional share, as described above, and the amount of cash received. Such gain or loss will be capital gain or loss if the stock of a Company exchanged therefor is held as a capital asset at the Effective Time. Such gain or loss will be long-term capital gain or loss if the holding period for the fractional share exceeds one year.


COMPARISON OF SHAREHOLDER RIGHTS

    The rights of the shareholders of the Companies and Boatmen's differ in certain respects. The rights of the shareholders of the Companies who receive shares of Boatmen's Common in the Mergers will be governed by The General and Business Corporation
Law of Missouri (the "Missouri Corporate Law"), as Boatmen's is incorporated in Missouri, and by Boatmen's Restated Articles of Incorporation, Bylaws and other corporate documents. The
Missouri Corporate Law and documents of Boatmen's differ from those which apply to the National Mortgage Parents and National
Home, which are governed by the Tennessee Corporate Law and their respective corporate documents, and Arkansas Home, which is governed by the Arkansas Corporate Law and its corporate documents, and National Home Mississippi, which is governed by the Mississippi Corporate Law and its corporate documents, in several respects, including relative rights in connection with certain redeemable preferred stock of Boatmen's presently issued and outstanding; the shareholder votes required for certain business combinations; removal of directors and amendments to the Articles of Incorporation; certain rights pursuant to Boatmen's shareholder rights plan; the circumstances under which a shareholder may dissent from corporate action and receive fair value for his or her shares; rights of Boatmen's and its shareholders pursuant to certain corporate takeover statutes; and restrictions on the transfer of shares of the Companies. In addition, the Bylaws of National Mortgage and the National
Mortgage Parents presently contain provisions which are reflective of the National Mortgage Parents' closely-held, family ownership group. These include, among others, provisions in National Mortgage's Bylaws with respect to the removal of officers, the employment of the founders' grandchildren and certain spouses, director compensation and eligibility requirements, and certain mortgage loan discounts for shareholders of the National Mortgage Parents. The Bylaws for the National Mortgage Parents (which are substantially identical) contain, among other things, restrictions on the removal of officers and the fixing of compensation for officers. These provisions, among others, will be eliminated at Closing as the Bylaws of the Companies and National Mortgage will be amended and restated in their entirety at Closing. The form of the amended and restated Bylaws is attached as Exhibit 1.02 to the Merger
Agreement (see page A-Ex-1.02-1 of this Joint Proxy Statement/
Prospectus).  See "THE MERGERS -- Certain Other Agreements of
Companies -- Bylaw Amendments" and "COMPARISON OF SHAREHOLDER
RIGHTS."

                      COMPARATIVE STOCK PRICES

    Shares of Boatmen's Common are listed on Nasdaq under the symbol BOAT. The following table sets forth the high and low last sale prices of Boatmen's Common for the periods indicated, as reported on Nasdaq. The Boatmen's per share prices have been restated to reflect Boatmen's 2-for-1 stock split affected in the form of a 100% stock dividend effective on October 1, 1993 (the "Stock Split").

    There is no established public trading market for shares of the National Mortgage Parents or the Home Loan Companies. The shares of the National Mortgage Parents, which are owned by 47 shareholders, are the subject of a Shareholder Agreement, described herein, which sets forth certain restrictions on the transfer of such shares. The shares of the Home Loan Companies, which are owned by five shareholders, are also subject to certain restrictions on transfers described herein. See "COMPARISON OF SHAREHOLDER RIGHTS." Other than transfers of stock among family members, there have been no sales of any common stock or preferred stock of the Companies since their respective dates of formation.

                                                                                               Boatmen's
                                                                                              Common Stock
                                                                                              ------------
                                                                                         High              Low
                                                                                         ----              ---

                           1992     First Quarter. . . . . . . . . . . . . . . . . .    $24.19            $21.19
                                    Second Quarter . . . . . . . . . . . . . . . .       25.63             21.44
                                    Third Quarter. . . . . . . . . . . . . . . . .       26.63             25.00
                                    Fourth Quarter . . . . . . . . . . . . . . . . .     28.25             24.75

                           1993     First Quarter. . . . . . . . . . . . . . . . . .    $30.50            $26.88
                                    Second Quarter . . . . . . . . . . . . . . . . .     32.50             27.25
                                    Third Quarter. . . . . . . . . . . . . . . . . .     32.38             29.19
                                    Fourth Quarter . . . . . . . . . . . . . . . . .     33.50             27.50

                           1994     First Quarter. . . . . . . . . . . . . . . . . .    $30.50            $26.75
                                    Second Quarter . . . . . . . . . . . . . . . . .     35.00             28.88
                                    Third Quarter
                                    (through ---------). . . . . . . . . . . . . . .      -----            -----

    On May 5, 1994, the last trading day before the public announcement that the Companies and Boatmen's had entered into a letter of intent contemplating the proposed Mergers, the closing sale price of Boatmen's Common as reported on Nasdaq was $31.31 per share. On such date, the "per percentage of ownership" interest for the National Mortgage Parents, which is calculated by multiplying the specified closing sale price of Boatmen's Common by the number of shares of Boatmen's Common into which a 1% ownership interest in the National Mortgage Parents common stock would be converted in the Mergers (without any adjustment for the Escrow Shares and under the assumption that the Mergers were consummated on July 31, 1994) was $1,468,300, and the "per percentage of ownership" interest for the Home Loan Companies, which is calculated by multiplying the specified closing sale price of Boatmen's Common by the number of shares of Boatmen's Common into which a 20% ownership interest in the Home Loan Companies common stock would be converted in the Mergers (under the assumption that the Mergers were consummated on July 31, 1994) was $1,335,100.

    On ----------, 1994, the closing sale prices of Boatmen's Common as reported on Nasdaq was $------ per share, the "per percentage of ownership interest" in the National Mortgage Parents common stock (without any adjustment for the Escrow Shares and under the assumption that the Mergers were consummated on -----------, 1994) was $------ per 1% ownership interest in the National Mortgage

Parents, and the "per percentage of ownership" interest for the Home Loan Companies common stock (under the assumption that the Mergers were consummated on -----------, 1994) was $------ per 20% ownership interest in the Home Loan Companies. On such date there were approximately
- ---------- holders of record of Boatmen's Common, 47 holders of record of common stock of the National Mortgage Parents and 5 holders of record of the Home Loan Companies. Shareholders of the Companies are urged to obtain current market quotations for the Boatmen's Common.

              BOATMEN'S/NATIONAL MORTGAGE PARENTS
           SELECTED COMPARATIVE PER SHARE/PERCENTAGE
                  OF OWNERSHIP INTEREST DATA
                       (unaudited)
     The following summary presents comparative historical, pro forma and pro forma equivalent unaudited data for both Boatmen's and the National Mortgage Parents. Historical amounts for the National Mortgage Parents reflect combined amounts for the National Mortgage Parents and National Mortgage, which is wholly-owned by the National Mortgage Parents. The Boatmen's pro forma amounts represent the pro forma results of the combined Companies and National Mortgage and also give effect to the pending acquisition of Worthen. See "THE PARTIES -- Boatmen's -- Pending Acquisitions" and "PRO FORMA FINANCIAL DATA." The Boatmen's pro forma amounts also assume the Mergers had been effective during the periods presented and have been accounted for under the pooling of interests method. For a description of pooling of interests accounting with respect to the Mergers, see "THE MERGERS -- Accounting Treatment." The National Mortgage Parents equivalent pro forma amounts reflect a 1% ownership interest in the National Mortgage Parents and are calculated based upon the assumption that the Mergers would have occurred on July 31, 1994. As discussed elsewhere herein, it is possible that the amount of the actual Merger consideration to be received by the shareholders of the National Mortgage Parents could vary significantly from the amounts set forth below. The data presented should be read in conjunction with the historical financial statements and the related notes thereto included herein or incorporated by reference herein, and the pro forma financial statements included elsewhere in this Joint Proxy Statement/Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "FINANCIAL STATEMENTS OF COMPANIES."

                                                                                       Year Ended December 31,
                                                Six Months Ended              ----------------------------------------------
                                                June 30, 1994<F1>             1993<F1>           1992<F1>           1991<F1>
                                                ----------------              ----               ----               ----

NET INCOME PER COMMON SHARE:
Historical
   Boatmen's . . . . . . . . . . . . . . . . .       $1.66                    $3.07              $2.29              $1.77
   National Mortgage Parents<F2>
     Earnings amount . . . . . . . . . . . . .     $97,106                 $350,772         $6,496,210         $6,851,803
     Earnings per 1% interest in
          National Mortgage Parents. . . . . .        $971                   $3,508            $64,962            $68,518
Pro forma combined per Boatmen's
     share . . . . . . . . . . . . . . . . . .       $1.56                    $2.80              $2.22              $1.77
Equivalent pro forma per 1%
   interest in National Mortgage Parents<F2>
   Total Boatmen's shares issued
     to National Mortgage Parents x 1% . . . .      47,141                   47,141             47,141             47,141
   Pro forma per 1% interest . . . . . . . . .     $73,540                 $131,995           $104,653            $83,440

DIVIDENDS PER COMMON SHARE:
Historical
   Boatmen's . . . . . . . . . . . . . . . . .       $0.62                    $1.15              $1.09              $1.07
   National Mortgage Parents - amount per
     1% interest . . . . . . . . . . . . . . .       $  --                   $8,998             $6,225             $5,832
Pro forma combined per Boatmen's share<F3> . .       $0.62                    $1.15              $1.09              $1.07
Equivalent pro forma per 1%
   interest in National Mortgage Parents<F2>:
   Total Boatmen's shares issued to
     National Mortgage Parents x 1%. . . . . .     $47,141                  $47,141            $47,141            $47,141
   Pro Forma per 1% interest . . . . . . . . .     $29,227                  $54,212            $51,384            $50,441

BOOK VALUE PER COMMON SHARE (PERIOD END):
Historical
   Boatmen's . . . . . . . . . . . . . . . . .      $20.75                   $20.49             $18.20             $16.94
   National Mortgage Parents - amount per
     1% interest . . . . . . . . . . . . . . .    $118,352                 $117,381           $112,451            $50,853
Pro forma combined per Boatmen's share
Equivalent pro forma per 1%
   interest in National Mortgage Parents<F2>:       $19.53                   $19.23             $17.07             $15.70
   Total Boatmen's shares issued to
     National Mortgage Parents x 1%. . . . . .      47,141                   47,141             47,141             47,141
   Pro forma per 1% interest . . . . . . . . .    $920,664                 $906,521           $804,697           $740,160

- ------------------------------
<F1>    Financial data for the National Mortgage Parents represent six months ended July 31, 1994, and the fiscal years ended
        January 31, 1994, 1993 and 1992, respectively.
<F2>    Equivalent pro forma amounts are expressed in terms of National Mortgage Parents' shareholders 1% combined interest in each of the National Mortgage Parents, because while each of the six National Mortgage Parents has a different total number of shares of common stock outstanding, the ownership interests of their respective shareholders are the same.  As such, per share amounts are not meaningful.
<F3>    Boatmen's pro forma dividends per share represent historical dividends per share paid by Boatmen's.

                    BOATMEN'S/HOME LOAN COMPANIES
                   SELECTED COMPARATIVE PER SHARE/
                PERCENTAGE OF OWNERSHIP INTEREST DATA
                            (unaudited)

    The following summary presents comparative historical, pro forma and pro forma equivalent unaudited data for both Boatmen's and the Home Loan Companies. Historical amounts for the Home Loan Companies reflect combined amounts for the Home Loan Companies.
The Boatmen's pro forma amounts represent the pro forma results of the combined Companies and National Mortgage and also give effect to the pending acquisition of Worthen. See "THE PARTIES -- Boatmen's -- Pending Acquisitions" and "PRO FORMA FINANCIAL DATA." The Boatmen's pro forma amounts also assume the Mergers had been effective during the periods presented and have been accounted for under the pooling of interests method. For a description of pooling of interests accounting with respect to the Mergers, see "THE MERGERS -- Accounting Treatment." The Home Loan Companies equivalent pro forma amounts reflect a 20% ownership interest in the Home Loan Companies and are calculated based upon the assumption that the Mergers would have occurred on July 31, 1994. As discussed elsewhere herein, it is possible that the amount of the actual Merger consideration to be received by the shareholders of the Home Loan Companies could vary significantly from the amount set forth below. The data presented should be read in conjunction with the historical financial statements and the related notes thereto included herein or incorporated by reference herein, and the pro forma financial statements included elsewhere in this Joint Proxy Statement/Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "FINANCIAL STATEMENTS OF COMPANIES."

                                                                                       Year Ended December 31,
                                                Six Months Ended              -----------------------------------------
                                                 June 30, 1994                1993               1992              1991
                                                ----------------              ----               ----              ----


NET INCOME PER COMMON SHARE:
Historical
   Boatmen's . . . . . . . . . . . . . . . .         $1.66                     $3.07             $2.29              $1.77
   Home Loan Companies<F1>
     Earnings amount . . . . . . . . . . . .       $49,064                  $114,083          $216,694           $202,888
     Earnings per 20% interest in Home Loan
       Companies . . . . . . . . . . . . . .        $9,813                   $22,817           $43,339            $40,578
Pro forma combined per Boatmen's share . . .         $1.56                     $2.80             $2.22              $1.77
Equivalent pro forma per 20%
   interest in Home Loan Companies<F1>:
   Total Boatmen's shares issued
     to Home Loan Companies x 20%. . . . . .        39,270                    39,270            39,270             39,270
   Pro forma per 20% interest. . . . . . . .       $61,261                  $109,956           $87,179            $69,508

DIVIDENDS PER COMMON SHARE:
Historical
   Boatmen's . . . . . . . . . . . . . . . .         $0.62                     $1.15             $1.09              $1.07
   Home Loan Companies - amount per
     20% interest<F1>. . . . . . . . . . . .         $  --                     $  --             $  --              $  --
Pro forma combined per Boatmen's share<F2> .         $0.62                     $1.15             $1.09              $1.07
Equivalent pro forma per 20%
   interest in Home Loan Companies<F1>:
   Total Boatmen's shares issued to
     Home Loan Companies x 20% . . . . . . .        39,270                    39,270            39,270             39,270
   Pro Forma per 20% interest. . . . . . . .       $24,347                   $45,161           $42,804            $42,019

BOOK VALUE PER COMMON SHARE (PERIOD END):
Historical
   Boatmen's . . . . . . . . . . . . . . . .        $20.75                    $20.49            $18.20             $16.94
   Home Loan Companies - amount per 20%
     interest<F1>. . . . . . . . . . . . . .      $313,174                  $303,361          $296,541           $253,202
Pro forma combined per Boatmen's share . . .        $19.53                    $19.23            $17.07             $15.70
Equivalent pro forma per 20%
   interest in Home Loan Companies<F1>:
   Total Boatmen's shares issued to
     Home Loan Companies x 20% . . . . . . .        39,270                    39,270            39,270             39,270
   Pro forma per 20% interest. . . . . . . .      $766,943                  $755,162          $670,339           $616,539

- ------------------------------
<F1> Equivalent pro forma amounts are expressed in terms of Home Loan Companies' shareholders 20% combined interest in each of the Home Loan Companies because, while each of the three Home Loan Companies has a different total number of shares of common stock outstanding, the ownership interests of their respective shareholders are the same.  As such, per share amounts are not meaningful.
<F2> Boatmen's pro forma dividends per share represent historical dividends per share paid by Boatmen's.


                    SELECTED FINANCIAL DATA

    The following tables present selected consolidated historical financial data for Boatmen's, the National Mortgage Parents and the Home Loan Companies and unaudited pro forma combined amounts reflecting the Mergers. The pro forma amounts assume the Mergers had been effective during the periods presented. The data presented are derived from the consolidated financial statements of Boatmen's, the National Mortgage Parents and the Home Loan Companies and should be read in conjunction with the more detailed information and financial statements included herein or incorporated by reference in this Joint Proxy Statement/ Prospectus. The data should also be read in conjunction with the unaudited pro forma financial statements included elsewhere in this Joint Proxy Statement/Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE," "PRO FORMA FINANCIAL DATA" and "FINANCIAL STATEMENTS OF COMPANIES."

                                                             BOATMEN'S<F1>
                                                        SELECTED FINANCIAL DATA
                                                              (unaudited)

                                            Six Months Ended June 30,               Year Ended December 31,
                                            -------------------------      ---------------------------------------------
                                                  1994      1993           1993       1992      1991      1990      1989
                                                       (income statement amounts in thousands except per share
                                                             data and balance sheet amounts in millions)
Summarized Income Statement:
- ---------------------------
  Net Interest Income. . . . . . . . . . . .    $505,137  $479,591        $981,580   $877,716  $742,532  $655,801  $629,603
  Provision for Loan Losses                       13,006    35,291          60,184    136,626   114,658   119,448    93,248
  Noninterest Income . . . . . . . . . . . .     259,857   234,596         493,251    452,082   355,704   297,002   276,899
  Noninterest Expense. . . . . . . . . . . .     487,117   448,318         950,421    871,928   752,367   651,962   605,426
  Income Tax Expense . . . . . . . . . . . .      91,245    71,609         146,807     92,518    60,013    36,363    43,695
  Net Income . . . . . . . . . . . . . . . .     173,626   158,969         317,419    228,726   171,198   145,030   164,133
Per Common Share Data<F2>:
- ---------------------
  Net Income . . . . . . . . . . . . . . . .       $1.66     $1.54           $3.07      $2.29     $1.77     $1.58     $1.81
  Cash Dividends Paid. . . . . . . . . . . .        0.62      0.56            1.15       1.09      1.07      1.06      1.02
  Stockholders' Equity
    (period end) . . . . . . . . . . . . . .       20.75     19.18           20.49      18.20     16.94     15.84     15.42
Financial Position at Period End:
- --------------------------------
  Loans, Net of Unearned Income. . . . . . .     $15,630   $14,215         $14,826    $13,111   $12,316   $11,924   $11,593
  Total Assets . . . . . . . . . . . . . . .      27,583    25,502          26,654     24,281    23,003    22,795    19,541
  Deposits . . . . . . . . . . . . . . . . .      20,243    20,487          20,909     19,685    18,060    18,119    14,964
  Long-Term Debt . . . . . . . . . . . . . .         514       471             486        393       316       285       295
  Stockholders' Equity . . . . . . . . . . .       2,173     1,989           2,133      1,861     1,680     1,463     1,396
Selected Financial Ratios:
- -------------------------
   Return on Average Assets                         1.29%     1.31%           1.27%      0.99%     0.79%     0.73%     0.86%
   Return on Average Common
     Equity<F3>. . . . . . . . . . . . . . .       16.11     16.50           15.99      12.95     10.78     10.13     12.06
   Net Interest Margin . . . . . . . . . . .        4.33      4.58            4.56       4.40      4.05      3.96      4.03
   Nonperforming Assets as % of
     Total Loans and Foreclosed
     Property<F4>. . . . . . . . . . . . . .        1.58      2.28            1.90       2.92      3.92      3.93      3.38
   Nonperforming Loans as % of Total
     Loans . . . . . . . . . . . . . . . . .        0.91      1.33            1.17       1.96      2.54      3.18      2.67
   Loan Reserve as % of Net Loans. . . . . .        2.20      2.32            2.30       2.30      2.05      1.92      1.71
   Net Charge-Offs as % of Average
     Loans . . . . . . . . . . . . . . . . .        0.15      0.21            0.24       0.80      0.84      0.76      1.00
   Equity to Assets. . . . . . . . . . . . .        7.88      7.80            8.00       7.67      7.30      6.42      7.14
   Tangible Equity to Assets<F5> . . . . . .        7.00      6.78            7.04       6.88      6.56      5.73      6.46
   Tier 1 Risk-Based Capital<F6> . . . . . .       10.53     10.47           10.67      10.39     10.10      ---       ---
   Total Risk-Based Capital<F6>. . . . . . .       14.07     14.38           14.42      13.75     13.17      ---       ---

- ---------------------------
<F1>  The information set forth in this table does not give effect to the pending acquisitions of other financial institutions.  See "THE PARTIES -- Boatmen's -- Pending Acquisitions."
<F2>  Reflects restatement of share amounts for the October 1, 1993 Stock Split.
<F3>  Based on net income available to common shareholders.
<F4>  Nonperforming assets include nonaccrual loans, restructured loans, loans past due 90 days or more and foreclosed property.
<F5>  Tangible equity to assets is defined as total equity less all intangibles as a percentage of total tangible assets.
<F6>  Calculated using final 1992 risk based guidelines.


                                                       NATIONAL MORTGAGE PARENTS
                                                        SELECTED FINANCIAL DATA
                                                             (unaudited)

                                            Six Months Ended June 30,<F1>            Year Ended December 31,<F1>
                                            -------------------------    --------------------------------------------------
                                               1994         1993          1993        1992      1991        1990      1989
                                               ----         ----          ----        ----      ----        ----      ----
                                                        (income statement and per 1% ownership amounts in thousands except balance sheet amounts in millions)

Summarized Income Statement:
- ---------------------------
 Net Interest Income . . . . . . . . . .      $3,904       $1,327         $4,323     $2,866    $2,083     $1,091       $701
 Noninterest Income. . . . . . . . . . .      28,744       33,776         67,898     61,094    42,365     35,152     27,439
 Noninterest Expense . . . . . . . . . .      32,312       34,096         71,592     53,755    33,731     31,269     26,774
 Income Tax Expense. . . . . . . . . . .         239          400            278      3,709     3,865      1,907      1,088
 Net Income. . . . . . . . . . . . . . .          97          607            351      6,496     6,852      3,067        278
Per 1% Ownership Data<F2>:
- ------------------------
 Net Income. . . . . . . . . . . . . . .          $1           $6             $4        $65       $69        $31         $3
 Cash Dividends Paid . . . . . . . . . .          --           --             --         --        --         --         --
 Stockholders' Equity (period end) . . .         118          129            117        112        51       ($19)      ($50)
Financial Position at Period End:
- --------------------------------
 Total Assets. . . . . . . . . . . . . .        $228         $285           $411       $274      $215        $76        $88
 Long-Term Debt. . . . . . . . . . . . .          46           44             43         34        36         15         20
 Stockholders' Equity. . . . . . . . . .          12           13             12         11         5         (2)        (5)
Selected Financial Ratios:
- -------------------------
 Return on Average Assets. . . . . . . .        0.06%        0.43%          0.10%      2.66%     4.71%      3.74%      0.32%
 Return on Average Common Equity . . . .        1.65        10.06           3.05      79.56    429.05        N/A        N/A
 Equity to Assets. . . . . . . . . . . .        5.19         4.53           2.85       4.11      2.36      (2.49)     (5.63)

- ---------------------------

<F1> Financial data for National Mortgage Parents represent the six months ended July 31, 1994 and 1993, and the fiscal years ended January 31, 1994, 1993, 1992, 1991 and 1990, respectively. Net income is before extraordinary items and cumulative effects of change in accounting principle.
<F2> Expressed in terms of National Mortgage Parents' shareholders' 1%
     combined interest in each of the National Mortgage Parents because, while each of the six National Mortgage Parents has a different total number of shares of common stock outstanding, the ownership interests of their respective shareholders are the same. As such, per share amounts are not meaningful.


                                                             HOME LOAN COMPANIES
                                                          SELECTED FINANCIAL DATA
                                                               (unaudited)


                                            Six Months Ended June 30,               Year Ended December 31,
                                            -------------------------    --------------------------------------------------
                                               1994         1993          1993        1992      1991        1990      1989
                                               ----         ----          ----        ----      ----        ----      ----
                                                        (income statement and per 20% ownership amounts in thousands except balance sheet amounts in millions)

Summarized Income Statement:
- ---------------------------
  Net Interest Income. . . . . . . . . .      $180         $172           $398       $349      $539       $423       $386
  Noninterest Income . . . . . . . . . .       243          230            545        577       360        551        550
  Noninterest Expense. . . . . . . . . .       344          326            757        578       612        668        676
  Income Tax Expense . . . . . . . . . .        30           29             72        131        84         99         79
  Net Income . . . . . . . . . . . . . .        49           47            114        217       203        207        181
Per 20% Ownership Data<F1>:
- --------------------------
  Net Income . . . . . . . . . . . . . .       $10           $9            $23        $43       $41        $41        $36
  Cash Dividends Paid. . . . . . . . . .        --           --             --         --        --         --         --
  Stockholders' Equity (period end). . .       313          311            303        297       253        213        171
Financial Position at Period End:
- --------------------------------
  Loans, Net of Unearned Income. . . . .        $4           $4             $4         $4        $5         $4         $3
  Total Assets . . . . . . . . . . . . .         5            5              5          5         6          5          4
  Stockholders' Equity . . . . . . . . .         2            2              2          1         1          1          1
Selected Financial Ratios:
- -------------------------
  Return on Average Assets . . . . . . .      1.96%        1.94%          2.32%      3.89%     3.61%      4.61%      4.61%
  Return on Average Common Equity. . . .      6.36         6.19           7.60      15.79     17.42      21.56      21.14
  Equity to Assets . . . . . . . . . . .     30.60        32.66          31.03      30.01     20.39      21.05      21.81
  Tangible Equity to Assets<F2>. . . . .     30.60        32.66          31.03      30.01     20.39      21.05      21.81

- ---------------------------
<F1>   Expressed in terms of Home Loan Companies' shareholders' 20%
       combined interest in each of the Home Loan Companies because, while each of the three Home Loan Companies has a different total number of shares of common stock outstanding, the ownership interests of their respective shareholders are the same. As such, per share amounts are not meaningful.
<F2>   Tangible equity to assets is defined as total equity less all intangibles as a percentage of total tangible assets.


                                                             BOATMEN'S AND COMPANIES
                                              PRO FORMA COMBINED SELECTED FINANCIAL DATA<F1><F2>
                                                               (unaudited)


                                            Six Months Ended June 30,                   Year Ended December 31,
                                            -------------------------    ------------------------------------------------------
                                            1994        1993             1993           1992         1991      1990        1989
                                            ----        ----             ----           ----         ----      ----        ----
                                                              (income statement amounts in thousands except per share
                                                                    data and balance sheet amounts in millions)

Summarized Income Statement:
- ---------------------------
 Net Interest Income . . . . . . . . . .  $579,626     $545,959      $1,119,119     $1,011,119    $854,117   $755,909    $723,765
 Provision for Loan Losses . . . . . . .    13,759       38,530          64,812        139,475     118,017    125,662     103,795
 Noninterest Income. . . . . . . . . . .   324,138      306,065         628,285        571,211     451,779    376,990     345,408
 Noninterest Expense . . . . . . . . . .   587,051      560,839       1,169,969      1,070,411     913,016    795,411     741,180
 Income Tax Expense. . . . . . . . . . .   105,353       77,431         161,447        102,782      67,166     40,814      46,078
 Net Income<F3>. . . . . . . . . . . . .   197,601      175,224         351,176        269,662     207,697    171,012     178,120
Per Common Share Data<F4>:
- -------------------------
 Net Income<F3>. . . . . . . . . . . . .     $1.56        $1.40           $2.80          $2.22       $1.77      $1.53       $1.60
 Cash Dividends Paid . . . . . . .  . . .     0.62         0.56            1.15           1.09        1.07       1.06        1.02
 Stockholders' Equity (period end). . . .    19.53        18.01           19.23          17.07       15.70      14.42       13.84
Financial Position at Period End:
- --------------------------------
 Loans, Net of Unearned Income . . . . .   $17,416      $15,813         $16,542        $14,714     $13,782    $13,609     $13,030
 Total Assets. . . . . . . . . . . . . .    31,343       29,266          30,649         28,030      26,365     25,730      22,054
 Deposits. . . . . . . . . . . . . . . .    23,211       23,438          23,952         22,723      20,826     20,608      17,078
 Long-Term Debt. . . . . . . . . . . . .       603          553             575            464         380        332         355
 Stockholders' Equity. . . . . . . . . .     2,480        2,258           2,424          2,114       1,877      1,626       1,535
Selected Financial Ratios:
- -------------------------
 Return on Average Assets. . . . . . . .      1.28%        1.25%           1.22%          1.01%       0.84%      0.77%       0.83%
 Return on Average Common
   Equity <F5> . . . . . . . . . . . . .     16.11        16.00           15.56          13.49       11.74      10.80       11.98
 Net Interest Margin . . . . . . . . . .      4.34         4.51            4.49           4.36        4.03       4.00        4.07
 Nonperforming Assets as % of
   Total Loans and Foreclosed
   Property <F6> . . . . . . . . . . . .      1.53         2.22            1.85           2.81        3.75       3.76        3.43
 Nonperforming Loans as % of
   Total Loans . . . . . . . . . . . . .      0.91         1.32            1.17           1.90        2.45       3.02        2.69
 Loan Reserve as % of Net Loans. . . . .      2.17         2.31            2.27           2.26        2.06       1.91        1.78
 Net Charge-Offs as % of Average
   Loans . . . . . . . . . . . . . . . .      0.14         0.19            0.23           0.75        0.78       0.73        0.97
 Equity to Assets. . . . . . . . . . . .      7.91         7.71            7.91           7.54        7.12       6.32        6.96
 Tangible Equity to Assets <F7>. . . . .      6.95         6.64            6.87           6.64        6.26       5.60        6.24
 Tier 1 Risk-Based Capital <F8>. . . . .     10.81        10.66           10.83          10.51       10.11          -           -
 Total Risk-Based Capital <F8> . . . . .     14.10        14.28           14.27          13.67       13.04          -           -

- ---------------------------
<F1>   The information set forth in the table gives effect to the pending acquisition of Worthen. See "THE PARTIES--Boatmen's-- Pending Acquisitions" and "PRO FORMA FINANCIAL DATA."
<F2>   Financial data included for the National Mortgage Parents and the Home Loan Companies represent six months ended July 31, 1994 and 1993 and fiscal years ended January 31 for each respective year.
<F3>   Net Income includes $1,042 for the six months ended June 30,
       1993, and year ended December 31, 1993, for the cumulative effect of FAS No. 109 adoption at National Mortgage Company, and net operating loss carryforwards reported as extraordinary items by National Mortgage for the years ended December 31, 1992 and 1991 of $286 and $708, respectively.
<F4>   Reflects restatement of share amounts for the October 1, 1993
       Stock Split.
<F5>   Based on net income available to common shareholders.
<F6>   Nonperforming assets include nonaccrual loans, restructured loans, loans past due 90 days or more and foreclosed property.
<F7>   Tangible equity to assets is defined as total equity less all intangibles as a percentage of total tangible assets.
<F8>   Calculated using final 1992 risk based guidelines.

                                    26

                           THE PARTIES

BOATMEN'S

     GENERAL

     Boatmen's is a multi-bank holding company headquartered in St. Louis, Missouri. Its largest subsidiary, The Boatmen's National Bank of St. Louis, was founded in 1847 and is the oldest bank west of the Mississippi River. Boatmen's owns substantially all of the capital stock of 49 subsidiary banks, including a federal savings bank, which operate from over 400 banking locations in Missouri, Arkansas, Illinois, Iowa, Kansas, New Mexico, Oklahoma, Tennessee and Texas. Boatmen's other principal businesses include a trust company, a mortgage banking company, a credit life insurance company, a credit card bank and an insurance agency. At June 30, 1994, Boatmen's had consolidated assets of $27.6 billion and total shareholders' equity of $2.2 billion, making it one of the 30 largest bank holding companies in the United States.

     Boatmen's is among the sixteen largest providers of personal trust services in the nation, providing personal trust services primarily within its banks' market areas and institutional and pension-related trust services on a national scale. Operating principally through Boatmen's Trust Company, its subsidiaries and trust departments of selected banks, the combined trust operations had assets under management totaling approximately $34.2 billion at June 30, 1994. The trust operations, with revenues in 1993 of $152.2 million, provide Boatmen's with a significant source of noninterest income.

     PENDING ACQUISITIONS

          Worthen Banking Corporation

     On August 18, 1994, Boatmen's entered into an Agreement and Plan of Merger (the "Worthen Agreement") to acquire Worthen Banking Corporation, the second largest banking organization in Arkansas. Worthen is a publicly-held, multi-bank holding company headquartered in Little Rock, Arkansas, operating 112 retail banking offices throughout the State of Arkansas and six offices in the Austin, Texas area. Through its non-banking subsidiaries, Worthen also operates, among other businesses, a full service retail brokerage company, a mortgage banking company and a trust company. At June 30, 1994, Worthen had consolidated assets of approximately $3.5 billion, deposits of approximately $3.0 billion and loans of approximately $1.8 billion. The Board of Directors of Boatmen's believes that the acquisition of Worthen and its banking subsidiaries would enhance its presence in the State of Arkansas and would be a natural and desirable extension of its banking franchise in the Central United States.

     Under the terms of the Worthen Agreement, each share of Worthen common stock, other than shares any holders of which have duly perfected their dissenters' rights under the Arkansas Business Corporation Act, will be cancelled and converted into the right to receive one share of Boatmen's Common, plus cash in lieu of fractional shares. Boatmen's would exchange approximately 17.3 million shares of Boatmen's Common for all of the stock of Worthen (including shares issued for stock options). The shares of Boatmen's Common to be issued in connection with the acquisition of Worthen would constitute approximately 15.5% of the outstanding shares of Boatmen's Common, assuming consummation of the acquisitions of the Companies and Dalhart Bancshares, Inc., described below under "-- Dalhart Bancshares, Inc."

     The acquisition of Worthen, which is expected to be completed in the first quarter of 1995, is subject to various conditions including approval of the Worthen Agreement by the requisite vote of the shareholders

                                    27

of Worthen, receipt of a reaffirmation of the opinion of PaineWebber, Inc., Worthen's investment banker, to the effect that the transaction is fair to Worthen and its shareholders from a financial point of view and regulatory approvals of the Federal Reserve Board, The Arkansas Commission of Financial Institutions and The Texas Banking Commission. Regulatory applications are expected to be filed in the near future.

     There can be no assurance that all necessary regulatory approvals will be obtained or that all conditions to the Worthen Agreement will be satisfied such that the acquisition of Worthen will be consummated. The Mergers are not conditioned upon consummation of the Worthen acquisition.

          Dalhart Bancshares, Inc.

     On May 19, 1994, Boatmen's entered into an Agreement and Plan of Merger to acquire, for shares of Boatmen's Common, all of the issued and outstanding shares of Dalhart Bancshares, Inc., a bank holding company headquartered in Dalhart, Texas ("Dalhart"), and all of the issued and outstanding shares of Dalhart's 93.17%-owned subsidiary, Citizens State Bank of Dalhart ("Citizens"), a Texas state-chartered bank also headquartered in Dalhart, Texas. At
June 30, 1994, Dalhart had consolidated assets of approximately $132 million and shareholders' equity of $13 million. Upon consummation of the acquisition, Boatmen's intends to merge Citizens with Boatmen's First National Bank of Amarillo, a national banking association and indirect wholly-owned subsidiary of Boatmen's headquartered in Amarillo, Texas. The total number of shares of Boatmen's Common to be issued in the Dalhart transaction will not exceed 764,000, which represents less than 1% of the total number of shares of Boatmen's Common outstanding as of the date hereof. The Dalhart acquisition, which is subject to, among other things, approval of the shareholders of Dalhart, is expected to be completed in the fourth quarter of 1994. There can be no assurance that the transaction will be consummated. The Mergers are not conditioned upon consummation of the Dalhart acquisition.

          Salem Community Bancorp, Inc.

     On September 23, 1994, Boatmen's announced the execution of an Agreement and Plan of Merger, dated September 1, 1994, to acquire Salem Community Bancorporation, Inc. ("Salem") and its banking subsidiary, Community State Bank, Salem, Illinois. Salem would be merged with and into a newly-formed acquisition subsidiary of Boatmen's and, in connection therewith, Community State Bank would be merged with and into Boatmen's National Bank of South Central Illinois. At June 30, 1994, Salem had consolidated assets of approximately $78.4 million, deposits of approximately $71.9 million and loans of approximately $50.2 million. Under the terms of the Agreement and Plan of Merger, Boatmen's would exchange approximately 301,468 shares of Boatmen's Common for all of the stock of Salem and Community State Bank. The Salem acquisition, which is subject to, among other things, regulatory approval and approval by Salem's shareholders, is expected to be completed in the first quarter of 1995. There can be no assurance that the transaction will be consummated. The Mergers are not conditioned upon consummation of the Salem acquisition.


ACQUISITION SUBS

     The Acquisition Subs are recently formed wholly-owned subsidiaries of Boatmen's which will be used to facilitate the Mergers. The Acquisition Subs engage in no other business.


NATIONAL MORTGAGE PARENTS

     The National Mortgage Parents, directly or through wholly-owned subsidiaries, own all of the outstanding common stock of National Mortgage. National Mortgage is engaged in the mortgage banking business, including the origination, purchase, warehousing, sale and servicing of residential first mortgage loans secured by owner-occupied, one-to-four family residences, as well as the acquisition of servicing rights associated with such mortgage loans. At July 31, 1994, National Mortgage had a mortgage servicing portfolio of approximately $13.1 billion. See "INFORMATION ABOUT THE COMPANIES."


HOME LOAN COMPANIES

     Five of the 47 family shareholders of the National Mortgage
Parents formed Arkansas Home, National Home and National Home
Mississippi in 1993, 1981 and 1988, respectively.  The Home Loan
Companies are engaged principally in making residential second mortgage loans and nonconforming first mortgage loans. At June 30, 1994, the Home Loan Companies had total assets of $5.1 million. The five

                                    28

shareholders of the Home Loan Companies each own an equal number of shares of the Home Loan Companies and serve as the officers and directors of such entities. In addition, each of the five shareholders of the Home Loan Companies are officers and directors of the National Mortgage Parents and National Mortgage. See "INFORMATION ABOUT THE COMPANIES."


NATIONAL SERVICE

     National Service was formed as a Tennessee corporation in 1952 by Ben, Joe and Sam Margolin to provide accounting, tax and other administrative services to the National Mortgage Parents. In addition to such services, National Service also engages in intercompany financial transactions with the National Mortgage Parents and the Home Loan Companies designed to improve cash management and provide a source of short-term capital.


                      THE SPECIAL MEETINGS

DATE, TIME AND PLACE OF SPECIAL MEETINGS

     This Joint Proxy Statement/Prospectus is being furnished to shareholders of the Companies in connection with the solicitation of proxies by the Boards of Directors of the Companies for use at the Special Meetings to be held at
- --------------------------------------------------,  Memphis,
Tennessee, at --- a.m. on ------------, 1994.


MATTERS TO BE CONSIDERED AT SPECIAL MEETINGS

     At the Special Meetings, the shareholders of each of the Companies will be asked to approve the Merger Agreement providing for, among other matters, the Merger of one of the Acquisition Subs with such Company. See "THE MERGERS."


RECORD DATE FOR SPECIAL MEETINGS

     The Boards of Directors of the Companies have fixed the close of business on ------------, 1994, as the record date for the determination of shareholders of the Companies to receive notice of and to vote at the Special Meetings. Only shareholders of record of a Company on the record date are entitled to vote at the Special Meeting for such Company. No shares of stock of a Company can be voted at the Company's Special Meeting unless the record holder is present in person or represented by proxy at the Special Meeting.


     The following table shows the number of shares of common stock and preferred stock issued and outstanding for each Company as of the record date:


                                    29

- ------------------------------------------------------------------------------------------------
                                         NUMBER OF ISSUED AND OUTSTANDING SHARES
- ------------------------------------------------------------------------------------------------
     COMPANY             COMMON STOCK      CLASS A PREFERRED STOCK     CLASS B PREFERRED STOCK
- ------------------------------------------------------------------------------------------------
B-M Homes                   206.08                 158,222                           0
- ------------------------------------------------------------------------------------------------
Macon                       201.77                 160,264                      64,571
- ------------------------------------------------------------------------------------------------
Marbel                      250.00                   1,256                           0
- ------------------------------------------------------------------------------------------------
Margolin Appliance          218.58                  68,750                           0
- ------------------------------------------------------------------------------------------------
Margolin Realty             213.83                  19,652                           0
- ------------------------------------------------------------------------------------------------
National Builders         1,082.33                 157,745                           0
- ------------------------------------------------------------------------------------------------
Arkansas Home             2,500.00                       0                           0
- ------------------------------------------------------------------------------------------------
National Home               208.33                       0                           0
- ------------------------------------------------------------------------------------------------
National Home Mississippi   833.33                       0                           0
- ------------------------------------------------------------------------------------------------


VOTES REQUIRED TO APPROVE MERGER AGREEMENT

     The affirmative vote of 75% of the outstanding shares of common stock and preferred stock of each National Mortgage Parent (each voting separately as a class) and 75% of the outstanding shares of common stock of each Home Loan Company is required to approve the Merger Agreement. As a result, abstentions from voting will have the same effect as votes against the Mergers. Each share of common stock and preferred stock of a Company is entitled to one vote.

     As of the record date, the directors and executive officers of the National Mortgage Parents and their affiliates have the power to vote 36.76% of the outstanding shares of common stock of each National Mortgage Parent, which are expected to be voted in favor of the Merger Agreement and the National Mortgage Parents Mergers. As of the record date, the directors and executive officers of the Home Loan Companies and their affiliates have the power to vote 100% of the outstanding shares of common stock of each Home Loan Company, which are expected to be voted in favor of the Merger Agreement and the Home Loan Company Mergers. For information regarding the shares of the Companies beneficially owned, directly or indirectly, by certain shareholders, by each director and executive officer of each Company, and by all directors and officers of each Company as a group, see "INFORMATION ABOUT THE COMPANIES -- Security Ownership of Certain Beneficial Owners and Management of Companies." As of the record date, directors and executive officers of Boatmen's did not own beneficially any shares of any Company.


VOTING AND REVOCATION OF PROXIES FOR SPECIAL MEETINGS

     Proxies for use at the Special Meetings accompany this Joint Proxy Statement/Prospectus. A shareholder may use his or her proxy if he or she is unable to attend the Special Meetings in person or wishes to have his or her shares voted by proxy even if he or she does attend the Special Meetings. Shares of stock of a Company represented by a proxy properly signed and returned to the Companies at, or prior to, the Special Meetings, unless subsequently revoked, will be voted at the Special Meetings in accordance with instructions thereon. If a proxy is properly signed and returned and the manner of voting is not indicated on the proxy, any shares of stock represented by such proxy will be voted FOR the Merger

Agreement. Any proxy given pursuant to this solicitation may be revoked by the grantor at any time prior to the voting thereof on the Merger Agreement by filing with the Secretary of the applicable Company a written revocation or a duly executed proxy bearing a later date. A holder of stock of a Company may withdraw his or her proxy at the Special Meetings at any time before it is exercised by electing to vote in person; however, attendance at the Special Meetings will not in and of itself constitute a revocation of the proxy.


SOLICITATION OF PROXIES FOR SPECIAL MEETINGS

     In addition to solicitation of proxies from shareholders of the Companies by use of the mail, proxies also may be solicited by personal interview, telephone and wire by directors, officers and employees of the Companies, who will not be specifically compensated for such services. All costs of soliciting proxies and mailing this Joint Proxy Statement/Prospectus and all papers which now accompany or hereafter may supplement the same will be borne by the Companies.


EXPENSES FOR PREPARATION OF JOINT PROXY STATEMENT/PROSPECTUS

     Boatmen's and the Companies have agreed to share in the expense of preparation of this Joint Proxy Statement/Prospectus, and Boatmen's will bear the entire cost of printing this Joint Proxy Statement/Prospectus and all SEC and other regulatory filing fees incurred in connection therewith.


MAILING DATE OF JOINT PROXY STATEMENT/PROSPECTUS

     This Joint Proxy Statement/Prospectus, the attached notices of the Special Meetings and the enclosed proxy cards for the Special
Meetings are first being sent to shareholders of the Companies on or about ------------, 1994.


                           THE MERGERS

BACKGROUND

     The terms of the Merger Agreement are the result of arm's-length negotiations between representatives of Boatmen's and the Companies. The following is a brief discussion of the background of these negotiations, the Mergers and the related transactions.

     The Companies had been exploring sources of additional capital to expand their mortgage banking operations and identifying ways of providing greater liquidity to the family shareholders. On May 7, 1993, the Companies received an initial inquiry from a regional commercial bank (the "Potential Acquiror") regarding a possible acquisition of the Companies. In response to the initial inquiry and in light of other recently-announced acquisitions of mortgage banks, the Companies retained Donaldson, Lufkin & Jenrette as their exclusive financial advisor on May 28, 1993, to explore potential sources of capital and other strategic alternatives, including the possible sale of the Companies.

     On August 18, 1993, the Companies' financial advisor made a presentation to the Companies' management regarding possible strategic alternatives, including the possible sale of the Companies to a strategic buyer. At this meeting the Companies' management voted to direct its financial advisor to hold further discussions with the Potential Acquiror. The Companies chose to pursue discussions because the Companies' management was familiar with the Potential Acquiror's management and the Potential Acquiror had publicly stated its intention to grow its mortgage banking operations. The Companies' management was also aware that the Potential Acquiror recently had been an unsuccessful bidder for another mortgage bank.

     After being contacted by the Companies' financial advisor, the Potential Acquiror evaluated certain information provided by the Companies, including detailed information regarding National Mortgage's servicing portfolio. The Potential Acquiror indicated orally in October 1993 that it would consider purchasing the Companies for approximately $130 to $150 million in the Potential Acquiror's stock, a portion of which would be paid based upon the performance of the Companies after the acquisition. At special joint meetings of the Boards of Directors held in October 1993, the Boards reviewed this oral offer with the Companies' financial advisor and determined that it would be appropriate to seek a second bid.

     Following these meetings, the Companies, through their financial advisor, approached Boatmen's about a possible acquisition of the Companies. On October 26, 1993, the Companies and Boatmen's entered into a confidentiality agreement. The Companies then provided certain information to Boatmen's, including detailed information regarding National Mortgage's servicing portfolio, which Boatmen's evaluated in November and December of 1993. On November 23, 1993, Mr. Andrew B. Craig III, the Chairman and Chief Executive Officer of Boatmen's, met with the senior management of the Companies to discuss preliminary terms and structures of a business combination between Boatmen's and the Companies. On January 19, 1994, Boatmen's submitted to the Companies a written preliminary indication of interest which valued the Companies in the range of $140 to $150 million.

     At a special joint meeting of the Boards of Directors of the Companies held on January 24, 1994, the Boards reviewed the Boatmen's proposal as well as the offer from the Potential Acquiror. Both Boatmen's and the Potential Acquiror had expressed a desire to structure a tax-free pooling-of-interests transaction in which shares of their respective common stock would be offered as consideration for the shares of the Companies. In evaluating the two offers, the Boards considered quantitative factors such as
(i) the then current market value of the two offers, (ii) the price history and trading volume of the underlying common stock consideration offered by each bidder, (iii) the pro forma effects of a merger on each potential acquiror, including the potentially dilutive effects of the issuance of shares of common stock, and
(iv) the financial performance and condition of each bidder. The Boards also considered qualitative factors such as the earnings prospects, mortgage banking strategy and the then current mortgage banking operations of each bidder. After this meeting the Boards directed its financial advisor to pursue merger discussions with Boatmen's.

     In late February 1994, the Companies retained the law firm of Sidley & Austin in connection with a possible acquisition transaction. In addition, the Companies had previously retained
Andrews & Kurth L.L.P. as their special tax counsel.

     On March 6, 1994, the Companies held their annual meeting of shareholders. The Boards presented to the shareholders Boatmen's revised proposal to acquire the Companies for 5.4 million shares of Boatmen's Common in a tax-free transaction, subject to further due diligence. Based on the per share closing price of $28-1/8 on March 4, 1994 for the Boatmen's Common, the proposal had a then current market value of approximately $152 million. The Companies' financial advisor made a presentation to the shareholders regarding
(i) the then current market value of the Boatmen's offer, (ii) the price history and trading volume of the Boatmen's Common, (iii) the pro forma effects of a merger on Boatmen's earnings per share, including the potentially dilutive effects of the issuance of shares of Boatmen's Common, and (iv) the financial performance and condition of Boatmen's. After the conclusion of these presentations, the shareholders voted to direct the Boards to negotiate a business combination with Boatmen's.

     During the months of March and April of 1994, Boatmen's conducted further due diligence investigations of the Companies, and the parties discussed the structure of the proposed transaction. On May 4, 1994, Boatmen's submitted a written proposal to acquire the Companies for five million shares of Boatmen's Common, subject to certain adjustments, by means of tax-free stock-for-stock mergers. Based on the per share closing price of $31-1/8 on May 4, 1994 for the Boatmen's Common, the proposal had a then current market value of approximately $156 million. Boatmen's also requested the Companies to enter into an agreement limiting the Companies' ability, subject to fiduciary duties, to solicit other acquirors for a 30 day period and providing for the payment of certain fees to Boatmen's, under certain circumstances, in the event a transaction is consummated with a third party. At this time, the Companies' financial advisor updated the Boards regarding its analysis of the terms of the offer, including valuation analyses of the consideration proposed by Boatmen's. Donaldson, Lufkin & Jenrette compared Boatmen's offer with other comparable transactions and public market valuations of mortgage banking companies similar to National Mortgage. Based on these presentations and their own knowledge of the Companies and their prospects, the Boards of Directors of the Companies on May 5, 1994 entered into a letter of intent with Boatmen's containing the foregoing provisions. On May 6, 1994 Boatmen's publicly disclosed that it had entered into such letter of intent with the Companies.

     During the months of May and June of 1994, Boatmen's and the Companies negotiated the terms of the definitive agreements. On June 8, 1994, the Boards held a special joint meeting to review with their legal counsel drafts of the Merger Agreement and related documents. During such meeting, the Boards received an updated analysis of Boatmen's offer by the Companies' financial advisor. The Boards directed their legal and financial advisors to seek certain changes in the draft agreements. On July 6, 1994, the Boards met to evaluate revised terms of the draft agreements and the related transactions. At such meeting, the Boards received the written opinion of the Companies' financial advisor to the effect that, as of July 6, 1994, the consideration to be received by the shareholders of the Companies in the Mergers was fair from a financial point of view. See "THE MERGERS--Opinion of Companies' Financial Advisor." Based on the opinion of the Companies' financial advisor, the Boards' evaluation of the terms of the Mergers and their own knowledge of the Companies and their prospects, the Boards at such meeting declared the Mergers advisable and approved the Merger Agreement and the related transactions. The Merger Agreement was executed on July 7, 1994.


COMPANIES' REASONS FOR MERGERS; RECOMMENDATIONS OF COMPANIES' BOARDS OF
DIRECTORS

     By the unanimous vote of all of the directors of the Companies at the special joint meeting of the Boards of Directors of the Companies held on July 6, 1994, the Companies' Boards of Directors determined the Mergers to be in the best interests of the Companies and their respective shareholders, declared the Mergers advisable and approved the Mergers and the Merger Agreement. As described above under "THE MERGERS -- Background," the decisions of the Companies' Boards of Directors to declare the Mergers advisable and approve the Mergers and the Merger Agreement on July 6, 1994 followed approximately eleven months of negotiations with Boatmen's and another potential acquiror. During this eleven month period, the Companies' Boards of Directors held numerous special meetings, at which they extensively reviewed the Companies' business and results of operations and prospects. During this period, the Boards of Directors received a number of presentations from Donaldson, Lufkin & Jenrette with respect to Boatmen's, including reviews of, among other things, historical information relating to the business, financial condition and results of operations of Boatmen's, historical data relating to market prices and trading volumes of the Boatmen's Common, market prices of Boatmen's Common as compared to those of other comparable publicly traded companies, and the pro forma effects of the Mergers on Boatmen's earnings per share, including the possible dilutive effects of the issuance of the shares of Boatmen's Common in the Mergers.

     During the course of their deliberations, the Boards of Directors of the Companies considered, without assigning relative weights to, a number of factors, including the following:

     (i) the amount and form of the proposed consideration as compared to the amount and form of the consideration paid in certain other transactions;

     (ii) the proposed terms and conditions of the Mergers, including the conditions to the obligations of Boatmen's to consummate the Mergers;

     (iii) the financial condition, results of operations, business, prospects and strategic objectives of the Companies, as well as the risks involved in achieving those prospects and objectives in the mortgage banking industry with current economic and market conditions, including, but not limited to, the capital needs of mortgage banks;

     (iv) the desire of the family shareholders to achieve liquidity in their holdings in the Companies and the structure of the Mergers, which would permit the holders of the capital stock of the Companies to exchange all their shares solely for shares of Boatmen's Common on a tax-free basis;

     (v) the presentations of Donaldson, Lufkin & Jenrette delivered to the Boards of Directors of the Companies, including Donaldson, Lufkin & Jenrette's written opinion to the effect that, as of July 6, 1994, the consideration to be received by the shareholders of the Companies pursuant to the terms of the Merger Agreement was fair to such shareholders of the Companies from a financial point of view. Donaldson, Lufkin & Jenrette has since delivered an updated written opinion dated as of the date of this Joint Proxy Statement/ Prospectus to the effect that, as of the date of this Joint Proxy Statement/Prospectus, the consideration to be received by the shareholders of the Companies pursuant to the Mergers is fair to the Companies' shareholders from a financial point of view. A copy of the updated written opinion of Donaldson, Lufkin & Jenrette setting forth the assumptions made, matters considered and limitations on review undertaken by Donaldson, Lufkin & Jenrette in rendering its opinion is attached to this Joint Proxy Statement/Prospectus as Appendix C (and is incorporated herein by reference). The shareholders of the Companies are urged to read such opinion carefully in its entirety. See "THE MERGERS -- Opinion of the Companies' Financial Advisor";

     (vi) Boatmen's stated intention to preserve National Mortgage as an independent operating entity after completion of the Mergers; and

     (vii) the Companies' Boards of Directors review of Boatmen's and the Boatmen's Common.

     Based on the factors described above, the Boards of Directors of the Companies declared the Mergers advisable and approved the Mergers and the Merger Agreement and recommended that the respective shareholders of the Companies vote for approval of the Mergers.


BOATMEN'S REASONS FOR MERGERS

     The Board of Directors of Boatmen's believes that the acquisition of the Companies and, thereby indirectly, National Mortgage, would (i) enhance Boatmen's non-interest income revenue stream, (ii) enhance the mortgage originating capabilities of Boatmen's existing branch system, (iii) develop a more efficient and cost effective servicing platform for Boatmen's existing portfolio, and (iv) improve Boatmen's customer service through the acquisition of a more automated and efficient servicing process.


OPINION OF COMPANIES' FINANCIAL ADVISOR

     Fairness Opinion. At the special joint meeting of the Boards of Directors of the Companies held on July 6, 1994, Donaldson, Lufkin & Jenrette delivered to the Boards of Directors of the Companies its written opinion to the effect that, as of July 6, 1994, the consideration to be received by the shareholders of the Companies was fair to the shareholders of the Companies from a financial point of view. On the date of this Joint Proxy Statement/Prospectus, Donaldson, Lufkin & Jenrette delivered to the Boards of Directors of the Companies its updated written opinion to the effect that, as of the date of the Joint Proxy Statement/ Prospectus, the consideration to be received by the shareholders of the Companies is fair to the shareholders of the Companies from a financial point of view.

     In arriving at its updated opinion, Donaldson, Lufkin & Jenrette reviewed the Merger Agreement and the financial and other information that was publicly available or furnished to it by the Companies and Boatmen's, including certain audited financial information and information provided during discussions with their respective managements. In addition, Donaldson, Lufkin & Jenrette compared certain financial and securities data of the Companies and Boatmen's with various other companies whose securities are traded in the public markets, reviewed the historical stock prices and trading volumes of the Boatmen's Common, reviewed prices and premiums paid in comparable business combinations and conducted such other financial studies, analyses and investigations as it deemed appropriate. Donaldson, Lufkin & Jenrette also solicited the interest of one other party in combining with the Companies, at the request of the Boards of Directors of the Companies. See "THE MERGERS -- Background."

     In rendering its opinions, Donaldson, Lufkin & Jenrette relied upon and assumed, without independent verification, the accuracy, completeness and fairness of all of the financial and other information that was available to it from public sources, provided to it by the Companies and Boatmen's or otherwise reviewed by it. With respect to the financial projections supplied to Donaldson, Lufkin & Jenrette, it has assumed that they have been reasonably prepared on the basis reflecting the best current available estimates and judgments of the managements of the Companies and Boatmen's as to the future operating and financial performance of the Companies and Boatmen's, respectively. It did not make any independent evaluation of the Companies' assets or liabilities nor did it examine any individual loan credit files relating to the mortgages serviced by the Companies. Further, Donaldson, Lufkin & Jenrette has assumed that the allowances for losses for Boatmen's and the Companies are in the aggregate adequate to cover all losses. Its opinions are addressed to the aggregate consideration to be received by the shareholders of the Companies, and it has not been requested to address, and it has not addressed, the fairness of the allocation of such consideration among such shareholders. Its opinions are necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to it as of, the respective dates of its opinions. No limitations were imposed by the Companies on Donaldson, Lufkin & Jenrette with respect to the scope of the investigations made by Donaldson, Lufkin & Jenrette in rendering its opinions.

     Donaldson, Lufkin & Jenrette is an internationally recognized investment banking firm and regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions. The Boards of Directors of the Companies selected Donaldson, Lufkin & Jenrette to act as their financial advisor on the basis of its international reputation.

     A copy of the opinion of Donaldson, Lufkin & Jenrette, dated the date of this Joint Proxy Statement/Prospectus, is attached hereto as Appendix C, and the shareholders of the Companies are advised to read such opinion in its entirety for information with respect to the procedures followed, assumptions made and matters considered by Donaldson, Lufkin & Jenrette in rendering such opinion. The foregoing summary is not intended to be complete and is qualified in its entirety by reference to such opinion.

     Fees and Expenses. Pursuant to letter agreements dated as of May 28, 1993 and May 31, 1994 between the Companies and Donaldson, Lufkin & Jenrette, the Companies (i) paid Donaldson, Lufkin & Jenrette a fee of $100,000, (ii) paid Donaldson, Lufkin & Jenrette a fee of $350,000 upon the delivery of its opinion dated as of July 6, 1994 and (iii) will pay to Donaldson, Lufkin & Jenrette an amount equal to one percent of the aggregate amount of consideration received by the Company's shareholders less the $100,000 fee referred to in clause (i) above. The fees described in clause (iii) are payable in cash upon consummation of the Mergers. For purposes of calculating the fees described in clause
(iii), the value of Boatmen's Common issuable in the Mergers will be based upon the last sales price for the Boatmen's Common on the last trading day on Nasdaq prior to the consummation of the Mergers. On the basis of an assumed value per share of Boatmen's Common of $-----, and assuming that -------- shares of Boatmen's Common will be issued in the Mergers, the fee payable to Donaldson, Lufkin & Jenrette pursuant to clause (iii) would be $--------. Such fee may be higher or lower depending on the last sales price of the Boatmen's Common and the number of such shares actually issued in the Mergers. The Companies have also agreed to reimburse Donaldson, Lufkin & Jenrette for all reasonable out-of-pocket expenses (including reasonable fees and expenses of counsel) and to indemnify Donaldson, Lufkin & Jenrette against certain liabilities incurred in connection with its engagement. See "THE MERGERS--Fees and Expenses."


FORM AND EFFECT OF MERGERS

     The Merger Agreement provides for the contemporaneous Merger of each of the Acquisition Subs with one of the Companies. BBI One will merge with and into B-M Homes; BBI Two will merge with and into Macon; BBI Three will merge with and into Marbel; BBI Four will merge with and into Margolin Appliance; BBI Five will merge with and into Margolin Realty; BBI Six will merge with and into National Builders; BBI Seven will merge with and into Arkansas Home; BBI Eight will merge with and into National Home; and BBI Nine will merge with and into National Home Mississippi. Each Company will be the surviving corporation in the Merger in which it is involved and will, following such Merger, become a direct wholly-owned subsidiary of Boatmen's.

     Boatmen's can, and has indicated that it would, terminate the Merger Agreement if each Merger is not approved by the shareholders of the respective Companies involved in the Mergers. See "THE
MERGERS -- Termination and Abandonment."


CLOSING; EFFECTIVE TIME

     The Closing of the Mergers and the other transactions contemplated by the Merger Agreement will take place on the Closing Date, which will occur, at Boatmen's election, on either (i) the last business day of the month, or (ii) the first business day of the month following the month during which all necessary regulatory approvals and other consents required for consummation of the Merger Agreement have been obtained and all waiting periods required by law have expired (see "THE MERGERS -- Regulatory Approvals") or on such other date after such date as to which the parties may agree; provided, however, that if after the date on which the last of the foregoing conditions is satisfied and before the date described in (i) or (ii) above there occurs a record date for the payment of a dividend or other distribution on Boatmen's

Common, then the Closing Date will be no later than such record date. The "Effective Time" of any of the Mergers will be the effective date of the articles of merger filed with the Secretary of State of the applicable state of incorporation, which the parties will use their best efforts to cause to occur on the Closing Date.

     Assuming that the Mergers are approved by the requisite votes of the shareholders of the Companies and the other conditions to the Mergers are satisfied or waived (where permissible), it is anticipated that the Closing Date will occur during the fourth quarter of 1994, but no assurance can be given that such timetable will be met or that the conditions to the Mergers will be satisfied or waived (where permissible).


NATIONAL MORTGAGE PARENTS MERGER CONSIDERATION

     DEFINITION OF MERGER CONSIDERATION TERMS

     The following terms are used in the Merger Agreement and herein:

     Base HLC Consideration. "Base HLC Consideration" means such number of shares of Boatmen's Common as equals the quotient of A divided by B, where A equals $5,640,000, and where B equals the Boatmen's Closing Price.

     HLC Adjustment. "HLC Adjustment" means, with respect to any Home Loan Company, the quotient of A divided by B, where A equals the aggregate amount (the "Cash Balance"), as of Closing, of such Home Loan Company's cash and accounts or notes receivables from National Service (with any accounts or notes payable to National Service being a reduction of any such cash and accounts or notes receivable); provided, however, that in no event will the aggregate Cash Balances of all three Home Loan Companies exceed $1,300,000 (and in the event that the total Cash Balances exceed such amount, then the Cash Balance of each Home Loan Company will be proportionately reduced so that the total Cash Balances of all three Home Loan Companies will equal $1,300,000), and where B equals the Boatmen's Closing Price.

     Gross NA Common Consideration.  "Gross NA Common
Consideration" means such number of shares of Boatmen's Common as equals the difference between A and B, where A equals 4,999,943, and where B equals the Base HLC Consideration.

     Applicable NA Adjustment. "Applicable NA Adjustment" means, with respect to any National Mortgage Parent, the quotient of A divided by B, where A equals the difference between X and Y, where
X equals the sum of (i) the amount of the accounts or notes payable, if any, of such National Mortgage Parent due to National
Service as of the close of business on the business day immediately preceding the Closing, (ii) the portion of the accounts or notes payable, if any, to National Service as of the close of business on the business day immediately preceding the Closing, of any Subsidiary Corporation (as defined below; see "-- Subsidiary
Corporation") allocable to such National Mortgage Parent's ownership interest (direct or indirect) in such Subsidiary
Corporation, (iii) the aggregate federal, state and local tax
(including but not limited to income, sales, use, transfer, stamp and excise taxes) obligation or liability incurred (after taking into account the appropriate utilization of any available net operating loss carryforwards), if any, by such National Mortgage
Parent on account of or in connection with the Unrelated Assets/ Liabilities Transfer (as defined below; see "THE MERGERS -- Certain
Other Agreements of Companies -- Disposition of Unrelated Assets and Liabilities") and the Equipment Transfer (as defined below; see
"THE MERGERS -- Certain Other Agreements of Companies --
Acquisition of Partnership Assets"), and (iv) the accounts receivable of such National Mortgage Parent attributable to the Split-Dollar Agreements (see "THE MERGERS -- Certain Other
Agreements of Companies -- Disposition of Unrelated Assets and Liabilities"), and where Y equals the sum of (i) the accounts or notes receivable of such National Mortgage Parent from National Service, if any, as of the close of business on the business day immediately preceding the Closing, (ii) the portion of the accounts or notes receivable of any Subsidiary Corporation from National Service, if any, as of the close of business on the business day immediately preceding the Closing, allocable to such National
Mortgage Parent's ownership interest (direct or indirect) in such Subsidiary Corporation, (iii) an amount equal to the product of the Alliance Percentage Interest (as defined below; see "-- Alliance Percentage Interest") of such National Mortgage Parent, if any, times the Net Alliance Real Estate Equity Value (as defined below;
see "THE MERGERS -- Certain Other Agreements of Companies -- Miscellaneous"), (iv) the amount of cash paid to and received by such National Mortgage Parent at or prior to the Closing, if any, as consideration for the Unrelated Assets/Liabilities Transfer (but only to the extent that such cash is held by such National Mortgage
Parent as of the Closing as cash and is so reflected on its books at such time), and where B equals $31.70; provided, however, that in the event that the sum of the differences between X and Y, as aforesaid, of all six National Mortgage Parents would be less than the lesser of (a) the sum of Cash Balances of all three Home Loan Companies and (b) $1,300,000 (the "HLC Cash Adjustment Amount"), then such differences of each National Mortgage Parent shall be appropriately and proportionately adjusted such that the sum of such differences shall equal the HLC Cash Adjustment Amount.

     Alliance Percentage Interest. "Alliance Percentage Interest" means, with respect to any National Mortgage Parent, such percentage as equals such National Mortgage Parent's percentage ownership of the outstanding common stock of Alliance Realty Company, a Tennessee corporation ("Alliance") (and where, for this purpose, any shares of Alliance owned by a subsidiary of such National Mortgage Parent will be deemed owned by such National Mortgage Parent to the extent of its percentage ownership of such subsidiary).

     Subsidiary Corporation. "Subsidiary Corporation" means, with respect to a specific National Mortgage Parent, any Corporation in which such National Mortgage Parent owns, directly or indirectly (through one or more other Corporations), common stock thereof.

     NA COMMON MERGER CONSIDERATION

     Pursuant to the Merger Agreement, the common stock of the six National Mortgage Parents (other than shares any holders of which have duly exercised and perfected their dissenters' rights under the Tennessee Corporate Law) will be cancelled and converted, in the National Mortgage Parent Mergers, into the right to receive, in the aggregate for all six National Mortgage Parents, such number of shares of Boatmen's Common (together with the Boatmen's Rights attached thereto) as equals the difference between X and Y, where
X equals the Gross NA Common Consideration, and where Y equals the aggregate Applicable NA Adjustments for all six of the National Mortgage Parents.

     From the NA Common Merger Consideration, Boatmen's will issue and deliver to the Escrow Agent the Escrow Shares which will equal either (i) 5%, if no holder of any preferred stock of any National Mortgage Parent dissents from the Merger Agreement and the Merger of any National Mortgage Parent and demands payment of fair value of his or her preferred shares under Tennessee Corporate Law, or
(ii) 7f any such holder(s) do so dissent, of, in either case, the Total Consideration, and the balance of the NA Common Merger Consideration (the "Net NA Common Merger Consideration") will be issued to the holders of shares of common stock of each of the National Mortgage Parents as provided in the Merger Agreement. See "THE MERGERS -- Fractional Share Treatment" and "-- Exchange of Stock Certificates." The purpose of the Escrow Agreement is to provide a reserve from the NA Common Merger Consideration for the satisfaction and payment of Claims. The Escrow Shares will be held by the Escrow Agent and distributed in accordance with the Escrow Agreement. See "THE ESCROW AGREEMENT."

     Allocation of NA Common Merger Consideration

     The NA Common Merger Consideration will be allocated, pursuant to the Merger Agreement, among the six National Mortgage Parents so that, for each National Mortgage Parent, each share of its common stock issued and outstanding immediately prior to the Effective Time will be cancelled and converted, in the Merger for such National Mortgage Parent, into the right to receive such number of shares of Boatmen's Common as equals, for such National Mortgage Parent, the quotient of A divided by B, where A equals the difference between X and Y, where X equals the percentage of the Gross NA Common Consideration allocated to such National Mortgage Parent under the Merger Agreement, and where Y equals the Applicable NA Adjustment with respect to such National Mortgage Parent, and where B equals the number of shares of common stock of such National Mortgage Parent issued and outstanding immediately prior to the Effective Time (the "NA Per Common Share Merger Consideration"). The portion of the Gross NA Common Consideration allocated to each National Mortgage Parent under the Merger Agreement was determined by the parties based on a variety of factors, including principally, each National Mortgage Parent's ownership interest in National Mortgage.

     From the aggregate NA Per Common Share Merger Consideration for each National Mortgage Parent, Boatmen's will issue and deliver to the Escrow Agent such portion of the Escrow Shares as equals the total number of Escrow Shares multiplied by the percentage of the Gross NA Common Consideration allocated to such National Mortgage Parent under the Merger Agreement, rounded to the nearest whole share, and the balance of the aggregate NA Per Common Share Merger Consideration for such National Mortgage Parent, together with any cash payment in lieu of a fractional share of Boatmen's Common as provided in the Merger Agreement (the "Net NA Per Common Share Merger Consideration"), will be issued to the holders of shares of common stock of such National Mortgage Parent as provided in the Merger Agreement. See "THE MERGERS -- Fractional Share Treatment" and "-- Exchange of Stock Certificates" and "THE ESCROW AGREEMENT."

     As described above, the amount of the NA Common Merger Consideration will be determined, as of the Closing, based upon, among other things, certain figures which are not available as of the date of this Joint Proxy Statement/Prospectus. For example, the amount of the Gross NA Common Consideration will be determined based upon the difference between 4,999,943 and the Base HLC Consideration (which is determined based upon the Boatmen's Closing Price which is not determinable until the end of the fifth trading day immediately preceding the date of the Closing), and the aggregate Applicable NA Adjustments will be determined based upon, among other things, (i) the amount of accounts/notes payable or accounts/notes receivable, as the case may be, of the six National Mortgage Parents and their subsidiaries due to or from, as the case may be, National Service as of the close of business on the business day immediately preceding the Closing, and (ii) the aggregate federal, state and local tax obligation or liability incurred (after taking into account the appropriate utilization of any available net operating loss carryforwards), if any, by the National Mortgage Parents on account of or in connection with the Unrelated Assets/Liabilities Transfer and the Equipment Transfer (which are not expected to occur until the Closing). See "THE MERGERS -- National Mortgage Parents Merger Consideration -- Definition of Merger Consideration Terms" and "-- Certain Other Agreements of Companies -- Disposition of Unrelated Assets and Liabilities" and "-- Acquisition of Partnership Assets."

     As each shareholder of the National Mortgage Parents owns the same percentage interest of each of the six National Mortgage Parents (but owns a different number of shares of common stock in each) and since Boatmen's can, and has indicated that it would, terminate the Merger Agreement if each Merger is not approved by the shareholders of the respective Company involved in the Merger, separate per share conversion ratios for each of the six National Mortgage Parents as set forth above are not necessary or meaningful. Therefore, the "BOATMEN'S/NATIONAL MORTGAGE PARENTS SELECTED

COMPARATIVE PER SHARE/PERCENTAGE OF OWNERSHIP INTEREST DATA" set forth herein presents financial data on a "per percentage of ownership interest" basis for all six National Mortgage Parents.

     NA PREFERRED MERGER CONSIDERATION

     Pursuant to the Merger Agreement, (i) each share of preferred stock, par value $.0001, of each of the six National Mortgage Parents issued and outstanding immediately prior to the Effective Time (other than shares any holders of which have duly exercised and perfected their dissenters' rights under the Tennessee Corporate Law) will be cancelled and converted, in the applicable National Mortgage Parent Merger, into the right to receive .0001 of a share of Boatmen's Common (together with any Rights attached thereto), subject to the provisions of the Merger Agreement concerning the treatment of fractional shares, and (ii) each share of class B preferred stock, no par value, of Macon issued and outstanding immediately prior to the Effective Time (other than shares any holders of which have duly exercised and perfected their dissenters' rights under the Tennessee Corporate Law) will be cancelled and converted, in the Macon Merger, into the right to receive .000165 of a share of Boatmen's Common (together with the Boatmen's Rights attached thereto), subject to the provisions of the Merger Agreement concerning the treatment of fractional shares. See "THE MERGERS -- Fractional Share Treatment."

                NA Preferred Merger Consideration


- ------------------------------------------------------------------------------------------------
                                NUMBER OF SHARES OF              SHARES OF BOATMEN'S COMMON
                                  PREFERRED STOCK                    TO BE RECEIVED PER
           COMPANY            ISSUED AND OUTSTANDING             SHARE OF PREFERRED STOCK<F1>
- ------------------------------------------------------------------------------------------------
     B-M Homes                               158,222                                    .0001
- ------------------------------------------------------------------------------------------------
     Macon
- ------------------------------------------------------------------------------------------------
          Class A Preferred                  160,264                                    .0001
- ------------------------------------------------------------------------------------------------
          Class B Preferred                   64,571                                  .000165
- ------------------------------------------------------------------------------------------------
     Marbel                                    1,256                                    .0001
- ------------------------------------------------------------------------------------------------
     Margolin Appliance                       68,750                                    .0001
- ------------------------------------------------------------------------------------------------
     Margolin Realty                          19,652                                    .0001
- ------------------------------------------------------------------------------------------------
     National Builders                       157,745                                    .0001
- ------------------------------------------------------------------------------------------------

- ------------------------------
<F1>    Boatmen's will not issue fractional shares in the Mergers. See "THE MERGERS -- Fractional
        Share Treatment -- Preferred Fractional Interest."



HOME LOAN COMPANIES MERGER CONSIDERATION

     Pursuant to the Merger Agreement, the common stock of the three Home Loan Companies (other than shares any holders of which have duly exercised and perfected their dissenters' rights under the applicable corporate law) will be cancelled and converted, in the Home Loan Company Mergers, into the right to receive, in the aggregate, such number of shares of Boatmen's Common (together with the Boatmen's Rights attached thereto) as equals the sum of the Base HLC Consideration and the HLC Adjustment for all three Home Loan Companies.

     ALLOCATION OF HLC MERGER CONSIDERATION

     The HLC Merger Consideration will be allocated, pursuant to the Merger Agreement, among the three Home Loan Companies so that, for each Home Loan Company, each issued and outstanding share of its common stock will be cancelled and converted, in the Merger for such Home Loan Company, into the right to receive such number of shares of Boatmen's Common as equals, for such Home Loan Company, the quotient of A divided by B, where A equals the sum of (i) the percentage of the Base HLC Consideration allocated to such Home Loan Company under the Merger Agreement and (ii) the HLC Adjustment with respect to such Home Loan Company, and where B equals the number of shares of common stock of such Home Loan Company issued and outstanding immediately prior to the Effective Time (the "HLC Per Share Merger Consideration"). The portion of the Base HLC Merger Consideration allocated to each Home Loan Company under the Merger Agreement was determined by the parties based upon a variety of factors, including principally, the relative size and financial condition of each Home Loan Company. Boatmen's will not issue fractional shares in the Mergers. See "THE MERGERS -- Fractional Share Treatment."

     As described above, the amount of the HLC Merger Consideration will be determined, as of the Closing, based upon certain figures which are not available as of the date of this Joint Proxy Statement/Prospectus. For example, the amount of the Base HLC Consideration will be determined based upon the Boatmen's Closing Price (which is not determinable until the end of the fifth trading day immediately preceding the date of the Closing), and the HLC Adjustment will be determined based upon the aggregate amount of the Cash Balance, as of Closing, of each Home Loan Company (which is each Home Loan Company's cash and accounts/notes receivables from National Service (with any accounts/notes payable to National Service being a reduction of any such cash and accounts or notes receivable)). See "THE MERGERS -- Definition of Merger Consideration Terms."

     As each shareholder of the Home Loan Companies owns 20% of each of the three Home Loan Companies (but owns a different number of shares of common stock in each) and since Boatmen's can, and has indicated that it would, terminate the Merger Agreement if each Merger is not approved by the shareholders of the respective Company involved in the Merger, separate per share conversion ratios for each of the three Home Loan Companies are not necessary or meaningful. Therefore, the "BOATMEN'S/HOME LOAN COMPANIES SELECTED COMPARATIVE PER SHARE/PERCENTAGE OF OWNERSHIP INTEREST DATA" set forth herein presents financial data on a "per percentage of ownership interest" basis for all three Home Loan Companies.


FRACTIONAL SHARE TREATMENT

     GENERAL

     No fractional share of Boatmen's Common will be issued pursuant to the Merger Agreement and, in lieu thereof, any holder of common or preferred stock of any Company who would otherwise be entitled to a fractional share interest in Boatmen's Common pursuant to the respective Merger of such Company will have the right to receive the whole share(s) of Boatmen's Common or cash as provided below.

     PREFERRED FRACTIONAL INTEREST

     Any fractional share interest in Boatmen's Common otherwise resulting from the conversion of any holder's preferred stock of any National Mortgage Parent pursuant to the respective Merger of such National Mortgage Parent (a "Preferred Fractional Interest") will be aggregated with the Preferred Fractional Interests of such holder with respect to all the National Mortgage Parents and there will be issued by Boatmen's in exchange therefor any whole number of shares of Boatmen's Common as may result from such aggregation, but in no event less than a minimum of one whole share of Boatmen's Common, and in lieu of any excess remaining Preferred Fractional Interest (in addition to such minimum whole share or greater aggregate number of whole shares of Boatmen's Common to which such holder is so entitled) such holder will be paid an amount in cash equal to the product of such excess Preferred Fractional Interest and the closing price of a share of Boatmen's Common on Nasdaq on the trading day immediately preceding the Closing Date (the
"Fractional Share Value").

     COMMON FRACTIONAL INTEREST

     Any fractional share interest in Boatmen's Common otherwise resulting from the conversion of any holder's common stock of any Company pursuant to the respective Merger of such Company (a "Common Fractional Interest") will be aggregated with the Common Fractional Interests of such holder with respect to all the Companies and there will be issued by Boatmen's in exchange therefor any whole number of shares of Boatmen's Common as may result from such aggregation, and in lieu of any excess remaining Common Fractional Interest (in addition to any such aggregate number of whole shares of Boatmen's Common to which such holder is so entitled) such holder will be paid an amount in cash equal to the product of such excess Common Fractional Interest and the Fractional Share Value.


ADJUSTMENT OF BOATMEN'S COMMON

     The Merger Agreement provides that, if between the date thereof and the Closing Date a share of Boatmen's Common is changed into a different number of shares of Boatmen's Common or a different class of shares by reason of reclassification, recapitalization, splitup, exchange of shares or readjustment, or if a stock dividend, non-cash distribution or other extraordinary distribution thereon is declared with a record or effective date within such period, then the number of shares of Boatmen's Common to be issued and delivered to the shareholders of the Companies and the Escrow Agent pursuant to the Merger Agreement and the Escrow Agreement will be appropriately and proportionately adjusted so that each such person will be entitled to receive such number of shares of Boatmen's Common as such person would have received pursuant to such reclassification, recapitalization, splitup, exchange of shares or readjustment or as a result of such stock dividend, non-cash distribution or other extraordinary distribution had the record or effective date therefor been immediately following the Closing Date. In addition, if between the date of the Merger Agreement and the Closing Date, Boatmen's consolidates with or is merged with or into any other corporation (a "Business Combination") and the terms thereof provide that Boatmen's Common will be converted into or exchanged for the shares of any other corporation not controlled by Boatmen's, then provision will be made as part of the terms of such Business Combination so that shareholders of the Companies and the Escrow Agent who will be entitled to receive shares of Boatmen's Common pursuant to the Merger Agreement and the Escrow Agreement will be entitled to receive, in lieu of each share of Boatmen's Common issuable to such shareholders and the Escrow Agent as provided therein and in the Escrow Agreement, the same kind and amount of securities or assets as will be distributable upon such Business Combination with respect to one share of Boatmen's Common.


CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES

     CONVERSION OF NATIONAL MORTGAGE PARENTS SHARES

     At the Effective Time, all of the issued and outstanding shares of common stock and preferred stock of the National Mortgage Parents (other than any shares held by dissenting holders), by virtue of the

Mergers and without any action on the part of the holders thereof, will no longer be outstanding and will be canceled and retired and will cease to exist. After the Effective Time, each holder of any certificate or certificates (other than any shares held by dissenting holders) which immediately prior to the Effective Time represented outstanding shares of common stock of the National Mortgage Parents (the "NA Common Certificates") will thereafter cease to have any rights with respect to such shares, except the right of such holder to receive, without interest, such holder's proportionate share of the Net NA Common Merger Consideration, the dividends and other distributions, if any, pursuant to the Merger Agreement and such holder's beneficial interest in the Escrow Shares upon the surrender of such NA Common Certificates as described below under "-- Exchange of Certificates." After the Effective Time, each holder of any certificate or certificates (other than any shares held by dissenting holders) which immediately prior to the Effective Time represented outstanding shares of preferred stock of the National Mortgage Parents (the "NA Preferred Certificates") will thereafter cease to have any rights with respect to such shares, except the right of such holder to receive, without interest, such holder's proportionate share of the NA Preferred Merger Consideration and the dividends and other distributions, if any, pursuant to the Merger Agreement upon the surrender of such NA Preferred
Certificates as described below.

     CONVERSION OF HOME LOAN COMPANIES SHARES

     At the Effective Time, all of the issued and outstanding shares of common stock of the Home Loan Companies (other than shares held by any dissenting holders), by virtue of the HLC Mergers and without any action on the part of the holders thereof, will no longer be outstanding and will be canceled and retired and will cease to exist, and each holder of any certificate or certificates (other than shares held by any dissenting holders) which immediately prior to the Effective Time represented shares of common stock of the Home Loan Companies (the "HLC Certificates") will thereafter cease to have any rights with respect to such shares, except the right of such holders to receive, without interest, such holder's proportionate share of the HLC Merger Consideration and the dividends and other distributions, if any, pursuant to the Merger Agreement upon the surrender of such HLC Certificates as described below under " -- Exchange of Certificates."

     EXCHANGE OF CERTIFICATES

     As soon as practicable after the Effective Time, Boatmen's Trust Company (the "Exchange Agent") will mail to each record holder of NA Common Certificates, NA Preferred Certificates and HLC Certificates (collectively, the "Certificates") a letter of transmittal (each such letter, the "Merger Letter of Transmittal") and instructions for use in effecting the surrender of the Certificates in exchange for such holder's proportionate share of the aggregate net merger consideration due to such holder under the Merger Agreement. The Merger Letter of Transmittal will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon proper delivery of the Certificates to the Exchange Agent and will be in such form and have such other provisions as Boatmen's may reasonably specify.

     Upon surrender to the Exchange Agent of a Certificate, together with a Merger Letter of Transmittal duly executed and any other required documents, the holder of such Certificate will be entitled to receive in exchange therefor solely such holder's proportionate share of the aggregate net merger consideration
(without interest) due to such holder under the Merger Agreement and the dividends and other distributions, if any, pursuant to the Merger Agreement. No dividends or distributions that are otherwise payable on shares of Boatmen's Common constituting part of any merger consideration under the Merger Agreement will be paid to persons entitled to receive such shares of Boatmen's Common until such persons surrender their Certificates. Upon such surrender, there shall be paid to the person in whose name the shares of

Boatmen's Common will be issued any dividends or distributions which will have become payable with respect to such shares of Boatmen's Common (without interest and subject to any applicable withholding requirements), between the Effective Time and the time of such surrender. SHAREHOLDERS OF THE COMPANIES ARE REQUESTED NOT TO SURRENDER THEIR CERTIFICATES FOR EXCHANGE UNTIL SUCH MERGER LETTER OF TRANSMITTAL AND INSTRUCTIONS ARE RECEIVED.


CONDUCT OF BUSINESS PENDING MERGERS; DIVIDENDS

     Pursuant to the Merger Agreement, each Company has agreed to, and the Companies have agreed to cause National Mortgage and each other Corporation to, carry on after the date of the Merger Agreement its respective business and the discharge or incurrence of its respective obligations and liabilities, only in the usual, regular and ordinary course of business as conducted prior to the date of the Merger Agreement. See "THE MERGERS -- Certain Other Agreements of Companies -- Business in Ordinary Course."

     The Merger Agreement provides that no Corporation may declare or pay any dividend or make any other distribution to its respective shareholders, whether in cash, stock or other property (except to the extent contemplated by the Asset/Liability Transfer Agreement and the Split Dollar Agreements and except for actions necessary to maintain the aggregate amount of cash and net receivables from National Service of the Home Loan Companies at no more than $1,300,000). See "THE MERGERS -- Certain Other Agreements of Companies -- Disposition of Unrelated Assets and Liabilities."


CONDITIONS TO CONSUMMATION OF MERGERS

     CONDITIONS TO EACH PARTIES' OBLIGATIONS

     Boatmen's and the Companies' obligations to effect the Mergers under the Merger Agreement are each subject to the satisfaction (or, where permissible, waiver by Boatmen's or the Companies, as the case may be), at or prior to the Closing Date, of the following conditions: (i) the other parties will have performed and complied in all material respects with all of their obligations and agreements required to be performed prior to the Closing Date under the Merger Agreement; (ii) no order, injunction, or other legal restraint or prohibition preventing the consummation of the Merger Agreement will be in effect (or proceeding seeking the same pending) and no action will have been taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the transactions contemplated by the Merger Agreement which makes the consummation of the Merger Agreement illegal; (iii) all necessary regulatory approvals, consents, authorizations and other approvals (including the requisite approval of the Merger Agreement and the transactions contemplated thereby by the shareholders of each Company) required by law for consummation of the Merger Agreement will have been obtained and all waiting periods required by law will have expired; (iv) each party will have received all required documents under the Merger Agreement (all in form and substance reasonably satisfactory to such party) from the other party (and, in the case of Boatmen's, also from National Service); and (v) the Registration Statement relating to the Boatmen's Common to be issued pursuant to the Mergers will have become effective, and no stop order suspending the effectiveness of the Registration Statement will have been issued and no proceedings for that purpose will have been initiated or threatened by the SEC.

     ADDITIONAL CONDITIONS TO BOATMEN'S OBLIGATIONS

     Boatmen's obligations to effect the Mergers under the Merger Agreement are further subject to the satisfaction (or, where permissible, waiver by Boatmen's), at or prior to the Closing Date, of the following additional conditions: (i) the representations and warranties made in the Merger Agreement relating to the Corporations and National Service (a) that are therein qualified as to materiality will be true on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date, or (b) that are not therein qualified with respect to materiality will be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date; (ii) if all materiality qualifications to the representations and warranties made in the Merger Agreement relating to the Corporations are disregarded, the collective effect of all breaches of such unqualified representations and warranties will not constitute a Material Adverse Effect on the Companies; (iii) Boatmen's will have received an opinion letter, dated as of the Closing Date, from Ernst & Young LLP, its independent public accountants, to the effect that the transactions contemplated by the Merger Agreement will qualify for pooling of interests accounting treatment if closed and consummated in accordance with the Merger Agreement (provided that such opinion letter need not be received by Boatmen's as aforesaid if Ernst & Young LLP is unable to render such opinion solely because of the occurrence of a Business Combination) (see "THE MERGERS -- Accounting Treatment"); (iv) Boatmen's will have received from its counsel, Lewis, Rice & Fingersh, an opinion to the effect that if the Mergers are consummated in accordance with the terms set forth in the Merger Agreement (a) each such Merger will constitute a reorganization within the meaning of Section 368(a) of the Code,
(b) no gain or loss will be recognized by any Acquisition Sub upon the transfer of substantially all of its assets to the Company into which it is merging in exchange solely for the common stock of the Company into which it is merging and the assumption by the Company into which it is merging of any liabilities of such Acquisition Sub, and (c) no gain or loss will be recognized by any Company upon the receipt of substantially all of the assets of the Acquisition Sub with which it is merging in exchange for such Company's common stock (see "THE MERGERS -- Federal Income Tax Consequences");
(v) the Companies or National Mortgage shall have received all Permits required pursuant to the Merger Agreement (as used in the Merger Agreement "Permit" means all Licenses, permits, orders, consents, approvals, registrations, authorizations, qualifications and filings with and under all federal, state, local or foreign laws and governmental or regulatory bodies and all industry or other nongovernmental self-regulatory organizations except that the term does not include the prior approval of the Federal Reserve Board, any filings to be made with the DOJ pursuant to the HSR Act, and any filings to be made with and declarations of effectiveness or other orders to be obtained from the SEC, any state blue sky authorities and Nasdaq in connection with the registration and listing of Boatmen's Common to be issued pursuant to the Merger Agreement); (vi) the aggregate principal amount of the Mortgage Servicing Portfolio will not be less than $10,000,000,000 (provided that the fact that the Mortgage Servicing Portfolio is greater than such amount as of Closing will not be deemed to create any inference or presumption that a Material Adverse Change in the Companies could not have occurred); (vii) certain agreements identified in the Merger Agreement (the "Related Agreements") will be in full force and effect; (viii) certain NMC Affiliate Agreements (as defined below; see "THE MERGERS -- Representations and Warranties of Parties -- Companies") identified in the Merger Agreement, and any other NMC Affiliate Agreement which is specified in a written notice given by Boatmen's to the Companies within 30 days after the date of the Merger Agreement, will have been terminated and canceled without obligation to any Corporation and, at Boatmen's election, new agreements or arrangements with respect to the subject matter thereof will have been entered into with the NMC Affiliate which was the party to such terminated NMC Affiliate Agreement, or such NMC Affiliate Agreement will have been replaced with an agreement with another party, on such arms-length, market terms and provisions as are acceptable to Boatmen's in its reasonable discretion; (ix) the total costs, expenses and fees incurred by the Corporations in connection with the Merger Agreement and the transactions contemplated thereby will not exceed the sum of $3,400,000 (it being understood and agreed by the parties that (a) NMC Affiliates, or other third persons, may pay any portion of such costs or expenses or reimburse the Corporations therefor in order to cause this condition to Boatmen's obligations to be satisfied, and (b) the costs, expenses and fees incurred in connection with obtaining environmental investigations and Permits pursuant to the Merger Agreement (see "THE MERGERS -- Certain Other Agreements of Companies -- Environmental Inspections" and "-- Permits") will not be applied against the $3,400,000 amount);
(x) no shareholder of any National Mortgage Parent will have demanded payment of fair value of his or her shares of common stock of such National Mortgage Parent under the Tennessee Corporate Law unless such shareholder will have made such demand with respect to his or her shares in all National Mortgage Parents of which such person is a shareholder (see "THE MERGERS -- Dissenters' Rights"); and (xi) no shareholder of any National Mortgage Parent will have demanded payment of fair value of his or her shares of preferred stock of such National Mortgage Parent under Tennessee Corporate Law (see "THE MERGERS -- Dissenters' Rights").

     ADDITIONAL CONDITIONS TO COMPANIES' OBLIGATIONS

     The Companies' obligations to effect the Mergers under the Merger Agreement are further subject to the satisfaction (or, where permissible, waiver by the Companies), at or prior to the Closing Date, of the following additional conditions: (i) the representations and warranties made in the Merger Agreement relating to Boatmen's (a) that are therein qualified as to materiality will be true on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date, or (b) that are not therein qualified with respect to materiality will be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date; (ii) if all materiality qualifications to the representations and warranties made in the Merger Agreement relating to Boatmen's are disregarded, the collective effect of all breaches of such unqualified representations and warranties will not constitute a Material Adverse Effect on Boatmen's; (iii) the Companies will have received from Andrews & Kurth L.L.P., special tax counsel to the Companies, an opinion to the effect that if the Mergers are consummated in accordance with the terms set forth in the Merger Agreement,
(a) each such Merger will constitute a reorganization within the meaning of Section 368(a) of the Code; (b) no gain or loss will be recognized by the holders of shares of common stock of any Company as a result of the exchange of such shares for Boatmen's Common (except for cash received in lieu of fractional shares); (c) the basis of shares of Boatmen's Common received by such holders will be the same as the basis of the shares of stock exchanged therefor; and (d) the holding period of the shares of Boatmen's Common received by such holders will include the holding period of the shares of stock exchanged therefor, provided such shares were held as capital assets as of the Effective Time (see "THE MERGERS -- Federal Income Tax Consequences"); and (iv) the Companies will have received from their financial advisor, Donaldson, Lufkin & Jenrette, the reaffirmation of the opinion of such financial advisor, originally rendered and delivered to the Companies at the meetings of the Boards of Directors of the Companies at which the Merger Agreement was approved by such Boards of Directors, to the effect that the transaction contemplated thereby is fair to the Companies and their shareholders from a financial point of view, which such reaffirmation of such opinion shall be dated as of or shortly prior to the date of this Joint Proxy Statement/Prospectus (see "THE MERGERS -- Opinion of Companies' Financial Advisor"); and
(v) the shares of Boatmen's Common to be issued pursuant to the Merger Agreement will have been approved for listing on Nasdaq.

REGULATORY APPROVALS

     The Mergers are subject to the prior approval of the Federal
Reserve Board and notice to and filings with the DOJ under the HSR Act. Boatmen's has filed an application for the required regulatory approval from the Federal Reserve Board and has submitted notice to and filings with the DOJ.

     National Mortgage is licensed in various states in order to engage in the business of mortgage banking. Certain of such states require that any proposed change in control of the licensed entity be approved by such licensing authority. National Mortgage is seeking such prior approval where necessary. Boatmen's obligation to consummate the Mergers is subject to receipt of all such Permits which are material to consummation of the transactions contemplated by the Merger Agreement.

TERMINATION OR ABANDONMENT

     The Merger Agreement may be terminated at any time prior to the Effective Time: (i) by either party if the Closing Date does not occur on or prior to July 7, 1995; (ii) by the mutual written agreement of the parties at any time prior to the Closing Date (regardless of whether approval of the Merger Agreement and the transactions contemplated thereby by the shareholders of any Company shall have been previously obtained); (iii) in the event that there is (a) a material breach in any of the representations and warranties of any Company or National Service, on the one hand, or Boatmen's, on the other hand, that is not qualified as to materiality, (b) a breach in any of the representations and warranties of any Company or National Service, on the one hand, or Boatmen's, on the other hand, that is qualified as to materiality or (c) a failure to comply in any material respect with any agreements of any Company or National Service, on the one hand, or Boatmen's, on the other hand, which breach, in each case, is not cured within twenty days after notice to cure such breach is given to the breaching party by the non-breaching party, then the non-breaching party, regardless of whether approval of the Merger
Agreement and the transactions contemplated thereby shall have been previously obtained from the shareholders of the Companies, may terminate and cancel the Merger Agreement by providing written notice of such action to the other party or parties hereto; (iv) by Boatmen's if certain reports of environmental inspection on the real properties of the Corporations to be obtained pursuant to the Merger Agreement should disclose any contamination or presence of hazardous wastes, the estimated clean up or other remedial cost of which exceeds $3,000,000; (v) by either party, regardless of whether approval of the Merger Agreement and the transactions contemplated thereby shall have been previously obtained from the shareholders of any Company, in the event that any of the conditions to its obligations are not satisfied or waived on or prior to the Closing Date (and not cured within any applicable cure period); (vi) by Boatmen's if any regulatory application filed pursuant to the Merger Agreement or any Permit sought pursuant to the Merger Agreement which is material to the consummation of the transactions contemplated by the Merger Agreement is finally denied, disapproved or not issued or granted by the respective regulatory authority or agency; (vii) by either party if the Merger Agreement and the transactions contemplated thereby are not approved by a vote of at least 75% of the outstanding common shares (voting separately as classes) and 75% of the outstanding shares of any class of preferred stock of each National Mortgage Parent and a vote of at least 75% of the outstanding common shares of each Home Loan Company at the Special Meetings; (viii) by Boatmen's in the event that any Corporation becomes a party or subject to any material regulatory enforcement action or administrative, civil or criminal proceeding with any Agency or other governmental or regulatory authority after the date of the Merger Agreement;
(ix) by Boatmen's if the Related Agreements are not executed by the appropriate persons and the originals or photocopies thereof, as appropriate, delivered to Boatmen's within 45 days after the date of the Merger Agreement (provided in the case of the New Leases and the Alliance Building Agreements (a) such date will be 60 days after the date of the Merger Agreement and (b) that Boatmen's has not breached its agreement under the Merger Agreement to negotiate and enter into such documents in good faith); (x) by Boatmen's during the five business day period after it receives from the Companies, pursuant to the Merger Agreement, the National Mortgage Financial Statements, if Boatmen's, in its sole and absolute discretion, is not satisfied therewith; and (xi) by the Companies if both of the following conditions are satisfied: (a) the Boatmen's Average Price is less than $27.20; and (b) the number obtained by dividing the Boatmen's Average Price by $31.31 (the closing price of Boatmen's Common, as reported on Nasdaq on May 5, 1994), is less than the number obtained by dividing the Final Index Price by the Initial Index Price and subtracting 0.15 from such quotient.


TERMINATION FEES

     SHAREHOLDER APPROVAL DENIAL

     Pursuant to the Merger Agreement, if the Merger Agreement and the transactions contemplated thereby are not approved by the requisite vote of the shareholders of the Companies, the Companies will be obligated, jointly and severally, to pay to Boatmen's the sum of $2,500,000.

     OCCURRENCE OF TRIGGERING EVENT

     Pursuant to the Merger Agreement, upon the occurrence of a Triggering Event after the termination of this Agreement pursuant to Section 10.01(a) (termination by Boatmen's on account of breaches of representations and warranties), 10.01(b) (termination by Boatmen's on account of Material Adverse Effect on the Companies), 10.01(c) (termination by Boatmen's on account of material breach by the Companies or National Service of any of their obligations and agreements required to be performed under the Merger Agreement), 10.01(f) (termination by Boatmen's on account of the Companies' or National Service's failure to provide documents required under the Merger Agreement), 10.01(g) (termination by Boatmen's on account of the failure of Ernst & Young LLP to provide an opinion letter to the effect that the transactions contemplated by the Merger Agreement qualify for pooling of interests accounting treatment under Accounting Principles Board Opinion No. 16;
provided the failure to obtain such opinion results from any action or failure to act of the Companies, any other Corporation, or any NMC Affiliate after the date of the Merger Agreement), 10.01(l)
(termination by Boatmen's on account of the failure of the Related Agreements to be in full force and effect as of the Closing Date;
other than the failure of the Escrow Agent to execute the Escrow
Agreement), 10.01(m) (termination by Boatmen's on account of the failure of certain NMC Affiliate Agreements to be terminated and canceled without obligation to any Corporation), 10.01(n)
(termination by Boatmen's on account of the total costs, expenses and fees incurred by the Corporations in connection with the Merger Agreement and the transactions contemplated thereby exceeding the sum of $3,400,000), 10.01(o) (termination by Boatmen's on account of any shareholder of any National Mortgage Parent having demanded payment of fair value of his or her shares of common stock of such National Mortgage Parent under the Tennessee Corporate Law but not with respect to his or her shares in all National Mortgage Parents of which such person is a shareholder), 10.01(p) (termination by Boatmen's on account of any shareholder of any National Mortgage
Parent having demanded payment of fair value of his or her shares of preferred stock of such National Mortgage Parent under Tennessee Corporate Law), 11.02 (termination by Boatmen's on account of any material breach of a representation, warranty or agreement by the Companies or National Service), 11.06 (termination by Boatmen's on account of the failure of the shareholders of each of the Companies to approve the Merger Agreement by the requisite vote) or 11.12
(termination by Boatmen's on account of the failure of the Related Agreements to be executed within the time periods provided therefor in the Merger Agreement, other than the failure of the Escrow Agent to execute the Escrow Agreement), the Companies thereupon shall be obligated, jointly and severally, to pay to Boatmen's the additional sum of Two Million Five Hundred Thousand Dollars
($2,500,000).

     The term "Triggering Event" means the consummation of any Superior Transaction announced within twelve months after the date of the Merger Agreement and consummated within 24 months after the date of the Merger Agreement.


SUPERIOR TRANSACTIONS

     The Merger Agreement provides that if, prior to the approval of the Merger Agreement by the shareholders of the Companies at the Special Meetings and without causing a breach of the Merger Agreement, any one or more of the Companies or National Mortgage enters into an agreement with any person not a party thereto which, if consummated in accordance with its terms, would constitute a Superior Transaction, the Companies may terminate the Merger Agreement effective immediately upon written notice to Boatmen's; provided, however, that within ten business days of any termination pursuant to the foregoing provisions, the Companies will, jointly and severally, pay to Boatmen's the sum of $5,000,000. The provision described above is be an alternative to, and not in addition to, the other termination fees described above under "THE MERGERS -- Termination Fees."


DISSENTERS' RIGHTS

     The shareholders of the Companies will have the right to dissent from the Mergers in accordance with applicable laws. The rights of shareholders of the National Mortgage Parents and National Builders, each of which are Tennessee corporations, who choose to dissent from a Merger involving one or more of such Companies are governed by Sections 48-23-101 through 48-23-302 of the Tennessee Corporate Law, a copy of which is attached hereto as Appendix F. The rights of shareholders of Arkansas Home, which is an Arkansas corporation, who choose to dissent from the Arkansas Home Merger are governed by Sections 4-27-1301 through 4-27-1331 of the Arkansas Corporate Law, a copy of which is attached hereto as Appendix G. The rights of shareholders of National Home Mississippi, which is a Mississippi corporation, who choose to dissent from the National Home Mississippi Merger are governed by Sections 79-4-13.01 through 79-4-13.31 of the Mississippi Law, a copy of which is attached hereto as Appendix H. The foregoing portions of the Tennessee Corporate Law, the Arkansas Corporate Law and the Mississippi Law, which are similar and apply in the same manner to each Company, are referred to herein collectively as the "Dissenters' Rights Law."

     The Dissenters' Rights Law provides that a Company shareholder who wishes to assert dissenters' rights must deliver to the Company a written notice indicating the shareholder's intent to demand payment for his or her shares of Company stock. This notice must be delivered to the Company before the vote is taken at the Special Meetings and the shareholder must not vote in favor of approving the Merger Agreement. A shareholder who fails to deliver the notice or refrain from voting in favor of approving the Merger Agreement is not entitled to payment for his or her shares under the Dissenters' Rights Law. A shareholder who fails to vote will not be deemed, solely by reason of not voting, to have waived any right to payment under the Dissenters' Rights Law. A vote against the Mergers will not, however, be deemed to satisfy the notice requirements under the Dissenters' Rights Law.

     Following the Special Meetings, the Company must deliver a written dissenters' notice to all shareholders who notified the Company that they intended to demand payment for their shares and who did not vote in favor of the Merger Agreement. This dissenters' notice must be sent no later than ten days after shareholder approval of the Merger Agreement is received and must:
(i) state where the payment demand must be sent and where and when certificate(s) for shares of stock must be deposited; (ii) supply a form for demanding payment for the shares that includes the date of the first announcement to the news media or to shareholders of the terms of the proposed Merger and requires that the person asserting dissenters' rights certify whether or not the person acquired beneficial ownership of the shares before that date; (iii) set a date by which the Company must receive the payment demand which must be between 30 and 60 days after the dissenters' notice is delivered; and (iv) be accompanied by a copy of the Dissenters' Rights Law governing dissenters' rights. A dissenting shareholder must demand payment, certify whether beneficial ownership of the share was acquired before the date set forth in the dissenters' notice and deposit his stock certificates in accordance with the terms of such notice. A shareholder who demands payment and deposits stock certificates in accordance with the terms of the dissenters' notice retains all other rights as a shareholder until the rights are canceled or modified by the effectuation of the Merger. A shareholder who fails to demand payment or deposit stock certificates as required by the dissenters' notice by the respective dates set forth therein is not entitled to payment for his or her shares.

     If a dissenting shareholder was the beneficial owner of his or her shares on or prior to the date of the first announcement to the news media or to shareholders of the terms of the Merger (a "Pre-Announcement Shareholder"), the Dissenters' Rights Law requires the Company to pay such shareholder the amount that the Company estimates to be the fair value of the shareholder's shares and accrued interest. Payment must be made as soon as the Merger is consummated and must be accompanied by year-end and interim financial statements of the Company, a statement of the Company's estimate of the fair value of the shares, an explanation of how the interest was calculated, a statement of the dissenting shareholder's right to demand payment under the Dissenters' Rights Law and a copy of the Dissenters' Rights Law. If a dissenting shareholder was not the beneficial owner of his or her shares prior to the date of the first announcement to news media or to shareholders of the terms of the Merger (a "Post-Announcement Shareholder"), the Company may elect to withhold payment of the fair value of the dissenting shareholder's shares. To the extent such payment is withheld, the Company is required to estimate the fair value of the dissenting shareholder's shares, plus accrued interest, and offer to pay this amount to each Post-Announcement Shareholder who agrees to accept it in full satisfaction of his or her demand. The offer must be accompanied by a statement of the Company's estimate of value, an explanation of how the interest was calculated and a statement of the dissenting shareholder's right to demand payment under the Dissenters' Rights Law.

     The Dissenters' Rights Law provides that a dissenting shareholder may notify the Company in writing of his or her estimate of the fair value of his or her shares and amount of interest due and demand payment of the amount of such estimate (less any payment already made by the Company), or reject the Company's offer (if a Post-Announcement Shareholder) and demand payment of the fair value of his or her shares and interest due if
(i) the dissenter believes the amount paid or offered is less than the fair value of his or her shares; (ii) the Company fails to pay Pre-Announcement Shareholders within 60 days after the date set for demanding payment; or (iii) the Merger is not consummated and the Company fails to return the deposited stock certificates within 60 days after the date set for demanding payment. In order to exercise the rights granted by the Dissenters' Rights Law, a dissenter must notify the Company in writing within 30 days after the Company makes or offers payment for the dissenter's shares.

     If a demand for payment by a dissenting Company shareholder under the Dissenters' Rights Law remains unsettled within 60 days after the Company's receipt of the payment demand, the Company must commence a proceeding and petition the court to determine the fair value of the shares. If such a proceeding is not commenced within the 60 day period, the Company must pay each dissenting shareholder whose demand remains unsettled the amount demanded. All dissenting shareholders whose demands remain unsettled must be made parties to the proceeding and must be served with a copy of the petition. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. In any such proceeding, each dissenting shareholder made a party is entitled to a judgment in the amount of the difference between the fair value found by the court and the amount paid by the Company, plus interest on such difference, in the case of a Pre-Announcement Shareholder; or the fair value, plus accrued interest, of the dissenting shareholder's shares for the Company elected to withhold payment, in the case of a Post-Announcement Shareholder. The court in an appraisal proceeding has the authority to determine and assess the costs of the proceeding, including the compensation and expenses of court-appointed appraisers, in such amounts and against such parties as it deems equitable. The court may also assess fees and expenses of counsel and experts for the parties against the Company if the court finds that the Company did not substantially comply with the requirements of the Dissenters' Rights Law, or against any party if the court finds that the party acted arbitrarily, vexatiously, or not in good faith. The Dissenters'
Rights Law also makes provision for compensation of counsel for any dissenting shareholder whose services benefitted other dissenting shareholders similarly situated to be paid out of the amounts awarded the dissenting shareholders who were benefitted, if not assessed against the Company.

     THE FOREGOING SUMMARY OF THE RIGHTS OF SHAREHOLDERS TO DISSENT AND DEMAND PAYMENT FOR THEIR SHARES DOES NOT PURPORT TO BE A COMPLETE STATEMENT OF THE DISSENTERS' RIGHTS LAW, AND IS QUALIFIED BY REFERENCE TO THE EXCERPTS OF THE DISSENTERS' RIGHTS LAW FOR TENNESSEE, ARKANSAS AND MISSISSIPPI WHICH ARE SET FORTH IN FULL AS APPENDICES F, G AND H HERETO, RESPECTIVELY.

     ANY FAILURE TO FOLLOW THE DETAILED PROCEDURES SET FORTH IN THE APPLICABLE DISSENTERS' RIGHTS LAW (TENNESSEE, ARKANSAS OR
MISSISSIPPI) MAY RESULT IN A SHAREHOLDER LOSING ANY RIGHT HE OR SHE MAY HAVE TO DISSENT FROM THE MERGER AND DEMAND FAIR VALUE FOR HIS
OR HER SHARES.

     If (i) the holders of more than approximately 10% of the shares of any Company should exercise their dissenters' rights, thereby preventing the Merger from qualifying as a "pooling of interests" for accounting and financial reporting purposes (see "THE MERGERS -- Accounting Treatment") or (ii) any shareholder of any National Mortgage Parent exercises his or her dissenters' rights and demands payment of fair value of his or her shares of common stock with respect to less than all of the National Mortgage Parent Mergers or (iii) if any shareholder of any National Mortgage Parent exercises his or her dissenters' rights and demands payment of fair value of his or her shares of preferred stock of such National Mortgage Parent, then, Boatmen's would not be obligated to consummate the Mergers under the Merger Agreement. See "THE MERGERS -- Conditions to Consummation of Mergers -- Additional Conditions to Boatmen's Obligations" and "-- Termination or Abandonment."

REPRESENTATIONS AND WARRANTIES OF PARTIES

     COMPANIES

     The Merger Agreement includes various representations and warranties concerning the Companies. These include, among others, representations and warranties by the Companies, except as otherwise disclosed to Boatmen's, as to: (i) the organization, capitalization and subsidiaries of the Companies; (ii) the due authorization and execution of the Merger Agreement by each of the Companies; (iii) the accuracy of the unaudited financial statements of the Companies (which include those of all of the Corporations except National Mortgage and its subsidiary) (together, the "Company Financial Statements") and the accuracy of the audited consolidated financial statements of National Mortgage and its subsidiary (together, the "National Mortgage Financial Statements;" the Company Financial Statements and the National Mortgage Financial Statements are referred to collectively as the "Financial Statements"); (iv) the absence of any Material Adverse Change to the Companies since the date of the earliest Company Financial Statement of each respective Company (and its subsidiaries, if applicable) and the absence of any Material Adverse Change to National Mortgage and its subsidiary since January 31, 1994 (the term "Material Adverse Change" or "Material Adverse Effect" means, when used with respect to the Companies, National Service or Boatmen's, as the case may be, any change or effect that is materially adverse to the financial condition, results of operations or business of the Companies and their subsidiaries taken as a whole or Boatmen's and its subsidiaries taken as a whole, as the case may be); (v) the filing of tax returns and other tax matters; (vi) the absence of pending or threatened litigation or other such actions; (vii) agreements with employees;
(viii) employee matters and ERISA; (ix) title to properties and the absence of liens (except as specified); (x) environmental matters;
(xi) the absence of undisclosed liabilities; (xii) ownership of assets necessary to conduct the business and operations of National Mortgage; (xiii) agreements ("NMC Affiliate Agreements") between any Corporation and any NMC Affiliate (the term (a) "NMC Affiliate" means and includes any director or officer of any Corporation, any shareholder (except another Corporation) of any Corporation, and any Shareholder Affiliate; (b) "Shareholder Affiliate" means and includes any (1) Immediate Family Member of any shareholder of any Company who is an individual; (2) beneficiary of any trust which is a shareholder of any Company; (3) corporation (except another Corporation) in which a shareholder of any Corporation, or an Immediate Family Member of such person, owns, directly or indirectly, in the aggregate with any other NMC Affiliates, more than 10% of the capital stock thereof; (4) partnership in which a shareholder of a Corporation (except another Corporation), or an Immediate Family Member of such person, is a general partner, or, in the aggregate with any other NMC Affiliates, a 10% or more limited partner; and (5) trust for the benefit of any NMC Affiliate (other than a Shareholder Affiliate) or any person or entity described in clause (1), (2), (3) or (4) of this sentence; and
(c) "Immediate Family Member" means and includes the father, mother, spouse, father-in-law, mother-in-law, ex-spouse, son, daughter, step-son, step-daughter, son-in-law, daughter-in-law, grandson or granddaughter of an individual); (xiv) non-banking activities of the Corporations; (xv) the absence, except as disclosed, of brokerage commissions or similar finder's fees in connection with the transactions contemplated by the Merger
Agreement; (xvi) the accuracy of information supplied by any Company in connection with the Registration Statement, this Joint
Proxy Statement/Prospectus and any other documents to be filed with the SEC or any banking or other regulatory authority in connection with the transactions contemplated by the Merger Agreement.

     NATIONAL MORTGAGE AND HOME LOAN COMPANIES

     The Merger Agreement includes various representations and warranties concerning National Mortgage and the Home Loan
Companies. These include, among others, representations and warranties by the Companies, except as otherwise disclosed to Boatmen's, as to: (i) the organization, capitalization and subsidiaries of National Mortgage; (ii) the mortgage banking licenses and qualifications of National Mortgage and the Home Loan Companies; (iii) compliance by National Mortgage with filing requirements and underwriting standards; (iv) the Mortgage
Servicing Portfolio and the Mortgage Loans (the term (a) "Mortgage Servicing Portfolio" means the portfolio of all Mortgage Loans serviced, subserviced, master serviced or held by National Mortgage or a Home Loan Company, and (b) "Mortgage Loan" means any closed mortgage loan, whether or not such mortgage is included in a securitized portfolio, in the Mortgage Servicing Portfolio, as evidenced by notes or other evidences of indebtedness duly secured by mortgages or deeds of trust); (v) title to and enforceability of Mortgage Loans held for the account of National Mortgage or any Home Loan Company; (vi) the Mortgage Servicing Agreements (the term
(a) "Mortgage Servicing Agreement" means a mortgage servicing agreement pursuant to which National Mortgage services, subservices or master services Mortgage Loans for an Investor totalling in principal amount at least $25 million, (b) term "Investor" means (1) any person who owns Mortgage Loans or servicing rights to Mortgage Loans serviced, subserviced or master serviced by National Mortgage pursuant to a Mortgage Servicing Agreement or (2) is a party to an Investor Commitment, and (c) "Investor Commitment" means the optional or mandatory commitment of a person to purchase a Mortgage Loan owned by National Mortgage or securities based on and backed by such Mortgage Loans); (vii) recourse against National Mortgage with respect to Mortgage Loans; (viii) the escrow accounts maintained by National Mortgage; (ix) the collection practices of, and interest rate adjustments by, National Mortgage; (x) advances by National Mortgage in connection with servicing Mortgage Loans;
(xi) the absence of physical damage to any property securing a Mortgage Loan or any Other Real Estate Owned ("OREO"); (xii) proper application of funds by National Mortgage and the Home Loan
Companies with respect to the Mortgage Loans; (xiii) independent mortgage brokers with whom National Mortgage has written agreements; (xiv) Investor Commitments to which National Mortgage is a party; (xv) audits and investigations of National Mortgage;
(xiv) the absence of breaches or violations of any representation, warranty or covenant made by National Mortgage to any Investor;
(xv) the certification of all Pools relating to the Mortgage Loans
(the term "Pool" means an aggregate of one or more Mortgage Loans that have been pledged or granted to secure mortgage-backed securities or participation certificates); (xvi) the disbursement of the Mortgage Loans in accordance with applicable law and regulations; (xvii) the payment by National Mortgage of all applicable taxes, special assessments, ground rents and insurance premiums related to the Mortgage Loans and OREOs; (xviii) tax identifications and property descriptions with respect to the Mortgage Loans; and (xix) accuracy of payoff and assumption statements with respect to Mortgage Loans.

     BOATMEN'S

     The Merger Agreement includes various representations and warranties concerning Boatmen's. These include, among others, representations and warranties by Boatmen's as to: (i) the organization and capitalization of Boatmen's and the Acquisition Subs; (ii) the due authorization and execution of the Merger Agreement by Boatmen's and each Acquisition Sub, and the absence of the need (except as specified) for governmental or third party consents to the execution, delivery and consummation of the Merger Agreement; (iii) subsidiaries of Boatmen's; (iv) the accuracy of Boatmen's financial statements and filings with the SEC; (v) the absence of any Material Adverse Change to Boatmen's since December 31, 1993; (vi) the absence of material pending or threatened litigation or other such actions; (vii) certain reports required to be filed with various regulatory agencies; (viii) material compliance with applicable laws and regulations; and (ix) the accuracy of information supplied by Boatmen's in connection with the Registration Statement, this Joint Proxy Statement/Prospectus and any other documents to be filed with the SEC or any banking or other regulatory authority in connection with the transactions contemplated by the Merger Agreement.

     NATIONAL SERVICE

     The Merger Agreement includes various representations and warranties concerning National Service. These include, among others, representations and warranties by National Service and the Companies as to: (i) the organization of National Service; (ii) the due authorization and execution of the Merger Agreement by National Service; (iii) the accuracy of the unaudited financial statements of National Service (the "National Service Financial Statement");
(iv) the absence of any Material Adverse Change to National Service since the date of the National Service Financial Statement; (v) all notes payable, accounts payable, deposit liabilities or other payables or indebtedness of National Service (the "National Service Payables") as of June 30, 1994; (vi) all accounts receivable, advances receivable or other loans due to National Service
(the "National Service Receivables") as of June 30, 1994; (vii) the absence of liabilities or obligations of the Corporations for any National Service Payable or any other debt, obligation or liability of National Service, except pursuant to that certain Guaranty Agreement dated February 12, 1993 (the "Guaranty Agreement"); and
(viii) the scope of the Guaranty Agreement.


WAIVER AND AMENDMENT

     Prior to or at the Effective Time, any provision of the Merger Agreement, including, without limitation, the conditions to consummation of the Mergers, may be (i) waived (where permissible), in writing, by the party which is entitled to the benefits thereof; or (ii) amended at any time by written agreement of the parties, whether before or after approval of the Merger Agreement and the transactions contemplated thereby by the shareholders of a Company; provided, however, that after any such approval, no such amendment or modification may alter the amount or change the form of the consideration contemplated by the Merger Agreement to be received by the shareholders of any Company. It is anticipated that a condition to the obligations of the Companies and Boatmen's to consummate the Mergers would be waived only in those circumstances where the Boards of Directors of the Companies or Boatmen's, as the case may be, deems such waiver to be in the best interests of the Companies and their shareholders or Boatmen's and its shareholders, as the case may be.


EXPENSES AND FEES

     Except as otherwise provided in the Merger Agreement (see "THE MERGERS -- Termination Fees" and "-- Superior Transactions"), in the event that the Merger Agreement is terminated, no party thereto will have any liability to any other party for costs, expenses, damages or otherwise; provided, however, that, notwithstanding the foregoing, in the event that the Merger Agreement is terminated on account of a knowing breach of any of the representations and warranties set forth therein or any breach of any of the agreements set forth therein, then the non-breaching party will be entitled to recover appropriate damages from the breaching party. It is a condition to Boatmen's obligations to consummate the Merger Agreement that the total costs, expenses and fees incurred by the Corporations in connection with the Merger Agreement and the transactions contemplated thereby will not exceed $3.4 million; provided, however, that NMC Affiliates, or other third persons, may pay any portion of such costs or expenses or reimburse the Corporations therefor to cause this condition to be satisfied; and provided, further, that costs, expenses and fees incurred in connection with certain environmental reports and the obtaining of certain Permits will not be applied against the $3.4 million amount. See "THE MERGERS -- Conditions to Consummation of
Mergers -- Additional Conditions to Boatmen's Obligations."

FEDERAL INCOME TAX CONSEQUENCES

     The following discussion summarizes certain federal income tax consequences of the Mergers to Shareholders of the Companies. The discussion does not address all aspects of federal income taxation that may be relevant to a particular Shareholder (for example, the federal income tax consequences resulting from the satisfaction of Claims pursuant to the Escrow Agreement or transactions involving the transfer of partnership assets) and may not be applicable to particular Shareholders, such as Shareholders who are not citizens or residents of the United States. Further, the discussion does not address aspects of federal taxation other than the specific income tax matters discussed herein nor does it address the effect of any applicable foreign, state, local or other tax laws.

     EACH SHAREHOLDER IS URGED TO CONSULT HIS OR HER OWN TAX
ADVISOR AS TO THE PARTICULAR FEDERAL, FOREIGN, STATE, LOCAL OR
OTHER TAX CONSEQUENCES TO HIM OR HER OF THE MERGERS.

     None of the Companies, nor Boatmen's, has requested a ruling from the Service in connection with the Mergers. The Companies have been advised by their special tax counsel, Andrews & Kurth L.L.P., that if the Mergers are consummated in accordance with the terms of the Merger Agreement and assuming no adverse change in applicable law, it will render as of the Closing Date its opinion to the effect that: (i) each Merger will constitute a reorganization within the meaning of Section 368(a) of the Code;
(ii) no gain or loss will be recognized by the Shareholders as a result of the exchange of shares of common or preferred stock of the Companies for shares of Boatmen's Common (except for cash received in lieu of fractional shares); (iii) the basis of shares of Boatmen's Common received by such Shareholders will be the same as the basis of the shares of stock of the Company exchanged therefor; and (iv) the holding period of the shares of Boatmen's Common received by such Shareholders will include the holding period of the shares of stock exchanged therefor, provided such shares were held as capital assets as of the Effective Time.

     The opinion will be subject to certain assumptions and based on certain representations of each of the Companies, Boatmen's and the Shareholders. Further, the opinions will be based on current law, which could be amended, revoked, or modified with or without retroactive effect, in a manner which would change such opinions. The opinions will neither be binding upon the Service, nor will the Service be precluded from taking a contrary position. Because no authority has been found that directly addresses the federal income tax consequences of a transaction substantially similar to the Mergers, the opinions will not be entirely free from doubt. If litigated by the Service, there can be no assurance that a court would necessarily agree with Andrews & Kurth L.L.P.'s opinions. Nonetheless, Andrews & Kurth L.L.P. is of the opinion that a court would agree with its conclusions if the questions were properly litigated.

     Providing that the Mergers qualify as reorganizations under
Section 368(a) of the Code, each merger will have the following principal federal income tax consequences for the Shareholders:

     A. No gain or loss will be recognized by a Shareholder who exchanges all of his shares of common or preferred stock of the Companies solely for shares of Boatmen's Common in the Mergers;

     B. The aggregate basis of the shares of Boatmen's Common to be received by a Shareholder in the Mergers (including any fractional share not actually received) will be the same as the aggregate basis of the shares of the Company stock surrendered in exchange therefor;

     C. The holding period of the shares of Boatmen's Common to be received by a Shareholder in the Mergers will include the holding period of the shares of the Company's Stock surrendered in exchange therefor, provided that such shares of stock of the Company are held as capital assets at the Effective Time; and

     D. A Shareholder receiving cash in lieu of fractional shares will recognize gain or loss upon such payment equal to the difference, if any, between such Shareholder's basis in the fractional share, as described above, and the amount of cash received. Such gain or loss will be capital gain or loss if the stock of the Company exchanged therefor is held as a capital asset at the Effective Time. Such gain or loss will be long-term capital gain or loss if the holding period for the fractional share exceeds one year.

     In general, a dissenting holder of a Company's stock receiving solely cash in exchange therefor will recognize gain or loss equal to the difference, if any, between the cash received and the dissenting holder's tax basis of the Company's stock exchanged therefor; such gain or loss, if any, will generally constitute capital gain or loss if the stock for which cash is received is held as a capital asset at the Effective Time and such capital gain or loss will be long-term capital gain or loss if the dissenting holder has held the Company's stock for more than one year.


ACCOUNTING TREATMENT

     It is anticipated that each of the Mergers will qualify as a "pooling of interests" for accounting and financial reporting purposes. In general, under this method of accounting, the assets and liabilities of Boatmen's and the Companies (including National Mortgage) will be carried forward after the Effective Time into the consolidated financial statements of Boatmen's at their recorded amounts; the consolidated income of Boatmen's will include income of Boatmen's and the Companies (including National Mortgage) for the entire fiscal year in which the Mergers occur; and the separately reported income of Boatmen's and the Companies (including National Mortgage) for prior periods will be combined and restated as consolidated income of Boatmen's.

     Under the Merger Agreement, a condition to Boatmen's obligation to consummate the Mergers is its receipt of an opinion from Ernst & Young LLP, the independent public accountants for Boatmen's, to the effect that the Mergers will qualify for "pooling of interests" accounting treatment under Accounting Principles Board Opinion No. 16 if consummated in accordance with the Merger Agreement, unless Ernst & Young LLP is unable to render such an opinion solely because of the occurrence of another Business Combination involving Boatmen's. See "THE MERGERS -- Conditions to Consummation of Mergers -- Additional Conditions to Boatmen's Obligations." In the event such condition is not met, the Mergers would not be consummated unless the condition was waived by Boatmen's (which Boatmen's has indicated it would not intend to do) and the approval of the shareholders of the Companies was resolicited if such change in accounting treatment were deemed material to the financial condition and results of operations of Boatmen's on a pro forma basis.

CERTAIN OTHER AGREEMENTS OF COMPANIES

     BUSINESS IN ORDINARY COURSE

     Pursuant to the Merger Agreement, each Company has agreed to, and the Companies have agreed to cause each Corporation including
National Mortgage to, carry on after the date of the Merger
Agreement its respective business, and the discharge or incurrence of its respective obligations and liabilities, only in the usual, regular and ordinary course of business as conducted prior to the date of the Merger Agreement and that the Companies, National
Mortgage and the other Corporations will not, without the prior written consent of Boatmen's (which shall not be unreasonably withheld): (i) declare or pay any dividend or make any other distribution to shareholders, whether in cash, stock or other property (except to the extent contemplated by the Asset/Liability Transfer Agreement and the Split Dollar Agreements and except for actions necessary to maintain the aggregate amount of cash and net receivables from National Service of the Home Loan Companies at no more than $1,300,000); or (ii) issue any common stock or other capital stock or any options, warrants, or other rights to subscribe for or purchase any capital stock or any securities convertible into or exchangeable for any capital stock (except in accordance with the Modification and Termination Agreement (as defined below; see "THE MERGERS -- Certain Other Agreements of Companies -- Miscellaneous")); or (iii) directly or indirectly redeem, purchase or otherwise acquire any of its capital stock or its subsidiaries' capital stock; or (iv) effect a reclassification, recapitalization, splitup, exchange of shares, readjustment or other similar change in or to any capital stock or otherwise reorganize or recapitalize (except in accordance with the Modification and Termination Agreement); or (v) change its certificate or articles of incorporation or bylaws; or (vi) grant any increase (other than ordinary and normal increases consistent with past practices with respect to employees who are not also NMC Affiliates) in the compensation payable or to become payable to officers or salaried employees, grant any stock options or, except as required by law, adopt or make any change in any bonus, insurance, pension, or other employee plan, agreement, payment or arrangement made to, for or with any of such officers or employees;
or (vii) borrow or agree to borrow any amount of funds except in the ordinary course of business, or directly or indirectly guarantee or agree to guarantee any obligations of others; or
(viii) purchase or otherwise acquire any investment security for its own account having an average remaining life to maturity greater than five years or any asset-backed securities other than those issued or guaranteed by the Government National Mortgage
Association ("GNMA"), the Federal National Mortgage Association
("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC");
or (ix) except for Superior Transactions and the transactions contemplated by the Asset/Liability Transfer Agreement, the Split
Dollar Agreements and the Equipment Transfer Agreement, enter into any agreement, contract or commitment (A) with any NMC Affiliate, or (B) out of the ordinary course of business and involving more than $50,000; or (x) except in the ordinary course of business, place on any of its assets or properties any mortgage, pledge, lien, charge, or other encumbrance; or (xi) except in the ordinary course of business, cancel or accelerate any material indebtedness owing to it or any claims which it may possess or waive any material rights of substantial value; or (xii) sell or otherwise dispose of any real property or any material amount of any tangible or intangible personal property other than properties acquired in foreclosure or otherwise in the ordinary course of business of National Mortgage and its subsidiaries (except to the extent contemplated by the Asset/Liability Transfer Agreement and the Split Dollar Agreements and except for actions necessary to maintain the aggregate amount of cash and net receivables from National Service of the Home Loan Companies at no more than $1,300,000); or (xiii) take title to any real property without first obtaining a phase one environmental report thereon which indicates that the property is free of pollutants, contaminants or hazardous or toxic waste materials (provided that National Mortgage and its subsidiaries will not be required to obtain such a report with respect to single family, non-agricultural residential property of one acre or less to be foreclosed upon unless it has reason to believe or should have reason to believe that such property

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
might contain any such waste materials or otherwise might be contaminated); or (xiv) commit any act or fail to do any act which will cause a breach of any agreement, contract or commitment and which would have a Material Adverse Effect on the Companies; (xv) knowingly violate any law, statute, rule, governmental regulation, or order, which violation would have a Material Adverse Effect on the Companies; or (xvi) purchase any real or personal property or make any other capital expenditure where the amount paid or committed therefor is in excess of $250,000; or (xvii) sell, transfer, lease or encumber any right to service any Mortgage Servicing Agreement, except for Mortgage Loans and related Servicing in the ordinary course of business (the term "Servicing" means the right to receive servicing fee income and other income in connection with the rights and responsibilities of National Mortgage with respect to servicing, subservicing and master servicing Mortgage Loans under Mortgage Servicing Agreements and the maintenance and servicing of any related escrow accounts); or (xviii) materially alter or vary its methods, policies or practices of (A) borrowing from or making advances to National Service,
(B) underwriting, pricing, originating, warehousing, selling and servicing, or buying or selling rights to service, Mortgage
Loans, (C) hedging (which term includes both buying futures and forward commitments from a financial institution) its mortgage loan positions or commitments, or (D) obtaining financing and credit; or
(xix) purchase "bulk" Servicing other than "flow" Servicing, or sell "bulk" Servicing that was included in the Mortgage Servicing
Portfolio as of January 31, 1994 or the date of the Merger
Agreement where the aggregate purchase or sale price is greater than $1,000,000; or (xx) knowingly fail to comply with any applicable law, regulation, ordinance, order, injunction or decree, or fail to comply with any lawful requirement of any governmental body, court, Investor or any contractual obligation in connection with the Mortgage Loans, the Servicing, the Advances or other material contract (the term "Advances" means amounts that have been advanced by National Mortgage in connection with servicing the Mortgage Loans and which are required or permitted to be paid by National Mortgage as the servicer of the Mortgage Loans pursuant to applicable Investor requirements and the terms of the applicable
Mortgage Servicing Agreements).

     ENVIRONMENTAL INSPECTIONS

     Pursuant to the Merger Agreement, the Companies have delivered to Boatmen's a report of a phase one environmental investigation on certain real property owned, leased or operated by any Corporation and, where required, a report of a phase two investigation on properties requiring such additional study. Environmental investigations routinely are conducted by Boatmen's in connection with transactions involving the acquisition of real property, whether pursuant to the acquisition of a bank or other business or in its ongoing business operations. These investigations are intended to identify and quantify potential environmental risks of ownership, such as contamination, which could lead to liability for clean-up costs under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and other applicable laws. A "phase one" investigation is an initial environmental inquiry intended to identify areas of concern which might require more in-depth assessment. The scope of a phase one investigation varies depending on the environmental consultant utilized and the property assessed, but will typically include
(i) visual inspection of the property; (ii) review of governmental records to ascertain the presence of such things as "Superfund" sites, underground storage tanks or landfills, etc. on or near the site; (iii) review of all relevant site records such as air or water discharge permits and hazardous waste manifests; and
(iv) research regarding previous owners and uses of the property as well as those of surrounding properties. In bank or other business acquisition transactions, Boatmen's policy is to obtain phase one environmental investigations of real property to ensure that environmental problems do not exist which could result in unacceptably high or unquantifiable risk to Boatmen's and its shareholders.

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

     DISPOSITION OF UNRELATED ASSETS AND LIABILITIES

           Unrelated Assets/Liabilities Transfer

     Pursuant to the Merger Agreement and in accordance with the terms of the Asset/Liability Transfer Agreement (the "Asset/ Liability Transfer Agreement"), among each of the National Mortgage Parents, Berclair Apartments (a subsidiary of B-M Homes), National Home Mississippi (which are referred to therein as the "Sellers") and the Purchaser named therein and described below, a copy of which is attached hereto as Appendix D and incorporated herein by reference, the Sellers will transfer to the Purchaser, on or before the Closing Date, certain assets and liabilities of the Sellers unrelated to the mortgage banking business of National Mortgage (as described in the Asset/Liability Transfer Agreement; the foregoing transfer is referred to herein as the "Unrelated Assets/Liabilities Transfer").

     The Purchaser is a limited liability company being formed by the directors of the Companies under the laws of the State of Tennessee. Each of the shareholders of the Companies will be offered the opportunity to become a member of the Purchaser with an equity interest in proportion to such shareholder's equity interest in the Companies. Any equity interests declined by offerees will be reoffered to the other shareholders of the Companies. All subscriptions for equity interests in the Purchaser will be for cash. The subscription price will be based upon the aggregate estimated net value of the assets to be acquired by the Purchaser under the Asset/Liability Transfer Agreement. The Purchaser will be formed prior to the Closing under the Merger Agreement.

     Prior to the Closing, the Purchaser is expected to enter into a credit agreement with a commercial bank and use the proceeds of such loan to acquire the assets described in the Asset/Liability Transfer Agreement. The proceeds obtained from the subscription of equity interests in the Purchaser is expected to be applied towards the repayment of such loan.

           Split Dollar Agreements

     The National Mortgage Parents have also agreed to cause to be terminated and released, at or prior to the Closing, eleven Split-Dollar Insurance Agreements and companion Split-Dollar Collateral
Assignments (collectively, the "Split Dollar Agreements").

     Under the Split Dollar Agreements, National Mortgage has paid the insurance premiums on life insurance policies covering eleven officers of National Mortgage. The Split Dollar Agreements provide that upon the death of a covered officer, National Mortgage will be entitled to a reimbursement of its premium payments and any remainder of the insurance payment will be payable to the beneficiaries of the policies. The Split-Dollar Collateral Assignments create an obligation on the part of the eleven officers to reimburse National Mortgage for the premium payments in the event such officers are terminated from employment. The Merger Agreement provides that in connection with the termination of the Split Dollar Agreements each of the eleven officers will be released from any obligation to repay the premium amounts. See "THE MERGERS -- Interests of Certain Persons in the Mergers -- Split Dollar Agreements."

     ACQUISITION OF PARTNERSHIP ASSETS

     Pursuant to the Merger Agreement and in accordance with the terms of the Equipment Transfer Agreement (the "Equipment Transfer Agreement") dated as of August 22, 1994, among Knight Arnold Partners, a Tennessee general partnership, and Delta Investment Company, a Tennessee general partnership

(together, the "Transferors") and Margolin Brothers and National Mortgage, a copy of which is attached hereto as Appendix E and incorporated herein by reference, the Transferors will transfer to Margolin Brothers and National Mortgage, at or prior to the Closing Date and without cost or expense to any Corporation, certain equipment of the Transferors (as described in the Equipment Transfer Agreement) utilized by National Mortgage in the conduct of its mortgage banking business (the foregoing transfer is referred to herein as the "Equipment Transfer").

     RELEASES AND INDEMNIFICATION AGREEMENT

     Pursuant to the Merger Agreement, the Companies have agreed to cause (i) each NMC Affiliate (which term is defined in the Merger Agreement to include, among others, each shareholder of the National Mortgage Parents) to execute and deliver to Boatmen's, on the Closing Date, a Release (each, a "Release"), in the form attached as Exhibit 8.05(a) to the Merger Agreement (see page A-Ex-8.05(a)-1 of this Joint Proxy Statement/Prospectus) and described below, and (ii) each shareholder of any Company to execute and deliver to Boatmen's, on the Closing Date, an Indemnification Agreement (the "Indemnification Agreement"), in the form attached as Exhibit 8.05(b) to the Merger Agreement (see page A-Ex-8.05(b)-1 of this Joint Proxy Statement/Prospectus) and described below. See "THE RELEASES" and "THE INDEMNIFICATION AGREEMENT."

     PERMITS OF STATE AND OTHER AGENCIES

     Pursuant to the Merger Agreement, the Companies have agreed to obtain or cause National Mortgage or any other Corporation to obtain, as appropriate, any Permits required to be obtained from any federal or state governmental agency, including without limitation the Federal Housing Administration ("FHA"), the Veterans Administration ("VA"), the FNMA, the FHLMC, the GNMA or the United States Department of Housing and Urban Development ("HUD") (each an "Agency"), to the Merger Agreement or the transactions contemplated thereby (whether or not such Permit is typically requested and obtained by the acquiror or company being acquired in connection with a transaction of the nature contemplated by the Merger Agreement).

     BYLAW AMENDMENTS

     The Companies have agreed, as of the Effective Time, to amend and restate their Bylaws in their entirety, and cause National
Mortgage to amend and restate its Bylaws in their entirety, to read as set forth as Exhibit 1.02 of the Merger Agreement (see page A-Ex-1.02-1 of this Joint Proxy Statement/Prospectus) (with the name of the Companies and National Mortgage, as the case may be, appropriately inserted therein). Therefore, after the Effective
Time, the Bylaws of the Companies and National Mortgage will no longer include certain of the provisions presently set forth therein, including, among others, provisions in National Mortgage's
Bylaws with respect to the removal of officers, the employment of the founders' grandchildren and certain spouses, director compensation and eligibility requirements, and certain mortgage loan discounts for shareholders of the National Mortgage Parents and provisions in the Bylaws for the National Mortgage Parents (which are substantially identical) regarding, among other things, restrictions on the removal of officers and the fixing of compensation for officers.

     MISCELLANEOUS

     The Companies have also agreed to: (i) promptly notify
Boatmen's in writing of the occurrence of any matter or event known to any of them (but excluding any changes in conditions that affect the mortgage

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

banking industry generally) that would have a Material Adverse Effect on the Companies; (ii) in cooperation with Boatmen's, cause the parcels of land presently owned by Alliance or Marbel, a legal description of which is attached as Attachment A to Exhibit 8.04 to the Merger Agreement (the "Alliance Real Estate"), to be appraised and the Net Alliance Real Estate Equity Value determined in accordance with the provisions governing such appraisal and determination set forth in Exhibit 8.04 to the Merger Agreement (the term (a) "Net Alliance Real Estate Equity Value" means the difference between the Fair Market Value of the Alliance
Real Estate (determined in accordance with the procedures, assumptions and qualifications set forth in Exhibit 8.04 to the Merger Agreement) and the Alliance Property Indebtedness outstanding as of the date of calculating the Net Alliance Real
Estate Equity Value, (b) "Fair Market Value" means the price at which property would change hands between a willing buyer and a willing seller (that are unrelated to each other) in an arms length transaction, neither being under any compulsion to buy or sell and both having reasonable knowledge of relevant facts in the applicable market, and (c) "Alliance Property Indebtedness" means all obligations or liabilities for borrowed money, evidenced by bonds, debentures, notes or other similar instruments, whether such obligations are those of Alliance or others, outstanding as of the date for determining the Net Alliance Real Estate Equity Value, and which are secured by any mortgage, deed of trust, pledge, assignment, lien, security interest or arrangement of any kind or nature whatsoever encumbering the Alliance Real Estate);
(iii) promptly notify Boatmen's in writing should they have knowledge of any event or condition which would cause or constitute a breach of any of their respective representations or agreements contained in the Merger Agreement; (iv) use their best efforts to obtain all necessary consents with respect to all interests in any material leases, licenses, contracts, agreements, instruments and rights of any Corporation which could require the consent of another person for the consummation of the transactions contemplated by the Merger Agreement; (v) use their best efforts to perform and fulfill all conditions and obligations to be performed or fulfilled under the Merger Agreement and to effect the Mergers;
(vi) permit Boatmen's reasonable access to their respective books, documents, papers and records relating to the assets, stock ownership, properties, operations, obligations and liabilities of the Companies in which Boatmen's may have a reasonable and legitimate interest in furtherance of the transactions contemplated in the Merger Agreement; (vii) at the Closing, cause to be settled, by payment or repayment in cash and in full, all of each Corporation's payables to and receivables from National Service, such that, upon completion of the Closing, none of the Corporations will have any accounts payable or other liabilities or obligations to, or any accounts receivable or other indebtedness from, National Service; (viii) deliver to Boatmen's the National Mortgage
Financial Statements promptly after their receipt of the audit report thereon of Ernst & Young LLP; and (ix) cause to be executed
(and a photocopy thereof delivered to Boatmen's), within 45 days after the date of the Merger Agreement, that certain Modification and Termination Agreement (the "Modification and Termination
Agreement;" the form of which is attached as Exhibit 8.17 to the Merger Agreement) and cause to be consummated the surrender of incorrect stock certificates and reissuance of corrected stock certificates as contemplated by the Modification and Termination
Agreement and the termination of the Shareholders Agreement (as defined below; see "COMPARISON OF SHAREHOLDER RIGHTS --
Restrictions on Transfer of Shares") effective as of the Closing.

CERTAIN OTHER AGREEMENTS OF BOATMEN'S

     Pursuant to the Merger Agreement, Boatmen's has agreed, among other things, to (i) file the necessary application for the prior approval of the Federal Reserve Board of the transactions contemplated by the Merger Agreement and the necessary notice to and filings with the DOJ under the HSR Act; (ii) cooperate with the Companies to obtain the Permits; (iii) file the Registration
Statement with the SEC and use its best efforts to cause it to become effective; (iv) timely file all documents required to obtain all

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

necessary blue sky permits and approvals; (v) prepare and file any other filings required under the Exchange Act relating to the Mergers and related transactions and any application required to list on Nasdaq the shares of Boatmen's Common to be issued pursuant to the Merger Agreement; (vi) promptly notify the Companies in writing should it have knowledge of any event or condition which would cause or constitute a breach of any of its representations or agreements contained in the Merger Agreement; (vii) use its best efforts to perform and fulfill all conditions and obligations to be performed or fulfilled under the Merger Agreement and to effect the Mergers; (viii) cooperate and assist the Companies, to the extent necessary and appropriate, in causing the Corporations to repay all of their accounts or notes payable to National Service at the Closing; (ix) during the period from the date of the Merger Agreement through the Closing Date (unless the Companies otherwise agree in writing) not knowingly take or fail to take any action which action or failure to act would jeopardize qualification of the transaction contemplated by the Merger Agreement as a reorganization within the meaning of Section 368(a) of the Code;
(x) cooperate with the Companies in causing the Alliance Real Estate to be appraised and the Net Alliance Real Estate Equity Value determined in accordance with the provisions governing such appraisal and determination set forth on Exhibit 8.04 to the Merger Agreement (see "THE MERGERS -- Certain Other Conditions of Companies -- Miscellaneous"); (xi) negotiate in good faith to enter into (a) new leases (the "New Leases") for the real property and buildings owned by shareholders of the National Mortgage Parents located at Numbers 4001, 4023, 4025, 4027, 4029 and 4041 Knight
Arnold Road in Memphis, Tennessee (the "Main Office Complex") having the major terms set forth in Exhibit 11.12 to the Merger Agreement, and (b) agreements providing for the "tag along" sale and leaseback of the Alliance Real Estate (the "Alliance Building Agreements") in the event that all or a portion of the Main Office Complex is sold, and easements and access rights to assure the accessibility of the Alliance Real Estate vis-a-vis the Main Office Complex; and (x) permit designated representatives of the Companies reasonable access to all books, documents, papers and records relating to the assets, stock ownership, properties, operations, obligations and liabilities of Boatmen's in which the Companies may have a reasonable and legitimate interest in furtherance of the transactions contemplated in the Merger Agreement.


AGREEMENTS OF NATIONAL SERVICE

     Pursuant to the Merger Agreement, National Service has agreed, among other things, to (i) file articles of dissolution in accordance with applicable provisions of the Tennessee Corporate
Law on or before the tenth business day after the Closing Date;
(ii) not, from and after the date of the Merger Agreement, (a) make any loan, advance or other extension of credit to any person other than a Corporation, or (b) borrow or accept any deposit or other advance from any person other than a Corporation or an NMC
Affiliate prior to the Closing or, after the Closing, from any person; (iii) cause to be repaid in full all National Service
Payables owed to any person other than a Corporation and use its best efforts to obtain all promissory notes or other evidences of indebtedness reflecting such National Service Payables marked "paid in full" and signed by such persons (the "Promissory Notes");
(iv) cause to be collected and repaid in full, at or prior to the Closing, all National Service Receivables owed to National Service by any person other than a Corporation; and (v) deliver to Boatmen's, at the Closing, all Promissory Notes obtained by National Service as contemplated by the Merger Agreement and all original signature copies of the Guaranty Agreement.


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

NO SOLICITATION

     Pursuant to the Merger Agreement, each Company has agreed not to, and the Companies have agreed to cause each Corporation not to, on or before the earlier of the Closing Date or the date of termination of the Merger Agreement, solicit, encourage or hold discussions or negotiations with or provide any information to, any person in connection with any proposal for the direct or indirect acquisition of all or any substantial portion of the business or assets of the Companies or National Mortgage or the shares of stock of the Companies or National Mortgage. The Merger Agreement further provides that (i) the Companies may engage in discussions or negotiations with a third party or may furnish such third party information concerning the Companies, National Mortgage and their respective businesses, properties or assets and (ii) following receipt of any unsolicited acquisition proposal, the Boards of Directors of the Companies may withdraw or modify their respective recommendation to their shareholders of the Merger Agreement and the transactions contemplated hereby, but in each case referred to in the foregoing clauses (i) and (ii) only to the extent that the Board of Directors of the Companies shall reasonably conclude, in good faith and upon the advice of counsel, that such action is necessary in order to avoid breaching their fiduciary obligations under applicable law. The Companies are required to promptly advise Boatmen's of their receipt of, and material terms and conditions of, any such proposal or inquiry.


INTERESTS OF CERTAIN PERSONS IN MERGERS

     INSURANCE; INDEMNIFICATION

     The Merger Agreement provides that Boatmen's will provide the directors and officers of the Companies and their direct and indirect subsidiaries, including National Mortgage, with the same directors' and officers' liability insurance coverage that Boatmen's provides to directors and officers of its other subsidiaries generally, and, in addition, for a period of three years will use its best efforts to continue any such Company's directors' and officers' liability insurance coverage with respect to actions occurring prior to the Closing to the extent that such coverage is obtainable for an aggregate premium not to exceed the annual premium presently being paid by such Company for its directors and officers liability insurance (if the premium of such insurance would exceed such maximum amount, Boatmen's will use its best efforts to procure such level of insurance as can be obtained for a premium equal to such maximum amount).

     The Merger Agreement also provides that, for six years after the Closing, Boatmen's will cause the Companies and their direct and indirect subsidiaries, including National Mortgage, jointly and severally, to indemnify, defend and hold harmless the present officers, directors, employees and agents of any such Company and its subsidiaries against all losses, expenses, claims, damages or liabilities arising out of actions or omissions occurring on or prior to the Closing (including, without limitation, the transactions contemplated by the Merger Agreement) to the full extent then permitted under the applicable state corporate law and by such Company's articles or certificate of incorporation as in effect on the date of the Merger Agreement, including provisions relating to advances of expenses incurred in the defense of any action or suit.

     EMPLOYEE BENEFITS

     The Merger Agreement contains certain provisions regarding employee benefits which are described under "THE MERGERS -- Effect on Employee Benefit Plans."

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

     EMPLOYMENT AGREEMENTS

  [It is expected that, prior to the mailing of the Joint Proxy Statement/Prospectus and in connection with transactions contemplated by the Merger Agreement, Employment Agreements will be entered into among Boatmen's, National Mortgage and each of Joel R. Katz and
Mark Wender]

     Boatmen's has agreed that, for a period of three years commencing upon the Closing, Sam S. Margolin, Chairman of the Board of National Mortgage will (i) receive an annual salary of $250,000 to be paid by National Mortgage, (ii) be entitled to receive the employee benefits described in the Merger Agreement, and (iii) have the title "Chairman Emeritus" of National Mortgage.

     NEW LEASE

     Pursuant to the Merger Agreement, Boatmen's obligation to consummate the Merger is conditioned upon the continued force and effect of the New Lease covering the Main Office Complex and the REA (as defined below). See "THE MERGERS -- Conditions to Consummation of the Mergers -- Additional Conditions to Boatmen's Obligations" and "Certain Other Agreements of Boatmen's."

     The Main Office Complex, which is the headquarters of National Mortgage located at 4001, 4023, 4025, 4027, 4029 and 4041 Knight
Arnold Road, Memphis, Tennessee, is owned by Sam S. Margolin, Rose Margolin, Betty M. Robinson, Shirley Margolin Parker, Razelle Margolin Wender, Evelyn M. Graber and The 1993 Shirley M. Parker Trust (the "Individual Owners"). Three of the Individual Owners, Betty M. Robinson, Razelle Margolin Wender and Evelyn M. Graber, are shareholders of the National Mortgage Parents and Sam S. Margolin is the Chairman and a Director of the National Mortgage Parents. The Individual Owners have formed a limited liability company under the laws of Tennessee which will be the lessor (the "Lessor") under the New Lease and have transferred title to the Main Office Complex to the Lessor.

     The Individual Owners presently lease the Main Office Complex to National Mortgage under a lease which provides for annual rent of $722,400 and which expires by its terms in 2020. The existing lease will be terminated and replaced by the New Lease on the Closing Date.

     The New Lease has a ten year term, commencing on the Closing Date, with no optional renewal terms. Base annual rent payable under the New Lease, $_________, was determined by an independent appraiser jointly selected by the Individual Owners and Boatmen's. The annual base rent will be adjusted yearly, pursuant to the New Lease, based on 100% of any Consumer Price Index (CPI) increase from the prior year.

     The New Lease is a triple net lease, under which National Mortgage is responsible for all taxes, insurance costs, utilities and repairs and upkeep applicable to the Main Office Complex. The only items for which the Lessor is responsible are (i) violations of applicable laws, statutes, and building codes, which violations exist as of the Closing Date, and (ii) repairs or replacements of the structural core of the buildings.

     National Mortgage may assign or sublet the New Lease to certain of its affiliates and, in general, all other assignments or subletting would require the consent of the Lessor. National
Mortgage will continue, however, to remain liable for the obligations of the lessee under the New Lease, notwithstanding an assignment or sublease.

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

           REA

     Pursuant to the Merger Agreement, the Lessor and Alliance Realty, Inc. (a subsidiary of B-M Homes, National Builders, Marbel, Macon, Margolin Appliance and Flamingo Homes, Inc. (a subsidiary of Margolin Appliance)), which owns the land and buildings known as 3971 and 3973 Knight Arnold Road ("Alliance Tract"), and Marbel, which owns two lots located on the front on Knight Arnold Road used as parking lots for the Main Office Complex ("Marbel Tracts"), have entered into a Reciprocal Easement Agreement and Agreement Regarding Sale of Property (the "REA").

     Under the REA, which will be effective only upon the consummation of the Mergers, each party thereto grants to the other parties thereto certain easements for access, utilities and parking on such granting party's property. The REA also provides that, in the event of any sale of the Main Office Complex, Alliance Realty, Inc. and Marbel would have the right to require the Lessor to concurrently sell the Alliance Tract and the Marble Tracts (the "Tag-Along Option".) The Tag-Along Option is for the sole benefit of Alliance Realty, Inc. and Marbel and certain permissible assignees of the same and will continue for 25 years from the effective date of the REA. The Lessor does not have a similar tag-along right. The REA further provides that each party thereto has a right of first refusal to purchase the other party's property.

     SPLIT DOLLAR AGREEMENTS

     The Merger Agreement provides that Split Dollar Agreements between National Mortgage and eleven officers of National Mortgage will be released at or prior to Closing and such officers will thereafter be relieved of their respective obligations under such Split Dollar Agreements to reimburse National Mortgage, upon termination of their employment with National Mortgage, for the premium amounts theretofore paid by National Mortgage on the life insurance policies covering their respective lives. See "THE MERGERS -- Certain Other Agreements of Companies -- Disposition of Unrelated Assets and Liabilities."

     The eleven officers are (i) Glenn Graber (Vice President and Director of National Mortgage and the National Mortgage Parents and a shareholder of the National Mortgage Parents), (ii) Roy Graber
(Vice President and Director of National Mortgage and the National Mortgage Parents and a shareholder of the National Mortgage
Parents), (iii) Steve R. Graber (Vice President, Counsel and
Director of National Mortgage and the National Mortgage Parents and a shareholder of the National Mortgage Parents), (iv) David H. Katz (former Vice President and Counsel of National Mortgage and the National Mortgage Parents and a shareholder of the National Mortgage
Parents), (v) Joel R. Katz (Chief Executive Officer and Director of National Mortgage and the National Mortgage Parents and a shareholder of the National Mortgage Parents), (vi) Keith Parker (Assistant Vice President of National Mortgage and the National
Mortgage Parents and a shareholder of the National Mortgage
Parents), (vii) Richard Robinson (Chief Financial Officer and
Director of National Mortgage and the National Mortgage Parents and a shareholder of the National Mortgage Parents), (viii) Mark
Rosenberg (Assistant Vice President of National Mortgage and the National Mortgage Parents), (ix) Elliott Wender (Assistant Vice President of National Mortgage and the National Mortgage Parents and a shareholder of the National Mortgage Parents), (x) Mark
Wender (Chief Operating Officer and Director of National Mortgage and the National Mortgage Parents and a shareholder of the National Mortgage Parents), and (xi) Lawrence S. Graber (Vice President and Director of National Mortgage and the National Mortgage Parents and a shareholder of the National Mortgage Parents).

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

     INTERESTS OF BOATMEN'S MANAGEMENT AND BOARD

     No member of Boatmen's management or Boatmen's Board of Directors or any other affiliate of Boatmen's has an interest in the Mergers, other than as a shareholder of Boatmen's generally.


EFFECT ON EMPLOYEE BENEFIT PLANS

     The Merger Agreement provides that each employee of a Company or any of its direct or indirect subsidiaries, including National Mortgage, who continues as an employee following the Effective Time will be entitled, as a new employee of a subsidiary of Boatmen's, to participate in the employee benefit plans and fringe benefit programs that may be in effect generally for employees of all of Boatmen's subsidiaries (provided such employees are eligible and, if required, selected for participation therein under the terms thereof and otherwise are not participating in a similar plan which is maintained by any such company), from time to time, on the same basis as similarly situated employees of other Boatmen's subsidiaries, subject to the right of Boatmen's to amend or terminate any such employee benefit plans and fringe benefit programs in its discretion. Boatmen's will, for purposes of vesting and any age or period of service requirements for commencement of participation with respect to any employee benefit plans or fringe benefit programs in which such employees may participate, credit each such employee with his or her term of service with such companies. In the case of medical benefits, claims incurred but not paid prior to the Closing Date will be paid under the medical plan maintained on behalf of employees of the Companies and National Mortgage (the "NMC Medical Plan").
Boatmen's has agreed to maintain the NMC Medical Plan through December 31, 1994, at which time Boatmen's may terminate or continue the NMC Medical Plan at its discretion. Upon termination of the NMC Medical Plan, individuals who were employees of the Companies or National Mortgage on the Closing Date will become eligible to participate in the Boatmen's medical plan subject to the same pre-existing condition provisions that apply to similarly situated employees of other Boatmen's subsidiaries; provided, however, that Boatmen's will, for purposes of determining coverage of expenses related to pre-existing conditions, credit each such employee with his or her term of service with such Companies or National Mortgage.


MANAGEMENT AND OPERATIONS AFTER MERGERS

     Following the Effective Time, Boatmen's Mortgage Company, a subsidiary of Boatmen's engaged in the mortgage banking business, will be merged into National Mortgage, and the headquarters of the combined companies will be located in Memphis, Tennessee. At
June 30, 1994, Boatmen's Mortgage Company had a mortgage servicing portfolio of approximately $2.0 billion.

     Following the Effective Time, the ownership and business of National Mortgage will continue to constitute substantially all of the business and assets of the National Mortgage Parents, and the Home Loan Companies will continue to engage principally in making residential second mortgage loans and nonconforming first mortgage loans.

     It is presently anticipated that, after the Effective Time, certain representatives of Boatmen's will be executive officers of National Mortgage, the National Mortgage Parents and the Home Loan Companies. The Boards of Directors of the National Mortgage
Parents will be comprised of representatives of Boatmen's and the Boards of Directors of National Mortgage and the Home Loan
Companies will be comprised of some of the current directors of National Mortgage and the Home Loan Companies, respectively, and certain representatives of Boatmen's. Joel R. Katz will continue to serve as President and Chief Executive Officer of National Mortgage and the National Mortgage Parents.

     It is not anticipated that the management of Boatmen's will be affected as a result of the Mergers.


RESALE OF BOATMEN'S COMMON

     The shares of Boatmen's Common issued pursuant to the Mergers will be freely transferable under the Securities Act except for shares issued to any Company shareholder who may be deemed to be an "affiliate" of such Company or Boatmen's for purposes of Rule 145 under the Securities Act. The Merger Agreement provides that each such affiliate will enter into an agreement with Boatmen's providing that such affiliate will not transfer any shares of Boatmen's Common received in the Mergers except in compliance with the Securities Act and will make no disposition of any shares of common or preferred stock of any of the Companies or Boatmen's Common (or any interest therein) during the period commencing 30 days prior to the Effective Time through the date on which financial results covering at least 30 days of combined operations of Boatmen's and the Companies after the Mergers have been published. This Joint Proxy Statement/Prospectus does not cover resales of shares of Boatmen's Common received by any person who may be deemed to be an affiliate of any Company. Persons who may be deemed to be affiliates of any Company generally include individuals who, or entities which, control, are controlled by or are under common control with such Company and will include directors and certain officers of such Company and may include principal shareholders of such Company. Additional restrictions on transferability, which relate to the qualification of each Merger as a reorganization under Section 368(a) of the Code, will also apply to the Boatmen's Common received in each Merger, see "THE STOCKHOLDERS AGREEMENT."


                      THE ESCROW AGREEMENT

     The following description of certain provisions of the Escrow Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Escrow Agreement, which is incorporated by reference herein and attached hereto as Appendix B.

ESCROW OF PORTION OF NA COMMON MERGER CONSIDERATION

     Pursuant to the Escrow Agreement among the National Mortgage Parents, Boatmen's and the Escrow Agent, Boatmen's will, on the Closing Date, issue and deliver, from the NA Common Merger Consideration, the Escrow Shares to the Escrow Agent. The balance of the NA Common Merger Consideration will be issued to the Non-Dissenting Shareholders (which term is defined in the Merger Agreement to mean the common shareholders of the National Mortgage Parents who did not demand payment of the fair value of their shares of the National Mortgage Parents under the Tennessee Corporate Law on account of the Mergers).


PURPOSE OF ESCROW; DEFINITION OF CLAIMS

     The purpose of the Escrow Agreement is to provide a reserve from the NA Common Merger Consideration for the satisfaction and payment of Claims.  The term "Claim" means, on an after tax basis, any losses, damages, liabilities, obligations, settlements,
payments, costs and expenses incurred by Boatmen's or any
Corporation arising out of, resulting from, or in connection with:
(a) tax obligations or liabilities of or tax claims (including but not limited to income, sales, use, transfer, stamp or excise taxes) against National Mortgage and its subsidiaries for periods prior to the Closing Date (other than tax obligations or liabilities of or tax claims against National Mortgage and its subsidiaries (x) set forth in the National Mortgage Financial Statements, or (y) arising with respect to the normal, ongoing operations of National Mortgage and its subsidiaries, in the ordinary course of business, after
January 31, 1994), to the extent that such obligations, liabilities or claims together with the amounts described in clause (i) of the paragraph below which relate to the foregoing, exceed, in the aggregate, $100,000; (b) environmental contamination or hazardous or toxic wastes existing on or before the Closing Date on or with respect to any property presently or previously owned, leased or operated by National Mortgage or any of its subsidiaries where clean-up, remediation or other corrective actions or measures are required (x) under applicable law or regulation or by order or directive of any governmental agency, or (y) as recommended or suggested by an environmental expert retained by Boatmen's and reasonably acceptable to the Shareholders' Committee; (c) any Corporation (other than National Mortgage and its subsidiary) prior to the Closing or National Service at any time (including without limitation the types of Claims described in clauses (a) and (b)
above), except to the extent of (x) the liabilities set forth on Schedule A to the Asset/Liability Transfer Agreement, or
(y) indemnification liabilities to the extent provided by Section
9.04 of the Merger Agreement (which relates generally to directors and officers liability insurance and indemnification) which relate to the mortgage banking business of National Mortgage (see "THE
MERGERS -- Interests of Certain Persons in Mergers -- Insurance; Indemnification"); (d) the inaccuracy, falsity or breach of any of the representations and warranties made in (i) the third sentence of Section 5.01(b), 5.02(b), 5.03(b), 5.04(b), 5.05(b), 5.06(b),
5.07(b), 5.08(b), 5.09(b) or the second sentence of Section 6.01(b)
of the Merger Agreement (which are, among other things,
representations as to the accuracy of the shareholder lists for each of the Companies included in the Merger Agreement and the representation in the Merger Agreement as to the ownership of the capital stock of National Mortgage), or (ii) Sections 5.01(c),
5.02(c), 5.03(c), 5.04(c), 5.05(c), 5.06(c), 5.07(c), 5.08(c),
5.09(c) or 6.01(c) of the Merger Agreement (which are, among other things, representations as to the total number of issued and outstanding shares of each Company and National Mortgage), or
(iii) the second or third sentence of Section 5.01(d), 5.02(d),
5.03(d), 5.04(d), 5.05(d), 5.06(d), 5.07(d), 5.08(d), 5.09(d) or
6.02 of the Merger Agreement (which are, among other things, representations as to the total number of issued and outstanding shares of the direct and indirect subsidiaries of each Company and National Mortgage and the ownership thereof by the Companies and National Mortgage, as the case may be), or (iv) Article Twelve of the Merger Agreement (which includes representations as to National Service); (e) the exercise of dissenters' rights under Tennessee Corporate Law by any holder of preferred stock of any National
Mortgage Parent to the extent that such dissenter receives
for his or her preferred stock an amount greater than the Transaction Value thereof (defined as the product of $32.00 and the number of shares or fraction of a share of Boatmen's Common into which such preferred stock would have been converted pursuant to the Merger Agreement had such holder not exercised dissenters' rights);
(f) any matter which would have been released and discharged by a Release executed by an NMC Affiliate who fails to do so; (g) the matters relating to or connected with or involved in Deposit
                                                     -------
Guaranty National Bank, Jackson, Mississippi v. National Mortgage
- -----------------------------------------------------------------
Company v. National Mortgage Company (Case No. 02A01-9302-CH-00036,
- ------------------------------------
pending in the Court of Appeals of Tennessee, Western Section at Jackson); Deposit Guaranty National Bank, Jackson, Mississippi v.
          -------------------------------------------------------
National Mortgage Company (Case No. 101598-2, Chancery Court,
- -------------------------
Shelby County, Tennessee); Deposit Guaranty National Bank, Jackson,
                           ----------------------------------------
Mississippi v. Barbara Crenshaw (Case No. 101745-1, Chancery Court,
- -------------------------------
Shelby County, Tennessee); and Federal Savings Bank of West
                               ----------------------------
Memphis, Arkansas v. Morris Whitman and National Mortgage Company
- -----------------------------------------------------------------
(Case No. 101488-1, pending in the Chancery Court of Shelby County, Tennessee for the Thirtieth Judicial District at Memphis) or any other Claims arising out of, related to, connected with or involving the activities or conduct, or debts, obligations or liabilities, of Morris Whitman, to the extent that such Claims, together with the amounts described in clause (i) of the paragraph below which relate to the foregoing, exceed, in the aggregate, $150,000 after July 7, 1994; (h) the Guaranty Agreement; and
(i) all costs, fees and expenses incidental to any of the foregoing, including without limitation reasonable attorneys', accountants', consultants' and experts' fees, court costs, deposition expenses, appeal bonds and other expenses incidental to litigation.


PAYMENT OF DIVIDENDS; VOTING OF ESCROW SHARES

     During the period in which the Escrow Shares are held by the Escrow Agent pursuant to the Escrow Agreement, all cash dividends which may be paid on the Escrow Shares from time to time will be immediately paid out to the Non-Dissenting Shareholders in accordance with their respective Shareholder Percentage Interests. The Non-Dissenting Shareholders will also be entitled, during the period in which the Escrow Shares are held by the Escrow Agent pursuant to the Escrow Agreement, to exercise all voting rights attendant to the Escrow Shares in accordance with the Shareholder Percentage Interests.


SHAREHOLDERS' COMMITTEE

     The Non-Dissenting Shareholders will be represented by a committee (the "Shareholders' Committee") comprised of four shareholders of the National Mortgage Parents. The initial members of the Shareholders' Committee will be Joel R. Katz, Mark Wender, Steve R. Graber and Frank Robinson. The Escrow Agreement requires that Boatmen's consult and confer with the Shareholders' Committee regarding the payment, satisfaction, settlement or defense of Claims on an ongoing basis throughout the period during which any Escrow Shares are held under the Escrow Agreement. The Escrow Agreement also provides that Boatmen's may not settle or enter into any agreement to settle any Claims without the prior written agreement of the Shareholders' Committee.


REIMBURSEMENT FOR CLAIMS; DISPUTE RESOLUTION

     Pursuant to the Escrow Agreement, Boatmen's will be entitled to receive distributions of Escrow Shares from time to time in such amount as equals the quotient of A divided by B, where A equals the dollar amount of a Claim paid or payable (directly or indirectly) by a Corporation or Boatmen's, and where B equals the Boatmen's Closing Date Price. The Escrow Agreement provides that, in the event that Boatmen's and the Shareholders' Committee are not able to resolve a disagreement regarding the payment of Claims under the Escrow Agreement, either party may submit the disagreement to the American Arbitration Association ("AAA") for binding arbitration in accordance with the Commercial Arbitration Rules of the AAA (and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof).


DISTRIBUTION OF ESCROW SHARES UPON TERMINATION; PENDING CLAIMS RESERVE

     The Escrow Agreement provides that, except as provided in the succeeding sentence, the Escrow Agreement will terminate and the remaining amount of the Escrow Shares will be distributed on the Stated Termination Date (defined as the first anniversary of the Closing Date). The Escrow Agreement provides, however, that Boatmen's may, not more than four weeks nor less than one week prior to the Stated Termination Date, give notice (the "Retention Notice") to the Escrow Agent (with a copy to the Shareholders' Committee) of the existence of any Pending Claims (as defined below), specifying the amount actually prayed for, demanded or otherwise expressly sought or involved therein and a reasonable good faith estimate of the amounts which may be at risk with respect to any unspecified damages sought or otherwise involved, such as punitive damages to be determined in the discretion of a court (the aggregate amount thereof is hereinafter referred to as the "Pending Claims Reserve") and direct the Escrow Agent to retain and continue to hold, subject to all the terms and provisions of the Escrow Agreement, such number of Escrow Shares as equals the quotient of A divided by B, where A equals the dollar amount of the Pending Claims Reserve, and where B equals the Boatmen's Closing
Date Price.

     The term "Pending Claims" means any then pending contingent or unliquidated Claim described in the Retention Notice; provided, however, that Boatmen's will have received (and delivered a copy thereof together with the Retention Notice to the Escrow Agent and the Shareholders' Committee) an opinion letter of Ernst & Young LLP to the effect that the transactions contemplated by the Merger Agreement will continue to qualify for pooling of interests accounting treatment notwithstanding the characterization and treatment of each such pending contingent or unliquidated Claim as a Pending Claim under the Escrow Agreement; and provided further, however, that no Claim for a tax obligation or liability will be deemed a Pending Claim unless, in addition to the foregoing, the Internal Revenue Service has commenced an audit, or notified one or more of the Corporations or Boatmen's of its intention to commence an audit, of any tax return of any Corporation (whether or not in connection with, or as a part of, an audit of Boatmen's) for any tax year ending prior to or including the Closing Date. The Escrow Agreement provides that, from time to time following the Stated Termination Date, but not more often than two times in any twelve month period, the Shareholders' Committee may require that the amount of the Pending Claims Reserve be re-estimated as of that time.

     On the Stated Termination Date and again following each date upon which the Pending Claims Reserve may be re-estimated as provided in the Escrow Agreement, the Escrow Agent will distribute to the Non-Dissenting Shareholders, in accordance with the Shareholder Percentage Interests, an aggregate number of Escrow Shares equal to the difference between A and B, where A equals the then remaining balance of the Escrow Shares, if any, and where B equals the quotient of (x) divided by (y), where (x) equals the dollar amount of the then Pending Claims Reserve, and where (y) equals the Boatmen's Closing Date Price.

     Upon the final resolution of all Pending Claims and the payment to Boatmen's pursuant to the Escrow Agreement of any distributions due on account thereof, the Escrow Agent will distribute as soon as reasonably practicable the remaining Escrow Shares, if any, to the Non-Dissenting Shareholders in accordance with the Shareholder Percentage Interests.


                          THE RELEASES

     The following description of certain provisions of the Releases is not intended to be complete and is qualified in its entirety by reference to the full text of the Releases, which is incorporated by reference herein and attached as an exhibit to the Merger Agreement (see page A-Ex-8.05(a)-1 of this Joint Proxy Statement/Prospectus).

     The Companies must obtain and deliver to Boatmen's, at the Closing, a Release signed by each NMC Affiliate, and Boatmen's obligation to consummate the Mergers is conditioned upon its receipt of a Release from each NMC Affiliate. See "THE MERGERS -- Certain Other Agreements of Companies -- Releases and Indemnification Agreement" and "--
Additional Conditions to Boatmen's Obligations."

     Pursuant to the Releases, each NMC Affiliate will, effective as of the Closing Date, release Boatmen's, each of the Companies, National Mortgage and the other Corporations, and their respective directors, officers, employees, agents, successors and assigns from all claims, demands, liabilities, obligations, damages and causes of action which such NMC Affiliate may have or assert against the Released Parties, for any reason whatsoever, except, in each case, to the extent set forth in (A) the Merger Agreement or the Escrow Agreement, (B) any written employment agreements to which Boatmen's is a party, (C) that certain letter, dated June 29, 1994, from Boatmen's to Sam S. Margolin regarding his position with National Mortgage following the Closing, or (D) the Related Agreements.

     The Releases, by their terms, will not release or discharge any natural person who is a shareholder of the Companies prior to the Closing Date from any claims, demands, liabilities, obligations, damages or causes of action under any agreement entered into, or to be entered into, by such person with other shareholders of the Companies in connection with the transactions contemplated by the Merger Agreement.

     By signing a Release, each NMC Affiliate will also be representing that the list of shareholders of the Companies attached as Schedule A to such Release is true, correct and complete as of the Closing Date with respect to his or her stock holdings and that such NMC Affiliate has no other stock or any options, warrants or other rights to acquire any stock or other ownership interest in any Company, National Mortgage or any other Corporation.


                  THE INDEMNIFICATION AGREEMENT

     The following description of certain provisions of the Indemnification Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Indemnification Agreement, which is incorporated by reference herein and attached hereto as an exhibit to the Merger Agreement (see page A-Ex-8.05(b)-1 of this Joint Proxy Statement/Prospectus).

     The Companies must obtain and deliver to Boatmen's, at the Closing, the Indemnification Agreement signed by each shareholder of each Company, and Boatmen's obligation to consummate the Mergers is conditioned upon its receipt of the Indemnification Agreement signed by each shareholder of each Company. See "THE MERGERS -- Certain Other Agreements of Companies -- Releases and Indemnification Agreement" and "-- Additional Conditions to Boatmen's Obligations."


GENERAL

     Pursuant to the Indemnification Agreement, each Indemnitor (defined as each shareholder of each Company) will, jointly and severally, unconditionally, irrevocably and absolutely protect, defend, indemnify and hold harmless the Indemnitees (defined as Boatmen's, the Companies, National Mortgage and the other Corporations and each of their respective past, present and future directors, shareholders, officers, employees and agents, and their heirs, personal representatives, successors and assigns) from any and all liabilities, obligations, agreements, contracts, arrangements or plans, and all costs and expenses related thereto, arising out of, based upon, relating to, in connection with or otherwise involving the Indemnified Matters. See " -- Indemnified Matters."

     All obligations of the Indemnitors under the Indemnification Agreement will be payable on demand and the Indemnitees may make demand and enforce collection of the indemnification obligations under the Indemnification Agreement from all or any one or more of the Indemnitors. Any amounts due and payable under the Indemnification Agreement and not paid when due will bear interest as provided in the Indemnification Agreement.


INDEMNIFIED MATTERS

     The term "Indemnified Matters" means (i) the Retirement Benefits (defined as any retirement or post-retirement pension, deferred compensation, medical or other benefits, obligations or liabilities of National Mortgage, the National Mortgage Parents or any other Corporation to, or in connection with, any of their current or former shareholders, directors, officers, employees or agents (or any relatives, assignees or heirs of such persons), other than those set forth on Schedule A to the Indemnification Agreement), (ii) the inaccuracy, falsity or breach of any of the representations and warranties made in (a) the third sentence of
Section 5.01(b), 5.02(b), 5.03(b), 5.04(b), 5.05(b), 5.06(b),
5.07(b), 5.08(b), 5.09(b) and the second sentence of Section 6.01(b) of the Merger Agreement (which are among other things, representations as to the accuracy of the shareholder lists for each of the Companies included in the Merger Agreement and the representation in the Merger Agreement as to the ownership of the capital stock of National Mortgage), or (b) in Section 5.01(c), 5.02(c), 5.03(c), 5.04(c), 5.05(c), 5.06(c), 5.07(c), 5.08(c),
5.09(c) or 6.01(c) of the Merger Agreement (which are, among other things, representations as to the total number of issued and outstanding shares of each Company and National Mortgage), (c) the second or third sentence of Section 5.01(d), 5.02(d), 5.03(d), 5.04(d), 5.05(d), 5.06(d), 5.07(d), 5.08(d), 5.09(d) or 6.02 of the
Merger Agreement (which are, among other things, representations as to the total number of issued and outstanding shares of the direct and indirect subsidiaries of each Company and National Mortgage and the ownership thereof by the Companies and National Mortgage, as the case may be), (d) in Article Twelve of the Merger Agreement (which includes representations as to National Service); and
(iii) any payment made under, pursuant to, on account of or in connection with the Guaranty Agreement and any expenses incurred in connection therewith.


LIMITATION ON INDEMNIFICATION OBLIGATION

     The Indemnification Agreement provides that the aggregate obligation of the Indemnitors thereunder is limited to 5% of the product of A and B, where A equals the closing price of a share of Boatmen's Common as reported on Nasdaq on the Closing Date, and where B equals the Total Consideration.

     The Indemnification Agreement also provides that the Indemnitors will have no obligation for claims made after the fifth anniversary of the Closing Date.

     The Indemnification Agreement further provides that Boatmen's may not make any claims for indemnity thereunder for any matter described in clause (ii) of the foregoing definition of Indemnified Matters (see "-- Indemnified Matters") unless and until it has first made a claim under the Escrow Agreement if and to the extent that it is then possible for Boatmen's to validly make such a claim at such time pursuant to the terms and provisions of the Escrow Agreement (provided that if the Escrow Agreement has terminated by its terms or if the remaining Escrow Shares are insufficient to satisfy such claim, the prerequisite to indemnification described in this sentence will be deemed satisfied). See "THE ESCROW AGREEMENT."

NOTICE OF AND RESPONSE TO CLAIMS; INDEMNITORS' COMMITTEE

     Pursuant to the terms of the Indemnification Agreement, the Indemnitors will be notified if any claim for Retirement Benefits or other action, suit or proceeding is commenced, or any claim, demand or amount is assessed against any of the Indemnitees in respect of which any of the Indemnitees proposes to demand indemnification under the Indemnification Agreement. Each Indemnitee will control the response to such claim or defense of any such action, and may employ counsel in defense thereof, all at the Indemnitors' expense, unless and until the Indemnitors satisfy or otherwise settle such action and obtain a release of the Indemnitees from the party bringing such claim or action.

     The Indemnitors will be represented by a committee (the "Indemnitors' Committee") comprised of four shareholders of the Companies. The initial members of the Shareholders' Committee will be Joel R. Katz, Mark Wender, Steve R. Graber and Frank Robinson. The Indemnification Agreement provides that no Indemnitors will be liable for any consensual settlement of any action or claim voluntarily entered into by any Indemnitee after the Closing which is effected without the written consent of the Indemnitors' Committee.


                    THE STOCKHOLDER AGREEMENT

     Shareholders of the Companies will be asked prior to the Closing Date by the Boards of Directors of the National Mortgage Parents to execute the Stockholders Agreement regarding, among other things, certain matters related to the Escrow Agreement and Indemnification Agreement, and their ownership of the shares of Boatmen's Common issuable pursuant to the Mergers. The form of the Stockholders Agreement is incorporated by reference herein and attached as Appendix I hereto. Boatmen's will not be a party to the Stockholders Agreement and the obligations of the Companies to consummate the Mergers are not conditioned upon the execution of the Stockholders Agreement. The failure or refusal of one or more of the Shareholders of the Companies to sign the Stockholders Agreement will not relieve the Companies of any of their obligations under the Merger Agreement.

     In general, the Stockholders Agreement includes provisions for contribution among shareholders in the event of any losses arising from the Indemnification Agreement, and certain adjustments in the distribution of Escrow Shares in the event any claim under the Escrow Agreement arises from or relates to the Home Loan Companies. The Stockholders Agreement provides that, if any loss arising under the Indemnification Agreement or Claim under the Escrow Agreement relates to any dispute with respect to the ownership or alleged ownership of capital stock of the Companies, based upon the shareholders involved in the dispute, certain defined categories of family groups would be solely responsible for any resulting financial losses and such family groups would indemnify and hold harmless the other shareholders in connection with any such losses. See "THE ESCROW AGREEMENT" and "THE INDEMNIFICATION AGREEMENT."

     In general, the Stockholders Agreement also provides that each shareholder will represent that he or she does not have any plan, intention or arrangement to sell, transfer or otherwise dispose of a number of shares of Boatmen's Common that would reduce his or her ownership of shares of Boatmen's Common to a number of shares having a value of less than 55% of the value of the shares of Boatmen's Common received by such shareholder in the Mergers. In addition to the representations as to intent, each shareholder under the Stockholders Agreement will agree not to sell, transfer or otherwise dispose of shares of Boatmen's Common prior to the Effective Time of the Mergers or during the two-year period following the Effective Time if such sale, transfer or other disposition would reduce such shareholder's holdings below the 55% level described in the immediately preceding sentence. See "THE MERGERS -- Resale of Boatmen's Common."

                    PRO FORMA FINANCIAL DATA

    The following unaudited pro forma combined condensed balance sheet as of June 30, 1994, and the pro forma combined condensed statements of income for the six months ended June 30, 1994 and 1993, and for each of the years in the three-year period ended December 31, 1993, give effect to the Mergers based on the historical consolidated financial statements of Boatmen's and its subsidiaries, the financial statements of the National Mortgage Parents on a combined basis and the financial statements of the Home Loan Companies on a combined basis under the assumptions and adjustments set forth in the accompanying notes to the pro forma financial statements.

    The pro forma combined condensed balance sheet assumes the Mergers were consummated on June 30, 1994, and the pro forma condensed statements of income assume that the Mergers were consummated on January 1 of each period presented. The pro forma statements may not be indicative of the results that actually would have occurred if the Mergers had been in effect on the dates indicated or which may be obtained in the future. The pro forma financial statements should be read in conjunction with the historical consolidated financial statements and notes thereto of Boatmen's, the financial statements of the National Mortgage Parents on a combined basis and the financial statements of the Home Loan Companies on a combined basis either incorporated by reference herein or contained elsewhere in this Joint Proxy Statement/Prospectus. See "FINANCIAL STATEMENTS OF COMPANIES."

    The following pro forma combined condensed balance sheet and condensed statements of income include:

    (a) Boatmen's historical consolidated before the pending acquisitions of the Companies and Worthen. See "THE
         PARTIES -- Boatmen's -- Pending Acquisitions."

    (b) Worthen's historical consolidated. Worthen will be accounted for as a pooling of interests and the acquisition is expected to be completed in the first quarter of 1995. Accordingly, historical financial data is included for Worthen for all periods presented.

    (c) The combined statements of Boatmen's and Worthen for the periods described above have been designated herein as Boatmen's Pro Forma.

    (d) National Mortgage Parents and National Mortgage combined historical. Financial data for the National Mortgage
         Parents and National Mortgage represent six months ended
         July 31, 1994 and 1993 and the fiscal years ended January 31, 1994, 1993 and 1992, respectively. The condensed statements of income present the National Mortgage Parents and the Home Loan Companies on a combined basis.

    (e) Home Loan Companies combined historical. The condensed statements of income present the National Mortgage
         Parents and the Home Loan Companies on a combined basis.

    (f)  The combined statements of Boatmen's, Worthen, National
         Mortgage Parents and National Mortgage Combined and Home
         Loan Companies have been designated herein as Pro Forma
         Combined.

                                        BOATMEN'S PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                                            (Unaudited)
                                                           June 30, 1994
                                                           (In thousands)

                                                                                    (d)
                                                                                  NATIONAL
                                                                                  MORTGAGE
                                                                                  PARENTS         (e)
                                                                       (c)          AND         COMBINED                     (f)
                                            (a)        (b)          BOATMEN'S     NATIONAL      HOME LOAN                 PRO FORMA
                                         BOATMEN'S   WORTHEN        PRO FORMA    MORTGAGE<F1>   COMPANIES   ADJUSTMENTS   COMBINED
                                         ---------   -------        ---------    ------------   ---------   -----------   ---------
ASSETS:
Cash and noninterest-bearing balances
  due from banks . . . . . . . . . . .  $1,608,925    $224,425       $1,833,350    $1,153         $382                   $1,834,885
Short-term investments . . . . . . . .      78,543         941           79,484                    654                       80,138
Securities:
  Held to maturity . . . . . . . . . .   4,107,369   1,140,717        5,248,086                                           5,248,086
  Available for sale . . . . . . . . .   4,424,239     157,845        4,582,084     1,018                                 4,583,102
  Trading. . . . . . . . . . . . . . .      25,026                       25,026                                              25,026
Federal funds sold and securities
  purchased under resale agreements. .     392,865      42,300          435,165                                             435,165
Loans held for sale. . . . . . . . . .      71,528      26,943           98,471   143,234                                   241,705
Loans, net of unearned income. . . . .  15,629,906   1,782,598       17,412,504                  3,610                   17,416,114
  Less reserve for loan losses . . . .     343,918      33,541          377,459                                             377,459
                                       --------------------------------------------------------------------------------------------
Loans, net . . . . . . . . . . . . . .  15,285,988   1,749,057       17,035,045                  3,610                   17,038,655
                                       --------------------------------------------------------------------------------------------
Property and equipment . . . . . . . .     516,165      96,207          612,372    14,275           16                      626,663
Intangibles. . . . . . . . . . . . . .     261,066      27,645          288,711    36,256                                   324,967
Other assets . . . . . . . . . . . . .     811,778      60,754          872,532    32,228          455                      905,215
                                       --------------------------------------------------------------------------------------------
Total Assets . . . . . . . . . . . . . $27,583,492  $3,526,834      $31,110,326  $228,164       $5,117                  $31,343,607
                                       ============================================================================================
LIABILITIES AND EQUITY:
Noninterest-bearing deposits . . . . .  $4,345,609    $580,268       $4,925,877                                          $4,925,877
Interest-bearing deposits. . . . . . .  15,897,073   2,388,152       18,285,225                                          18,285,225
                                       --------------------------------------------------------------------------------------------
Total deposits . . . . . . . . . . . .  20,242,682   2,968,420       23,211,102                                          23,211,102
                                       --------------------------------------------------------------------------------------------
Federal funds purchased and other
  short-term borrowings. . . . . . . .   4,333,668     180,383        4,514,051   155,043        3,483                    4,672,577
Long-term debt . . . . . . . . . . . .     514,262      43,035          557,297    45,768                                   603,065
Capital lease obligation . . . . . . .      38,791       1,850           40,641                                              40,641
Other liabilities. . . . . . . . . . .     279,941      39,797          319,738    15,518           68                      335,324
                                       --------------------------------------------------------------------------------------------
Total liabilities. . . . . . . . . . .  25,409,344   3,233,485       28,642,829   216,329        3,551                   28,862,709
                                       --------------------------------------------------------------------------------------------
Redeemable preferred stock . . . . . .       1,142                        1,142                                               1,142
Stockholders' equity:
Common stock . . . . . . . . . . . . .     104,722      17,340 <F2>     122,062       110          103      4,697 <F3>      126,972
Surplus. . . . . . . . . . . . . . . .     794,966     164,146 <F2>     959,112    11,725                                   970,837
Retained earnings. . . . . . . . . . .   1,308,862     114,153        1,423,015                  1,568     (4,802)<F3>    1,419,781
Less:  Treasury stock. . . . . . . . .                                        0                   (105)       105 <F3>            0
Unrealized net appreciation
 (depreciation), available for sale
 securities. . . . . . . . . . . . . .     (35,544)     (2,290)         (37,834)                                            (37,834)
                                       --------------------------------------------------------------------------------------------
Total stockholders' equity . . . . . .   2,173,006     293,349        2,466,355    11,835        1,566                    2,479,756
                                       --------------------------------------------------------------------------------------------
Total liabilities and stockholders'
 equity. . . . . . . . . . . . . . . . $27,583,492  $3,526,834      $31,110,326  $228,164       $5,117         $0       $31,343,607
                                       =============================================================================================
Stockholder's equity per share . . . .      $20.75                       $20.21                                              $19.53
                                       ===========                  ===========                                        ============

- ----------------------------------
<F1> As of July 31, 1994, the latest fiscal quarter end.

<F2> Based on the exchange ratio of 1.0 shares of Boatmen's Common for each share of Worthen common stock, including stock options,
     17,340,392 additional shares of Boatmen's Common would have been issued as of June 30, 1994, in the acquisition of Worthen.

<F3> Reflects the conversion of outstanding shares of National Mortgage to shares of Boatmen's Common.

<F4> National Mortgage Parents and National Mortgage will make provisions for merger expenses and certain nonrecurring charges, such as investment banking fees, legal and accounting fees.  In addition, National Mortgage will make accruals to conform their accounting policies for purchased mortgage servicing rights to Boatmen's methods. These nonrecurring expenses are not expected to be material. Accordingly, these nonrecurring expenses are not reflected in the Pro Forma Financial Statements.

                                    BOATMEN'S PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                                                            (Unaudited)

                                                   Six Months Ended June 30, 1994
                                               (In thousands, except per share data)


                                                                                                   (d)
                                                                                  (c)            NATIONAL           (f)
                                            (a)                 (b)             BOATMEN'S        MORTGAGE        PRO FORMA
                                         BOATMEN'S            WORTHEN           PRO FORMA        COMBINED        COMBINED
                                         ---------            -------           ---------        --------        ---------

Interest income. . . . . . . . . . . .    $839,621           $106,870            $946,491          $5,475         $951,966
Interest expense . . . . . . . . . . .     334,484             36,465             370,949           1,391          372,340
                                       ----------------------------------------------------------------------------------------
  Net interest income. . . . . . . . .     505,137             70,405             575,542           4,084          579,626
Provision for loan losses. . . . . . .      13,006                753              13,759               0           13,759
                                       ----------------------------------------------------------------------------------------
Net interest income after
  provision for loan losses. . . . . .     492,131             69,652             561,783           4,084          565,867
Noninterest income . . . . . . . . . .     259,857             35,294             295,151          28,987          324,138
Noninterest expense. . . . . . . . . .     487,117             67,278             554,395          32,656          587,051
                                       ----------------------------------------------------------------------------------------
  Income before income taxes . . . . .     264,871             37,668             302,539             415          302,954
Income tax expense . . . . . . . . . .      91,245             13,839             105,084             269          105,353
                                       ----------------------------------------------------------------------------------------
Net income . . . . . . . . . . . . . .    $173,626            $23,829            $197,455            $146         $197,601
                                       ========================================================================================
Net income available to
  common shareholders. . . . . . . . .    $173,586            $23,829            $197,415            $146         $197,561
                                       =========================================================================================
Net income per common share. . . . . .       $1.66                                  $1.62                            $1.56
                                       ===============                         ==============                   ================
Average shares outstanding . . . . . .     104,631                                121,644                          126,554
                                       ===============                         ==============                   ================


SEE NOTES TO PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME.

                                    BOATMEN'S PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                                                            (Unaudited)

                                                   Six Months Ended June 30, 1993
                                               (In thousands, except per share data)



                                                                                                   (d)
                                                                                  (c)            NATIONAL           (f)
                                            (a)                 (b)             BOATMEN'S        MORTGAGE        PRO FORMA
                                         BOATMEN'S            WORTHEN           PRO FORMA        COMBINED        COMBINED
                                         ---------            -------           ---------        --------        ---------



Interest income. . . . . . . . . . . .    $793,513           $105,071            $898,584         $3,027          $901,611
Interest expense . . . . . . . . . . .     313,922             40,202             354,124          1,528           355,652
                                       ----------------------------------------------------------------------------------------
  Net interest income. . . . . . . . .     479,591             64,869             544,460          1,499           545,959
Provision for loan losses. . . . . . .      35,291              3,239              38,530              0            38,530
                                       ----------------------------------------------------------------------------------------
Net interest income after
  provision for loan losses. . . . . .     444,300             61,630             505,930          1,499           507,429
Noninterest income . . . . . . . . . .     234,596             37,463             272,059         34,006           306,065
Noninterest expense. . . . . . . . . .     448,318             78,099             526,417         34,422           560,839
                                       ----------------------------------------------------------------------------------------
  Income before income taxes . . . . .     230,578             20,994             251,572          1,083           252,655
Income tax expense . . . . . . . . . .      71,609              6,435              78,044           (613)           77,431
                                       ----------------------------------------------------------------------------------------
Net income . . . . . . . . . . . . . .    $158,969            $14,559            $173,528         $1,696          $175,224
                                       ========================================================================================
Net income available to
  common shareholders. . . . . . . . .    $158,925            $14,559            $173,484         $1,696          $175,180
                                       ========================================================================================
Net income per common share. . . . . .       $1.54                                  $1.45                            $1.40
                                       ===============                         ==============                   ===============
Average shares outstanding . . . . . .     103,282                                120,009                          124,919
                                       ===============                         ==============                   ===============

SEE NOTES TO PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME.

                                    BOATMEN'S PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                                                            (Unaudited)

                                                    Year Ended December 31, 1993
                                               (In thousands, except per share data)



                                                                                                   (d)
                                                                                  (c)            NATIONAL           (f)
                                            (a)                 (b)             BOATMEN'S        MORTGAGE        PRO FORMA
                                         BOATMEN'S            WORTHEN           PRO FORMA        COMBINED        COMBINED
                                         ---------            -------           ---------        --------        ---------


Interest income. . . . . . . . . . . .    $1,613,554         $212,082            $1,825,636       $20,557         $1,846,193
Interest expense . . . . . . . . . . .       631,974           79,264               711,238        15,836            727,074
                                       ----------------------------------------------------------------------------------------
  Net interest income. . . . . . . . .       981,580          132,818             1,114,398         4,721          1,119,119
Provision for loan losses. . . . . . .        60,184            4,628                64,812             0             64,812
Net interest income after
  provision for loan losses. . . . . .       921,396          128,190             1,049,586         4,721          1,054,307
Noninterest income . . . . . . . . . .       493,251           66,591               559,842        68,443            628,285
Noninterest expense. . . . . . . . . .       950,421          147,199             1,097,620        72,348          1,169,969
                                       ----------------------------------------------------------------------------------------
  Income before income taxes . . . . .       464,226           47,582               511,808           816            512,623
Income tax expense . . . . . . . . . .       146,807           15,332               162,139          (691)           161,447
                                       ----------------------------------------------------------------------------------------
Net income . . . . . . . . . . . . . .      $317,419          $32,250              $349,669        $1,507           $351,176
                                       ========================================================================================
Net income available to
  common shareholders. . . . . . . . .      $317,334          $32,250              $349,584        $1,507           $351,091
                                       ========================================================================================
Net income per common share. . . . . .         $3.07                                  $2.91                            $2.80
                                       =================                       ================                 ===============
Average shares outstanding . . . . . .       103,490                                120,307                          125,217
                                       =================                       ================                 ===============

SEE NOTES TO PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME.

                                    BOATMEN'S PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                                                            (Unaudited)

                                                    Year Ended December 31, 1992
                                               (In thousands, except per share data)


                                                                                                   (d)
                                                                                  (c)            NATIONAL           (f)
                                            (a)                 (b)             BOATMEN'S        MORTGAGE        PRO FORMA
                                         BOATMEN'S            WORTHEN           PRO FORMA        COMBINED        COMBINED
                                         ---------            -------           ---------        --------        ---------



Interest income. . . . . . . . . . . .    $1,615,249         $229,968            $1,845,217       $16,731         $1,861,948
Interest expense . . . . . . . . . . .       737,533           99,780               837,313        13,516            850,829
                                       ----------------------------------------------------------------------------------------
  Net interest income. . . . . . . . .       877,716          130,188             1,007,904         3,215          1,011,119
Provision for loan losses. . . . . . .       136,626            2,849               139,475             0            139,475
                                       ----------------------------------------------------------------------------------------
Net interest income after
  provision for loan losses. . . . . .       741,090          127,339               868,429         3,215            871,644
Noninterest income . . . . . . . . . .       452,082           57,458               509,540        61,671            571,211
Noninterest expense. . . . . . . . . .       871,928          144,150             1,016,078        54,333          1,070,411
                                       ----------------------------------------------------------------------------------------
  Income before income taxes . . . . .       321,244           40,647               361,891        10,553            372,444
Income tax expense . . . . . . . . . .        92,518            6,710                99,228         3,554            102,782
                                       ----------------------------------------------------------------------------------------
Net income . . . . . . . . . . . . . .      $228,726          $33,937              $262,663        $6,999           $269,662
                                       ========================================================================================
Net income available to
  common shareholders. . . . . . . . .      $228,638          $33,937              $262,575        $6,999           $269,574
                                       ========================================================================================
Net income per common share. . . . . .         $2.29                                  $2.25                            $2.22
                                       =================                       ===============                  ===============
Average shares outstanding . . . . . .       100,018                                116,606                          121,516
                                       =================                       ===============                  ===============

SEE NOTES TO PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME.

                                    BOATMEN'S PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                                                            (Unaudited)

                                                    Year Ended December 31, 1991
                                               (In thousands, except per share data)



                                                                                                   (d)
                                                                                  (c)            NATIONAL           (f)
                                            (a)                 (b)             BOATMEN'S        MORTGAGE        PRO FORMA
                                         BOATMEN'S            WORTHEN           PRO FORMA        COMBINED        COMBINED
                                         ---------            -------           ---------        --------        ---------


Interest income. . . . . . . . . . . .    $1,743,647         $240,693            $1,984,340       $8,691          $1,993,031
Interest expense . . . . . . . . . . .     1,001,115          131,730             1,132,845        6,069           1,138,914
                                       ----------------------------------------------------------------------------------------
  Net interest income. . . . . . . . .       742,532          108,963               851,495        2,622             854,117
Provision for loan losses. . . . . . .       114,658            3,359               118,017            0             118,017
                                       ----------------------------------------------------------------------------------------
Net interest income after
  provision for loan losses. . . . . .       627,874          105,604               733,478        2,622             736,100
Noninterest income . . . . . . . . . .       355,704           53,350               409,054       42,725             451,779
Noninterest expense. . . . . . . . . .       752,367          126,306               878,673       34,343             913,016
                                       ----------------------------------------------------------------------------------------
  Income before income taxes . . . . .       231,211           32,648               263,859       11,004             274,863
Income tax expense . . . . . . . . . .        60,013            3,912                63,925        3,241              67,166
                                       ----------------------------------------------------------------------------------------
Net income . . . . . . . . . . . . . .      $171,198          $28,736              $199,934       $7,763            $207,697
                                       ========================================================================================
Net income available to
  common shareholders. . . . . . . . .      $171,109          $28,736              $199,845       $7,763            $207,608
                                       ========================================================================================
Net income per common share. . . . . .         $1.77                                  $1.78                            $1.77
                                       ================                        ===============                  ===============
Average shares outstanding . . . . . .        96,895                                112,376                          117,286
                                       ================                        ===============                  ===============

SEE NOTES TO PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME.

   NOTES TO PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME
                           (unaudited)

1. The change in average shares outstanding shown in the pro forma analysis reflects the issuance of 1.0 shares of Boatmen's Common for each share of Worthen common stock and the issuance of 4.9 million shares of Boatmen's Common in exchange for all outstanding shares of the National Mortgage Parents and the Home Loan Companies.

2. Net income includes $1,042 for the six months ended June 30, 1993 and year ended December 31, 1993, for the cumulative effect of FAS No. 109 adoption at National Mortgage, and net operating loss carryforwards at National Mortgage for the years ended December 31, 1992 and 1991 of $286 and $708, respectively.

             DESCRIPTION OF BOATMEN'S CAPITAL STOCK

     Boatmen's Restated Articles of Incorporation currently authorize the issuance of 150,000,000 shares of common stock, par value $1.00 per share, and 10,300,000 preferred shares, no par value per share, of which 35,045 shares are designated "7%
Cumulative Redeemable Preferred Stock, Series B" $100.00 stated value per share (the "Boatmen's Series B Preferred Stock").

     As of ------------, 1994, approximately ---- million shares of Boatmen's Common were issued and outstanding, 11,421 shares of Boatmen's Series B Preferred Stock were issued and outstanding, and 1,500,000 shares of Junior Participating Preferred Stock Series C, stated value $1.00 per share (a "Preferred Share") were reserved for issuance with none outstanding. For a description of the Preferred Shares, see "COMPARISON OF SHAREHOLDER RIGHTS -- Shareholder Rights Plan -- Boatmen's".

     With respect to the remaining authorized but unissued preferred shares, Boatmen's Restated Articles of Incorporation provide that its Board of Directors may, by resolution, cause such preferred shares to be issued from time to time, in series, and fix the powers, designations, preferences and relative, participating optional and other rights and qualifications, limitations and restrictions of such shares.

     The following is a brief description of the terms of Boatmen's Common and Boatmen's Series B Preferred Stock.


BOATMEN'S COMMON

     DIVIDEND RIGHTS

     The holders of Boatmen's Common are entitled to share ratably in dividends when, as and if declared by the Board of Directors of Boatmen's from funds legally available therefor, after full cumulative dividends have been paid, or declared and funds sufficient for the payment thereof set apart, on all shares of Boatmen's Series B Preferred Stock, and any other class or series of preferred stock ranking superior as to dividends to Boatmen's Common. The ability of the subsidiary banks of Boatmen's to pay cash dividends, which are expected to be Boatmen's principal source of income, is restricted by applicable banking laws.

     VOTING RIGHTS

     Each holder of Boatmen's Common has one vote for each share held on matters presented for consideration by the shareholders, except that, in the election of directors, such shareholders have cumulative voting rights which entitle each such shareholder to the number of votes which equals the number of shares held by the shareholder multiplied by the number of directors to be elected. All such cumulative votes may be cast for one candidate for election as a director or may be distributed among two or more candidates.

     CLASSIFICATION OF BOARD OF DIRECTORS

     The Board of Directors of Boatmen's is divided into three classes, and the directors are elected by classes to three-year terms, so that approximately one-third of the directors of Boatmen's will be elected at each annual meeting of the shareholders. Although it promotes stability and continuity of the Board of Directors, classification of the Board of Directors may have the effect of decreasing the number of directors that could otherwise be elected by anyone who obtains a controlling interest in Boatmen's Common and thereby could impede a change in control of Boatmen's. Because fewer directors will be elected at each annual meeting, such classification also will reduce the effectiveness of cumulative voting as a means of establishing or increasing minority representation on the Board of Directors.

     PREEMPTIVE RIGHTS

     The holders of Boatmen's Common have no preemptive right to acquire any additional unissued shares or treasury shares of Boatmen's.

     LIQUIDATION RIGHTS

     In the event of liquidation, dissolution or winding up of Boatmen's, whether voluntary or involuntary, the holders of Boatmen's Common will be entitled to share ratably in any of its assets or funds that are available for distribution to its shareholders after the satisfaction of its liabilities (or after adequate provision is made therefor) and after preferences on any outstanding preferred stock.

     ASSESSMENT AND REDEMPTION

     Shares of Boatmen's Common issuable in the Mergers will be validly issued, fully paid and non-assessable. Such shares do not have any redemption provisions.


BOATMEN'S SERIES B PREFERRED STOCK

     DIVIDEND RIGHTS

     Holders of shares of Series B Preferred Stock will be entitled to receive, when and as declared by the Board of Directors, out of any funds legally available for such purpose, cumulative cash dividends at an annual dividend rate per share of 7% of the stated value thereof, payable quarterly. Dividends on Boatmen's Series B Preferred Stock are cumulative and no dividends can be declared or paid on any shares of Boatmen's Common unless full cumulative dividends on Boatmen's Series B Preferred Stock have been paid, or declared and funds sufficient for the payment thereof set apart.

     LIQUIDATION RIGHTS

     In the event of the dissolution and liquidation of Boatmen's, the holders of Boatmen's Series B Preferred Stock will be entitled to receive, after payment of the full liquidation preference on shares of any class or series of preferred stock ranking superior to Boatmen's Series B Preferred Stock (if any such shares are then outstanding) but before any distribution on shares of Boatmen's Common, liquidating dividends of $100.00 per share plus accumulated dividends.

     REDEMPTION

     Shares of Boatmen's Series B Preferred Stock are redeemable, at the option of the holders thereof, at the redemption price of $100.00 per share plus accumulated dividends, provided, that
(i) full cumulative dividends have been paid, or declared and funds sufficient for payment set apart, upon any class or series of preferred stock ranking superior to Boatmen's Series B Preferred Stock; and (ii) Boatmen's is not then in default with respect to any sinking or analogous fund or call for tenders obligation or agreement for the purchase of any class or series of preferred stock ranking superior to Boatmen's Series B Preferred Stock.

     VOTING RIGHTS

     Each share of Boatmen's Series B Preferred Stock has equal voting rights, share for share, with each share of Boatmen's
Common.

     SUPERIOR STOCK

     Boatmen's may, without the consent of holders of Boatmen's
Series B Preferred Stock, issue preferred stock with superior or equal rights or preferences.


                COMPARISON OF SHAREHOLDER RIGHTS


     The rights of holders of shares of Boatmen's Common are governed by the Missouri Corporate Law and by the Restated
Articles of Incorporation, Bylaws and other corporate documents of Boatmen's. The rights of holders of shares of common stock and preferred stock of the National Mortgage Parents and National Home are governed by the Tennessee Corporate Law and the respective Articles of Incorporation, Bylaws and other corporate documents of the National Mortgage Parents and National Home. The rights of holders of shares of Arkansas Home are governed by the Arkansas Corporate Law and by the Articles of Incorporation, Bylaws and other corporate documents of Arkansas Home. The rights of holders of National Home Mississippi are governed by Mississippi Corporate Law and by the Articles of Incorporation, Bylaws and other corporate documents of National Home Mississippi. A summary of the material differences among the respective rights of holders of the common stock and preferred stock of the National Mortgage Parents, the common stock of the Home Loan Companies, and Boatmen's Common is set forth below.


SHAREHOLDER VOTE REQUIRED FOR CERTAIN TRANSACTIONS

     BUSINESS COMBINATIONS

          Boatmen's/Missouri Corporate Law

     The Missouri Corporate Law provides that, unless a corporation's articles of incorporation or bylaws provide otherwise, certain business combinations, including mergers, require the approval of the holders of at least two-thirds of the outstanding shares entitled to vote at such meeting.

     Boatmen's Restated Articles of Incorporation provide that, in addition to any affirmative vote required by law, any Business Combination (as defined below) will require the affirmative vote of the holders of not less than 80% of the issued and outstanding shares of Boatmen's Common. Notwithstanding the foregoing, however, Boatmen's Restated Articles of Incorporation also provide that any such Business Combination may be approved by the affirmative vote required by law if it has been approved by 75% of the entire Board of Directors of Boatmen's. The term "Business Combination" means (i) any merger or consolidation of Boatmen's or any subsidiary of Boatmen's with (a) any individual or entity who, together with certain affiliates or associates, owns greater than 5% of Boatmen's Common (a "Substantial Shareholder"); or (b) any other corporation which, after such merger or consolidation, would be a Substantial Shareholder, regardless of which entity survives;
(ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Substantial Shareholder of all or substantially all of the assets of Boatmen's or any of its subsidiaries; (iii) the adoption of any plan or proposal for the liquidation of Boatmen's by or on behalf of a Substantial Shareholder; or (iv) any transaction involving Boatmen's or any of its subsidiaries, if the transaction would have the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of Boatmen's of which a Substantial Shareholder is the beneficial owner.

          National Mortgage Parents and National Home/Tennessee
          Corporate Law

     The Tennessee Corporate Law provides that, unless a corporation's articles of incorporation or bylaws provide otherwise, certain business combinations, including a merger, require the approval of each voting group entitled to vote separately on the transaction by a majority of all the votes entitled to be cast on the transaction by each voting group.

     The Bylaws of each of the National Mortgage Parents provide that any action by shareholders (which would include the approval of business combinations involving the company) requires the approval of not less than three-fourths of the voting stock of the company.

     Neither the Articles of Incorporation nor the Bylaws of National Home increase the voting requirements for approval of business combinations, including mergers.

          Arkansas Home/Arkansas Corporate Law

     The Arkansas Corporate Law provides that, unless a corporation's articles of incorporation or bylaws provide otherwise, certain business combinations, including a merger, require the approval of each voting group entitled to vote separately on the transaction by a majority of all the votes entitled to be cast on the transaction by each voting group.

     Neither the Articles of Incorporation nor the Bylaws of Arkansas Home increase the voting requirement for approval of business combinations, including mergers.

          National Home Mississippi/Mississippi Corporate Law

     The Mississippi Corporate Law provides that, unless a corporation's articles of incorporation or bylaws provide otherwise, certain business combinations, including a merger, require the approval of each voting group entitled to vote separately on the transaction by a majority of all the votes entitled to be cast on the transaction by each voting group.

     Neither the Articles of Incorporation nor the Bylaws of National Home Mississippi increase the voting requirement for approval of business combinations, including mergers.

     REMOVAL OF DIRECTORS

          Boatmen's/Missouri Corporate Law

     The Missouri Corporate Law provides that unless otherwise provided in a corporation's articles of incorporation or bylaws, directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote in an election of the directors. Directors may be removed only at a meeting called expressly for that purpose. If a corporation's articles of incorporation or bylaws provide for cumulative voting in the election of directors and if less than the entire board is to be removed, no one of the directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors, or, if there are classes of directors, at an election of the class of directors of which he or she is a part. Whenever the holders of the shares of any class are entitled to elect one or more directors, any references to a vote of the holders of outstanding shares are to outstanding shares of that class and not to the vote of the outstanding shares as a whole. Any director of a corporation may be removed for cause by an action of a majority of the entire board of directors if the director fails to meet the qualifications stated in the corporation's articles of incorporation or bylaws for election as a director or is in breach of any agreement between such director and the corporation relating to such director's services as a director or employee of the corporation. Notice of the proposed removal must be given to all directors of a corporation prior to action thereon.

     Boatmen's Restated Articles of Incorporation and Bylaws provide that, at a meeting called expressly for that purpose, a director or the entire Board of Directors (other than directors elected by holders of preferred stock pursuant to certain special rights) may be removed without cause only upon the affirmative vote of the holders of not less than 80% of the shares entitled to vote generally in an election of directors. Notwithstanding the foregoing, however, if less than the entire Board of Directors is to be removed without cause, no one of the directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the class of directors of which he is a part. At a meeting called expressly for that purpose, a director (other than those elected by holders of preferred stock), may be removed by the shareholders for cause by the affirmative vote of the holders of a majority of the shares entitled to vote upon his election.

          National Mortgage Parents and National Home/Tennessee
          Corporate Law

     The Tennessee Corporate Law provides that directors may resign or, at a meeting called for that purpose and properly noticed, the shareholders may remove directors without cause unless the corporation's articles of incorporation provides that the directors may be removed only for cause. If a director is elected by a voting group of shareholders, only such shareholders of that voting group may participate in the vote to remove him or her without cause. If directors are elected by cumulative voting, a director may not be removed if the number of votes sufficient to elect him under cumulative voting is voted against his removal. If directors are not elected by cumulative voting, then a director may be removed only if the number of votes cast to remove him exceeds the number of votes objecting to his or her removal. A corporation's articles of incorporation may provide that directors may be removed for cause by a vote of a majority of the entire board of directors at a meeting called for that purpose and properly noticed. The corporation or the holders of at least 10% of the outstanding shares of any class of stock of the corporation may commence a judicial proceeding to remove a director, and the court may so remove the director if: (i) the court finds that the director engaged in fraudulent or dishonest conduct or gross abuse of authority or discretion with regard to the corporation, and
(ii) the removal would be in the best interest of the corporation.
A director so removed may be barred by the court from re-election for a period prescribed by the court. If the shareholders commence such a judicial proceeding, they must make the corporation a party defendant.

     Neither the Articles of Incorporation nor the Bylaws of each of the National Mortgage Parents contain any provisions addressing the removal of directors. As discussed above, however, the Bylaws of each of the National Mortgage Parents provide that any action by shareholders (which would include the removal of directors) requires the approval of not less than three-fourths of the voting stock of the company.

     The Bylaws of National Home provide that directors may be removed either with or without cause by a proper vote of the shareholders and that directors may be removed with cause by a majority of the entire board of directors of National Home.

          Arkansas Home/Arkansas Corporate Law

     The Arkansas Corporate Law provides that a director may resign at any time or, at a meeting called for that purpose and properly noticed, the shareholders may remove a director, with or without cause, unless the corporation's articles of incorporation provide that the directors may be removed only for cause. If a director is elected by a voting group of shareholders, only the holders of shares of that voting group may vote to remove him or her. If directors are elected by cumulative voting, a director may not be removed if the number of votes sufficient to elect him under cumulative voting is voted against his removal. If directors are elected by cumulative voting, a director may be removed only if the number of votes cast to remove him exceeds the number of votes cast against his removal. The Arkansas Corporate Law further provides that a court may remove a director in a proceeding brought by a shareholder holding a least 10% of the outstanding shares of any class of stock or by the corporation if: (i) that court finds that the director engaged in fraudulent or dishonest conduct or gross abuse of authority or discretion with respect to the corporation, and (ii) the removal is in the best interest of the corporation. Any court which removes a director in such manner may bar the director from re-election for a prescribed period. If a proceeding is commenced by a shareholder, the corporation must be added as a party defendant.

     Arkansas Home's Bylaws provide that directors hold their office until the next annual meeting or until the director's successor is elected and qualified and that a director may resign or may be removed, with or without cause, at any time by a special meeting of the stockholders called expressly for that purpose. Neither the Articles of Incorporation nor the Bylaws of Arkansas Home increase the shareholder vote required to remove directors above the vote necessary under the Arkansas Corporate Law.

          National Home Mississippi/Mississippi Corporate Law

     The Mississippi Corporate Law provides that a director may resign or, at a meeting called for that purpose and properly noticed, the shareholders may remove a director, with or without cause, unless the corporation's articles of incorporation provide that directors may be removed only for cause. If a director is elected by a voting group of shareholders, only the holders of the shares of such voting group may vote to remove him. If directors are elected by cumulative voting, a director may not be removed if the number of votes sufficient to elect him under cumulative voting is voted against his removal. If directors are not elected by cumulative voting, a director may be removed only if the number of votes cast to remove him is greater than the number of votes cast against his removal. Under the Mississippi Corporate Law, a court may remove a director of the corporation if the corporation or the holders of 10% of the outstanding shares of the corporation commence a proceeding to remove said director, and if: (i) the court finds that the director engaged in fraudulent or dishonest conduct, or gross abuse of authority or discretion with respect to the corporation, and (ii) the removal is in the best interest of the corporation. A director so removed may be barred by the court from re-election for a period prescribed by the court. Any shareholders commencing such a proceeding must make the corporation a party defendant.

     The Bylaws of National Home Mississippi provide that a director may resign at any time or may be removed at any time, with or without cause, by the shareholders at a special meeting called expressly for that purpose. National Home Mississippi's Bylaws further provide that a director may also be removed for cause by an action of the Board of Directors. Neither the Articles of Incorporation nor the Bylaws of National Home Mississippi increase the shareholder vote required for removal of directors above the vote otherwise required under the Mississippi Corporate Law.

     REMOVAL OF OFFICERS

     Under Missouri Corporate Law, an officer or agent elected or appointed by the board of directors may be removed by the board of directors whenever, in the judgment of the board of directors, the best interest of the corporation would be served thereby. Such removal will be without prejudice to the contract rights of the person so removed. Boatmen's Bylaws provide that an officer may be removed at any time prior to the expiration of his or her term by the affirmative vote of the majority of the directors.

          National Mortgage Parents and National Home/Tennessee
          Corporate Law

     Under Tennessee Corporate Law, the board of directors of a Tennessee corporation may remove any officer at any time, with or without cause, and any officer who appoints another officer or assistant officer may likewise remove such officer or assistant officer. While appointment of an officer does not in itself create contract rights, the removal of an officer does not affect any contract rights he or she may have with a Tennessee corporation. The Bylaws of the National Mortgage Parents provide that officers will be elected for one year, and shall hold office until their successors are elected and qualified. In the event, however, any officer who has held an office in the preceding year is not re-elected, or if a new officer is elected, the action of the board of directors must be ratified at a stockholders meeting by a three-fourths () majority vote of the voting stock, represented in person or by proxy, before it will become effective. The Bylaws of National Home provide that officers and agents may be removed by the board of directors whenever, in its judgment, the best interest of National Home would be served thereby.

          Arkansas Home/Arkansas Corporate Law

     The Arkansas Corporate Law provides that the board of directors of an Arkansas corporation may remove an officer at any time with or without cause, and while appointment of an officer does not in itself create contract rights, removal of an officer will not affect any contract rights he or she may have with an Arkansas corporation. The Bylaws of Arkansas Home provide that officers are elected by the board of directors and shall serve at the pleasure of the board of directors subject to any contracts of employment entered into by Arkansas Home.

          National Home Mississippi/Mississippi Corporate Law

     The Mississippi Corporate Law provides that the board of directors of a Mississippi corporation may remove any officer at any time with or without cause, and an officer who appoints another officer or an assistant officer may likewise remove such officer or assistant officer. While appointment of an officer does not, in itself, create contract rights, removal of an officer will not affect any contract rights he or she may have with a Mississippi corporation. The Bylaws of National Home Mississippi provide that an officer of National Home Mississippi is elected by the board of directors annually at the first annual meeting of the shareholders and hold office until his or her successor is duly elected and qualified or until he or she dies, resigns or is removed. An officer or agent may be removed by the board of directors of National Home Mississippi whenever the board of directors deems such removal to be in the best interest of National Home Mississippi. Such removal will be without prejudice to the contract rights, if any, of the person so removed; however, an election or appointment of an officer or agent does not in itself create contract rights.

     AMENDMENTS TO ARTICLES OF INCORPORATION

          Boatmen's/Missouri Corporate Law

     Under the Missouri Corporate Law, a corporation may amend its articles of incorporation upon receiving the affirmative vote of the holders of a majority of its voting shares; provided, however, that if the corporation's articles of incorporation or bylaws provide for cumulative voting in the election of directors, the number of directors of the corporation may not be decreased to less than three by amendment to the corporation's articles of incorporation when the number of shares voting against the proposal for decrease would be sufficient to elect a director if the shares were voted cumulatively at an election of three directors; and provided, further, that a proposed amendment which provides that
Section 351.407 of the Missouri Corporate Law does not apply to "control share acquisitions" of shares of a corporation requires the affirmative vote of the holders of two-thirds of such corporation's voting shares.

     Article XII of Boatmen's Restated Articles of Incorporation provides that Boatmen's may amend, alter, change or repeal provisions of the Restated Articles of Incorporation in the manner provided by law, with the exception, however, of the provisions of the Restated Articles of Incorporation relating to the classification and number of directors, the approval of Business Combinations, and the aforementioned exceptions to Article XII, which require the affirmative vote of the holders of 80% of Boatmen's Common then entitled to vote at a meeting of shareholders called for that purpose.

          National Mortgage Parents and National Home/Tennessee
          Corporate Law

     The Tennessee Corporate Law generally provides that a corporation may amend its articles of incorporation upon receiving, unless the corporation's articles of incorporation require a greater vote, the affirmative vote of a majority of the votes entitled to be cast on the amendment.

     Neither the Articles of Incorporation nor the Bylaws of any of the National Mortgage Parents include any provision specifically governing amendments to the articles of incorporation. As discussed above, however, the Bylaws of each of the National
Mortgage Parents provide that any action by shareholders (which would include amendments to the articles of incorporation) requires the approval of not less than three-fourths of the voting stock of the company.

     Neither the Articles of Incorporation nor the Bylaws of National Home include a provision specifically governing amendments to the Articles of Incorporation.

          Arkansas Home/Arkansas Corporate Law

     The Arkansas Corporate Law generally provides that a corporation may amend its articles of incorporation upon receiving, unless the corporation's articles of incorporation require a greater vote, the affirmative vote of a majority of the votes entitled to be cast on the amendment.

     Neither the Articles of Incorporation nor Bylaws of Arkansas
Home include specific provisions relating to the amendment of its Articles of Incorporation.

          National Home Mississippi/Mississippi Corporate Law

     The Mississippi Corporate Law generally provides that a corporation may amend its articles of incorporation upon receiving, unless the corporation's articles of incorporation require a greater vote, the affirmative vote of a majority of the votes entitled to be cast on the amendment.

     Neither the Articles of Incorporation nor Bylaws of National
Home Mississippi include any provision related to the amendment of its Articles of Incorporation.


SPECIAL MEETINGS OF SHAREHOLDERS; SHAREHOLDER ACTION BY WRITTEN
CONSENT

          Boatmen's/Missouri Corporate Law

     The Missouri Corporate Law provides that any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if a consent, in writing, setting forth the action taken is signed by the holders of all of the shares entitled to vote on the subject matter.

     Boatmen's Bylaws provide that a special meeting of shareholders may be called by the Chairman of the Board or the President or by resolution of the Board of Directors whenever deemed necessary. The business transacted at any such special meeting will be confined to the purpose or purposes specified in the notice therefor and the matters germane thereto.

          National Mortgage Parents and National Home/Tennessee
          Corporate Law

     The Tennessee Corporate Law provides that a special meeting of the shareholders of a corporation may be called by the board of directors of the corporation or by the persons authorized to call a special meeting by the corporation's articles of incorporation or by-laws, or, unless the articles of incorporation of the corporation provides otherwise, by the holders of at least 10% of all of the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting if the shareholders sign, date and deliver to the secretary of the corporation a written demand for the meeting, describing the purpose or purposes for which such special meeting is to be held. A corporation must notify shareholders of the date, time, place and purpose of a special meeting at least ten days but not more than two months prior to the meeting date. Only the business within the purpose or purposes described in the meeting notice may be conducted at a special shareholders meeting. A court may order a special shareholders meeting at the request of a shareholder who demands a special meeting if notice of the special meeting was not given within a month of the demand or the special meeting was not held in accordance with the notice.

     The Tennessee Corporate Law provides that actions required or permitted at shareholders meetings may be taken without a meeting if all the shareholders entitled to vote on the action sign and deliver to the corporation written consent to taking such action without a meeting, indicating each signing shareholder's vote or abstention on the action.

     The Bylaws of each of the National Mortgage Parents provide that special meetings of the shareholders may be called at anytime by resolution of the Board of Directors or by written request of the shareholders holding one-third of the outstanding capital stock of the corporation. Notice of a meeting of stockholders whether, regular or special, must be mailed to each stockholder no later than ten days before each meeting, and, in the case of a special meeting, the notice must state the object of the meeting.

     The Bylaws of National Home provide that special meetings of the shareholders may be called by the president, a majority of the board of directors, or by the holders of not less than one-tenth of all the shares entitled to vote at such meeting. Written or printed notice stating the place, day, hour and purpose of the meeting and the person calling the meeting must be delivered either personally or by mail to each shareholder entitled to vote at the meeting. If mailed, the notice must be delivered not less than ten nor more than 60 days prior to the meeting, and if delivered personally, such notice must be delivered not less than five nor more than 60 days prior to the meeting. The Bylaws of National Home also provide that whenever the shareholders or directors are required or permitted to take any action by a vote, such action may be taken without a meeting pursuant to a written consent, setting forth the action so taken, signed by all the persons or entities entitled to vote thereon.

          Arkansas Home/Arkansas Corporate Law

     The Arkansas Corporate Law provides a special meeting of the shareholders of a corporation may be called by the board of directors of the corporation or the persons authorized to do so in the articles of incorporation or by-laws of the corporation, or by the holders of at least 10% of all votes entitled to be cast on any issue proposed to be considered at such proposed special meeting if the holders sign, date and deliver to the corporation's secretary written demands for the meeting describing the purpose for which it is to be held. A corporation must notify its shareholders of the date, time, place and purpose of a special shareholder meeting not less than 60 nor more than 75 days before the meeting if a proposal to increase the authorized capital stock or bond indebtedness of the corporation is to be submitted, and no less than ten nor more than 60 days before the meeting in all other cases. Only business within the purpose described in the meeting notice may be conducted at such a special shareholders meeting. A court may order a special meeting at the request of a shareholder who demands a special meeting if notice of the special meeting was not given within thirty days of the demand or the special meeting was not held in accordance with the notice.

     Under the Arkansas Corporate Law, an action on a proposal to increase the capital stock or bond indebtedness of a corporation may be taken without a meeting if all the shareholders sign written consents, setting forth the action so taken. Any other action required or permitted to be taken at a shareholder meeting may be taken without a meeting if written consents setting forth the action so taken are signed by the holders of the outstanding shares having at least the minimum number of votes necessary to authorize or to take such action at a meeting at which all shares entitled to vote thereon were present and voted and is delivered to the corporation.

     Arkansas Home's Bylaws provide that the President, the Board of Directors, and not less than 10% of the holders of the shares entitled to vote on any action to be presented at a special meeting may call a special meeting. Notice of a special meeting must be sent to stockholders of record not less than ten nor more than 60 days before the special meeting. If a proposal to increase the authorized capital stock or bonded indebtedness is submitted, then notice must be given not less than 60 nor more than 75 days before such meeting. Notice of a special meeting must state the purpose of such meeting, and no other business may be transacted or considered. An annual meeting is deemed, for the purpose of notice, a special meeting if there is to be presented at such meeting a proposal to increase the authorized capital stock or bonded indebtedness, to dissolve, merge or consolidate, or to sell, lease, exchange, or otherwise dispose of all or substantially all of the Corporation's assets, to amend the articles of incorporation or to effect any other fundamental corporate change. Arkansas Home's Bylaws provide also that an action may be taken without a meeting if consent, setting forth the action is signed by all shareholders entitled to vote thereon.

          National Home Mississippi/Mississippi Corporate Law

     The Mississippi Corporate Law provides that a special meeting of the shareholders of a corporation may be called by the board of directors of the corporation or the person or persons authorized to do so in the articles of incorporation or by-laws of the corporation or, unless the articles of incorporation of the corporation provide otherwise, by the holders of at least 10% of all the votes entitled to be cast on any issue to be considered at the proposed special meeting if the holders sign, date and deliver to the corporation's secretary written demands for the meeting
describing the purpose or purposes for which it is to be held.   A
corporation must notify shareholders of the date, time, place and purpose of a special meeting not less than ten nor more than 60 days prior to the meeting date. Only business within the purpose described in the meeting notice may be conducted at a special shareholders meeting. A court may order a special meeting at the request of a shareholder who demands a special meeting if notice of the special meeting was not given within 30 days of the demand or the special meeting was not held in accordance with the notice.

     The Mississippi Corporate Law provides that any action required or permitted to be taken at a shareholders meeting may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action, and all the shareholders entitled to vote on the action sign and deliver to the corporation written consents describing the action taken.

     The Bylaws of National Home Mississippi provide that unless otherwise provided by statute, a special meeting of the shareholders may be called by the President and the Board of Directors, and the President must call a special meeting at the request of the holders of at least 10% of all outstanding shares entitled to vote on any issue arising at such a meeting. Written notice stating the place, date, hour and purpose of a special meeting, unless otherwise prescribed by statute, must be delivered to the shareholders not more than ten nor less than 50 days before the special meeting. The Bylaws of National Home Mississippi provide that unless otherwise provided by law, any action which may be taken at a meeting of the shareholders or is required to be taken at a meeting of the shareholders may be taken without a meeting provided a written consent setting forth the actions so taken is signed by all the shareholders entitled to vote thereon.


NOTICE OF SHAREHOLDER NOMINATIONS OF DIRECTORS

          Boatmen's/Missouri Corporate Law

     The Missouri Corporate Law does not contain any specific provisions regarding notice of shareholders' nomination of directors.

     Boatmen's Bylaws provide that a shareholder may nominate a person for director only if he delivers notice of such nomination to the Secretary of Boatmen's, accompanied or promptly followed by such supporting information as the Secretary shall reasonably request, not less than 75 days prior to the date of any annual meeting or more than seven days after the mailing of notice of any special meeting.

          National Mortgage Parents and National Home/Tennessee
          Corporate Law

     Neither the Articles of Incorporation or Bylaws of the National Mortgage Parents or National Home nor the Tennessee
Corporate Law contain any specific provisions regarding notice of shareholders' nomination of directors.

          Arkansas Home/Arkansas Corporate Law

     Neither the Articles of Incorporation or Bylaws of Arkansas
Home nor the Arkansas Corporate Law contain any specific provisions regarding notice of shareholders' nomination of directors.

          National Home Mississippi/Mississippi Corporate Law

     Neither the Articles of Incorporation or Bylaws of National
Home Mississippi nor the Mississippi Corporate Law contain any specific provisions regarding notice of shareholders' nomination of directors.


SHAREHOLDER PROPOSAL PROCEDURES

          Boatmen's/Missouri Corporate Law

     The Missouri Corporate Law does not contain any specific provisions regarding notice of shareholders' proposals.

     Boatmen's Bylaws provide that in order for any business to be transacted at any meeting of the shareholders, other than business proposed by or at the direction of the Board of Directors, notice thereof must be received from the proposing shareholder by the Secretary of Boatmen's, accompanied or promptly followed by such supporting information as he shall reasonably request, not less than 75 days prior to the date of any annual meeting or more than seven days after the mailing of notice of any special meeting.

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          National Mortgage Parents and National Home/Tennessee
          Corporate Law

     Neither the Articles of Incorporation or Bylaws of the National Mortgage Parents or National Home nor the Tennessee
Corporate Law contain any specific provisions regarding notice of shareholders' proposals.

          Arkansas Home/Arkansas Corporate Law

     Neither the Articles of Incorporation or Bylaws of Arkansas
Home nor the Arkansas Corporate Law contain any specific provisions regarding notice of shareholders' proposals.

          National Home Mississippi/Mississippi Corporate Law

     Neither the Articles of Incorporation or Bylaws of National
Home Mississippi nor the Mississippi Corporate Law contain any specific provisions regarding notice of shareholders' proposals.


SHAREHOLDER RIGHTS PLAN

          Boatmen's

     Boatmen's has adopted a shareholder rights plan pursuant to which holders of a share of Boatmen's Common also hold one preferred share purchase right which may be exercised upon the occurrence of certain "triggering events" specified in Boatmen's shareholder rights plan. Shareholder rights plans such as Boatmen's plan are intended to encourage potential hostile acquirors of a "target" corporation to negotiate with the Board of Directors of the target corporation in order to avoid occurrence of the "triggering events" specified in such plans. Shareholder rights plans are intended to give the directors of a target corporation the opportunity to assess the fairness and appropriateness of a proposed transaction in order to determine whether or not it is in the best interests of the corporation and its shareholders. Notwithstanding these purposes and intentions of shareholder rights plans, such plans, including that of Boatmen's, could have the effect of discouraging a business combination which shareholders believe to be in their best interests. The provisions of the shareholder rights plan of Boatmen's are discussed below.

     On August 14, 1990, the Board of Directors of Boatmen's declared a dividend, payable on August 31, 1990 (the "Boatmen's Record Date"), of one Preferred Share Purchase Right (a "Boatmen's Right") for each outstanding share of Boatmen's Common. Each Boatmen's Right entitles the registered holder to purchase from Boatmen's one one-hundredth share of a Preferred Share at a price of $110.00 per one one-hundredth Preferred Share (the "Boatmen's Purchase Price"), subject to adjustment. The description and terms of the Boatmen's Rights are set forth in a Rights Agreement (the "Boatmen's Rights Agreement") between Boatmen's and Boatmen's Trust Company as Rights Agent (the "Rights Agent"), and the following description is qualified in its entirety by the Boatmen's Rights Agreement.

     Until the earlier to occur of (i) ten days following a public announcement that a person or group of affiliated or associated persons (a "Boatmen's Acquiring Person") has acquired beneficial ownership of 20% or more of the outstanding shares of Boatmen's
Common; or (ii) ten business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person becomes a Boatmen's Acquiring Person) following the commencement of, or announcement of an intention to make, a tender or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 20% or more of such outstanding shares of Boatmen's Common (the earlier of such dates being called the "Boatmen's Distribution Date"), the Boatmen's
Rights will be evidenced, with respect to any of the Boatmen's
Common share certificates outstanding as of the Boatmen's Record
Date, by such Boatmen's Common share certificates, with a copy of a Summary of Rights attached thereto.

     The Boatmen's Rights Agreement provides that until the Boatmen's Distribution Date (or earlier redemption or expiration of the Boatmen's Rights), the Boatmen's Rights will be transferred only with shares of Boatmen's Common. New Boatmen's Common share certificates issued after the Boatmen's Record Date, upon transfer or new issuance of Boatmen's Common, including issuance of shares pursuant to the Mergers, will contain a notation incorporating the Boatmen's Rights Agreement by reference, and the surrender for transfer of any certificates for Boatmen's Common outstanding as of the Boatmen's Record Date, even without such notation or a copy of the Summary of Rights being attached thereto, will also constitute the transfer of the Boatmen's Rights associated with the Boatmen's Common shares represented by such certificate. As soon as practicable following the Boatmen's Distribution Date, separate certificates evidencing the Boatmen's Rights (the "Boatmen's Right Certificates") will be mailed to holders of record of Boatmen's Common as of the close of business on the Boatmen's Distribution Date and such separate Boatmen's Right Certificates alone will evidence the Boatmen's Rights.

     The Boatmen's Rights are not exercisable until the Boatmen's
Distribution Date. The Boatmen's Rights will expire on August 14, 2000 (the "Final Expiration Date"), unless the Final Expiration
Date is extended or unless the Boatmen's Rights are earlier redeemed by Boatmen's, in each case as described below.

     The Boatmen's Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Boatmen's Rights are subject to adjustment from time to time upon the occurrence of certain events in order to prevent dilution. In addition, the number of outstanding Boatmen's Rights and the number of one one-hundredths of a Preferred Share issuable upon exercise of each Boatmen's Right are also subject to adjustment in the event of a stock split of Boatmen's Common or a stock dividend on Boatmen's Common payable in shares of Boatmen's Common or subdivisions, consolidations or combinations of shares of Boatmen's Common occurring, in any such case, prior to the Boatmen's Distribution Date.

     Preferred Shares purchasable upon exercise of the Boatmen's Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $1.00 per share and will be entitled to an aggregate dividend of 100 times the dividend declared on each share of Boatmen's Common. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $100 per share and will be entitled to an aggregate payment of 100 times the payment made on each share of Boatmen's Common. Each Preferred Share will have 100 votes, voting together with the Boatmen's Common shares. Finally, in the event of any merger, consolidation or other transaction in which shares of Boatmen's Common are exchanged, each Preferred Share will be entitled to receive 100 times the amount received on each share of Boatmen's Common. The Boatmen's Rights are protected by customary anti-dilution provisions.

     Because of the nature of the Preferred Shares' dividend, liquidation and voting rights, the value of the one one-hundredth interest in a Preferred Share purchasable upon exercise of each Boatmen's Right should approximate the value of one Boatmen's Common share.

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

     In the event that Boatmen's is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Boatmen's Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Boatmen's Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Boatmen's Right. In the event that (i) any person or group of affiliated or associated persons becomes the beneficial owner of 20% or more of the outstanding shares of Boatmen's Common (unless such person first acquires 20% or more of the outstanding shares of Boatmen's Common by a purchase pursuant to a tender offer for all of the Boatmen's Common for cash, which purchase increases such person's beneficial ownership to 80% or more of the outstanding shares of Boatmen's Common); or (ii) during such time as there is a Boatmen's Acquiring Person, there shall be a reclassification of securities or a recapitalization or reorganization of Boatmen's or other transaction or series of transactions involving Boatmen's which has the effect of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity securities of Boatmen's or any of its subsidiaries beneficially owned by the Boatmen's Acquiring Person, proper provision will be made so that each holder of a Boatmen's Right, other than Boatmen's Rights beneficially owned by the Boatmen's Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of shares of Boatmen's Common having a market value of two times the exercise price of the Boatmen's Right.

     At any time after the acquisition by a Boatmen's Acquiring Person of beneficial ownership of 20% or more of the outstanding shares of Boatmen's Common, and prior to the acquisition by such Boatmen's Acquiring Person of 50% or more of the outstanding shares of Boatmen's Common, the Board of Directors of Boatmen's may exchange the Boatmen's Rights (other than Boatmen's Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of Boatmen's Common per Boatmen's Right (subject to adjustment).

     With certain exceptions, no adjustment in the Boatmen's Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% of the Boatmen's Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-hundredth of a Preferred Share and which may, at the election of Boatmen's, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the shares of Boatmen's Common on the last trading day prior to the date of exercise.

     At any time prior to the acquisition by a Boatmen's Acquiring Person of beneficial ownership of 20% or more of the outstanding shares of Boatmen's Common, the Boatmen's Board of Directors may redeem the Boatmen's Rights in whole, but not in part, at a price of $0.01 per Boatmen's Right (the "Boatmen's Redemption Price"). The redemption of the rights may be made effective at such time, on such basis, and with such conditions as the Board of Directors of Boatmen's in its sole discretion may establish.

     In addition, if a bidder who does not beneficially own more than 1% of the shares of Boatmen's Common and all other voting shares of Boatmen's (together the "Voting Shares") (and who has not within the past year owned in excess of 1% of the Voting Shares and, at a time he held a greater than 1% stake, disclosed, or caused the disclosure of, an intention which relates to or would result in the acquisition or influence of control of Boatmen's) proposes to acquire all of the Voting Shares for cash at a price which a nationally recognized investment banker selected by such bidder states in writing is fair, and such bidder has obtained written financing commitments (or otherwise has financing) and complies with certain

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

procedural requirements, then Boatmen's, upon the request of the bidder, will hold a special shareholders meeting to vote on a resolution requesting the Board of Directors to accept the bidder's proposal. If a majority of the outstanding shares entitled to vote on the proposal vote in favor of such resolution, then for a period of 60 days after such meeting the Boatmen's Rights will be automatically redeemed at the Boatmen's Redemption Price immediately prior to the consummation of any tender offer for all of such shares at a price per share in cash equal to or greater than the price offered by such bidder; provided, however, that no redemption will be permitted or required after the acquisition by any person or group of affiliated or associated persons of beneficial ownership of 20% or more of the outstanding shares of Boatmen's Common. Immediately upon any redemption of the Boatmen's
Rights, the right to exercise the Boatmen's Rights will terminate and the only right of the holders of Boatmen's Rights will be to receive the Boatmen's Redemption Price.

     The terms of the Boatmen's Rights may be amended by the Board of Directors of Boatmen's without the consent of the holders of the Boatmen's Rights, including an amendment to lower certain thresholds described above to not less than the greater of (i) any percentage greater than the largest percentage of the outstanding shares of Boatmen's Common then known to Boatmen's to be beneficially owned by any person or group of affiliated or associated persons; or (ii) 10%, except that from and after such time as any person becomes a Boatmen's Acquiring Person no such amendment may adversely affect the interests of the holders of the Boatmen's Rights.

     Until a Boatmen's Right is exercised, the holder thereof, as such, will have no rights as a shareholder of Boatmen's, including, without limitation, the right to vote or to receive dividends.

          National Mortgage Parents and National Home

     None of the National Mortgage Parents or National Home has a shareholder rights plan.

          Arkansas Home

     Arkansas Home does not have a shareholder rights plan.

          National Home Mississippi

     National Home Mississippi does not have a shareholder rights plan.


DISSENTERS' RIGHTS

          Boatmen's/Missouri Corporate Law

     Under the Missouri Corporate Law, a shareholder of a corporation is entitled to receive payment for the fair value of his or her shares if such shareholder dissents from a sale or exchange of substantially all of the property and assets of the corporation, or a merger or consolidation to which such corporation is a party. A shareholder is also entitled to receive payment for the fair value of his or her shares if such shareholder dissents from according voting rights to "control shares" in a control share acquisition, as further described below. Because Boatmen's is not merging directly with any of the Companies, Boatmen's shareholders will not be entitled to assert such rights in connection with the Mergers.

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


          National Mortgage Parents and National Home/Tennessee
          Corporate Law

     Under the Tennessee Corporate Law, a shareholder of a Tennessee corporation is entitled to receive payment for the fair value of his or her shares under certain circumstances, including the Mergers. See "THE MERGERS -- Dissenters' Rights."

          Arkansas Home/Arkansas Corporate Law

     Under the Arkansas Corporate Law, a shareholder of an Arkansas corporation is entitled to receive payment for the fair value of his or her shares under certain circumstances, including the Mergers. See "THE MERGERS -- Dissenters' Rights."

          National Home Mississippi/Mississippi Corporate Law

     Under the Mississippi Corporate Law, a shareholder of a Mississippi corporation is entitled to receive payment for the fair value of his or her shares under certain circumstances, including the Mergers. See "THE MERGERS -- Dissenters' Rights."


TAKEOVER STATUTES

          Boatmen's/Missouri Corporate Law

     The Missouri Corporate Law contains provisions regulating a broad range of business combinations, such as a merger or consolidation, between a Missouri corporation with shares of its stock registered under the federal securities laws, or a corporation that makes an election, and an "interested shareholder" (which is defined as any owner of 20% or more of the corporation's stock) for five years after the date on which such shareholder became an interested shareholder, unless the stock acquisition which caused the person to become an interested shareholder was approved in advance by the corporation's board of directors. This so-called "five year freeze" provision is effective even if all the parties should subsequently decide that they wish to engage in a business combination. The Missouri Corporate Law also contains a "control share acquisition" provision which effectively denies voting rights to shares of a Missouri corporation acquired in control share acquisitions unless a resolution granting such voting rights is approved at a meeting of shareholders by affirmative majority vote of (i) all outstanding shares entitled to vote at such meeting voting by class if required by the terms of such shares; and (ii) all outstanding shares entitled to vote at such meeting voting by class if required by the terms of such shares, excluding all interested shares. A control share acquisition is one by which a purchasing shareholder acquires more than one-fifth, one-third, or a majority, under various circumstances, of the voting power of the stock of an "issuing public corporation." An "issuing public corporation" is a Missouri corporation with (i) one hundred or more shareholders; (ii) its principal place of business, principal office or substantial assets in Missouri; and
(iii) either (a) more than 10% of its shareholders resident in Missouri; (b) more than 10% of its shares owned by Missouri residents; or (c) 10,000 shareholders resident in Missouri. Boatmen's meets the statutory definition of an issuing public corporation. If a control share acquisition should be made of a majority or more of the corporation's voting stock, and those shares are granted full voting rights, shareholders are granted dissenters' rights.

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

          National Mortgage Parents and National Home/Tennessee
          Corporate Law

     The Tennessee Corporate Law contains several provisions regulating takeovers and business combinations. The Tennessee Investor Protection Act makes it unlawful for any person to make a takeover offer or to acquire any equity security in an offeree company unless the takeover offer is exempt or becomes effective which requires filing a registration statement and other documents with the Tennessee Commissioner of Commerce and Insurance. The Tennessee Investor Protection Act also sets forth restrictions and limits on takeover offers. For example, a person who beneficially owns 5% or more of any class of the equity securities of a company is prohibited from making a takeover offer for such company (the "offeree company") unless, prior to making such offer, the offeror makes a public announcement of his intention with respect to changing or influencing the management or control of the offeree company, makes a disclosure of such intention to the persons from whom he intends to acquire such securities, and files with the Commissioner and the offeree company a statement signifying such intentions and containing any additional information required. An offeror must make a takeover offer to the holders of record or beneficial owners of equity securities of the offeree company who reside in Tennessee on substantially the same terms as the offer is made to owners of securities who reside outside of Tennessee. The securities of an offeree company deposited pursuant to a takeover offer may be withdrawn by the offeree or on the offeree's behalf at any time within seven days from the date the offer has become effective or after 60 days from the date the offer has become effective. If an offer is made for less than all the outstanding securities in a class, but more securities are deposited within ten days after the offer is effective than the offeror offered to accept, then the securities must be accepted on a pro-rata basis. The Tennessee Investor Protection Act also provides that if an offeror increases the consideration for the takeover offer before its expiration date, the increase must be paid for all equity securities accepted before or after the variation of the terms of the offer. The Tennessee Investor Protection Act does not apply to state banks, savings and loan associations, public utilities or domestic insurance companies (whose takeover is subject to other specific provisions of title Tennessee law).

     The Tennessee Business Combination Act provides that a Tennessee corporation may not engage in a business combination with an interested shareholder of such corporation or any affiliate or associate of such interested shareholder for five years following the interested shareholder's share acquisition unless the business combination is approved by the board of directors of the corporation or the business combination is exempt from the Tennessee Business Combination Act. The Tennessee Business Combination Act also provides the procedure to be followed to carry out a business combination after the five year period.

     The Tennessee Control Share Acquisition Act provides that control shares acquired in a control share acquisition only have the same voting rights of all other shares in its class if approved by resolution of the shareholders at a meeting convened according to the Tennessee Corporate Law, which resolution is approved by a majority of all disinterested shares entitled to vote thereon. Provisions of a corporation's articles of incorporation or bylaws which have become effective prior to the occurrence of the control share acquisition may authorize the redemption of all, but not less than all, of the control shares acquired in a control share acquisition during a period ending 60 days after the last acquisition of control shares by an acquiring person if: (i) no control acquisition statement has been filed or (ii) a control acquisition statement has been filed and the shares are not accorded voting rights by the shareholders. Provisions of a corporation's articles of incorporation or bylaws which have become effective prior to the occurrence of the control share acquisition may also provide that in certain situations all shareholders, other than the acquiring person, are entitled to an appraisal of the fair value of their shares. The Tennessee Control Share Acquisition Act applies to all corporations, as defined under the

Act, which have articles of incorporation or by-law provisions subjecting control shares to the Tennessee Control Share Acquisition Act. "Control shares" means issued and outstanding shares of an issuing public corporation that, except for the Tennessee Control Share
Acquisition Act, when added to all of the acquiring person's shares would entitle the acquiring person to exercise or direct the exercise of the voting power in the election of directors in the following ranges of voting power: (i) one-fifth or more but less than one-third of all voting power; (ii) one-third or more but less than a majority of all voting power; or (iii) a majority or more of all voting power.

     The Tennessee Authorized Corporation Protection Act provides that the Tennessee Business Combination Act and the Tennessee Control Share Acquisition Act also applies to foreign corporations which are required to obtain a certificate of authority from the Tennessee Secretary of State and which meet two of the following tests: (i) the corporation has its principal place of business located in Tennessee; (ii) the corporation has its principal office or place of business of significant subsidiaries, representing at least 20% of such corporation's consolidated net sales, located in Tennessee; (iii) the corporation has a majority of its fixed assets, including those of its subsidiary, located in Tennessee;
(iv) the corporation has more than 10% of the beneficial owners of the voting stock or more than 10% of its shares of voting stock beneficially owned by residents of Tennessee; (v) the corporation, including any significant subsidiary, employs more than 250 individuals in Tennessee or has a combined annual payroll to residents of Tennessee in excess of $5,000,000; (vi) the corporation, including any significant subsidiary, produces goods and services in Tennessee resulting in annual gross receipts in excess of $10,000,000; or (vii) the corporation, including any significant subsidiary, has physical assets and/or deposits located in Tennessee exceeding $10,000,000. In addition, to satisfying two of the foregoing tests, the foreign corporation's board of directors or shareholders must have adopted a bylaw or articles of incorporation provision subjecting the corporation to the provisions of such Acts.

     The Tennessee Green Mail Act makes it unlawful for any corporation to purchase either directly or indirectly any of its shares at a price above the market value of such shares from any person who holds more than 3% of the class of securities to be purchased if such person has held such shares for less than two years, unless approved by a majority of the outstanding shares of each class of voting stock issued by the corporation or unless the corporation makes an equal offer to all the holders of shares of such class.

          Arkansas Home/Arkansas Corporate Law

     The Arkansas Investor Protection Takeover Act makes it unlawful, subject to certain exceptions, for any person to make a takeover offer involving a target company in Arkansas or to acquire any equity securities of a target company pursuant to a takeover offer unless the offer is effective under the Arkansas Investor
Protection Takeover Act or exempted. To be effective, the offeror must file with the Arkansas Securities Commissioner a registration statement and any other documents requested. The Arkansas Investor Protection Act also provides the following restrictions on takeover offers: (i) an offeror is prohibited from making a takeover offer which is not made to the security holders in Arkansas on substantially the same terms as the offer is made to the other holders outside Arkansas; (ii) securities of a target company deposited pursuant to a takeover offer may be withdrawn by an offeree any time within seven days from the date the offer becomes effective or after 60 days from the date the offer became effective; (iii) a takeover offer may not be less than ten days in duration; (iv) if an offeror makes a takeover offer for less than all the outstanding securities of a class and the number of securities deposited within ten days after the offer becomes effective is greater than the number the offeror offered to accept, the securities must be accepted on a pro rata basis; (v) if an offeror increases the consideration for the takeover offer before it expires, the offeror must pay the increased consideration for all securities accepted before and after the variation;
(vi) no offeror may make a takeover offer for a target company in Arkansas at any time an administrative or injunctive proceeding has been brought by the commissioner against the offeror for an anti-fraud violation.

          National Home Mississippi/Mississippi Corporate Law

     The Mississippi Control Share Act applies to all issuing public corporations in existence on or after January 1, 1991 and denies voting rights to the control shares of a Mississippi issuing public corporation which are the subject of a control share acquisition and have voting power of one-fifth or more of all voting power unless the shareholders of the issuing public corporation approve a resolution which grants the shares the same voting rights that they had before they became control shares. The term "issuing public corporation" means a Mississippi corporation that (i) has securities registered under "12 of the Exchange Act or is subject to Section 15(d) of the Exchange Act, and (2) either has more than 10% of its shareholders residing in Mississippi, has more than 10% of its shares owned by Mississippi residents, or has 500 shareholders resident in Mississippi. The term "control shares" means issued and outstanding shares of an issuing public corporation that, except for the Mississippi Control Share Act, when added to all of the acquiring person's shares would entitle the acquiring person to exercise or direct the exercise of the voting power in the election of directors in the following ranges of voting power: (i) one-fifth or more but less than one-third of all voting power; (ii) one-third or more but less than a majority of all voting power; or (iii) a majority or more of all voting power.

     The Mississippi Shareholder Protection Act provides that, except in certain specified circumstances, a business combination (defined as, among other things, a merger or similar transaction with any "interested shareholder") must be approved by: (i) 80% of the votes entitled to be cast by outstanding shares of voting stock or the corporation voting together as a single class; and (2) two-thirds of the votes entitled to be cast by holders of voting stock other than stock of the interested shareholder who is a party to the business combination or an affiliate or associate of the interested shareholder, voting together as a single class. An "interested shareholder" is defined as any person or associated group of persons acting in concert (other than the corporation and/or any subsidiaries) that: (i) is the beneficial owner, directly or indirectly, of 20% or more of the voting power of the outstanding voting stock of the corporation; or (ii) is an affiliate of the corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 20% or more of the voting power of the then outstanding voting stock of the corporation.


LIABILITY OF DIRECTORS; INDEMNIFICATION

          Boatmen's/Missouri Corporate Law

     In accordance with the Missouri Corporate Law, and pursuant to its Restated Articles of Incorporation, Boatmen's will indemnify its directors and certain of its executive officers, and may indemnify other employees or agents as it deems appropriate, against reasonably incurred liabilities arising from any actual or threatened, pending or completed action, suit, or proceeding by reason of the fact that the indemnified person was a director, officer, employee or agent of Boatmen's, or is or was serving at the request of Boatmen's as a director, officer, employee, or agent of another entity or enterprise, provided the indemnified person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Boatmen's. With respect to any criminal action or proceeding, the indemnified person must have had no reasonable cause to believe his conduct was unlawful. In the case of an action or suit by or in the right of Boatmen's, Boatmen's may not indemnify any person against judgments or fines, or as to any claim, matter, or issue as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to Boatmen's, unless and only to the extent that the court in which the action or suit was brought determines upon application that such person is fairly and reasonably entitled to indemnity for proper expenses. Unless ordered by a court, indemnification of a director, officer, employee or agent of the corporation is only proper if a determination is made that such person met the applicable standard of conduct required. Such a determination must be made by the board of directors by a majority vote of a quorum of non-party directors, or if such a quorum is not obtainable, or even if obtainable, a quorum of disinterested directors directs, by independent legal counsel in a written opinion, or by the shareholders. A corporation may pay expenses incurred in defending a civil or criminal action, suit or proceeding in advance of the final disposition of said action, suit or proceeding upon the authorization of the board of directors which will so authorize upon the receipt of an undertaking on behalf of the director, officer, employee or agent to repay such amount unless it ultimately be determined that he or she is entitled to be indemnified as authorized under the Missouri Corporate Law. Boatmen's Restated Articles of Incorporation also provide, as permitted by the Missouri Corporate Law, for additional indemnification for persons indemnifiable under the Missouri Corporate Law provided no such person shall thereby be indemnified against conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest, or willful misconduct. The Missouri Corporate Law also provides that to the extent a director, officer, employee or agent of a Missouri corporation has been successful in the defense of any action, suit or proceeding or any claim, issue or matter therein, such corporation must indemnify such person for expenses, including attorneys' fees, actually and reasonably incurred in connection with such action, suit or proceeding.

          National Mortgage Parents and National Home/Tennessee
          Corporate Law

     The Tennessee Corporate Law provides that a corporation may indemnify any person made a party to a proceeding because he or she was a director against liability incurred in the proceeding if such director conducted himself or herself in good faith, and reasonably believed, in the case of his or her official capacity with the corporation, that his or her conduct was in its best interest, and in all other cases, that his or her conduct was at least not opposed to the corporation's best interest. In a criminal proceeding, a director must have had no reasonable cause to believe his or her conduct was unlawful in order to be indemnified. A corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit to the director in which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her. The Tennessee Corporate Law further requires that, unless limited by its articles of incorporation, a corporation must indemnify a director who is successful in defending any proceeding to which he or she was a party because he or she is or was a director of the corporation against reasonable expenses incurred by him or her in connection with such proceeding. A corporation may pay for or reimburse the reasonable expenses incurred by a director in advance of final disposition of the proceeding if (i) the director furnishes a written affirmation of his or her good faith belief that he or she has met the standard of conduct required for indemnification, (ii) the director furnishes the corporation a written undertaking to repay the advance if it is ultimately determined that he or she is not entitled to indemnification, and
(iii) a determination is made that the facts then known would not preclude indemnification. Unless a corporation's articles of incorporation provides otherwise, a director may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. The court may order indemnification if it determines that the director is entitled to mandatory indemnification under the Tennessee Corporate Law, at which point the court will also order the corporation to pay the director's reasonable expenses incurred to obtain the court-ordered indemnification, or the court will order indemnification if it determines the director is fairly and reasonably entitled to indemnification in light of all of the relevant circumstances, whether or not he or she met the required standard of conduct or was adjudged liable, but if he or she was adjudged liable, his or her indemnification is limited to reasonable expenses incurred. A determination that a director is entitled to indemnification must be made by (i) the board of directors by a majority vote of a quorum of non-party directors, (ii) if a quorum cannot be obtained, by a majority vote of a committee designated by the board of directors consisting of at least two non-party directors, or
(iii) by independent special legal counsel selected by the board of directors or its committee or, if a quorum of the board of directors cannot be obtained and the committee cannot be designated, selected by a majority vote of the full board of directors or by the shareholders, excluding holders of shares owned by or voted under the control of the party directors. Unless a corporation's articles of incorporation provides otherwise, an officer of the corporation who is not a director is entitled to mandatory indemnification and to apply for court ordered indemnification to the same extent as a director. A corporation may also indemnify and advance expenses to an officer, employee or agent of the corporation who is not a director to the same extent as a director, and a corporation may indemnify and advance expenses to an officer, employee or agent who is not a director to the extent, consistent with public policy, provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract. The indemnification and advancement of expenses provided are not exclusive of any other rights to which the director seeking indemnification or advancements of expenses may be entitled; however, no indemnification may be made to or on behalf of any director if a judgment or other final adjudication adverse to the director establishes his or her liability for any breach of duty of loyalty to the corporation or its shareholders, for acts or omissions not in good faith which involve intentional misconduct, a known violation of law or for an unlawful distribution. A corporation's articles of incorporation may limit indemnification and the advancement of expenses. The Tennessee Corporate Law further provides that it does not limit a corporation's power to pay or reimburse expenses incurred by a director in connection with appearing as a witness at a proceeding when he or she is not named as a defendant or respondent.

     The Bylaws of the National Mortgage Parents and National Home provide that the National Mortgage Parents and National Home have the authority to indemnify directors, officers, employees and agents of the National Mortgage Parents and National Home in substantially the same manner as provided under the Tennessee Corporate Law. The Bylaws of the National Mortgage Parents and National Home provide, however, that the National Mortgage Parents and National Home must indemnify a director, officer, employee or agent who is or was made a party or is threatened to be made a party to any proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the National Mortgage Parents or National Home, or is or was serving at the request of the National Mortgage Parents or National Home as a director, officer, employee or agent of another enterprise if such person (i) conducted himself or herself in good faith, (ii) reasonably believed, in the case of his or her official capacity, that his or her conduct was in the best interest of the National Mortgage Parents or National Home and, in all other cases, that his or her conduct was at least not opposed to the best interest of the National Mortgage Parents or National Home, and (iii) had no reasonable cause to believe, in the case of any criminal proceeding, that his or her conduct was unlawful. The Bylaws of the National Mortgage Parents and National Home also provide that the National Mortgage Parents and National Home must advance expenses to a director, officer, employee or agent if (i) such person furnishes a written affirmation that it is his or her good faith belief that he or she met the standard of conduct required,
(ii) such person furnishes a written undertaking to repay all amounts advanced if it is ultimately determined

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

that such person is not entitled to be indemnified, and (iii) a determination is made that the facts then known to those making the determination would not preclude indemnification. The Bylaws of the National Mortgage Parents and National Home further provide that indemnification continues with respect to an indemnitee who has ceased to be a director, officer, employee or agent and will inure to the benefit of the indemnitee's estate or personal representative.

          Arkansas Home/Arkansas Corporation Law

     The Arkansas Corporate Law provides that a corporation shall have the authority to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding because he or she is or was a director, officer, employee, or agent of a corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another enterprise if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation. With respect to any criminal action or proceeding, a director must have had no reasonable cause to believe his or her conduct was unlawful in order to be indemnified. To the extent that a director, officer, employee or agent has been successful in defending any action, suit or proceeding or in defense of any claim, issue, or matter therein, he or she must be indemnified against expenses actually and reasonably incurred by him or her in connection therewith. With respect to any party being made a party to a threatened, pending or completed action or suit by or in the right of the corporation because such party was a director, officer, agent or employee of the corporation, the corporation may not provide any indemnification with respect to any claim, issue or matter as to which such person is adjudged to be liable to the corporation unless the court of chancery or the court in which the action or suit was brought determines that despite the adjudication of liability and in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses. A determination that indemnification of a director, officer, employee or agent is proper because he or she has met the applicable standard of conduct must be made prior to indemnification: (i) by the board of directors of a majority vote of a quorum consisting of non-party directors, or (ii) if such a quorum is not obtainable, or even if obtainable but a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. A corporation may pay in advance expenses incurred by an officer or director defending a criminal or civil action, suit or proceeding provided the director provides an undertaking that such director or officer will repay such amount if it is ultimately determined that he or she is not entitled to be indemnified. The indemnification and advances provided by the Arkansas Corporate Law are not deemed exclusive of other rights which those seeking indemnification or advances may be entitled under any by-law, agreement, vote of stockholders of disinterested directors, or otherwise.

     The Bylaws of Arkansas Home provide that Arkansas Home has the authority to indemnify any director, officer, employee or agent of Arkansas Home in a similar manner as provided under the Arkansas Corporate Law. The Bylaws of Arkansas Home provide, however, that Arkansas Home must indemnify a director, officer, employee or agent who is made party to or threatened to be made party to any proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of Arkansas Home or was serving as a director, officer, employee or agent of another enterprise at the request of Arkansas Home if such person (i) acted in good faith and in a manner he or she reasonably believed to be in and not opposed to the best interest of Arkansas Home, and
(ii) with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The Bylaws of Arkansas Home also provide that Arkansas Home may not indemnify a director, officer, employer or agent in connection with a proceeding by or in the right of Arkansas Home in which said director, officer, employee or agent was adjudged liable to Arkansas Home or in connection with any

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

other proceeding charging improper personal benefits to him or her in which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her. Indemnification by Arkansas Home is permitted under the Bylaws of Arkansas Home only upon a determination to that effect made by (i) a majority vote of a quorum of non-party directors, or (ii) if such quorum is not attainable, by a majority vote of a committee designated by the board of directors consisting of two or more non-party directors, or (iii) by independent legal counsel selected by the board of directors or committee in the manner prescribed above or, if a quorum of the board of directors may not be obtained and a committee cannot be designated, selected by a majority vote of the full board of directors, or (iv) by the shareholders (excluding shares owned or voted under the control of any party directors).
The Bylaws of Arkansas Home further provide that Arkansas Home must advance reasonable expenses incurred by a director, officer, employee or agent prior to final disposition of a proceeding if (i) the director, officer, employee or agent furnishes a written affirmation of his or her good faith belief that he or she met the standard of conduct required, (ii) the director, officer, employee or agent furnishes a written undertaking to pay all amounts advanced if it is ultimately determined by final adjudication that such person is not entitled to be indemnified, and (iii) a determination is made that the facts then known to those making the determination would not preclude indemnification.

          National Home Mississippi/Mississippi Corporate Law

     The Mississippi Corporate Law provides that a corporation may indemnify any person made a party to a proceeding because he or she was a director against liability incurred in the proceeding if said director conducted himself in good faith, and reasonably believed, in the case of his official capacity with the corporation, that his or her conduct was in its best interest, and in all other cases, that his or her conduct was at least not opposed to the corporation's best interest. In a criminal proceeding, a director must have had no reasonable cause to believe his or her conduct was unlawful in order to be indemnified. A corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit to the director in which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her. The Mississippi Corporate Law requires that unless limited by its articles of incorporation, a corporation must indemnify a director who is successful in defending any proceeding to which he or she was a party because he or she is or was a director of the corporation against reasonable expenses incurred by him or her in connection with such proceeding. A corporation may pay for or reimburse the reasonable expenses incurred by a director in advance of final disposition of the proceeding if (i) the director furnishes a written affirmation of his good faith belief that he or she has met the standard of conduct required for indemnification, (ii) the director furnishes the corporation a written undertaking to repay the advance if it is ultimately determined that he or she is not entitled to indemnification, and (iii) a determination is made that the facts then known would not preclude indemnification. Unless a corporation's articles of incorporation provide otherwise, a director may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. The court may order indemnification if it determines that the director is entitled to mandatory indemnification under the Mississippi Corporate Law, at which point the court will also order the corporation to pay the directors reasonable expenses incurred to obtain the court-ordered indemnification, or the court will order indemnification if it determines the director is fairly and reasonably entitled to indemnification in light of all of the relevant circumstances, whether or not he or she met the required standard of conduct or was adjudged liable, but if he or she was adjudged liable his or her indemnification is limited to reasonable expenses incurred. A determination that a director is entitled to indemnification must be made by (i) the board of directors by a majority vote of a quorum of non-party directors, (ii) if a quorum cannot be obtained, by a majority vote of a committee designated

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

by the board of directors consisting of at least two non-party directors, or (iii) by independent special legal counsel selected by the board of directors or its committee or, if a quorum of the board of directors cannot be obtained and the committee cannot be designated, selected by a majority vote of the full board of directors or by the shareholders, excluding holders of shares owned by or voted under the control of the party directors. Unless a corporation's articles of incorporation provide otherwise, an officer of the corporation who is not a director is entitled to mandatory indemnification and to apply for court ordered indemnification to the same extent as a director. A corporation may indemnify and advance expenses to an officer, employee or agent of the corporation who is not a director to the same extent as a director, and a corporation may indemnify and advance expenses to an officer, employee or agent who is not a director to the extent, consistent with public policy, provided by its articles of incorporation, by-laws, general or specific action of its board of directors, or contract. Mississippi Law provides that indemnification in connection with the proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with that proceeding. Unless the articles of incorporation or bylaws provide otherwise, any indemnification provided for in the articles of incorporation or bylaws do not prevent a corporation from providing the indemnity under the Mississippi Corporate Law. A corporation may make any further indemnity authorized in the articles of incorporation, any by-law made by the shareholders, or any resolution adopted by the shareholders except for indemnity against gross negligence or wilful misconduct. The Mississippi Corporate Law also provides that it does not limit a corporation's power to pay or reimburse expenses incurred by a director in connection with appearing as a witness at a proceeding when he is not named as a defendant or respondent.

     The Bylaws of National Home Mississippi provide that
National Home Mississippi has the authority to indemnify directors, officers, employees and agents of National Home Mississippi in substantially the same manner as provided under the Mississippi Corporate Law. The Bylaws of National Home Mississippi provide, however, that National Home Mississippi must indemnify a director, officer, employee or agent who is or was made a party or is threatened to be made a party to any proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of National Home Mississippi or is or was serving at the request of National Home Mississippi as a director, officer, employee or agent of another enterprise if such person (i) conducted himself or herself in good faith, (ii) reasonably believed, in the case of his or her official capacity, that his or her conduct was in the best interest of National Home Mississippi and, in all other cases, that his or her conduct was at least not opposed to the best interest of National Home Mississippi, and
(iii) had no reasonable cause to believe, in the case of any criminal proceeding, that his or her conduct was unlawful. The Bylaws of National Home Mississippi also provide that National Home Mississippi must advance expenses to a director, officer, employee or agent if (i) such person furnishes a written affirmation that it is his or her good faith belief that he or she met the standard of conduct required, (ii) such person furnishes a written undertaking to repay all amounts advanced if it is ultimately determined that such person is not entitled to be indemnified, and (iii) a determination is made that the facts then known to those making the determination would not preclude indemnification. The Bylaws of National Home Mississippi further provide that indemnification continues to an indemnitee who has ceased to be a director, officer, employee or agent and will inure to the benefit of the indemnitee's estate or personal representative.

CONSIDERATION OF NON-SHAREHOLDER INTERESTS

          Boatmen's/Missouri Corporate Law

     The Missouri Corporate Law provides that in exercising business judgment in consideration of acquisition proposals, a Missouri corporation's board of directors may consider the following factors,

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among others:  (i) the consideration being offered, (ii) the existing political, economic, and other factors bearing on security prices generally, or the corporation's securities in particular, (iii) whether the acquisition proposal may violate any applicable laws, (iv) social, legal and economic effects on employees, suppliers, customers and others having similar relationships with the corporation, and the communities in which the corporation conducts its businesses, (v) the financial condition and earning prospects of the person making the acquisition proposal, and (vi) the competence, experience and integrity of the person making the acquisition proposal.

          National Mortgage Parents and National Home/Tennessee
          Corporate Law

     Neither the Tennessee Corporate Law nor the Articles of
Incorporation or Bylaws of the National Mortgage Parents or
National Home contain provisions regarding the consideration of non-shareholder interests.

          Arkansas Home/Arkansas Corporate Law

     Neither the Arkansas Corporate Law nor the Articles of
Incorporation or Bylaws of Arkansas Home contain provisions regarding the consideration of non-shareholder interests.

          National Home Mississippi/Mississippi Corporate Law

     The Mississippi Law provides that, in addition to considering the interests of the corporation's shareholders, in determining what he or she believes to be in the best interests of the corporation, a director may consider the following factors:
(i) the interests of the corporation's employees, suppliers, creditors and customers, (ii) the economy of the state and the nation, (iii) community and societal considerations, and (iv) the long-term and short-term interests of the corporation and its shareholders including the possibility that these interests may be best served by the continued independence of the corporation.


RESTRICTIONS ON TRANSFER OF SHARES

          Boatmen's

     Shares of Boatmen's Common issuable in the Mergers are freely transferable under the Securities Act except for shares issued to any person who may be deemed to be an "affiliate" of the Companies for purposes of Rule 145 under the Securities Act. See "THE MERGERS -- Resales of Boatmen's Common."

          National Mortgage Parents

     The National Mortgage Parents and the shareholders of each of the National Mortgage Parents entered into a Shareholder Agreement, effective November 29, 1991 (the "Shareholder Agreement"), which, among other things, restricts the sale, transfer (whether voluntary, involuntary, or by operation of law), encumbrance and disposition of shares of the National Mortgage Parents.

     Under the Shareholder Agreement, a shareholder may not hypothecate or encumber his or her shares of the National Mortgage Parents without the consent of the shareholders of the National
Mortgage

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Parents owning 75% of the common stock of each of the
National Mortgage Parents unless (i) after receiving a bona fide written offer, the shareholder first offers, in writing, to sell such shares upon the same terms and at the same price to the other shareholders and the National Mortgage Parents in the manner specifically provided in the Shareholder Agreement, or (ii) with 30 days prior written notice to the respective National Mortgage Parent, the shareholder transfers his or her shares to a "Sub-Family Line Member" (as defined in the Shareholder Agreement) of the "Sub-Family Line" (as defined in the Shareholder Agreement) of which he or she is a member. Any transferee of the shares must execute the Shareholder Agreement, agreeing to be bound thereby.
If neither the shareholders to whom the shares were offered nor the National Mortgage Parents purchase all of the shares which the shareholder offered to sell within a 90 day time period, then the shareholder may sell his or her shares to a third party subject to the following restrictions: (i) all offered shares must be sold and the action completed within 60 days after the refusal to purchase or expiration of the option to purchase, (ii) the sale price must not be lower than the offering price and there must be no material change in the terms from those of the bona fide offer, (iii) the transferee must sign the Shareholder Agreement agreeing to be bound thereby; and (iv) the shares that are sold must be converted to non-voting shares. If all of the shares are not sold within the 60 day time period, they must be offered again to the National Mortgage Parents and shareholders as provided in the Shareholder Agreement.

     Under the Shareholder Agreement, the National Mortgage Parents have an option to purchase, for a stated price, any shares subject to involuntary transfer or transfer by operation of law, and the Shareholder Agreement has specific provisions governing the manner of such a purchase. Similarly, a transfer of shares to a voting trust must be done in the manner provided in the Shareholder Agreement.

     Under the Shareholder Agreement, a Shareholder may transfer shares by will or by intestate secession only to Sub-Family Line Members of the same Sub-Family Line of which he or she is a member, and, a transferee must sign the Shareholder Agreement, agreeing to be bound thereby. Any shares owned by the estate of a deceased shareholder not passed by a will or intestate succession may be sold or transferred by the personal representative for the deceased shareholder's estate in the same manner as the shareholder could have sold or transferred the shares during his or her lifetime; provided, however, members of the same Sub-Family Line of which the deceased Shareholder was a member have the first right to purchase for five months after the death of the shareholder by notice to the personal representative. If a shareholder or a National Mortgage Parent elects to purchase shares from the personal representative for the deceased shareholder, the personal representative must sell the shares in accordance with the Shareholder Agreement.

     The Shareholder Agreement terminates as to one or more National Mortgage Parents and the shareholders thereof upon the following events: (i) a public offering of the preferred stock or common stock of a National Mortgage Parent or any affiliate thereof, (ii) a liquidation and dissolution of a National Mortgage Parent, and (iii) 75% of the holders of the common stock agree in writing to terminate the Shareholder Agreement.

     The Shareholder Agreement also provides that, upon their retirement or the termination of their full time employment with one of the National Mortgage Parents or an affiliate thereof or upon their death, holders of the common stock of the National Mortgage Parents, or their personal representatives, as the case may be, have the right to acquire at a cost of $.001 per share the same number of shares of preferred stock from each National Mortgage Parent that will give him or her the same percentage of preferred stock of such National Mortgage Parent as he or she has common stock of such National Mortgage Parent. In addition, holders of preferred stock and any transferees permitted under the

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

Shareholder Agreement must surrender their preferred stock upon entering into employment with any of the National Mortgage Parents or any affiliate thereof (unless such person acquired the shares after November 29, 1991 from a family member by inheritance, will or intestate).

     The Shareholder Agreement will be terminated on or prior to the Closing in accordance with the terms of the Modification and Termination Agreement. See "THE MERGERS -- Certain Other
Agreements of Companies -- Miscellaneous."

     The Bylaws of the National Mortgage Parents provide that no stock may be sold, assigned or transferred by a shareholder, except to other shareholders of record in the National Mortgage Parent in which the shareholder owns stock, unless the shareholder first offers the same stock on the same terms and conditions as contained in the bona fide offer to other shareholders in the National Mortgage Parent in which he or she owns stock. The Bylaws of the National Mortgage Parents will be amended and restated in their entirety as of the Effective Time to, among other things, remove the restrictions on transfer described in the preceding sentence. See "THE MERGERS -- Certain Other Agreements of Companies -- By-law Amendments."

          National Home

     National Home and its shareholders executed a Stock Restriction Agreement, dated March 4, 1981 (the "Stock Restriction Agreement") pursuant to which a shareholder who desires to sell, encumber or otherwise dispose of any stock in National Home must first offer such stock to National Home at the price set forth on the "Valuation Schedule" attached to the Stock Restriction Agreement (which price is determined in accordance with the provisions of the Stock Restriction Agreement). Within 60 days of the death of a shareholder or within fifteen days of the termination of a shareholder's employment by National Home, the shareholder or his personal representative must tender, in writing, his or her shares to National Home at the price set forth on the Valuation Schedule. National Home then has 60 days to accept, in writing, to purchase all or part of the stock so offered upon the terms offered. If National Home does not accept within the 60 day period, the shareholder or his personal representative has an unlimited right to sell or otherwise dispose of his or her shares for another 60 day period. After such additional 60 day period, the stock must again be offered to National Home. Any stock acquired by a third party is subject to the restrictions of the Stock Restriction Agreement. The Stock Restriction Agreement also provides the manner in which National Home must pay for any stock it acquires thereunder. National Home's Bylaws provide that shares may be transferred on National Home's books by delivery and surrender of the certificate, subject to restrictions imposed by securities laws and any shareholder agreement. The Bylaws of National Home will be amended and restated in its entirety as of the Effective Time to, among other things, remove the restrictions on transfer described in the preceding sentence. See "THE
MERGERS -- Certain Other Agreements of Companies -- Bylaw
Amendments."

          Arkansas Home

     The Bylaws of Arkansas Home provide that the President and Secretary of Arkansas Home may enter into a contract between Arkansas Home and any or all shareholders imposing restrictions on the future transfer or disposition of shares, granting purchase options to Arkansas Home or its shareholders or requiring Arkansas Home or its shareholders to purchase such shares upon stated contingencies. Any such restrictions, options or requirements may be imposed on all shares of Arkansas Home upon the resolution of the Board of Directors and the consent of all stockholders as of the date of the resolution of the Board of Directors. As of the date hereof, there are no contracts or resolutions in effect which restrict the transfer of shares of Arkansas Home. The Bylaws of Arkansas Home will be amended and restated in its entirety as of the Effective Time to, among other things, remove the restrictions on transfer described in the preceding sentence. See "THE
MERGERS -- Certain Other Agreements of Companies -- Bylaw
Amendments."

          National Home Mississippi

     The Bylaws of National Home Mississippi provide that if a shareholder desires to sell any or all of his or her stock of National Home Mississippi, such shareholder must first make a written offer to sell to all other shareholders of record and to National Home Mississippi on the same terms and conditions as the shareholder would sell to another buyer. National Home Mississippi has the first option to purchase the shares. If neither National Home Mississippi nor any shareholder of record offers to buy the stock upon those terms and conditions, then the shareholder may sell to a non-shareholder of record. If more than one shareholder of record desires to purchase the stock, each may purchase the stock in proportion to the number of shares of stock which each owns of record at the time the offer to sell is made. Any owner or purchaser of shares of National Home Mississippi must execute a separate binding agreement, to be approved as to form by the Board of Directors, warranting that the shareholder will not compete with National Home Mississippi in any of its business activities, and in particular the home mortgage industry or divulge any secrets or process devised, owned or licensed to National Home Mississippi while a shareholder and for a period of five years after ceasing to be a shareholder, unless the Board of Directors consents otherwise. The Bylaws of National Home Mississippi will be amended and restated in its entirety as of the Effective Time to, among other things, remove the restrictions on transfer described in this paragraph. See "THE MERGERS -- Certain Other Agreements of Companies -- Bylaw Amendments."

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

                 INFORMATION ABOUT THE COMPANIES

BUSINESS OF COMPANIES

     NATIONAL MORTGAGE PARENTS AND SHAREHOLDERS

     The National Mortgage Parents, directly or through wholly-owned subsidiaries, own all of the outstanding common stock of National Mortgage. The ownership and business of National Mortgage constitute substantially all of the business and assets of the National Mortgage Parents. At June 30, 1994, the ownership of the National Mortgage common stock constituted approximately 98% of the total assets of the National Mortgage Parents and their subsidiaries. See "FINANCIAL STATEMENTS OF COMPANIES."

     The outstanding capital stock of the National Mortgage Parents is held by approximately 47 individuals, all of whom are lineal descendants (or their spouses) of the original founders of National Mortgage. Each family shareholder holds the same percentage of the outstanding common stock of each of the National Mortgage Parents, subject to rounding adjustments. Approximately fifteen of the family shareholders are employed by National Mortgage, including the entire senior management team. In addition, all of the directors of the National Mortgage Parents and National Mortgage are family shareholders.

     Pursuant to the Asset/Liability Transfer Agreement, certain of the National Mortgage Parents and Home Loan Companies have agreed to sell or transfer, at or prior to the Closing, certain specified assets and liabilities unrelated to the mortgage banking business of National Mortgage. See "THE MERGERS -- Certain Other Agreements of Companies -- Disposition of Unrelated Assets and Liabilities."


     NATIONAL MORTGAGE

          General

     National Mortgage is engaged in the mortgage banking business, including the origination, purchase, warehousing, sale and servicing of residential first mortgage loans secured by owner-occupied, one-to-four family residences, as well as the acquisition of servicing rights associated with such mortgage loans. At
July 31, 1994, National Mortgage produced or acquired the servicing rights related to approximately $13.1 billion of mortgage loans.

     National Mortgage was formed in 1951 under the laws of the State of Tennessee as a complement to the residential real estate business of three brothers, Ben, Joe and Sam Margolin. The National Mortgage Parents and their subsidiaries hold all of the common stock of National Mortgage. In addition to its headquarters in Memphis, Tennessee, National Mortgage has eight branch offices located in Tennessee, Mississippi and Ohio.

     National Mortgage originates mortgage loans primarily through referrals from real estate brokers, builders, developers, prior customers and other sources. It has also developed a correspondent network comprised of approximately 300 lenders which originate mortgages on behalf of NMC. National Mortgage typically holds the mortgage loans it originates for a one-to-two month warehousing period during which it packages the loans into pools of $1 million or more and then sells them to investors in the secondary mortgage market in the form of securities backed by pools of loans. NMC also sells its mortgage loans on a whole loan basis to investors.
When NMC sells loans which it has originated, other than with respect to those loans which are sold on a whole-loan basis, it typically retains the right to service the loans and receives fees for such servicing. National Mortgage's revenue consists primarily of loan origination fees, net interest income on mortgage loans held prior to sale, loan servicing fees and net gains from the sale of loans sold, with servicing retained.

     National Mortgage is currently approved for servicing by FHA, VA, GNMA, FHLMC, and FNMA. NMC's current strategy is to acquire loan servicing portfolios from time to time in the secondary market as well as to retain the servicing rights on originated mortgage loans. In the past, NMC has acquired servicing portfolios consisting of either GNMA, FNMA or FHLMC securitized loans or whole loans, which are then securitized and sold to investors, with NMC retaining the servicing rights. As of July 31, 1994, National Mortgage was servicing approximately
280,000 mortgage loans.

     National Mortgage established a multifamily/commercial loan servicing department in 1993 in response to increased activity in the area of multifamily and commercial structured finance transactions. This department will service and master service such loans on behalf of conduits and other issuers.

     National Mortgage, through one or more of its affiliates, offers various types of optional insurance coverages to its borrowers, such as mortgage life insurance and mortgage disability insurance.

          Competition

     The mortgage banking industry is highly competitive. National Mortgage competes for loan originations with other financial institutions, including mortgage bankers, state and national banks, savings and loan associations, savings banks, credit unions and insurance companies. NMC's competition for servicing rights includes the aforementioned entities, plus independent servicing entities and, recently, pension funds, money managers, mutual funds and other institutional investors. Many of National Mortgage's competitors have substantially greater financial and other resources.

          Regulation

     NMC's mortgage banking business is subject to extensive regulation by federal, state and local authorities, as well as the rules and regulations of FNMA, FHLMC and GNMA with respect to originating, processing, selling and servicing mortgage loans which are designated to be sold or packaged for its respective programs. NMC is also subject to examination by the Federal Housing Commissioner at all times to assure compliance with FHA regulations, policies and procedures. Mortgage origination activities are subject to, among other federal laws, the Equal Credit Opportunity Act, the Federal Truth-In-Lending Act, the Real Estate Settlement Procedures Act and the rules and regulations promulgated thereunder.

          Employees

     As of July 31, 1994, National Mortgage had approximately
849 employees, substantially all of whom were full-time employees. None of NMC's employees are represented by unions. NMC considers its relations with its employees to be good.

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

          Seasonality

     The mortgage banking industry is generally subject to seasonal trends reflecting the general regional pattern of sales and resales of homes, although refinancings tend to be less seasonal and more closely related to changes in interest rates. The mortgage servicing business is generally not subject to seasonal trends.
See "INFORMATION ABOUT THE COMPANIES -- Management's Discussion and Analysis of Financial Condition and Results of Operation of Companies."

          Facilities

     National Mortgage's corporate and administrative headquarters are located at 4041 Knight Arnold Road in Memphis, Tennessee. NMC leases a total of 166,000 square feet of space in and around the corporate headquarters. NMC leases a new building totalling 82,193 square feet from the National Parents. The remainder of the leases are with related parties. NMC also leases office space for its eight branch offices. Such leases will expire at various periods over the next three years. NMC believes that its present facilities are adequate for its current level of operations. Other than real estate owned in connection with the foreclosure of mortgage loans it has originated, National Mortgage does not currently own any real estate.

     HOME LOAN COMPANIES

     Five of the family shareholders formed Arkansas Home, National Home and National Home Mississippi in 1993, 1981 and 1988, respectively. These Home Loan Companies are engaged principally to make residential second mortgage loans and nonconforming first mortgage loans. At June 30, 1994, the Home Loan Companies had total loans of $3.6 million and total assets of $5.1 million. The five shareholders of the Home Loan Companies each own an equal number of shares of the Home Loan Companies and serve as the officers and directors of such entities. In addition, each of the five shareholders of the Home Loan Companies are officers and directors of the National Mortgage Parents and National Mortgage.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS OF NATIONAL MORTGAGE PARENTS AND NATIONAL MORTGAGE

     FINANCIAL CONDITION AT JULY 31, 1994 COMPARED TO
     JANUARY 31, 1994 AND JULY 31, 1993

                                               7/31/94         1/31/94         7/31/93
                                               -------         -------         -------
                                                           (In Thousands)
Mortgage loans held for sale                  $143,234        $326,712        $214,273
Purchased mortgage servicing rights             36,256          36,417          37,368
Total assets                                   228,164         411,451         284,834
Warehouse notes payable                        139,884         321,786         195,530
Long-term debt                                  45,768          43,350          43,699
Notes payable other                             15,158          19,626          22,594
Shareholders' equity                          $ 11,835        $ 11,738        $ 12,894


     The decrease in total assets from January 31, 1994 to July 31, 1994 of approximately $183 million and the decrease of approximately $57 million from July 31, 1993 reflects the decrease in mortgage loans held for sale during the same period. This decrease is a result of a substantial decrease in mortgage loan production during the first six months of fiscal 1995. This decrease reflected the experience of the mortgage industry as a whole during this period due to rising mortgage interest rates.

     Purchased mortgage servicing rights ("PMSR") decreased from approximately $37.4 million at July 31, 1993 to approximately $36.4 million at January 31, 1994, and to approximately $36.3 million at July 31, 1994. The decrease experienced during these periods was primarily the result of increased amortization and an impairment adjustment at January 31, 1994 resulting from the runoff of the servicing portfolio during these periods.

     Warehouse notes payable decreased from July 31, 1993 and January 31, 1994 consistent with the decrease noted above in mortgage loans held for sale during the same periods. Long-term debt increased from January 31, 1994 to July 31, 1994 by approximately $2.4 million from the issuance of notes payable to an affiliated company to fund the purchase of mortgage servicing rights.

          Liquidity and Capital Resources

     NMC's primary financing requirements relate to the financing of its loan origination activities, acquisition of loan servicing rights, and working capital for its loan production and servicing operations. To meet these needs, the Company relies on its capital base, warehouse lines of credit from commercial banks, terms loans from commercial banks, borrowing from an affiliated company, and cash flow from operations. Approximately $161 million of additional borrowings was available under the warehouse lines and term loans at July 31, 1994.


     RESULTS OF OPERATIONS FOR SIX MONTHS ENDED JULY 31, 1994 COMPARED
     WITH SIX MONTHS ENDED JULY 31, 1993

     The following table represents the results of operations for the periods presented.

                                               SIX MONTHS ENDED JULY 31,         CHANGE
                                               -------------------------    ---------------
                                                 1994          1993       DOLLARS     PERCENT
                                                 ----          ----       -------     -------
                                                           (Dollars In Thousands)
Loan administration income                      $28,334      $30,250      $(1,916)       (6)%
Income (loss) on loan origination                (2,284)       1,306       (3,590)     (275)
Net interest income                               3,904        1,327        2,577       194
Other income                                      2,694        2,220          474        21
Noninterest expense                             (26,090)     (25,677)        (413)       (2)
Amortization of purchased
  mortgage servicing rights                      (3,484)      (6,445)       2,961        46
Provision for foreclosure losses                 (2,738)      (1,974)        (764)      (39)
Income taxes                                       (239)        (400)         161        40
                                                   -----        -----        -----      ----
Income before cumulative effect
  of accounting change                          $    97      $   607      $  (510)      (84)%
                                                =======      =======      ========      =====

     Loan administration income from the servicing of mortgage loans decreased by approximately $1.9 million or 6% for the first six months of fiscal 1995 as compared to the same period of fiscal 1994. This decrease in servicing reflects the effects of runoff of the servicing portfolio experienced in fiscal 1994.

     Origination income represents origination fees received from retail loan production, fees received from correspondent loan production less fees capitalized as a reduction of PMSR, and net gains (losses) from the sale of mortgage loans. The following table represents the components of net origination income for the periods represented:


                                       SIX MONTHS ENDED JULY 31,         CHANGE
                                       -------------------------    ---------------
                                          1994         1993        DOLLARS    PERCENT
                                          ----         ----        -------    -------
                                                    (Dollars In Thousands)
Origination income                        $1,889       $2,486      $ (597)      24%
Net loss on sale of
  mortgage loans                          (4,173)       1,180      (2,993)    (254)
                                          -------       -----
Net origination (loss) income            ($2,284)      $1,306      $3,590     (275%)
                                         ========      ======      ======     =====

     Net origination income for the six months ended July 31, 1993 was approximately $1.3 million as compared to a loss of approximately $2.3 million for the six months ended July 31, 1994. As illustrated above, the loss for the first half of fiscal 1995 was due primarily to losses on the sale of mortgage loans of approximately $4.2 million as compared to the net losses of approximately $1.2 million for the same period of the prior year.

     Net interest income increased approximately $2.6 million for the first six months of fiscal 1995 as compared to the same period of fiscal 1994. The increase in net interest income is a result of a higher average balance of mortgage loans held for sale and favorable interest rates charged on warehouse lines of credit by maintaining escrow and custodial funds in trust accounts with certain banks.

     NMC typically earns a positive spread during the "warehouse" period between the closing of a loan and its delivery to the investor. On loans held for sale, National Mortgage earns interest at long-term rates, financed by lines of credit which bear interest at lower short-term rates or reduced rates because of the escrow and custodial funds in trust accounts.

     NMC minimizes its interest rate risk through pipeline risk measurement control. Interest rate risk on commitments made to borrowers is controlled by entering into forward commitments on mortgage-backed securities and mortgage loans. Forward commitments for the sale of mortgage-backed securities and mortgage loans are entered into on a daily basis to cover the percentage of anticipated closings of locked pipeline loans. NMC adjusts, on a daily basis, its net commitment positions to cover its locked pipeline loans through a process in which NMC's mortgage pipeline is evaluated on a loan by loan basis to determine the probability of closing based on current market price, commitment price to the borrower, stage of loan processing and time to expiration of the commitment to the borrower. NMC's loan pricing and performance is continuously monitored each day and sales or purchases of forward commitments are made promptly, depending on new loan commitment activity, mortgage loans sent to closing and/or changes in the secondary market.

     Noninterest expense for the first half of fiscal 1995 was comparable to the same period of fiscal 1994. Salaries and benefits, the largest component of noninterest expense, totaled approximately
$15.8 million an increase of approximately $1.2 million or 8% due to increased personnel to support the larger servicing portfolio. The reduction of PMSR amortization in fiscal 1995 as compared to fiscal 1994 is the result of significantly reduced runoff and impairment during the six month period ended July 31, 1994 as compared to the same period of the prior year. The increase in the provision for foreclosure losses during the six months ended
July 31, 1994 as compared to the six months ended July 31, 1993 is a result of the increase in the servicing portfolio during the period. A provision is made for possible losses, related principally to unrecoverable foreclosure costs and interest advances.

     The combined effective tax rate for the period ended July 31, 1994 was 71% compared to 40% for the same period ended July 31, 1993. The effective tax rate for fiscal 1995 is the result of certain of the combined entities having operating losses for which no income tax benefits have been recognized due to uncertainty as to the entities' ability to realize such benefits.

     FINANCIAL CONDITION AT JANUARY 31, 1994 COMPARED TO
     JANUARY 31, 1993


                                               1/31/94              1/31/93
                                               -------              -------
                                                     (In Thousands)
Mortgage loans held for sale                   $326,712            $199,913
Purchased mortgage servicing rights              36,417              41,157
Total assets                                    411,451             273,905
Warehouse notes payable                         321,786             190,493
Long-term debt                                   43,350              34,044
Notes payable other                              19,626              22,267
Shareholders' equity                           $ 11,738            $ 11,245

     Assets totaled approximately $411 million at January 31, 1994, an increase of approximately $138 million from January 31, 1993.
The increase was due primarily to the increase in mortgage loans held for sale as a result of increased mortgage loan production in fiscal 1994 as compared to fiscal 1993. The increase in total assets was also attributable to an increase in other receivables, primarily foreclosure and escrow advances, by approximately $8 million and property and equipment by approximately $3.8 million, partially offset by a decrease in PMSR of approximately $4.7 million. PMSR decreased from approximately $41.2 million at January 31, 1993 to approximately $36.4 million at January 31, 1994. Net additions to PMSR during fiscal 1994 were approximately $8.1 million. Total PMSR amortization for fiscal 1994 was approximately $12.9 million, which included an impairment writedown of approximately $3.9 million resulting from runoff of the servicing portfolio in fiscal 1994.

     Warehouse notes payable increased from January 31, 1993 to January 31, 1994 consistent with the increase in mortgage loans held for sale. Long-term debt increased by approximately $9.3 million from January 31, 1993 to January 31, 1994 from borrowings on long-term credit lines and from issuance of notes payable to an affiliate company to fund the purchase of mortgage servicing rights.

     The increase in shareholders' equity from January 31, 1993 to January 31, 1994 represents net income for fiscal 1995 of approximately $1.4 million, partially offset by dividends paid of approximately $.9 million.


     The following table sets forth certain information regarding the total loan servicing portfolio for the periods presented:

                                          YEAR ENDED JANUARY 31,
                                          ----------------------
                                             1994        1993
                                             ----        ----
                                          (Dollars In Millions)
New Loan Originations and Acquisitions:
Retail branches                            $   508     $   360
Correspondents                               1,375         858
Acquisitions                                 1,929       4,592
                                             -----       -----
Total originations and acquisitions        $ 3,812     $ 5,810
                                           =======     =======
Servicing Portfolio:
Beginning of year portfolio                $13,102     $10,026
Plus:  Total originations                    3,812       5,810
Less:  Runoff                               (3,834)     (2,471)
Less:  Repurchase                              (13)        (27)
Less:  Sale of Servicing Rights               (183)       (236)
                                               ---         ---
End of Year Portfolio                      $12,884     $13,102
                                           =======     =======
Average Loans Outstanding                  $12,993     $11,564
                                           =======     =======
Average Number of Loans Outstanding        281,603     256,300
                                           =======     =======

          Liquidity and Capital Resources

     NMC's primary financing requirements relate to the financing of its loan origination activities, acquisition of loan servicing rights, and working capital for its loan production and servicing operations. To meet these needs, National Mortgage relies on its capital base, warehouse lines of credit from commercial banks, and term loans from commercial banks, borrowings from an affiliated company, and cash flow from operations. Approximately $1.5 million of additional borrowings was available under the warehouse lines and term loans at January 31, 1994.

     RESULTS OF OPERATIONS FOR YEAR ENDED JANUARY 31, 1994 COMPARED TO YEAR ENDED JANUARY 31, 1993

     The following table represents the results of operations for the periods presented:


                                            YEAR ENDED JANUARY 31,       CHANGE
                                            ----------------------       ------
                                             1994        1993       DOLLAR     PERCENT
                                             ----        ----       ------     -------
                                                      (Dollars In Thousands)
Loan administration income                 $59,250      $55,695      $3,555        6%
Origination income                           4,084        1,868       2,216      119
Net interest income                          4,323        2,866       1,457       51
Other income                                 4,564        3,531       1,033       29
Noninterest expenses                       (52,116)     (41,279)    (10,837)     (26)
Amortization of PMSR                       (12,891)      (6,653)     (6,238)     (94)
Provision for foreclosure losses            (6,585)      (5,823)       (762)     (13)
Income taxes                                  (278)      (3,709)      3,431       93
                                              -----      ------      ------      ---
Income before extraordinary
  item and cumulative effect
  of accounting change                        $351       $6,496     $(6,145)     (95%)
                                              ====       ======     =======      ====

     Loan administration income increased approximately
$3.6 million or 6% for the year ended January 31, 1994 as compared to the prior year. This increase is a result of the growth in the servicing portfolio from approximately $10 billion at the end of fiscal 1992 to approximately $13.1 billion at the end of fiscal 1993. The servicing portfolio at January 31, 1994 was approximately $12.9 billion.

     Origination income represents origination fees received from retail loan production, fees received from correspondent loan production less fees capitalized as a reduction of purchased mortgage servicing rights, and net gains (losses) from the sale of mortgage loans. The following table represents the components of net origination income for the periods presented:


                                            YEAR ENDED JANUARY 31,       CHANGE
                                            ----------------------       ------
                                           1994          1993       DOLLAR     PERCENT
                                           ----          ----       ------     -------
                                                      (Dollars In Thousands)
Origination income                        $6,493       $4,320       $2,173        50%

Net (loss) on sale
 of mortgage loans                        (2,409)      (2,452)          43         2
                                          ------       ------       ------       ----
Net origination income                    $4,084       $1,868       $2,216       119%
                                          ======       ======       ======       ====



     Net origination income for fiscal 1994 was approximately
$4.1 million compared to approximately $1.9 million for fiscal 1993, an increase of approximately $2.2 million. As illustrated above, this increase was due primarily to increased origination income from loan production in fiscal 1994 as compared to fiscal 1993 and higher losses on sales of mortgage loans in fiscal 1993 compared to fiscal 1994.

     Net interest income increased by approximately $1.5 million due to a higher average balance on mortgage loans held for sale throughout fiscal 1994 as compared to fiscal 1993 and favorable interest rates charged on warehouse lines of credit by maintaining escrow and custodial funds in trust accounts with certain banks. The increase in other income of approximately $1 million in fiscal 1994 as compared to fiscal 1993 is due primarily to increased insurance commission income from the growth in the servicing portfolio.

     NMC typically earns a positive spread during the "warehouse" period between the closing of a loan and its delivery to the investor. On loans held for sale, National Mortgage earns interest at long-term rates, financed by lines of credit which bear interest at lower short-term rates.

     NMC minimizes its interest rate risk through pipeline risk measurement control. Interest rate risk on commitments made to borrowers is controlled by entering into forward commitments on mortgage-backed securities and mortgage loans. Forward commitments for the sale of mortgage-backed securities and mortgage loans are entered into on a daily basis to cover the percentage of anticipated closings of locked pipeline loans. NMC adjusts, on a daily basis, its net commitment positions to cover its locked pipeline loans through a process in which NMC's mortgage pipeline is evaluated on a loan by loan basis to determine the probability of closing based on current market price, commitment price to the borrower, stage of loan processing and time to expiration of the commitment to the borrower. NMC's loan pricing and performance is continuously monitored each day and sales or purchases of forward commitments are made promptly, depending on new loan commitment activity, mortgage loans sent to closing and/or changes in the secondary market.

     Noninterest expense increased by approximately $10.8 million in fiscal 1994 as compared to fiscal 1993. This increase was primarily due to higher salaries and benefits of approximately $6.9 million reflecting increased personnel to support the larger servicing portfolio. Occupancy expense increased by approximately $1.1 million primarily as a result of the completion of an 82,193 square foot office building on National Mortgage's main campus.

     Amortization of PMSR increased by approximately $6.2 million. This increase is due to an increase in scheduled amortization of approximately $2.3 million from the service release premiums capitalized in the current and prior fiscal years. The increase in amortization was also due to an impairment adjustment of approximately $3.9 million resulting from the runoff of the servicing portfolio experienced in fiscal 1994.

     The increase in the provision for foreclosure losses of approximately $.8 million represents the NMC's increase in the foreclosure loss reserve for losses on the current servicing portfolio. Provision is made for possible losses related principally to unrecoverable foreclosure costs and interest advances.

     The combined effective tax rate for the year ended January 31, 1994 was 44% as compared to 36% for the prior year. NMC and each of the National Mortgage Parents file separate federal and state tax returns. NMC's effective income tax rate is 35% while the effective income tax rate of each National Mortgage Parents is 38%. NMC had an operating loss for the year ended January 31, 1994 for which it recorded an income tax benefit. The combined effective tax rate of 44% for the year ended January 31, 1994 is the result of the combined income tax benefit recorded by NMC at 35% and the income tax provisions recorded by the National Mortgage Parents of 38%.

     RESULTS OF OPERATIONS FOR YEAR ENDED JANUARY 31, 1993 COMPARED TO
     YEAR ENDED JANUARY 31, 1992



                                            YEAR ENDED JANUARY 31,       CHANGE
                                            ----------------------       ------
                                             1993        1992       DOLLAR     PERCENT
                                             ----        ----       ------     -------
                                                      (Dollars In Thousands)
Loan administration income                 $55,695      $35,938      $19,757      55%
Origination income                           1,868        3,880       (2,012)    (52)
Net interest income                          2,866        2,083          783      38
Other income                                 3,531        2,547          984      39
Noninterest expenses                       (41,279)     (28,476)     (12,803)    (45)
Amortization of PMSR                        (6,653)      (2,110)      (4,543)   (215)
Provision for foreclosure losses            (5,823)      (3,145)      (2,678)    (85)
Income taxes                                (3,709)      (3,865)         156       4
                                           --------     --------     --------    ----
Income before extraordinary
 item and cumulative effect
 of accounting changes                     $ 6,496      $ 6,852      $(  356)     (5%)
                                           =======      =======      ========    =====


     Loan administration income increased approximately $19.8 million or 55% during the year ended January 31, 1993 as compared to the year ended January 31, 1992. This increase is a result of the growth in the servicing portfolio from approximately $10 billion at January 31, 1992 to approximately $13.1 billion at January 31, 1993.

     Origination income represents origination fees received from retail loan production, fees received from correspondent loan production less fees capitalized as a reduction of PMSR, and net gains (losses) from the sale of mortgage loans. The following table represents the components of net origination income for the periods presented:


                                            YEAR ENDED JANUARY 31,       CHANGE
                                            ----------------------       ------
                                             1993        1992       DOLLAR     PERCENT
                                             ----        ----       ------     -------
                                                      (Dollars In Thousands)
Origination income                         $4,320       $4,698        $(378)        8%
Net (loss) on sale
 of mortgage loans                         (2,452)        (818)      (1,634)     (200)
                                           ------       ------       -------     -----

Net origination income                     $1,868       $3,880      ($2,012)      (52%)
                                           ======       ======      ========      =====

     Net origination income for fiscal year 1993 was approximately
$1.9 million as compared to approximately $3.9 million for fiscal 1992, a decrease of approximately $2 million. This decrease was primarily the result of higher losses on the sale of mortgage loans in fiscal 1993 compared with fiscal 1992.

     Net interest income increased by approximately $.8 million due to a higher average balance on mortgage loans held for sale throughout fiscal 1993 as compared to fiscal 1992 and favorable interest rated charged on warehouse lines of credit by maintaining escrow and custodial funds in trust accounts with certain banks. The increase in other income of approximately $1 million in fiscal 1993 as compared to fiscal 1992 is due primarily to increased insurance commission income from the growth in the servicing portfolio.

     Noninterest expense increased by approximately $12.8 million in fiscal 1993 as compared to fiscal 1992 due to higher salaries and benefits due to growth in personnel and facilities to support the growth in the servicing portfolio during fiscal 1993. Salaries and benefits which is the largest component of noninterest expense increased approximately $7.2 million or 30%.

     The increase in the amortization of PMSR of approximately $4.5 million in fiscal 1993 as compared to fiscal 1992 is due to increased amortization of service release premiums paid in fiscal 1992 and 1993. The net PMSR balance was approximately $16 million at January 31, 1991 and approximately $41 million at January 31, 1992 and 1993.

     The increase in the provision for foreclosure losses of approximately $2.7 million for fiscal year 1992 to fiscal 1993 reflects the increase in the servicing portfolio. A provision is made for possible losses related principally to unrecoverable foreclosure costs and interest advances.

     The combined effective tax rate was 36% for the years ended
January 31, 1993 and 1992.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS OF HOME LOAN COMPANIES

     FINANCIAL CONDITION AT JUNE 30, 1994 COMPARED TO DECEMBER 31,
     1993 AND JUNE 30, 1993

                                   6/30/94    6/30/93     12/31/93    12/31/92
                                   -------    ------      --------    --------
                                                 (In Thousands)
Mortgage loans receivable          $3,610      $3,756      $3,595      $3,584
Total assets                        5,117       4,761       4,889       4,942
Notes payable to banks              3,483       2,622       3,271       3,278
Shareholders' equity               $1,566      $1,555      $1,517      $1,483

     Total assets and mortgage loans receivable at June 30, 1994 were comparable to amounts at December 31, 1993. Notes payable to banks increased from approximately $3.3 million at December 31, 1993 to approximately $3.5 million as a result of increased originations financed through additional borrowings. Total assets increased from approximately $4.8 million at June 30, 1993 to approximately $5.1 million at June 30, 1994 primarily as a result of an increase in cash from operations. Notes payable to banks increased from approximately $2.6 million at June 30, 1993 to approximately
$3.5 million at

June 30, 1994 as a result of increased mortgage loan originations during the first six months of 1994 as compared to the same period in 1993.

     RESULTS OF OPERATIONS FOR SIX MONTHS ENDED JUNE 30, 1994
     COMPARED WITH SIX MONTH ENDED JUNE 30, 1993


                                       SIX MONTHS ENDED JUNE 30,         CHANGE
                                       -------------------------    ---------------
                                          1994         1993        DOLLARS    PERCENT
                                          ----         ----        -------    -------
                                                    (DOLLARS IN THOUSANDS)
Origination income                        $170          $139        $31          22%
Brokerage income                            70            81        (11)        (14)
Net interest income                        179           171          8           5
Other income                                 3            11         (8)        (73)
Expenses                                  (343)         (326)       (17)         (5)
Income taxes                               (30)          (29)        (1)         (3)
                                          -----         -----       ---         ---
Net income                                $ 49          $ 47        $ 2           4%
                                          ====          ====        ===         ====

     Origination income increased approximately $31,000 or 22% and expenses increased approximately $17,000 or 5% for the six months ended June 30, 1994 compared to the same period of the prior year as a result of the creation of Arkansas Home in March, 1993. Brokerage income decreased approximately $11,000 due to a lower volume of loans brokered during the first six months of 1994 compared to the same period of the prior year.

     FINANCIAL CONDITION AT DECEMBER 31, 1993 COMPARED TO
     DECEMBER 31, 1992

     Mortgage loans receivable as well as notes payable to banks balances at December 31, 1993 were comparable to amounts at December 31, 1992.

          Liquidity and Capital Resources

     The Home Loan Companies ("HLC") primary financing requirements relate to the financing of their loan origination activities and working capital. To meet financing needs, the Home Loan Companies rely on their capital base, borrowings on notes payable from banks and cash flows from operating activities.

     RESULTS OF OPERATIONS FOR YEAR ENDED DECEMBER 31, 1993 COMPARED WITH
     THE YEAR ENDED DECEMBER 31, 1992


                                        YEAR ENDED DECEMBER 31,         CHANGE
                                        -----------------------         ------
                                          1993         1992        DOLLARS    PERCENT
                                          ----         ----        -------    -------
                                                    (Dollars In Thousands)
Origination income                        $377          $424        $(47)       (11%)
Brokerage income                           144           148          (4)        (3)
Net interest income                        398           349          49         14
Other income                                24             5          19        380
Expenses                                  (757)         (578)       (179)       (31)
Income taxes                               (72)         (131)         59         45
                                           ----         -----       -----        --
Net income                                $114          $217       $(103)       (47%)
                                          ====          ====       ======       =====

     Origination income decreased approximately $47,000 or 11% for the year ended December 31, 1993 as compared to the prior year as a result of a decrease in the number of loans originated and a decrease in gains from the sales of mortgage loans. Expenses increased approximately $179,000 or 31% in 1993 as compared to 1992 as a result of the creation of Arkansas Home in May, 1993 and also due to an increase in salaries expense of approximately $159,000 or 41%.

     RESULTS OF OPERATIONS FOR YEAR ENDED DECEMBER 31, 1992 COMPARED WITH
     THE YEAR ENDED DECEMBER 31, 1991


                                        YEAR ENDED DECEMBER 31,          CHANGE
                                        -----------------------          ------
                                          1992         1991        DOLLARS    PERCENT
                                          ----         ----        -------    -------
                                                    (Dollars In Thousands)
Origination income                        $424          $233        $191         82%
Brokerage fee income                       148           110          38         35
Net interest income                        349           539        (190)       (35)
Other income                                 5            18         (13)       (72)
Expenses                                  (578)         (612)         34          6
Income taxes                              (131)          (85)        (46)       (54)
                                          -----         -----        ---        ---
Net income                                $217          $203         $14          7%
                                          ====          ====         ===        =====

     Origination income increased approximately $191,000 during the year ended December 31, 1992 as compared to the year ended December 31, 1991, primarily due to gains realized on the sale of approximately $2 million of mortgage loans during 1992. Origination income also increased as a result of an increase in the number of loans originated in 1992 as compared to 1991. Net interest income decreased in 1992, as compared to 1991, by approximately $190,000 due to a decrease in the average balance of mortgage loans outstanding during the year.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF
COMPANIES

     NATIONAL MORTGAGE PARENTS

     The following table sets forth, as of the date of this Joint
Proxy Statement/Prospectus, the name and address of each beneficial owner of more than 5% of the National Mortgage Parents and the percentage ownership interest in the National Mortgage Parents of each director and executive officer of the National Mortgage
Parents. None of the shareholders listed below would own, on a pro forma basis giving effect to the Mergers, more than 1% of the issued and outstanding shares of Boatmen's Common.


Name                                   Percentage Ownership Interest
- ----                                   -----------------------------
Sam S. Margolin<F1>                                0.000000%
Stanley L. Wender<F1>                              1.490972
Frank Robinson<F1>                                 0.015009
Richard M. Robinson<F1>                            5.003095
Mark D. Wender<F1>                                 2.981945
Marlin Graber<F1>                                  1.714514
Sidney M. Katz<F1>                                 1.727361
David Weismann<F1>                                 1.727361
Joel R. Katz<F1>                                   1.727361
Lawrence S. Graber<F1>                             3.429028
Richard Robinson                                   5.003095
 c/o National Mortgage Company
 4041 Knight Arnold Road
 Memphis, TN 38118
Golden Bearman                                     5.003095
 404 Williamsburg Lane
 Memphis, TN 38117
Stacey Robinson Wypyski                            5.003095
 1383 Wynter Creek Lane
 Dunwoody, GA 30338                               ----------


All Directors/Executive Officers (15 persons)     36.760398%
                                                  ==========

- -----------------------------
<F1> Director of the National Mortgage Parents.

 HOME LOAN COMPANIES

 The following table sets forth, as of the date of this Joint
Proxy Statement/Prospectus, the name and address of each beneficial owner of more than 5% of the Home Loan Companies and the percentage ownership interest in the Home Loan Companies of each director and executive officer of the Home Loan Companies. None of the shareholders listed below would own, on a pro forma basis giving effect to the Mergers, more than 1% of the issued and outstanding shares of Boatmen's Common.


Name                                         Percentage Ownership Interest
- ----                                         -----------------------------
Stanley L. Wender<F1><F2>                                 20%
Frank Robinson<F1><F2>                                    20
Marlin Graber<F1><F2>                                     20
Sidney M. Katz<F1><F2>                                    20
David Weismann<F1><F2>                                    20
                                                         ----
All Directors/Executive Officers (5 persons)             100%
                                                         ====

- -----------------------------
<F1> Director of the Home Loan Companies.
<F2> The business address of the above individuals is c/o National
     Mortgage Company, 4041 Knight Arnold Road, Memphis, TN 38118.

                         LEGAL OPINIONS

    The legality of the securities offered hereby will be passed upon by Lewis, Rice & Fingersh and certain federal income tax consequences of the Mergers to holders of common stock and preferred stock of the Companies will be passed upon by Andrews & Kurth L.L.P. Partners of Lewis, Rice & Fingersh and attorneys employed by them owned, directly or indirectly, as of August 19, 1994, 72,279 shares of Boatmen's Common.


                             EXPERTS

INDEPENDENT AUDITORS FOR BOATMEN'S

    The consolidated financial statements of Boatmen's incorporated by reference in Boatmen's Annual Report (Form 10-K) for the year ended December 31, 1993 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

    The consolidated income statement and statements of changes in shareholders' equity and cash flows of First Interstate of Iowa, Inc. and subsidiaries for the year ended December 31, 1991, incorporated by reference herein have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

    The consolidated statements of operations, changes in stockholders' equity and cash flows of Sunwest Financial Services, Inc. and subsidiaries for the year ended December 31, 1991, incorporated by reference herein have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

    The consolidated statements of income, stockholders' equity and cash flows of First Amarillo Bancorporation, Inc. and subsidiaries for the year ended December 31, 1991, incorporated by reference herein have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

    The consolidated balance sheets of Worthen and subsidiaries as of December 31, 1993 and 1992 and the related consolidated statements of earnings, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1993, incorporated by reference herein have been incorporated by reference herein in reliance upon the reports of KPMG Peat Marwick LLP and Frost & Company, independent certified public accountants, incorporated by reference herein, and upon the authority of said firms as experts in accounting and auditing. The report of KPMG Peat Marwick LLP refers to a change in the method of accounting for income taxes in 1993.

INDEPENDENT AUDITORS FOR NATIONAL MORTGAGE PARENTS

    The combined financial statements of National Mortgage Company and National Mortgage Parents at January 31, 1994 and for the year then ended appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon and included elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


PRESENCE AT SPECIAL MEETING

    Representatives of Ernst & Young LLP are expected to be present at the Special Meetings with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.


                      SHAREHOLDER PROPOSALS

    Shareholder proposals for the annual meeting of Boatmen's shareholders to be held in April, 1995 must have been received by Boatmen's no later than November 11, 1994, and must have met the requirements established by the SEC for shareholder proposals. Shareholder proposals for the 1996 annual meeting of Boatmen's must be received by Boatmen's on a date to be determined and announced in Boatmen's Proxy Statement for its 1995 annual meeting.

    Upon receipt of any such proposal Boatmen's will determine whether or not to include such proposal in the Proxy Statement and proxies in accordance with the SEC's regulations governing the solicitation of proxies.


                         ---------------

                FINANCIAL STATEMENTS OF COMPANIES

                              INDEX
                                                                       Page
                                                                       ----
NATIONAL MORTGAGE COMPANY AND NATIONAL MORTGAGE PARENTS

Combined Balance Sheets as of July 31, 1994 (unaudited) and
  1993 (unaudited) . . . . . . . . . . . . . . . . . . . . . .          F-2

Combined Statements of Income for the six month period ended
  July 31, 1994 (unaudited) and 1993 (unaudited) . . . . . . . .        F-4

Combined Statements of Cash Flow for the six month period ended
  July 31, 1994 (unaudited) and 1993 (unaudited) . . . . . . .          F-5

Report of Independent Auditors dated August 31, 1994 . . . . .          F-6

Combined Balance Sheets as of January 31, 1994 and 1993
  (unaudited). . . . . . . . . . . . . . . . . . . . . . . . . .        F-7

Combined Statements of Income for Years Ended January 31, 1994,
  1993 (unaudited) and 1992 (unaudited). . . . . . . . . . . .          F-9

Combined Statements of Shareholders' Equity for years ended
  January 31, 1994, 1993 (unaudited) and 1992 (unaudited). . .         F-10

Combined Statements of Cash Flows for Years Ended January 31, 1994,
  1993 (unaudited) and 1992 (unaudited). . . . . . . . . . . .         F-11

Notes to Combined Financial Statements . . . . . . . . . . . .         F-12

HOME LOAN COMPANIES

Combined Balance Sheets as of June 30, 1994 (unaudited) and 1993
  (unaudited). . . . . . . . . . . . . . . . . . . . . . . . . .       F-24

Combined Statements of Income for six month period ended June 30,
  1994 (unaudited) and 1993 (unaudited). . . . . . . . . . . . .       F-25

Combined Statements of Cash Flow for six month period ended
  June 30, 1994 (unaudited) and 1993 (unaudited) . . . . . . . .       F-26

Combined Balance Sheets as of December 31, 1993 (unaudited) and
  1992 (unaudited) . . . . . . . . . . . . . . . . . . . . . .         F-27

Combined Statements of Income for Years Ended December 31, 1993
  (unaudited), 1992 (unaudited) and 1991 (unaudited) . . . . . .       F-28

Combined Statements of Shareholders' Equity for Years Ended
  December 31, 1993 (unaudited) 1992 (unaudited) and
  1991 (unaudited) . . . . . . . . . . . . . . . . . . . . . . .       F-29

Combined Statements of Cash Flows for Years Ended December 31,
  1993 (unaudited), 1992 (unaudited) and 1991 (unaudited). . . .       F-30

Notes to Combined Financial Statements (unaudited) . . . . . .         F-31

                                       NATIONAL MORTGAGE COMPANY AND NATIONAL MORTGAGE PARENTS
                                                      COMBINED BALANCE SHEETS

                                                                                                     JULY 31
                                                                                              1994              1993
                                                                                        -----------------------------------
                                                                                           (UNAUDITED)       (Unaudited)

ASSETS:
Current assets
  Cash and cash equivalents                                                               $  1,153,426       $  1,754,236
  Mortgage loans held for sale                                                             143,234,191        214,272,883
  Other receivables, net of foreclosure reserve of
    $7,194,734 and $8,682,475 at July 31, 1994 and 1993,
    respectively                                                                            19,613,504         10,615,495
  Prepaid expenses and other current assets                                                  1,118,675            460,503
  Refundable income taxes                                                                    2,439,767              --
  Deferred income taxes                                                                      3,477,858          5,504,694
                                                                                         ----------------------------------
Total current assets                                                                       171,037,421        232,607,811
Property and equipment:
  Land                                                                                         399,964            401,464
  Buildings                                                                                  4,934,462          4,244,155
  Furniture, fixtures and equipment                                                         12,115,215          9,480,919
  Leasehold improvements                                                                     3,665,970          2,787,216
  Automobiles                                                                                  144,463            115,413
                                                                                         ----------------------------------
                                                                                            21,260,074         17,029,167
  Less accumulated depreciation                                                              6,985,023          5,168,573
                                                                                         ----------------------------------
                                                                                            14,275,051         11,860,594
Other assets:
  Purchased mortgage servicing rights                                                       36,255,540         37,368,484
  Long-term investments                                                                      1,017,500          1,017,500
  Deferred income taxes                                                                      4,446,127            896,975
  Other                                                                                      1,132,516          1,082,883
                                                                                         ----------------------------------
                                                                                            42,851,683         40,365,842
                                                                                         ----------------------------------
Total assets                                                                              $228,164,155       $284,834,247
                                                                                         ==================================


                                    F-2

                                       NATIONAL MORTGAGE COMPANY AND NATIONAL MORTGAGE PARENTS
                                                      COMBINED BALANCE SHEETS

                                                                                                     JULY 31
                                                                                              1994              1993
                                                                                        -----------------------------------
                                                                                           (UNAUDITED)       (Unaudited)

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                                                        $  5,882,601       $  3,369,980
  Income taxes payable                                                                           --               106,164
  Accrued expenses and other liabilities                                                     9,268,913          6,072,868
  Notes payable -- secured                                                                 139,884,129        195,529,893
  Notes payable -- unsecured                                                                 7,138,101          9,779,603
  Notes payable to affiliated company                                                        8,020,000         12,814,105
  Current portion of long-term debt                                                          4,973,684          4,977,815
                                                                                         ----------------------------------
Total current liabilities                                                                  175,167,428        232,650,428
Other liabilities:
  Long-term debt                                                                            32,521,684         38,721,612
  Notes payable to affiliated company                                                        8,273,000              --
  Other                                                                                        366,812            568,388
                                                                                         ----------------------------------
                                                                                            41,161,496         39,290,000
Shareholders' equity:
  Preferred stock                                                                              100,058            100,058
  Common stock                                                                                   9,842              9,842
  Retained earnings                                                                         11,725,331         12,783,919
                                                                                         ----------------------------------
Total shareholders' equity                                                                  11,835,231         12,893,819
                                                                                         ----------------------------------

Total liabilities and shareholders' equity                                                $228,164,155       $284,834,247
                                                                                         ==================================


                                       NATIONAL MORTGAGE COMPANY AND NATIONAL MORTGAGE PARENTS
                                                    COMBINED STATEMENTS OF INCOME


                                                                                    SIX MONTH PERIOD ENDED
                                                                                            JULY 31
                                                                                   1994              1993
                                                                              ----------------------------------
                                                                                (UNAUDITED)       (Unaudited)
INCOME
  Loan administration                                                           $28,334,110        $30,250,136
  Income (loss) on loan origination, net                                         (2,284,246)         1,305,960
  Insurance commissions                                                           2,077,859          1,566,962

  Interest income                                                                 5,246,717          2,777,438
  Interest expense                                                               (1,342,971)        (1,450,406)
                                                                              ----------------------------------
  Net interest income                                                             3,903,746          1,327,032

  Other                                                                             616,542            653,283
                                                                              ----------------------------------
                                                                                 32,648,011         35,103,373
EXPENSES
  Salaries and employee benefits                                                 15,826,676         14,582,373
  Data processing and communications                                              2,891,087          2,657,716
  Occupancy                                                                       2,105,606          2,033,061
  Other general and administrative                                                5,267,378          6,404,224
  Amortization of purchased mortgage servicing rights                             3,483,713          6,445,015
  Provisions for foreclosure losses                                               2,737,821          1,973,927
                                                                              ----------------------------------
Total expenses                                                                   32,312,281         34,096,316
                                                                              ----------------------------------
Income before income taxes and cumulative effect of
 change in accounting for income taxes                                              335,730          1,007,057

Income taxes                                                                       (238,624)          (400,362)
                                                                                -----------        -----------
Income before cumulative effect of accounting change                                 97,106            606,695
Cumulative effect as of February 1, 1993 of change
  in method of accounting for income taxes                                              --           1,042,000
                                                                              ----------------------------------
Net income                                                                         $ 97,106         $1,648,695
                                                                              ==================================


                                       NATIONAL MORTGAGE COMPANY AND NATIONAL MORTGAGE PARENTS
                                                  COMBINED STATEMENTS OF CASH FLOW


                                                                                    SIX MONTH PERIOD ENDED
                                                                                            JULY 31
                                                                                   1994              1993
                                                                              ----------------------------------
                                                                                (UNAUDITED)       (Unaudited)

OPERATING ACTIVITIES
Net income                                                                          $ 97,106        $1,648,695
Adjustments to reconcile net income to net cash used in
  operating activities:
    Depreciation                                                                     893,641           687,188
    Amortization                                                                   3,483,713         6,455,015
    Provision for foreclosure losses                                               2,737,821         1,973,927
    Provision for loss on sale of mortgage loans                                   1,177,000               --
    Provision for deferred income taxes                                            1,440,466        (2,858,136)
Changes in operating assets and liabilities:
  Other receivables                                                                 (273,999)        1,291,810
  Mortgage loans held for sale                                                   182,300,391       (14,359,958)
  Prepaid expenses and other current assets                                         (395,713)           44,276
  Accounts payable                                                                   799,235        (2,946,398)
  Accrued expenses and other liabilities                                            (143,834)         (852,403)
  Refundable income taxes                                                         (2,514,495)         (894,200)
  Other                                                                               12,071           179,885
                                                                              ----------------------------------
Net cash provided by (used in) operating activities                              189,613,403        (9,630,299)

INVESTING ACTIVITIES
Purchases of property and equipment, net                                          (1,501,780)       (2,656,559)
Purchases of mortgage servicing rights                                            (3,322,648)       (2,666,791)
Purchases of long-term investments                                                       --           (250,000)
                                                                              ----------------------------------
Net cash used in investing activities                                             (4,824,428)       (5,573,350)

FINANCING ACTIVITIES
Net short-term borrowings (payments)                                            (186,369,587)        5,362,646
Net long-term borrowings                                                           2,418,136         9,655,360
                                                                              ----------------------------------
Net cash provided by (used in) financing activities                             (183,951,451)       15,018,006
                                                                              ----------------------------------
Net increase (decrease) in cash and cash equivalents                                 837,524          (185,643)
Cash and cash equivalents at beginning of period                                     315,902         1,939,879
                                                                              ----------------------------------
Cash and cash equivalents at end of period                                        $1,153,426        $1,754,236
                                                                              ==================================

                 REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders
National Mortgage Company and National Mortgage Parents

We have audited the accompanying combined balance sheet of National Mortgage Company and National Mortgage Parents (the "Company") as of January 31, 1994, and the related combined statement of income, shareholders' equity, and cash flows for the year then ended.
These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of National Mortgage Company and National Mortgage Parents at January 31, 1994, and the combined results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

As discussed in Note 11 to the combined financial statements, in the year ended January 31, 1994 the Company changed its method of accounting for income taxes.

                                           /s/ Ernst & Young LLP

                                           ERNST & YOUNG LLP


August 31, 1994
Memphis, Tennessee

                                       NATIONAL MORTGAGE COMPANY AND NATIONAL MORTGAGE PARENTS
                                                      COMBINED BALANCE SHEETS

                                                                                            JANUARY 31
                                                                                     1994               1993
                                                                              ----------------------------------
                                                                                                     (Unaudited)

ASSETS
Current assets:
  Cash and cash equivalents                                                     $    315,902       $  1,939,879
  Mortgage loans held for sale                                                   326,711,582        199,912,925
  Other receivables, net of foreclosure reserve of
    $7,194,734 and $7,651,676 at January 31, 1994 and
    1993, respectively                                                            22,077,326         13,881,232
  Prepaid expenses and other current assets                                          722,962            504,779
  Deferred income taxes                                                            5,568,941          4,765,452
                                                                              ----------------------------------
Total current assets                                                             355,396,713        221,004,267

Property and equipment:
  Land                                                                               400,228            401,464
  Buildings                                                                        4,913,888          3,285,686
  Furniture, fixtures and equipment                                               11,023,369          8,075,521
  Leasehold improvements                                                           3,279,552          2,751,461
  Automobiles                                                                        141,257            115,413
                                                                              ----------------------------------
                                                                                  19,758,294         14,629,545

  Less accumulated depreciation                                                    6,091,382          4,738,322
                                                                              ----------------------------------
                                                                                  13,666,912          9,891,223
Other assets:
  Purchased mortgage servicing rights                                             36,416,605         41,156,708
  Long-term investments                                                            1,017,500            767,500
  Deferred income taxes                                                            3,795,510                --
  Other                                                                            1,157,621          1,085,146
                                                                              ----------------------------------
                                                                                  42,387,236         43,009,354
                                                                              ----------------------------------
Total assets                                                                    $411,450,861       $273,904,844
                                                                              ==================================


                                    F-7

                                       NATIONAL MORTGAGE COMPANY AND NATIONAL MORTGAGE PARENTS
                                                      COMBINED BALANCE SHEETS

                                                                                            JANUARY 31
                                                                                     1994               1993
                                                                              ----------------------------------
                                                                                                     (Unaudited)


LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                                              $  5,083,366       $  6,316,378
  Income taxes payable                                                                74,727          1,000,364
  Accrued expenses and other liabilities                                           9,412,747          6,925,271
  Notes payable - secured                                                        321,785,537        190,493,467
  Notes payable - unsecured                                                        9,007,675         11,886,895
  Notes payable to affiliated company                                             10,618,605         10,380,593
  Current portion of long-term debt                                                5,819,482          9,159,918
                                                                              ----------------------------------
Total current liabilities                                                        361,802,139        236,162,886
Other liabilities:
  Long-term debt                                                                  35,130,750         24,884,149
  Notes payable to affiliated company                                              2,400,000                --
  Deferred income taxes                                                                  --           1,221,919
  Other                                                                              379,847            390,766

Shareholders' equity
  Preferred Stock                                                                    100,058            100,058
  Common stock                                                                         9,842              9,842
  Retained earnings                                                               11,628,225         11,135,224
                                                                              ----------------------------------
Total shareholders' equity                                                        11,738,125         11,245,124
                                                                              ----------------------------------
Total liabilities and shareholders' equity                                      $411,450,861       $273,904,844
                                                                              ==================================

See accompanying notes.

                                       NATIONAL MORTGAGE COMPANY AND NATIONAL MORTGAGE PARENTS
                                                    COMBINED STATEMENTS OF INCOME


                                                                                 YEAR ENDED JANUARY 31
                                                                          1994          1993           1992
                                                                   -------------------------------------------------
                                                                                     (Unaudited)    (Unaudited)

INCOME
  Loan administration                                                 $ 59,249,657   $ 55,695,214   $ 35,937,612
  Origination income, net                                                4,083,853      1,867,689      3,879,866
  Insurance commissions                                                  3,052,201      2,374,437      1,556,892

  Interest income                                                       20,037,546     16,243,932      7,976,678
  Interest expense                                                     (15,714,777)   (13,378,291)    (5,893,821)
                                                                   -------------------------------------------------
  Net interest income                                                    4,322,769      2,865,641      2,082,857

  Other                                                                  1,512,230      1,156,828        990,241
                                                                   -------------------------------------------------
                                                                        72,220,710     63,959,809     44,447,468
EXPENSES
  Salaries and employee benefits                                        30,891,284     23,950,523     16,727,000
  Data processing and communications                                     5,258,782      5,112,626      3,483,555
  Occupancy                                                              4,063,883      2,954,795      2,195,833
  Other general and administrative                                      11,902,331      9,260,475      6,069,137
  Amortization of purchased mortgage servicing
   rights                                                               12,890,029      6,653,326      2,109,982
  Provision for foreclosure losses                                       6,585,378      5,823,086      3,145,299
                                                                   -------------------------------------------------
Total expenses                                                          71,591,687     53,754,831     33,730,806
                                                                   -------------------------------------------------
Income before income taxes, extraordinary item,
  and cumulative effect of change in accounting
  for income taxes                                                         629,023     10,204,978     10,716,662

Income taxes                                                              (278,251)    (3,708,768)    (3,864,859)
                                                                   -------------------------------------------------
Income before extraordinary item and
  cumulative effect of accounting
  change                                                                   350,772      6,496,210      6,851,803
Extraordinary item - utilization of net
  operating loss carryforward                                                  --         286,000        708,000
                                                                   -------------------------------------------------
Income before cumulative effect of
  accounting change                                                        350,772      6,782,210      7,559,803
Cumulative effect as of February 1, 1993 of
  change in method of accounting for income
  taxes (Note 11)                                                        1,042,000            --             --
                                                                   -------------------------------------------------

Net income                                                              $1,392,772     $6,782,210     $7,559,803
                                                                   =================================================

See accompanying notes.


                                       NATIONAL MORTGAGE COMPANY AND NATIONAL MORTGAGE PARENTS
                                             COMBINED STATEMENTS OF SHAREHOLDERS' EQUITY

                                                             PREFERRED          COMMON        RETAINED
                                                               STOCK            STOCK         EARNINGS       TOTAL
                                                         ---------------------------------------------------------------

Balance at February 1, 1991 (unaudited)                      $100,058           $9,842      $(2,001,134)   $(1,891,234)
Dividends                                                                                      (583,172)      (583,172)
Net income                                                                                    7,559,803      7,559,803
                                                         ---------------------------------------------------------------
Balance at January 31, 1992 (unaudited)                       100,058            9,842        4,975,497      5,085,397
Dividends                                                                                      (622,483)      (622,483)
Net income                                                                                    6,782,210      6,782,210
                                                         ---------------------------------------------------------------
Balance at January 31, 1993 (unaudited)                       100,058            9,842       11,135,224     11,245,124
Dividends                                                                                      (899,771)      (899,771)
Net income                                                                                    1,392,772      1,392,772
                                                         ---------------------------------------------------------------
Balance at January 31, 1994                                  $100,058           $9,842      $11,628,225    $11,738,125
                                                         ===============================================================

See accompanying notes.

                                       NATIONAL MORTGAGE COMPANY AND NATIONAL MORTGAGE PARENTS
                                                  COMBINED STATEMENTS OF CASH FLOWS

                                                                                    YEAR ENDED JANUARY 31
                                                                             1994            1993          1992
                                                                      ------------------------------------------------
                                                                                         (Unaudited)    (Unaudited)

OPERATING ACTIVITIES
Net income                                                                 $1,392,772      $6,782,210     $7,559,803
Adjustments to reconcile net income to net cash
  used in operating activities:
     Depreciation                                                           1,370,054         841,931        496,018
     Amortization                                                          12,890,029       6,653,326      2,109,982
     Provision for foreclosure losses                                       6,585,378       5,823,086      3,145,299
     Provision for deferred income taxes                                   (5,820,918)       (476,144)       482,749
     Changes in operating assets and
        liabilities:
           Other receivables                                              (14,781,472)     (9,963,818)    (4,860,067)
           Mortgage loans held for sale                                  (126,798,657)    (51,450,650)  (110,549,912)
           Prepaid expenses and other current
              assets                                                         (218,183)        244,018      1,792,399
           Accounts payable                                                (1,233,012)        760,375      2,430,139
           Accrued expenses and other
              liabilities                                                   2,670,787         835,045       (108,025)
           Income taxes payable                                            (1,119,867)        713,364       (293,434)
           Other assets                                                       (72,475)        (75,060)       (41,723)
                                                                      ------------------------------------------------
Net cash used in operating activities                                    (125,135,564)    (39,312,317)   (97,836,772)

INVESTING ACTIVITIES
Purchases of property and equipment                                        (5,145,743)     (6,330,392)    (1,751,422)
Purchases of mortgage servicing rights                                     (8,149,926)     (6,004,759)   (27,930,191)
Purchases of long-term investments                                           (250,000)            --        (250,000)
                                                                      ------------------------------------------------
Net cash used in investing activities                                     (13,545,669)    (12,335,151)   (29,931,613)

FINANCING ACTIVITIES
Net short-term borrowings                                                 128,650,862      53,585,563    106,858,328
Proceeds from borrowings on long-term debt                                 23,741,083       7,584,711     24,217,943
Principal payments on long-term debt                                      (14,434,918)     (9,644,805)    (3,355,263)
Dividends paid                                                               (899,771)       (622,483)      (583,172)
                                                                      ------------------------------------------------
Net cash provided by financing activities                                 137,057,256      50,902,986    127,137,836
                                                                      ------------------------------------------------
Net decrease in cash and cash equivalents                                  (1,623,977)       (744,482)      (630,549)

Cash and cash equivalents at beginning of year                              1,939,879       2,684,361      3,314,910
                                                                      ------------------------------------------------
Cash and cash equivalents at end of year                                   $  315,902      $1,939,879     $2,684,361
                                                                      ================================================

See accompanying notes.


      NATIONAL MORTGAGE COMPANY AND NATIONAL MORTGAGE PARENTS
              NOTES TO COMBINED FINANCIAL STATEMENTS

1.   SIGNIFICANT ACCOUNTING POLICIES

     The combined financial statements include the consolidated financial statements of National Mortgage Company and its wholly-owned subsidiary, National Insurance Agency, Inc. and the parents of National Mortgage Company as follows (collectively the "Company"):

          B-M Homes, Inc.
          Margolin Brothers Realty Co.
          National Builders, Inc.
          Marbel Homes, Inc.
          Macon Homes, Inc.
          Margolin Brothers Appliance Co.

     All significant intercompany accounts and transactions have been eliminated in the combination. The primary business activities of the Company consist of originating, purchasing and selling of residential single family mortgages and servicing of mortgage loans.

     CASH AND CASH EQUIVALENTS

     The Company considers highly liquid investments with maturities of less than three months when purchased to be cash equivalents.

     ESCROW AND FORECLOSURE ADVANCES

     The Company is required to advance, from corporate funds, certain payments for property taxes and insurance premiums in advance of collecting them from specific mortgagors and foreclosure costs for loans which it services. Also, in connection with servicing mortgage-backed securities guaranteed by GNMA, FNMA, or private issuers, the Company advances certain principal and interest payments to security holders prior to collection from mortgagors. A portion of these foreclosure and interest advances is not recoverable for loans serviced for GNMA upon foreclosure.

     Provision is made for possible losses, related principally to unrecoverable foreclosure costs and interest advances. The foreclosure reserve is based on management's evaluation of potential losses, taking into consideration recourse obligations for recovery of such costs through various governmental agency programs.

     MORTGAGE LOANS HELD FOR SALE

     Mortgage loans held for sale consist of loans made to individuals that are secured by residential single family properties.

     First mortgage loans held for sale are stated at the lower of cost or market as determined by outstanding commitments from investors or current investor yield requirements calculated on an aggregate basis.

      NATIONAL MORTGAGE COMPANY AND NATIONAL MORTGAGE PARENTS
        NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

     The Company enters into forward delivery contracts to sell mortgage loans for the purpose of reducing exposure to the effect of changes in interest rates on mortgage loans which the Company has funded or has committed to fund. Gains and losses on such contracts are deferred initially and recognized when the loans are sold. Cash flows from these transactions are included with the cash flows related to mortgage loans held for sale in the accompanying combined statements of cash flows.

     PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Depreciation is computed by the straight-line method over the estimated useful lives of the related assets.

     PURCHASED MORTGAGE SERVICING RIGHTS

     Purchased mortgage servicing rights represent certain costs incurred in the acquisition of mortgage servicing rights which are deferred and amortized using a method that relates the annual anticipated net servicing revenue to total projected net servicing revenue to be received over the expected life of the loan. The initial amount of capitalized servicing recorded does not exceed the present value of estimated future net servicing income. Impairment for purchased mortgage servicing rights is calculated on an undiscounted disaggregated basis.

     RECOGNITION OF REVENUES RELATED TO SERVICING MORTGAGE LOANS

     Loan administration income represents fees earned in connection with the servicing of real estate mortgage loans for investors. Such income is recognized concurrent with the receipt of the related mortgage payments on the outstanding principal balances of the loans serviced.

     RECOGNITION OF REVENUES RELATED TO MORTGAGE LOANS HELD FOR SALE

     Loan acquisition discounts and premiums from purchased mortgage loans and discounts from the origination of mortgage loans are deferred and, along with any gains or losses, recognized as origination income when the related loans are sold to investors. Gains and losses on the sale of loans are computed as the difference between the sales price and the carrying value of the loans immediately prior to sale. Gains are reduced on purchased mortgage loans sold where the Company has recorded upon purchase, mortgage servicing rights. Loan origination fees and related costs are reflected in income as incurred.

     INCOME TAXES

     Effective February 1, 1993, the Company changed its method of accounting for income taxes from the deferred method to the liability method in accordance with Statement of Financial
Accounting Standards No. 109 Accounting for Income Taxes (see Note
11).

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

      NATIONAL MORTGAGE COMPANY AND NATIONAL MORTGAGE PARENTS
        NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

2.   OTHER RECEIVABLES

     Other receivables consist of the following:

                                                          1994                1993
                                                   ------------------------------------

Foreclosure advances                                    $9,971,739         $7,285,399
Escrow and principal and interest advances               9,678,217          4,816,786
Accrued interest receivable                              1,773,395          2,206,702
Payments on unclosed loans                               4,885,018          1,977,400
Other                                                    2,963,691          5,246,621
                                                   ------------------------------------
                                                        29,272,060         21,532,908
Less foreclosure reserve                                 7,194,734          7,651,676
                                                   ------------------------------------
                                                       $22,077,326        $13,881,232
                                                   ====================================

3.   MORTGAGE LOANS HELD FOR SALE

     Mortgage loans held for sale consist of residential fixed and adjustable-rate loans. Principal balances of the loans were $325,098,969 and $201,558,650, respectively, at January 31, 1994 and 1993. The net carrying values of the loans were $326,711,582 and $199,912,925, which approximated aggregate market values at January 31, 1994 and 1993, respectively. The Company had commitments to sell mortgage loans in the amount of $403,500,000 and $256,075,000 at January 31, 1994, and 1993, respectively.

     Mortgage notes receivable were pledged in the normal course of business as collateral on warehouse notes payable to banks.

4.   PURCHASED MORTGAGE SERVICING RIGHTS

     The following table summarizes changes in the Company's purchased mortgage servicing rights:

                                                                  1994             1993            1992
                                                             ------------------------------------------------
Balance at beginning of year                                   $41,156,708      $41,805,275    $20,373,066
Additions                                                        8,149,926        6,004,759     23,542,191
Scheduled amortization                                          (9,029,521)      (6,653,326)    (2,109,982)
Impairment/unscheduled amortization                             (3,860,508)           --             --
                                                             ------------------------------------------------
Balance at end of year                                         $36,416,605      $41,156,708    $41,805,275
                                                             ================================================

     Total accumulated amortization and impairment of the purchased mortgage servicing rights was $24,735,545 and $11,845,516 as of January 31, 1994 and 1993, respectively. The purchased mortgage servicing rights relate to servicing of mortgage loans with an aggregate unpaid principal balance of approximately $4.4 billion.

      NATIONAL MORTGAGE COMPANY AND NATIONAL MORTGAGE PARENTS
        NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

5.   MORTGAGE SERVICING

     The Company's portfolio of mortgages serviced was approximately $12.9 and $13.1 billion as of January 31, 1994 and 1993. The Company's portfolio of mortgages serviced as of January 31, 1994 is summarized as follows:

                                                                                   WEIGHTED AVERAGE
                                                   ------------------------------------------------------------------------------
                                 OUTSTANDING                                                    NET              REMAINING
                                  PRINCIPAL                                INTEREST          SERVICING          CONTRACTUAL
                                   BALANCE             LOAN                  RATE            FEE RATE              LIFE
   LOAN TYPE                        (IN               BALANCE           (IN PERCENT)       (IN PERCENT)         (IN MONTHS)
                                 THOUSANDS)
- ---------------------------------------------------------------------------------------------------------------------------------

Conventional                    $1,678,893           $ 63,069               7.84%               .26%                 259

GNMA                             3,715,450             46,056               9.15%               .44%                 266

ARMs                             2,718,901             85,691               6.89%               .27%                 276

Other                            4,770,526             33,569               9.18%               .35%                 258


     The servicing fee rates in the table above are shown after deducting any guarantee fees. Guarantee fees, when applicable, range from six basis points for governmental loans up to approximately thirty basis points for certain conventional loans. Certain loans sold to private investors have no guarantee fees.

     At January 31, 1994, the Company's servicing activity was primarily concentrated within the states of California, Tennessee, Texas, Florida, Louisiana, Georgia and Virginia.

     Escrow funds of approximately $387,852,000 and $329,493,000 as of January 31, 1994 and 1993, relating to mortgages serviced for others, are held in non-interest bearing accounts at non-affiliated banks and are not included in the financial statements.

     Errors and omissions and fidelity bond insurance coverage relating to the servicing portfolio was $16,000,000 and $14,000,000 each at January 31, 1994 and 1993, respectively.

6.   NOTES PAYABLE - SECURED

     Notes payable-secured, totalling $321,785,537 and $190,493,467 at January 31, 1994 and 1993, respectively, consisted primarily of short-term borrowings on warehouse notes payable from banks secured by mortgage loan receivables, mortgage servicing contracts, escrow advances, and foreclosure advances. Included in these amounts were outstanding checks totalling $69,967,013 and $17,456,406 for the years ended January 31, 1994 and 1993, respectively, which were funded by borrowings on available warehouse lines as they were presented for payment. Approximately $10,151,000 of additional borrowing capacity was available under these warehouse lines at January 31, 1994.

      NATIONAL MORTGAGE COMPANY AND NATIONAL MORTGAGE PARENTS
        NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

     Under the warehouse note agreements, the Company incurs interest at the bank's prime rate or a reduced interest rate (ranging from 1.375% to 3.8% at January 31, 1994 and 1.5% to 6% at January 31, 1993) on borrowings as a result of holding escrow and custodial funds in trust accounts at the lending banks.

     The warehouse note agreements require the Company to maintain certain financial ratios, varying amounts of minimum net worth, and net income. At January 31, 1994, the Company was not in compliance with net income, net worth, leverage ratio and current ratio requirements, as well as restrictions on the incurrence of additional indebtedness provisions of the warehouse note agreements. The Company has obtained either amendments from the appropriate banks clearing covenant requirements or waivers of the default through January 31, 1995.

     Included in notes payable-secured at January 31, 1994 is a $5,000,000 note payable to a bank with interest at prime (6% at January 31, 1994) and a repurchase agreement of approximately
$13,727,000 with interest at 3.98%.

7.   NOTES PAYABLE-UNSECURED

     Notes payable-unsecured represent demand notes which bear interest at the prime rate (6% at January 31, 1994 and 1993).

8.   NOTES PAYABLE TO AFFILIATED COMPANY

     The current portion of notes payable to affiliated Company represents a demand note which bears interest at 6% at January 31, 1994 and 6.25% at January 31, 1993. In addition, at January 31, 1994, the Company has a note payable to affiliated company which bears interest at 6% and matures February 28, 1995.

      NATIONAL MORTGAGE COMPANY AND NATIONAL MORTGAGE PARENTS
        NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

9.   LONG-TERM DEBT

     Long-term debt at January 31 consists of the following:

                                                                                  1994                1993
                                                                              ----------------------------------

Notes payable to banks for purchase of mortgage servicing
 contracts, interest rates from 1.7% to 3.3% at January 31,
 1994, maturities through 1996                                                 $22,016,667         $11,777,901

Note payable to bank for purchase of mortgage servicing
 contracts, interest 2.5% at January 31, 1994, monthly payments of
 $327,807 through January, 1997                                                 13,421,053          17,894,737

Notes payable to banks for purchase of building, interest
 2% at January 31, 1994, due May 1, 2003                                         4,666,667           3,521,902

Note payable-other, interest 2% at January 31, 1994,
 maturities through July 1996                                                      750,000             750,000

Other long-term debt                                                                95,845              99,527
                                                                              ----------------------------------
                                                                                40,950,232          34,044,067

Less current maturities                                                          5,819,482           9,159,918
                                                                              ----------------------------------
                                                                               $35,130,750         $24,884,149
                                                                              ==================================


     Under the note payable agreements to banks described above, the Company incurs interest at the bank's prime rate or a reduced interest rate as a result of holding escrow and custodial funds in trust accounts at non-affiliated banks. The outstanding notes payable are secured by mortgage servicing rights contracts. Approximately $1,525,000 of additional borrowing was available under these note agreements at January 31, 1994.

     In addition, the notes payable to banks require the Company to maintain certain financial ratios, varying amounts of minimum net worth, and net income. At January 31, 1994, the Company was not in compliance with net income, net worth, leverage ratio and current ratio requirements, as well as restrictions on the incurrence of additional indebtedness provisions of the notes payable agreements. The Company has obtained either amendments from the appropriate banks clearing covenant requirements or waivers of the default through January 31, 1995.

      NATIONAL MORTGAGE COMPANY AND NATIONAL MORTGAGE PARENTS
        NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)


     Aggregate maturities of long-term debt, including $2,400,000 of notes payable to affiliated company, at January 31, 1994, are as follows:

         1996                         $29,303,125
         1997                           4,978,464
         1998                           3,171,813
         1999                               5,547
      Thereafter                           71,801
                                       ----------
                                      $37,530,750
                                       ==========

     The Company paid interest of $15,469,966, $13,222,496 and $5,703,001, respectively, for the years ended January 31, 1994, 1993 and 1992.

10.  LEASES

     The Company leases office facilities and equipment from related parties under noncancelable operating leases that expire in various years through 2002.


     Future minimum payments under noncancelable operating leases with initial terms of one year or more consisted of the following at January 31, 1994:


           1995                                  $1,387,370
           1996                                   1,180,103
           1997                                     940,034
           1998                                     764,018
           1999                                     722,400
           Thereafter                             2,347,800
                                                  ---------
           Total minimum lease payments          $7,341,725
                                                  =========

     Total rent expense was approximately $1,667,822, $1,083,480 and $854,426 for the years ended January 31, 1994, 1993 and 1992, respectively.

11.  INCOME TAXES

     Effective February 1, 1993, the Company changed its method of accounting for income taxes from the deferred method to the liability method required by FASB Statement No. 109, Accounting for Income Taxes. As permitted under the new rules, prior years' financial statements have not been restated. The change in accounting method had no effect on pretax income from continuing operations for the year ended January 31, 1994; however, the cumulative effect of the change increased net income by $1,042,000.

      NATIONAL MORTGAGE COMPANY AND NATIONAL MORTGAGE PARENTS
       NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

     Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets at January 31, 1994, are as follows:

                                                     CURRENT            NONCURRENT
                                                 ------------------------------------

Deferred tax assets:
 Foreclosure reserve                               $2,570,657           $    --
 Accrued compensation and benefits                  2,523,500                --
 Purchased mortgage servicing rights                    --               3,740,767
 Net operating loss carryforwards                   1,111,784                --
 Other                                                  --                  54,743
 Valuation allowance                                 (637,000)               --
                                                 ------------------------------------
                                                   $5,568,941           $3,795,510
                                                 ====================================


     Significant components of the provision for income taxes are as follows:

                                       LIABILITY                                       DEFERRED
                                        METHOD                                          METHOD
                                ------------------------------------------------------------------------------------
                                      YEAR ENDED                         YEAR ENDED                  YEAR ENDED
                                      JANUARY 31,                        JANUARY 31,                 JANUARY 31,
                                         1994                               1993                        1992
                                ------------------------------------------------------------------------------------

Current
  Federal                              $5,916,194                         $4,059,365                  $3,280,647
  State                                   182,975                            125,547                     101,463
                                ------------------------------------------------------------------------------------
                                        6,099,169                          4,184,912                   3,382,110

Deferred
  Federal                              (5,646,290)                          (461,860)                    468,267
  State                                  (174,628)                           (14,284)                     14,482
                                ------------------------------------------------------------------------------------
                                       (5,820,918)                          (476,144)                    482,749
                                ------------------------------------------------------------------------------------
                                      $   278,251                         $3,708,768                  $3,864,859
                                ====================================================================================

                  NATIONAL MORTGAGE COMPANY AND NATIONAL MORTGAGE PARENTS
                    NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

     The reconciliation of income tax computed at the U.S. federal statutory tax rate of 34% to income tax expense is as follows:


                                                                  YEAR ENDED JANUARY 31
                                                             1994         1993         1992
                                                      ------------------------------------------

Federal income taxes                                       $213,868    $3,469,693   $3,643,665
State income taxes--net of federal
  income tax benefit                                         64,383       239,075      221,194
                                                      ------------------------------------------
                                                           $278,251    $3,708,768   $3,864,859
                                                      ------------------------------------------


     The components of the provision for deferred income taxes for prior periods are as follows:

                                                         YEAR ENDED        YEAR ENDED
                                                         JANUARY 31        JANUARY 31
                                                            1993              1992
                                                ----------------------------------------

Purchased mortgage servicing rights                      $(799,558)        $2,359,477
Foreclosure reserve                                       (112,091)        (1,489,767)
Reserve for loss on sale of land                           707,000                 --
Other nondeductible reserves                              (271,495)          (386,961)
                                                -----------------------------------------
                                                         $(476,144)        $  482,749
                                                =========================================

      The Company made income tax payments of $6,436,116, $3,314,150 and $3,108,637 during the years ended January 31, 1994, 1993 and 1992, respectively. At January 31, 1994, certain of the Companies included in the combined financial statement have net operating loss carryforwards for federal and state income tax purposes of approximately $2,929,000 which expire through 2009.

12.   EMPLOYEE BENEFIT PLANS

      The Company has a defined contribution profit sharing plan, covering substantially all employees. The Plan provides for minimum employer contributions based on percentage of earnings of the eligible employees, and for tax deferred voluntary contributions by the employees, which are matched by the Company within specified contribution levels. The Company's cost related to the Plan was approximately $213,000, $182,000 and $126,000 for the years ended January 31, 1994, 1993 and 1992, respectively.

      The Company provides for the cost of retiree health care and other postretirement benefits for a select group of long-time employees. Postretirement benefit cost during the year ended January 31, 1994 was $58,752 on the pay-as-you-go basis.

      NATIONAL MORTGAGE COMPANY AND NATIONAL MORTGAGE PARENTS
        NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

13.   RELATED PARTY TRANSACTIONS

      During the year, the Company had unsecured borrowings from an affiliate, with interest at prime rates. The outstanding principal balance due at January 31, 1994 and 1993, was $13,018,605 and $10,380,593, respectively. Interest paid on these notes during the years ended January 31, 1994, 1993, and 1992 was $1,527,146,
$1,463,886 and $1,668,304, respectively.

      Included in other receivables are notes receivable from employees totalling $474,707 and $115,292 at January 31, 1994 and 1993, respectively. Included in mortgage notes held for sale are mortgage notes from employees totalling $355,197 and $458,445 at January 31, 1994 and 1993, respectively.

      Included in notes payable-unsecured are notes payable to related parties of approximately $690,000 and $630,000 at January 31, 1994 and 1993, respectively.

14.   FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

      The Company is a party to financial instruments with off balance sheet risk in the normal course of business to meet the financing needs of its customers and reduce its own exposure to fluctuations in interest rates. These financial instruments primarily included commitments to fund mortgage loans and mandatory forward sales commitments. Those instruments involve, to varying degrees, elements of credit and market risk not recognized in the combined balance sheet. The contract or notional amounts of those instruments reflect the extent of risk the Company has in the instruments.

      The Company's exposure to credit loss in the event of nonperformance by the counterparty to the financial instrument for commitments to extend credit (mortgage loan pipeline) is represented by the contractual notional amount of those instruments. The Company's locked mortgage loan pipeline that is expected to close was approximately $133,000,000 as of January 31, 1994. Fixed rate commitments result in the Company having market risk as well as credit risk. The amount of collateral required upon funding of a mortgage loan is based on management's credit evaluation of the mortgagor and consists of the mortgagor's residential property.

      The Company obtains mandatory forward commitments of up to 120 days to sell mortgage backed securities to hedge the market risk associated with a substantial portion of the mortgage loan pipeline that is expected to close and all mortgage loans held for sale. As of January 31, 1994, the Company had $403,500,000 of mandatory forward commitments outstanding. If secondary market interest rates decline after the Company obtains a mandatory forward commitment for a loan, the loan may not close and the Company may incur a loss from the cost of covering its obligations under such commitments. If secondary market rates increase before the Company obtains a mandatory forward commitment for a loan, the Company may incur a loss when the loan is subsequently sold. The Company's risk management function closely monitors the mortgage pipeline to determine appropriate forward commitment coverage on a daily basis in order to manage the risk inherent in the off-balance-sheet financial instruments.

        NATIONAL MORTGAGE COMPANY AND NATIONAL MORTGAGE PARENTS
          NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

      The Company sells loans either through mortgage backed securities issued pursuant to programs of GNMA or FNMA or institutional investors. Most loans are aggregated in pools of $1 million or more, which are purchased by institutional investors after having been guaranteed by GNMA or FNMA.

      Servicing agreements relating to mortgage-backed securities issued pursuant to the programs of GNMA, GNMA or the Federal Home Loan Mortgage Corporation ("FHLMC") require the Company to advance funds to make the required payments to investors in the event of a delinquency by the borrower. The Company expects that it would recover most funds advanced upon cure of default by the borrower or at foreclosure. However, in connection with VA and FHA loans, certain interest advances and foreclosure related costs may not be recovered. Also, in connection with VA partially guaranteed loans, funds advanced may not cover losses due to potential declines in collateral value. In addition, most of the Company's servicing agreements for mortgage-backed securities typically require the payment to investors of a full-month's interest on each loan although the loan may be paid off (by optional prepayment or foreclosure) other than on a month end basis. In this instance, the Company is obligated to pay the investor interest at the note rate from the date of the loan payoff through the end of that calendar month without reimbursement.

      In order to cover loan losses that may result from these servicing arrangements and other losses, the Company has provided an allowance for foreclosure losses of $7,194,734 as of January 31, 1994, which management believes is adequate to cover unreimbursed foreclosure advances and principal losses.

The following summarizes changes in the Company's foreclosure reserve for the year ended January 31:

                                                    1994              1993             1992
                                        -----------------------------------------------------------

Balance at beginning of year                     $7,651,676        $7,331,416        $7,462,940
Provision                                         6,585,378         5,823,086         3,145,299
Write offs                                       (7,042,320)       (5,502,826)       (3,276,823)
                                        -----------------------------------------------------------
Balance at end of year                           $7,194,734        $7,651,676        $7,331,416
                                        ===========================================================

15.   CONTINGENCIES

      National Mortgage Company is involved in two suits wherein the plaintiffs are seeking certification as a class action. The suits allege violations of Illinois laws and breach of contract in connection with calculation of late charges, escrow collections and charging of release fees. The suits seek damages and costs of unstated amounts. Management believes that its mortgage servicing practices are consistent with industry practices and comply with federal and state laws, and has denied any liability in its answers to the complaints. Management further believes that the suits are not likely to have a material adverse effect on the financial condition of the Company.

        NATIONAL MORTGAGE COMPANY AND NATIONAL MORTGAGE PARENTS
          NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

16.   DISCLOSURES ABOUT THE FAIR VALUE OF FINANCIAL INSTRUMENTS

      The following methods and assumptions were used to estimate the fair value of each class of financial instrument.

      CASH AND CASH EQUIVALENTS

      The carrying amount of cash and cash equivalents is a reasonable estimate of its fair value.

      OTHER RECEIVABLES

      Other receivables consist primarily of short-term advances whose carrying value approximates fair value.

      MORTGAGE LOANS HELD FOR SALE

      The carrying amount of mortgage loans held for sale approximates the market value because of the short term for which they are held.

      LONG-TERM INVESTMENTS

      Long-term investments consists of securities whose interest rate has not varied since acquisition, and therefore have a fair value equal to acquisition cost.

      NOTES PAYABLE

      The carrying amount of notes payable approximates their fair value, because of their short maturities and stated interest rates approximate the current rates of borrowings by the Company.

      LONG-TERM DEBT

      The carrying amount of long-term debt approximates the fair value, since the stated interest rates are substantially the same as borrowing rates currently available for similar debt.

      OFF-BALANCE-SHEET COMMITMENTS

      Because the Company's policy is to match lending commitments with forward sales commitments, it has not attempted to determine the fair value of these off-balance-sheet transactions on a separate basis.

17.   SUBSEQUENT EVENT

      On July 7, 1994, the Company and Boatmen's Bancshares, Inc.
("Boatmen's") signed a merger agreement for the acquisition by Boatmen's of the Company and certain of its affiliates. The transaction is contemplated to close in the fourth quarter of 1994.

                                          HOME LOAN COMPANIES
                                        COMBINED BALANCE SHEETS

                                                                     JUNE 30
                                                             1994               1993
                                                      -------------------------------------
                                                          (UNAUDITED)         (Unaudited)

ASSETS
Current assets:
  Cash and cash equivalents                               $  381,715         $   18,655
  Note receivable from affiliated company                    654,200            784,200
  Other receivables                                          419,307            154,024
  Refundable income taxes                                       --               27,459
  Land held for resale                                        35,903               --
                                                     ---------------------------------------
                                                           1,491,125            984,338

Mortgage loans receivable                                  3,609,999          3,755,953

Fixed assets:
  Furniture, fixtures and equipment                           49,656             48,341
  Less accumulated depreciation                               33,579             27,867
                                                     ---------------------------------------
                                                              16,077             20,474
                                                     ---------------------------------------
Total assets                                              $5,117,201         $4,760,765
                                                     =======================================
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                        $   66,042         $  583,630
  Accrued expenses and other liabilities                       1,913
  Notes payable to banks                                   3,483,376          2,622,050
                                                     ---------------------------------------
Total current liabilities                                  3,551,331          3,205,680

Shareholders' equity:
  Common stock                                               102,500            102,500
  Retained earnings                                        1,568,350          1,452,585
                                                     ---------------------------------------
                                                           1,670,850          1,555,085
Less treasury stock, at cost                                (104,980)              --
                                                     ---------------------------------------

Total shareholders' equity                                 1,565,870          1,555,085
                                                     ---------------------------------------
Total liabilities and shareholders' equity                $5,117,201         $4,760,765
                                                     =======================================

                                       HOME LOAN COMPANIES
                                  COMBINED STATEMENTS OF INCOME

                                                              SIX-MONTH PERIOD ENDED
                                                                     JUNE 30
                                                             1994               1993
                                                      -------------------------------------
                                                         (UNAUDITED)        (Unaudited)

INCOME
  Origination income, net                                 $169,897           $139,241
  Brokerage fee income                                      69,790             80,921

  Interest income                                          227,976            249,748
  Interest expense                                         (48,368)           (78,209)
                                                     ---------------------------------------
  Net interest income                                      179,608            171,539

  Other                                                      3,120             10,575
                                                     ---------------------------------------
                                                           422,415            402,276
EXPENSES
  Salaries and employee benefits                           275,916            275,232
  Other general and administrative                          67,363             50,621
                                                     ---------------------------------------
                                                           343,279            325,853
                                                     ---------------------------------------
Net income before income taxes                              79,136             76,423

Income taxes                                               (30,072)           (29,041)
                                                     ---------------------------------------
Net income                                                $ 49,064           $ 47,382
                                                     =======================================

                                       HOME LOAN COMPANIES
                                COMBINED STATEMENTS OF CASH FLOW

                                                              SIX-MONTH PERIOD ENDED
                                                                     JUNE 30
                                                             1994               1993
                                                      -------------------------------------
                                                         (UNAUDITED)        (Unaudited)

OPERATING ACTIVITIES
Net income                                                $ 49,064           $ 47,382
Adjustments to reconcile net income to net
  cash provided by operating activities:
      Depreciation                                           2,856              2,856
      Changes in operating assets and liabilities:
        Receivables                                         25,065            302,659
        Refundable income taxes                               --              (27,459)
        Accounts payable                                    24,581            484,484
        Accrued expenses and other liabilities             (58,082)           (15,151)
        Income taxes payable                                  --              (67,386)
                                                      -------------------------------------
Net cash provided by operating activities                   43,484            727,385

INVESTING ACTIVITIES
Proceeds from sale of land                                    --               28,895
Increase in mortgage loans receivable                      (15,422)          (172,256)
                                                      -------------------------------------
Net cash used in investing activities                      (15,422)          (143,361)

FINANCING ACTIVITIES
Net short-term borrowings (payments)                       212,404           (655,553)
Proceeds from issuance of common stock                        --               25,000
                                                      -------------------------------------
Net cash provided by (used in) financing activities        212,404           (630,553)
                                                      -------------------------------------
Net increase (decrease) in cash and cash equivalents       240,466            (46,529)
Cash and cash equivalents at beginning of period           141,249             65,184
                                                      -------------------------------------
Cash and cash equivalents at end of period                $381,715           $ 18,655
                                                      =====================================

                                       HOME LOAN COMPANIES
                                     COMBINED BALANCE SHEETS

                                                          DECEMBER 31,       DECEMBER 31,
                                                             1993               1992
                                                      -------------------------------------
                                                          (UNAUDITED)        (Unaudited)

ASSETS
Current assets:
  Cash and cash equivalents                               $  141,249         $   65,184
  Note receivable from affiliated company                  1,001,200          1,016,200
  Other receivables                                          133,275            224,683
  Land held for sale                                            --               28,895
                                                      -------------------------------------
Total current assets                                       1,275,724          1,334,962

Mortgage loans receivable                                  3,594,577          3,583,697
Fixed assets:
  Furniture, fixtures and equipment                           49,656             48,341
  Less accumulated depreciation                               30,723             25,011
                                                      -------------------------------------
                                                              18,933             23,330
                                                      -------------------------------------
Total assets                                              $4,889,234         $4,941,989
                                                      =====================================
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                        $   41,461         $   99,146
  Accrued expenses and other liabilities                      59,995             15,151
  Notes payable to banks                                   3,270,972          3,277,603
  Income taxes payable                                          --               67,386
                                                      -------------------------------------
Total current liabilities                                  3,372,428          3,459,286

Shareholders' equity:
  Common stock                                               102,500             77,500
  Retained earnings                                        1,519,286          1,405,203
                                                      -------------------------------------
                                                           1,621,786          1,482,703
      Less treasury stock, at cost                          (104,980)              --
                                                      -------------------------------------
Total shareholders' equity                                 1,516,806          1,482,703
                                                      -------------------------------------
Total liabilities and shareholders' equity                $4,889,234         $4,941,989
                                                      =====================================

See accompanying notes to financial statements (unaudited).

                                           HOME LOAN COMPANIES
                                      COMBINED STATEMENTS OF INCOME

                                                           YEAR ENDED DECEMBER 31
                                                  1993             1992           1991
                                           ----------------------------------------------------
                                               (UNAUDITED)      (Unaudited)    (Unaudited)

Income
  Origination income, net                        $376,980        $423,821        $232,569
  Brokerage fee income                            143,515         147,941         109,832

  Interest income                                 519,495         486,600         714,209
  Interest expense                               (121,493)       (137,966)       (175,098)
                                           ----------------------------------------------------
  Net interest income                             398,002         348,634         539,111

  Other                                            24,329           5,060          17,932
                                           ----------------------------------------------------
                                                  942,826         925,456         899,444
Expenses
  Salaries and employee benefits                  552,162         392,760         389,472
  Other general and administrative                204,303         185,196         222,987
                                           ----------------------------------------------------
                                                  756,465         577,956         612,459
                                           ----------------------------------------------------
Net income before income taxes                    186,361         347,500         286,985

Income taxes                                      (72,278)       (130,806)        (84,097)
                                           ----------------------------------------------------
Net income                                       $114,083        $216,694        $202,888
                                           ====================================================

See accompanying notes to financial statements (unaudited).


                                                 HOME LOAN COMPANIES
                                     COMBINED STATEMENTS OF SHAREHOLDERS' EQUITY

                                                         COMMON          RETAINED         TREASURY
                                                         STOCK           EARNINGS          STOCK             TOTAL
                                                       ----------------------------------------------------------------


Balance at January 1, 1991 (unaudited)                 $ 77,500        $  985,621        $    --          $1,063,121
Net Income                                                 --             202,888             --             202,888
                                                       ----------------------------------------------------------------
Balance at December 31, 1991
   (unaudited)                                           77,500         1,188,509             --           1,266,009
Net income                                                 --             216,694             --             216,694
                                                       ----------------------------------------------------------------
Balance at December 31, 1992
  (unaudited)                                            77,500         1,405,203             --           1,482,703
Issuance of common stock                                 25,000              --               --              25,000
Purchase of treasury stock                                 --                --           (104,980)         (104,980)
Net income                                                 --             114,083             --             114,083
                                                       ----------------------------------------------------------------
Balance at December 31, 1993
  (unaudited)                                          $102,500        $1,519,286        $(104,980)       $1,516,806
                                                       ================================================================

See accompanying notes to financial statements (unaudited).


                                           HOME LOAN COMPANIES
                                      COMBINED STATEMENTS OF CASH FLOW

                                                                       YEAR ENDED DECEMBER 31
                                                               1993            1992            1991
                                                        -------------------------------------------------
                                                           (UNAUDITED)      (Unaudited)    (Unaudited)

OPERATING ACTIVITIES
Net income                                                   $114,083        $216,694        $202,888
Adjustments to reconcile net income to net
  cash provided by (used in) operating activities:
      Depreciation                                              5,712           6,217           5,374
      Changes in operating assets and liabilities:
        Receivables                                           106,408        (622,732)         65,175
        Accounts payable                                      (57,685)         46,364          16,081
        Accrued expenses and other liabilities                 44,844             441            (316)
        Income taxes payable                                  (67,386)         41,493           7,930
                                                        -------------------------------------------------
Net cash provided by (used in) operating
  activities                                                  145,976        (311,523)       (297,132)

INVESTING ACTIVITIES
Proceeds from sale of land                                     28,895            --              --
Purchases of property and equipment                            (1,315)           --           (20,215)
(Increase) decrease in mortgage loans receivable              (10,880)      1,716,561        (994,979)
                                                        -------------------------------------------------
Net cash provided by (used in) investing activities            16,700       1,716,561      (1,015,194)

FINANCING ACTIVITIES
Net short-term borrowings                                      (6,631)     (1,416,300)        776,833
Proceeds from issuance of common stock                         25,000            --              --
Purchase of treasury stock                                   (104,980)           --              --
                                                        -------------------------------------------------
Net cash provided by (used in) financing activities           (86,611)     (1,416,300)        776,833
                                                        -------------------------------------------------
Net increase (decrease) in cash and cash equivalents           76,065         (11,262)         58,771
Cash and cash equivalents at beginning of year                 65,184          76,446          17,675
                                                        -------------------------------------------------
Cash and cash equivalents at end of year                    $ 141,249      $   65,184      $   76,446
                                                        =================================================

See accompanying notes to financial statements (unaudited).

                         HOME LOAN COMPANIES
                NOTES TO COMBINED FINANCIAL STATEMENTS
                            (UNAUDITED)


1.    SIGNIFICANT ACCOUNTING POLICIES

      BASIS OF PRESENTATION

      The combined financial statements include the accounts of National Home Loan Company, Inc., National Home loan Company of Mississippi, Inc. and Arkansas Home Loan Company (collectively "the Company"). The primary business activities of the Company consist of the origination of first and second mortgage loans primarily in Tennessee, Mississippi and Arkansas. The Company either sells the loans immediately after closing or maintains them and holds them until maturity.

      CASH AND CASH EQUIVALENTS

      The Company considers highly liquid investments with maturities of less than three months when purchased to be cash equivalents.

      MORTGAGE LOANS RECEIVABLE

      Mortgage loans consist of loans made to individuals that are secured by residential single family properties. These mortgage loans are also pledged as collateral on notes payable to banks.

      FURNITURE, FIXTURES AND EQUIPMENT

      Furniture, fixtures and equipment are stated at cost.
Depreciation is provided by the straight-line method over the estimated useful lives of 5 to 8 years.

2.    NOTE RECEIVABLE FROM AFFILIATED COMPANY

      Notes receivable from affiliated company represents a demand note which bears interest at 6% and 6.25% at December 31, 1993 and 1992, respectively.

3.    NOTES PAYABLE TO BANKS

      Notes payable to banks, totalling $3,270,972 and $3,277,603 at December 31, 1993 and 1992, respectively, consisted of short-term borrowings on warehouse notes payables from banks secured by the Company's mortgage notes receivable.

      Under the warehousing note agreement, the Company incurs interest at the bank's prime rate or a reduced interest rate (ranging from 1.375% to 2% at December 31, 1993 and 1992) as a result of holding escrow and custodial funds in trust accounts at non-affiliated banks.

      Interest paid during 1993, 1992 and 1991 was $118,216,
$143,502 and $173,119, respectively.

                        HOME LOAN COMPANIES
                NOTE TO COMBINED FINANCIAL STATEMENTS
                             (UNAUDITED)


4.    INCOMES TAXES

      Effective January 1, 1993, the Company changed its method of accounting for income taxes from the deferred method to the liability method required by FASB Statement No.109, Accounting for Income Taxes. As permitted under the new rules, prior years' financial statements have not been restated. The effect on the Company's financial statements as a result of the change was not material to the Company's financial position.

      The reconciliation of income tax computed at the U.S. federal statutory tax rate of 34% to income tax expense is as follows:

                                                              YEAR ENDED DECEMBER 31
                                                        1993            1992           1991
                                                 ------------------------------------------------

Federal income taxes                                  $63,363        $118,150        $ 97,575
State income taxes - net of federal tax
  benefit                                               8,915          12,656          11,365
Other                                                      --              --         (24,843)
                                                 ------------------------------------------------
                                                      $72,278        $130,806        $ 84,097
                                                 ================================================

      Income taxes paid during 1993, 1992 and 1991 were $139,664, $89,313 and $76,167, respectively.

5.    EMPLOYEE BENEFIT PLAN

      The Company has a defined contribution profit sharing plan, covering substantially all employees. The Plan provides for minimum employer contributions based on percentage of earnings of the eligible employees, and for tax deferred voluntary contributions by the employees, which are matched by the Company within specified contribution levels. The Company's cost related to the Plan was $2,867, $2,788 and $2,844 for the years ended December 31, 1993, 1992 and 1991, respectively.

                                                             APPENDIX A

- -----------------------------------------------------------------------
- -----------------------------------------------------------------------








                           MERGER AGREEMENT



                        for the acquisition of



                       NATIONAL MORTGAGE COMPANY
                      and affiliated corporations


                                  by


                      BOATMEN'S BANCSHARES, INC.







                          Dated July 7, 1994






- -----------------------------------------------------------------------
- -----------------------------------------------------------------------

                                                          TABLE OF CONTENTS
                                                          -----------------
                                                                                                                       Page
                                                                                                                       ----

ARTICLE ONE         NATIONAL AFFILIATE MERGERS

     Section 1.01   Definition of Merger Consideration Terms. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-2
     Section 1.02   The B-M Homes Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-3
     Section 1.03   The Macon Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-5
     Section 1.04   The Marbel Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-7
     Section 1.05   The Margolin Appliance Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-8
     Section 1.06   The Margolin Realty Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-10
     Section 1.07   The National Builders Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-11
     Section 1.08   Restatement of National Mortgage Bylaws . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-13

ARTICLE TWO         HOME LOAN COMPANY MERGERS

     Section 2.01   The Arkansas Home Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-13
     Section 2.02   The National Home Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-14
     Section 2.03   The National Home Mississippi Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-15

ARTICLE THREE       ESCROW

     Section 3.01   Escrow of Boatmen's Shares. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-16

ARTICLE FOUR        CLOSING

     Section 4.01   The Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-17
     Section 4.02   Closing Date and Effective Time . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-17
     Section 4.03   Companies' Deliveries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-17
     Section 4.04   Boatmen's Deliveries. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-18
     Section 4.05   Fractional Share Treatment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-18
     Section 4.06   Exchange Procedures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-19

ARTICLE FIVE        REPRESENTATIONS OF COMPANIES

     Section 5.01   Organization, Capitalization and Subsidiaries of B-M Homes. . . . . . . . . . . . . . . . . . . .  A-20
     Section 5.02   Organization, Capitalization and Subsidiaries of Macon. . . . . . . . . . . . . . . . . . . . . .  A-21
     Section 5.03   Organization, Capitalization and Subsidiaries of Marbel . . . . . . . . . . . . . . . . . . . . .  A-22
     Section 5.04   Organization, Capitalization and Subsidiaries of Margolin Appliance . . . . . . . . . . . . . . .  A-23
     Section 5.05   Organization, Capitalization and Subsidiaries of Margolin Realty. . . . . . . . . . . . . . . . .  A-24
     Section 5.06   Organization, Capitalization and Subsidiaries of National Builders. . . . . . . . . . . . . . . .  A-25
     Section 5.07   Organization, Capitalization and Subsidiaries of Arkansas Home. . . . . . . . . . . . . . . . . .  A-26
     Section 5.08   Organization, Capitalization and Subsidiaries of National Home. . . . . . . . . . . . . . . . . .  A-27
     Section 5.09   Organization, Capitalization and Subsidiaries of National Home Mississippi. . . . . . . . . . . .  A-27

                                    A-i

     Section 5.10   No Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-28
     Section 5.11   No Conflict . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-29
     Section 5.12   Financial Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-29
     Section 5.13   Absence of Changes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-30
     Section 5.14   Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-30
     Section 5.15   Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-30
     Section 5.16   Employment Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-30
     Section 5.17   Employee Matters and ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-30
     Section 5.18   Title to Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-31
     Section 5.19   Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-32
     Section 5.20   No Undisclosed Liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-32
     Section 5.21   Assets Necessary to National Mortgage's Business. . . . . . . . . . . . . . . . . . . . . . . . .  A-32
     Section 5.22   Agreements with Affiliates. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-33
     Section 5.23   Nonbanking Activities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-33
     Section 5.24   Brokerage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-33
     Section 5.25   Statements True and Correct . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-33

ARTICLE SIX         ADDITIONAL REPRESENTATIONS REGARDING NATIONAL
                    MORTGAGE AND THE HOME LOAN COMPANIES

     Section 6.01   Organization and Capital Stock of National Mortgage . . . . . . . . . . . . . . . . . . . . . . .  A-34
     Section 6.02   Subsidiaries of National Mortgage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-34
     Section 6.03   Mortgage Banking Licenses and Qualifications. . . . . . . . . . . . . . . . . . . . . . . . . . .  A-35
     Section 6.04   Compliance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-35
     Section 6.05   Mortgage Servicing Portfolio. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-36
     Section 6.06   Title to Mortgage Loans and Enforceability. . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-36
     Section 6.07   Mortgage Servicing Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-37
     Section 6.08   No Recourse . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-37
     Section 6.09   Escrow Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-38
     Section 6.10   Collection Practices; Escrow Accounts; Interest Rate Adjustments. . . . . . . . . . . . . . . . .  A-38
     Section 6.11   Advances. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-38
     Section 6.12   Physical Damage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-38
     Section 6.13   Application of Funds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-39
     Section 6.14   Independent Mortgage Brokers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-39
     Section 6.15   Investor Commitments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-39
     Section 6.16   Audits and Investigations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-39
     Section 6.17   Representations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-39
     Section 6.18   Pool Certification. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-39
     Section 6.19   Loan Disbursement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-40
     Section 6.20   Payment of Taxes, Insurance Premiums, etc.. . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-40
     Section 6.21   Tax Identifications and Property Identifications . . . . . . . . . . . .. . . . . . . . . . . . .  A-40
     Section 6.22   Payoff Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-40

ARTICLE SEVEN       REPRESENTATIONS OF BOATMEN'S

     Section 7.01   Organization and Capital Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-40
     Section 7.02   Authorization; No Conflicts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-41
     Section 7.03   Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-41

                                    A-ii

     Section 7.04   Financial Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-42
     Section 7.05   Absence of Changes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-42
     Section 7.06   Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-42
     Section 7.07   Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-42
     Section 7.08   Compliance With Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-42
     Section 7.09   Statements True and Correct . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-42

ARTICLE EIGHT       AGREEMENTS OF COMPANIES

     Section 8.01   Business in Ordinary Course . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-43
     Section 8.02   Disposition of Unrelated Assets/Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-45
     Section 8.03   Acquisition of Partnership Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-45
     Section 8.04   Valuation of Alliance Real Estate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-46
     Section 8.05   Releases and Indemnification Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-46
     Section 8.06   Breaches. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-46
     Section 8.07   Submission to Shareholders. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-46
     Section 8.08   Consents to Contracts and Leases. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-46
     Section 8.09   Consummation of Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-46
     Section 8.10   Environmental Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-47
     Section 8.11   Restriction on Resales. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-47
     Section 8.12   Transfer Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-47
     Section 8.13   Permits of State and Other Agencies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-47
     Section 8.14   Access to Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-48
     Section 8.15   Satisfaction of National Service Payables and Receivables . . . . . . . . . . . . . . . . . . . .  A-48
     Section 8.16   Delivery of National Mortgage Financial Statements. . . . . . . . . . . . . . . . . . . . . . . .  A-48
     Section 8.17   Correction of Shareholder Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-48

ARTICLE NINE        AGREEMENTS OF BOATMEN'S

     Section 9.01   Certain Regulatory Approvals and Registration Statement . . . . . . . . . . . . . . . . . . . . .  A-49
     Section 9.02   Breaches. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-49
     Section 9.03   Consummation of Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-49
     Section 9.04   Directors and Officers' Liability Insurance and Indemnification . . . . . . . . . . . . . . . . .  A-50
     Section 9.05   Employee Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-50
     Section 9.06   Valuation of Alliance Real Estate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-51
     Section 9.07   Reorganization. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-51
     Section 9.08   Negotiation of Lease and Certain Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-51
     Section 9.09   Access to Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-51

ARTICLE TEN         CONDITIONS PRECEDENT

     Section 10.01  Conditions to Boatmen's Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-52
     Section 10.02  Conditions to Companies' Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-54

ARTICLE ELEVEN      TERMINATION OR ABANDONMENT

     Section 11.01  Mutual Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-55
     Section 11.02  Breach of Representations or Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-55

                                    A-iii

     Section 11.03  Environmental Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-55
     Section 11.04  Failure of Conditions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-55
     Section 11.05  Regulatory Approval Denial. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-55
     Section 11.06  Shareholder Approval Denial . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-56
     Section 11.07  Regulatory Enforcement Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-56
     Section 11.08  Boatmen's Average Stock Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-56
     Section 11.09  Automatic Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-57
     Section 11.10  Termination Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-57
     Section 11.11  Superior Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-58
     Section 11.12  Execution of Related Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-58
     Section 11.13  Review of National Mortgage Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . .  A-58

ARTICLE TWELVE      REPRESENTATIONS REGARDING AND AGREEMENTS OF NATIONAL
                    SERVICE

     Section 12.01  Representations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-58
     Section 12.02  Dissolution of National Service . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-59
     Section 12.03  Prohibition on Certain Third Party Transactions . . . . . . . . . . . . . . . . . . . . . . . . .  A-59
     Section 12.04  Repayment of Certain National Service Payables. . . . . . . . . . . . . . . . . . . . . . . . . .  A-59
     Section 12.05  Collection of Certain National Service Receivables. . . . . . . . . . . . . . . . . . . . . . . .  A-60
     Section 12.06  Delivery of Promissory Notes and Guaranty Agreement . . . . . . . . . . . . . . . . . . . . . . .  A-60

ARTICLE THIRTEEN    GENERAL

     Section 13.01  Confidential Information. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-60
     Section 13.02  Publicity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-60
     Section 13.03  Return of Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-60
     Section 13.04  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-60
     Section 13.05  Adjustment of Boatmen's Common. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-61
     Section 13.06  Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-62
     Section 13.07  Nonsurvival of Representations, Warranties and Agreements. . . . . . . . . .  . . . . . . . . . .  A-62
     Section 13.08  Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-62
     Section 13.09  Headings and Captions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-62
     Section 13.10  Waiver, Amendment or Modification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-62
     Section 13.11  Rules of Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-63
     Section 13.12  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-63
     Section 13.13  Successors and Assigns. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-63
     Section 13.14  Governing Law; Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-63


Exhibit 1.02     -   Form of Bylaws
Exhibit 3.01     -   Form of Escrow Agreement
Exhibit 4.03     -   Legal Opinion of Companies' Counsel
Exhibit 4.04     -   Legal Opinion of Boatmen's Counsel
Exhibit 8.02     -   Form of Asset/Liability Transfer Agreement
Exhibit 8.03     -   Form of Equipment Transfer Agreement
Exhibit 8.04     -   Valuation of Alliance Real Estate
Exhibit 8.05(a)  -   Form of Release
Exhibit 8.05(b)  -   Form of Indemnification Agreement
Exhibit 8.11     -   Form of Affiliate Agreement
Exhibit 8.17     -   Modification and Termination Agreement
Exhibit 11.08    -   Index Group
Exhibit 11.12    -   Description of Related Agreements

                           MERGER AGREEMENT
                           ----------------


     This MERGER AGREEMENT (this "Agreement") made July 7, 1994, by and among B-M HOMES, INC., a Tennessee corporation ("B-M Homes"), MACON HOMES, INC., a Tennessee corporation ("Macon"), MARBEL HOMES, INC., a Tennessee corporation ("Marbel"), MARGOLIN BROS. APPLIANCE CO., a Tennessee corporation ("Margolin Appliance"), MARGOLIN BROS. REALTY CO., a Tennessee corporation ("Margolin Realty"), NATIONAL BUILDERS, INC., a Tennessee corporation ("National Builders") (the foregoing corporations are sometimes individually referred to herein as a "National Affiliate" and collectively as the "National Affiliates"), ARKANSAS HOME LOAN COMPANY, an Arkansas corporation ("Arkansas Home"), NATIONAL HOME LOAN COMPANY, INC., a Tennessee corporation ("National Home"), and NATIONAL HOME LOAN COMPANY OF MISSISSIPPI, INC., a Mississippi corporation ("National Home Mississippi") (Arkansas Home, National Home and National Home Mississippi are sometimes individually referred to herein as a "Home Loan Company" and collectively as the "Home Loan Companies"), NATIONAL SERVICE COMPANY, a Tennessee corporation ("National Service"), BOATMEN'S BANCSHARES, INC., a Missouri corporation ("Boatmen's"), and the following corporations, each of which is a Tennessee corporation, unless otherwise stated, and each of which is a wholly-owned subsidiary of Boatmen's recently formed for the sole purpose of facilitating the transactions contemplated by this Agreement (sometimes individually referred to herein as an "Acquisition Sub" and collectively as the "Acquisition Subs"); BBI ONE, INC. ("BBI One"), BBI TWO, INC. ("BBI Two"), BBI THREE, INC. ("BBI Three"), BBI FOUR, INC. ("BBI Four"), BBI FIVE, INC. ("BBI Five"), BBI SIX, INC. ("BBI Six"), BBI SEVEN, INC., an Arkansas corporation ("BBI Seven"), BBI EIGHT, INC. ("BBI Eight") and BBI NINE, INC., a Mississippi corporation ("BBI Nine"). The National Affiliates and Home Loan Companies are sometimes individually referred to herein as a "Company" and collectively as the "Companies."


                               RECITALS
                               --------

     WHEREAS, the National Affiliates collectively own, directly or indirectly, all of the outstanding stock of National Mortgage
Company, a Tennessee corporation ("National Mortgage"); and

     WHEREAS, the Home Loan Companies operate certain businesses which are integral to the overall business and operations of National Mortgage; and

     WHEREAS, Boatmen's desires to acquire National Mortgage, by acquiring the National Affiliates, and Boatmen's also desires to acquire the Home Loan Companies; and

     WHEREAS, the Companies desire to be acquired by Boatmen's in the manner and subject to the terms and provisions of this Agreement; and

     WHEREAS, for federal income tax purposes, it is intended that the mergers contemplated hereby shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

     NOW, THEREFORE, in consideration of the premises and the mutual terms and provisions set forth in this Agreement, the parties agree as follows:


                              ARTICLE ONE
                              -----------

                      NATIONAL AFFILIATE MERGERS
                      --------------------------

     SECTION 1.01.  DEFINITION OF MERGER CONSIDERATION TERMS.  As
     -------------------------------------------------------
used herein, the term:

     (a)  "BASE HLC CONSIDERATION" shall mean such number of shares
          ------------------------
of common stock, par value $1.00 per share, of Boatmen's ("Boatmen's Common") as equals the quotient of A divided by B, where A equals $5,640,000, and where B equals the average of the daily closing prices of a share of Boatmen's Common, as reported on Nasdaq Stock Market's National Market ("Nasdaq"), during the period of five (5) trading days ending at the end of the fifth (5th) trading day immediately preceding the Closing Date (as defined in Section 4.02 hereof) (the "Boatmen's Closing Price");

     (b)  "HLC ADJUSTMENT" shall mean, with respect to any Home Loan
          ----------------
Company, the quotient of A divided by B, where A equals the aggregate amount (the "Cash Balance"), as of Closing (as defined in Section 4.01 hereof), of such Home Loan Company's cash and accounts or notes receivables from National Service (with any accounts or notes payable to National Service being a reduction of any such cash and accounts or notes receivable); provided, however, that in no event shall the aggregate Cash Balances of all three Home Loan Companies exceed $1,300,000 (in the event that the total Cash Balances would exceed such amount, then the Cash Balance of each Home Loan Company shall be proportionately reduced such that the total Cash Balances of all three Home Loan Companies shall equal $1,300,000), and where B equals the Boatmen's Closing Price;

     (c)  "GROSS NA COMMON CONSIDERATION" shall mean such number of
          -------------------------------
shares of Boatmen's Common as equals the difference between A and B, where A equals 4,999,943, and where B equals the Base HLC
Consideration;

     (d)  "APPLICABLE NA ADJUSTMENT" shall mean, with respect to any
          --------------------------
National Affiliate, the quotient of A divided by B, where A equals the difference between X and Y, where X equals the sum of (i) the amount of the accounts or notes payable, if any, of such National Affiliate due to National Service as of the close of business on the business day immediately preceding the Closing, (ii) the portion of the accounts or notes payable, if any, to National
Service as of the close of business on the business day immediately preceding the Closing, of any Subsidiary Corporation (as defined in Section 1.01(f) hereof) allocable to such National Affiliate's ownership interest (direct or indirect) in such Subsidiary Corporation, (iii) the aggregate federal, state and local tax (including but not limited to income, sales, use, transfer, stamp and excise taxes) obligation or liability incurred (after taking into account the appropriate utilization of any available net operating loss carryforwards), if any, by such National Affiliate on account of or in connection with the transactions contemplated by Sections 8.02 and 8.03 hereof, and (iii) the accounts receivable of such National Affiliate attributable to the Split-Dollar
Agreements (as defined in Section 8.02(b) hereof), and where Y equals the sum of (i) the accounts or notes receivable of such National Affiliate from National Service, if any, as of the close of business on the business day immediately preceding the Closing,
(ii) the portion of the accounts or notes receivable of any Subsidiary Corporation from National Service, if any, as of the close of business on the business day immediately preceding the Closing, allocable to such National Affiliate's ownership interest (direct or indirect) in such Subsidiary Corporation, (iii) an amount equal to the product of the Alliance Percentage Interest (as defined in Section 1.01(e) hereof) of such National Affiliate, if any, times the Net Alliance Real Estate Equity Value (as defined in
Section 8.04 hereof), (iv) the amount of cash paid to and received by such National Affiliate at or prior to the Closing, if any, as consideration for the transactions contemplated by Section 8.02 hereof (but only to the extent that such cash is held by such National Affiliate as of the Closing as cash and is so reflected on its books at such time), and where B equals $31.70; provided, however, that in the event that the sum of the differences between X and Y, as aforesaid, of all six National Affiliates would be less than the lesser of (i) the sum of Cash Balances of all three Home
Loan Companies and (ii) $1,300,000 (the "HLC Cash Adjustment
Amount"), then such differences of each National Affiliate shall be appropriately and proportionately adjusted such that the sum of such differences shall equal the HLC Cash Adjustment Amount;

     (e)  "ALLIANCE PERCENTAGE INTEREST" shall mean, with respect
          ------------------------------
to any National Affiliate, such percentage as equals such National Affiliate's percentage ownership of the outstanding common stock of Alliance Realty Company, a Tennessee corporation ("Alliance") (and where, for this purpose, any shares of Alliance owned by a subsidiary of such National Affiliate shall be deemed owned by such National Affiliate to the extent of its percentage ownership of such subsidiary); and

     (f)  "SUBSIDIARY CORPORATION" shall mean, with respect to a
          ------------------------
specific National Affiliate, any Corporation (as hereinafter defined) in which such National Affiliate owns, directly or indirectly (through one or more other Corporations), common stock thereof.

     SECTION 1.02.  THE B-M HOMES MERGER.
     ------------   --------------------

     (a)  Structure and Effects.  Pursuant to the terms and
          ---------------------
provisions of this Agreement and the Tennessee Business Corporation Act (the "Tennessee Corporate Law"), BBI One shall merge with and into B-M Homes (the "B-M Homes Merger"). BBI One shall be the merging corporation in the B-M Homes Merger and its corporate identity and existence, separate and apart from B-M Homes, shall cease on consummation of the B-M Homes Merger. B-M Homes shall be the surviving corporation in the B-M Homes Merger. No changes in the articles of incorporation of B-M Homes shall be effected by the B-M Homes Merger. At the Effective Time (as defined in Section
4.02 hereof), the Bylaws of B-M Homes shall be amended and restated in their entirety to read as set forth as Exhibit 1.02 hereof (with the name of B-M Homes appropriately inserted therein). The B-M Homes Merger shall have all the effects provided by the Tennessee Corporate Law and this Agreement.

     (b)  Conversion of B-M Homes Common Shares.  At the Effective
          -------------------------------------
Time, each share of common stock, no par value, of B-M Homes (the
"B-M Homes Common") issued and outstanding immediately prior to the Effective Time, other than any shares the holders of which have duly exercised and perfected their dissenters' rights under the Tennessee Corporate Law, shall be converted into such number of shares of Boatmen's Common (together with any rights attached thereto under or by virtue of the Rights Agreement, dated August
14, 1990, as amended, between Boatmen's and Boatmen's Trust
Company, as Rights Agent (the "Rights"); prior to the Distribution
Date (as defined in the Rights Agreement), all references in this Agreement to Boatmen's Common to be issued by Boatmen's pursuant to this Agreement shall be deemed to include the Rights) as equals the quotient of A divided by B, where A equals the difference between X and Y, where X equals seventeen and eighty-two hundredths percent (17.82%) of the Gross NA Common Consideration, and where Y equals the Applicable NA Adjustment with respect to B-M Homes, and where
B equals the number of shares of B-M Homes Common issued and outstanding immediately prior to the Effective Time (the "B-M Homes Common Merger

Consideration").  From the aggregate B-M Homes Common
Merger Consideration, Boatmen's shall issue and deliver to the Escrow Agent (as defined in Section 3.01 hereof) pursuant to the Escrow Agreement (as defined in Section 3.01 hereof) such number of shares of Boatmen's Common as equals seventeen and eighty-two hundredths percent (17.82%) of the Escrow Shares (as defined in Section 3.01 hereof), rounded to the nearest whole share, and the balance of the aggregate B-M Homes Common Merger Consideration, together with any cash payment in lieu of a fractional share of Boatmen's Common as provided in Section 4.05 hereof (the "Net B-M Homes Common Merger Consideration"), shall be issuable to the holders of B-M Homes Common as provided in Section 4.06 hereof. At the Effective Time, all of the shares of B-M Homes Common (other than any shares held by dissenting holders), by virtue of the B-M Homes Merger and without any action on the part of the holders thereof, shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each holder of any certificate or certificates (other than any shares held by dissenting holders) which immediately prior to the Effective Time represented outstanding shares of B-M Homes Common (the "B-M Homes Common Certificates") shall thereafter cease to have any rights with respect to such shares, except the right of such holder to receive, without interest, such holder's proportionate share of the Net B-M Homes Common Merger Consideration, the dividends and other distributions, if any, pursuant to Section 4.06(d) and such holder's beneficial interest in the Escrow Shares upon the surrender of such B-M Homes Common Certificates in accordance with
Section 4.06 hereof. At the Effective Time, each share of B-M Homes Common, if any, held in the treasury of or by any direct or indirect subsidiary of B-M Homes immediately prior to the Effective Time shall be canceled.

     (c)  Conversion of B-M Homes Preferred.  At the Effective Time,
          ---------------------------------
each share of preferred stock, par value $.0001, of B-M Homes (the "B-M Homes Preferred") issued and outstanding immediately prior to the Effective Time, other than any shares the holders of which have duly exercised and perfected their dissenters' rights under the Tennessee Corporate Law, shall be converted into .0001 of a share of Boatmen's Common, subject to the provisions of Section 4.05 hereof (the "B-M Homes Preferred Merger Consideration"). At the Effective Time, all of the shares of B-M Homes Preferred (other than any shares held by dissenting holders), by virtue of the B-M Homes Merger and without any action on the part of the holders thereof, shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each holder of any certificate or certificates (other than any shares held by dissenting holders) which immediately prior to the Effective Time represented outstanding shares of B-M Homes Preferred (the "B-M Homes Preferred Certificates") shall thereafter cease to have any rights with respect to such shares, except the right of such holder to receive, without interest, the B-M Homes Preferred Merger Consideration and the dividends and other distributions, if any, pursuant to Section 4.06(d) upon the surrender of such B-M Homes Preferred Certificates in accordance with Section 4.06 hereof. At the Effective Time, each share of B-M Homes Preferred, if any, held in the treasury of or by any direct or indirect subsidiary of B-M Homes immediately prior to the Effective Time shall be canceled.

     (d)  Conversion of BBI One Shares.  After giving effect to the
          ----------------------------
conversion of shares pursuant to paragraphs (b) and (c) above, each share of common stock, par value $1.00 per share, of BBI One outstanding immediately prior to the Effective Time shall be converted into one share of B-M Homes Common.

     (e)  Dissenters' Shares.  If holders of B-M Homes Common or B-M
          ------------------
Homes Preferred are entitled to dissent from this Agreement and the B-M Homes Merger and demand payment of fair value of their shares under the Tennessee Corporate Law, any issued and outstanding shares of B-M Homes Common or B-M Homes Preferred held by a dissenting holder shall not be converted as described in this

Section 1.02 but from and after the Effective Time shall represent only the right to receive such consideration as may be determined to be due to such dissenting holder pursuant to the Tennessee Corporate Law; provided, however, that each share of B-M Homes Common or B-M Homes Preferred outstanding immediately prior to the Effective Time and held by a dissenting holder who shall, after the Effective Time, withdraw his or her demand to receive fair value or otherwise lose his or her right of dissent shall have only such rights as are provided under the Tennessee Corporate Law.

     SECTION 1.03.  THE MACON MERGER.
     ------------   ----------------

     (a)  Structure and Effects.  Pursuant to the terms and
          ---------------------
provisions of this Agreement and the Tennessee Corporate Law, BBI Two shall merge with and into Macon (the "Macon Merger"). BBI Two shall be the merging corporation in the Macon Merger and its corporate identity and existence, separate and apart from Macon, shall cease on consummation of the Macon Merger. Macon shall be the surviving corporation in the Macon Merger. No changes in the articles of incorporation of Macon shall be effected by the Macon Merger. At the Effective Time, the Bylaws of Macon shall be amended and restated in their entirety to read as set forth as
Exhibit 1.02 hereof (with the name of Macon appropriately inserted therein). The Macon Merger shall have all the effects provided by the Tennessee Corporate Law and this Agreement.

     (b)  Conversion of Macon Common Shares.  At the Effective Time,
          ---------------------------------
each share of common stock, no par value, of Macon (the "Macon Common") issued and outstanding immediately prior to the Effective Time, other than any shares the holders of which have duly exercised and perfected their dissenters' rights under the Tennessee Corporate Law, shall be converted into such number of shares of Boatmen's Common as equals the quotient of A divided by B, where A equals the difference between X and Y, where X equals twenty-nine and seventy-seven hundredths percent (29.77%) of the Gross NA Common Consideration, and where Y equals the Applicable NA Adjustment with respect to Macon, and where B equals the number of shares of Macon Common issued and outstanding immediately prior to the Effective Time (the "Macon Common Merger Consideration"). From the aggregate Macon Common Merger Consideration, Boatmen's shall issue and deliver to the Escrow Agent pursuant to the Escrow Agreement such number of shares of Boatmen's Common as equals twenty-nine and seventy-seven hundredths percent (29.77%) of the Escrow Shares, rounded to the nearest whole share, and the balance of the aggregate Macon Common Merger Consideration, together with any cash payment in lieu of a fractional share of Boatmen's Common as provided in Section 4.05 hereof (the "Net Macon Common Merger Consideration"), shall be issuable to the holders of Macon Common as provided in Section 4.06 hereof. At the Effective Time, all of the shares of Macon Common (other than any shares held by dissenting holders), by virtue of the Macon Merger and without any action on the part of the holders thereof, shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each holder of any certificate or certificates (other than any shares held by dissenting holders) which immediately prior to the Effective Time represented outstanding shares of Macon
Common (the "Macon Common Certificates") shall thereafter cease to have any rights with respect to such shares, except the right of such holder to receive, without interest, such holder's proportionate share of the Net Macon Common Merger Consideration, the dividends and other distributions, if any, pursuant to
Section 4.06(d) and such holder's beneficial interest in the Escrow Shares upon the surrender of such Macon Common Certificates in accordance with Section 4.06 hereof. At the Effective Time, each share of Macon Common, if any, held in the treasury of or by any direct or indirect subsidiary of Macon immediately prior to the Effective Time shall be canceled.

     (c)  Conversion of Macon A Preferred.  At the Effective Time,
          -------------------------------
each share of class A preferred stock, par value $.0001, of Macon (the "Macon A Preferred") issued and outstanding immediately prior to the Effective Time, other than any shares the holders of which have duly exercised and perfected their dissenters' rights under the Tennessee Corporate Law, shall be converted into .0001 of a share of Boatmen's Common, subject to the provisions of
Section 4.05 hereof (the "Macon A Preferred Merger Consideration"). At the Effective Time, all of the shares of Macon A Preferred (other than any shares held by dissenting holders), by virtue of the Macon Merger and without any action on the part of the holders thereof, shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each holder of any certificate or certificates (other than any shares held by dissenting holders) which immediately prior to the Effective Time represented outstanding shares of Macon A Preferred (the "Macon A Preferred Certificates") shall thereafter cease to have any rights with respect to such shares, except the right of such holder to receive, without interest, the Macon A Preferred Merger Consideration and the dividends and other distributions, if any, pursuant to Section 4.06(d) upon the surrender of such Macon A Preferred Certificates in accordance with Section 4.06 hereof. At the Effective Time, each share of Macon A Preferred, if any, held in the treasury of or by any direct or indirect subsidiary of Macon immediately prior to the Effective Time shall be canceled.

     (d)  Conversion of Macon B Preferred.  At the Effective Time,
          -------------------------------
each share of class B preferred stock, no par value, of Macon (the "Macon B Preferred") issued and outstanding immediately prior to the Effective Time, other than any shares the holders of which have duly exercised and perfected their dissenters' rights under the Tennessee Corporate Law, shall be converted into .000165 of a share of Boatmen's Common, subject to the provisions of Section 4.05 hereof (the "Macon B Preferred Merger Consideration"). At the Effective Time, all of the shares of Macon B Preferred (other than any shares held by dissenting holders), by virtue of the Macon Merger and without any action on the part of the holders thereof, shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each holder of any certificate or certificates (other than any shares held by dissenting holders) which immediately prior to the Effective Time represented outstanding shares of Macon B Preferred (the "Macon B Preferred Certificates") shall thereafter cease to have any rights with respect to such shares, except the right of such holder to receive, without interest, the Macon B Preferred Merger Consideration and the dividends and other distributions, if any, pursuant to Section 4.06(d) upon the surrender of such Macon B Preferred Certificates in accordance with Section 4.06 hereof. At the Effective Time, each share of Macon B Preferred, if any, held in the treasury of or by any direct or indirect subsidiary of Macon immediately prior to the Effective Time shall be canceled.

     (e)  Conversion of BBI Two Shares.  After giving effect to the
          ----------------------------
conversion of shares pursuant to paragraphs (b), (c) and (d) above, each share of common stock, par value $1.00 per share, of BBI Two outstanding immediately prior to the Effective Time shall be converted into one share of Macon Common.

     (f)  Dissenters' Shares.  If holders of Macon Common, Macon A
          ------------------
Preferred or Macon B Preferred are entitled to dissent from this Agreement and the Macon Merger and demand payment of fair value of their shares under the Tennessee Corporate Law, any issued and outstanding shares of Macon Common, Macon A Preferred or Macon B Preferred held by a dissenting holder shall not be converted as described in this Section 1.03 but from and after the Effective Time shall represent only the right to receive such consideration as may be determined to be due to such dissenting holder pursuant to the Tennessee Corporate Law; provided, however, that each share of Macon Common, Macon A Preferred or Macon B Preferred outstanding immediately prior to the Effective Time and held by a dissenting holder who shall, after the Effective Time, withdraw his or her demand to receive fair value or otherwise lose his or her right of dissent shall have only such rights as are provided under the Tennessee Corporate Law.

     SECTION 1.04.  THE MARBEL MERGER.
     ------------   -----------------

     (a)  Structure and Effects.  Pursuant to the terms and
          ---------------------
provisions of this Agreement and the Tennessee Corporate Law, BBI Three shall merge with and into Marbel (the "Marbel Merger"). BBI Three shall be the merging corporation in the Marbel Merger and its corporate identity and existence, separate and apart from Marbel, shall cease on consummation of the Marbel Merger. Marbel shall be the surviving corporation in the Marbel Merger. No changes in the articles of incorporation of Marbel shall be effected by the Marbel Merger. At the Effective Time, the Bylaws of Marbel shall be amended and restated in their entirety to read as set forth as
Exhibit 1.02 hereof (with the name of Marbel appropriately inserted therein). The Marbel Merger shall have all the effects provided by the Tennessee Corporate Law and this Agreement.

     (b)  Conversion of Marbel Common Shares.  At the Effective
          ----------------------------------
Time, each share of common stock, no par value, of Marbel (the "Marbel Common") issued and outstanding immediately prior to the Effective Time, other than any shares the holders of which have duly exercised and perfected their dissenters' rights under the Tennessee Corporate Law, shall be converted into such number of shares of Boatmen's Common as equals the quotient of A divided by B, where A equals the difference between X and Y, where X equals fourteen one-hundredths percent (0.14%) of the Gross NA Common Consideration, and where Y equals the Applicable NA Adjustment with respect to Marbel, and where B equals the number of shares of Marbel Common issued and outstanding immediately prior to the Effective Time (the "Marbel Common Merger Consideration"). From the aggregate Marbel Common Merger Consideration, Boatmen's shall issue and deliver to the Escrow Agent pursuant to the Escrow Agreement such number of shares of Boatmen's Common as equals fourteen one-hundredths percent (0.14%) of the Escrow Shares, rounded to the nearest whole share, and the balance of the aggregate Marbel Common Merger Consideration, together with any cash payment in lieu of a fractional share of Boatmen's Common as provided in Section 4.05 hereof (the "Net Marbel Common Merger Consideration"), shall be issuable to the holders of Marbel Common as provided in Section 4.06 hereof. At the Effective Time, all of the shares of Marbel Common (other than any shares held by dissenting holders), by virtue of the Marbel Merger and without any action on the part of the holders thereof, shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each holder of any certificate or certificates (other than any shares held by dissenting holders) which immediately prior to the Effective Time represented outstanding shares of Marbel Common (the "Marbel Common Certificates") shall thereafter cease to have any rights with respect to such shares, except the right of such holder to receive, without interest, such holder's proportionate share of the Net Marbel Common Merger Consideration, the dividends and other distributions, if any, pursuant to Section 4.06(d) and such holder's beneficial interest in the Escrow Shares upon the surrender of such Marbel Common Certificates in accordance with Section 4.06 hereof. At the Effective Time, each share of Marbel Common, if any, held in the treasury of or by any direct or indirect subsidiary of Marbel immediately prior to the Effective Time shall be canceled.

     (c)  Conversion of Marbel Preferred.  At the Effective Time,
          ------------------------------
each share of preferred stock, par value $.0001, of Marbel (the "Marbel Preferred") issued and outstanding immediately prior to the Effective Time, other than any shares the holders of which have duly exercised and perfected their dissenters' rights under the Tennessee Corporate Law, shall be converted into .0001 of a share of Boatmen's Common, subject to the provisions of
Section 4.05 hereof (the "Marbel Preferred Merger

Consideration"). At the Effective Time, all of the shares of Marbel Preferred (other than any shares held by dissenting holders), by virtue of the Marbel Merger and without any action on the part of the holders thereof, shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each holder of any certificate or certificates (other than any shares held by dissenting holders) which immediately prior to the Effective Time represented outstanding shares of Marbel Preferred (the "Marbel Preferred Certificates") shall thereafter cease to have any rights with respect to such shares, except the right of such holder to receive, without interest, the Marbel Preferred Merger Consideration and the dividends and other distributions, if any, pursuant to Section 4.06(d) upon the surrender of such Marbel Preferred Certificates in accordance with Section 4.06 hereof. At the Effective Time, each share of Marbel Preferred, if any, held in the treasury of or by any direct or indirect subsidiary of Marbel immediately prior to the Effective Time shall be canceled.

     (d)  Conversion of BBI Three Shares.  After giving effect to
          ------------------------------
the conversion of shares pursuant to paragraphs (b) and (c) above, each share of common stock, par value $1.00 per share, of BBI Three outstanding immediately prior to the Effective Time shall be converted into one share of Marbel Common.

     (e)  Dissenters' Shares.  If holders of Marbel Common or Marbel
          ------------------
Preferred are entitled to dissent from this Agreement and the Marbel Merger and demand payment of fair value of their shares under the Tennessee Corporate Law, any issued and outstanding shares of Marbel Common or Marbel Preferred held by a dissenting holder shall not be converted as described in this Section 1.04 but from and after the Effective Time shall represent only the right to receive such consideration as may be determined to be due to such dissenting holder pursuant to the Tennessee Corporate Law;
provided, however, that each share of Marbel Common or Marbel Preferred outstanding immediately prior to the Effective Time and held by a dissenting holder who shall, after the Effective Time, withdraw his or her demand to receive fair value or otherwise lose his or her right of dissent shall have only such rights as are provided under the Tennessee Corporate Law.

     SECTION 1.05.  THE MARGOLIN APPLIANCE MERGER.
     ------------   -----------------------------

     (a)  Structure and Effects.  Pursuant to the terms and
          ---------------------
provisions of this Agreement and the Tennessee Corporate Law, BBI Four shall merge with and into Margolin Appliance (the "Margolin Appliance Merger"). BBI Four shall be the merging corporation in the Margolin Appliance Merger and its corporate identity and existence, separate and apart from Margolin Appliance, shall cease on consummation of the Margolin Appliance Merger. Margolin Appliance shall be the surviving corporation in the Margolin Appliance Merger. No changes in the articles of incorporation of Margolin Appliance shall be effected by the Margolin Appliance Merger. At the Effective Time, the Bylaws of Margolin Appliance shall be amended and restated in their entirety to read as set forth as Exhibit 1.02 hereof (with the name of Margolin Appliance appropriately inserted therein). The Margolin Appliance Merger shall have all the effects provided by the Tennessee Corporate Law and this Agreement.

     (b)  Conversion of Margolin Appliance Common Shares.  At the
          ----------------------------------------------
Effective Time, each share of common stock, no par value, of Margolin Appliance (the "Margolin Appliance Common") issued and outstanding immediately prior to the Effective Time, other than any shares the holders of which have duly exercised and perfected their dissenters' rights under the Tennessee Corporate Law, shall be converted into such number of shares of Boatmen's Common as equals the quotient of A divided by B, where A equals the difference between X and Y, where X equals seven and seventy-five hundredths percent (7.75%) of the Gross
NA Common Consideration, and where Y equals the Applicable NA Adjustment with respect to Margolin Appliance, and where B equals the number of shares of Margolin Appliance Common issued and outstanding immediately prior to the Effective Time (the "Margolin Appliance Common Merger Consideration"). From the aggregate Margolin Appliance Common
Merger Consideration, Boatmen's shall issue and deliver to the Escrow Agent pursuant to the Escrow Agreement such number of shares of Boatmen's Common as equals seven and seventy-five hundredths percent (7.75%) of the Escrow Shares, rounded to the nearest whole share, and the balance of the aggregate Margolin Appliance Common
Merger Consideration, together with any cash payment in lieu of a fractional share of Boatmen's Common as provided in Section 4.05 hereof (the "Net Margolin Appliance Common Merger Consideration"), shall be issuable to the holders of Margolin Appliance Common as provided in Section 4.06 hereof. At the Effective Time, all of the shares of Margolin Appliance Common (other than any shares held by dissenting holders), by virtue of the Margolin Appliance Merger and without any action on the part of the holders thereof, shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each holder of any certificate or certificates (other than any shares held by dissenting holders) which immediately prior to the Effective Time represented outstanding shares of Margolin Appliance Common (the "Margolin Appliance Common Certificates") shall thereafter cease to have any rights with respect to such shares, except the right of such holder to receive, without interest, such holder's proportionate share of the Net
Margolin Appliance Common Merger Consideration, the dividends and other distributions, if any, pursuant to Section 4.06(d) and such holder's beneficial interest in the Escrow Shares upon the surrender of such Margolin Appliance Common Certificates in accordance with Section 4.06 hereof. At the Effective Time, each share of Margolin Appliance Common, if any, held in the treasury of or by any direct or indirect subsidiary of Margolin Appliance immediately prior to the Effective Time shall be canceled.

     (c)  Conversion of Margolin Appliance Preferred.  At the
          ------------------------------------------
Effective Time, each share of preferred stock, par value $.0001, of Margolin Appliance (the "Margolin Appliance Preferred") issued and outstanding immediately prior to the Effective Time, other than any shares the holders of which have duly exercised and perfected their dissenters' rights under the Tennessee Corporate Law, shall be converted into .0001 of a share of Boatmen's Common, subject to the provisions of Section 4.05 hereof (the "Margolin Appliance Preferred Merger Consideration"). At the Effective Time, all of the shares of Margolin Appliance Preferred (other than any shares held by dissenting holders), by virtue of the Margolin Appliance Merger and without any action on the part of the holders thereof, shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each holder of any certificate or certificates (other than any shares held by dissenting holders) which immediately prior to the Effective Time represented outstanding shares of Margolin Appliance Preferred (the "Margolin Appliance Preferred Certificates") shall thereafter cease to have any rights with respect to such shares, except the right of such holder to receive, without interest, the Margolin Appliance Preferred Merger Consideration and the dividends and other distributions, if any, pursuant to Section 4.06(d) upon the surrender of such Margolin Appliance Preferred Certificates in accordance with Section 4.06 hereof. At the Effective Time, each share of Margolin Appliance Preferred, if any, held in the treasury of or by any direct or indirect subsidiary of Margolin Appliance immediately prior to the Effective Time shall be canceled.

     (d)  Conversion of BBI Four Shares.  After giving effect to the
          -----------------------------
conversion of shares pursuant to paragraphs (b) and (c) above, each share of common stock, par value $1.00 per share, of BBI Four outstanding immediately prior to the Effective Time shall be converted into one share of Margolin Appliance Common.

     (e)  Dissenters' Shares.  If holders of Margolin Appliance
          ------------------
Common or Margolin Appliance Preferred are entitled to dissent from this Agreement and the Margolin Appliance Merger and demand payment of fair value of their shares under the Tennessee Corporate Law, any issued and outstanding shares of Margolin Appliance Common or Margolin Appliance Preferred held by a dissenting holder shall not be converted as described in this Section 1.05 but from and after the Effective Time shall represent only the right to receive such consideration as may be determined to be due to such dissenting holder pursuant to the Tennessee Corporate Law; provided, however, that each share of Margolin Appliance Common or Margolin Appliance Preferred outstanding immediately prior to the Effective Time and held by a dissenting holder who shall, after the Effective Time, withdraw his or her demand to receive fair value or otherwise lose his or her right of dissent shall have only such rights as are provided under the Tennessee Corporate Law.

     SECTION 1.06.  THE MARGOLIN REALTY MERGER.
     ------------   --------------------------

     (a)  Structure and Effects.  Pursuant to the terms and
          ---------------------
provisions of this Agreement and the Tennessee Corporate Law, BBI Five shall merge with and into Margolin Realty (the "Margolin Realty Merger"). BBI Five shall be the merging corporation in the Margolin Realty Merger and its corporate identity and existence, separate and apart from Margolin Realty, shall cease on consummation of the Margolin Realty Merger. Margolin Realty shall be the surviving corporation in the Margolin Realty Merger. No changes in the articles of incorporation of Margolin Realty shall be effected by the Margolin Realty Merger. At the Effective Time, the Bylaws of Margolin Realty shall be amended and restated in their entirety to read as set forth as Exhibit 1.02 hereof (with the name of Margolin Realty appropriately inserted therein). The Margolin Realty Merger shall have all the effects provided by the Tennessee Corporate Law and this Agreement.

     (b)  Conversion of Margolin Realty Common Shares.  At the
          -------------------------------------------
Effective Time, each share of common stock, no par value, of Margolin Realty (the "Margolin Realty Common") issued and outstanding immediately prior to the Effective Time, other than any shares the holders of which have duly exercised and perfected their dissenters' rights under the Tennessee Corporate Law, shall be converted into such number of shares of Boatmen's Common as equals the quotient of A divided by B, where A equals the difference between X and Y, where X equals nine and eighty-eight hundredths percent (9.88%) of the Gross NA Common Consideration, and where Y equals the Applicable NA Adjustment with respect to Margolin Realty, and where B equals the number of shares of Margolin Realty Common issued and outstanding immediately prior to the Effective Time (the "Margolin Realty Common Merger Consideration"). From the aggregate Margolin Realty Common Merger Consideration, Boatmen's shall issue and deliver to the Escrow Agent pursuant to the Escrow Agreement such number of shares of Boatmen's Common as equals nine and eighty-eight hundredths percent (9.88%) of the Escrow Shares, rounded to the nearest whole share, and the balance of the aggregate Margolin Realty Common Merger Consideration, together with any cash payment in lieu of a fractional share of Boatmen's Common as provided in Section 4.05 hereof (the "Net Margolin Realty Common Merger Consideration"), shall be issuable to the holders of Margolin Realty Common as provided in Section 4.06 hereof. At the Effective Time, all of the shares of Margolin Realty Common (other than any shares held by dissenting holders), by virtue of the Margolin Realty Merger and without any action on the part of the holders thereof, shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each holder of any certificate or certificates (other than any shares held by dissenting holders) which immediately prior to the Effective Time represented outstanding shares of Margolin Realty Common (the "Margolin Realty Common Certificates") shall thereafter cease to have any rights with respect to such shares, except the right of such holder to receive, without interest, such holder's proportionate share of the Net Margolin Realty Common Merger Consideration, the dividends and other distributions, if any, pursuant to Section 4.06(d) and such holder's beneficial interest in the Escrow Shares upon the surrender of such Margolin

Realty Common Certificates in accordance with Section 4.06 hereof. At the Effective Time, each share of Margolin Realty Common, if any, held in the treasury of or by any direct or indirect subsidiary of Margolin Realty immediately prior to the Effective Time shall be canceled.

     (c)  Conversion of Margolin Realty Preferred.  At the Effective
          ---------------------------------------
Time, each share of preferred stock, par value $.0001, of Margolin Realty (the "Margolin Realty Preferred") issued and outstanding immediately prior to the Effective Time, other than any shares the holders of which have duly exercised and perfected their dissenters' rights under the Tennessee Corporate Law, shall be converted into .0001 of a share of Boatmen's Common, subject to the provisions of Section 4.05 hereof (the "Margolin Realty Preferred Merger Consideration"). At the Effective Time, all of the shares of Margolin Realty Preferred (other than any shares held by dissenting holders), by virtue of the Margolin Realty Merger and without any action on the part of the holders thereof, shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each holder of any certificate or certificates (other than any shares held by dissenting holders) which immediately prior to the Effective Time represented outstanding shares of Margolin Realty Preferred (the "Margolin Realty Preferred Certificates") shall thereafter cease to have any rights with respect to such shares, except the right of such holder to receive, without interest, the Margolin Realty Preferred Merger
Consideration and the dividends and other distributions, if any, pursuant to Section 4.06(d) upon the surrender of such Margolin Realty Preferred Certificates in accordance with Section 4.06 hereof. At the Effective Time, each share of Margolin Realty Preferred, if any, held in the treasury of or by any direct or indirect subsidiary of Margolin Realty immediately prior to the Effective Time shall be canceled.

     (d)  Conversion of BBI Five Shares.  After giving effect to the
          -----------------------------
conversion of shares pursuant to paragraphs (b) and (c), each share of common stock, par value $1.00 per share, of BBI Five outstanding immediately prior to the Effective Time shall be converted into one share of Margolin Realty Common.

     (e)  Dissenters' Shares.  If holders of Margolin Realty Common
          ------------------
or Margolin Realty Preferred are entitled to dissent from this Agreement and the Margolin Realty Merger and demand payment of fair value of their shares under the Tennessee Corporate Law, any issued and outstanding shares of Margolin Realty Common or Margolin Realty Preferred held by a dissenting holder shall not be converted as described in this Section 1.06 but from and after the Effective Time shall represent only the right to receive such consideration as may be determined to be due to such dissenting holder pursuant to the Tennessee Corporate Law; provided, however, that each share of Margolin Realty Common or Margolin Realty Preferred outstanding immediately prior to the Effective Time and held by a dissenting holder who shall, after the Effective Time, withdraw his or her demand to receive fair value or otherwise lose his or her right of dissent shall have only such rights as are provided under the Tennessee Corporate Law.

     SECTION 1.07.  THE NATIONAL BUILDERS MERGER.
     ------------   ----------------------------

     (a)  Structure and Effects.  Pursuant to the terms and provisions
          ---------------------
of this Agreement and the Tennessee Corporate Law, BBI Six shall merge with and into National Builders (the "National Builders Merger"). BBI Six shall be the merging corporation in the National Builders Merger and its corporate identity and existence, separate and apart from National Builders, shall cease on consummation of the National Builders Merger. National Builders shall be the surviving corporation in the National Builders Merger. No changes in the articles of incorporation of National Builders shall be effected by the National Builders Merger. At the Effective Time, the Bylaws of National Builders shall be amended and restated in their entirety to read as set forth as Exhibit 1.02 hereof (with the name of National Builders appropriately inserted therein). The National Builders Merger shall have all the effects provided by the Tennessee Corporate Law and this Agreement.

     (b)  Conversion of National Builders Common Shares.  At the
          ---------------------------------------------
Effective Time, each share of common stock, no par value, of National Builders (the "National Builders Common") issued and outstanding immediately prior to the Effective Time, other than any shares the holders of which have duly exercised and perfected their dissenters' rights under the Tennessee Corporate Law, shall be converted into such number of shares of Boatmen's Common as equals the quotient of A divided by B, where A equals the difference between X and Y, where X equals thirty-four and sixty-four hundredths percent (34.64%) of the Gross NA Common Consideration, and where Y equals the Applicable NA Adjustment with respect to National Builders, and where B equals the number of shares of National Builders Common issued and outstanding immediately prior to the Effective Time (the "National Builders Common Merger Consideration"). From the aggregate National Builders Common Merger Consideration, Boatmen's shall issue and deliver to the Escrow Agent pursuant to the Escrow Agreement such number of shares of Boatmen's Common as equals thirty-four and sixty-four hundredths percent (34.64%) of the Escrow Shares rounded to the nearest whole share, and the balance of the aggregate National Builders Common Merger Consideration, together with any cash payment in lieu of a fractional share of Boatmen's Common as provided in Section 4.05 hereof (the "Net National Builders Common Merger Consideration"), shall be issuable to the holders of National Builders Common as provided in Section 4.06 hereof. At the Effective Time, all of the shares of National Builders Common (other than any shares held by dissenting holders), by virtue of the National Builders Merger and without any action on the part of the holders thereof, shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each holder of any certificate or certificates (other than any shares held by dissenting holders) which immediately prior to the Effective Time represented outstanding shares of National Builders Common (the "National Builders Common Certificates") shall thereafter cease to have any rights with respect to such shares, except the right of such holder to receive, without interest, such holder's proportionate share of the Net National Builders Common Merger Consideration, the dividends and other distributions, if any, pursuant to Section 4.06(d) and such holder's beneficial interest in the Escrow Shares upon the surrender of such National Builders Common Certificates in accordance with Section 4.06 hereof. At the Effective Time, each share of National Builders Common, if any, held in the treasury of or by any direct or indirect subsidiary of National Builders immediately prior to the Effective Time shall be canceled.

     (c)  Conversion of National Builders Preferred.  At the
          -----------------------------------------
Effective Time, each share of preferred stock, par value $.0001, of National Builders (the "National Builders Preferred") issued and outstanding immediately prior to the Effective Time, other than any shares the holders of which have duly exercised and perfected their dissenters' rights under the Tennessee Corporate Law, shall be converted into .0001 of a share of Boatmen's Common, subject to the provisions of Section 4.05 hereof (the "National Builders Preferred Merger Consideration"). At the Effective Time, all of the shares of National Builders Preferred (other than any shares held by dissenting holders), by virtue of the National Builders Merger and without any action on the part of the holders thereof, shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each holder of any certificate or certificates (other than any shares held by dissenting holders) which immediately prior to the Effective Time represented outstanding shares of National Builders Preferred (the "National Builders Preferred Certificates") shall thereafter cease to have any rights with respect to such shares, except the right of such holder to receive, without interest, the National Builders Preferred Merger Consideration and the dividends and other distributions, if any, pursuant to Section 4.06(d) upon the surrender of such National Builders Preferred Certificates in accordance with Section 4.06 hereof. At the Effective Time, each share of National Builders Preferred, if any, held in the treasury of or by any direct or indirect subsidiary of National Builders immediately prior to the Effective Time shall be canceled.

     (d)  Conversion of BBI Six Shares.  After giving effect to the
          ----------------------------
conversion of shares pursuant to paragraphs (b) and (c) above, each share of common stock, par value $1.00 per share, of BBI Six outstanding immediately prior to the Effective Time shall be converted into one share of National Builders Common.

     (e)  Dissenters' Shares.  If holders of National Builders
          ------------------
Common or National Builders Preferred are entitled to dissent from this Agreement and the National Builders Merger and demand payment of fair value of their shares under the Tennessee Corporate Law, any issued and outstanding shares of National Builders Common or National Builders Preferred held by a dissenting holder shall not be converted as described in this Section 1.07 but from and after the Effective Time shall represent only the right to receive such consideration as may be determined to be due to such dissenting holder pursuant to the Tennessee Corporate Law; provided, however, that each share of National Builders Common or National Builders Preferred outstanding immediately prior to the Effective Time and held by a dissenting holder who shall, after the Effective Time, withdraw his or her demand to receive fair value or otherwise lose his or her right of dissent shall have only such rights as are provided under the Tennessee Corporate Law.

     SECTION 1.08.  RESTATEMENT OF NATIONAL MORTGAGE BYLAWS.
     ------------   ---------------------------------------
National Affiliates shall take all actions necessary to cause the Bylaws of National Mortgage to be amended and restated in their entirety to read as set forth as Exhibit 1.02 hereto (with the name of National Mortgage appropriately inserted) as of the Effective Time.


                              ARTICLE TWO
                              -----------

                       HOME LOAN COMPANY MERGERS
                       -------------------------

     SECTION 2.01.  THE ARKANSAS HOME MERGER.
     ------------   ------------------------

     (a)  Structure and Effects.  Pursuant to the terms and
          ---------------------
provisions of this Agreement and the Arkansas Business Corporation Act (the "Arkansas Corporate Law"), BBI Seven shall merge with and into Arkansas Home (the "Arkansas Home Merger"). BBI Seven shall be the merging corporation in the Arkansas Home Merger and its corporate identity and existence, separate and apart from Arkansas Home, shall cease on consummation of the Arkansas Home Merger. Arkansas Home shall be the surviving corporation in the Arkansas Home Merger. No changes in the articles of incorporation of Arkansas Home shall be effected by the Arkansas Home Merger. At the Effective Time, the Bylaws of Arkansas Home shall be amended and restated in their entirety to read as set forth as Exhibit 1.02 hereof (with the name of Arkansas Home appropriately inserted therein). The Arkansas Home Merger shall have all of the effects provided by the Arkansas Corporate Law and this Agreement.

     (b)  Conversion of Shares.  At the Effective Time, each share
          --------------------
of common stock, par value $10.00, of Arkansas Home ("Arkansas
Home Common") issued and outstanding immediately prior to the Effective Time, other than shares the holders of which have duly exercised and perfected their dissenters' rights under the Arkansas Corporate Law, shall be converted into such number of shares of Boatmen's Common as equals the quotient of A divided by B, where A equals the sum of (i) eleven and seventy-five hundredths percent (11.75%) of the Base HLC Consideration and (ii) the HLC Adjustment with respect to Arkansas Home, and where B equals the number of shares of Arkansas Home Common issued and outstanding immediately prior to the Effective Time (together with any cash payment in lieu of a fractional share of Boatmen's Common as provided in Section 4.05 hereof, the "Arkansas Home Merger Consideration"). At the Effective Time, all of the shares of Arkansas Home Common (other than shares held by any dissenting holder), by virtue of the Arkansas Home Merger and without any action on the part of the holders thereof, shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each holder of any certificate or certificates (other than shares held by any dissenting holder) which immediately prior to the Effective Time represented shares of Arkansas Home Common (the "Arkansas Home Certificates") shall thereafter cease to have any rights with respect to such shares, except the right of such holders to receive, without interest, the Arkansas Home Merger Consideration and the dividends and other distributions, if any, pursuant to
Section 4.06(d) hereof, upon the surrender of such Arkansas Home Certificates in accordance with Section 4.06 hereof. At the Effective Time, each share of Arkansas Home Common held in the treasury of Arkansas Home or by any direct or indirect subsidiary of Arkansas Home, if any, immediately prior to the Effective Time shall be canceled.

     (c)  Conversion of BBI Seven Shares.  After giving effect to
          ------------------------------
the conversion of shares pursuant to paragraph (b) above, each share of common stock, par value $1.00 per share, of BBI Seven outstanding immediately prior to the Effective Time shall be converted into one share of Arkansas Home Common.

     (d)  Dissenters' Shares.  If holders of Arkansas Home Common
          ------------------
are entitled to dissent from this Agreement and the Arkansas Home Merger and demand payment of fair value of their shares under the Arkansas Corporate Law, any issued and outstanding shares of Arkansas Home Common held by a dissenting holder shall not be converted as described in this Section 2.01 but from and after the Effective Time shall represent only the right to receive such consideration as may be determined to be due to such dissenting holder pursuant to the Arkansas Corporate Law; provided, however, that each share of Arkansas Home Common outstanding immediately prior to the Effective Time and held by a dissenting holder who shall, after the Effective Time, withdraw his or her demand to receive fair value or otherwise lose his or her right of dissent shall have only such rights as are provided under the Arkansas Corporate Law.

     SECTION 2.02.  THE NATIONAL HOME MERGER.
     ------------   ------------------------

     (a)  Structure and Effects.  Pursuant to the terms and
          ---------------------
provisions of this Agreement and the Tennessee Corporate Law, BBI Eight shall merge with and into National Home (the "National Home Merger"). BBI Eight shall be the merging corporation in the National Home Merger and its corporate identity and existence, separate and apart from National Home, shall cease on consummation of the National Home Merger. National Home shall be the surviving corporation in the National Home Merger. No changes in the articles of incorporation of National Home shall be effected by the National Home Merger. At the Effective Time, the Bylaws of National Home shall be amended and restated in their entirety to read as set forth as Exhibit 1.02 hereof (with the name of National Home appropriately inserted therein). The National Home Merger shall have all of the effects provided by the Tennessee Corporate Law and this Agreement.

     (b)  Conversion of Shares.  At the Effective Time, each share of
          --------------------
common stock, par value $100.00, of National Home ("National Home Common") issued and outstanding immediately prior to the Effective Time, other than shares the holders of which have duly exercised and perfected their dissenters' rights under the Tennessee Corporate Law, shall be converted into such number of shares of Boatmen's Common as equals the quotient of A divided by B, where A equals the sum of (i) twelve and forty-eight hundredths percent (12.48%) of the Base HLC Consideration and (ii) the HLC
Adjustment with respect to National Home, and where B equals the number of shares of National Home Common issued and outstanding immediately prior to the Effective Time (together with any cash payment in lieu of a fractional share of Boatmen's Common as provided in Section 4.05 hereof, the "National Home Merger
Consideration"). At the Effective Time, all of the shares of National Home Common (other than shares held by any dissenting holder), by virtue of the National Home Merger and without any action on the part of the holders thereof, shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each holder of any certificate or certificates (other than shares held by any dissenting holder) which immediately prior to the Effective Time represented the shares of National Home
Common (the "National Home Certificates") shall thereafter cease to have any rights with respect to such shares, except the right of such holders to receive, without interest, the National Home Merger Consideration and the dividends and other distributions, if any, pursuant to Section 4.06(d) hereof, upon the surrender of such National Home Certificates in accordance with Section 4.06 hereof.
At the Effective Time, each share of National Home Common held in the treasury of National Home or by any direct or indirect subsidiary of National Home, if any, immediately prior to the Effective Time shall be canceled.

     (c)  Conversion of BBI Eight Shares.  After giving effect to
          ------------------------------
the conversion of shares pursuant to paragraph (b) above, each share of common stock, par value $1.00 per share, of BBI Eight outstanding immediately prior to the Effective Time shall be converted into one share of National Home Common.

     (d)  Dissenters' Shares.  If holders of National Home Common
          ------------------
are entitled to dissent from this Agreement and the National Home Merger and demand payment of fair value of their shares under the Tennessee Corporate Law, any issued and outstanding shares of National Home Common held by a dissenting holder shall not be converted as described in this Section 2.02 but from and after the Effective Time shall represent only the right to receive such consideration as may be determined to be due to such dissenting holder pursuant to the Tennessee Corporate Law; provided, however, that each share of National Home Common outstanding immediately prior to the Effective Time and held by a dissenting holder who shall, after the Effective Time, withdraw his or her demand to receive fair value or otherwise lose his or her right of dissent shall have only such rights as are provided under the Tennessee Corporate Law.

     SECTION 2.03.  THE NATIONAL HOME MISSISSIPPI MERGER.
     ------------   ------------------------------------

     (a)  Structure and Effects.  Pursuant to the terms and
          ---------------------
provisions of this Agreement and the Mississippi Business Corporation Act (the "Mississippi Corporate Law"), BBI Nine shall merge with and into National Home Mississippi (the "National Home Mississippi Merger"). BBI Nine shall be the merging corporation in the National Home Mississippi Merger and its corporate identity and existence, separate and apart from National Home Mississippi, shall cease on consummation of the National Home Mississippi Merger. National Home Mississippi shall be the surviving corporation in the National Home Mississippi Merger. No changes in the articles of incorporation of National Home Mississippi shall be effected by the National Home Mississippi Merger. At the Effective Time, the Bylaws of National Home Mississippi shall be amended and restated in their entirety to read as set forth as Exhibit 1.02 hereof (with the name of National Home Mississippi appropriately inserted therein). The National Home Mississippi Merger shall each have all of the effects provided by the Mississippi Corporate Law and this Agreement.

     (b)  Conversion of Shares.  At the Effective Time, each share
          --------------------
of common stock, no par value, of National Home Mississippi ("National Home Mississippi Common") issued and outstanding immediately prior to the Effective Time, other than shares the holders of which have duly exercised and perfected their dissenters' rights under the Mississippi Corporate Law, shall be converted into such number of shares of Boatmen's Common as equals the quotient of A divided by B, where A equals the sum of
(i) seventy-five and seventy-seven hundredths percent (75.77%) of the Base HLC Consideration and (ii) the HLC Adjustment with respect to National Home Mississippi, and where B equals the number of shares of National Home Mississippi Common issued and outstanding immediately prior to the Effective Time (together with any cash payment in lieu of a fractional share of Boatmen's Common as provided in Section 4.05 hereof, the "National Home Mississippi Merger Consideration"). At the Effective Time, all of the shares of National Home Mississippi Common (other than shares held by any dissenting holder), by virtue of the National Home Mississippi Merger and without any action on the part of the holders thereof, shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each holder of any certificate or certificates (other than shares held by any dissenting holder) which immediately prior to the Effective Time represented the shares of National Home Mississippi Common (the "National Home Mississippi Certificates") shall thereafter cease to have any rights with respect to such shares, except the right of such holders to receive, without interest, the National Home Mississippi Merger Consideration and the dividends and other distributions, if any, pursuant to Section 4.06(d) hereof, upon the surrender of such National Home Mississippi Certificates in accordance with
Section 4.06 hereof. At the Effective Time, each share of National Home Mississippi Common held in the treasury of National Home Mississippi or by any direct or indirect subsidiary of National Home Mississippi, if any, immediately prior to the Effective Time shall be canceled.

     (c)  Conversion of BBI Nine Shares.  After giving effect to the
          -----------------------------
conversion of shares pursuant to paragraph (b) above, each share of common stock, par value $1.00 per share, of BBI Nine outstanding immediately prior to the Effective Time shall be converted into one share of National Home Mississippi Common.

     (d)  Dissenters' Shares.  If holders of National Home
          ------------------
Mississippi Common are entitled to dissent from this Agreement and the National Home Mississippi Merger and demand payment of fair value of their shares under the Mississippi Corporate Law, any issued and outstanding shares of National Home Mississippi Common held by a dissenting holder shall not be converted as described in this Section 2.03 but from and after the Effective Time shall represent only the right to receive such consideration as may be determined to be due to such dissenting holder pursuant to the Mississippi Corporate Law; provided, however, that each share of National Home Mississippi Common outstanding immediately prior to the Effective Time and held by a dissenting holder who shall, after the Effective Time, withdraw his or her demand to receive fair value or otherwise lose his or her right of dissent shall have only such rights as are provided under the Mississippi Corporate Law.


                             ARTICLE THREE
                             -------------

                                ESCROW
                                ------

     SECTION 3.01.  ESCROW OF BOATMEN'S SHARES.  On the Closing
     ------------   --------------------------
Date, Boatmen's shall issue in the name of and deliver to the Escrow Agent named in that certain Escrow Agreement in the form of
Exhibit 3.01 hereto (which shall be executed by the parties thereto as contemplated by Section 11.12 hereof) (the "Escrow Agreement"), such number of shares of Boatmen's Common (the "Escrow Shares") as equals either (i) five percent (5%), if no holder of any preferred stock of any National Affiliate dissents from this Agreement and the Merger of any National Affiliate and demands payment of fair value of his or her preferred shares under Tennessee Corporate Law, or (ii) seven and one-half percent (7 1/2%), if any such holder(s) do so dissent, of, in either case, the total number of shares of Boatmen's Common into which the common stock and preferred stock of the Companies is converted pursuant to Sections 1.02 through 1.07 and 2.01 through 2.03 of this Agreement (the "Total
Consideration"). The Escrow Shares shall be held and distributed by the Escrow Agent pursuant to the terms and provisions of the Escrow Agreement.


                             ARTICLE FOUR
                             ------------

                                CLOSING
                                -------

     SECTION 4.01.  THE CLOSING.  The closing of the mergers
     ------------   -----------
described in Sections 1.02 through 1.07 hereof and Sections 2.01 through 2.03 hereof (individually referred to herein as a "Merger" and collectively as the "Mergers") and the other transactions contemplated by this Agreement (the "Closing") shall take place at 10:00 A.M. Central Time on the Closing Date described in
Section 4.02 hereof at a location mutually agreeable to the parties.

     SECTION 4.02.  CLOSING DATE AND EFFECTIVE TIME.  At Boatmen's
     ------------   -------------------------------
election, the Closing shall take place on either (i) the last business day of the month, or (ii) the first business day of the month following the month, during which the last of the conditions in Sections 10.01(e) and 10.02(e) hereof is satisfied or waived by the appropriate party or parties or on such other date after such satisfaction or waiver as to which the parties may agree (the "Closing Date"); provided, however, that if after the date on which the last of the foregoing conditions is satisfied and before the date described in (i) or (ii) above there occurs a record date for the payment of a dividend or other distribution on Boatmen's Common, then the Closing Date shall be no later than such record date. The "Effective Time" of any of the Mergers shall be the effective date of the articles of merger filed with the Secretary of State of the applicable state of incorporation, which the parties shall use their best efforts to cause to occur on the Closing Date.

     SECTION 4.03.  COMPANIES' DELIVERIES.  At the Closing, the
     ------------   ---------------------
Companies or National Service, as appropriate, shall deliver to
Boatmen's:

           (i) Certificates signed by appropriate officers of each Company or National Service stating, in each case, that
     (A) each of such Company's respective representations and warranties contained in Articles Five, Six and Twelve hereof, as applicable, that is qualified as to materiality is true and correct at the time of the Closing with the same force and effect as if such representations and warranties had been made at Closing, and each of such Company's respective representations and warranties that is not so qualified as to materiality is true and correct in all material respects at the time of the Closing with the same force and effect as if such representations and warranties had been made at Closing, and (B) all of the conditions set forth in Sections 10.01(a),
     (b), (c), (j), (k), (l), (m), (n), (o) and (p) hereof have been satisfied or waived as provided therein;

          (ii) certified copies of the resolutions of the Board of Directors and shareholders of each Company and National
     Service as required for valid approval of the execution of this Agreement and the consummation of the transactions contemplated hereby;

         (iii) a Certificate of the Secretary of State of the respective state of incorporation of each Company, dated a recent date, stating that such respective Company is in existence (and, if obtainable from such Secretary of State, is in good standing);

          (iv) Certificate of the Secretary of State of Tennessee, dated a recent date, stating that National Mortgage is in existence (and, if obtainable from such Secretary of State, is in good standing);

           (v) a legal opinion of Harkavy, Shainberg, Kosten & Pinstein, counsel for the Companies, or such other counsel reasonably satisfactory to Boatmen's, in form reasonably acceptable to Boatmen's counsel, opining with respect to the matters listed on Exhibit 4.03 hereto;

          (vi) the resignations of any directors and/or officers of the Companies and their subsidiaries (including, without limitation, National Mortgage) requested by Boatmen's in a notice given to Companies no less than thirty (30) days prior to the Closing Date; and

         (vii) the Releases contemplated by Section 8.05(a) hereof and the Indemnification Agreement contemplated by Section
     8.05(b) hereof.

     SECTION 4.04.  BOATMEN'S DELIVERIES.  At the Closing,
     ------------   --------------------
Boatmen's shall deliver to the Companies:

           (i) a Certificate signed by appropriate officers of Boatmen's stating that (A) each of the representations and warranties contained in Article Seven hereof that is qualified as to materiality is true and correct at the time of the Closing with the same force and effect as if such representations and warranties had been made at Closing, and each of the representations and warranties that is not so qualified as to materiality is true and correct in all material respects at the time of the Closing with the same force and effect as if such representations and warranties had been made at Closing and (B) all of the conditions set forth in Sections 10.02(a), (b), (c), (e) (with the exception, in the case of (e), of the necessary approvals by the shareholders of each Company and the Permits), (g) and (j) hereof have been satisfied;

          (ii)  a certified copy of the resolutions of Boatmen's
     Board of Directors and each Acquisition Sub's Board of
     Directors and shareholder authorizing the execution of this Agreement and the consummation of the transactions contemplated hereby;

         (iii) Certificate of the Secretary of State of Missouri, dated a recent date, stating that Boatmen's is in good standing;

          (iv) a Certificate of the Secretary of State of the respective state of incorporation of each Acquisition Sub, dated a recent date, stating that such respective Acquisition Sub is in existence (and, if obtainable from such Secretary of State, is in good standing); and

           (v) a legal opinion of Lewis, Rice & Fingersh, counsel for Boatmen's, in form reasonably acceptable to the Companies' counsel, opining with respect to the matters listed on
     Exhibit 4.04 hereto.

     SECTION 4.05.  FRACTIONAL SHARE TREATMENT.
     ------------   --------------------------

     (a) No fractional share of Boatmen's Common shall be issued pursuant to this Agreement and, in lieu thereof, any holder of common or preferred stock of any Company who would otherwise be entitled to a fractional share interest in Boatmen's Common pursuant to the respective Merger of such Company shall have the right to receive the whole share(s) of Boatmen's Common or cash as provided by this Section 4.05.

     (b) Any fractional share interest in Boatmen's Common otherwise resulting from the conversion of any holder's preferred stock of any Company pursuant to the respective Merger of such Company (a "Preferred Fractional Interest") shall be aggregated with the Preferred Fractional Interests of such holder with respect to all the Companies and there shall be issued by Boatmen's in exchange therefor any whole number of shares of Boatmen's Common as may result from such aggregation, but in no event less than a minimum of one (1) whole share of Boatmen's Common, and in lieu of any excess remaining Preferred Fractional Interest (in addition to such minimum whole share or greater aggregate number of whole shares of Boatmen's Common to which such holder is so entitled) such holder shall be paid an amount in cash equal to the product of such excess Preferred Fractional Interest and the closing price of a share of Boatmen's Common on Nasdaq on the trading day immediately preceding the Closing Date (the "Fractional Share Value").

     (c) Any fractional share interest in Boatmen's Common otherwise resulting from the conversion of any holder's common stock of any Company pursuant to the respective Merger of such Company (a "Common Fractional Interest") shall be aggregated with the Common Fractional Interests of such holder with respect to all the Companies and there shall be issued by Boatmen's in exchange therefor any whole number of shares of Boatmen's Common as may result from such aggregation, and in lieu of any excess remaining Common Fractional Interest (in addition to any such aggregate number of whole shares of Boatmen's Common to which such holder is so entitled) such holder shall be paid an amount in cash equal to the product of such excess Common Fractional Interest and the Fractional Share Value.

     SECTION 4.06.  EXCHANGE PROCEDURES.
     ------------   -------------------

     (a) Boatmen's Trust Company, St. Louis, Missouri, shall act as Exchange Agent in the Mergers (the "Exchange Agent"), the fees and expenses of which shall be paid by Boatmen's.

     (b) As soon as practicable after the Effective Time, the Exchange Agent shall mail to each record holder of stock certificate(s) (the "Certificates") of any Company whose shares were converted into Boatmen's Common pursuant to this Agreement a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Boatmen's may reasonably specify) (each such letter, the "Merger Letter of Transmittal") and instructions for use in effecting the surrender of the Certificates in exchange for the aggregate net merger consideration due to such holder hereunder. Upon surrender to the Exchange Agent of a Certificate, together with a Merger Letter of Transmittal duly executed and any other required documents, the holder of such Certificate shall be entitled to receive in exchange therefor solely the aggregate net merger consideration due to such holder hereunder and the dividends and other distributions, if any, pursuant to Section 4.06(d) hereof.
No interest on any such net merger consideration issuable upon the surrender of the Certificates shall be paid or accrued for the benefit of holders of Certificates. Nothing in this Section 4.06 shall be construed to limit or deny the right of the holder of a Certificate to receive such holder's beneficial interest in the Escrow Shares.

     (c) At any time following six (6) months after the Effective Time, Boatmen's shall be entitled to terminate the Exchange Agent relationship, and thereafter holders of Certificates shall be entitled to look only to Boatmen's (subject to abandoned property, escheat or other similar laws) with respect to the net merger consideration issuable upon surrender of their respective Certificates and the dividends and other distributions, if any, pursuant to Section 4.06(d) hereof.

     (d) No dividends or distributions that are otherwise payable on shares of Boatmen's Common constituting part of any merger consideration under this Agreement shall be paid to persons entitled to receive such shares of Boatmen's Common until such persons surrender their Certificates. Upon such surrender, there shall be paid to the person in whose name the shares of Boatmen's Common shall be issued any dividends or distributions which shall have become payable with respect to such shares of Boatmen's Common (without interest and subject to any applicable withholding requirements), between the Effective Time and the time of such surrender; provided, however, that this paragraph (d) shall not limit or affect the right of any holder to be paid any proportionate amount of dividends or other distributions, if any, on the Escrow Shares.


                             ARTICLE FIVE
                             ------------

                     REPRESENTATIONS OF COMPANIES
                     ----------------------------

     As used in this Agreement, the terms "Corporation" and "Corporations" shall be deemed to mean and include any one of or all of, respectively, the National Affiliates, the Home Loan Companies, National Mortgage, and any entity disclosed in Sections
5.01 through 5.09 or Section 6.02 (or any subsections of any such Sections) of that certain confidential document delivered by the Companies to Boatmen's and signed by the parties hereto concurrently with the signing and delivery of this Agreement (the "Disclosure Schedule"). The Companies, jointly and severally, represent and warrant to Boatmen's as follows:

     SECTION 5.01.  ORGANIZATION, CAPITALIZATION AND SUBSIDIARIES
     ------------   ---------------------------------------------
OF B-M HOMES.
- ------------

     (a) B-M Homes is duly organized, validly existing and in good standing under the laws of the State of Tennessee and has the corporate power to own all of its property and assets, to incur all of its liabilities and to carry on its business as now being conducted.

     (b)  The authorized capital stock of B-M Homes consists of
(i) 250 shares of B-M Homes Common, of which, as of the date hereof, 206.08 shares are issued and outstanding, and (ii) 279,583 shares of B-M Homes Preferred, of which, as of the date hereof, 158,222 shares are issued and outstanding. All of the issued and outstanding shares of B-M Homes Common and B-M Homes Preferred are duly and validly issued and outstanding and are fully paid and non-assessable. The shareholder list of B-M Homes set forth as Section 5.01(b) of the Disclosure Schedule is true, complete and accurate as of the date of this Agreement. None of the outstanding shares of B-M Homes Common or B-M Homes Preferred has been issued in violation of any preemptive rights of the current or past shareholders of B-M Homes.

     (c) Except as set forth in subsection 5.01(b) of this Agreement and except for the conversion of B-M Common and B-M Preferred to be effected by the Mergers, there are no shares of capital stock or other equity securities of B-M Homes outstanding and no outstanding options, warrants, rights to subscribe for, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of B-M Homes or contracts, commitments, understandings or arrangements by which B-M Homes is or may be obligated to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock.

     (d) Each of B-M Homes's subsidiaries (including any subsidiaries of such subsidiaries, but specifically excluding National Mortgage for this purpose), the name and jurisdiction of incorporation of which is disclosed in Section 5.01(d) of the Disclosure Schedule, is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power to own its respective properties and assets, to incur its respective liabilities and to carry on its respective business as now being conducted. The number of issued and outstanding shares of capital stock of each such B-M Homes subsidiary is set forth in Section 5.01(d) of the Disclosure Schedule, all of which shares (except as may be otherwise there specified) are owned by B-M Homes free and clear of all liens, encumbrances, rights of first refusal, options or other restrictions of any nature whatsoever except as may be disclosed in
Section 5.01(d) of the Disclosure Schedule. There are no options, warrants or rights outstanding to acquire any capital stock of any of B-M Homes's subsidiaries and no person or entity has any other right to purchase or acquire any unissued shares of stock of any of B-M Homes's subsidiaries, nor does any such subsidiary have any obligation of any nature with respect to its unissued shares of stock.

     (e) Except as described in subsection (d) above or as disclosed in Section 5.01(e) of the Disclosure Schedule, neither B-M Homes nor any of its subsidiaries is a member of or a party to any partnership, joint venture or other unincorporated business enterprise nor does it own any stock, security or other equity interest in any corporation, business, enterprise or other venture.

     SECTION 5.02.  ORGANIZATION, CAPITALIZATION AND SUBSIDIARIES
     ------------   ---------------------------------------------
OF MACON.
- --------

     (a) Macon is duly organized, validly existing and in good standing under the laws of the State of Tennessee and has the corporate power to own all of its property and assets, to incur all of its liabilities and to carry on its business as now being conducted.

     (b) The authorized capital stock of Macon consists of (i) 250 shares of Macon Common, of which, as of the date hereof, 201.77 shares are issued and outstanding, (ii) 283,195 shares of Macon A Preferred, of which, as of the date hereof, 160,264 shares are issued and outstanding, and (iii) 1,000 shares of Macon B Preferred and, as of the date hereof, 64,571 shares may be issued and outstanding. All of the issued and outstanding shares of Macon Common and Macon A Preferred are duly and validly issued and outstanding and are fully paid and non-assessable. The shareholder list of Macon set forth as Section 5.02(b) of the Disclosure
Schedule is true, complete and accurate as of the date of this Agreement. None of the outstanding shares of Macon Common, Macon A Preferred and Macon B Preferred has been issued in violation of any preemptive rights of the current or past shareholders of Macon.

     (c) Except as set forth in subsection 5.02(b) of this Agreement and except for the conversion of Macon Common, Macon A Preferred and Macon B Preferred to be effected by the Mergers, there are no shares of capital stock or other equity securities of Macon outstanding and no outstanding options, warrants, rights to subscribe for, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of Macon or contracts, commitments, understandings or arrangements by which Macon is or may be obligated to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock.

     (d) Each of Macon's subsidiaries (including any subsidiaries of such subsidiaries, but specifically excluding National Mortgage for this purpose), the name and jurisdiction of incorporation of which is disclosed in Section 5.02(d) of the Disclosure Schedule, is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power to own its respective properties and assets, to incur its respective liabilities and to carry on its respective business as now being conducted. The number of issued and outstanding shares of capital stock of each such Macon subsidiary is set forth in
Section 5.02(d) of the Disclosure Schedule, all of which shares (except as may be otherwise there specified) are owned by Macon free and clear of all liens, encumbrances, rights of first refusal, options or other restrictions of any nature whatsoever except as may be disclosed in Section 5.02(d) of the Disclosure Schedule. There are no options, warrants or rights outstanding to acquire any capital stock of any of Macon's subsidiaries and no person or entity has any other right to purchase or acquire any unissued shares of stock of any of Macon's subsidiaries, nor does any such subsidiary have any obligation of any nature with respect to its unissued shares of stock.

     (e) Except as described in subsection (d) above or as disclosed in Section 5.02(e) of the Disclosure Schedule, neither Macon nor any of its subsidiaries is a member of or a party to any partnership, joint venture or other unincorporated business enterprise nor does it own any stock, security or other equity interest in any corporation, business, enterprise or other venture.

     SECTION 5.03.  ORGANIZATION, CAPITALIZATION AND SUBSIDIARIES
     ------------   ---------------------------------------------
OF MARBEL.
- ---------

     (a) Marbel is duly organized, validly existing and in good standing under the laws of the State of Tennessee and has the corporate power to own all of its property and assets, to incur all of its liabilities and to carry on its business as now being conducted.

     (b) The authorized capital stock of Marbel consists of (i) 250 shares of Marbel Common, of which, as of the date hereof, 250 shares are issued and outstanding, and (ii) 2,222 shares of Marbel Preferred of which, as of the date hereof, 1,256 shares are issued and outstanding. All of the issued and outstanding shares of Marbel Common and Marbel Preferred are duly and validly issued and outstanding and are fully paid and non-assessable. The shareholder list of Marbel set forth as Section 5.03(b) of the Disclosure
Schedule is true, complete and accurate as of the date of this Agreement. None of the outstanding shares of Marbel Common or Marbel Preferred has been issued in violation of any preemptive rights of the current or past shareholders of Marbel.

     (c) Except as set forth in subsection 5.03(b) of this Agreement and except for the conversion of Marbel Common and Marbel Preferred to be effected by the Mergers, there are no shares of capital stock or other equity securities of Marbel outstanding and no outstanding options, warrants, rights to subscribe for, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of Marbel or contracts, commitments, understandings or arrangements by which Marbel is or may be obligated to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock.

     (d) Each of Marbel's subsidiaries (including any subsidiaries of such subsidiaries, but specifically excluding National Mortgage for this purpose), the name and jurisdiction of incorporation of which is disclosed in Section 5.03(d) of the Disclosure Schedule, is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power to own its respective properties and assets, to incur its respective liabilities and to carry on its respective business as now being conducted. The number of issued and outstanding shares of capital stock of each such Marbel subsidiary is set forth in
Section 5.03(d) of the Disclosure Schedule, all of which shares (except as may be otherwise there specified) are owned by Marbel free and clear of all liens, encumbrances, rights of first refusal, options or other restrictions of any nature whatsoever except as may be disclosed in Section 5.03(d) of the Disclosure Schedule. There are no options, warrants or rights outstanding to acquire any capital stock of any of Marbel's subsidiaries and no person or entity has any other right to purchase or acquire any unissued shares of stock of any of Marbel's subsidiaries, nor does any such subsidiary have any obligation of any nature with respect to its unissued shares of stock.

     (e) Except as described in subsection (d) above or as disclosed in Section 5.03(e) of the Disclosure Schedule, neither Marbel nor any of its subsidiaries is a member of or a party to any partnership, joint venture or other unincorporated business enterprise nor does it own any stock, security or other equity interest in any corporation, business, enterprise or other venture.

     SECTION 5.04.  ORGANIZATION, CAPITALIZATION AND SUBSIDIARIES
     ------------   ---------------------------------------------
OF MARGOLIN APPLIANCE.
- ---------------------

     (a) Margolin Appliance is duly organized, validly existing and in good standing under the laws of the State of Tennessee and has the corporate power to own all of its property and assets, to incur all of its liabilities and to carry on its business as now being conducted.

     (b) The authorized capital stock of Margolin Appliance consists of (i) 250 shares of Margolin Appliance Common, of which, as of the date hereof, 218.58 shares are issued and outstanding, and (ii) 121,528 shares of Margolin Appliance Preferred, of which, as of the date hereof, 68,750 shares are issued and outstanding. All of the issued and outstanding shares of Margolin Appliance Common and Margolin Appliance Preferred are duly and validly issued and outstanding and are fully paid and non-assessable. The shareholder list of Margolin Appliance set forth as Section 5.04(b) of the Disclosure Schedule is true, complete and accurate as of the date of this Agreement. None of the outstanding shares of Margolin Appliance Common or Margolin Appliance Preferred has been issued in violation of any preemptive rights of the current or past shareholders of Margolin Appliance.

     (c) Except as set forth in subsection 5.04(b) of this Agreement and except for the conversion of Margolin Appliance Common and Margolin Appliance Preferred to be effected by the Mergers, there are no shares of capital stock or other equity securities of Margolin Appliance outstanding and no outstanding options, warrants, rights to subscribe for, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of Margolin Appliance or contracts, commitments, understandings or arrangements by which Margolin Appliance is or may be obligated to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock.

     (d) Each of Margolin Appliance's subsidiaries (including any subsidiaries of such subsidiaries, but specifically excluding National Mortgage for this purpose), the name and jurisdiction of incorporation of which is disclosed in Section 5.04(d) of the Disclosure Schedule, is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power to own its respective properties and assets, to incur its respective liabilities and to carry on its respective business as now being conducted. The number of issued and outstanding shares of capital stock of each such Margolin Appliance subsidiary is set forth in
Section 5.04(d) of the Disclosure Schedule, all of which shares
(except as may be otherwise there specified) are owned by Margolin Appliance free and clear of all liens, encumbrances, rights of first refusal, options or other restrictions of any nature whatsoever except as may be disclosed in Section 5.04(d) of the Disclosure Schedule. There are no options, warrants or rights outstanding to acquire any capital stock of any of Margolin Appliance's subsidiaries and no person or entity has any other right to purchase or acquire any unissued shares of stock of any of Margolin Appliance's subsidiaries, nor does any such subsidiary have any obligation of any nature with respect to its unissued shares of stock.

     (e) Except as described in subsection (d) above or as disclosed in Section 5.04(e) of the Disclosure Schedule, neither Margolin Appliance nor any of its subsidiaries is a member of or a party to any partnership, joint venture or other unincorporated business enterprise nor does it own any stock, security or other equity interest in any corporation, business, enterprise or other venture.

     SECTION 5.05.  ORGANIZATION, CAPITALIZATION AND SUBSIDIARIES
     ------------   ---------------------------------------------
OF MARGOLIN REALTY.
- ------------------

     (a) Margolin Realty is duly organized, validly existing and in good standing under the laws of the State of Tennessee and has the corporate power to own all of its property and assets, to incur all of its liabilities and to carry on its business as now being conducted.

     (b) The authorized capital stock of Margolin Realty consists of (i) 250 shares of Margolin Realty Common, of which, as of the date hereof, 213.83 shares are issued and outstanding, and
(ii) 34,722 shares of Margolin Realty Preferred, of which, as of the date hereof, 19,652 shares are issued and outstanding. All of the issued and outstanding shares of Margolin Realty Common and Margolin Realty Preferred are duly and validly issued and outstanding and are fully paid and non-assessable. The shareholder list of Margolin Realty set forth as Section 5.05(b) of the Disclosure Schedule is true, complete and accurate as of the date of this Agreement. None of the outstanding shares of Margolin Realty Common or Margolin Realty Preferred has been issued in violation of any preemptive rights of the current or past shareholders of Margolin Realty.

     (c) Except as set forth in subsection 5.05(b) of this Agreement and except for the conversion of Margolin Realty Common and Margolin Realty Preferred to be effected by the Mergers, there are no shares of capital stock or other equity securities of Margolin Realty outstanding and no outstanding options, warrants, rights to subscribe for, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of Margolin Realty or contracts, commitments, understandings or arrangements by which Margolin Realty is or may be obligated to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock.

     (d) Each of Margolin Realty's subsidiaries (including any subsidiaries of such subsidiaries, but specifically excluding National Mortgage for this purpose), the name and jurisdiction of incorporation of which is disclosed in Section 5.05(d) of the Disclosure Schedule, is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power to own its respective properties and assets, to incur its respective liabilities and to carry on its respective business as now being conducted. The number of issued and outstanding shares of capital stock of each such Margolin Realty subsidiary is set forth in Section 5.05(d) of the Disclosure Schedule, all of which shares (except as may be otherwise there specified) are owned by Margolin Realty free and clear of all liens, encumbrances, rights of first refusal, options or other restrictions of any nature whatsoever except as may be disclosed in Section 5.05(d) of the Disclosure Schedule. There are no options, warrants or rights outstanding to acquire any capital stock of any of Margolin Realty's subsidiaries and no person or entity has any other right to purchase or acquire any unissued shares of stock of any of Margolin Realty's subsidiaries, nor does any such subsidiary have any obligation of any nature with respect to its unissued shares of stock.

     (e) Except as described in subsection (d) above or as disclosed in Section 5.05(e) of the Disclosure Schedule, neither Margolin Realty nor any of its subsidiaries is a member of or a party to any partnership, joint venture or other unincorporated business enterprise nor does it own any stock, security or other equity interest in any corporation, business, enterprise or other venture.

     SECTION 5.06.  ORGANIZATION, CAPITALIZATION AND SUBSIDIARIES
     ------------   ---------------------------------------------
OF NATIONAL BUILDERS.
- --------------------

     (a) National Builders is duly organized, validly existing and in good standing under the laws of the State of Tennessee and has the corporate power to own all of its property and assets, to incur all of its liabilities and to carry on its business as now being conducted.

     (b) The authorized capital stock of National Builders consists of (i) 2,500 shares of National Builders Common, of which, as of the date hereof, 1,082.33 shares are issued and outstanding, and
(ii) 278,750 shares of National Builders Preferred, of which, as of the date hereof, 157,745 shares are issued and outstanding. All of the issued and outstanding shares of National Builders Common and National Builders Preferred are duly and validly issued and outstanding and are fully paid and non-assessable. The shareholder list of National Builders set forth as Section 5.06(b) of the Disclosure Schedule is true, complete and accurate as of the date of this Agreement. None of the outstanding shares of National Builders Common or National Builders Preferred has been issued in violation of any preemptive rights of the current or past shareholders of National Builders.

     (c) Except as set forth in subsection 5.06(b) of this Agreement and except for the conversion of National Builders Common and National Builders Preferred to be effected by the Mergers, there are no shares of capital stock or other equity securities of National Builders outstanding and no outstanding options, warrants, rights to subscribe for, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of National Builders or contracts, commitments, understandings or arrangements by which National Builders is or may be obligated to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock.

     (d) Each of National Builders's subsidiaries (including any subsidiaries of such subsidiaries, but specifically excluding
National Mortgage for this purpose), the name and jurisdiction of incorporation of which is disclosed in Section 5.06(d) of the Disclosure Schedule, is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power to own its respective properties and assets, to incur its respective liabilities and to carry on its respective business as now being conducted. The number of issued and outstanding shares of capital stock of each such National Builders subsidiary is set forth in Section 5.06(d) of the Disclosure Schedule, all of which shares (except as may be otherwise there specified) are owned by National Builders free and clear of all liens, encumbrances, rights of first refusal, options or other restrictions of any nature whatsoever except as may be disclosed in Section 5.06(d) of the Disclosure Schedule. There are no options, warrants or rights outstanding to acquire any capital stock of any of National Builders's subsidiaries and no person or entity has any other right to purchase or acquire any unissued shares of stock of any of National Builders's subsidiaries, nor does any such subsidiary have any obligation of any nature with respect to its unissued shares of stock.

     (e) Except as described in subsection (d) above or as disclosed in Section 5.06(e) of the Disclosure Schedule, neither National Builders nor any of its subsidiaries is a member of or a party to any partnership, joint venture or other unincorporated business enterprise nor does it own any stock, security or other equity interest in any corporation, business, enterprise or other venture.

     SECTION 5.07.  ORGANIZATION, CAPITALIZATION AND SUBSIDIARIES
     ------------   ---------------------------------------------
OF ARKANSAS HOME.
- ----------------

     (a) Arkansas Home is duly organized, validly existing and in good standing under the laws of the State of Arkansas and has the corporate power to own all of its property and assets, to incur all of its liabilities and to carry on its business as now being conducted.

     (b) The authorized capital stock of Arkansas Home consists of 2,500 shares of Arkansas Home Common, of which, as of the date hereof, 2,500 shares are issued and outstanding. All of the issued and outstanding shares of Arkansas Home Common are duly and validly issued and outstanding and are fully paid and non-assessable. The shareholder list of Arkansas Home set forth as Section 5.07(b) of the Disclosure Schedule is true, complete and accurate as of the date of this Agreement. None of the outstanding shares of Arkansas Home Common has been issued in violation of any preemptive rights of the current or past shareholders of Arkansas Home.

     (c) Except as set forth in subsection 5.07(b) and except for the conversion of the Arkansas Home Common to be effected by the Mergers, there are no shares of capital stock or other equity securities of Arkansas Home outstanding and no outstanding options, warrants, rights to subscribe for, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of Arkansas Home or contracts, commitments, understandings or arrangements by which Arkansas Home is or may be obligated to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock.

     (d) Each of Arkansas Home's subsidiaries, the name and jurisdiction of incorporation of which is disclosed in
Section 5.07(d) of the Disclosure Schedule, is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power to own its respective properties and assets, to incur its respective liabilities and to carry on its respective business as now being conducted. The number of issued and outstanding shares of capital stock of each such Arkansas Home subsidiary is set forth in
Section 5.07(d) of the Disclosure Schedule, all of which shares (except as may be otherwise there specified) are owned by Arkansas Home free and clear of all liens, encumbrances, rights of first refusal, options or other restrictions of any nature whatsoever except as may be disclosed in Section 5.07(d) of the Disclosure Schedule. There are no options, warrants or rights outstanding to acquire any capital stock of any of Arkansas Home's subsidiaries and no person or entity has any other right to purchase or acquire any unissued shares of stock of any of Arkansas Home's subsidiaries, nor does any such subsidiary have any obligation of any nature with respect to its unissued shares of stock.

     (e) Except as described in subsection (d) above, neither Arkansas Home nor any of its subsidiaries is a member of or a party to any partnership, joint venture or other unincorporated business enterprise nor does it own any stock, security or other equity interest in any corporation, business, enterprise or other venture.

     SECTION 5.08.  ORGANIZATION, CAPITALIZATION AND SUBSIDIARIES
     ------------   ---------------------------------------------
OF NATIONAL HOME.
- ----------------

     (a) National Home is duly organized, validly existing and in good standing under the laws of the State of Tennessee and has the corporate power to own all of its property and assets, to incur all of its liabilities and to carry on its business as now being conducted.

     (b) The authorized capital stock of National Home consists of 250 shares of National Home Common, of which, as of the date hereof, 208.33 shares are issued and outstanding. All of the issued and outstanding shares of National Home Common are duly and validly issued and outstanding and are fully paid and non-assessable. The shareholder list of National Home set forth as
Section 5.08(b) of the Disclosure Schedule is true, complete and accurate as of the date of this Agreement. None of the outstanding shares of National Home Common has been issued in violation of any preemptive rights of the current or past shareholders of National Home.

     (c) Except as set forth in subsection 5.08(b) and except for the conversion of the National Home Common to be effected by the Mergers, there are no shares of capital stock or other equity securities of National Home outstanding and no outstanding options, warrants, rights to subscribe for, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of National Home or contracts, commitments, understandings or arrangements by which National Home is or may be obligated to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock.

     (d) Each of National Home's subsidiaries, the name and jurisdiction of incorporation of which is disclosed in
Section 5.08(d) of the Disclosure Schedule, is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power to own its respective properties and assets, to incur its respective liabilities and to carry on its respective business as now being conducted. The number of issued and outstanding shares of capital stock of each such National Home subsidiary is set forth in
Section 5.08(d) of the Disclosure Schedule, all of which shares (except as may be otherwise there specified) are owned by National Home free and clear of all liens, encumbrances, rights of first refusal, options or other restrictions of any nature whatsoever except as may be disclosed in Section 5.08(d) of the Disclosure Schedule. There are no options, warrants or rights outstanding to acquire any capital stock of any of National Home's subsidiaries and no person or entity has any other right to purchase or acquire any unissued shares of stock of any of National Home's subsidiaries, nor does any such subsidiary have any obligation of any nature with respect to its unissued shares of stock.

     (e) Except as described in subsection (d) above, neither National Home nor any of its subsidiaries is a member of or a party to any partnership, joint venture or other unincorporated business enterprise nor does it own any stock, security or other equity interest in any corporation, business, enterprise or other venture.

     SECTION 5.09.  ORGANIZATION, CAPITALIZATION AND SUBSIDIARIES
     ------------   ---------------------------------------------
OF NATIONAL HOME MISSISSIPPI.
- ----------------------------

     (a) National Home Mississippi is duly organized, validly existing and in good standing under the laws of the State of Mississippi and has the corporate power to own all of its property and assets, to incur all of its liabilities and to carry on its business as now being conducted.

     (b) The authorized capital stock of National Home Mississippi consists of 1,000 shares of National Home Mississippi Common, of which, as of the date hereof, 833.33 shares are issued and outstanding. All of the issued and outstanding shares of National Home Mississippi Common are duly and validly issued and outstanding and are fully paid and non-assessable. The shareholder list of National Home Mississippi set forth as Section 5.09(b) of the Disclosure Schedule is true, complete and accurate as of the date of this Agreement. None of the outstanding shares of National Home Mississippi Common has been issued in violation of any preemptive rights of the current or past shareholders of National Home Mississippi.

     (c) Except as set forth in subsection 5.09(b) and except for the conversion of the National Home Mississippi Common to be effected by the Mergers, there are no shares of capital stock or other equity securities of National Home Mississippi outstanding and no outstanding options, warrants, rights to subscribe for, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of National Home Mississippi or contracts, commitments, understandings or arrangements by which National Home Mississippi is or may be obligated to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock.

     (d) Each of National Home Mississippi's subsidiaries, the name and jurisdiction of incorporation of which is disclosed in
Section 5.09(d) of the Disclosure Schedule, is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power to own its respective properties and assets, to incur its respective liabilities and to carry on its respective business as now being conducted. The number of issued and outstanding shares of capital stock of each such National Home Mississippi subsidiary is set forth in Section 5.09(d) of the Disclosure Schedule, all of which shares (except as may be otherwise there specified) are owned by National Home Mississippi free and clear of all liens, encumbrances, rights of first refusal, options or other restrictions of any nature whatsoever except as may be disclosed in
Section 5.09(d) of the Disclosure Schedule. There are no options, warrants or rights outstanding to acquire any capital stock of any of National Home Mississippi's subsidiaries and no person or entity has any other right to purchase or acquire any unissued shares of stock of any of National Home Mississippi's subsidiaries, nor does any such subsidiary have any obligation of any nature with respect to its unissued shares of stock.

     (e) Except as described in subsection (d) above, neither National Home Mississippi nor any of its subsidiaries is a member of or a party to any partnership, joint venture or other unincorporated business enterprise nor does it own any stock, security or other equity interest in any corporation, business, enterprise or other venture.

     SECTION 5.10.  NO DEFAULTS.  The Board of Directors of each
     ------------   -----------
Company has, by all appropriate action, approved this Agreement and the transactions contemplated hereby and authorized the execution hereof on its behalf by its duly authorized officers and the performance by such respective Company of its obligations hereunder. Nothing in the articles of incorporation or bylaws of any Company, as amended, or any other agreement, instrument, decree, proceeding, law or regulation (except as specifically referred to in or contemplated by this Agreement) by or to which it or any of its subsidiaries are bound or subject would prohibit or materially inhibit such Company from consummating this Agreement and the transactions contemplated hereby on the terms and conditions herein contained. This Agreement has been duly and validly executed and delivered by each Company and, assuming the valid authorization, execution and delivery of this Agreement by Boatmen's and subject to the approvals of the Companies' shareholders, constitutes a legal, valid and binding obligation of such Company, enforceable against such Company in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).
Except as disclosed in Section 5.10 of the Disclosure Schedule, no Corporation is in default under or in violation of any provision of its respective articles of incorporation or bylaws. Except as disclosed in Section 5.10 of the Disclosure Schedule, no Corporation is in default under or in violation of any provision of any promissory note, indenture or any evidence of indebtedness or security therefor, lease, purchase or other commitment or any other agreement, other than any such default or violation that, individually or in the aggregate, would not have a Material Adverse
Effect on the Companies (for purposes of this Agreement
(a) "Material Adverse Change" or "Material Adverse Effect" means, when used with respect to the Companies, National Service or Boatmen's, as the case may be, any change or effect that is materially adverse to the financial condition, results of operations or business of the Companies and their Subsidiaries taken as a whole or Boatmen's and its Subsidiaries taken as a whole, as the case may be, and (b) "Subsidiary" means any corporation, partnership, joint venture or other legal entity of which the Companies collectively as a group or Boatmen's, as the case may be, (either alone or through or together with any other
Subsidiary or, in the case of Companies, any other Corporation) own, directly or indirectly, fifty percent (50%) or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity).

     SECTION 5.11.  NO CONFLICT.  Except as disclosed in
     ------------   -----------
Section 5.11 of the Disclosure Schedule, neither this Agreement nor the consummation of the transactions contemplated hereby will conflict with or cause a breach or default under the articles of incorporation or bylaws of any Corporation or any judgment, law, rule or regulation applicable to or any agreement binding upon any Corporation other than conflicts, breaches or defaults that would not have a Material Adverse Effect on the Companies.

     SECTION 5.12.  FINANCIAL INFORMATION.
     ------------   ---------------------

     (a) The unaudited financial statements included as Section 5.12(a) of the Disclosure Schedule (together, the "Company Financial Statements"), which include those of all of the Corporations except National Mortgage and its Subsidiary (either as financial statements for a Corporation as a separate entity or financial statements for a Corporation as part of a consolidated group with other Corporations and wherein a Company is the ultimate parent corporation), have been prepared, on a consistent basis throughout the periods presented, on an accounting basis which is acceptable for, and actually utilized by such Corporations on their respective, federal and state income tax returns and there are no differences between, or adjustments necessary to reconcile, such Corporation's books of account and such tax returns.

     (b) The audited consolidated balance sheets of National Mortgage and its Subsidiary as of January 31, 1993 and 1994 and related income statements and statements of changes in shareholders' equity and of cash flows for the twelve (12) months ended January 31, 1992, 1993 and 1994, together with the notes thereto and the unaudited consolidated balance sheet of National Mortgage and its Subsidiary as of April 30, 1994 and the related unaudited consolidated income statement and statement of changes in shareholders' equity and of cash flows for the three months then ended (together, the "National Mortgage Financial Statements"), to be delivered by the Companies to Boatmen's as provided in Section 8.16 (following such delivery, the National Mortgage Financial Statements shall be deemed to constitute Section 5.12(b) of the Disclosure Schedule), will be prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout such periods and fairly present in all material respects the consolidated financial position and results of operations, changes in shareholders' equity and cash flows of National Mortgage and its Subsidiary as of the dates and for the periods indicated. The Company Financial Statements and the National Mortgage Financial Statements are referred to herein collectively as the "Financial Statements".

     SECTION 5.13.  ABSENCE OF CHANGES.  Since the date of the
     ------------   ------------------
earliest Company Financial Statement of each respective Company (and its Subsidiaries, if applicable) included in Section 5.12(a) of the Disclosure Schedule, there has not been any Material Adverse Change to the Companies. Since January 31, 1994, there has not been any Material Adverse Change to National Mortgage and its Subsidiary.

     SECTION 5.14.  TAX MATTERS.  Except as disclosed in
     ------------   -----------
Section 5.14 of the Disclosure Schedule, each Corporation has filed, either separately or as a member of a consolidated group consisting exclusively of two or more Corporations, all federal, state and local tax returns due in respect of any of their businesses or properties in a timely fashion and have paid or made provision for all amounts due shown on such returns, or has set up on its books an adequate reserve for the payment of all taxes required to be paid as shown on such returns, other than those failures to file, nonpayments or absence of reserves which would not have a Material Adverse Effect on the Companies. All such returns accurately reflect in all material respects the information required to be presented therein. All provisions for accrued but unpaid taxes contained in the Financial Statements were made in accordance with generally accepted accounting principles.

     SECTION 5.15.  LITIGATION.  Except as may be disclosed in
     ------------   ----------
Section 5.15 of the Disclosure Schedule, there is no litigation, claim or other proceeding pending or, to the knowledge of any Company, threatened, against any Corporation or of which the property of any Corporation is or would be subject.

     SECTION 5.16.  EMPLOYMENT AGREEMENTS.  Except as may be
     ------------   ---------------------
disclosed in Section 5.16 of the Disclosure Schedule, no Corporation is a party to or bound by any contract for the employment, retention or engagement, or with respect to the termination or severance, of any officer, employee, agent, consultant or other person or entity which, by its terms, is not terminable by such Corporation on thirty (30) days written notice or less without the payment of any amount in excess of base salary actually earned through the date of termination (other than amounts accrued and set forth on the balance sheets included in the Financial Statements) by reason of such termination. A true, accurate and complete copy of each written agreement disclosed in
Section 5.16 of the Disclosure Schedule and any and all amendments or supplements thereto is included as an exhibit thereto and a description of all material terms and provisions of any oral agreement disclosed in Section 5.16 of the Disclosure Schedule is also provided therewith.

     SECTION 5.17.  EMPLOYEE MATTERS AND ERISA.
     ------------   --------------------------

     (a) Except as may be disclosed in Section 5.17(a) of the Disclosure Schedule, no Corporation has entered into any collective bargaining agreement with any labor organization with respect to any group of employees of any Corporation and, to the knowledge of any Company, there is no present effort nor existing proposal to attempt to unionize any group of employees of any Corporation.

     (b) Except as may be disclosed in Section 5.17(b) of the Disclosure Schedule, (i) each Corporation has been in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, any such laws respecting employment discrimination and occupational safety and health requirements, and no Corporation is engaged in any unfair labor practice, except for any failures to comply which would not, individually or in the aggregate, have a Material Adverse Effect on the Companies;
(ii) there is no unfair labor practice complaint against any Corporation pending or, to the knowledge of any Company, threatened before the National Labor Relations Board; (iii) there is no labor dispute, strike, slowdown or stoppage actually pending or, to the knowledge of any Company, threatened against or directly affecting any Corporation; and (iv) no Corporation has experienced any work stoppage or other material organized labor dispute during the past five (5) years.

     (c) Except as may be disclosed in Section 5.17(c) of the Disclosure Schedule, no Corporation maintains, contributes to or participates in or has any liability under any employee benefit plans, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any nonqualified employee benefit plans or deferred compensation, bonus, stock or incentive plans or agreements, retirement or supplemental retirement agreements or arrangements, or other employee benefit or fringe benefit programs or agreements, whether written or oral, for the benefit of current or former employees of any Corporation or any Shareholder Affiliate (as defined in Section 5.22 hereof) (the "Employee Plans"). No present or former employee of any Corporation has been charged with breaching nor has breached a fiduciary duty under any of the Employee Plans. No Corporation participates in, nor has it in the past five (5) years participated in, nor has it any present or future obligation or liability under, any multiemployer plan (as defined at Section 3(37) of ERISA). Except as may be separately disclosed in Section 5.17(c) of the Disclosure Schedule, no Corporation maintains, contributes to, or participates in, any plan that provides health, major medical, disability or life insurance benefits to former employees of any Corporation or any Shareholder Affiliate.

     (d) Except as disclosed in Section 5.17(d) of the Disclosure Schedule, (i) no Corporation maintains, nor has maintained for the past ten (10) years, any Employee Plans subject to Title IV of ERISA or Section 412 of the Internal Revenue Code of 1986, as amended (the "Code"); (ii) no reportable event (as defined in Section 4043 of ERISA) has occurred with respect to any Employee Plans as to which a notice would be required to be filed with the Pension Benefit Guaranty Corporation; (iii) no claim is pending, and no Corporation has received notice of any threatened or imminent claim with respect to any Employee Plan (other than a routine claim for benefits for which plan administrative review procedures have not been exhausted) for which any Corporation would be liable, except as reflected in the Financial Statements; (iv) no Corporation has any liabilities for excise taxes under Sections 4971, 4975, 4976, 4977, 4979 or 4980B of the Code or for
a fine under Section 502 of ERISA with respect to any Employee Plan; and (v) all Employee Plans have in all material respects been operated, administered and maintained in accordance with the terms thereof and in compliance with the requirements of all applicable laws, including, without limitation, ERISA and the Code.

     SECTION 5.18.  TITLE TO PROPERTIES.  Each Corporation has
     ------------   -------------------
marketable title, free and clear of all liens, charges and encumbrances (except taxes which are a lien but not yet due and liens, charges or encumbrances reflected in the Financial Statements and easements, rights-of-way, and other restrictions which are not material to the ownership of the property or the operation of the Companies' businesses and further excepting in the case of Other Real Estate Owned ("OREO"), if any, as such real estate is internally classified on the books of any Corporation, rights of redemption under applicable law) to all of the real properties which they own. All leasehold interests for real property and any material personal property used by any Corporation in its business are held pursuant to lease agreements which are in full force and effect in accordance with their written terms. All such properties comply in all material respects with all applicable private agreements, zoning requirements and other governmental laws and regulations relating thereto and there are no condemnation proceedings pending or threatened with respect to such properties. Each Corporation has valid title or other ownership rights under licenses to all material intangible personal or intellectual property used by such Corporation in its business, free and clear of any claim, defense or right of any other person or entity which is material to such property.

     SECTION 5.19.  ENVIRONMENTAL MATTERS.  (a) As used in this
     ------------   ---------------------
Agreement, "Environmental Laws" means all local, state and federal environmental, health and safety laws and regulations in all jurisdictions in which any Corporation has done business or owned, leased or operated property, including, without limitation, the Federal Resource Conservation and Recovery Act, the Federal Comprehensive Environmental Response, Compensation and Liability Act, the Federal Clean Water Act, the Federal Clean Air Act, and the Federal Occupational Safety and Health Act.

     (b) Neither the conduct nor operation of any Corporation's business nor any condition of any property presently or previously owned, leased or operated by any Corporation violates or violated Environmental Laws in any respect which would have a Material Adverse Effect on the Companies and no condition or event has occurred with respect to any Corporation or any such property that, with notice or the passage of time, or both, would constitute a violation of Environmental Laws which would have a Material Adverse Effect on the Companies or obligate (or potentially obligate) any Corporation to remedy, stabilize, neutralize or otherwise alter the environmental condition of any such property where the aggregate cost of such actions which would have a Material Adverse Effect on the Companies. No Corporation has received any notice from any person or entity that any Corporation or the operation or condition of any business or property ever owned, leased or operated by any of them are or were in violation of any Environmental Laws or that any Corporation is responsible (or potentially responsible) for remedying, or the cleanup of, any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on or beneath any such property.

     SECTION 5.20.  NO UNDISCLOSED LIABILITIES.  No Corporation has
     ------------   --------------------------
any material liability, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, except (i) for liabilities set forth in the Financial Statements, (ii) for liabilities of a similar nature to those set forth in the Financial Statements incurred after the date of the most recent balance sheet of such Corporation included therein, in the ordinary course of such Corporation's business consistent with past practices, and (iii) as may be disclosed in
Section 5.20 of the Disclosure Schedule.

     SECTION 5.21.  ASSETS NECESSARY TO NATIONAL MORTGAGE'S BUSINESS.
     ------------   ------------------------------------------------
As of the Closing, the assets of the National Affiliates and their subsidiaries (including National Mortgage) and the assets of the Home Loan Companies (exclusive of the Unrelated Assets/Liabilities, as such term is defined in Section 8.02 hereof) together with the Partnership Assets (as such term is defined in Section 8.03 hereof), will constitute all of the material assets used or employed by National Mortgage, directly or indirectly, in its business as heretofore conducted, or used or employed by any Corporation for the direct or indirect benefit of National Mortgage's business as heretofore conducted, and there are no other material assets, whether real or personal, tangible or intangible, choate or inchoate, which are necessary to conduct the business and operations of National Mortgage as heretofore conducted; provided, however, that National Mortgage leases the real property located at Numbers 4001, 4023, 4025, 4027, 4029 and 4041 Knight Arnold Road in Memphis, Tennessee (the "Main Office Complex").

     SECTION 5.22.  AGREEMENTS WITH AFFILIATES.  Disclosed in
     ------------   --------------------------
Section 5.22 of the Disclosure Schedule is a complete, accurate and true list of all written agreements or contracts and a summary description of all oral agreements, contracts and enforceable understandings or arrangements, (an "NMC Affiliate Agreement") between (a) any Corporation and (b) any NMC Affiliate (as defined below in this Section 5.22). As used herein, the term "NMC Affiliate" shall be deemed to mean and include any director or officer of any Corporation, any shareholder (except another Corporation) of any Corporation, and any Shareholder Affiliate (as defined below in this Section 5.22). As used herein, the term "Shareholder Affiliate" shall be deemed to mean and include any
(i) Immediate Family Member (as defined below in this Section 5.22) of any shareholder of any Company who is an individual;
(ii) beneficiary of any trust which is a shareholder of any Company; (iii) corporation (except another Corporation) in which a shareholder of any Corporation, or an Immediate Family Member of such person, owns, directly or indirectly, in the aggregate with any other NMC Affiliates, more than ten percent (10%) of the capital stock thereof; (iv) partnership in which a shareholder of a Corporation (except another Corporation), or an Immediate Family Member of such person, is a general partner, or, in the aggregate with any other NMC Affiliates, a ten percent (10%) or more limited partner; and (v) trust for the benefit of any NMC Affiliate (other than a Shareholder Affiliate) or any person or entity described in clause (i), (ii), (iii) or (iv) of this sentence. As used herein, the term "Immediate Family Member" shall be deemed to mean and include the father, mother, spouse, father-in-law, mother-in-law, ex-spouse, son, daughter, step-son, step-daughter, son-in-law, daughter-in-law, grandson or granddaughter of an individual.

     SECTION 5.23.  NONBANKING ACTIVITIES.  Except as disclosed in
     ------------   ---------------------
Section 5.23 of the Disclosure Schedule, no Corporation engages in or controls, directly or indirectly, any business or activity which is not listed at 12 CFR Section 225.25.

     SECTION 5.24.  BROKERAGE.  Except for fees payable to
     ------------   ---------
Donaldson, Lufkin & Jenrette Securities Corporation, there are no existing claims or agreements for brokerage commissions, finders' fees, or similar compensation in connection with the transactions contemplated by this Agreement payable by any Corporation.

     SECTION 5.25.  STATEMENTS TRUE AND CORRECT.  None of the
     ------------   ---------------------------
information supplied or to be supplied by any Company for inclusion in (i) the Registration Statement (as defined in Section 8.07 hereof); (ii) the Prospectus (as defined in Section 8.07 hereof);
or (iii) any other documents to be filed with the Securities and Exchange Commission (the "SEC") or any banking or other regulatory authority in connection with the transactions contemplated hereby, will, in the case of the Registration Statement, when it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and with respect to the Prospectus, when first mailed to the stockholders of the Companies and at the time of the Stockholders' Meetings (as defined in Section 8.07 hereof), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. All documents that any Company is responsible for filing with any regulatory authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law and the applicable rules and regulations thereunder.


                              ARTICLE SIX
                              -----------

        ADDITIONAL REPRESENTATIONS REGARDING NATIONAL MORTGAGE
        ------------------------------------------------------
                      AND THE HOME LOAN COMPANIES
                      ---------------------------

     The Companies, jointly and severally, further represent and warrant to Boatmen's as follows:

     SECTION 6.01.  ORGANIZATION AND CAPITAL STOCK OF NATIONAL
     ------------   ------------------------------------------
MORTGAGE.
- --------

     (a) National Mortgage is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee and has the corporate power to own all of its property and assets, to incur all of its liabilities and to carry on its business as now being conducted.

     (b) The authorized capital stock of National Mortgage consists of 1,000 shares of common stock ("National Mortgage Common"), of which, as of the date hereof, 720 shares are issued and outstanding. Except as disclosed in Section 6.01(b) of the Disclosure Schedule, all of the issued and outstanding shares of National Mortgage Common are duly and validly issued and outstanding and are fully paid and non-assessable and owned free and clear of all liens, charges or encumbrances by the National Affiliates and their subsidiaries (which subsidiaries are wholly owned by the National Affiliates as a group). None of the outstanding shares of National Mortgage Common has been issued in violation of any preemptive rights of the current or past shareholders of National Mortgage.

     (c) Except as set forth in subsection 6.01(b) above, there are no shares of capital stock or other equity securities of National Mortgage issued or outstanding and there are no outstanding options, warrants, rights to subscribe for, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of National Mortgage or contracts, commitments, understandings or arrangements, whether written or oral, by which National Mortgage is or may be obligated to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock.

     SECTION 6.02.  SUBSIDIARIES OF NATIONAL MORTGAGE.  Each of
     ------------   ---------------------------------
National Mortgage's subsidiaries, the name and jurisdiction of incorporation of which is disclosed in Section 6.02 of the Disclosure Schedule, is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power to own its respective properties and assets, to incur its respective liabilities and to carry on its respective business as now being conducted. The number of issued and outstanding shares of capital stock of each such subsidiary is set forth in Section 6.02 of the Disclosure Schedule, all of which shares (except as may be otherwise there specified) are owned by National Mortgage free and clear of all liens, encumbrances, rights of first refusal, options or other restrictions of any nature whatsoever except as may be disclosed in
Section 6.02 of the Disclosure Schedule. There are no options, warrants or rights outstanding to acquire any capital stock of any of National Mortgage's subsidiaries and no person or entity has any other right to purchase or acquire any unissued shares of stock of any of National Mortgage's subsidiaries, nor does any such subsidiary have any obligation of any nature with respect to its unissued shares of stock. Except as may be disclosed in

Section 6.02 of the Disclosure Schedule, neither National Mortgage nor any of National Mortgage's subsidiaries is a party to any partnership or joint venture or owns an equity interest in any other corporation, business, enterprise or other venture.

     SECTION 6.03.  MORTGAGE BANKING LICENSES AND QUALIFICATIONS.
     ------------   --------------------------------------------
(i) National Mortgage is qualified (A) by the Federal Housing Administration ("FHA") as a mortgagee and servicer for FHA loans;
(B) by the Veterans Administration ("VA") as a lender and servicer for VA loans; (C) by the Federal National Mortgage Association ("FNMA") and the Federal Home Loan Mortgage Corporation ("FHLMC") as a seller/servicer of first mortgages to FNMA and FHLMC; and
(D) by the Government National Mortgage Association ("GNMA") as an authorized issuer and servicer of GNMA-guaranteed mortgage-backed securities; and (ii) National Mortgage and each Home Loan Company has all other certifications, authorizations, licenses, permits and approvals necessary to conduct its respective current business (together with the items set forth in clause (i) above, the "Licenses"), other than any Licenses the failure of which to obtain would not, individually or in the aggregate, have a Material Adverse Effect on the Companies, and is licensed, qualified and in good standing in each state in which the nature of its business or its assets or properties requires it to be so qualified or licensed except where the failure to be currently in good standing, qualified or licensed would not, individually or in the aggregate, have a Material Adverse Effect on the Companies, and, in any event, National Mortgage is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loans except where the failure to comply with such laws would not, individually or in the aggregate, have a Material Adverse Effect on the Companies. Section 6.03 of the Disclosure Schedule lists each state in which National Mortgage and its subsidiaries has obtained a License and each state where it has applied for a License. Except as disclosed in Section 6.03 of the Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will affect the validity of any material License, and all such material Licenses will remain in full force and effect after the Closing Date.

     SECTION 6.04.  COMPLIANCE.  Except as disclosed in Section
     ------------   ----------
6.04 of the Disclosure Schedule, National Mortgage has timely filed, or will have timely filed by the Closing Date, all reports required by any Investor (as defined below in this Section 6.04) or by any federal, state or municipal law, regulation or ordinance other than failures which would not have a Material Adverse Effect on the Companies. National Mortgage has not done or failed to do, and has not caused to be done or omitted to cause to be done, any act, the effect of which would operate to invalidate or impair
(i) any approvals of the FHA, VA, FNMA, FHLMC, GNMA or the United States Department of Housing and Urban Development ("HUD") (each an "Agency"); (ii) any FHA insurance or commitment of the FHA to insure; (iii) any VA guarantee or commitment of the VA to guarantee; (iv) any private mortgage insurance or commitment of any private mortgage insurer to insure; (v) any title insurance policy;
(vi) any hazard insurance policy; (vii) any flood insurance policy;
(viii) any fidelity bond, direct surety bond, or errors and omissions insurance policy required by an Agency or private mortgage insurer; (ix) any surety or guaranty agreement; or (x) any guaranty issued by GNMA, FNMA or FHLMC to National Mortgage respecting mortgage backed securities issued by National Mortgage and other like guaranties, in each case in clauses (i) through (x) above which invalidation or impairment would have a Material
Adverse Effect on the Companies. Except as disclosed in Section 6.04 of the Disclosure Schedule, no Agency, Investor or private mortgage insurer has (i) to the knowledge of the Companies, claimed that National Mortgage has violated or has not complied with applicable underwriting standards with respect to Mortgage Loans (as defined below in this Section 6.04) sold by National Mortgage to an Investor or (ii) imposed restrictions on the activities (including commitment authority) of National Mortgage. As used in this Agreement, the term "Mortgage Loan" means any closed mortgage loan, whether or not such mortgage is included in a securitized portfolio, in the Mortgage Servicing Portfolio (as defined in Section 6.05 hereof), as evidenced by notes or other evidences of indebtedness duly secured by mortgages or deeds of trust. As used in this Agreement, the term "Investor" means
(i) any person who owns Mortgage Loans or servicing rights to Mortgage Loans serviced, subserviced or master serviced by National Mortgage pursuant to a Mortgage Servicing Agreement (as defined in Section 6.07 hereof) or (ii) is a party to an Investor Commitment
(as defined in Section 6.05 hereof).

     SECTION 6.05.  MORTGAGE SERVICING PORTFOLIO.  The information
     ------------   ----------------------------
contained on the tape or tapes (magnetic media) previously delivered by National Mortgage to Boatmen's on which is recorded certain information regarding the Mortgage Servicing Portfolio is, as of the date or dates of the information contained therein, true, correct and complete in all material respects as of such date or dates. As used in this Agreement, the term "Mortgage Servicing Portfolio" means the portfolio of all Mortgage Loans serviced, subserviced, master serviced or held by National Mortgage or a Home Loan Company. Except as disclosed on Section 6.05 of the Disclosure Schedule, the Mortgage Loans are, in all material respects, (i) evidenced by promissory notes with such terms as are customary in the business; (ii) duly secured by mortgages or deeds of trust with such terms as are customary in the business and which grant the holder thereof a first or second lien on the subject property (including any improvements thereon), each such mortgage or deed of trust constituting a security interest has been duly perfected and maintained (or is in the process of perfection and will be perfected in due course) and is in full force and effect and is accompanied by a title policy issued by a company acceptable to FNMA; (iii) accompanied by insurance policies covering improvements on the premises subject to such mortgage or deed of trust, with a loss payee clause in favor of National Mortgage or a Home Loan Company, as the case may be, or its respective assignee, such insurance policy covering such risks as are customarily insured against in accordance with industry practice and in accordance with investor requirements; (iv) includes flood insurance and/or special hazard insurance where either are required by an Investor or Agency; and (v) where applicable, covered by FHA insurance certificates, VA guaranty certificates, or policies of private mortgage insurance, as required by the terms of any agreement or any law, rule or regulation applicable to such Mortgage Loan. As used in this Agreement, the term "Warehouse Loan" means a Mortgage Loan owned by National Mortgage and held for sale. As used in this Agreement, the term "Conforming Loan" means a Mortgage Loan which is or is eligible to be an FHA loan or a VA loan or which is a loan eligible to be sold to FNMA or FHLMC. As used in this Agreement, the term "Investor Commitment" means the optional or mandatory commitment of a person to purchase a Mortgage Loan owned by National Mortgage or securities based on and backed by such Mortgage Loans.

     SECTION 6.06.  TITLE TO MORTGAGE LOANS AND ENFORCEABILITY.
     ------------   ------------------------------------------

     (a) All Mortgage Loans held for the account of National Mortgage or any Home Loan Company (whether or not for future sale or delivery to an Investor) are owned by National Mortgage or such Home Loan Company, as the case may be, free and clear of any Encumbrance (as defined below in this Section 6.06) other than, in the case of National Mortgage, encumbrances in favor of lender banks pursuant to its warehouse lines of credit as disclosed in
Section 6.06(a) of the Disclosure Schedule. None of the Home Loan Companies or National Mortgage has, with respect to the Mortgage Loans, released any security therefor, except upon receipt of reasonable consideration for such release, or accepted prepayment of such Mortgage Loan which has not been promptly applied to such Mortgage Loan, except where such release of security or failure to promptly apply such prepayment would not, individually or in the aggregate, have a Material Adverse Effect on the Companies.
For purposes of this Agreement, the term "Encumbrance" means any lien, pledge, security interest, claim, charge, limitation, commitment, or encumbrance of any kind or nature whatsoever. Such Mortgage Loans have been duly recorded or submitted for recordation in due course in the appropriate filing office in the name of National Mortgage or one of the Home Loan Companies, as the case may be, as mortgagee or endorsed to National Mortgage or such Home Loan Company.

     (b) The Mortgage Loans, in all material respects, are genuine, valid and legally binding obligations of the borrowers thereunder, have been duly executed by a borrower of legal capacity and are enforceable in accordance with their terms, except as enforcement thereof may be limited by (i) bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding in equity or at law); (ii) state laws requiring creditors to proceed against the collateral before pursuing the borrower; (iii) state laws on deficiencies; and (iv) the matters disclosed in Section 6.06(b) of the Disclosure Schedule. Except as disclosed in Section 6.06(b) of the Disclosure Schedule, neither the operation of any of the terms of the Mortgage Loans, nor the exercise of any rights thereunder, has rendered or could render the related mortgage or promissory note unenforceable, in whole or in part, or subject it to any right of rescission, setoff, counterclaim or defense, and no such right of rescission, setoff, counterclaim or defense has been asserted with respect thereto, except where such right of rescission, setoff, counterclaim or defense would not, individually or in the aggregate, have a Material Adverse Effect on the Companies.

     SECTION 6.07.  MORTGAGE SERVICING AGREEMENTS.  Section 6.07 of
     ------------   -----------------------------
the Disclosure Schedule sets forth a complete and accurate list of
(i) each Investor with which National Mortgage had, as of May 1, 1994, a mortgage servicing agreement pursuant to which National Mortgage services, subservices or master services Mortgage Loans for such Investor totalling in principal amount at least
$25 million (a "Mortgage Servicing Agreement"), together with the aggregate principal amount of Mortgage Loans subject to each such Mortgage Servicing Agreement as of such date, and (ii) the average daily balance for the month of April 1994 of all escrow deposit accounts maintained by National Mortgage with respect to each such Mortgage Servicing Agreement. Section 6.07 of the Disclosure Schedule also sets forth, with respect to each such Mortgage Servicing Agreement (i) whether notice to or prior written consent of any individual, corporation, partnership, trust or other entity (a "person") is required on account of or with respect to this Agreement or the transactions contemplated hereby together with the name and address of such person; and (ii) whether such Mortgage Servicing Agreement may be terminated by any person other than National Mortgage without cause and without the payment of any termination penalty or fee. Except as disclosed in Section 6.07 of the Disclosure Schedule, all of such Mortgage Servicing Agreements are valid and binding obligations of National Mortgage and are in full force and effect and are enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding in equity or at law). Except as disclosed in Section 5.10 of the Disclosure Schedule, the Companies are not in material default under any such Mortgage Servicing Agreement and no event has occurred which with the passage of time or the giving of notice or both would constitute a material default by the Companies under any such Mortgage Servicing Agreement or would result in any such Mortgage Servicing Agreement being terminable by the other party thereto. Except as set forth in
Section 6.07 of the Disclosure Schedule, there is no pending or, to the knowledge of the Companies, threatened cancellation of any Mortgage Servicing Agreement. Except as set forth in Section 6.07 of the Disclosure Schedule, no sanctions or penalties have been imposed upon National Mortgage under any Mortgage Servicing Agreement or under any applicable rule or regulation.

     SECTION 6.08.  NO RECOURSE.  Except as disclosed in Section 6.08
     ------------   -----------
of the Disclosure Schedule, none of the agreements disclosed in
Section 6.07 of the Disclosure Schedule obligates National Mortgage

(i) to repurchase from any person any Mortgage Loan, mortgaged property serviced for others or Mortgage Loans sold by National Mortgage with servicing released ("Servicing Released Loans") or (ii) to reimburse, indemnify or hold harmless any person or otherwise assume any liability with respect to any loss suffered or incurred as a result of any default under or the foreclosure or sale of any such Mortgage Loan, mortgaged property serviced for others or Servicing Released Loans described in clauses (i) and (ii) above.

     SECTION 6.09.  ESCROW ACCOUNTS.  National Mortgage has full
     ------------   ---------------
power and authority to maintain escrow accounts ("Escrow Accounts") for certain serviced loans. Except as set forth in Section 6.09 of the Disclosure Schedule, such Escrow Accounts comply in all material respects with (i) all Federal, state and other applicable laws and regulations and (ii) any terms of the Mortgage Loans (and Mortgage Servicing Agreements) relating thereto. The Escrow Accounts contain the amounts shown on the books and records and Financial Statements of National Mortgage, which amounts represent all monies received or advanced by National Mortgage as required by the applicable Mortgage Servicing Agreements, less amounts remitted by or on behalf of National Mortgage pursuant to applicable Mortgage Servicing Agreements, except for checks in process.

     SECTION 6.10.  COLLECTION PRACTICES; ESCROW ACCOUNTS; INTEREST
     ------------   -----------------------------------------------
RATE ADJUSTMENTS.  Except as disclosed in Section 6.10 of the
- ----------------
Disclosure Schedule, the collection practices used with respect to each Mortgage Loan have been in accordance in all material respects with the general mortgage servicing practices of mortgage lending institutions which service mortgage loans of the same type as each such Mortgage Loan in the jurisdiction where the related mortgaged property is located, and have been in all material respects in compliance with all applicable laws and regulations. All Escrow Accounts and escrow payments are in the possession of National Mortgage. All such Escrow Accounts have been collected in material compliance with state and federal law. For each Mortgage Loan, an escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item which remains unpaid and which has been assessed but is not yet due and payable, except where such prohibition or failure to establish a sufficient amount of escrow funds would not, individually or in the aggregate, have a Material Adverse Effect on the Companies. For each Mortgage Loan, no escrow deposits or escrow payments or other charges or payments due National Mortgage have been capitalized under the loan documents (including a mortgage or a promissory note), except where such capitalization would not, individually or in the aggregate, have a Material Adverse Effect on National Mortgage. For each Mortgage Loan all mortgage interest rate adjustments have been made in material compliance with state and federal law and the terms of the related promissory note.

     SECTION 6.11.  ADVANCES.  Except as disclosed in Section 6.11
     ------------   --------
of the Disclosure Schedule, there are no pooling, participation, servicing or other agreements to which National Mortgage is a party which obligate it to make servicing advances for principal and interest payments with respect to defaulted or delinquent Mortgage Loans other than as required by FNMA, FHLMC or GNMA. The Advances (as defined below in this Section 6.11) are valid and subsisting amounts owing to National Mortgage, subject to the terms of the applicable Mortgage Servicing Agreement. As used in this Agreement, the term "Advances" means amounts that have been advanced by National Mortgage in connection with servicing the Mortgage Loans (including, without limitation, principal, interest, taxes, insurance premiums, and foreclosure and liquidation expenses) and which are required or permitted to be paid by National Mortgage as the servicer of the Mortgage Loans pursuant to applicable Investor requirements and the terms of the applicable Mortgage Servicing Agreements.

     SECTION 6.12.  PHYSICAL DAMAGE.  Except as disclosed in
     ------------   ---------------
Section 6.12 of the Disclosure Schedule, there exists no physical damage to any property securing a Mortgage Loan or any OREO, which physical damage is not adequately insured against and would cause any Mortgage Loan to become delinquent or adversely affect the value or marketability of any Mortgage Loan, servicing right, OREO or collateral and would, in the aggregate, have a Material Adverse Effect on the Companies.

     SECTION 6.13.  APPLICATION OF FUNDS.  All monies received with
     ------------   --------------------
respect to the Mortgage Loans have been properly accounted for and applied by National Mortgage and each of the Home Loan Companies, as the case may be, in all material respects.

     SECTION 6.14.  INDEPENDENT MORTGAGE BROKERS.  Section 6.14 of
     ------------   ----------------------------
the Disclosure Schedule sets forth a true and correct list of all independent mortgage brokers with whom National Mortgage has written agreements in place or which during 1993 accounted for at least $1 million aggregate principal amount of loans. This Agreement or the transactions contemplated hereby will not violate any such agreements nor, to the Companies' knowledge, have a material adverse impact on National Mortgage's relations with such independent mortgage brokers.

     SECTION 6.15.  INVESTOR COMMITMENTS.  Disclosed in
     ------------   --------------------
Section 6.15 of the Disclosure Schedule is a complete and correct list as of May 1, 1994 of each open Investor Commitment to which National Mortgage is a party. Except as set forth in Section 6.15 of the Disclosure Schedule, each such Investor Commitment constitutes a valid and binding obligation of National Mortgage, and all of the other parties thereto, enforceable in accordance with its terms, subject only to bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding in equity or at law).

     SECTION 6.16.  AUDITS AND INVESTIGATIONS.  Section 6.16 of the
     ------------   -------------------------
Disclosure Schedule contains a true and correct list of all material audits and investigations of National Mortgage by an Agency, an Investor, or a private mortgage insurer and which are ongoing as of the date of this Agreement or were completed within the past twelve (12) months, which audits and investigations claim or claimed a failure to comply with applicable regulations and resulted or could result in (i) a repurchase of Mortgage Loans or related mortgage properties by National Mortgage;
(ii) indemnification by National Mortgage in connection with Mortgage Loans; (iii) rescission of an insurance or guaranty contract or agreement; or (iv) payment of a penalty to an Agency, an Investor, or a private mortgage insurer. Except as disclosed in
Section 6.16 of the Disclosure Schedule, no material audit or investigation is pending. National Mortgage has made available to Boatmen's copies of all written reports and materials received in connection with such audits, investigations, complaints and inquiries.

     SECTION 6.17.  REPRESENTATIONS, WARRANTIES OR COVENANTS TO
     ------------   -------------------------------------------
INVESTORS.  There is no breach or violation of any representation,
- ---------
warranty or covenant made by National Mortgage to any Investor or other person in connection with the transfer of the ownership of any Mortgage Loan and/or the servicing rights thereto from National Mortgage to such Investor or other person, which such breach or violation could have a Material Adverse Effect on the Companies.

     SECTION 6.18.  POOL CERTIFICATION.  Except as disclosed in
     ------------   ------------------
Section 6.18 of the Disclosure Schedule, all Pools (as defined below in this Section 6.18) relating to the Mortgage Loans have been certified, finally certified and recertified (if required) in accordance in all material respects with applicable rules and guidelines, and the securities backed by such Pools have been issued on uniform documents, promulgated in the applicable Investor guide, without material deviation therefrom. The principal balance outstanding and owing on the Mortgage Loans in each Pool equals or exceeds the amount owing to the corresponding security holders of such Pool, except for failures which would not, individually or in the aggregate, have a Material Adverse Effect on the Companies. No event has occurred or failed to occur which would require National Mortgage to repurchase any Mortgage Loan from any Pool, except with respect to the obligation to repurchase from GNMA Pools of FHA Loans or VA Loans that are in foreclosure. As used in this Agreement, the term "Pool" means an aggregate of one or more Mortgage Loans that have been pledged or granted to secure mortgage-backed securities or participation certificates.

     SECTION 6.19.  LOAN DISBURSEMENT.  All of the Mortgage Loans
     ------------   -----------------
were fully disbursed in accordance with applicable law and regulations, except for failures which would not have a Material
Adverse Effect on the Companies.

     SECTION 6.20.  PAYMENT OF TAXES, INSURANCE PREMIUMS, ETC.  The
     ------------   -----------------------------------------
responsibilities of National Mortgage with respect to all applicable taxes (including tax reporting for the period prior to the Closing), special assessments, ground rents, flood insurance premiums, hazard insurance premiums and mortgage insurance premiums that are related to the Mortgage Loans and OREOs have been met, except for failures which would not have a Material Adverse Effect on the Companies.

     SECTION 6.21.  TAX IDENTIFICATIONS AND PROPERTY IDENTIFICATIONS.
     ------------   ------------------------------------------------
All tax identifications with respect to the Mortgage Loans are correct and complete and comply with all applicable federal, state and other applicable laws, rules and regulations in all respects, and the property descriptions contained in any Loan Document (as defined below in this Section 6.21) are legally sufficient, except where the failure to be correct, complete, in compliance or sufficient will not have a Material Adverse Effect on the Companies. As used in this Agreement, the term "Loan Document" means any file, record and document necessary to originate and/or service the Mortgage Loans in accordance with applicable standards.

     SECTION 6.22.  PAYOFF STATEMENTS.  All payoff and assumption
     ------------   -----------------
statements with respect to each Mortgage Loan provided by National Mortgage or a Home Loan Company, as the case may be, to borrowers or their agents were, at the time they were provided, complete and accurate, except for failures which would not have a Material Adverse Effect on the Companies.


                             ARTICLE SEVEN
                             -------------

                     REPRESENTATIONS OF BOATMEN'S
                     ----------------------------

     Boatmen's represents and warrants to the Companies as follows:

     SECTION 7.01.  ORGANIZATION AND CAPITAL STOCK.
     ------------   ------------------------------

     (a) Boatmen's is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Missouri with full corporate power and authority to carry on its business as it is now being conducted. Each Acquisition Sub is a corporation duly incorporated, validly existing, and in good standing under the laws of its respective state of incorporation with full corporate power and authority to carry on its business as it is now being conducted.

     (b)  The authorized capital stock of Boatmen's consists of
(i) 150,000,000 shares of Boatmen's Common, of which, as of March 8, 1994, 104,197,976 shares were issued and outstanding, and

(ii) 10,300,000 Cumulative Preferred Shares, no par value per share, of which 35,045 shares are designated "7% Cumulative Redeemable Preferred Stock, Series B", $100.00 stated value per share (the "Boatmen's Series B Preferred Stock") and 1,250,000 shares are designated "Junior Participating Preferred Stock,
Series C", no par value per share (the "Boatmen's Series C Preferred Stock"). No shares of the Boatmen's Series C Preferred Stock are issued and outstanding and 11,551 shares of the Boatmen's Series B Preferred Stock were issued and outstanding as of March 8, 1994. All of the issued and outstanding shares of Boatmen's Common and Boatmen's Series B Preferred Stock are duly and validly issued and outstanding and are fully paid and non-assessable. None of the outstanding shares of Boatmen's Common has been issued in violation of any preemptive rights of the current or past stockholders of Boatmen's. As of April 30, 1994, Boatmen's had outstanding options and other rights to acquire not more than 3,753,625 shares of Boatmen's Common and no shares of the Boatmen's Series B Preferred Stock or the Boatmen's Series C Preferred Stock.

     (c) Each Acquisition Sub has authorized capital of 30,000 shares of common stock, par value one dollar ($1.00) per share, of which, as of the date hereof, in each case, One Hundred (100) shares are issued and outstanding, fully paid, non-assessable and owned by Boatmen's.

     (d) The shares of Boatmen's Common that are to be issued pursuant to this Agreement have been duly authorized and, when so issued in accordance with the terms of this Agreement, will be validly issued and outstanding, fully paid and nonassessable, with no personal liability attaching to the ownership thereof and no shareholder of Boatmen's will have any preemptive right of subscription or purchase in respect thereof. The shares of Boatmen's Common to be issued to the shareholders of the Companies will, when issued, be registered under the Securities Act of 1933, as amended (the "Securities Act") and registered or be exempt from registration under any applicable state securities laws, and Boatmen's Common will be registered under the Securities Exchange Act of 1934, as amended. The transactions contemplated by this Agreement will not cause to become effective any securities registration rights with respect to Boatmen's Common held by any person not a party to this Agreement.

     SECTION 7.02.  AUTHORIZATION; NO CONFLICTS.  The Board of
     ------------   ---------------------------
Directors of Boatmen's and each Acquisition Sub have by all appropriate action approved this Agreement and the transactions contemplated hereby and authorized the execution hereof on its behalf by its duly authorized officers and the performance of its obligations hereunder. Nothing in the respective articles of incorporation or bylaws, as amended, of Boatmen's or the Acquisition Subs or any other agreement, instrument, decree, proceeding, law or regulation (except as specifically referred to in or contemplated by this Agreement) by or to which it or any of its subsidiaries are bound or subject would prohibit or inhibit Boatmen's or the Acquisition Subs from entering into and consummating this Agreement and the transactions contemplated hereby on the terms and conditions herein contained. This Agreement has been duly and validly executed and delivered by Boatmen's and the Acquisition Subs and constitutes a legal, valid and binding obligation of Boatmen's and the Acquisition Subs, enforceable against Boatmen's and the Acquisition Subs in accordance with its terms and no other corporate acts or proceedings are required to be taken by Boatmen's or the Acquisition Subs to authorize the execution, delivery and performance of this Agreement. Except for the requisite approvals of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), the filing of a copy of the application to the Federal Reserve Board with the Department of Justice as required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and receipt of the Permits (as defined in Section 8.13 hereof), no notice to, filing with, authorization by, or consent or approval of, any federal or state regulatory authority is necessary for the execution and delivery of this Agreement or consummation of this Agreement by Boatmen's and the Acquisition Subs.

     SECTION 7.03.  SUBSIDIARIES.  Each of Boatmen's significant
     ------------   ------------
subsidiaries (as such term is defined under SEC regulations) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power to own its respective properties and assets, to incur its respective liabilities and to carry on its respective business as now being conducted.

     SECTION 7.04.  FINANCIAL INFORMATION.  The consolidated
     ------------   ---------------------
balance sheets of Boatmen's and its subsidiaries as of December 31, 1992 and 1993 and related consolidated statements of income, changes in shareholders' equity and cash flows for the three (3) years ended December 31, 1993, together with the notes thereto, included in Boatmen's Form 10-K for the year ended 1993, as currently on file with the SEC, and the unaudited consolidated balance sheets of Boatmen's and its subsidiaries as of March 31, 1994, and the related unaudited consolidated income statements and statements of changes in shareholders' equity and cash flows for the three months then ended included in Boatmen's Quarterly Report on Form 10-Q for the quarter then ended, as currently on file with the SEC, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as disclosed therein) and fairly present in all material respects the consolidated financial position and the consolidated results of operations, changes in stockholders' equity and cash flows of Boatmen's and its consolidated subsidiaries as of the dates and for the periods indicated.

     SECTION 7.05.  ABSENCE OF CHANGES.  Since December 31, 1993,
     ------------   ------------------
there has not been any Material Adverse Change to Boatmen's.

     SECTION 7.06.  LITIGATION.  There is no litigation, claim or
     ------------   ----------
other proceeding pending or, to the knowledge of Boatmen's, threatened, against Boatmen's or any of its subsidiaries, or of which the property of Boatmen's or any of its subsidiaries is or would be subject, which if adversely determined would have a Material Adverse Effect on Boatmen's.

     SECTION 7.07.  REPORTS.  Boatmen's and each of its significant
     ------------   -------
subsidiaries has filed all reports and statements, together with any amendments required to be made with respect thereto, that they were or are required to file with (i) the SEC; (ii) the Federal Reserve Board; (iii) the Office of the Comptroller of the Currency;
(iv) the Federal Deposit Insurance Corporation; (v) any state securities or banking authorities having jurisdiction; (vi) Nasdaq; and (vii) any other governmental authority with jurisdiction over Boatmen's or any of its significant subsidiaries. As of their respective dates, each of such reports and documents, as amended, including the financial statements, exhibits and schedules thereto, complied in all material respects with the relevant statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     SECTION 7.08.  COMPLIANCE WITH LAW.  Boatmen's and its
     ------------   -------------------
significant subsidiaries have all licenses, franchises, permits and other governmental authorizations that are legally required to enable them to conduct their respective businesses in all material respects and are in compliance in all material respects with all applicable laws and regulations.

     SECTION 7.09.  STATEMENTS TRUE AND CORRECT.  None of the
     ------------   ---------------------------
information supplied or to be supplied by Boatmen's for inclusion in (i) the Registration Statement; (ii) the Prospectus; and
(iii) any other documents to be filed with the SEC or any banking or other regulatory authority in connection with the transactions contemplated hereby, will, in the case of the Registration Statement, when it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or, in the case of the Prospectus or any amendment thereof or supplement thereto, when first mailed to the shareholders of the Companies and at the time of the Stockholders' Meetings (as defined in Section 8.07 hereof), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. All documents that Boatmen's is responsible for filing with the SEC or any other regulatory authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law and any rules and regulations thereunder.


                             ARTICLE EIGHT
                             -------------

                        AGREEMENTS OF COMPANIES
                        -----------------------

     SECTION 8.01.  BUSINESS IN ORDINARY COURSE.
     ------------   ---------------------------

     (a) Between the date hereof and the Closing Date, each Company shall, and the Companies shall cause each other Corporation, including without limitation National Mortgage and its subsidiaries, to carry on after the date of this Agreement its respective business and the discharge or incurrence of its respective obligations and liabilities, only in the usual, regular and ordinary course of business, as heretofore conducted, and by way of amplification and not limitation, the Companies, National Mortgage and the other Corporations shall not, without the prior written consent of Boatmen's (which shall not be unreasonably withheld):

           (i) declare or pay any dividend or make any other distribution to shareholders, whether in cash, stock or other property (except to the extent contemplated by Section 8.02 hereof and except for actions necessary to maintain the aggregate amount of cash and net receivables from National Service of the Home Loan Companies at no more than $1,300,000.00); or

          (ii) issue any common stock or other capital stock or any options, warrants, or other rights to subscribe for or purchase any capital stock or any securities convertible into or exchangeable for any capital stock (except in accordance with the Modification and Termination Agreement attached hereto as Exhibit 8.17); or

         (iii) directly or indirectly redeem, purchase or otherwise acquire any of its capital stock or its subsidiaries' capital stock; or

          (iv) effect a reclassification, recapitalization, splitup, exchange of shares, readjustment or other similar change in or to any capital stock or otherwise reorganize or recapitalize (except in accordance with the Modification and Termination Agreement attached hereto as Exhibit 8.17); or

           (v) change its certificate or articles of incorporation or bylaws; or

          (vi) grant any increase (other than ordinary and normal increases consistent with past practices with respect to employees who are not also NMC Affiliates) in the compensation payable or to become payable to officers or salaried employees, grant any stock options or, except as required by law, adopt or make any change in any bonus, insurance, pension, or other Employee

     Plan, agreement, payment or arrangement made to, for or with any of such officers or employees; or

         (vii) borrow or agree to borrow any amount of funds except in the ordinary course of business, or directly or indirectly guarantee or agree to guarantee any obligations of others; or

        (viii) purchase or otherwise acquire any investment security for its own account having an average remaining life to maturity greater than five (5) years or any asset-backed securities other than those issued or guaranteed by the GNMA, FNMA or FHLMC; or

          (ix)  except for transactions contemplated by Sections
     8.02, 8.03 and 11.11 hereof, enter into any agreement, contract or commitment (A) with any NMC Affiliate, or (B) out of the ordinary course of business and involving more than $50,000; or

           (x) except in the ordinary course of business, place on any of its assets or properties any mortgage, pledge, lien, charge, or other encumbrance; or

          (xi) except in the ordinary course of business, cancel or accelerate any material indebtedness owing to it or any claims which it may possess or waive any material rights of substantial value; or

         (xii) sell or otherwise dispose of any real property or any material amount of any tangible or intangible personal property other than properties acquired in foreclosure or otherwise in the ordinary course of business of National Mortgage and its subsidiaries (except to the extent contemplated by Section 8.02 hereof and except for actions necessary to maintain the aggregate amount of cash and net receivables from National Service of the Home Loan Companies at no more than $1,300,000.00); or

        (xiii) take title to any real property without first obtaining a phase one environmental report thereon which indicates that the property is free of pollutants, contaminants or hazardous or toxic waste materials; provided, however, that National Mortgage and its subsidiaries shall not be required to obtain such a report with respect to single family, non-agricultural residential property of one (1) acre or less to be foreclosed upon unless it has reason to believe or should have reason to believe that such property might contain any such waste materials or otherwise might be contaminated; or

         (xiv) commit any act or fail to do any act which will cause a breach of any agreement, contract or commitment and which would have a Material Adverse Effect on the Companies;

          (xv) knowingly violate any law, statute, rule, governmental regulation, or order, which violation would have a Material Adverse Effect on the Companies; or

         (xvi) purchase any real or personal property or make any other capital expenditure where the amount paid or committed therefor is in excess of $250,000; or

        (xvii) sell, transfer, lease or encumber any right to service any Mortgage Servicing Agreement, except for Mortgage Loans and related Servicing (as defined in Section
     8.01(a)(xix) hereof) in the ordinary course of business; or

       (xviii) materially alter or vary its methods, policies or practices of (A) borrowing from or making advances to National Service, (B) underwriting, pricing, originating, warehousing, selling and servicing, or buying or selling rights to service, Mortgage Loans, (C) hedging (which term includes both buying futures and forward commitments from financial institution) its mortgage loan positions or commitments, or (D) obtaining financing and credit; or

         (xix) purchase "bulk" Servicing other than "flow" Servicing, or sell "bulk" Servicing that was included in the Mortgage Servicing Portfolio as of January 31, 1994 or the date hereof where the aggregate purchase or sale price is greater than One Million Dollars ($1,000,000). As used in this Agreement, the term "Servicing" shall mean the right to receive servicing fee income and other income in connection with the rights and responsibilities of National Mortgage with respect to servicing, subservicing and master servicing Mortgage Loans under Mortgage Servicing Agreements and the maintenance and servicing of any related escrow accounts; or

          (xx) knowingly fail to comply with any applicable law, regulation, ordinance, order, injunction or decree, or fail to comply with any lawful requirement of any governmental body, court, Investor or any contractual obligation in connection with the Mortgage Loans, the Servicing, the Advances or other material contract.

     (b) The Companies shall promptly notify Boatmen's in writing of the occurrence of any matter or event known to any of them, but excluding any changes in conditions that affect the mortgage banking industry generally, that would have a Material Adverse Effect on the Companies.

     (c) No Company shall, and the Companies shall cause each other Corporation not to, on or before the earlier of the Closing Date or the date of termination of this Agreement, solicit, encourage or hold discussions or negotiations with or provide any information to, any person in connection with any proposal for the direct or indirect acquisition of all or any substantial portion of the business or assets of the Companies or National Mortgage or the shares of stock of the Companies or National Mortgage Common; provided, however, that (i) the Companies may engage in discussions or negotiations with a third party or may furnish such third party information concerning the Companies, National Mortgage and their respective businesses, properties or assets and (ii) following receipt of any such unsolicited acquisition proposal, the Boards of Directors of the Companies may withdraw or modify their respective recommendation referred to in Section 8.07 hereof, but in each case referred to in the foregoing clauses (i) and (ii) only to the extent that the Board of Directors of the Companies shall reasonably conclude, in good faith and upon the advice of counsel, that such action is necessary in order to avoid breaching their fiduciary obligations under applicable law. The Companies shall promptly advise Boatmen's of the receipt of any such proposal or inquiry concerning any possible such proposal, including the material terms and conditions thereof.

     SECTION 8.02.  DISPOSITION OF UNRELATED ASSETS/LIABILITIES.
     ------------   -------------------------------------------
(a) The Companies shall cause to be consummated, at or prior to the Closing, the Asset/Liability Transfer Agreement, in the form of that attached hereto as Exhibit 8.02, providing for the transfer of certain specified assets and liabilities of the Companies unrelated to the mortgage banking business of National Mortgage ("Unrelated Assets/Liabilities").

     (b) The National Affiliates shall cause to be terminated and released, at or prior to the Closing, those eleven (11) certain
Split-Dollar Insurance Agreements and companion Split-Dollar Collateral

Assignments (collectively the "Split Dollar Agreements"), as described in Section 8.02(b) of the Disclosure Schedule.

     SECTION 8.03.  ACQUISITION OF PARTNERSHIP ASSETS.  The
     ------------   ---------------------------------
Companies shall cause to be consummated, at or prior to the Closing, the Equipment Transfer Agreement, in the form of that attached hereto as Exhibit 8.03, providing for the transfer of certain equipment (the "Partnership Assets") owned by Knight Arnold Partners, a Tennessee general partnership, and Delta Investment Company, a Tennessee general partnership, to National Mortgage and Margolin Realty as provided therein, without cost, expense or obligation to National Mortgage, Margolin Realty or any other Corporation.

     SECTION 8.04.  VALUATION OF ALLIANCE REAL ESTATE.  The
     ------------   ---------------------------------
Companies shall, in cooperation with Boatmen's, cause the Alliance Real Estate (as such term is defined in Exhibit 8.04 hereto) to be appraised and the Net Alliance Real Estate Equity Value (as such term is defined in Exhibit 8.04 hereof) determined in accordance with the provisions governing such appraisal and determination set forth in Exhibit 8.04 hereto.

     SECTION 8.05.  RELEASES AND INDEMNIFICATION AGREEMENT.
     ------------   --------------------------------------
(a) The Companies shall cause to be executed by each NMC Affiliate and delivered to Boatmen's, as contemplated by Section 4.03(vii) hereof, the form of Release attached hereto as Exhibit 8.05(a), which shall be effective as of the Closing Date.

     (b) The Companies shall cause to be executed by each shareholder of each Company and delivered to Boatmen's, as contemplated by Section 4.03(vii) hereof, the form of Indemnification Agreement attached hereto as Exhibit 8.05(b), which shall be effective as of the Closing Date.

     SECTION 8.06.  BREACHES.  Each Company shall, in the event it
     ------------   --------
has knowledge of the occurrence of any event or condition which constitutes a breach of any of its representations or agreements contained or referred to herein, give prompt written notice thereof to Boatmen's.

     SECTION 8.07.  SUBMISSION TO SHAREHOLDERS.  Each Company shall
     ------------   --------------------------
cause to be duly called and held, on a date mutually selected by Boatmen's and such Company, a special meeting of the shareholders of each such Company (collectively, the "Stockholders' Meetings") for submission of this Agreement and the transactions contemplated hereby for approval of such shareholders as required by applicable law. In connection with the Stockholders' Meetings, (i) the Companies shall cooperate and assist Boatmen's in preparing and filing a Registration Statement (the "Registration Statement") and an included Prospectus (the "Prospectus") with the SEC; (ii) the Companies shall furnish Boatmen's all information that Boatmen's may reasonably request in connection with such Registration Statement and Prospectus; and (iii) the Board of Directors of each Company shall recommend to its respective shareholders the approval of this Agreement and the transactions contemplated hereby and use its best efforts to obtain such shareholder approval, unless such action would constitute a breach of the fiduciary duties of such Board of Directors under applicable law.

     SECTION 8.08.  CONSENTS TO CONTRACTS AND LEASES.  The
     ------------   --------------------------------
Companies shall use their best efforts to obtain all necessary consents with respect to all interests in any material leases, licenses, contracts, agreements, instruments and rights of any Corporation which could require the consent of another person for the consummation of the transactions contemplated by this Agreement.

     SECTION 8.09.  CONSUMMATION OF AGREEMENT.  Subject to all the
     ------------   -------------------------
terms and provisions of this Agreement (including, without limitation, the provisions hereof allowing for the exercise of the fiduciary duties of the Boards of Directors of the Companies), the Companies shall use their best efforts to perform and fulfill all conditions and obligations on their part to be performed or fulfilled under this Agreement and to effect the transactions contemplated hereby in accordance with the terms and provisions hereof. The Companies shall furnish to Boatmen's in a timely manner all information, data and documents in the possession of any Corporation requested by Boatmen's as may be required to obtain any necessary regulatory or other approvals of the transactions contemplated hereby or to file with the SEC the Registration
Statement and Prospectus and shall otherwise cooperate fully with Boatmen's to carry out the purpose and intent of this Agreement.

     SECTION 8.10.  ENVIRONMENTAL REPORTS.  The Companies shall
     ------------   ---------------------
provide to Boatmen's, as soon as reasonably practical, but not later than forty-five (45) days after the date hereof, a report of a phase one environmental investigation on any real property owned, leased or operated by any Corporation as of the date hereof (including without limitation the Main Office Complex and the Alliance Real Estate, but excluding those properties described in
Section 8.10 of the Disclosure Schedule) and within ten (10) days after the acquisition or lease of any real property acquired or leased by any Corporation after the date hereof, except as otherwise provided in Section 8.01(a)(xiii) hereof. If required by the phase one investigation in Boatmen's reasonable opinion, the Companies shall provide to Boatmen's a report of a phase two investigation on properties requiring such additional study. Boatmen's shall have fifteen (15) business days from the receipt of any such phase two investigation report to notify the Companies of any objection to the contents of such report. Should the cost of taking all remedial and corrective actions and measures
(i) required by applicable law, or (ii) recommended or suggested by such report or reports, in the aggregate, exceed the sum of Three Million Dollars ($3,000,000) as reasonably estimated by an environmental expert retained for such purpose by Boatmen's and reasonably acceptable to the Companies, or if the cost of such actions and measures cannot be so reasonably estimated by such expert to be Three Million Dollars ($3,000,000) or less with any reasonable degree of certainty, then Boatmen's shall have the right pursuant to Section 11.03 hereof, for a period of ten (10) business days following receipt of such estimate or indication that the cost of such actions and measures cannot be so reasonably estimated, to terminate this Agreement, which shall be Boatmen's sole remedy in such event.

     SECTION 8.11.  RESTRICTION ON RESALES.  The Companies shall
     ------------   ----------------------
obtain and deliver to Boatmen's, at least thirty-one (31) days prior to the Closing Date, the signed agreement, in the form of
Exhibit 8.11 hereto, of each person who may reasonably be deemed an "affiliate" of any Company within the meaning of such term as used in Rule 145 under the Securities Act, regarding (i) compliance with the provisions of such Rule 145, and (ii) compliance with the requirements of Accounting Principles Board Opinion No. 16
("APB 16") regarding the disposition of shares of any Company or Boatmen's Common (or reduction of risk with respect thereto) until such time as financial results covering at least thirty (30) days of post-Closing combined operations have been published (which financial results Boatmen's agrees to publish as part of its applicable Form 10-Q or Form 10-K filing covering such period).

     SECTION 8.12.  TRANSFER FEES.  The Companies shall pay any
     ------------   -------------
transfer taxes and other transfer fees (including any mortgage servicing portfolio transfer fees) in connection with the transactions contemplated by this Agreement.

     SECTION 8.13.  PERMITS OF STATE AND OTHER AGENCIES.
     ------------   -----------------------------------
Immediately after the execution of this Agreement, the Companies shall proceed, at their own expense, to seek to obtain or cause National Mortgage or any other Corporation to seek to obtain, as appropriate, any Permits (as defined below in this Section 8.13) required to be obtained from any federal or state governmental agency, including without limitation any Agency, to this Agreement or the transactions contemplated by this Agreement

(whether such Permit is typically requested and obtained by the acquiror or company being acquired in connection with a transaction of the nature contemplated by this Agreement). The Companies shall have the responsibility to do all things necessary or appropriate to secure any such Permit of any agency to the transactions contemplated herein. The Companies hereby agree to either pay or obtain the waiver of any fees imposed by any agency with respect to any Permits. The Companies shall follow in all material respects any applicable servicing transfer procedures set forth in applicable handbooks published by an agency. As used in this Agreement, the term "Permit" means all Licenses, permits, orders, consents, approvals, registrations, authorizations, qualifications and filings with and under all federal, state, local or foreign laws and governmental or regulatory bodies and all industry or other nongovernmental self-regulatory organizations; provided, however, that the term
                               --------  -------
"Permit" shall not be deemed to mean or include the prior approval of the Federal Reserve Board, any filings to be made with the Department of Justice pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and any filings to be made with and declarations of effectiveness or other orders to be obtained from the SEC, any state blue sky authorities and Nasdaq in connection with the registration and listing of Boatmen's Common to be issued pursuant to this Agreement.

     SECTION 8.14.  ACCESS TO INFORMATION.  The Companies shall
     ------------   ---------------------
permit, and shall cause each other Corporation to permit, Boatmen's reasonable access, in a manner which will avoid undue disruption or interference with such Corporation's normal operations, to its respective properties and shall disclose and make available to Boatmen's all of such Corporation's books, documents, papers and records relating to its assets, stock ownership, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' and shareholders' meetings, organizational documents, material contracts and agreements, loan files, Mortgage Servicing Agreements, filings with any regulatory authority, accountants' workpapers (if available and subject to the respective independent accountants' consent), litigation files (to the extent that the attorney/client privilege will not be relinquished), plans affecting employees, and any other business activities or prospects in which Boatmen's may have a reasonable and legitimate interest in furtherance of the transactions contemplated by this Agreement. The Companies shall deliver to Boatmen's within ten (10) days after the date hereof a true, accurate and complete copy of each written plan or program disclosed in Section 5.17 of the Disclosure Schedule and, with respect to each such plan or program, all (i) amendments or supplements thereto; (ii) summary plan descriptions; (iii) lists of all current participants and all participants with benefit entitlements; (iv) contracts relating to plan documents;
(v) actuarial valuations for any defined benefit plan;
(vi) valuations for any plan as of the most recent date;
(vii) determination letters from the Internal Revenue Service;
(viii) the most recent annual report filed with the Internal Revenue Service; and (ix) trust agreements. Boatmen's will hold any such information which is nonpublic in confidence in accordance with the provisions of Section 13.01 hereof.

     SECTION 8.15.  SATISFACTION OF NATIONAL SERVICE PAYABLES AND
     ------------   ---------------------------------------------
RECEIVABLES.  The Companies shall, at the Closing, cause to be
- -----------
settled, by payment or repayment in cash and in full, all of each Corporation's payables to and receivables from National Service, such that, upon completion of the Closing, none of the Corporations will have any accounts payable or other liabilities or obligations to, or any accounts receivable or other indebtedness from, National Service.

     SECTION 8.16.  DELIVERY OF NATIONAL MORTGAGE FINANCIAL
     ------------   ---------------------------------------
STATEMENTS.  The Companies shall deliver to Boatmen's the National
- ----------
Mortgage Financial Statements promptly after their receipt of the audit report thereon of Ernst & Young.

     SECTION 8.17.  CORRECTION OF SHAREHOLDER RECORDS.  Within
     ------------   ---------------------------------
forty-five (45) days after the date of this Agreement, the National Affiliates shall cause to be executed (and a photocopy thereof delivered to Boatmen's) that certain Modification and Termination Agreement the form of which is attached hereto as Exhibit 8.17 and shall cause to be consummated the surrender of incorrect stock certificates and reissuance of corrected stock certificates (which such corrected stock certificates shall evidence and reflect the shareholder lists of each respective National Affiliate included in Sections 5.01(b), 5.02(b), 5.03(b), 5.04(b), 5.05(b) and 5.06(b) of
the Disclosure Schedule) as contemplated by Section 3 thereof.


                             ARTICLE NINE
                             ------------

                        AGREEMENTS OF BOATMEN'S
                        -----------------------

     SECTION 9.01.  CERTAIN REGULATORY APPROVALS AND REGISTRATION
     ------------   ---------------------------------------------
STATEMENT.  Boatmen's shall file the necessary application for the
- ---------
prior approval of the Federal Reserve Board of the transactions contemplated by this Agreement and the necessary notice to and filings with the Department of Justice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Boatmen's shall keep the Companies reasonably informed as to the status of such applications and notices and make available to the Companies upon reasonable request by the Companies from time to time, copies of such applications and notices and any supplementally filed materials. Boatmen's shall cooperate with the Companies to obtain the Permits as contemplated by Section 8.13 hereof. Boatmen's shall file with the SEC the Registration Statement relating to the shares of Boatmen's Common to be issued pursuant to this Agreement and shall use its best efforts to cause the Registration Statement to become effective. At the time the Registration Statement becomes effective, the Registration Statement shall comply in all material respects with the provisions of the Securities Act and the published rules and regulations thereunder, and shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and at the time of mailing thereof to the shareholders of the Companies and at the time of the Stockholders' Meetings, the Prospectus included as part of the Registration Statement, as amended or supplemented by any amendment or supplement, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Boatmen's shall timely file all documents required to obtain all necessary Blue Sky permits and approvals, if any, required to carry out the transactions contemplated by this Agreement, shall pay all expenses incident thereto and shall use its best efforts to obtain such permits and approvals on a timely basis. Boatmen's shall promptly and properly prepare and file
(i) any application required to list on Nasdaq the shares of Boatmen's Common to be issued pursuant to this Agreement and
(ii) any other filings required under the Securities Exchange Act of 1934, as amended, relating to this Agreement and the transactions contemplated herein. Boatmen's shall pay all fees and expenses incident to the Registration Statement, Prospectus and issuance of shares of Boatmen's Common, including, without limitation, all filing fees, printing fees, listing fees, Blue Sky fees and mailing costs.

     SECTION 9.02.  BREACHES.  Boatmen's shall, in the event it has
     ------------   --------
knowledge of the occurrence of any event or condition which constitutes a breach of any of its representations or agreements contained or referred to herein, give prompt written notice thereof to the Companies.

     SECTION 9.03.  CONSUMMATION OF AGREEMENT.  Boatmen's shall use
     ------------   -------------------------
its best efforts to perform and fulfill all conditions and obligations on its part to be performed or fulfilled under this Agreement and to effect the transactions contemplated hereby in accordance with the terms and conditions of this

Agreement. Boatmen's shall cooperate and assist the Companies, to the extent necessary and appropriate, in the performance of their agreement set forth in Section 8.15 hereof, including without limitation, causing the Corporations to repay all of their accounts or notes payable to National Service at the Closing.

     SECTION 9.04.  DIRECTORS AND OFFICERS' LIABILITY INSURANCE AND
     ------------   -----------------------------------------------
INDEMNIFICATION.
- ---------------

     (a) Following the Closing, Boatmen's will provide the directors and officers of the Companies and their direct and indirect subsidiaries, including National Mortgage, with the same directors' and officers' liability insurance coverage that Boatmen's provides to directors and officers of its other subsidiaries generally, and, in addition, for a period of three (3) years will use its best efforts to continue any such Company's directors' and officers' liability insurance coverage with respect to actions occurring prior to the Closing to the extent that such coverage is obtainable for an aggregate premium not to exceed the annual premium presently being paid by such Company for its directors and officers liability insurance. If the premium of such insurance would exceed such maximum amount, Boatmen's shall use its best efforts to procure such level of insurance as can be obtained for a premium equal to such maximum amount.

     (b) For six (6) years after the Closing, Boatmen's shall cause the Companies and their direct and indirect subsidiaries, including National Mortgage, jointly and severally, to indemnify, defend and hold harmless the present officers, directors, employees and agents of any such Company and its subsidiaries (each, an "Indemnified Party") against all losses, expenses, claims, damages or liabilities arising out of actions or omissions occurring on or prior to the Closing (including, without limitation, the transactions contemplated by this Agreement) to the full extent then permitted under the applicable state corporate law and by such Company's articles or certificate of incorporation as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any action or suit.

     (c) If, after the Closing, a Company or any of its direct or indirect subsidiaries, including National Mortgage, or any of its successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then and in each such case, proper provision shall be made so that the successors and assigns of such Company shall assume any remaining obligations set forth in this Section 9.04. If such Company shall liquidate, dissolve or otherwise wind up its business, then Boatmen's shall indemnify, defend and hold harmless each Indemnified Party to the same extent and on the same terms that such Company was so obligated pursuant to this Section 9.04.

     SECTION 9.05.  EMPLOYEE BENEFITS.  Boatmen's shall, with
     ------------   -----------------
respect to each person who remains an employee of a Company or any of its direct or indirect subsidiaries, including National
Mortgage, following the Closing Date (each a "Continued Employee"), provide the benefits described in this Section 9.05. Subject to the right of subsequent amendment, modification or termination in Boatmen's sole discretion, each Continued Employee shall be entitled, as a new employee of a subsidiary of Boatmen's, to participate in such employee benefit plans, as defined in Section 3(3) of ERISA, or any non-qualified employee benefit plans or deferred compensation, stock option, bonus or incentive plans, or other employee benefit or fringe benefit programs that may be in effect generally for employees of all of Boatmen's subsidiaries (the "Boatmen's Plans"), if and as a Continued Employee shall be eligible and, if required, selected for participation therein under the terms thereof and otherwise shall not be participating in a similar plan which is maintained by any such company after the Closing. Continued

Employees shall participate therein on the same basis as similarly situated employees of other Boatmen's subsidiaries. All such participation shall be subject to the terms of such plans as may be in effect from time to time and this
Section 9.05 is not intended to give Continued Employees any rights or privileges superior to those of other employees of Boatmen's subsidiaries. Boatmen's may terminate or modify all Employee Plans and Boatmen's obligation under this Section 9.05 shall not be deemed or construed so as to provide duplication of similar benefits but, subject to that qualification, Boatmen's shall, for purposes of vesting and any age or period of service requirements for commencement of participation with respect to any Boatmen's Plans in which Continued Employees may participate, credit each Continued Employee with his or her term of service with such companies. In the case of medical benefits, claims incurred but not paid prior to the Closing Date will be paid under the medical plan maintained on behalf of employees of the Companies and National Mortgage (the "NMC Medical Plan"). Boatmen's agrees to maintain the NMC Medical Plan through December 31, 1994, at which time Boatmen's may terminate or continue the NMC Medical Plan at its discretion. Upon termination of the NMC Medical Plan, individuals who were employees of the Companies or National Mortgage on the Closing Date will become eligible to participate in the Boatmen's medical plan subject to the same pre-existing condition provisions that apply to similarly situated employees of other Boatmen's subsidiaries; provided, however, that Boatmen's shall, for purposes of determining coverage of expenses related to pre-existing conditions, credit each Continued Employee with his or her term of service with such Companies or National Mortgage.

     SECTION 9.06.  VALUATION OF ALLIANCE REAL ESTATE.  Boatmen's
     ------------   ---------------------------------
shall cooperate with the Companies in causing the Alliance Real Estate to be appraised and the Net Alliance Real Estate Equity Value determined in accordance with the provisions governing such appraisal and determination set forth on Exhibit 8.04 hereto.

     SECTION 9.07.  REORGANIZATION.  During the period from the
     ------------   --------------
date of this Agreement through the Closing Date, unless the Companies shall otherwise agree in writing, neither Boatmen's nor any of its subsidiaries shall knowingly take or fail to take any action which action or failure to act would jeopardize qualification of the transaction contemplated by this Agreement as a reorganization within the meaning of Section 368(a) of the Code.

     SECTION 9.08.  NEGOTIATION OF LEASE AND CERTAIN AGREEMENTS.
     ------------   -------------------------------------------
Boatmen's shall negotiate in good faith to enter into that certain lease and those certain other agreements described in items (1) and
(2) of Exhibit 11.12 hereto within sixty (60) days after the date of this Agreement, if and to the extent that the other necessary parties to such lease and other agreements so negotiate in good faith.

     SECTION 9.09.  ACCESS TO INFORMATION.  Boatmen's shall permit
     ------------   ---------------------
designated representatives of the Companies reasonable access in a manner which will avoid undue disruption or interference with Boatmen's normal operations to its properties and shall disclose and make available to such representatives all books, documents, papers and records relating to its assets, stock ownership, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' and stockholders' meetings, organizational documents, material contracts and agreements, loan files, filings with any regulatory authority, accountants' workpapers (if available and subject to the respective independent accountants' consent), litigation files, plans affecting employees, and any other business activities or prospects in which the Companies may have a reasonable and legitimate interest in furtherance of the transactions contemplated by this Agreement. The Companies will hold any such information which is nonpublic in confidence in accordance with the provisions of
Section 13.01 hereof.

                              ARTICLE TEN
                              -----------

                         CONDITIONS PRECEDENT
                         --------------------

     SECTION 10.01.  CONDITIONS TO BOATMEN'S OBLIGATIONS.
     -------------   -----------------------------------
Boatmen's obligations to consummate this Agreement and the transactions contemplated hereby shall be subject to the satisfaction (or waiver by Boatmen's) as of the Closing of the following conditions:

     (a) The representations and warranties made in Articles Five, Six and Twelve of this Agreement (i) that are therein qualified as to materiality shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date, or (ii) that are not therein qualified with respect to materiality shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date;

     (b) If all materiality qualifications to the representations and warranties made in Articles Five and Six of this Agreement are disregarded, the collective effect of all breaches of such unqualified representations and warranties shall not constitute a Material Adverse Effect on the Companies;

     (c) The Companies and National Service shall have performed and complied in all material respects with all of their obligations and agreements required to be performed prior to the Closing Date under this Agreement;

     (d) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of this Agreement shall be in effect, nor shall any proceeding by any regulatory authority or other person seeking any of the foregoing be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the transactions contemplated by this Agreement which makes the consummation of this Agreement illegal;

     (e) All necessary regulatory approvals, consents, authorizations and other approvals required by law for consummation of this Agreement shall have been obtained and all waiting periods required by law shall have expired;

     (f) Boatmen's shall have received on or prior to the Closing Date all documents required to be received from the Companies pursuant to Section 4.03 and from National Service pursuant to
Section 12.06, all in form and substance reasonably satisfactory to Boatmen's;

     (g) Boatmen's shall have received an opinion letter, dated as of the Closing Date, from Ernst & Young, its independent public accountants, to the effect that the transactions contemplated by this Agreement will qualify for pooling of interests accounting treatment under APB 16 if closed and consummated in accordance with this Agreement; provided, however, that such opinion letter need not be received by Boatmen's as aforesaid if Ernst & Young is unable to render such opinion solely because of the occurrence of a Business Combination (as defined in Section 13.05 hereof);

     (h) The Registration Statement shall be effective under the Securities Act and no stop orders suspending the effectiveness of the Registration Statement shall be in effect or proceedings for such purpose pending before or threatened by the SEC;

     (i) Boatmen's shall have received from its counsel, Lewis, Rice & Fingersh, an opinion to the effect that if the Mergers are consummated in accordance with the terms set forth in this Agreement (i) each such Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, (ii) no gain or loss will be recognized by any Acquisition Sub upon the transfer of substantially all of its assets to the Company into which it is merging in exchange solely for the common stock of the Company into which it is merging and the assumption by the Company into which it is merging of any liabilities of such Acquisition Sub, and (iii) no gain or loss will be recognized by any Company upon the receipt of substantially all of the assets of the Acquisition Sub with which it is merging in exchange for such Company's common stock;

     (j) The Companies or National Mortgage shall have received all Permits required pursuant to Section 8.13 hereof;

     (k) The aggregate principal amount of the Mortgage Serving Portfolio shall not be less than Ten Billion Dollars ($10,000,000,000) (it being understood and agreed by the parties that the fact that the Mortgage Servicing Portfolio is greater than such amount as of Closing shall not be deemed to create any inference or presumption that a Material Adverse Change in the Companies could not have occurred);

     (l) The Related Agreements (as defined in Section 11.12 hereof) shall be in full force and effect;

     (m)  The last two (2) NMC Affiliate Agreements identified in
Section 5.22 of the Disclosure Schedule, and any other NMC Affiliate Agreement which is specified in a written notice given by Boatmen's to the Companies within thirty (30) days after the date of this Agreement, shall have been terminated and canceled without obligation to any Corporation and, at Boatmen's election, new agreements or arrangements with respect to the subject matter thereof shall have been entered into with the NMC Affiliate which was the party to such terminated NMC Affiliate Agreement, or such NMC Affiliate Agreement shall have been replaced with an agreement with another party, on such arms-length, market terms and provisions as are acceptable to Boatmen's in its reasonable discretion;

     (n) The total costs, expenses and fees incurred by the Corporations in connection with this Agreement and the transactions contemplated hereby shall not exceed the sum of Three Million Four Hundred Thousand Dollars ($3,400,000) (it being understood and agreed by the parties that (i) NMC Affiliates, or other third persons, may pay any portion of such costs or expenses or reimburse the Corporations therefor in order to cause this condition to Boatmen's obligations to be satisfied, and (ii) the costs, expenses and fees incurred in connection with Sections 8.10 and 8.13 hereof shall not be applied against the $3,400,000 amount);

     (o) No shareholder of any National Affiliate shall have demanded payment of fair value of his or her shares of common stock of such National Affiliate under the Tennessee Corporate Law unless such shareholder shall have made such demand with respect to his or her shares in all National Affiliates of which such person is a shareholder; and

     (p) No shareholder of any National Affiliate shall have demanded payment of fair value of his or her shares of preferred stock of such National Affiliate under Tennessee Corporate Law.

     SECTION 10.02.  CONDITIONS TO COMPANIES' OBLIGATIONS.  The
     -------------   ------------------------------------
Companies' obligations to consummate this Agreement and the transactions contemplated hereby shall be subject to the satisfaction (or waiver by the Companies) as of the Closing of the following conditions:

     (a) The representations and warranties made in Article Seven of this Agreement (i) that are therein qualified as to materiality shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date, and (ii) that are not therein qualified with respect to materiality shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on the Closing Date;

     (b) If all materiality qualifications to the representations and warranties made in Article Seven of this Agreement are disregarded, the collective effect of all breaches of such unqualified representations and warranties shall not constitute a Material Adverse Effect on Boatmen's;

     (c) Boatmen's shall have performed and complied in all material respects with all of its obligations and agreements hereunder required to be performed prior to the Closing Date under this Agreement;

     (d) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of this Agreement shall be in effect, nor shall any proceeding by any regulatory authority or other governmental agency seeking any of the foregoing be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the transactions contemplated by this Agreement which makes the consummation of the Agreement illegal;

     (e) All necessary regulatory approvals, consents, authorizations and other approvals, including the requisite approval of this Agreement and the transactions contemplated hereby by the shareholders of each Company, required by law for consummation of this Agreement shall have been obtained and all waiting periods required by law shall have expired;

     (f) The Companies shall have received all documents required to be received from Boatmen's on or prior to the Closing Date pursuant to Section 4.04 hereof, all in form and substance reasonably satisfactory to the Companies;

     (g) The Registration Statement shall be effective under the Securities Act and no stop orders suspending the effectiveness of the Registration Statement shall be in effect or proceedings for such purpose pending before or threatened by the SEC;

     (h) The Companies shall have received from Andrews & Kurth, special tax counsel to the Companies, an opinion to the effect that if the Mergers are consummated in accordance with the terms set forth in this Agreement, (i) each such Merger will constitute a reorganization within the meaning of Section 368(a) of the Code; (ii) no gain or loss will be recognized by the holders of shares of common stock of any Company as a result of the exchange of such shares for Boatmen's Common+(except for cash received in lieu of fractional shares);
(iii) the basis of shares of Boatmen's Common received by such holders will be the same as the basis of the shares of stock exchanged therefor; and (iv) the holding period of the shares of Boatmen's
Common received by such holders will include the holding period of the shares of stock exchanged therefor, provided such shares were held as capital assets as of the Effective Time;

     (i) The Companies shall have received from their investment banker, Donaldson, Lufkin & Jenrette Securities Corporation, the reaffirmation of the opinion of such investment banker, originally rendered and delivered to the Companies at the meetings of the Boards of Directors of the Companies at which this Agreement was approved by such Boards of Directors, to the effect that the transaction contemplated hereby is fair to the Companies and their shareholders from a financial point of view, which such reaffirmation of such opinion shall be dated as of or shortly prior to the date of the Prospectus; and

     (j) The shares of Boatmen's Common to be issued pursuant to this Agreement shall have been approved for listing on Nasdaq.


                            ARTICLE ELEVEN
                            --------------

                      TERMINATION OR ABANDONMENT
                      --------------------------

     SECTION 11.01.  MUTUAL AGREEMENT.  This Agreement may be
     -------------   ----------------
terminated by the mutual written agreement of the parties at any time prior to the Closing Date, regardless of whether approval of this Agreement and the transactions contemplated hereby by the shareholders of any Company shall have been previously obtained.

     SECTION 11.02.  BREACH OF REPRESENTATIONS OR AGREEMENTS.  In
     -------------   ---------------------------------------
the event that there is (i) a material breach in any of the representations and warranties of any Company or National Service, on the one hand, or Boatmen's, on the other hand, that is not qualified as to materiality, (ii) a breach in any of the representations and warranties of any Company or National Service, on the one hand, or Boatmen's, on the other hand, that is qualified as to materiality or (iii) a failure to comply in any material respect with any agreements of any Company or National Service, on the one hand, or Boatmen's, on the other hand, which breach, in each case, is not cured within twenty (20) days after notice to cure such breach is given to the breaching party by the non-breaching party, then the non-breaching party, regardless of whether approval of this Agreement and the transactions contemplated hereby shall have been previously obtained from the shareholders of the Companies, may terminate and cancel this Agreement by providing written notice of such action to the other party or parties hereto.

     SECTION 11.03.  ENVIRONMENTAL REPORTS.  Boatmen's may
     -------------   ---------------------
terminate this Agreement to the extent provided by Section 8.10 hereof and this Section 11.03 by giving written notice thereof to the Companies.

     SECTION 11.04.  FAILURE OF CONDITIONS.  In the event that any
     -------------   ---------------------
of the conditions to the obligations of any party are not satisfied or waived on or prior to the Closing Date, and if any applicable cure period provided in Section 11.02 hereof has lapsed, then such party may, regardless of whether approval of this Agreement and the transactions contemplated hereby shall have been previously obtained from the shareholders of any Company, terminate and cancel this Agreement by delivery of written notice of such action to the other parties on such date.

     SECTION 11.05.  REGULATORY APPROVAL DENIAL.  If any regulatory
     -------------   --------------------------
application filed pursuant to Section 9.01 hereof or any Permit sought pursuant to Section 8.13 hereof which is material to the consummation of the transactions contemplated hereby should be finally denied, disapproved or not issued or granted by the respective regulatory authority or agency, then this Agreement thereupon may be terminated and canceled by Boatmen's by providing written notice of such action to the other parties hereto within ten (10) business days after Boatmen's actual receipt of such denial, disapproval or other notification of such non-issuance or failure to grant; provided, however, that a request for additional information or undertaking by Boatmen's, as a condition for approval, shall not be deemed to be a denial or disapproval so long as Boatmen's diligently provides the requested information or undertaking. In the event an application is denied pending an appeal, petition for review, or similar such act on the part of Boatmen's (hereinafter referred to as the "appeal"), then the application will be deemed denied unless Boatmen's prepares and timely files such appeal and continues the appellate process for purposes of obtaining the necessary approval.

     SECTION 11.06.  SHAREHOLDER APPROVAL DENIAL.  If this
     -------------   ---------------------------
Agreement and the transactions contemplated hereby are not approved by a vote of at least seventy-five percent (75%) of the outstanding common shares and seventy-five percent (75%) of the outstanding shares of any class of preferred stock of each National Affiliate and a vote of at least seventy-five percent (75%) of the outstanding common shares of each Home Loan Company at the respective Stockholders' Meetings, then the Companies or Boatmen's may terminate this Agreement.

     SECTION 11.07.  REGULATORY ENFORCEMENT MATTERS.  In the event
     -------------   ------------------------------
that any Corporation shall become a party or subject to any material regulatory enforcement action or administrative, civil or criminal proceeding with any Agency or other governmental or regulatory authority after the date of this Agreement, then
Boatmen's may terminate this Agreement.

     SECTION 11.08.  BOATMEN'S AVERAGE STOCK PRICE.
     -------------   -----------------------------

     (a) This Agreement may be terminated by the Companies if both of the following conditions are satisfied: (i) the average of the daily closing prices of a share of Boatmen's Common, as reported on Nasdaq during the period of twenty (20) trading days ending at the end of the fifth (5th) trading day immediately preceding the Closing Date (the "Boatmen's Average Price"), is less than $27.20; and (ii) the number obtained by dividing the Boatmen's Average Price by the closing price of Boatmen's Common, as reported on Nasdaq on May 5, 1994, is less than the number obtained by dividing the Final Index Price (as defined below in this Section 11.08) by the Initial Index Price (as defined below in this Section 11.08) and subtracting 0.15 from such quotient.

     (b)  For purposes of this Section 11.08:

           (i) The "Index Group" shall mean all of those companies listed on Exhibit 11.08 hereto, the common stock of which is publicly traded and as to which there is no pending publicly announced proposal at any time during the period of twenty (20) trading days ending at the end of the fifth (5th) trading day immediately preceding the Closing Date for such company to be acquired or to acquire another company in exchange for its stock where, in such later case, such company to be acquired would be a significant subsidiary of such acquiring company (as such term is defined in Section 7.03 hereof). In the event that any such company or companies are so removed from the Index Group, the weights attributed to the remaining companies shall be adjusted accordingly.

          (ii) The "Initial Index Price" shall mean the weighted average (weighted in accordance with the factors listed on Exhibit 11.08) of the per share closing prices of the common stock of the companies comprising the Index Group, as reported on the consolidated transactions reporting system for the market or exchange on which such common stock is principally traded, on May 5, 1994.

         (iii) The "Final Price" of any company belonging to the Index Group shall mean the average of the daily closing sale prices of a share of common stock of such company, as reported in the consolidated transaction reporting system for the market or exchange on which such common stock is principally traded, during the period of twenty (20) trading days ending on the end of the fifth
     (5th) trading day immediately preceding the Closing Date.

          (iv) The "Final Index Price" shall mean the weighted average (weighted in accordance with the factors listed on Exhibit 11.08) of the Final Prices for all of the companies comprising the Index Group.

If Boatmen's or any company included in the Index Group declares a stock dividend or effects a reclassification, recapitalization, split-up, combination, exchange of shares, extraordinary distribution or similar transaction between the date of this Agreement and the end of the fifth (5th) trading day immediately preceding the Closing Date, the closing prices for the common stock of such company shall be appropriately adjusted for the purposes of the definitions and calculations above so as to be comparable to the prices on the date of this Agreement.

     SECTION 11.09.  AUTOMATIC TERMINATION.  If the Closing Date
     -------------   ---------------------
does not occur on or prior to the expiration of the first (1st) anniversary of the date of this Agreement, then this Agreement may be terminated by any party by giving written notice to all of the others.

     SECTION 11.10.  TERMINATION FEES.
     -------------   ----------------

     (a) If this Agreement is terminated pursuant to Section 11.06 hereof, then, in recognition of the expenses incurred and to be incurred by Boatmen's in connection with this Agreement and the transactions contemplated hereby, the Companies thereupon shall be obligated, jointly and severally, to pay to Boatmen's the sum of Two Million Five Hundred Thousand Dollars ($2,500,000).

     (b) Upon the occurrence of a Triggering Event (as defined below in this Section 11.10(b)) after the termination of this Agreement pursuant to Section 10.01(a), 10.01(b), 10.01(c),
10.01(f), 10.01(g) (if the failure to obtain such opinion results from any action or failure to act of the Companies, any other Corporation, or any NMC Affiliate after the date hereof), 10.01(l) (other than the failure of the Escrow Agent to execute the Escrow Agreement), 10.01(m), 10.01(n), 10.01(o), 10.01(p), 11.02 (on
account of a breach by the Companies or National Service), 11.06 or
11.12 (other than the failure of the Escrow Agent to execute the Escrow Agreement), the Companies thereupon shall be obligated, jointly and severally, to pay to Boatmen's the additional sum of Two Million Five Hundred Thousand Dollars ($2,500,000). As used herein, the term "Triggering Event" shall mean the consummation of any transaction announced within twelve (12) months after the date of this Agreement and consummated within twenty-four (24) months after the date of this Agreement, whereby a person not a party hereto acquires, merges or consolidates with any one or more of the Companies (constituting in value twenty percent (20%) or more of the Companies and their Subsidiaries taken as a whole), purchases all or substantially all of the National Affiliates' or National Mortgage's assets or, directly or indirectly, acquires record or beneficial ownership of twenty-five percent (25%) or more of the outstanding shares of voting stock of the National Affiliates or of National Mortgage, and wherein the total transaction value at the time of the initial public announcement of such transaction exceeds One Hundred Sixty Million Dollars ($160,000,000) (or a proportionately lesser amount in the case of any transaction wherein less than one hundred percent (100%) control of National Mortgage is acquired) (any of the foregoing transactions is referred to herein as a "Superior Transaction").

     SECTION 11.11.  SUPERIOR TRANSACTIONS.  If prior to the
     -------------   ---------------------
approval of this Agreement by the shareholders of the Companies at the Stockholders' Meetings, and without causing a breach of this Agreement, any one or more of the Companies or National Mortgage enters into an agreement with any person not a party hereto which, if consummated in accordance with its terms, would constitute a Superior Transaction, the Companies may terminate this Agreement effective immediately upon written notice to Boatmen's; provided,
                                                        --------
however, that within ten (10) business days of any termination
- -------
pursuant to this Section 11.11, the Companies shall, jointly and severally, pay to Boatmen's the sum of Five Million Dollars ($5,000,000). The provisions of this Section 11.11 shall be an alternative to, and not in addition to, the termination fee provisions of Section 11.10.

     SECTION 11.12.  EXECUTION OF RELATED AGREEMENTS.  Boatmen's
     -------------   -------------------------------
may terminate this Agreement by delivery of written notice to the other parties hereto if agreements, in form and substance reasonably satisfactory to Boatmen's, pertaining to the matters described on Exhibit 11.12 hereto (the "Related Agreements") are not executed by the appropriate persons and the originals or photocopies thereof, as appropriate, delivered to Boatmen's within forty-five (45) days after the date of this Agreement (provided in the case of items 1 and 2 thereof (i) such date shall be sixty (60) days after the date of this Agreement and (ii) that Boatmen's has not breached its agreement set forth in Section 9.08 hereof).

     SECTION 11.13.  REVIEW OF NATIONAL MORTGAGE FINANCIAL STATEMENTS.
     -------------   ------------------------------------------------
Boatmen's may terminate this Agreement by delivery of written notice to the other parties hereto during the five (5) business day period after Boatmen's receives from the Companies, pursuant to Section 8.16 hereof, the National Mortgage Financial Statements, if Boatmen's, in its sole and absolute discretion, is not satisfied therewith.


                            ARTICLE TWELVE
                            --------------

     REPRESENTATIONS REGARDING AND AGREEMENTS OF NATIONAL SERVICE
     ------------------------------------------------------------

     SECTION 12.01.  REPRESENTATIONS.  National Service and the
     -------------   ---------------
Companies, jointly and severally, represent and warrant to Boatmen's as follows:

     (a) National Service is duly organized, validly existing and in good standing under the laws of the State of Tennessee.

     (b) The Board of Directors of National Service has, by all appropriate action, approved this Agreement and the transactions contemplated hereby and authorized the execution hereof on its behalf by its duly authorized officers and the performance by National Service of its obligations hereunder. Nothing in the articles of incorporation or bylaws of National Service, as amended, or any other agreement, instrument, decree, proceeding, law or regulation by or to which it is bound or subject would prohibit or materially inhibit National Service from performing its obligations hereunder. This Agreement has been duly and validly executed and delivered by National Service and, assuming the valid authorization, execution and delivery of this Agreement by Boatmen's, constitutes a legal, valid and binding obligation of National Service, enforceable against National Service in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

     (c) The unaudited financial statements of National Service included in Section 12.01(c) of the Disclosure Schedule (the "National Service Financial Statement"), have been prepared, on a consistent basis throughout the periods presented, on an accounting basis which is acceptable for, and actually utilized by National Service on, its federal and state income tax returns and there are no differences between, or adjustments necessary to reconcile, National Service's books of account and such tax returns.

     (d)  Since the date of the National Service Financial
Statement, there has not been any Material Adverse Change to National Service.

     (e) Set forth in Section 12.01(e) of the Disclosure Schedule is a true, complete and accurate list of all notes payable, accounts payable, deposit liabilities or other payables or indebtedness of National Service (the "National Service Payables") as of June 30, 1994.

     (f) Set forth in Section 12.01(f) of the Disclosure Schedule is a true, complete and accurate list of all accounts receivable, advances receivable or other loans due to National Service (the
"National Service Receivables") as of June 30, 1994.

     (g) Except pursuant to that certain Guaranty Agreement dated February 12, 1993, a photocopy of which is set forth in Section 12.01(g) of the Disclosure Schedule, (the "Guaranty Agreement") no Corporation has any liability or obligation, whether absolute or contingent, for, on account of, arising out of or in connection with any National Service Payable or any other debt, obligation or liability of National Service.

     (h) The Guaranty Agreement does not as of the date hereof, and will not in the future, guarantee any indebtedness, obligation or liability of any kind or nature of National Service, howsoever evidenced, whether now existing or hereafter created or arising, whether direct or indirect, absolute or contingent, or joint or several, and howsoever owned, held or acquired, except for the National Service Payables listed in Section 12.01(e) of the Disclosure Schedule and any additional National Service Payables not prohibited by Section 12.03 hereof.

     SECTION 12.02.  DISSOLUTION OF NATIONAL SERVICE.  National
     -------------   -------------------------------
Service shall file articles of dissolution in accordance with applicable provisions of the Tennessee Corporate Law (the "Dissolution") on or before the tenth (10th) business day after the Closing Date. The Dissolution shall be effected such that National Service shall have fully paid and satisfied all National Service Payables.

     SECTION 12.03.  PROHIBITION ON CERTAIN THIRD PARTY TRANSACTIONS.
     -------------   -----------------------------------------------
From and after the date of this Agreement, National Service shall not
(i) make any loan, advance or other extension of credit to any person other than a Corporation, or (ii) borrow or accept any deposit or other advance from any person other than a Corporation or an NMC Affiliate prior to the Closing or, after the Closing, from any person.

     SECTION 12.04.  REPAYMENT OF CERTAIN NATIONAL SERVICE PAYABLES.
     -------------   ----------------------------------------------
At or prior to the Closing, National Service shall cause to be repaid in full all National Service Payables owed to any person other than a Corporation and shall use its best efforts to obtain all promissory notes or other evidences of indebtedness reflecting such National Service Payables marked "paid in full" and signed by such persons (the "Promissory Notes").

     SECTION 12.05.  COLLECTION OF CERTAIN NATIONAL SERVICE
     -------------   --------------------------------------
RECEIVABLES.  At or prior to the Closing, National Service shall
- -----------
cause to be collected and repaid in full all National Service Receivables owed to National Service by any person other than a Corporation.

     SECTION 12.06.  DELIVERY OF PROMISSORY NOTES AND GUARANTY
     -------------   -----------------------------------------
AGREEMENT.  At the Closing, National Service shall deliver to
- ---------
Boatmen's any Promissory Notes obtained by National Service as contemplated by Section 12.04 hereof and all original signature copies of the Guaranty Agreement (the original of which is presently contained in the minute book of National Service).


                           ARTICLE THIRTEEN
                           ----------------

                                GENERAL
                                -------

     SECTION 13.01.  CONFIDENTIAL INFORMATION.  The parties
     -------------   ------------------------
acknowledge the confidential and proprietary nature of the "Information" (as herein described) which has heretofore been exchanged and which will be received from each other hereunder and agree to hold and keep the same confidential. Such Information will include any and all financial, technical, commercial, marketing, customer or other information concerning the business, operations and affairs of a party that may be provided to the other, irrespective of the form of the communications, by such party's employees or agents. Such Information shall not include information which is or becomes generally available to the public other than as a result of a disclosure by a party or its representatives in violation of this Agreement. The parties agree that the Information will be used solely for the purposes contemplated by this Agreement and that such Information will not be disclosed to any person other than employees and agents of a party who are directly involved in evaluating the transactions contemplated hereby. The Information shall not be used in any way detrimental to a party, including use directly or indirectly in the conduct of the other party's business or any business or enterprise in which such party may have an interest, now or in the future, and whether or not now in competition with such other party.

     SECTION 13.02.  PUBLICITY.  Boatmen's and the Companies shall
     -------------   ---------
cooperate with each other in the development and distribution of all news releases and other public disclosures concerning this Agreement and shall not issue any news release or make any other public disclosure without the prior consent of the other party (with Joel R. Katz or Steve R. Graber representing all of the Companies for this purpose), unless such is required by law or is in response to published newspaper or other mass media reports regarding the transaction contemplated hereby, in which such latter event the parties shall consult with each other regarding such responsive public disclosure.

     SECTION 13.03.  RETURN OF DOCUMENTS.  Upon termination of this
     -------------   -------------------
Agreement without occurrence of the Closing, each party shall deliver to the other originals and all copies of all Information made available to such party and will not retain any copies, extracts or other reproductions in whole or in part of such Information.

     SECTION 13.04.  NOTICES.  Any notice or other communication
     -------------   -------
shall be in writing and shall be deemed to have been given or made on the date of delivery, in the case of hand delivery, one (1) day after deposit with an overnight courier service or three (3) business days after deposit in the United States Registered Mail, postage prepaid, or upon receipt if transmitted by facsimile telecopy (ultimately followed by confirmation by other means) or any other means, addressed (in any case) as follows:

     (a)  if to Boatmen's:

               Boatmen's Bancshares, Inc.
               One Boatmen's Plaza
               800 Market Street
               St. Louis, Missouri  63102
               Attention:  Mr. Gregory L. Curl
               Facsimile:  314/466-5645

          with a copy to:

               Lewis, Rice & Fingersh
               500 North Broadway, Suite 2000
               St. Louis, Missouri  63102
               Attention:  John M. Drescher, Jr., Esq.
               Facsimile:  314/241-6056

and

     (b)  if to the Companies or National Service:

               National Mortgage Company
               4041 Knight Arnold Road
               Memphis, Tennessee 38118
               Attention:  Steve R. Graber, Esq.
               Facsimile:  901/367-7746

          with copies to:

               Sidley & Austin
               One First National Plaza
               Chicago, Illinois 60603
               Attention:  Frederick C. Lowinger, Esq.
               Facsimile:  312/853-7036

or to such other address as any party may from time to time designate by notice to the others.

     SECTION 13.05.  ADJUSTMENT OF BOATMEN'S COMMON.  If between
     -------------   ------------------------------
the date hereof and the Closing Date a share of Boatmen's Common shall be changed into a different number of shares of Boatmen's
Common or a different class of shares by reason of reclassification, recapitalization, splitup, exchange of shares or readjustment, or if a stock dividend, non-cash distribution or other extraordinary distribution thereon shall be declared with a record or effective date within such period, then the number of shares of Boatmen's Common to be issued and delivered to the shareholders of the Companies and the Escrow Agent pursuant to this Agreement and the Escrow Agreement shall be appropriately and proportionately adjusted so that each such person shall be entitled to receive such number of shares of Boatmen's Common as such person would have received pursuant to such reclassification, recapitalization, splitup, exchange of shares or readjustment or as a result of such stock dividend, non-cash distribution or other extraordinary distribution had the record or effective date therefor been immediately following the Closing Date. If between the date hereof and the Closing Date, Boatmen's shall consolidate with or be merged with or into any other corporation (a "Business Combination") and the terms thereof shall provide that Boatmen's Common shall be converted into or exchanged for the shares of any other corporation not controlled by Boatmen's, then provision shall be made as part of the terms of such Business Combination so that shareholders of the Companies and the Escrow Agent who would be entitled to receive shares of Boatmen's Common pursuant to this Agreement and the Escrow Agreement shall be entitled to receive, in lieu of each share of Boatmen's Common issuable to such shareholders and the Escrow Agent as provided herein and in the Escrow Agreement, the same kind and amount of securities or assets as shall be distributable upon such Business Combination with respect to one share of Boatmen's Common.

     SECTION 13.06.  LIABILITIES.  Except as provided in Section
     -------------   -----------
11.10 and 11.11, in the event that this Agreement is terminated pursuant to the provisions of Article Eleven hereof, no party hereto shall have any liability to any other party for costs, expenses, damages or otherwise; provided, however, that, notwithstanding the foregoing, in the event that this Agreement is terminated pursuant to Section 11.02 hereof on account of a knowing breach of any of the representations and warranties set forth herein or any breach of any of the agreements set forth herein, then the non-breaching party shall be entitled to recover appropriate damages from the breaching party.

     SECTION 13.07.  NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND
     -------------   ----------------------------------------------
AGREEMENTS.  Except for, and as provided in, this Section 13.07 and
- ----------
as provided in and by the Escrow Agreement and the Indemnification Agreement, no representation, warranty or agreement contained in this Agreement shall survive the Closing or the earlier termination of this Agreement. The agreements set forth in Sections 4.06, 9.04, 9.05, 12.02 and 12.03 and the last parenthetical in
Section 8.11 hereof shall survive the Closing, and the agreements set forth in Sections 11.10, 11.11, 13.01, 13.03 and 13.06 hereof shall survive the Closing or the earlier termination of this Agreement.

     SECTION 13.08.  ENTIRE AGREEMENT.  This Agreement and the
     -------------   ----------------
Escrow Agreement constitute the entire agreement between the parties and supersede and cancel any and all prior discussions, negotiations, undertakings, agreements in principle (including the letter agreement dated May 5, 1994 between Boatmen's and the Companies and the extensions thereof dated June 2, 1994 and June 10, 1994) and other agreements between the parties relating to the subject matter hereof.

     SECTION 13.09.  HEADINGS AND CAPTIONS.  The captions of
     -------------   ---------------------
Articles and Sections hereof are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

     SECTION 13.10.  WAIVER, AMENDMENT OR MODIFICATION.  The
     -------------   ---------------------------------
conditions of this Agreement which may be waived may only be waived in writing. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. This Agreement may be amended or modified by the parties hereto, at any time before or after approval of this Agreement by the shareholders of a Company; provided, however, that after any such approval no such amendment or modification shall alter the amount or change the form of the consideration contemplated by this Agreement to be received by any shareholders of any Company. This Agreement may not be amended or modified except by a written document duly executed by the parties hereto.

     SECTION 13.11.  RULES OF CONSTRUCTION.  Unless the context
     -------------   ---------------------
otherwise requires:  (a) a term has the meaning assigned to it;
(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles; (c) "or" is not exclusive; and (d) words in the singular may include the plural and in the plural include the singular.

     SECTION 13.12.  COUNTERPARTS.  This Agreement may be executed
     -------------   ------------
in two or more counterparts, each of which shall be deemed an original and all of which shall be deemed one and the same instrument.

     SECTION 13.13.  SUCCESSORS AND ASSIGNS.  This Agreement shall
     -------------   ----------------------
be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. There shall be no third party beneficiaries hereof, except that the Indemnified Parties shall be third party beneficiaries of Section 9.04 hereof.

     SECTION 13.14.  GOVERNING LAW; ASSIGNMENT.  This Agreement
     -------------   -------------------------
shall be governed by the laws of the State of Missouri, except to the extent that the Tennessee Corporate Law, Arkansas Corporate Law or Mississippi Corporate Law must be applicable to any of the Mergers. This Agreement may not be assigned by any party hereto.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                         B-M HOMES, INC.


                         By: /s/ JOEL R. KATZ
                            -------------------------------------------
                              Joel R. Katz
                              President and Chief Executive Officer


                         MARBEL HOMES, INC.


                         By: /s/ JOEL R. KATZ
                            -------------------------------------------
                              Joel R. Katz
                              President and Chief Executive Officer


                         MACON HOMES, INC.


                         By: /s/ JOEL R. KATZ
                            -------------------------------------------
                              Joel R. Katz
                              President and Chief Executive Officer

                         MARGOLIN BROS. APPLIANCE CO.


                         By: /s/ JOEL R. KATZ
                            -------------------------------------------
                              Joel R. Katz
                              President and Chief Executive Officer


                         MARGOLIN BROS. REALTY CO.


                         By: /s/ JOEL R. KATZ
                            -------------------------------------------
                              Joel R. Katz
                              President and Chief Executive Officer


                         NATIONAL BUILDERS, INC.


                         By: /s/ JOEL R. KATZ
                            -------------------------------------------
                              Joel R. Katz
                              President and Chief Executive Officer


                         ARKANSAS HOME LOAN COMPANY


                         By: /s/ MARLIN GRABER
                            -------------------------------------------
                              Marlin Graber
                              President


                         NATIONAL HOME LOAN COMPANY, INC.


                         By: /s/ MARLIN GRABER
                            -------------------------------------------
                              Marlin Graber
                              President


                         NATIONAL HOME LOAN COMPANY OF MISSISSIPPI,
                         INC.


                         By: /s/ MARLIN GRABER
                            -------------------------------------------
                              Marlin Graber
                              President

                         NATIONAL SERVICE COMPANY


                         By: /s/ JOEL R. KATZ
                            -------------------------------------------
                              Joel R. Katz
                              President and Chief Executive Officer


                         BOATMEN'S BANCSHARES, INC.


                         By: /s/ LEO G. HAAS
                            -------------------------------------------
                              Leo G. Haas
                              Senior Vice President


                         BBI ONE, INC.


                         By: /s/ LEO G. HAAS
                            -------------------------------------------
                              Leo G. Haas
                              Vice President


                         BBI TWO, INC.


                         By: /s/ LEO G. HAAS
                            -------------------------------------------
                              Leo G. Haas
                              Vice President


                         BBI THREE, INC.


                         By: /s/ LEO G. HAAS
                            -------------------------------------------
                              Leo G. Haas
                              Vice President



                         BBI FOUR, INC.


                         By: /s/ LEO G. HAAS
                            -------------------------------------------
                              Leo G. Haas
                              Vice President

                         BBI FIVE, INC.


                         By: /s/ LEO G. HAAS
                            -------------------------------------------
                              Leo G. Haas
                              Vice President


                         BBI SIX, INC.


                         By: /s/ LEO G. HAAS
                            -------------------------------------------
                              Leo G. Haas
                              Vice President


                         BBI SEVEN, INC.


                         By: /s/ LEO G. HAAS
                            -------------------------------------------
                              Leo G. Haas
                              Vice President


                         BBI EIGHT, INC.


                         By: /s/ LEO G. HAAS
                            -------------------------------------------
                              Leo G. Haas
                              Vice President


                         BBI NINE, INC.


                         By: /s/ LEO G. HAAS
                            -------------------------------------------
                              Leo G. Haas
                              Vice President

                                                           EXHIBIT 1.02
                                                           ------------

                               BYLAWS OF

                           -----------------


                               ARTICLE I
                                OFFICES

     The principal office of the Corporation is to be located at Memphis, Tennessee. The Corporation may also have offices at such other places within and without the State of Tennessee as the board of directors of the Corporation may from time to time designate and the business of the Corporation may require.

                              ARTICLE II
                             SHAREHOLDERS

     2.1  Place of Meeting.  Any annual or special meeting of the
          ----------------
shareholders of the Corporation is to be held at such place within or without the State of ---------- as may be designated by the board of directors of the Corporation or in a waiver of notice executed by all shareholders of the Corporation entitled to vote at such meeting. If there is a failure to designate a place for such meetings, the same is to be held at the principal place of business or registered office of the Corporation.

     2.2  Meetings.  The annual meeting of the Corporation's
          --------
shareholders is to be held each year on the ------------ of the
- ------- month following the close of each fiscal year of the Corporation at the hour of 10:00 A.M., for the purpose of electing directors and for the transaction of such other business as may come before the meeting. Special meetings of the shareholders may be called at any time by the Corporation's president or any member of the board of directors, or by the holders of not less than ten percent of all the outstanding shares of the Corporation entitled to vote at such meeting, provided such shareholders sign, date and deliver a written demand of a special meeting to the secretary of the Corporation which sets forth the purpose for the special meeting.

     2.3  Quorum of Outstanding Shares.  A majority of the
          ----------------------------
outstanding shares of the Corporation entitled to vote at any meeting of the Corporation's shareholders represented in person or by proxy at such meeting constitutes a quorum of shareholders of the Corporation. In no event may a quorum consist of less than a majority of the outstanding shares of the Corporation entitled to vote. Less than such quorum has the right successively to adjourn the meeting to a specified date not longer than 90 days after such adjournment, and no notice need be given of such adjournment to shareholders of the Corporation not present at the meeting. Every decision of a majority of such quorum is valid as a corporate act of the Corporation.

     2.4  Notice of Shareholders' Meetings.  Written or printed notice
          --------------------------------
of each meeting of shareholders stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, must be delivered or given not less than 10 nor more than 50 days before the date of the meeting, either personally or by mail. If a proposal, however, to increase the authorized capital stock or bond indebtedness is to be considered at the special meeting, notice must be delivered not less than 60 nor more than 75 days before the of the meeting. Notice of an annual meeting of the

                                    A-Ex-1.02-1

Corporation's shareholders is to be given by the secretary of the Corporation. Notice of a special meeting of the Corporation's shareholders is to be given by the secretary of the Corporation or the person calling the meeting. Any notice of a shareholders' meeting sent by mail is deemed delivered when deposited in the United States mail, with postage thereon prepaid, addressed to each shareholder at his address as it appears on the records of the Corporation. Attendance of a shareholder at any meeting constitutes a waiver of notice of such meeting except where a shareholder attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Attendance of a shareholder at any meeting also constitutes waiver of an objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

     2.5  Waiver of Notice.  Any notice required by these Bylaws
          ----------------
may be waived by the persons entitled thereto by signing a waiver of notice before or after the time of such meeting and such waiver is equivalent to the giving of such notice.

     2.6  Closing of Transfer Books or Fixing of Record Date.  The
          --------------------------------------------------
board of directors of the Corporation has the power to close the transfer books of the Corporation for a period not exceeding 65 days preceding but at least 10 days preceding the date of any meeting of shareholders or the date of payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of shares goes into effect. In lieu of closing the stock transfer books, however, the board of directors may fix in advance a date, not exceeding 65 days preceding but at least 10 days preceding the dates of the forenamed occurrences, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of shares. In such case, such shareholders, and only such shareholders as are shareholders of the Corporation of record on the date of closing the transfer books or on the record date so fixed, are entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after such date of closing of the transfer books or such record date so fixed. If the board of directors does not close the transfer books or set a record date for the determination of the shareholders entitled to notice of, and to vote at, a meeting of shareholders, the date on which the notice of the meeting is mailed shall be the record date for the determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders is made, the determination applies to any adjournment thereof unless the board of directors fixes a new record date which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the
original meeting.   If a court orders a meeting adjourned to a date
more than 120 days after the date fixed for the original meeting, it may provide that the original record date continues in effect or it may fix a new record date.

     2.7  List of Voters.  A complete list of all shareholders
          --------------
entitled to vote at any annual and special meeting of the Corporation's shareholders is to be compiled at least 10 days before such meeting by the officer or agent having charge of the transfer books for shares of stock of the Corporation. Such list must be arranged by voting group and is to be compiled in alphabetical order with the address and the number of shares held by each shareholder. The list must be kept on file in the registered office of the Corporation beginning 2 business days after notice of the meeting is given for which the list is prepared and must be open to inspection by any stockholder for such period during usual business hours. Such list must also be present and kept open at the time and place of such meeting and is subject to the inspection of any shareholder during such meeting. The original share ledger or transfer book, or a

                                    A-Ex-1.02-2
duplicate thereof kept in --------, is prima facie evidence as to who are the shareholders of the Corporation entitled to examine such list or share ledger or transfer book, or to vote at any meeting of shareholders. Failure to comply with the requirements of this section does not affect the validity of any action taken at such meeting.

     2.8  Proxies.  A shareholder may, at any annual or special
          -------
meeting, vote either in person or by proxy executed in writing by the shareholder or his duly authorized attorney in fact. Such proxy must be filed with the secretary of the Corporation before or at the time of the meeting. No proxy is valid after 11 months from the date of execution unless otherwise provided in the proxy. The appointment of a proxy is revocable unless it conspicuously states it is irrevocable and is coupled with an interest.

     2.9  Voting of Shares.  Each outstanding share of stock having
          ----------------
voting rights, is entitled to one vote upon each matter submitted to a vote at any meeting of the shareholders of the Corporation.

     2.10  Informal Action by Shareholders.  Any action required by
           -------------------------------
[Name of Appropriate Corporate Law] to be taken at a meeting of the shareholders of the Corporation, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if all of the shareholders entitled to vote with respect to the subject matter thereof sign written consents that set forth the action so taken. Such consents have the same force and effect as a unanimous vote of the shareholders at a meeting duly held, and may be stated as such in any certificate or document filed with the Secretary of State of the State of ------- or any other state in the United States of America. The Corporation's secretary is to file such consents with the minutes of the meetings of the shareholders of the Corporation.

     2.11  Rules of Meetings.  The chairman of the board of
           -----------------
directors of the Corporation is to preside at all meetings of the shareholders, or, in his absence, the president of the Corporation is to preside. If neither the chairman of the board nor the president are available, the party who called the meeting is to preside. To the extent not inconsistent with these Bylaws, the Robert's Rules of Order govern all meetings of the Corporation's shareholders.

     2.12  Tele-Participation in Meetings.  Shareholders may
           ------------------------------
participate in a meeting of the shareholders of the Corporation by means of a conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other. Participation in a meeting in this manner constitutes presence in person at the meeting.

                              ARTICLE III
                          BOARD OF DIRECTORS

     3.1  General Powers.  The business, property and affairs of
          --------------
the Corporation is to be controlled and managed by its board of directors.

     3.2  Number, Election, Duration and Vacancies.  The number of
          ----------------------------------------
directors of the Corporation shall not be less than three unless all the shares of the Corporation are owned by either one or two shareholders, in which case the number of directors must not be less than the number of shareholders. Subject to this limitation, the initial number of directors of the Corporation is designated in the Articles of Incorporation. Thereafter, the number of directors may be changed by the Corporation's shareholders in a special or annual meeting. At the first annual meeting of shareholders and at each annual meeting thereafter, the shareholders entitled to vote are to elect directors to hold office until the next annual meeting, except as herein provided. Each director is to hold office for the term for which he is elected

                                    A-Ex-1.02-3
or until his successor has been elected and qualified. In case of the death or resignation or disqualification of one or more of the directors, a majority of the remaining directors are to fill such vacancy or vacancies until the successor or successors are elected at the next annual meeting of the shareholders. A director elected to fill a vacancy is to serve as such until the next annual meeting of the shareholders, except as herein provided.

     3.3  Quorum.  A majority of the board of directors of the
          ------
Corporation constitutes a quorum for the transaction of business at a meeting of the board of directors, and the act of the majority of such quorum present at any such meeting is the act of the board of directors.

     3.4  Meetings.  The annual meeting of the board of directors
          --------
is to be held at the same place as the annual meeting of the shareholders of the Corporation and immediately following such meeting. In the event of adjournment of such annual meeting of the board of directors because a quorum is not present or otherwise, such meeting may be held, without further notice, at any place within or without the State of ---------- as may be designated by the directors adjourning such meeting, provided a quorum is then present at such next meeting, but in no event may such meeting be conducted later than 30 days after the annual meeting of shareholders. All other meetings of the board of directors are to be held at the principal place of business of the Corporation or at such other place within or without the State of ---------- as may be designated by the board of directors or by the executive committee in absence of such designation by the board of directors. Regular meetings of the board of directors may be held without notice at such time and place as may be determined by the board of directors. Special meetings of the board of directors may be held at any time upon the call of the president, chairman of the board or any two directors.

     3.5  Notice.  Notice of any special meeting of the board of
          ------
directors must be given at least 2 days prior thereto in writing delivered personally or mailed to each director. Notice given by mail is deemed to be delivered 1 day after deposited in the United States mail in a sealed envelope so addressed with postage thereon prepaid. Notice to a director may be waived by executing a written waiver thereof or by attendance at any meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened. Notice or waiver of notice of any regular or special meeting of the board of directors may but need not state the business to be transacted nor the purpose thereof, except as otherwise required by these Bylaws.

     3.6  Compensation.  Directors, as such, are not to receive a
          ------------
stated salary for their services, but, by resolution of the board of directors, may be allowed a fixed sum and expenses of attendance, if any, for attendance at any meeting of the board of directors. Nothing contained herein precludes a director from serving the Corporation in any other capacity and receiving compensation therefor.

     3.7  Presumption of Assent.  A director of the Corporation is
          ---------------------
presumed to have assented to the action taken on any corporate matter at a board of directors meeting at which he is present, unless his dissent is entered in the minutes of the meeting or unless he forwards such dissent by registered mail to the secretary of the Corporation immediately after the adjournment of the meeting. A director who voted in favor of such action may not so dissent.

     3.8  Action by Unanimous Consent of Directors.  If all the
          ----------------------------------------
directors severally or collectively consent in writing to any action taken or to be taken by the directors, such consents have the same force and effect as a unanimous vote of the directors at a meeting duly held, and may be stated as such in any certificate or document filed with the Secretary of State of the State of ---- or any other state in the United

                                    A-Ex-1.02-4

States of America. The secretary of the Corporation is to file such consents with the minutes of the meetings of the board of directors. Formal meetings of the directors need not be held where the action of all the directors are consented to in writing.

     3.9  Resignation or Disqualification.
          -------------------------------

       (a) A director may resign at any time for any reason. Any such resignation must be in writing and must be delivered to the chairman of the board, the board itself, the president or the secretary of the Corporation. A resignation is effective upon such delivery.

       (b) A director may be removed with or without cause only by a vote of the shareholders of the Corporation. Such director, if he is to be removed for cause, must be made fully aware of the allegations lodged against him and given an opportunity to defend his actions if he so chooses. The removal procedure is to be conducted at a special meeting of the shareholders called for such purpose. The director may be removed only upon the vote of a majority of the shareholders present (either in person or by proxy) at such meeting, provided there is a quorum.

     3.10  Rules of Meetings.  The chairman of the board of
           -----------------
directors is to preside at all meetings of the board of directors, or, in his absence, the president of the corporation is to preside. If neither the chairman of the board nor the president is available or able to preside, the party who called the meeting is to preside. To the extent not inconsistent with these Bylaws, the Robert's Rules of Order govern all meetings of the Corporation's board of directors.

     3.11  Tele-Participation in Meetings.  Directors may
           ------------------------------
participate in a meeting of the board of directors by means of a conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other. Participation in a meeting in this manner constitutes presence in person at the meeting.

                              ARTICLE IV
                               OFFICERS

     4.1  Executive Officers.  Executive officers of the
          ------------------
Corporation are the president and a secretary, and, if so elected by the board of directors, a chairman, one or more vice presidents, a treasurer, assistant secretaries and assistant treasurers. The president is to be selected from the board of directors.

     4.2  Election and Term.  The president and secretary are to be
          -----------------
elected at the first meeting of the board of directors following the annual meeting of the shareholders, and hold office at the pleasure of the board of directors until their successors are elected or until they are removed as provided herein. A vice president, chairman, assistant secretaries, treasurer and assistant treasurers may be elected by the board of directors at any meeting thereof to hold office at the pleasure of the board of directors. If more than one vice president should be elected, the board of directors at the time of the election is to determine the seniority of each of the vice presidents.

     4.3  Removal.  An officer of the Corporation elected by the
          -------
board of directors may be removed with or without cause at any time only by a vote of the board of directors. The officer may be removed only upon the vote of a majority of the directors present at such meeting, provided there is a quorum. If, however, the officer to be removed is a director, he may not vote on his removal. Such removal is without prejudice to the contract rights, if any, of such officer.

                                    A-Ex-1.02-5

     4.4  Vacancies.  A vacancy in any office caused by the death,
          ---------
resignation or removal of the officer or otherwise may but need not be filled by the board of directors for the unexpired term.

     4.5  Compensation.  The board of directors is to determine the
          ------------
compensation to be received by the officers of the Corporation and agents appointed by the board of directors.

     4.6  Bond.  The board of directors, by resolution, may require
          ----
the officers and agents of the Corporation, or any of them, to give bond to the Corporation, in sufficient amount and with sufficient surety, to secure the faithful performance of their duties and to comply with such other conditions as the board of directors may from time to time require.

     4.7  Resignation.  An officer of the Corporation may resign at
          -----------
any time for any reason. Any such resignation must be in writing and be delivered to the chairman of the board, the president or the secretary of the Corporation. A resignation is effective upon such delivery.

                               ARTICLE V
                          DUTIES OF OFFICERS

     5.1  Chairman.  The chairman of the board of directors, if one
          --------
is elected, is to preside at all meetings of the board of directors and has and is to perform such other duties as from time to time may be assigned to him by the board of directors.

     5.2  President.  The president is to supervise and control the
          ---------
business, property and affairs of the Corporation, subject to the authority hereinabove given to the board of directors, and is to preside at all meetings of the shareholders and of the board of directors in the absence of the chairman of the board. The president is to perform all duties incident to his office, including executing all certificates for shares of stock of the Corporation, deeds, mortgages, bonds, contracts or other instruments, except where the execution thereof is expressly delegated by the board of directors or the Bylaws to another officer or agent of the Corporation, or is required by law to be otherwise executed.

     5.3  Vice Presidents.  The vice presidents, if elected, are to
          ---------------
perform the duties and exercise the powers delegated to them by the board of directors or the president of the Corporation. In the absence of the president, the vice presidents in order of their seniority are to perform the duties and exercise the powers of the president.

     5.4  Secretary.  The secretary is to attend all meetings of
          ---------
the shareholders, board of directors, and executive committee, and is to record votes and keep minutes of such meetings in one or more books provided for that purpose. In addition, in the absence of the president, the secretary is to perform the duties and exercise the powers of the president if no vice president is elected. He is to give all notices in the manner required by these Bylaws or by law. He is the custodian of the corporate records and corporate seal and, when authorized by the board of directors, executive committee, president or vice president, is to affix the seal to any document or instrument of the Corporation requiring the Corporation's seal. He has general charge of the stock transfer books of the Corporation and is to keep a list of the post office addresses of each shareholder. He is, in general, to perform all duties incident to the office of secretary and perform such other duties as may be required by the board of directors, executive committee or the president, under whose supervision he is. If the secretary is absent from any meeting, the board of directors or executive committee may select any of their number, or any assistant secretary, to act as temporary secretary.

                                    A-Ex-1.02-6

     5.5  Treasurer.  The treasurer, if elected, and if no
          ---------
treasurer is elected, then the secretary, has control and custody of the funds and securities of the Corporation. He is to keep and maintain in books and records of the Corporation accurate accounts of receipts and disbursements, and he is to deposit all monies and valuable effects of the Corporation in the name of the Corporation in such depositories as the board of directors or executive committee or president may designate. He is to make disbursements of the funds and securities of the Corporation upon order of the board of directors or executive committee and obtain proper vouchers therefor. He is to report to the board of directors and executive committee, at all meetings thereof, concerning the financial condition of the Corporation and the performance of his duties as treasurer. In general, he is to perform all duties incident to the office of treasurer. He is, upon request of the board of directors or executive committee, to furnish a bond for the faithful performance of his duties in such amount and with such surety as either of them may require.

     5.6  Assistant Officers.  Any assistant secretaries or
          ------------------
assistant treasurers elected by the board of directors have such authority and are to perform such duties as the board of directors may, from time to time, prescribe.

     5.7  Subordinate Officers.  The board of directors may elect
          --------------------
such subordinate officers as it deems necessary or desirable to serve for such period and have such authority and perform such duties as the board of directors may authorize.

                              ARTICLE VI
              CERTIFICATES FOR SHARES AND THEIR TRANSFER

     6.1  Certificates for Shares.  The board of directors is to
          -----------------------
prescribe the form of the certificate of stock of the Corporation. The certificate is to be signed by the president or vice president and by the secretary or assistant secretary, is to be sealed with the seal of the Corporation and is to be numbered consecutively. The certificate must state the name of the person to whom issued, the number and class of shares, the designation of series and the par value. The name of the owner of the certificate, the number of shares of stock represented thereby, and the date of issue are to be recorded on the books of the Corporation. Certificates of stock surrendered to the Corporation for transfer are to be canceled, and new certificates of stock representing the transferred shares issued. New stock certificates may be issued to replace lost, destroyed or mutilated certificates upon such terms and with such security to the Corporation as the board of directors may require.

     6.2  Transfer of Shares.  Shares of stock of the Corporation
          ------------------
may be transferred on the books of the Corporation by the delivery of the certificates representing such shares to the Corporation for cancellation, and with an assignment in writing on the back of the certificate executed by the person named in the certificates as the owner thereof, or by a written power of attorney executed for such purpose by such person. The person registered on the books of the Corporation as the owner of shares of stock of the Corporation is deemed the owner thereof and is entitled to all rights of ownership with respect to such shares.

     6.3  Transfer Books.  Transfer books are to be maintained
          --------------
under the direction of the secretary, showing the ownership and transfer of all certificates of stock issued by the Corporation.

                                    A-Ex-1.02-7

                              ARTICLE VII
                              FISCAL YEAR

     The fiscal year of the Corporation is to be established from time to time by resolution of the board of directors of the Corporation.

                             ARTICLE VIII
                                 SEAL

     The seal of the Corporation is to be in the form of a circle, and is to have inscribed thereon the name of the Corporation and the words "Corporate Seal" and "-----------". The form of the seal of the Corporation may be changed from time to time by resolution of the board of directors.

                              ARTICLE IX
                 CONTRACTS, LOANS, CHECKS AND DEPOSITS

     9.1  Contracts.  The board of directors may authorize any
          ---------
officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of or on behalf of the Corporation as the board determines, and such authority may be general or confined to specific instances.

     9.2  Loans.  No loans may be contracted on behalf of the
          -----
Corporation and no evidences of indebtedness may be issued in the Corporation's name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

     9.3  Checks, Drafts, Etc.  All checks, drafts or other orders
          -------------------
for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation are to be signed by such officer or officers, agent or agents of the Corporation and in such manner as from time to time may be determined by resolution of the board of directors.

     9.4  Deposits.  All funds of the Corporation not otherwise
          --------
employed are to be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the board of directors may select.

                               ARTICLE X
                           WAIVER OF NOTICE

     Whenever any notice is required to be given pursuant to these Bylaws, the Articles of Incorporation of the Corporation, or the corporate laws of the State of -----------, a written waiver thereof signed by the person or persons entitled thereto, whether before or after the time stated therein, satisfies such requirement of notice.

                              ARTICLE XI
                            INDEMNIFICATION

     11.1  Authority to Indemnify.  The Corporation may indemnify each
           ----------------------
person who was or is made a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or, while a director, officer, employee or agent

                                    A-Ex-1.02-8
of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), if such person
(i) conducted himself or herself in good faith, (ii) reasonably believed, in the case of conduct in his or her official capacity with the Corporation, that his or her conduct was in the best interest of the Corporation and, in all other cases, that his or her conduct was at least not opposed to the best interests of the Corporation and (iii) had no reasonable cause to believe, in the case of any criminal proceeding, that his or her conduct was unlawful, against any and all expense, liability and loss (including, but not limited to, attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's estate or personal representative. The conduct of a director, officer, employee or agent with respect to an employee benefit plan for a purpose he or she reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the standard of conduct for indemnification. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that a director, officer, employee or agent did not meet the standard of conduct. The Corporation may not indemnify a director, officer, employee or agent (i) in connection with any other proceeding by or in the right of the Corporation in which the director, officer, employee or agent was adjudged liable to the Corporation, or (ii) in connection with any other proceeding charging improper personal benefit to him or her, whether or not involving action in his or her official capacity, in which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her. Any indemnification under this Section 11.1 (unless ordered by a court) is to be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in this
Section 11.1. Such determination is to be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding, or (ii) if such a quorum is not obtainable, by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two (2) or more directors not at the time parties to the proceeding, or (iii) by independent special legal counsel selected by the board of directors or its committee in the manner prescribed in subdivisions
(i) or (ii) above or, if a quorum of the board of directors cannot be obtained under subdivision (i) above and a committee cannot be designated under subdivision (ii) above, selected by majority vote of the full board of directors (in which selection directors who are parties may participate), or (iv) by the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

     11.2  Mandatory Indemnification.  The Corporation shall
           -------------------------
indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she is or was a director or officer of the Corporation against reasonable expenses incurred by him or her in connection with the proceeding.

     11.3  Advance for Expenses.  The Corporation may pay for or
           --------------------
reimburse the reasonable expenses incurred by a director, officer, employee or agent who is a party to a proceeding in advance of final disposition of the proceeding if (i) the director, officer, employee or agent furnishes a written affirmation of his or her good faith belief that he or she has met the standard of conduct required by Section 11.1, (ii) the director, officer, employee or agent furnishes a written undertaking, executed by or on behalf of such indemnitee, to repay all amounts so advanced if it is ultimately determined by a final judicial

                                    A-Ex-1.02-9
decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under
Section 11.1 or otherwise, and (iii) a determination is made that the facts then known to those making the determination would not preclude indemnification under Section 11.1.

     11.4  Amendments; Successors.  This Article XI shall be
           ----------------------
effective from and after the date of its adoption and shall apply to all proceedings arising prior to or after such date, regardless of whether relating to facts or circumstances occurring prior to or after such date. No amendment to this Article XI shall diminish the rights of any person hereunder with respect to events occurring or claims made before the adoption of such amendment or as to claims made after such adoption in respect of events occurring before such adoption. This Article XI shall be binding upon and enforceable against any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Corporation. For purposes of this Article XI, any reference to the "Corporation" shall include, in addition to the resulting or surviving corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article XI with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

     11.5  Non-Exclusivity of Rights.  The rights to
           -------------------------
indemnification and to the advancement of expenses conferred in this Article XI shall not be exclusive of any other right which any person may have or hereafter acquire under these By-laws or under any statute, agreement, vote of stockholders or disinterested directors or otherwise.

     11.6  Insurance.  The Corporation may purchase and maintain
           ---------
insurance to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss.


                              ARTICLE XII
                              AMENDMENTS

     These Bylaws may be amended or repealed and new Bylaws may be adopted by a vote of the majority of board of directors. A majority of the shares represented in person or by proxy and entitled to vote at any annual meeting of shareholders without notice or at any special meeting of shareholders with notice setting forth the terms of the proposed amendment or repeal of the Bylaws also have the power to make, alter, amend or repeal these Bylaws to the extent that such power may be vested in the holders of shares of the Corporation by the Articles of Incorporation of the Corporation.


                                    A-Ex-1.02-10

                                                           EXHIBIT 3.01
                                                           ------------

                           ESCROW AGREEMENT
                           ----------------


     This is an ESCROW AGREEMENT ("Escrow Agreement") made
- ----------, 1994, by and among B-M HOMES, INC., a Tennessee corporation ("B-M Homes"), MACON HOMES, INC., a Tennessee corporation ("Macon Homes"), MARBEL HOMES, INC., a Tennessee corporation ("Marbel Homes"), MARGOLIN BROS. APPLIANCE CO., a Tennessee corporation ("Margolin Appliance"), MARGOLIN BROS. REALTY CO., a Tennessee corporation ("Margolin Realty"), NATIONAL BUILDERS, INC., a Tennessee corporation ("National Builders")(the foregoing corporations are sometimes individually referred to herein as a "National Affiliate" and collectively as the "National Affiliates"), BOATMEN'S BANCSHARES, INC., a Missouri corporation ("Boatmen's"), and [TO BE MUTUALLY AGREED UPON], a ------------
                    --------------------------
banking association, as escrow agent hereunder (the "Escrow
Agent").


                               RECITALS

     A. Boatmen's and the National Affiliates, together with Arkansas Home Loan Company, an Arkansas corporation ("Arkansas Home"), National Home Loan Company, a Tennessee corporation ("National Home"), National Home Loan Company of Mississippi, Inc., a Mississippi corporation ("National Home Mississippi"), National Service Company, a Tennessee corporation ("National Service") and certain acquisition subsidiaries of Boatmen's are parties to a certain Merger Agreement dated July 7, 1994 (the "Agreement"). Arkansas Home, National Home and National Home Mississippi are referred to herein collectively as the "Home Loan Companies" and the National Affiliates and the Home Loan Companies are referred to herein collectively as the "Companies". The Agreement generally provides for Boatmen's acquisition by merger of the Companies.

     B. Section 3.01 of the Agreement provides that a number of shares of Boatmen's Common are to be held and distributed as provided in this Escrow Agreement, in order to provide a reserve for the satisfaction and payment of Claims (as defined in Article Three hereof).

     C. All terms used in this Escrow Agreement with initial capital letters that are not otherwise defined herein shall have the meaning ascribed thereto in the Agreement.

     In consideration of the premises and the mutual terms and provisions set forth in this Escrow Agreement and the Agreement, the parties agree as follows.


                                    A-Ex-3.01-1

                              ARTICLE ONE

                             ESCROW SHARES

     SECTION 1.01.  DEPOSIT OF ESCROW SHARES.  On the Closing Date,
     ------------   ------------------------
Boatmen's shall deposit the Escrow Shares with Escrow Agent as provided in the Agreement (on behalf of the Non-Dissenting Shareholders (as defined in Section 1.02 hereof) in accordance with their Shareholder Percentage Interests (as defined in Section 1.02 hereof)).

     SECTION 1.02.  HOLDING OF ESCROW SHARES/PAYMENT OF DIVIDENDS.
     ------------   ---------------------------------------------
The Escrow Shares shall be held and distributed pursuant to the terms hereof and may not be sold by Escrow Agent. All cash dividends which may be paid on the Escrow Shares from time to time shall be immediately paid out to the Non-Dissenting Shareholders (as defined below) in accordance with their respective pro rata ownership interests in the common stock of the National Affiliates as set forth on Schedule A attached hereto (the "Shareholder Percentage Interests"). The National Affiliates shall update Schedule A as of and at the Closing to reflect any changes in the Non-Dissenting Shareholders' respective pro rata ownership interests in the common stock of the National Affiliates occurring between the date hereof and such time. As used herein, the term "Non-Dissenting Shareholder" means any shareholder of any National Affiliate who did not demand payment of the fair value of their common shares of such National Affiliate on account of the Merger of such National Affiliate under the applicable corporate law.

     SECTION 1.03.  VOTING OF ESCROW SHARES.  The Non-Dissenting
     ------------   -----------------------
Shareholders shall be entitled to exercise all voting rights attendant to the Escrow Shares in accordance with the Shareholder Percentage Interests. Escrow Agent shall distribute any notices of meetings of shareholders of Boatmen's and proxy solicitation materials which Escrow Agent receives to the Non-Dissenting Shareholders and otherwise cooperate with the Non-Dissenting Shareholders in causing the Escrow Shares to be voted in accordance with their directions.


                              ARTICLE TWO

        GENERAL DUTIES OF ESCROW AGENT; SHAREHOLDERS' COMMITTEE

     SECTION 2.01.  GENERAL DISTRIBUTION DUTIES OF ESCROW AGENT.
     ------------   -------------------------------------------
Escrow Agent shall hold the Escrow Shares as agent for the parties hereto and shall distribute the Escrow Shares only in accordance with the terms and provisions of this Escrow Agreement. Promptly upon receipt, from time to time, of proper Instructions (as described below), Escrow Agent shall distribute the Escrow Shares, or any portion thereof, as such Instructions shall direct.

     SECTION 2.02.  SHAREHOLDERS' COMMITTEE.
     ------------   -----------------------

     (a) There is hereby irrevocably constituted and appointed a committee (the "Shareholders' Committee") to act as the respective agent, representative, and attorney-in-fact of the Non-Dissenting Shareholders for all purposes and with respect to all matters arising under this Escrow Agreement. The powers and authority of the Shareholders' Committee shall include, but not be limited to, the power and authority to amend and vary this Escrow Agreement as permitted herein, to give and accept notices hereunder, to enter into any agreement or other instrument with respect to the payment, defense or settlement of the Claims or with respect to any judgment with respect thereto, to enter into one or more

                                    A-Ex-3.01-2
agreements or other instruments in furtherance of their duties under this Escrow Agreement, to maintain or defend any actions or claims on behalf of the Non-Dissenting Shareholders, and to otherwise exercise all rights and privileges necessary and appropriate to carry out the purposes and intent of this Escrow Agreement.

     (b) The initial members of the Shareholders' Committee shall be Joel R. Katz, Mark Wender, Steve R. Graber and Frank Robinson. In the event any member of the Shareholders' Committee becomes unable or unwilling to serve for any reason, then the remaining members of the Shareholders' Committee shall appoint a successor. All decisions of the Shareholders' Committee shall be made by a majority vote. Any written Instruction, agreement or notice of the Shareholders' Committee delivered to Boatmen's or Escrow Agent shall be deemed valid and binding if signed by any three members of the Shareholders' Committee.

     (c) The members of the Shareholders' Committee shall receive no compensation for their services.

     (d) The Shareholders' Committee shall be entitled to rely on any communication or document which they believe to be genuine. No member of the Shareholders' Committee nor any of his employees, attorneys and other agents shall be liable for any action or omission on their respective parts except for willful misconduct. The members of the Shareholders' Committee are acting for the convenience of the Non-Dissenting Shareholders, without compensation, and shall have no duties or liabilities beyond those expressly assumed by them in this Escrow Agreement. The Shareholders' Committee shall not be required to make any inquiry or investigation concerning any matter other than those expressly contemplated hereunder, nor shall the Shareholders' Committee be deemed to have made any representation or warranty of any kind to any person.


                             ARTICLE THREE

          CLAIMS; PAYMENT, SATISFACTION AND DEFENSE OF CLAIMS

     SECTION 3.01.  DEFINITION OF CLAIMS.  As used herein, the term
     ------------   --------------------
"Claim" shall mean, on an after tax basis, any losses, damages, liabilities, obligations, settlements, payments, costs and expenses incurred by Boatmen's or any Corporation arising out of, resulting from, or in connection with:

     (a) Tax obligations or liabilities of or tax claims (including but not limited to income, sales, use, transfer, stamp or excise taxes) against National Mortgage and its subsidiaries for periods prior to the Closing Date (other than tax obligations or liabilities of or tax claims against National Mortgage and its subsidiaries (i) set forth in the National Mortgage Financial Statements, or (ii) arising with respect to the normal, ongoing operations of National Mortgage and its subsidiaries, in the ordinary course of business, after January 31, 1994), to the extent that such obligations, liabilities or claims together with the amounts described in subsection (i) hereof which relate to the foregoing, exceed, in the aggregate, $100,000.

     (b) Environmental contamination or hazardous or toxic wastes existing on or before the Closing Date on or with respect to any property presently or previously owned, leased or operated by National Mortgage or any of its subsidiaries where clean-up, remediation or other corrective actions or measures are required (i) under applicable law or regulation or by order or directive of any governmental agency,

                                    A-Ex-3.01-3
or (ii) as recommended or suggested by an environmental expert retained by Boatmen's and reasonably acceptable to the Shareholders' Committee;

     (c) Any Corporation (other than National Mortgage and its subsidiary) prior to the Closing or National Service at any time (including without limitation the types of Claims described in clauses (a) and (b) of this Section 3.01), except to the extent of
(i) the liabilities set forth on Schedule A to the Asset/Liability Transfer Agreement, or (ii) indemnification liabilities to the extent provided by Section 9.04 of the Agreement which relate to the mortgage banking business of National Mortgage;

     (d) The inaccuracy, falsity or breach of any of the representations and warranties made in (i) the third sentence of
Section 5.01(b), 5.02(b), 5.03(b), 5.04(b), 5.05(b), 5.06(b),
5.07(b), 5.08(b), 5.09(b) or the second sentence of Section 6.01(b) of the Agreement, or (ii) Sections 5.01(c), 5.02(c), 5.03(c), 5.04(c), 5.05(c), 5.06(c), 5.07(c), 5.08(c), 5.09(c) or 6.01(c) of
the Agreement, or (iii) the second or third sentence of
Section 5.01(d), 5.02(d), 5.03(d), 5.04(d), 5.05(d), 5.06(d),
5.07(d), 5.08(d), 5.09(d) or 6.02 of the Agreement, or (iv) Article Twelve of the Agreement;

     (e) The exercise of dissenters' rights under Tennessee Corporate Law by any holder of preferred stock of any National Affiliate to the extent that such dissenter receives for his or her preferred stock an amount greater than the Transaction Value thereof (for this purpose, the term "Transaction Value" shall mean the product of $32.00 and the number of shares or fraction of a share of Boatmen's Common into which such preferred stock would have been converted pursuant to the Agreement had such holder not exercised dissenters' rights);

     (f) Any matter which would have been released and discharged by a Release executed by an NMC Affiliate who fails to do so;

     (g) The matters relating to or connected with or involved in Deposit Guaranty National Bank, Jackson, Mississippi v. National
- ----------------------------------------------------------------
Mortgage Company v. National Mortgage Company (Case No. 02A01-9302-
- ---------------------------------------------
CH-00036, pending in the Court of Appeals of Tennessee, Western Section at Jackson); Deposit Guaranty National Bank, Jackson,
                     ----------------------------------------
Mississippi v. National Mortgage Company (Case No. 101598-2,
- ----------------------------------------
Chancery Court, Shelby County, Tennessee); Deposit Guaranty
                                           ----------------
National Bank, Jackson, Mississippi v. Barbara Crenshaw (Case
- -------------------------------------------------------
No. 101745-1, Chancery Court, Shelby County, Tennessee); and Federal Savings Bank of West Memphis, Arkansas v. Morris Whitman
- ----------------------------------------------------------------
and National Mortgage Company (Case No. 101488-1, pending in the
- -----------------------------
Chancery Court of Shelby County, Tennessee for the Thirtieth Judicial District at Memphis) or any other Claims arising out of, related to, connected with or involving the activities or conduct, or debts, obligations or liabilities, of Morris Whitman, to the extent that such Claims, together with the amounts described in subsection (i) hereof which relate to the foregoing, exceed, in the aggregate, $150,000 after July 7, 1994;

     (h)  The Guaranty Agreement; and

     (i) All costs, fees and expenses incidental to any of the foregoing, including without limitation reasonable attorneys', accountants', consultants' and experts' fees, court costs, deposition expenses, appeal bonds and other expenses incidental to litigation.

     SECTION 3.02.  PAYMENT, SATISFACTION AND DEFENSE OF CLAIMS. After
     ------------   -------------------------------------------
the Effective Time, Boatmen's shall consult and confer with the Shareholders' Committee, and endeavor to agree, regarding the payment, satisfaction, settlement or defense of Claims on an ongoing basis throughout the period

                                    A-Ex-3.01-4
during which any Escrow Shares are held under this Escrow Agreement. If, with respect to Claims involving litigation or other forms of dispute resolution, Boatmen's and the Shareholders' Committee shall fail to agree upon any defense strategy, selection of counsel or any other aspect of the defense or settlement of such Claims, then the decision of Boatmen's shall be binding and controlling for all purposes; provided, however, that Boatmen's shall not settle or enter
          --------  -------
into any agreement to settle such Claims without the prior written agreement of the Shareholders' Committee; and provided, further,
                                              --------  -------
however, that Boatmen's shall appeal to the first appropriate
- -------
appellate court any judgments entered on such Claims where proper grounds exist therefor unless the Shareholders' Committee shall agree in writing that such appeal need not be taken.


                             ARTICLE FOUR

        REIMBURSEMENT OF CLAIMS; DISTRIBUTION OF ESCROW SHARES

     SECTION 4.01.  REIMBURSEMENT FOR CLAIMS.  Boatmen's shall be
     ------------   ------------------------
entitled to receive distributions of Escrow Shares from time to time in such amount as equals the quotient of A divided by B, where A equals the dollar amount of a Claim paid or payable (directly or indirectly) by a Corporation or Boatmen's, and where B equals the closing price of a share of Boatmen's Common on the Nasdaq Stock Market's National Market on the Closing Date (the "Boatmen's Closing Price"). To receive any such distributions, Boatmen's shall give to Escrow Agent (with a copy given simultaneously, by the same means, to the Shareholders' Committee) written Instructions to distribute such Escrow Shares together with attached documentation of the nature of and basis for such distribution. Escrow Agent shall make such distributions to Boatmen's not less than seven (7) nor more than fourteen (14) days after its receipt of such Instructions and accompanying documentation, unless Escrow Agent receives a notice from the Shareholders' Committee pursuant to Section 4.02 hereof prior to making such distribution, in which event such distribution shall be suspended pending resolution of such dispute in accordance with
Section 4.02 hereof.

     SECTION 4.02.  DISPUTE RESOLUTION FOR CLAIMS.
     ------------   -----------------------------

     (a)  Notice of Disagreement.  If the Shareholders' Committee
          ----------------------
disagrees with any Instructions given by Boatmen's to Escrow Agent pursuant to Section 4.01 above, the Shareholders' Committee may give to Escrow Agent (with a copy given simultaneously, by the same means, to Boatmen's), written Instructions not to make the subject distribution as instructed by Boatmen's together with an accompanying statement of the reasons for their disagreement. Upon receipt of any such Instructions, Escrow Agent shall postpone making the subject distribution until the disagreement is resolved as provided in paragraph (b) below.

     (b)  Resolution of Disagreements.  If a notice of disagreement
          ---------------------------
shall be delivered pursuant to Section 4.02(a), the Shareholders' Committee and Boatmen's shall, during the twenty (20) business days following such delivery, use their best efforts to reach agreement on the disputed items or amounts. If Boatmen's and the Shareholders' Committee shall so agree, they shall prepare joint Instructions to Escrow Agent regarding any distribution that shall be made pursuant to such agreement. If Boatmen's and the Shareholders' Committee are unable to reach such agreement, then either party may thereafter cause the disagreement to be submitted to the American Arbitration Association ("AAA") for binding arbitration in accordance with the Commercial Arbitration Rules of the AAA (and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof). Upon completion of any

                                    A-Ex-3.01-5
such arbitration proceeding which results in a determination that Boatmen's is entitled to all or a portion of its requested distribution for the subject Claims, Boatmen's shall give to Escrow Agent (with a copy given simultaneously, by the same means, to the Shareholders' Committee), written Instructions to distribute such amount together with an attached copy of the arbitrator's decision (if rendered in written form). Escrow Agent shall make such distribution to Boatmen's not less than seven (7) nor more than fourteen (14) days after its receipt of such Instructions and accompanying documentation.


                             ARTICLE FIVE

            DISTRIBUTION OF ESCROW SHARES UPON TERMINATION

     SECTION 5.01.  TERMINATION.  Subject to the provisions of
     ------------   -----------
Section 5.02 below, this Escrow Agreement shall terminate and the remaining amount of the Escrow Shares shall be distributed on the first anniversary of the Closing Date (the "Stated Termination Date").

     SECTION 5.02.  RETENTION OF ESCROW SHARES FOR PENDING CLAIMS.
     ------------   ---------------------------------------------
Not more than four (4) weeks nor less than one (1) week prior to the Stated Termination Date, Boatmen's may give notice (the "Retention Notice") to Escrow Agent (with a copy given simultaneously, by the same means, to the Shareholders' Committee) of the existence of any Pending Claims (as defined below), specifying the amount actually prayed for, demanded or otherwise expressly sought or involved therein and a reasonable good faith estimate of the amounts which may be at risk with respect to any unspecified damages sought or otherwise involved, such as punitive damages to be determined in the discretion of a court (the aggregate amount thereof shall hereinafter be referred to as the "Pending Claims Reserve") and directing Escrow Agent to retain and continue to hold, subject to all the terms and provisions of this Escrow Agreement, such number of Escrow Shares as equals the quotient of A divided by B, where A equals the dollar amount of the Pending Claims Reserve, and where B equals the Boatmen's Closing Price. As used herein, the term "Pending Claims" shall mean any then pending contingent or unliquidated Claim described in the Retention Notice; provided, however, that Boatmen's shall have
                  --------  -------
received (and delivered a copy thereof together with the Retention Notice to Escrow Agent and the Shareholders' Committee) an opinion letter of Ernst & Young to the effect that the transactions contemplated by the Agreement will continue to qualify for pooling of interests accounting treatment under APB #16 notwithstanding the characterization and treatment of each such pending contingent or unliquidated Claim as a Pending Claim hereunder; provided further,
                                                 -------- -------
however, that no Claim for a tax obligation or liability shall be
- -------
deemed a Pending Claim unless, in addition to the foregoing, the Internal Revenue Service has commenced an audit, or notified one or more of the Corporations or Boatmen's of its intention to commence an audit, of any tax return of any Corporation (whether or not in connection with, or as a part of, an audit of Boatmen's) for any tax year ending prior to or including the Closing Date. Boatmen's shall confer and consult with the Shareholders' Committee in connection with Boatmen's estimate of the amount necessary for the Pending Claims Reserve, and shall make available to the Shareholders' Committee all written information used by Boatmen's in arriving at that amount. From time to time following the Stated Termination Date, the Shareholders' Committee may require that the amount of the Pending Claims Reserve be re-estimated under this
Section 5.02 as of that time, in which event the procedure for estimation of the Pending Claims Reserve contained in this Section
5.02 shall again be followed; provided, however, that the
                              --------  -------
Shareholders' Committee may not require re-estimation of the Pending Claims Reserve more often than two (2) times in any twelve
(12) month period.

                                    A-Ex-3.01-6

     SECTION 5.03.  DISTRIBUTIONS ON OR AFTER STATED TERMINATION DATE.
     ------------   -------------------------------------------------
On the Stated Termination Date and again following each date upon which the Pending Claims Reserve may be re-estimated as described in Section 5.02, Escrow Agent shall distribute to the Non-Dissenting Shareholders, in accordance with the Shareholder Percentage Interests, an aggregate number of Escrow Shares equal to the difference between A and B, where A equals the then remaining balance of the Escrow Shares, if any, and where B equals the quotient of (x) divided by (y), where (x) equals the dollar amount of the then Pending Claims Reserve, and where (y) equals the Boatmen's Closing Price.

     SECTION 5.04.  DISTRIBUTION UPON RESOLUTION OF PENDING CLAIMS.
     ------------   ----------------------------------------------
Upon the final resolution of all Pending Claims and payment to Boatmen's pursuant to Article Four hereof of any distributions due on account thereof, Boatmen's shall promptly give notice thereof to Escrow Agent and Escrow Agent shall distribute as soon as reasonably practicable the remaining Escrow Shares, if any, to the Non-Dissenting Shareholders in accordance with the Shareholder Percentage Interests.


                              ARTICLE SIX

                  PROVISIONS CONCERNING ESCROW AGENT

     SECTION 6.01.  COMPENSATION.  In consideration of its
     ------------   ------------
obligations and duties hereunder, Escrow Agent shall be entitled to receive its standard fees as agreed upon from time to time by Boatmen's and the Shareholders' Committee. Such compensation shall be paid by Boatmen's as such compensation shall be earned and become due and one-half of the amount of such compensation shall be deemed a Claim.

     SECTION 6.02.  RESPONSIBILITY OF ESCROW AGENT.  Escrow Agent
     ------------   ------------------------------
shall have no duties or obligations other than as stated herein and shall be protected in acting upon notices, Instructions, agreements, certificates or other written communications, not only as to the due execution and the validity and effectiveness of their provisions, but also as to the truth of any information therein contained which it shall in good faith believe to be valid. In the event that Escrow Agent receives conflicting Instructions or is in doubt with respect to any matter with respect to any Instructions, Escrow Agent may, at any time, upon notice to Boatmen's and the Shareholders' Committee, either (a) hold the Escrow Shares until otherwise directed by an order, decree or judgment of a court of competent jurisdiction which, by lapse of time or otherwise, shall no longer be or shall not be subject to appeal or review or
(b) deposit the Escrow Shares in any court of competent jurisdiction pending the final determination of any dispute among the parties hereto. Except for its own gross negligence or willful misconduct, Escrow Agent shall have no responsibility or liability to any person, whether or not a party to this Escrow Agreement, for any act or omission of any kind so long as it has acted in good faith upon the terms and provisions of this Escrow Agreement or any Instructions or other written communications hereafter delivered to it as contemplated by this Escrow Agreement.

     SECTION 6.03.  INDEMNIFICATION.  Escrow Agent shall be
     ------------   ---------------
indemnified and held harmless against any and all costs, losses, claims, damages, liabilities and expenses, including reasonable costs of investigations, court costs, attorneys' fees, and
disbursements (the "Escrow Agent Claims"), incurred by Escrow Agent in connection with its acceptance of appointment as Escrow Agent hereunder, including any litigation arising from this Escrow Agreement involving the subject matter hereof; provided, however, that Escrow
                                     --------  -------
Agent shall not be entitled to indemnification with respect to any claim or loss caused by or arising out of its gross negligence or willful misconduct. The party whose actions or conduct was primarily responsible for causing the Escrow Agent Claims, as determined by the AAA in

                                    A-Ex-3.01-7
accordance with the Commercial Arbitration Rules of the AAA, shall be solely responsible to Escrow Agent for the Escrow Agent Claims.

     SECTION 6.04.  LEGAL ACTION.  Escrow Agent shall have no
     ------------   ------------
obligation to take any legal action in connection with this Escrow Agreement or towards its enforcement, or to appear in, prosecute or defend any action or legal proceeding which would or might involve it in any costs, expense, loss or liability unless adequate security and indemnity shall be furnished.


                             ARTICLE SEVEN

                             MISCELLANEOUS

     SECTION 7.01.  AMENDMENTS.  This Escrow Agreement may only be
     ------------   ----------
amended by a document in writing executed by the parties hereto.

     SECTION 7.02.  NOTICES.  Any notice or other communication
     ------------   -------
shall be in writing and shall be deemed to have been given or made on the date of delivery, in the case of hand delivery, one (1) day after deposit with an overnight courier service or three (3) business days after deposit in the United States Registered Mail, postage prepaid, or upon receipt if transmitted by facsimile telecopy (ultimately followed by confirmation by other means) or any other means, addressed (in any case) as follows:

       (a)     if to Boatmen's:

               Boatmen's Bancshares, Inc.
               One Boatmen's Plaza
               800 Market Street
               St. Louis, Missouri  63102
               Attn:  Gregory L. Curl

       with a copy to:

               Lewis, Rice & Fingersh
               500 North Broadway, Ste. 2000
               St. Louis, Missouri  63102
               Attn:  John M. Drescher, Jr.

       (b)     if to the Shareholders' Committee:

               Joel R. Katz
               5405 Shady Grove Terrace
               Memphis, Tennessee  38120

               Mark Wender
               459 Jason Drive
               Memphis, Tennessee  38118

                                    A-Ex-3.01-8

               Steve R. Graber
               477 Jason Drive
               Memphis, Tennessee  38118

               Frank Robinson
               1462 Le Fleur Place
               Memphis, Tennessee  38120

       with a copy to:

               Sidley & Austin
               One First National Plaza
               Chicago, Illinois  60603
               Attention:  Frederick C. Lowinger

       (c)     if to Escrow Agent:

               ------------------------
               ------------------------
               ------------------------

       (d) or, in each case, to such other address as may be specified in writing to each of the parties hereto.

     SECTION 7.03.  SUCCESSORS AND ASSIGNS.  This Escrow Agreement
     ------------   ----------------------
shall be binding upon the parties and each of its successors and assigns. Nothing contained in this Escrow Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective successors and assigns and the Non-Dissenting Shareholders, as aforesaid, any rights or remedies under or by reason of this Escrow Agreement, except that Boatmen's shall have the right to act through any of its subsidiaries, including National Mortgage or any other Corporation after the Closing, or any successor thereto, and such subsidiary shall be deemed to have all the rights and powers of Boatmen's hereunder.

     SECTION 7.04.  COUNTERPARTS.  This Escrow Agreement may be
     ------------   ------------
executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     SECTION 7.05.  GOVERNING LAW.  This agreement shall be
     ------------   -------------
construed and governed by the laws of the State of Missouri.

     SECTION 7.06.  STATUS OF ESCROW SHARES.  While held pursuant
     ------------   -----------------------
to this Escrow Agreement, the Escrow Shares shall appear as issued and outstanding on the balance sheet of Boatmen's and shall be legally outstanding under applicable state law.

                                    A-Ex-3.01-9

THIS ESCROW AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION
WHICH MAY BE ENFORCED BY THE PARTIES.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands all on the day and year first above written.


                         B-M HOMES, INC.

                         By:-------------------------------------------
                              Joel R. Katz
                              President and Chief Executive Officer


                         MARBEL HOMES, INC.

                         By:-------------------------------------------
                              Joel R. Katz
                              President and Chief Executive Officer


                         MACON HOMES, INC.

                         By:-------------------------------------------
                              Joel R. Katz
                              President and Chief Executive Officer


                         MARGOLIN BROS. APPLIANCE CO.


                         By:-------------------------------------------
                              Joel R. Katz
                              President and Chief Executive Officer


                         MARGOLIN BROS. REALTY CO.


                         By:-------------------------------------------
                              Joel R. Katz
                              President and Chief Executive Officer


                                    A-Ex-3.01-10

                         NATIONAL BUILDERS, INC.


                         By:-------------------------------------------
                              Joel R. Katz
                              President and Chief Executive Officer


                         BOATMEN'S BANCSHARES, INC.


                         By:-------------------------------------------
                              Leo G. Haas
                              Senior Vice President


                         -------------------------------------


                         By -------------------------------------------


THE FOREGOING ESCROW AGREEMENT IS HEREBY ACKNOWLEDGED AND JOINED IN AS OF THE DATE FIRST ABOVE WRITTEN BY THE UNDERSIGNED SHAREHOLDERS'
COMMITTEE:



                         ----------------------------------------------
                         Joel R. Katz


                         ----------------------------------------------
                         Mark Wender


                         ----------------------------------------------
                         Steve R. Graber


                         ----------------------------------------------
                         Frank Robinson

                                    A-Ex-3.01-11

                                                           EXHIBIT 4.03
                                                           ------------

                    COMPANIES LEGAL OPINION MATTERS
                    -------------------------------


     1. The due incorporation, valid existence and good standing of each Company under the laws of the state of its incorporation, its authority to own and operate its properties, to carry on its business as now conducted and its corporate power and authority to enter into the Agreement, to merge with Acquisition Sub and to consummate the corporate transactions contemplated by the Agreement.

     2. The due incorporation, valid existence and good standing of National Mortgage and its subsidiary, and their corporate authority to own and operate their respective properties.

     3. The due incorporation, valid existence and good standing of National Service, and its corporate power and authority to enter into the Agreement and consummate the corporate transactions contemplated by the Agreement.

     4. With respect to each Company, (i) the number of authorized, issued and outstanding shares of capital stock immediately prior to the Closing being as disclosed in the Agreement, (ii) the nonexistence of any violation of the preemptive or subscription rights of any person, (iii) the nonexistence of any outstanding options, warrants, or other rights to acquire, or securities convertible into, any equity security of such Company binding upon such Company, (iv) the nonexistence of any obligation, contingent or otherwise, to reacquire any shares of capital stock of such Company binding upon such Company, and (v) the nonexistence of any outstanding stock appreciation, phantom stock or similar rights. The opinions in clauses (ii)-(v) shall be to the knowledge of such counsel.

     5. With respect to National Mortgage, (i) the number of authorized, issued and outstanding shares of capital stock immediately prior to the Closing, (ii) the nonexistence of any violation of the preemptive or subscription rights of any person,
(iii) the nonexistence of any outstanding options, warrants, or other rights to acquire, or securities convertible into, any equity security of National Mortgage binding upon National Mortgage,
(iv) the nonexistence of any obligation, contingent or otherwise, to reacquire any shares of capital stock of National Mortgage binding upon National Mortgage, and (v) the nonexistence of any outstanding stock appreciation, phantom stock or similar rights. The opinions in clauses (ii)-(v) shall be to the knowledge of such counsel.

     6. The National Affiliates' and, as applicable, their subsidiaries valid ownership of and title to all of the outstanding capital stock of National Mortgage, to the knowledge of such counsel, free and clear of liens, security interests and encumbrances.

     7. The number of authorized, issued and outstanding shares of capital stock of the subsidiaries being as disclosed pursuant to Sections 5.01(d) through 5.09(d) and Section 6.02, and the ownership thereof, to the knowledge of such counsel, free and clear of any liens, security interests and encumbrances.


                                    A-Ex-4.03-1

     8. The due performance of all corporate acts and other proceedings necessary or required to be taken by each Company and National Service to authorize the execution, delivery and consummation on the Closing Date of the transactions contemplated by the Agreement.

     9. The due execution and delivery of the Agreement by each Company and National Service.

     10. The Agreement constitutes a valid and binding obligation of the Companies and National Service, enforceable against each such Company in accordance with its terms (subject to the provisions of bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally from time to time in effect, and equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion, regardless of whether such enforceability is considered in a proceeding in equity or at law).

     11. To the knowledge of such counsel, with respect to each Company and National Service, the execution and delivery of the Agreement, and the consummation of the transactions contemplated therein, does not violate or cause a default under any organizational document (e.g. charter, articles of incorporation, etc.) or bylaws, or, to the knowledge of such counsel, any statute, regulation or rule or any judgment, order or decree against or binding upon any such Company and National Service or any of the following agreements ("Opinion Agreements") identified in
Section 6.07 of the Disclosure Schedule: (1) Agreements listed under the heading "Publicly Traded VA and RTC mortgage-backed transactions."; (2) FNMA and GNMA agreements listed under the heading "Agency Servicing."; (3) Agreements listed under the heading "Master Servicing: Ryland Mortgage Company, NMC sub-master servicer."; (4) Agreements listed under the heading "Primary Servicing for RTC" relating to RTC MBS Series 1992-10, -11, -14,
- -15, -17, -18P, 1993-1P, -2P, -4P and -5P.

     12. To the knowledge of such counsel, with respect to National Mortgage and its subsidiaries, the Agreement and the consummation of the transactions contemplated therein does not violate or cause a default under any provision of National Mortgage's or its subsidiary's charter or bylaws, or any statute, regulation or rule or any judgment, order or decree against or binding upon National Mortgage or its subsidiaries or any Opinion Agreement.

     13. To the knowledge of such counsel, the receipt of all Permits and other required consents, approvals, orders or authorizations of, or registrations, declarations or filings with or notices to, any court, administrative agency or commission or other governmental authority or instrumentality, required to be obtained or made by each Company and National Mortgage in connection with the execution and delivery of the Agreement or the consummation of the transactions contemplated therein.

     14. To the knowledge of such counsel, the nonexistence of any actions, suits, proceedings, orders, investigations or claims pending or threatened against or affecting the Corporations which would have a Material Adverse Effect on the Companies or the transactions contemplated by the Agreement.

     15. Nothing has come to such counsel's attention that would lead such counsel to believe that any information supplied by the Companies or National Mortgage or their representatives for inclusion in the Registration Statement (except for financial statements or other financial information or statistical data as to which no belief need be expressed), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that any information supplied by the Companies or National Mortgage or their representatives for inclusion in the Prospectus (except for financial statements

                                    A-Ex-4.03-2
and other financial information of statistical data as to which no belief need be expressed), at the time of mailing and at the time of the Stockholders' Meeting and at the Closing Date, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                    A-Ex-4.03-3

                                                           EXHIBIT 4.04
                                                           ------------

                    BOATMEN'S LEGAL OPINION MATTERS
                    -------------------------------


     1. The due incorporation, valid existence and good standing of Boatmen's and each Acquisition Sub, and their power and authority to enter into the Agreement and to consummate the transactions contemplated by the Agreement.

     2. The due performance of all corporate acts and other proceedings required to be taken by Boatmen's and each Acquisition Sub to authorize the execution, delivery and performance of the Agreement.

     3. The due execution and delivery of the Agreement by Boatmen's and each Acquisition Sub and the approval of the Agreement by the shareholder of each Acquisition Sub.

     4. The Agreement as a valid and binding obligation of Boatmen's and each Acquisition Sub enforceable against Boatmen's and each Acquisition Sub in accordance with its terms (subject to the provisions of bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally from time to time in effect, and equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion, regardless of whether such enforceability is considered in a proceeding in equity or at law).

     5. To the knowledge of such counsel, the capitalization of Boatmen's and each Acquisition Sub being as stated in Section 7.01 of the Agreement.

     6. To the knowledge of such counsel, the due authorization and, when issued in accordance with the terms of the Agreement, the valid issuance of the shares of Boatmen's Common to be issued pursuant to the Agreement, such shares being fully paid and nonassessable, with no personal liability attaching to the ownership thereof.

     7. To the knowledge of such counsel, the execution and delivery of the Agreement by Boatmen's and each Acquisition Sub, and the consummation of the transactions contemplated therein, as neither conflicting with, in breach or in default under, resulting in the acceleration of, creating in any party the right to accelerate, terminate, modify or cancel, or violate, any provision of Boatmen's and each Acquisition Sub's articles of incorporation, bylaws, or any statute, regulation, rule, judgment, order or decree binding upon Boatmen's which would be materially adverse to the business of Boatmen's and its subsidiaries taken as a whole.

     8. To the knowledge of such counsel, the receipt of all required consents, approvals, orders or authorizations of, or registrations, declarations or filings with or without notices to, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or any other person or entity required to be obtained or made by Boatmen's or the Acquisition Subs in connection with the transactions contemplated by the Agreement (other than receipt of any Permits).

                                    A-Ex-4.04-1

     9. To the knowledge of such counsel, the shares of Boatmen's Common to be issued pursuant to the Agreement have been authorized for quotation on Nasdaq.

     10.  To the knowledge of such counsel, the Registration
Statement is effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act or proceedings therefor initiated or, to such counsel's knowledge, threatened by the SEC.

     11. At the time the Registration Statement became effective and at the Closing Date, the Registration Statement (other than the financial statements or other financial information or statistical data included therein and other than the information supplied by, or on behalf of, Companies or National Mortgage or their representatives for inclusion therein as to which no belief need be expressed) to the knowledge of counsel, complied as to form (as distinguished from the substance and content thereof) in all material respects to the requirements of the Securities Act and the rules and regulations promulgated thereunder.

     12. Each document filed by Boatmen's pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") incorporated by reference in the Prospectus, at the time it was filed or last amended (other than financial statements or other financial information or statistical data included therein, as to which no opinion need be rendered), to the knowledge of counsel, complied as to form (as distinguished from the substance and content thereof) in all material respects to the requirements of the Exchange Act and the rules and regulations promulgated thereunder.

     13. Nothing has come to such counsel's attention that would lead such counsel to believe that the Registration Statement (except for financial statements or other financial information or statistical data, or any information supplied by, or on behalf of, Companies or National Mortgage or their representatives for inclusion therein, as to which no belief need be expressed), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements or other financial information or statistical data or any information supplied by, or on behalf of, Companies or National Mortgage or their representatives for inclusion therein, as to which no belief need be expressed), at the time of mailing and at the time of the Stockholders' Meeting and at the Closing Date, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                    A-Ex-4.04-2

                                                           EXHIBIT 8.02
                                                           ------------

                  ASSET/LIABILITY TRANSFER AGREEMENT
                  ----------------------------------

     ASSET/LIABILITY TRANSFER AGREEMENT, dated as of ------------, 1994 (this "Agreement"), among B-M Homes, Inc., a Tennessee corporation ("B-M Homes"), Macon Homes, Inc., a Tennessee corporation ("Macon Homes"), Marbel Homes, Inc., a Tennessee corporation ("Marbel"), National Builders, Inc., a Tennessee corporation ("National Builders"), Margolin Bros. Realty Co., a Tennessee corporation ("Margolin Brothers"), Berclair Apartments, a [Tennessee corporation] ("Berclair"), Margolin Bros. Appliance Co., a Tennessee corporation ("Margolin Brothers Appliance"), National Home Loan Company of Mississippi, Inc., a Mississippi corporation ("National Home Mississippi"), and
- -----------------------, a [Tennessee limited liability company] (the "Purchaser").


                         W I T N E S S E T H:
                         -------------------

     WHEREAS, upon the terms and subject to the conditions hereinafter set forth, Macon Homes, National Builders, Margolin Brothers, Berclair and National Home Mississippi (collectively, the "Sellers") desire to sell, and the Purchaser desires to purchase and acquire at fair market value, all of the right, title and interest of the Sellers in certain assets described Herein;

     WHEREAS, B-M Homes, Macon Homes, Marbel, National Builders, Margolin Brothers, Margolin Brothers Appliance and National Home Mississippi are among the parties to a Merger Agreement dated July 7, 1994 (the "Merger Agreement") which provides, among other things, for the mergers (the "Mergers") of B-M Homes, Macon Homes, Marbel, National Builders, Margolin Brothers, Margolin Brothers Appliance and National Home Mississippi with wholly-owned subsidiaries of Boatmen's Bancshares, Inc.; and

     WHEREAS, the consummation of the transactions contemplated hereby is a condition to the closing of the Mergers.

     NOW, THEREFORE, in consideration of the premises and agreements hereinafter set forth, the parties hereto agree as follows:

                               ARTICLE I
                         ASSETS TO BE ACQUIRED
                         ---------------------

     Section 1.1. Acquisition of Assets.  Upon the terms and
                  ---------------------
subject to the conditions hereinafter set forth, at the Closing (as defined in Section 2.1 hereof) the respective Sellers shall sell, assign, transfer, convey and deliver to the Purchaser, and the Purchaser shall purchase, acquire and accept from the respective Sellers, all of the right, title and interest of the respective Sellers in and to the following (collectively, the "Assets"):

       (a) the home located on 3115 Mayfair Drive, Southhaven, Mississippi owned by Macon Homes and the related Lease
     Agreement dated December 1, 1993 between Macon Homes and Ralph McNeill (the "Macon Homes Real Estate");

                                    A-Ex-8.02-1

       (b) the following real estate owned by National Builders (collectively, the "National Builders Real Estate"): (i) the Poplar Estates subdivision, (ii) the Georgian Woods Subdivision, (iii) the Dattel subdivision, (iv) the Kirby Woods subdivision and (v) the Cherry Valley subdivision;

       (c) the home located on 259 Aviva, Memphis, Tennessee owned by Margolin Brothers (the "Margolin Brothers Real
     Estate");

       (d) the Knightwoods subdivision jointly owned by National Builders and Margolin Brothers (the "Knightwoods Real
     Estate");

       (e)     the Installment Note Receivable owned by Berclair
     (the "Berclair Note");

       (f) the Amortized Notes owned by National Builders (the "National Builders Note"); and

       (g)     the Note Receivable owned by National Home
     Mississippi (the "National Home Mississippi Note").

     Section 1.2  Assumption of Liabilities.  Upon the terms and
                  -------------------------
subject to the conditions hereinafter set forth and except as listed in Schedule A attached hereto, at the Closing and after giving effect to the satisfaction of National Service Company receivables and payables pursuant to Section 8.15 of the Merger Agreement, the Purchaser shall (i) assume and be liable for all liabilities, obligations and claims, whether fixed or contingent, of B-M Homes, Macon Homes, Marbel, National Builders, Margolin Brothers, Margolin Brothers Appliance and their respective subsidiaries (together, the "Assumed Liabilities") and
(ii) indemnify and hold harmless the foregoing entities for any losses incurred in connection with the Assumed Liabilities.


                              ARTICLE II
                              THE CLOSING
                              -----------

     Section 2.1. Closing Date.  Except as hereinafter provided,
                  ------------
the closing hereunder (herein called the "Closing") shall occur at the place and time of the closing of the Mergers contemplated by the Merger Agreement, or at such other place as may be mutually agreed upon by the Purchaser and the Sellers. The date of the Closing is referred to in this Agreement as the "Closing Date."

     Section 2.2. Proceedings at the Closing. (a) At the Closing,
                  --------------------------
the respective Sellers shall deliver the following to the Purchaser:

       (i) deeds relating to the Macon Homes Real Estate, the National Builders Real Estate, the Margolin Brothers Real
     Estate and the Knightwoods Real Estate; and

       (ii) the Berclair Note, the National Builders Note and the National Home Mississippi Note, each accompanied by appropriate endorsement.

     (b)  At the Closing, the Purchaser shall deliver the following:

                                    A-Ex-8.02-2

       (i) a check in the amount of $15,000 payable to the order of Macon Homes in payment in full for the Macon Homes Real
     Estate;

      (ii) a check payable to the order of National Builders in the amount of the following sum: (i) $72,000 in payment in full for the National Builders Real Estate and the National Builders' interest in the Knightwoods Real Estate, plus
     (ii) an amount equal to the remaining principal amount outstanding on the National Builders Note as of the Closing Date;

     (iii) a check in the amount of $111,500 payable to the order of Margolin Brothers in payment in full for the Margolin Brothers Real Estate and Margolin Brothers' interest in the
     Knightwoods Real Estate;

      (iv) a check payable to the order of Berclair in an amount equal to the remaining principal amount outstanding on the Berclair Note as of the Closing Date;

       (v)     a check payable to the order of National Home
     Mississippi in an amount equal to the remaining principal amount outstanding on the National Home Mississippi Note as of the Closing Date; and

      (vi) an instrument of assumption and indemnification relating to the Assumed Liabilities.


                              ARTICLE III
                             MISCELLANEOUS
                             -------------

     Section 3.1. Entire Agreement.  This Agreement contains, and
                  ----------------
is intended as, a complete statement of all of the terms and the arrangements between the parties hereto with respect to the matters provided for herein, and supersedes any previous agreements and understandings between the parties hereto with respect to those matters.

     Section 3.2. Governing Law.  This Agreement shall be governed
                  -------------
by and construed in accordance with the laws of the State of Tennessee applicable to agreements made in and to be wholly performed in such state.

     Section 3.3. Notices.  All notices and other communications
                  -------
under this Agreement shall be in writing and shall be deemed given when delivered personally or by overnight mail, or four days after being mailed by registered mail, return receipt requested, to a party at the following address (or to such other address as such party may have specified by notice given to the other parties pursuant to this provision):

     If to any of the Sellers, to:

       ------------------------------------------------
       ------------------------------------------------
       ------------------------------------------------


                                    A-Ex-8.02-3
     with a copy to:

       ------------------------------------------------
       ------------------------------------------------
       ------------------------------------------------

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.


B-M HOMES, INC.                         MACON HOMES, INC.


By:  --------------------------         By:  --------------------------
       Name:                                   Name:
       Title:                                  Title:


MARBEL HOMES, INC.                      NATIONAL BUILDERS, INC.


By:  ---------------------------        By:  --------------------------
       Name:                                   Name:
       Title:                                  Title:


MARGOLIN BROS. REALTY CO.          MARGOLIN BROS. APPLIANCE CO.


By:  ---------------------------        By:  --------------------------
       Name:                                   Name:
       Title:                                  Title:


NATIONAL HOME LOAN COMPANY         BERCLAIR APARTMENTS
  OF MISSISSIPPI, INC.


By:  --------------------------         By:  --------------------------
       Name:                                   Name:
       Title:                                  Title:


                                        [                             ]

                                        By:  --------------------------
                                               Name:
                                               Title:

                                    A-Ex-8.02-4

                              SCHEDULE A
                              ----------

1. The note payable of Alliance Realty Co. to NationsBank which had an outstanding principal amount of $4,666,667 at January 31, 1994.

2. The note payable of National Builders to [First City] which had an outstanding principal balance of $[32,232] at May 31, 1994.

3. The trade payables of National Builders relating to its insurance business.

4. The trade payables of Margolin Brothers relating to its data processing.

5. The trade payables of Macon Homes relating to its optical imaging business.

6. The trade payables of Delta Office Products relating to due diligence/asset review.

7. Any obligation or liability described in Section 9.04 of the Merger Agreement.




                                    A-Ex-8.02-5

                                                           EXHIBIT 8.03
                                                           ------------

                     EQUIPMENT TRANSFER AGREEMENT
                     ----------------------------

     EQUIPMENT TRANSFER AGREEMENT, dated as of ------------ 1994 (this "Agreement"), among Knight Arnold Partners, a Tennessee general partnership ("Knight Arnold"), Delta Investment Company, a Tennessee general partnership ("Delta Investment"), Margolin Bros. Realty Co., a Tennessee corporation ("Margolin Brothers"), and National Mortgage Company, a Tennessee corporation (the "Company").


                         W I T N E S S E T H:
                         -------------------

     WHEREAS, upon the terms and subject to the conditions hereinafter set forth, Knight Arnold and Delta Investment
(collectively, the "Transferors") desire to transfer, and the Company and Margolin Brothers desire to acquire, all of the right, title and interest of the Transferors in certain assets described herein;

     WHEREAS, Margolin Brothers and the other stockholders of the Company are among the parties to a Merger Agreement dated July 7, 1994 (the "Merger Agreement") whereby, among other things, the Company and Margolin Brothers will become wholly-owned subsidiaries of Boatmen's Bancshares, Inc. (the "Mergers");

     WHEREAS, the consummation of the transactions contemplated hereby is a condition to the closing of the Mergers; and

     WHEREAS, the partners of Knight Arnold and Delta Investment will derive substantial benefits from the consummation of the Mergers.

     NOW, THEREFORE, in consideration of the premises and agreements hereinafter set forth, the parties hereto agree as follows:


                               ARTICLE I
                       ASSETS TO BE TRANSFERRED
                       ------------------------

     Section 1.1. Transfer of Assets.  Upon the terms and subject
                  ------------------
to the conditions hereinafter set forth, at the Closing (as defined in Section 2.1 hereof) the Transferors shall assign, transfer, convey and deliver to the Company, and, in the case of
Section 1.1(d) below, to Margolin Brothers, and the Company and Margolin Brothers, as the case may be, shall accept from the Transferors, all of the right, title and interest of the respective Transferors in and to the following (collectively, the "Assets"):

       (a) the Upgrade Davox Equipment that is the subject of the Lease Agreement dated February 1, 1993 between Knight
     Arnold and the Company;

       (b) the Davox Power Dial Telephone Equipment that is the subject of the Lease Agreement dated August 9, 1989 between Knight Arnold and the Company;


                                    A-Ex-8.03-1

       (c)     the Voice Response Telephone System and Automated
     Attendant that is the subject of the Lease Agreement dated
     July 10, 1990 between Knight Arnold and the Company;

       (d) the data processing equipment that is the subject of the Lease Agreement dated July 1, 1980, as amended, between Delta Investment and the Company, the rights and interests as lessee of which were assigned to Margolin Brothers;

       (e) the telephone equipment that is the subject of the Lease Agreement dated January 2, 1979, as amended, between
     Delta Investment and the Company; and

       (f) any other assets that are the subject of the lease agreements listed on Schedule 5.22 of the Merger Agreement.

     The Transferors represent and warrant to the Company and Margolin Brothers that such Transferors own their respective Assets free and clear of any liens, security interests or encumbrances.


                              ARTICLE II
                              THE CLOSING
                              -----------

     Section 2.1. Closing Date.  Except as hereinafter provided,
                  ------------
the closing hereunder (herein called the "Closing") shall occur at the place and time of the closing of the Mergers contemplated by the Merger Agreement, or at such other place as may be mutually agreed upon by the Company and the Transferors. The date of the Closing is referred to in this Agreement as the "Closing Date."

     Section 2.2. Proceedings at the Closing.  At the Closing,
                  --------------------------
(i) the Transferors shall deliver to the Company an instrument of assignment evidencing the transfer of Assets described in Section 1.1(a), (b), (c) and (e) (and (f), if any) hereof to the Company and (ii) Delta Investment shall deliver to Margolin Brothers an instrument of assignment evidencing the transfer of Assets described in Section 1.1(d) hereof to Margolin Brothers. On the Closing Date, each of the lease agreements described in Section 1.1 hereof shall automatically be deemed to be terminated.


                              ARTICLE III
                             MISCELLANEOUS
                             -------------

     Section 3.1  Entire Agreement.  This Agreement contains, and
                  ----------------
is intended as, a complete statement of all of the terms and the arrangements between the parties hereto with respect to the matters provided for herein, and supersedes any previous agreements and understandings between the parties hereto with respect to those matters.

     Section 3.2  Governing Law.  This Agreement shall be governed
                  -------------
by and construed in accordance with the laws of the State of Tennessee applicable to agreements made in and to be wholly performed in such state.

     Section 3.3  Notices.  All notices and other communications
                  -------
under this Agreement shall be in writing and shall be deemed given when delivered personally or by overnight mail, or four days after being mailed by registered mail, return receipt requested, to a party at the following address (or to such

                                    A-Ex-8.03-2
other address as such party may have specified by notice given to the other parties pursuant to this provision):

     If to any of the Transferors, to:

       --------------------------------------------------
       --------------------------------------------------
       --------------------------------------------------
       --------------------------------------------------

     with a copy to:

       --------------------------------------------------
       --------------------------------------------------
       --------------------------------------------------
       --------------------------------------------------

     If to the Company or Margolin Brothers, to:

       --------------------------------------------------
       --------------------------------------------------
       --------------------------------------------------
       --------------------------------------------------

       with a copy to:

       --------------------------------------------------
       --------------------------------------------------
       --------------------------------------------------
       --------------------------------------------------

     Section 3.4. Binding Effect; No Assignment.  This Agreement
                  -----------------------------
shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person not party to this Agreement. No assignment of this Agreement or of any rights or obligations hereunder may be made by any party (by operation of law or otherwise) without the prior written consent of each of the other parties hereto and any attempted assignment without such required consents shall be void.

     Section 3.5. Amendments; Waivers; Termination.  This Agreement
                  --------------------------------
may be amended, supplemented or modified, and any provision hereof may be waived, only pursuant to a written instrument making specific reference to this Agreement signed by each of the parties hereto. In the event that the Merger Agreement is terminated pursuant to the provisions thereof, this Agreement shall automatically be deemed to be terminated.

     Section 3.6. Counterparts.  This Agreement may be executed in
                  ------------
any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                    A-Ex-8.03-3

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.


                         KNIGHT ARNOLD PARTNERS


                         By --------------------------------------
                              Name:
                              Title:


                         DELTA INVESTMENT COMPANY


                         By --------------------------------------
                              Name:
                              Title:


                         MARGOLIN BROS. REALTY CO.


                         By --------------------------------------
                              Name:
                              Title:


                         NATIONAL MORTGAGE COMPANY


                         By --------------------------------------
                              Name:
                              Title:


                                    A-Ex-8.03-4

                                                           EXHIBIT 8.04
                                                           ------------

                   VALUATION OF ALLIANCE REAL ESTATE
                   ---------------------------------

     The Companies and Boatmen's shall follow the terms and provisions set forth below in connection with obtaining an appraisal of the Alliance Real Estate (as defined below).

DEFINITIONS
- -----------

     "Alliance Property Indebtedness" means all obligations or liabilities for borrowed money, evidenced by bonds, debentures, notes or other similar instruments, whether such obligations are those of Alliance or others, outstanding as of the date for determining the Net Alliance Real Estate Equity Value, and which are secured by any mortgage, deed of trust, pledge, assignment, lien, security interest or arrangement of any kind or nature whatsoever encumbering the Alliance Real Estate.

     "Alliance Real Estate" means the parcels of land presently owned by Alliance or Marbel, a legal description of which is attached hereto as Attachment A, together with all buildings,
                   ------------
improvements, and structures located thereon, all water and mineral rights, easements, hereditaments and appurtenances belonging to such land, and all rights to any sewers, roadways, streets and areas adjoining the land.

     "Fair Market Value" means the price at which property would change hands between a willing buyer and a willing seller (that are unrelated to each other) in an arms length transaction, neither being under any compulsion to buy or sell and both having reasonable knowledge of relevant facts in the applicable market.

     "Net Alliance Real Estate Equity Value" means the difference between the Fair Market Value of the Alliance Real Estate
(determined in accordance with the procedures, assumptions and qualifications set forth below) and the Alliance Property
Indebtedness outstanding as of the date of calculating the Net
Alliance Real Estate Equity Value.


DETERMINATION OF NET ALLIANCE REAL ESTATE EQUITY VALUE.
- ------------------------------------------------------

     On or before the Closing Date, the Companies and Boatmen's shall calculate and determine the Net Alliance Real Estate Equity Value. In calculating such Net Alliance Real Estate Equity Value, the Fair Market Value of the Alliance Real Estate shall be determined by appraisal in the following manner. The appraised Fair Market Value shall be determined by an MAI appraiser, who shall be experienced as a real estate appraiser of commercial office buildings in the Memphis, Tennessee area. Boatmen's and the Companies hereby appoint James P. Gates of the Gates Appraisal Company, Inc. as the appraiser. Within thirty (30) days following the date of this Agreement, the appraiser shall proceed to appraise the Fair Market Value of the Alliance Real Estate, using the assumptions and qualifications set forth below, and shall report its findings, in the form of a written appraisal, to Boatmen's and the Companies within such period. The determination of the appraised value pursuant to the procedures described herein shall be final and binding on Boatmen's and the Companies. Boatmen's and the Companies shall share equally and pay the fees and expenses of the appraiser.


                                    A-Ex-8.04-1

     The Companies shall notify Boatmen's of the amount of the Alliance Property Indebtedness as of the date of calculation of the Net Alliance Real Estate Equity Value and, if different, as of the Closing, and shall provide reasonable supporting documentation to evidence the same, including, if requested, estoppel letters from the lender(s) of the Companies regarding the Alliance Property Indebtedness.

PRIMARY APPRAISAL ASSUMPTIONS.
- -----------------------------

     In addition to any instructions provided to the appraiser by Boatmen's or the Companies that are mutually acceptable to both, and any reasonable assumptions and qualifications the appraiser may choose to set forth in the appraisal, in his discretion, the appraiser shall make the following assumptions and qualifications regarding the Alliance Real Estate in determining the appraised value:

     1. Assume the office building of the Alliance Real Estate is leased by a tenant under a ten year triple net commercially reasonable lease at a fair market rental (as if the Alliance Real Estate were subject to substantially the same amended lease terms as the Main Office Complex).

     2. Assume the existence of a recorded agreement with all other property owners in the Main Office Complex granting reciprocal cross easements for pedestrian and vehicular access ways and roadways and utilities.

     3. Assume the existence of a recorded agreement with all other property owners in the Main Office Complex that is effective only so long as the owner of the Alliance Real Estate (or an affiliate of owner) leases as a tenant other property in the Main Office Complex. The agreement would provide that if any owner of other property in the Main Office Complex desires to sell its property, as a condition to the sale, the purchaser (or another party) must also (i) concurrently purchase the Alliance Real Estate, at the option of the owner of the Alliance Real Estate, for a purchase price acceptable to purchaser and such owner or the then appraised fair market value thereof utilizing substantially the same assumptions as set forth herein (and assuming that a qualified appraiser shall be selected by the parties for such purpose), and (ii) lease the Alliance Real Estate back to the seller on substantially the same terms as, and for the balance of the term of, the aforesaid amended leases for the Main Office Complex.


                                    A-Ex-8.04-2

                             ATTACHMENT A
                             ------------

               Legal Description of Alliance Real Estate


                                    A-Ex-8.04-3

                                                        EXHIBIT 8.05(a)
                                                        ---------------

                                RELEASE
                                -------

     THIS RELEASE, made and executed by the UNDERSIGNED for the benefit and in favor of B-M HOMES, INC., a Tennessee corporation, MACON HOMES, INC., a Tennessee corporation, MARBEL HOMES, INC., a Tennessee corporation, MARGOLIN BROS. APPLIANCE CO., a Tennessee corporation, MARGOLIN BROS. REALTY CO., a Tennessee corporation, NATIONAL BUILDERS, INC., a Tennessee corporation, ARKANSAS HOME LOAN COMPANY, an Arkansas corporation, NATIONAL HOME LOAN COMPANY, a Tennessee corporation, NATIONAL HOME LOAN COMPANY OF MISSISSIPPI, INC., a Mississippi corporation (the foregoing corporations are referred to herein individually as a "Company" and collectively as the "Companies"), and the subsidiaries of such Companies (including without limitation NATIONAL MORTGAGE COMPANY, a Tennessee corporation ("National Mortgage")), and BOATMEN'S BANCSHARES, INC., a Missouri corporation ("Boatmen's").

                               RECITALS

     A. The Companies, National Service Company, a Tennessee corporation, Boatmen's and certain subsidiaries of Boatmen's are parties to a certain Merger Agreement dated July 7, 1994 (the "Merger Agreement"). The Merger Agreement generally provides for the acquisition by merger (the "Acquisition") by Boatmen's of all of the outstanding stock of the Companies. The undersigned has reviewed, or has been provided an adequate opportunity to review, the Merger Agreement.

     B. The undersigned is an NMC Affiliate (as such term is defined in the Merger Agreement) and would derive direct financial and/or other direct or indirect benefits from consummation of the Acquisition.

     C. The Acquisition is subject to, among other things, Boatmen's receipt of this Release from the undersigned and all of the other NMC Affiliates.

     D. The undersigned desires to give, grant and enter into this Release in order to induce Boatmen's to consummate the Acquisition pursuant to the Merger Agreement.

     E. All terms used in this Release with initial capital letters that are not otherwise defined herein shall have the meaning ascribed thereto in the Merger Agreement.

     In consideration of the foregoing and other good and valuable consideration (the receipt, adequacy and sufficiency of which is hereby acknowledged and accepted by the undersigned by his or her execution hereof), the undersigned agrees as follows:

                               AGREEMENT

     SECTION 1.  RELEASE.  The undersigned, in his or her
     ---------   -------
individual capacity, hereby irrevocably, unconditionally and forever releases and discharges Boatmen's, each of the Companies, National Mortgage and the other Corporations, their respective directors, officers, employees, agents, successors and assigns (the "Released Parties") from any and all claims, demands, liabilities, obligations, damages and causes of action (personal, statutory or otherwise) whether known or unknown, matured or

                                    A-Ex-8.05(a)-1
unmatured, fixed or contingent, which the undersigned may have or assert against the Released Parties, for any reason whatsoever, for, or arising out of, actions or omissions occurring or matters existing prior to or as of the date hereof, including, but not limited to, any such matter as arises out of, relates to or is in connection with
(a) salaries, wages or other employee compensation or benefits (including retirement or severance agreements or benefits),
(b) dividends or other shareholder distributions, except to the extent set forth in the Escrow Agreement, (c) breaches of fiduciary duties with respect to the transactions contemplated by the Merger Agreement or otherwise, (d) ownership of shares of stock of any Corporation, except to the extent disclosed on the shareholder lists of each of the Companies included in the Disclosure Schedule,
(e) any right to be employed by or to continue in the employment of National Mortgage or any other Corporation or to receive any certain amount or level of salary, bonus or other compensation or benefits, (f) obtaining any mortgage loan or other loan, or any discounts or preferential terms thereon, from National Mortgage or any other Corporation or any bank or other person, (g) death benefit or disability benefit agreements or arrangements,
(h) change of control agreements or arrangements, (i) the Guaranty Agreement, or (j) any other contracts, agreements, arrangements or understandings whatsoever, whether written or oral, regarding any subject matter whatsoever, except, in each case, to the extent set forth in (A) the Merger Agreement or the Escrow Agreement, (B) any written employment agreements to which Boatmen's is a party,
(C) that certain letter, dated June 29, 1994, from Boatmen's to Sam
S. Margolin regarding his position with National Mortgage following the Closing, or (D) those certain agreements referred to in Exhibit
11.12 of the Merger Agreement. Notwithstanding the foregoing, this Release shall not be construed, in any event, to release or discharge any natural person who is a shareholder of the Companies prior to the Closing Date from any claims, demands, liabilities, obligations, damages or causes of action under any agreement entered into, or to be entered into, by such person with other shareholders of the Companies in connection with the transactions contemplated by the Merger Agreement.

     Attached hereto as Schedule A is a list of the shareholders of each Company and the respective holdings of each shareholder, including the undersigned. The undersigned hereby acknowledges, represents and warrants that such Schedule A is true, correct and complete as of the date hereof with respect to his or her stock holdings and that the undersigned has no other stock or any options, warrants or other rights to acquire any stock or other ownership interest in any Company, National Mortgage or any other Corporation.

     SECTION 2.  HEADINGS AND CAPTIONS.  The captions of Sections
     ---------   ---------------------
hereof are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

     SECTION 3.  ENTIRE AGREEMENT.  This Agreement constitutes the
     ---------   ----------------
entire agreement between the parties and supersedes and cancels any and all prior discussions, negotiations, undertakings, agreements in principle and other agreements between the parties relating to the subject matter hereof.

     SECTION 4.  FURTHER ASSURANCES.  The undersigned will execute
     ---------   ------------------
and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

     SECTION 5.  GOVERNING LAW.  This Agreement shall be governed
     ---------   -------------
by the laws of the State of Missouri.

     SECTION 6.  BINDING EFFECT.  This Agreement shall be binding
     ---------   --------------
upon the undersigned and his or her legal representatives, legatees, heirs and personal representatives.

                                    A-Ex-8.05(a)-2

     IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand on the day and year set forth below.


DATED:  [insert the Closing Date]                 ----------------------
         -----------------------

                                    A-Ex-8.05(a)-3

                              Schedule A
                              ----------

                    [to be supplied by Companies --
                 for National Affiliates, this should
                    be the same as 5.01(b)-5.06(b)
                      Disclosure Schedule lists]

                                                        EXHIBIT 8.05(b)
                                                        ---------------

                       INDEMNIFICATION AGREEMENT
                       -------------------------

     THIS INDEMNIFICATION AGREEMENT (this "Indemnification
Agreement") is made this --- day of ------, 1994 by the undersigned persons ("Indemnitors") in favor of BOATMEN'S BANCSHARES, INC., a Missouri corporation ("Boatmen's"), and certain other parties specified herein.

                               RECITALS

     A    B-M Homes, Inc., a Tennessee corporation, Macon Homes,
Inc., a Tennessee corporation, Marbel Homes, Inc., a Tennessee corporation, Margolin Bros. Appliance Co., a Tennessee corporation, Margolin Bros. Realty Co., a Tennessee corporation, National Builders, Inc., a Tennessee corporation, Arkansas Home Loan Company, an Arkansas corporation, National Home Loan Company, a Tennessee corporation, National Home Loan Company of Mississippi, Inc., a Mississippi corporation (the foregoing corporations are referred to herein individually as a "Company" and collectively as the "Companies"), National Service Company, a Tennessee corporation, Boatmen's and certain acquisition subsidiaries of Boatmen's are parties to a certain Merger Agreement dated July 7, 1994 (the "Merger Agreement"). The Merger Agreement generally provides for the acquisition by merger (the "Acquisition") of all of the outstanding stock of the Companies by Boatmen's.

     B. The Acquisition is subject to, among other things, Boatmen's receipt of this Indemnification Agreement.

     C. Each of the Indemnitors is a shareholder of one or more of the Companies and, consequently, would derive direct financial benefit, as well as other direct and indirect benefits, from consummation of the Acquisition.

     D.   Indemnitors desire to enter into this Indemnification
Agreement in order to induce Boatmen's to consummate the Merger
Agreement.

     E. All terms used in this Agreement with initial capital letters that are not otherwise defined herein shall have the meaning ascribed thereto in the Merger Agreement.

     In consideration of the foregoing and other good and valuable consideration (the receipt, adequacy and sufficiency of which are hereby acknowledged and accepted by the parties by his or her execution hereof), Indemnitors agree as follows:

                               AGREEMENT

     SECTION 1.  INDEMNIFICATION.
     ---------   ---------------

     (a) Indemnitors jointly and severally hereby unconditionally, irrevocably and absolutely agree to protect, defend, indemnify and hold harmless Boatmen's, Companies, National Mortgage and the other Corporations and each of their respective past, present and future directors, shareholders, officers, employees and agents, and their heirs, personal representatives, successors and assigns (collectively the "Indemnitees") from any and all liabilities, obligations, agreements, contracts, arrangements or plans, and all costs and expenses related thereto, arising out of, based upon, relating to, in connection with or otherwise involving the Indemnified Matters
(as defined below in this Section 1); provided, however, that
                                      --------  -------

                                    A-Ex-8.05(b)-1
in no event shall Indemnitors' aggregate obligation under this Indemnification Agreement exceed an amount equal to five percent (5%) of the product of A and B, where A equals the closing price of a share of Boatmen's Common as reported on Nasdaq on the Closing Date, and where B equals the Total Consideration, nor shall such obligation extend to claims made after the fifth anniversary of the Closing Date; and, provided further, however, that,
                          -------- -------  -------
Boatmen's shall not make any claims for indemnity hereunder for any matter described in clause (ii) of the following sentence unless and until it has first made a claim under the Escrow Agreement if and to the extent that it is then possible for Boatmen's to validly make such a claim at such time pursuant to the terms and provisions of the Escrow Agreement (it being understood that if the Escrow Agreement shall have terminated by its terms or if the remaining Escrow Shares are insufficient to satisfy such claim, that this prerequisite to indemnification hereunder shall be deemed satisfied). As used herein, the term "Indemnified Matters" shall mean (i) any retirement or post-retirement pension, deferred compensation, medical or other benefits, obligations or liabilities of National Mortgage, the National Affiliates or any other Corporation to, or in connection with, any of their current or former shareholders, directors, officers, employees or agents (or any relatives, assignees or heirs of such persons), other than those set forth on Schedule A hereto (the "Retirement Benefits"),
(ii) the inaccuracy, falsity or breach of any of the representations and warranties made in (a) the third sentence of
Section 5.01(b), 5.02(b), 5.03(b), 5.04(b), 5.05(b), 5.06(b),
5.07(b), 5.08(b), 5.09(b) and the second sentence of Section 6.01(b) of the Merger Agreement, or (b) in Section 5.01(c), 5.02(c), 5.03(c), 5.04(c), 5.05(c), 5.06(c), 5.07(c), 5.08(c),
5.09(c) or 6.01(c) of the Merger Agreement, (c) the second or third sentence of Section 5.01(d), 5.02(d), 5.03(d), 5.04(d), 5.05(d),
5.06(d), 5.07(d), 5.08(d), 5.09(d) or 6.02 of the Merger Agreement
or (d) in Article Twelve of the Merger Agreement; and (iii) any payment made under, pursuant to, on account of or in connection with the Guaranty Agreement and any expenses incurred in connection therewith.

     (b) If any claim for Retirement Benefits or other action, suit or proceeding is commenced, or any claim, demand or amount is assessed against any of the Indemnitees in respect of which any of the Indemnitees proposes to demand indemnification hereunder, Indemnitors shall be notified to that effect with reasonable promptness. Each Indemnitee shall control the response to such claim or defense of any such action, and may employ counsel in defense thereof, all at the Indemnitors' expense, unless and until Indemnitors satisfy or otherwise settle such action and obtain a release of the Indemnitees from the party bringing such claim or action, in a form reasonably acceptable to the Indemnitees and their counsel. Anything herein to the contrary notwithstanding, no Indemnitors shall be liable for any consensual settlement of any action or claim voluntarily entered into by any Indemnitee after the Closing which is effected without the written consent of the Indemnitors' Committee (as hereafter defined).

     (c) Anything herein to the contrary notwithstanding, in the event that the Merger Agreement shall be terminated without the Mergers contemplated thereby being consummated as provided therein, this Agreement shall thereupon automatically be terminated and shall be of no further force and effect.

     SECTION 2.  OBLIGATIONS OF INDEMNITORS PAYABLE UPON DEMAND.
     ---------   ----------------------------------------------
All obligations of Indemnitors hereunder are payable on demand. Indemnitees may make demand and enforce collection of the Indemnification obligation hereunder from all or any one or more of the Indemnitors. Any amounts due and payable hereunder to any Indemnitee by Indemnitors which are not paid within ten (10) days after written demand hereunder from the Indemnitee with an explanation of the amounts demanded, shall bear interest from the date of such demand at a rate per annum equal to the corporate base rate as announced from time to time by The Boatmen's National Bank of St. Louis plus two percent (2%).

                                    A-Ex-8.05(b)-2

     SECTION 3.  INDEMNITORS' COMMITTEE.
     ---------   ----------------------

     (a) There is hereby irrevocably constituted and appointed a committee (the "Indemnitors' Committee") to act as the respective agent, representative, and attorney-in-fact of the Indemnitors for all purposes and with respect to all matters arising under this Indemnification Agreement. The powers and authority of the Indemnitors' Committee shall include, but not be limited to, the power and authority to amend and vary this Indemnification Agreement as permitted herein, to give and accept notices hereunder, to consent to settlements as provided herein and to otherwise exercise all rights and privileges necessary and appropriate to carry out the purposes and intent of this Indemnification Agreement.

     (b) The initial members of the Indemnitors' Committee shall be Joel R. Katz, Mark Wender, Steve R. Graber and Frank Robinson. In the event any member of the Indemnitors' Committee becomes unable or unwilling to serve for any reason, then the remaining members of the Indemnitors' Committee shall appoint a successor. All decisions of the Indemnitors' Committee shall be made by a majority vote. Any written instruction, agreement or notice of the Indemnitors' Committee delivered to Boatmen's shall be deemed valid and binding if signed by any three members of the Indemnitors' Committee.

     (c) The members of the Indemnitors' Committee shall receive no compensation for their services.

     (d) The Indemnitors' Committee shall be entitled to rely on any communication or document which they believe to be genuine. No member of the Indemnitors' Committee nor any of his employees, attorneys and other agents shall be liable for any action or omission on their respective parts except for willful misconduct. The members of the Indemnitors' Committee are acting for the convenience of the Indemnitors, without compensation, and shall have no duties or liabilities beyond those expressly assumed by them in this Indemnification Agreement. The Indemnitors' Committee shall not be required to make any inquiry or investigation concerning any matter other than those expressly contemplated hereunder, nor shall the Indemnitors' Committee be deemed to have made any representation or warranty of any kind to any person.

     SECTION 4.  AMENDMENT AND MODIFICATION.  No amendment,
     ---------   --------------------------
modification, supplement, termination, consent or waiver of any provision of this Indemnification Agreement, nor consent to any departure herefrom, will in any event be effective unless the same is in writing and is signed by the party against whom enforcement of the same is sought. Any waiver of any provision of this Indemnification Agreement and any consent to any departure from the terms of any provision of this Indemnification Agreement is to be effective only in the specific instance and for the specific purpose for which given.

     SECTION 5.  ASSIGNMENTS.  No party may assign or transfer any
     ---------   -----------
of its rights or obligations under this Indemnification Agreement to any other person without the prior written consent of the other parties.

     SECTION 6.  HEADINGS AND CAPTIONS.  The captions of Sections
     ---------   ---------------------
hereof are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Indemnification Agreement.

     SECTION 7.  ENTIRE AGREEMENT.  This Indemnification Agreement
     ---------   ----------------
constitutes the entire agreement between the parties and supersedes and cancels any and all prior discussions, negotiations, undertakings, agreements in principle and other agreements between the parties relating to the subject matter hereof.

     SECTION 8.  FAILURE OR DELAY.  No failure on the part of any party
     ---------   ----------------
to exercise, and no delay in exercising, any right, power or privilege hereunder operates as a waiver thereof; nor does any single or

                                    A-Ex-8.05(b)-3
partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. No notice to or demand on any party in any case entitles such party to any other or further notice or demand in similar or other circumstances.

     SECTION 9.  FURTHER ASSURANCES.  The parties will execute and
     ---------   ------------------
deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Indemnification Agreement.

     SECTION 10.  GOVERNING LAW.  This Agreement shall be governed
     ----------   -------------
by the laws of the State of Missouri.

     SECTION 11.  LEGAL FEES.  In the event any party brings suit
     ----------   ----------
to construe or enforce the terms hereof, or raises this Indemnification Agreement as a defense in a suit brought by another party, the prevailing party shall be entitled to recover its reasonable attorneys' fees and expenses.

     SECTION 12.  NOTICES.  Any notice or other communication shall
     ----------   -------
be in writing and shall be deemed to have been given or made on the date of delivery, in the case of hand delivery, one (1) day after deposit with an overnight courier service or three (3) business days after deposit in the United States Registered Mail, postage prepaid, or upon receipt if transmitted by facsimile telecopy (ultimately followed by confirmation by other means) or any other means, addressed (in any case) as follows:

       (a)     if to Indemnitees:

               Boatmen's Bancshares, Inc.
               One Boatmen's Plaza
               800 Market Street
               St. Louis, Missouri  63102
               Attn:  Gregory L. Curl

       with a copy to:

               Lewis, Rice & Fingersh
               500 North Broadway, Ste. 2000
               St. Louis, Missouri  63102
               Attn:  John M. Drescher, Jr.

       (b)     if to the Indemnitors' Committee:

               Joel R. Katz
               5405 Shady Grove Terrace
               Memphis, Tennessee  38120

               Mark Wender
               459 Jason Drive
               Memphis, Tennessee  38118

               Steve R. Graber
               477 Jason Drive
               Memphis, Tennessee  38118

                                    A-Ex-8.05(b)-4

               Frank Robinson
               1462 Le Fleur Place
               Memphis, Tennessee  38120

       with a copy to:

               Sidley & Austin
               One First National Plaza
               Chicago, Illinois  60603
               Attention:  Frederick C. Lowinger

or to such other address as any party may designate by notice to the other parties in accordance with the terms of this Section.

     SECTION 13.  SUCCESSORS AND ASSIGNS.  This Indemnification
     ----------   ----------------------
Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, legal representatives, legatees and heirs.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands all on the day and year first above written.

                         BOATMEN'S BANCSHARES, INC.


                         By:---------------------------------------
                              Leo G. Haas
                              Senior Vice President


                         INDEMNITORS:


- ------------------------------       ------------------------------


- ------------------------------       ------------------------------


- ------------------------------       ------------------------------


- ------------------------------       ------------------------------


- ------------------------------       ------------------------------


- ------------------------------       ------------------------------


                                    A-Ex-8.05(b)-5

- ------------------------------       ------------------------------


- ------------------------------       ------------------------------


- ------------------------------       ------------------------------


- ------------------------------       ------------------------------


- ------------------------------       ------------------------------


- ------------------------------       ------------------------------


- ------------------------------       ------------------------------


- ------------------------------       ------------------------------


- ------------------------------       ------------------------------


- ------------------------------       ------------------------------


- ------------------------------       ------------------------------


- ------------------------------       ------------------------------


- ------------------------------       ------------------------------


- ------------------------------       ------------------------------


- ------------------------------       ------------------------------


- ------------------------------       ------------------------------


- ------------------------------       ------------------------------


                                    A-Ex-8.05(b)-6

- ------------------------------       ------------------------------


- ------------------------------       ------------------------------


- ------------------------------       ------------------------------


- ------------------------------       ------------------------------


- ------------------------------       ------------------------------


THE FOREGOING INDEMNIFICATION AGREEMENT IS HEREBY ACKNOWLEDGED AND JOINED IN AS OF THE DATE FIRST ABOVE WRITTEN BY THE UNDERSIGNED
INDEMNITORS' COMMITTEE:


                              -------------------------------------
                              Joel R. Katz


                              -------------------------------------
                              Steve R. Graber


                              -------------------------------------
                              Mark Wender


                              -------------------------------------
                              Frank Robinson

                                    A-Ex-8.05(b)-7

                              Schedule A
                              ----------

                     [to be prepared by Companies]


                                    A-Ex-8.05(b)-8

                                                           EXHIBIT 8.11
                                                           ------------

                      FORM OF AFFILIATE AGREEMENT
                      ---------------------------

                       -------------------, 1994


Boatmen's Bancshares, Inc.
One Boatmen's Plaza
800 Market Street
St. Louis, Missouri  63102

     Re: Merger Agreement dated July 7, 1994 (the "Agreement") for the acquisition of National Mortgage Company and affiliated corporations by Boatmen's Bancshares, Inc.
          ("Boatmen's")

Gentlemen:

     I have been advised that I may be deemed to be an affiliate of one or more of the Companies (as defined in the Agreement), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 ("Rule 145") of the Rules and Regulations of the Securities and Exchange Commission (the "Commission") promulgated under the Securities Act of 1933, as amended (the "Securities Act").

     As used in this letter, the shares of common stock of any Company owned by me as of ------------------------- (the date 30 days prior to the anticipated Closing Date) are referred to as the "Pre-Merger Shares" and the shares of common stock of Boatmen's which may be received by me in connection with the Agreement are referred to as the "Post-Merger Shares." This letter is delivered to Boatmen's pursuant to Section 8.11 of the Agreement.

     A.   I represent and warrant to Boatmen's and agree that:

          1. I shall not make any sale, transfer or other disposition of the Post-Merger Shares I receive pursuant to the Mergers (as defined in the Agreement) in violation of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

          2. I understand that the issuance of the Post-Merger Shares pursuant to the Mergers will be registered with the Commission under the Securities Act. I also understand that because I may be deemed an "affiliate" of one or more Companies and because any distributions by me of the Post-Merger Shares will not be registered under the Securities Act, such Post-Merger Shares must be held by me unless (i) the sale, transfer or other distribution has been registered under the Securities Act, (ii) the sale, transfer or other distribution of such Post-Merger Shares is made in accordance with the provisions of Rule 145, or (iii) in the opinion of counsel acceptable to Boatmen's some other exemption from registration under the Securities Act is available with respect to any such proposed distribution, sale, transfer or other disposition of such Post-Merger Shares.

                                    A-Ex-8.11-1

          3. In no event will I sell the Pre-Merger Shares or the Post-Merger Shares, as the case may be, or otherwise transfer or reduce my risk relative to the Pre-Merger Shares or Post-Merger Shares, as the case may be, during the period beginning 30 days prior to the date on which the Mergers are consummated and ending on the date that Boatmen's has published financial results covering at least 30 days of the combined operations of Boatmen's and the Companies.

     B.   I understand and agree that:

          1. Stop transfer instructions will be issued with respect to the Post-Merger Shares and there will be placed on the certificates representing such Post-Merger Shares, or any certificate delivered in substitution therefor, a legend stating in substance:

          "The shares represented by this Certificate were issued in a transaction to which Rule 145 under the Securities Act of 1933, as amended, applied. The shares represented by this certificate may be transferred only in accordance with the terms of a letter agreement dated -----------------, 1994, by the registered holder in favor of Boatmen's Bancshares, Inc., a copy of which agreement is on file at the principal offices of Boatmen's Bancshares, Inc."

          2. Unless the transfer by me of Post-Merger Shares is a sale made in compliance with the provisions of Rule 145(d) or made pursuant to an effective registration statement under the Securities Act, Boatmen's reserves the right to place the following legend on the Certificates issued to my transferee:

          "The shares represented by this Certificate have not been registered under the Securities Act of 1933, as amended, and were acquired from a person who received such shares in a transaction to which Rule 145 under the Securities Act of 1933, as amended, applied. The shares have not been acquired by the holder with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933, as amended, and may not be sold, pledged or otherwise transferred unless the shares have been registered under the Securities Act of 1933, as amended, or an exemption from registration is available."

     I understand and agree that the legends set forth in paragraphs 1 and 2 above shall be removed by delivery of substitute Certificates without any legend if I deliver to Boatmen's a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance satisfactory to Boatmen's, to the effect that no such legend is required for the purpose of the Securities Act.

     I have carefully read this letter and the Agreement and understand the requirements of each and the limitations imposed upon the distribution, sale, transfer or other disposition of Pre-Merger Shares or Post-Merger Shares by me.

                                             Very truly yours,


                                    A-Ex-8.11-2

                                                           EXHIBIT 8.17
                                                           ------------

                MODIFICATION AND TERMINATION AGREEMENT
                --------------------------------------

     THIS MODIFICATION AND TERMINATION AGREEMENT, dated as of
- ---------------, 1994 (this "Agreement"), among B-M Homes, Inc., a
Tennessee corporation, Macon Homes, Inc., a Tennessee corporation, Marbel Homes, Inc., a Tennessee corporation, Margolin Bros. Appliance Co., a Tennessee corporation, Margolin Bros. Realty Co., a Tennessee corporation, National Builders, Inc., a Tennessee corporation (individually, a "Corporation" and collectively, the "Corporations"), and the stockholders of the Corporations who are signatories hereto (the "Stockholders").

                         W I T N E S S E T H:

     WHEREAS, the Corporations and certain of the Stockholders have entered into that certain Shareholder Agreement effective as of November 29, 1991 (the "Shareholder Agreement"), providing conditions and restrictions upon the rights of the stockholders of the Corporations to transfer their shares; and

     WHEREAS, Exhibit A to the Shareholder Agreement ("Original
Exhibit A") inaccurately set forth the common stock ownership of the Corporations as of November 29, 1991; and

     WHEREAS, the Stockholders and the Corporations desire that such inaccuracies be fully corrected; and

     WHEREAS, the Corporations, certain affiliated corporations, Boatmen's Bancshares, Inc. ("Boatmen's"), and certain subsidiaries thereof have entered into a Merger Agreement dated July 7, 1994 (the "Merger Agreement"), providing for the acquisition of the Corporations and the Home Loan Companies (as defined in the Merger Agreement) by Boatmen's; and

     WHEREAS, it is a condition to Boatmen's obligations to consummate the transactions contemplated by the Merger Agreement that (i) within forty-five days after the execution of the Merger Agreement, this Agreement shall be executed and all issued and outstanding common stock certificates of the Corporations shall be surrendered and replacement stock certificates shall be delivered and (ii) at or prior to the Effective Time (as defined in the Merger Agreement) the Shareholder Agreement be terminated.

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements set forth herein, the parties hereto agree as follows:

     1. Each Stockholder and the Corporations hereby acknowledge and agree that Original Exhibit A inaccurately set forth the number of shares of common stock of each Corporation owned as of November 29, 1991 by each such Stockholder then existing, and that Exhibit A hereto ("Substitute Exhibit A") accurately sets forth such ownership as of such date. In order that such inaccuracies may be fully corrected, each of the Stockholders and the Corporations hereby acknowledge and agree that the Shareholder Agreement is hereby modified by the substitution of Substitute Exhibit A hereto for original

                                    A-Ex-8.17-1

Exhibit A, and that the Shareholder Agreement shall be construed in all respects as though Original Exhibit A had never been attached thereto and Substitute Exhibit A had been attached thereto at the time of the execution and delivery of the Shareholder Agreement.

     2. Each of the Stockholders and the Corporations hereby acknowledges and agrees that, except for the transfer of shares of each of the Corporations from Michael Parker to the 1992 Michael A. Parker Trust and from Jeffrey Parker to the 1991 Jeffrey R. Parker Family Trust after the date of the Shareholder Agreement, Substitute Exhibit A accurately sets forth the amount of common stock owned as of the date hereof by each Stockholder.

     3. Each Stockholder hereby acknowledges and agrees that the certificates purportedly evidencing shares of common stock of the Corporations currently held by each such Stockholder do not correctly reflect such Stockholder's correct ownership. Accordingly, each Stockholder agrees to surrender to the respective Corporations for destruction the certificates held by such Stockholder and the Corporations hereby agree to deliver certificates that will accurately set forth the amount of common stock actually owned by each such Stockholder.

     4. Each Stockholder hereby waives and releases any claim such Stockholder may have against any Corporation, or any successor in interest to such Corporation, with respect to his, her or its interest in any Corporation as evidenced by the certificates issued in accordance with original Exhibit A, and will accept, without reservation, the certificates to be issued in accordance with
Section 3 hereof as such Stockholder's sole and correct evidence of ownership in the Corporations.

     5. The Shareholder Agreement shall be terminated, effective at the Effective Time (as defined in the Merger Agreement). In the event the Merger Agreement is terminated in accordance with its terms, this Section 5 shall be of no force and effect.

     6. This Agreement may be executed in one or more counterparts.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

- --------------------------         -----------------------------
Gerry Fink                         Robert Fink

- ----------------------------       ------------------------------
Peninah Salid                      Deena Fink

- ----------------------------       ------------------------------
Anna Fink                          Sarah Fink

- ----------------------------       ------------------------------
Emily Rabinowitz                   Michael Whitman

- ----------------------------       ------------------------------
Jonathon Whitman                   Jennifer Lehrfield


                                    A-Ex-8.17-2

- ----------------------------       ------------------------------
Daniel Whitman                     Beryl Whitman

- ----------------------------       ------------------------------
Sidney Katz                        Joel Katz

- ----------------------------       ------------------------------
David Katz                         Judy Katz

- ----------------------------       ------------------------------
Aaron Katz                         Sylvia Weissmann

- ----------------------------       ------------------------------
David Weissmann                    Martin Fineberg

- -----------------------------      -------------------------------
Lauren Rosenberg                   Sarah Fineberg

- -----------------------------      -------------------------------
Jeremy Fineberg                    Michael Parker

- -----------------------------      -------------------------------
1992 Michael A. Parker Trust       Jeffrey Parker

- -----------------------------      -------------------------------
1991 Jeffrey Parker Trust          Julie Mantell

- -----------------------------      -------------------------------
Drew Parker                        Keith Parker

- -----------------------------      -------------------------------
Stanley Wender                     Razelle Wender

- ------------------------------     --------------------------------
Mark Wender                        Jill Goldstein

- ------------------------------     --------------------------------
Elliot Wender                      Margo Wender

- ------------------------------     --------------------------------
Frank Robinson                     Betty Robinson

- ------------------------------     --------------------------------
Richard Robinson                   Golden Bearman

- ------------------------------     --------------------------------
Stacey Wypeski                     Marlin Graber


                                    A-Ex-8.17-3

- ------------------------------     --------------------------------
Evelyn Graber                      Steve Graber

- ------------------------------     --------------------------------
Larry Graber                       Glenn Graber

- ------------------------------
Roy Graber


B-M HOMES, INC.                    NATIONAL BUILDERS, INC.


By: --------------------------     By: ----------------------------
     Joel Katz, President               Joel Katz, President


MARGOLIN BROS. APPLIANCE CO.            MACON HOMES, INC.


By: -------------------------      By: ----------------------------
     Joel Katz, President               Joel Katz, President


MARGOLIN BROS. REALTY CO.          MARBEL HOMES, INC.


By: -------------------------      By: ----------------------------
     Joel Katz, President               Joel Katz, President


                                    A-Ex-8.17-4

B-M  HOMES, INC.
GERRY FINK                      5.3396                   COMMON STOCK
ROBERT FINK                     5.3396                   ------------
PININAH SALID                   1.7799                   B-M HOMES, INC.
DEENA FINK                      1.7799                   ---------------
ANNA FINK                       1.7799
SARAH FINK                      1.7799

EMILY RABINOWITZ                2.9665
MICHAEL WHITMAN                 2.9665
JONATHON WHITMAN                2.9665
JENNIFER LEHRFIELD              2.9665
DANIEL WHITMAN                  2.9665
BERYL WHITMAN                   2.9665

SIDNEY KATZ                     3.5597
JOEL KATZ                       3.5597
DAVID KATZ                      3.5597
JUDY KATZ                       3.5597
AARON KATZ                      3.5597

SYLVIA WEISSMANN &
  DAVID WEISSMANN               3.5597
MARTIN FINEBERG                 3.5597
LAUREN ROSENBERG                3.5597
SARAH FINEBERG                  3.5597
JEREMY FINEBERG                 3.5597

MICHAEL PARKER                  7.5729

JEFFREY PARKER                  1.7039
1991 JEFFREY PARKER TRUST       5.8690
JULIE MANTELL                   7.5729
DREW PARKER                     7.5729
KEITH PARKER                    7.5729

STANLEY WENDER                  3.0726
RAZELLE WENDER                  3.0726
MARK WENDER                     6.1452
JILL GOLDSTEIN                  6.1452
ELLIOT WENDER                   6.1452
MARGO WENDER                    6.1452

FRANK ROBINSON &
BETTY ROBINSON                  0.0309
RICHARD ROBINSON               10.3104
GOLDEN BEARMAN                 10.3104
STACEY WYPESKI                 10.3104

MARLIN GRABER                   3.5333
EVELYN M. GRABER                3.5333
STEVE GRABER                    7.0665
LARRY GRABER                    7.0665
GLENN GRABER                    7.0665
ROY GRABER                      7.0665

                        206.0800000000

                                    A-Ex-8.17-5

B-M HOMES
PREFERRED STOCK OWNERSHIP
PAR VALUE $.0001 PER SHARE
================================================================
STOCKHOLDERS                                             B-M HOMES

================================================================
Gerry Fink                                                   7,244
Robert Fink                                                  7,244
Peninah Salid                                                2,415
Deena Fink                                                   2,415
Anna Fink                                                    2,415
Sarah Fink                                                   2,415

Emily Rabinowitz                                             4,025
Michael Whitman                                              4,025
Jonathan Whitman                                             4,025
Jennifer Lehrfield                                           4,025
Daniel Whitman                                               4,025
Beryl Whitman                                                4,025

Judy Katz                                                    4,830
Aaron Katz                                                   4,830
David Katz

Martin Fineberg                                              4,830
Sarah Fineberg                                               4,830
Jeremy Fineberg                                              4,830

Michael Parker
                                                       10,274.0000

Jeffrey Parker                                          1,386.9000
Jeffrey Parker Family Trust                             8,887.1000
Julie Mantell                                          10,274.0000
Drew Parker                                            10,274.0000

Jill Goldstein                                               8,337
Margo Wender                                                 8,337

Golden Bearman                                              14,002
Stacey Wypeski                                              14,002
                                                     -------------
                                                           158,222


                                    A-Ex-8.17-6

MACON HOMES, INC.
                                                       COMMON STOCK
GERRY FINK                             5.2279          ------------
ROBERT FINK                            5.2279          MACON HOMES, INC.
PENINAH SALID                          1.7426          -----------------
DEENA FINK                             1.7426
ANNA FINK                              1.7426
SARAH FINK                             1.7426

EMILY RABINOWITZ                       2.9044
MICHAEL WHITMAN                        2.9044
JONATHON WHITMAN                       2.9044
JENNIFER LEHRFIELD                     2.9044
DANIEL WHITMAN                         2.9044
BERYL WHITMAN                          2.9044

SIDNEY KATZ                            3.4853
JOEL KATZ                              3.4853
DAVID KATZ                             3.4853
JUDY KATZ                              3.4853
AARON KATZ                             3.4853

SYLVIA WEISSMANN &
  DAVID WEISSMANN                      3.4853
MARTIN FINEBERG                        3.4853
LAUREN ROSENBERG                       3.4853
SARAH FINEBERG                         3.4853
JEREMY FINEBERG                        3.4853

MICHAEL PARKER                         7.4145

JEFFREY PARKER                         1.6683
1991 JEFFREY PARKER TRUST              5.7462
JULIE MANTELL                          7.4145
DREW PARKER                            7.4145
KEITH PARKER                           7.4145

STANLEY WENDER                         3.0083
RAZELLE WENDER                         3.0083
MARK WENDER                            6.0167
JILL GOLDSTEIN                         6.0167
ELLIOT WENDER                          6.0167
MARGO WENDER                           6.0167

FRANK ROBINSON & BETTY ROBINSON        0.0303
RICHARD ROBINSON                      10.0947
GOLDEN BEARMAN                        10.0947
STACEY WYPESKI                        10.0947

MARLIN GRABER                          3.4594
EVELYN M. GRABER                       3.4594
STEVE GRABER                           6.9187
LARRY GRABER                           6.9187
GLENN GRABER                           6.9187
ROY GRABER                             6.9187

                               201.7695000000

                                    A-Ex-8.17-7

MACON HOMES
PREFERRED STOCK OWNERSHIP
PAR VALUE $.0001 PER SHARE
===============================================================
                                 MACON HOMES           MACON HOMES
       STOCKHOLDERS              PREFERRED A           PREFERRED B
===============================================================
Gerry Fink                              7,338
Robert Fink                             7,338
Peninah Salid                           2,446                   1,050
Deena Fink                              2,446                   1,050
Anna Fink                               2,446                   1,050
Sarah Fink                              2,446                   1,050

Emily Rabinowitz                        4,077                   1,749
Michael Whitman                         4,077                   1,749
Jonathon Whitman                        4,077                   1,749
Jennifer Lehrfield                      4,077                   1,749
Daniel Whitman                          4,077                   1,749
Beryl Whitman                           4,077                   1,749

Judy Katz                               4,892                   2,099
Aaron Katz                              4,892                   2,099
David Katz                                                      2,099

Martin Fineberg                         4,892                   2,099
Sarah Fineberg                          4,892                   2,099
Jeremy Fineberg                         4,892                   2,099

Michael Parker                    10,407.0000                   4,466

Jeffrey Parker                     1,404.9000                   2,679
Jeffrey Parker Family Trust        9,002.1000                   1,786
Julie Mantell                     10,407.0000                   4,466
Drew Parker                       10,407.0000                   4,466

Jill Goldstein                          8,445                   3,624
Margo Wender                            8,445                   3,624

Golden Bearman                         14,182                   6,086
Stacey Wypyski                         14,182                   6,086

                                      ---------------------------------
                                      160,264                  64,571
                                      =================================


                                    A-Ex-8.17-8

MARBEL HOMES, INC.
GERRY FINK                           6.4776         COMMON STOCK
ROBERT FINK                          6.4776         ------------
PENINAH SALID                        2.1592         MARBEL HOMES, INC.
DEENA FINK                           2.1592         ------------------
ANNA FINK                            2.1592
SARAH FINK                           2.1592

EMILY RABINOWITZ                     3.5987
MICHAEL WHITMAN                      3.5987
JONATHON WHITMAN                     3.5987
JENNIFER LEHRFIELD                   3.5987
DANIEL WHITMAN                       3.5987
BERYL WHITMAN                        3.5987

SIDNEY KATZ                          4.3184
JOEL KATZ                            4.3184
DAVID KATZ                           4.3184
JUDY KATZ                            4.3184
AARON KATZ                           4.3184

SYLVIA WEISSMANN &
  DAVID WEISSMANN                    4.3184
MARTIN FINEBERG                      4.3184
LAUREN ROSENBERG                     4.3184
SARAH FINEBERG                       4.3184
JEREMY FINEBERG                      4.3184

MICHAEL PARKER                       9.1868

JEFFREY PARKER                       2.0670
1991 JEFFREY PARKER TRUST            7.1198
JULIE MANTELL                        9.1868
DREW PARKER                          9.1868
KEITH PARKER                         9.1868

STANLEY WENDER                       3.7274
RAZELLE WENDER                       3.7274
MARK WENDER                          7.4549
JILL GOLDSTEIN                       7.4549
ELLIOT WENDER                        7.4549
MARGO WENDER                         7.4549

FRANK ROBINSON & BETTY ROBINSON      0.0375
RICHARD ROBINSON                    12.5077
GOLDEN BEARMAN                      12.5077
STACEY WYPESKI                      12.5077

MARLIN GRABER                        4.2863
EVELYN M. GRABER                     4.2863
STEVE GRABER                         8.5726
LARRY GRABER                         8.5726
GLENN GRABER                         8.5726
ROY GRABER                           8.5726

                             250.0002000000


                                    A-Ex-8.17-9

MARBEL HOMES
PREFERRED STOCK OWNERSHIP
PAR VALUE $.0001 PER SHARE
==============================================================
STOCKHOLDERS                                        MARBEL HOMES

==============================================================
Gerry Fink                                                      58
Robert Fink                                                     58
Peninah Salid                                                   19
Deena Fink                                                      19
Anna Fink                                                       19
Sarah Fink                                                      19

Emily Rabinowitz                                                32
Michael Whitman                                                 32
Jonathon Whitman                                                32
Jennifer Lehrfield                                              32
Daniel Whitman                                                  32
Beryl Whitman                                                   32

Judy Katz                                                       38
Aaron Katz                                                      38
David Katz

Martin Fineberg                                                 38
Sarah Fineberg                                                  38
Jeremy Fineberg                                                 38

Michael Parker                                             82.0000

Jeffrey Parker                                             11.0250
Jeffrey Parker Family Trust                                70.9750
Julie Mantell                                              82.0000
Drew Parker                                                82.0000

Jill Goldstein                                                  66
Margo Wender                                                    66

Golden Bearman                                                 111
Stacey Wypyski                                                 111
                                                      -----------------
                                                             1,256
                                                      =================


                                    A-Ex-8.17-10

MARGOLIN BROS. APPLIANCE CO.
GERRY FINK                      5.6635             COMMON STOCK
ROBERT FINK                     5.6635             ------------
PENINAH SALID                   1.8878             MARGOLIN BROS. APPLIANCE CO.
DEENA FINK                      1.8878             ----------------------------
ANNA FINK                       1.8878
SARAH FINK                      1.8878

EMILY RABINOWITZ                3.1464
MICHAEL WHITMAN                 3.1464
JONATHON WHITMAN                3.1464
JENNIFER LEHRFIELD              3.1464
DANIEL WHITMAN                  3.1464
BERYL WHITMAN                   3.1464

SIDNEY KATZ                     3.7757
JOEL KATZ                       3.7757
DAVID KATZ                      3.7757
JUDY KATZ                       3.7757
AARON KATZ                      3.7757

SYLVIA WEISSMANN &
  DAVID WEISSMANN               3.7757
MARTIN FINEBERG                 3.7757
LAUREN ROSENBERG                3.7757
SARAH FINEBERG                  3.7757
JEREMY FINEBERG                 3.7757

MICHAEL PARKER                  8.0322

JEFFREY PARKER                  1.8072
1991 JEFFREY PARKER TRUST       6.2250
JULIE MANTELL                   8.0322
DREW PARKER                     8.0322
KEITH PARKER                    8.0322

STANLEY WENDER                  3.2590
RAZELLE WENDER                  3.2590
MARK WENDER                     6.5179
JILL GOLDSTEIN                  6.5179
ELLIOT WENDER                   6.5179
MARGO WENDER                    6.5179

FRANK ROBINSON &
  BETTY ROBINSON                0.0328
RICHARD ROBINSON               10.9358
GOLDEN BEARMAN                 10.9358
STACEY WYPESKI                 10.9358

MARILYN GRABER                  3.7476
EVELYN M. GRABER                3.7476
STEVE GRABER                    7.4952
LARRY GRABER                    7.4952
GLENN GRABER                    7.4952
ROY GRABER                      7.4952

                        218.5805000000

                                    A-Ex-8.17-11

MARGOLIN BROS. APPLIANCE
PREFERRED STOCK OWNERSHIP
PAR VALUE $.0001 PER SHARE
===============================================================
                                                   MARGOLIN BROS.
STOCKHOLDERS                                         APPLIANCES
===============================================================
Gerry Fink                                                   3,149
Robert Fink                                                  3,149
Peninah Salid                                                1,050
Deena Fink                                                   1,050
Anna Fink                                                    1,050
Sarah Fink                                                   1,050

Emily Rabinowitz                                             1,749
Michael Whitman                                              1,749
Jonathon Whitman                                             1,749
Jennifer Lehrfield                                           1,749
Daniel Whitman                                               1,749
Beryl Whitman                                                1,749

Judy Katz                                                    2,099
Aaron Katz                                                   2,099
David Katz

Martin Fineberg                                              2,099
Sarah Fineberg                                               2,099
Jeremy Fineberg                                              2,099

Michael Parker                                          4,466.0000

Jeffrey Parker                                            602.7750
Jeffrey Parker Family Trust                             3,862.2250
Julie Mantell                                           4,466.0000
Drew Parker                                             4,466.0000

Jill Goldstein                                               3,624
Margo Wender                                                 3,624

Golden Bearman                                               6,086
Stacey Wypyski                                               6,066
                                                       ----------------
                                                            68,750
                                                       ================


                                    A-Ex-8.17-12

MARGOLIN BROS. APPLIANCE CO.
GERRY FINK                            5.5404       COMMON STOCK
ROBERT FINK                           5.5404       ------------
PENINAH SALID                         1.8468       MARGOLIN BROS. REALTY CO.
DEENA FINK                            1.8468       -------------------------
ANNA FINK                             1.8468
SARAH FINK                            1.8468

EMILY RABINOWITZ                      3.0780
MICHAEL WHITMAN                       3.0780
JONATHON WHITMAN                      3.0780
JENNIFER LEHRFIELD                    3.0780
DANIEL WHITMAN                        3.0780
BERYL WHITMAN                         3.0780

SIDNEY KATZ                           3.6936
JOEL KATZ                             3.6936
DAVID KATZ                            3.6936
JUDY KATZ                             3.6936
AARON KATZ                            3.6936

SYLVIA WEISSMANN &
  DAVID WEISSMANN                     3.6936
MARTIN FINEBERG                       3.6936
LAUREN ROSENBERG                      3.6936
SARAH FINEBERG                        3.6936
JEREMY FINEBERG                       3.6936

MICHAEL PARKER                        7.8577

JEFFREY PARKER                        1.7680
1991 JEFFREY PARKER TRUST             6.0897
JULIE MANTELL                         7.8577
DREW PARKER                           7.8577
KEITH PARKER                          7.8577

STANLEY WENDER                        3.1881
RAZELLE WENDER                        3.1881
MARK WENDER                           6.3763
JILL GOLDSTEIN                        6.3763
ELLIOT WENDER                         6.3763
MARGO WENDER                          6.3763

FRANK ROBINSON & BETTY ROBINSON       0.0321
RICHARD ROBINSON                     10.6981
GOLDEN BEARMAN                       10.6981
STACEY WYPESKI                       10.6981

MARLIN GRABER                         3.6661
EVELYN M. GRABER                      3.6661
STEVE GRABER                          7.3323
LARRY GRABER                          7.3323
GLENN GRABER                          7.3323
ROY GRABER                            7.3323

                              213.8296000000

                                    A-Ex-8.17-13

MARGOLIN BROS. APPLIANCE
PREFERRED STOCK OWNERSHIP
PAR VALUE $.0001 PER SHARE
===============================================================
                                                   MARGOLIN BROS.
STOCKHOLDERS                                           REALTY
===============================================================
Gerry Fink                                                     900
Robert Fink                                                    900
Peninah Salid                                                  300
Deena Fink                                                     300
Anna Fink                                                      300
Sarah Fink                                                     300

Emily Rabinowitz                                               500
Michael Whitman                                                500
Jonathon Whitman                                               500
Jennifer Lehrfield                                             500
Daniel Whitman                                                 500
Beryl Whitman                                                  500

Judy Katz                                                      600
Aaron Katz                                                     600
David Katz

Martin Fineberg                                                600
Sarah Fineberg                                                 600
Jeremy Fineberg                                                600

Michael Parker                                          1,276.0000

Jeffrey Parker                                            172.3500
Jeffrey Parker Family Trust                             1,103.6500
Julie Mantell                                           1,276.0000
Drew Parker                                             1,276.0000

Jill Goldstein                                               1,035
Margo Wender                                                 1,035

Golden Bearman                                               1,739
Stacey Wypyski                                               1,739
                                                    -------------------
                                                            19,652
                                                    ===================


                                    A-Ex-8.17-14

NATIONAL BUILDERS CO.
GERRY FINK                     28.0436          COMMON STOCK
ROBERT FINK                    28.0436          ------------
PENINAH SALID                   9.3479          NATIONAL BUILDERS, INC.
DEENA FINK                      9.3479          -----------------------
ANNA FINK                       9.3479
SARAH FINK                      9.3479

EMILY RABINOWITZ               15.5798
MICHAEL WHITMAN                15.5798
JONATHON WHITMAN               15.5798
JENNIFER LEHRFIELD             15.5798
DANIEL WHITMAN                 15.5798
BERYL WHITMAN                  15.5798

SIDNEY KATZ                    18.6957
JOEL KATZ                      18.6957
DAVID KATZ                     18.6957
JUDY KATZ                      18.6957
AARON KATZ                     18.6957

SYLVIA WEISSMANN &
  DAVID WEISSMANN              18.6957
MARTIN FINEBERG                18.6957
LAUREN ROSENBERG               18.6957
SARAH FINEBERG                 18.6957
JEREMY FINEBERG                18.6957

MICHAEL PARKER                 39.7726

JEFFREY PARKER                  8.9488
1991 JEFFREY PARKER TRUST      30.8238
JULIE MANTELL                  39.7728
DREW PARKER                    39.7726
KEITH PARKER                   39.7726

STANLEY WENDER                 16.1372
RAZELLE WENDER                 16.1372
MARK WENDER                    32.2745
JILL GOLDSTEIN                 32.2745
ELLIOT WENDER                  32.2745
MARGO WENDER                   32.2745

FRANK ROBINSON &
  BETTY ROBINSON                0.1624
RICHARD ROBINSON               54.1500
GOLDEN BEARMAN                 54.1500
STACEY WYPESKI                 54.1500

MARLIN GRABER                  18.5567
EVELYN M. GRABER               18.5567
STEVE GRABER                   37.1134
LARRY GRABER                   37.1134
GLENN GRABER                   37.1134
ROY GRABER                     37.1134
                             1082.3295


                                    A-Ex-8.17-15

NATIONAL BUILDERS
PREFERRED STOCK OWNERSHIP
PAR VALUE $.0001 PER SHARE
=================================================================
                                                NATIONAL
STOCKHOLDERS                                    BUILDERS
=================================================================
Gerry Fink                                          7,222
Robert Fink                                         7,222
Peninah Salid                                       2,408
Deena Fink                                          2,408
Anna Fink                                           2,408
Sarah Fink                                          2,408

Emily Rabinowitz                                    4,013
Michael Whitman                                     4,013
Jonathon Whitman                                    4,013
Jennifer Lehrfield                                  4,013
Daniel Whitman                                      4,013
Beryl Whitman                                       4,013

Judy Katz                                           4,815
Aaron Katz                                          4,815
David Katz

Martin Fineberg                                     4,815
Sarah Fineberg                                      4,815
Jeremy Fineberg                                     4,815

Michael Parker                                10,243.0000

Jeffrey Parker                                 1,382.8500
Jeffrey Parker Family Trust                    8,860.1500
Julie Mantell                                 10,243.0000
Drew Parker                                   10,243.0000

Jill Goldstein                                      8,312
Margo Wender                                        8,312

Golden Bearman                                     13,960
Stacey Wypyski                                     13,960
                                                ---------------
                                                  157,745
                                                ===============


                                    A-Ex-8.17-16

                                                          EXHIBIT 11.08
                                                          -------------

                              INDEX GROUP
                              -----------
COMPANY                                               WEIGHTING FACTORS
- -------                                               -----------------
BancOne Corp.                                               15.29%
Bancorp Hawaii, Inc.                                         2.34%
CoreStates Financial Corp.                                   4.06%
First Bank System, Inc.                                      3.68%
First Fidelity Bancorporation                                4.05%
Firstar Corporation                                          2.70%
Fleet/Norstar Financial Group, Inc.                          6.07%
Huntington Bancshares Incorporated                           2.11%
Meridian Bancorp, Inc.                                       1.93%
Comerica                                                     3.88%
NBD Bancorp, Inc.                                            5.78%
Northern Trust Corporation                                   3.05%
Norwest Corporation                                          8.19%
PNC Financial Corp.                                          9.08%
Republic New York Corporation                                3.62%
State Street Boston Corporation                              4.02%
SunTrust Banks, Inc.                                         8.20%
U.S. Bancorp                                                 3.56%
Wachovia Corporation                                         8.39%
                                                             -----
                                                           100.00%
                                                           =======

                                    A-Ex-11.08-1

                                                          EXHIBIT 11.12
                                                          -------------

                   DESCRIPTION OF RELATED AGREEMENTS
                   ---------------------------------



     (1)  Leases.  New Leases for the buildings owned by family
          ------
          shareholders comprising the Main Office Complex would be entered into having the following major terms: (i) fair market rental rates determined by agreement or, failing an agreement, by a mutually agreeable independent appraiser, and (ii) an initial term of ten (10) years, plus mutually agreeable option periods.

     (2)  Alliance Building Agreements.  Agreements providing for
          ----------------------------
          (i) the "tag along" sale and leaseback of the Alliance real estate in the event that all or a portion of the Main Office Complex is sold, and (ii) easements and access rights to assure the accessibility of the Alliance real estate vis-a-vis the Main Office Complex.

     (3)  Escrow Agreement.  The form of agreement attached as
          ----------------
          Exhibit 3.01 to this Agreement.

     (4)  Asset/Liability Transfer Agreement.  The form of agreement
          ----------------------------------
          attached as Exhibit 8.02 to this Agreement.

     (5)  Equipment Transfer Agreement.  The form of agreement
          ----------------------------
          attached as Exhibit 8.03 to this Agreement.

     (6)  Modification and Termination Agreement.  The form of
          --------------------------------------
          agreement attached as Exhibit 8.17 to this Agreement.



                                    A-Ex-11.12-1

                                                             APPENDIX B

                           ESCROW AGREEMENT
                           ----------------


     This is an ESCROW AGREEMENT ("Escrow Agreement") made
- ----------, 1994, by and among B-M HOMES, INC., a Tennessee corporation ("B-M Homes"), MACON HOMES, INC., a Tennessee corporation ("Macon Homes"), MARBEL HOMES, INC., a Tennessee corporation ("Marbel Homes"), MARGOLIN BROS. APPLIANCE CO., a Tennessee corporation ("Margolin Appliance"), MARGOLIN BROS. REALTY CO., a Tennessee corporation ("Margolin Realty"), NATIONAL BUILDERS, INC., a Tennessee corporation ("National Builders")(the foregoing corporations are sometimes individually referred to herein as a "National Affiliate" and collectively as the "National Affiliates"), BOATMEN'S BANCSHARES, INC., a Missouri corporation ("Boatmen's"), and [TO BE MUTUALLY AGREED UPON], a ------------
                    --------------------------
banking association, as escrow agent hereunder (the "Escrow
Agent").


                               RECITALS

     A. Boatmen's and the National Affiliates, together with Arkansas Home Loan Company, an Arkansas corporation ("Arkansas Home"), National Home Loan Company, a Tennessee corporation ("National Home"), National Home Loan Company of Mississippi, Inc., a Mississippi corporation ("National Home Mississippi"), National Service Company, a Tennessee corporation ("National Service") and certain acquisition subsidiaries of Boatmen's are parties to a certain Merger Agreement dated July 7, 1994 (the "Agreement"). Arkansas Home, National Home and National Home Mississippi are referred to herein collectively as the "Home Loan Companies" and the National Affiliates and the Home Loan Companies are referred to herein collectively as the "Companies". The Agreement generally provides for Boatmen's acquisition by merger of the Companies.

     B. Section 3.01 of the Agreement provides that a number of shares of Boatmen's Common are to be held and distributed as provided in this Escrow Agreement, in order to provide a reserve for the satisfaction and payment of Claims (as defined in Article Three hereof).

     C. All terms used in this Escrow Agreement with initial capital letters that are not otherwise defined herein shall have the meaning ascribed thereto in the Agreement.

     In consideration of the premises and the mutual terms and provisions set forth in this Escrow Agreement and the Agreement, the parties agree as follows.

                              ARTICLE ONE

                             ESCROW SHARES

     SECTION 1.01.  DEPOSIT OF ESCROW SHARES.  On the Closing Date,
     ------------   ------------------------
Boatmen's shall deposit the Escrow Shares with Escrow Agent as provided in the Agreement (on behalf of the Non-Dissenting Shareholders (as defined in Section 1.02 hereof) in accordance with their Shareholder Percentage Interests (as defined in Section 1.02 hereof)).

     SECTION 1.02.  HOLDING OF ESCROW SHARES/PAYMENT OF DIVIDENDS.
     ------------   ---------------------------------------------
The Escrow Shares shall be held and distributed pursuant to the terms hereof and may not be sold by Escrow Agent. All cash dividends which may be paid on the Escrow Shares from time to time shall be immediately paid out to the Non-Dissenting Shareholders (as defined below) in accordance with their respective pro rata ownership interests in the common stock of the National Affiliates as set forth on Schedule A attached hereto (the "Shareholder Percentage Interests"). The National Affiliates shall update Schedule A as of and at the Closing to reflect any changes in the Non-Dissenting Shareholders' respective pro rata ownership interests in the common stock of the National Affiliates occurring between the date hereof and such time. As used herein, the term "Non-Dissenting Shareholder" means any shareholder of any National Affiliate who did not demand payment of the fair value of their common shares of such National Affiliate on account of the Merger of such National Affiliate under the applicable corporate law.

     SECTION 1.03.  VOTING OF ESCROW SHARES.  The Non-Dissenting
     ------------   -----------------------
Shareholders shall be entitled to exercise all voting rights attendant to the Escrow Shares in accordance with the Shareholder Percentage Interests. Escrow Agent shall distribute any notices of meetings of shareholders of Boatmen's and proxy solicitation materials which Escrow Agent receives to the Non-Dissenting Shareholders and otherwise cooperate with the Non-Dissenting Shareholders in causing the Escrow Shares to be voted in accordance with their directions.


                              ARTICLE TWO

        GENERAL DUTIES OF ESCROW AGENT; SHAREHOLDERS' COMMITTEE

     SECTION 2.01.  GENERAL DISTRIBUTION DUTIES OF ESCROW AGENT.
     ------------   -------------------------------------------
Escrow Agent shall hold the Escrow Shares as agent for the parties hereto and shall distribute the Escrow Shares only in accordance with the terms and provisions of this Escrow Agreement. Promptly upon receipt, from time to time, of proper Instructions (as described below), Escrow Agent shall distribute the Escrow Shares, or any portion thereof, as such Instructions shall direct.

     SECTION 2.02.  SHAREHOLDERS' COMMITTEE.
     --------------------------------------

     (a) There is hereby irrevocably constituted and appointed a committee (the "Shareholders' Committee") to act as the respective agent, representative, and attorney-in-fact of the Non-Dissenting Shareholders for all purposes and with respect to all matters arising under this Escrow Agreement. The powers and authority of the Shareholders' Committee shall include, but not be limited to, the power and authority to amend and vary this Escrow Agreement as permitted herein, to give and accept notices hereunder, to enter into any agreement or other instrument with respect to the payment, defense or settlement of the Claims or with respect to any judgment with respect thereto, to enter into one or more agreements or other instruments in furtherance of their duties under this Escrow Agreement, to maintain or defend any actions or claims on behalf of the Non-Dissenting Shareholders, and to otherwise exercise all rights and privileges necessary and appropriate to carry out the purposes and intent of this Escrow Agreement.

     (b) The initial members of the Shareholders' Committee shall be Joel R. Katz, Mark Wender, Steve R. Graber and Frank Robinson. In the event any member of the Shareholders' Committee becomes unable or unwilling to serve for any reason, then the remaining members of the Shareholders' Committee shall appoint a successor. All decisions of the Shareholders' Committee shall be made by a majority vote. Any written Instruction, agreement or notice of the Shareholders' Committee delivered to Boatmen's or Escrow Agent shall be deemed valid and binding if signed by any three members of the Shareholders' Committee.

     (c) The members of the Shareholders' Committee shall receive no compensation for their services.

     (d) The Shareholders' Committee shall be entitled to rely on any communication or document which they believe to be genuine. No member of the Shareholders' Committee nor any of his employees, attorneys and other agents shall be liable for any action or omission on their respective parts except for willful misconduct. The members of the Shareholders' Committee are acting for the convenience of the Non-Dissenting Shareholders, without compensation, and shall have no duties or liabilities beyond those expressly assumed by them in this Escrow Agreement. The Shareholders' Committee shall not be required to make any inquiry or investigation concerning any matter other than those expressly contemplated hereunder, nor shall the Shareholders' Committee be deemed to have made any representation or warranty of any kind to any person.


                             ARTICLE THREE

          CLAIMS; PAYMENT, SATISFACTION AND DEFENSE OF CLAIMS

     SECTION 3.01.  DEFINITION OF CLAIMS.  As used herein, the term
     ------------   --------------------
"Claim" shall mean, on an after tax basis, any losses, damages, liabilities, obligations, settlements, payments, costs and expenses incurred by Boatmen's or any Corporation arising out of, resulting from, or in connection with:

     (a) Tax obligations or liabilities of or tax claims (including but not limited to income, sales, use, transfer, stamp or excise taxes) against National Mortgage and its subsidiaries for periods prior to the Closing Date (other than tax obligations or liabilities of or tax claims against National Mortgage and its subsidiaries (i) set forth in the National Mortgage Financial Statements, or (ii) arising with respect to the normal, ongoing operations of National Mortgage and its subsidiaries, in the ordinary course of business, after January 31, 1994), to the extent that such obligations, liabilities or claims together with the amounts described in subsection (i) hereof which relate to the foregoing, exceed, in the aggregate, $100,000.

     (b) Environmental contamination or hazardous or toxic wastes existing on or before the Closing Date on or with respect to any property presently or previously owned, leased or operated by National Mortgage or any of its subsidiaries where clean-up, remediation or other corrective actions or measures are required
(i) under applicable law or regulation or by order or directive of any governmental agency, or (ii) as recommended or suggested by an environmental expert retained by Boatmen's and reasonably acceptable to the Shareholders' Committee;

     (c) Any Corporation (other than National Mortgage and its subsidiary) prior to the Closing or National Service at any time (including without limitation the types of Claims described in clauses (a) and (b) of this Section 3.01), except to the extent of
(i) the liabilities set forth on Schedule A to the Asset/Liability Transfer Agreement, or (ii) indemnification liabilities to the extent provided by Section 9.04 of the Agreement which relate to the mortgage banking business of National Mortgage;

     (d) The inaccuracy, falsity or breach of any of the representations and warranties made in (i) the third sentence of
Section 5.01(b), 5.02(b), 5.03(b), 5.04(b), 5.05(b), 5.06(b),
5.07(b), 5.08(b), 5.09(b) or the second sentence of Section 6.01(b) of the Agreement, or (ii) Sections 5.01(c), 5.02(c), 5.03(c), 5.04(c), 5.05(c), 5.06(c), 5.07(c), 5.08(c), 5.09(c) or 6.01(c) of
the Agreement, or (iii) the second or third sentence of
Section 5.01(d), 5.02(d), 5.03(d), 5.04(d), 5.05(d), 5.06(d),
5.07(d), 5.08(d), 5.09(d) or 6.02 of the Agreement, or (iv) Article Twelve of the Agreement;

     (e) The exercise of dissenters' rights under Tennessee Corporate Law by any holder of preferred stock of any National Affiliate to the extent that such dissenter receives for his or her preferred stock an amount greater than the Transaction Value thereof (for this purpose, the term "Transaction Value" shall mean the product of $32.00 and the number of shares or fraction of a share of Boatmen's Common into which such preferred stock would have been converted pursuant to the Agreement had such holder not exercised dissenters' rights);

     (f) Any matter which would have been released and discharged by a Release executed by an NMC Affiliate who fails to do so;

     (g) The matters relating to or connected with or involved in Deposit Guaranty National Bank, Jackson, Mississippi v. National
- ----------------------------------------------------------------
Mortgage Company v. National Mortgage Company (Case No. 02A01-9302-
- ---------------------------------------------
CH-00036, pending in the Court of Appeals of Tennessee, Western Section at Jackson); Deposit Guaranty National Bank, Jackson,
                     ----------------------------------------
Mississippi v. National Mortgage Company (Case No. 101598-2,
- ----------------------------------------
Chancery Court, Shelby County, Tennessee); Deposit Guaranty
                                           ----------------
National Bank, Jackson, Mississippi v. Barbara Crenshaw (Case
- -------------------------------------------------------
No. 101745-1, Chancery Court, Shelby County, Tennessee); and Federal Savings Bank of West Memphis, Arkansas v. Morris Whitman
- ----------------------------------------------------------------
and National Mortgage Company (Case No. 101488-1, pending in the
- -----------------------------
Chancery Court of Shelby County, Tennessee for the Thirtieth Judicial District at Memphis) or any other Claims arising out of, related to, connected with or involving the activities or conduct, or debts, obligations or liabilities, of Morris Whitman, to the extent that such Claims, together with the amounts described in subsection (i) hereof which relate to the foregoing, exceed, in the aggregate, $150,000 after July 7, 1994;

     (h)  The Guaranty Agreement; and

     (i) All costs, fees and expenses incidental to any of the foregoing, including without limitation reasonable attorneys', accountants', consultants' and experts' fees, court costs, deposition expenses, appeal bonds and other expenses incidental to litigation.

     SECTION 3.02.  PAYMENT, SATISFACTION AND DEFENSE OF CLAIMS.
     ------------   -------------------------------------------
After the Effective Time, Boatmen's shall consult and confer with the Shareholders' Committee, and endeavor to agree, regarding the payment, satisfaction, settlement or defense of Claims on an ongoing basis throughout the period during which any Escrow Shares
are held under this Escrow Agreement. If, with respect to Claims involving litigation or other forms of dispute resolution, Boatmen's and the Shareholders' Committee shall fail to agree upon any defense strategy, selection of counsel or any other aspect of the defense or settlement of such Claims, then the decision of Boatmen's shall be binding and controlling for all purposes; provided, however, that Boatmen's shall not settle or enter into
- --------  -------
any agreement to settle such Claims without the prior written agreement of the Shareholders' Committee; and provided, further,
                                              --------  -------
however, that Boatmen's shall appeal to the first appropriate
- -------
appellate court any judgments entered on such Claims where proper grounds exist therefor unless the Shareholders' Committee shall agree in writing that such appeal need not be taken.


                             ARTICLE FOUR

        REIMBURSEMENT OF CLAIMS; DISTRIBUTION OF ESCROW SHARES

     SECTION 4.01.  REIMBURSEMENT FOR CLAIMS.  Boatmen's shall be
     ------------   ------------------------
entitled to receive distributions of Escrow Shares from time to time in such amount as equals the quotient of A divided by B, where A equals the dollar amount of a Claim paid or payable (directly or indirectly) by a Corporation or Boatmen's, and where B equals the closing price of a share of Boatmen's Common on the Nasdaq Stock Market's National Market on the Closing Date (the "Boatmen's Closing Price"). To receive any such distributions, Boatmen's shall give to Escrow Agent (with a copy given simultaneously, by the same means, to the Shareholders' Committee) written Instructions to distribute such Escrow Shares together with attached documentation of the nature of and basis for such distribution. Escrow Agent shall make such distributions to Boatmen's not less than seven (7) nor more than fourteen (14) days after its receipt of such Instructions and accompanying documentation, unless Escrow Agent receives a notice from the Shareholders' Committee pursuant to Section 4.02 hereof prior to making such distribution, in which event such distribution shall be suspended pending resolution of such dispute in accordance with
Section 4.02 hereof.

     SECTION 4.02.  DISPUTE RESOLUTION FOR CLAIMS.
     ------------   -----------------------------

     (a)  Notice of Disagreement.  If the Shareholders' Committee
          ----------------------
disagrees with any Instructions given by Boatmen's to Escrow Agent pursuant to Section 4.01 above, the Shareholders' Committee may give to Escrow Agent (with a copy given simultaneously, by the same means, to Boatmen's), written Instructions not to make the subject distribution as instructed by Boatmen's together with an accompanying statement of the reasons for their disagreement. Upon receipt of any such Instructions, Escrow Agent shall postpone making the subject distribution until the disagreement is resolved as provided in paragraph (b) below.

     (b)  Resolution of Disagreements.  If a notice of disagreement
          ---------------------------
shall be delivered pursuant to Section 4.02(a), the Shareholders' Committee and Boatmen's shall, during the twenty (20) business days following such delivery, use their best efforts to reach agreement on the disputed items or amounts. If Boatmen's and the Shareholders' Committee shall so agree, they shall prepare joint Instructions to Escrow Agent regarding any distribution that shall be made pursuant to such agreement. If Boatmen's and the Shareholders' Committee are unable to reach such agreement, then either party may thereafter cause the disagreement to be submitted to the American Arbitration Association ("AAA") for binding arbitration in accordance with the Commercial Arbitration Rules of the AAA (and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof). Upon completion of any such arbitration proceeding which results in a determination that Boatmen's is entitled to all or a portion of its requested distribution for the subject Claims, Boatmen's shall give to Escrow Agent (with a copy given simultaneously, by the same means, to the Shareholders' Committee), written Instructions to distribute such amount together with an attached copy of the arbitrator's decision (if rendered in written form). Escrow Agent shall make such distribution to Boatmen's not less than seven (7) nor more than fourteen (14) days after its receipt of such Instructions and accompanying documentation.


                             ARTICLE FIVE

            DISTRIBUTION OF ESCROW SHARES UPON TERMINATION

     SECTION 5.01.  TERMINATION.  Subject to the provisions of
     ------------   -----------
Section 5.02 below, this Escrow Agreement shall terminate and the remaining amount of the Escrow Shares shall be distributed on the first anniversary of the Closing Date (the "Stated Termination Date").

     SECTION 5.02.  RETENTION OF ESCROW SHARES FOR PENDING CLAIMS.
     ------------   ---------------------------------------------
Not more than four (4) weeks nor less than one (1) week prior to the Stated Termination Date, Boatmen's may give notice (the "Retention Notice") to Escrow Agent (with a copy given simultaneously, by the same means, to the Shareholders' Committee) of the existence of any Pending Claims (as defined below), specifying the amount actually prayed for, demanded or otherwise expressly sought or involved therein and a reasonable good faith estimate of the amounts which may be at risk with respect to any unspecified damages sought or otherwise involved, such as punitive damages to be determined in the discretion of a court (the aggregate amount thereof shall hereinafter be referred to as the "Pending Claims Reserve") and directing Escrow Agent to retain and continue to hold, subject to all the terms and provisions of this Escrow Agreement, such number of Escrow Shares as equals the quotient of A divided by B, where A equals the dollar amount of the Pending Claims Reserve, and where B equals the Boatmen's Closing Price. As used herein, the term "Pending Claims" shall mean any then pending contingent or unliquidated Claim described in the Retention Notice; provided, however, that Boatmen's shall have
                  --------  -------
received (and delivered a copy thereof together with the Retention Notice to Escrow Agent and the Shareholders' Committee) an opinion letter of Ernst & Young to the effect that the transactions contemplated by the Agreement will continue to qualify for pooling of interests accounting treatment under APB #16 notwithstanding the characterization and treatment of each such pending contingent or unliquidated Claim as a Pending Claim hereunder; provided further,
                                                 -------- -------
however, that no Claim for a tax obligation or liability shall be
- -------
deemed a Pending Claim unless, in addition to the foregoing, the Internal Revenue Service has commenced an audit, or notified one or more of the Corporations or Boatmen's of its intention to commence an audit, of any tax return of any Corporation (whether or not in connection with, or as a part of, an audit of Boatmen's) for any tax year ending prior to or including the Closing Date. Boatmen's shall confer and consult with the Shareholders' Committee in connection with Boatmen's estimate of the amount necessary for the Pending Claims Reserve, and shall make available to the Shareholders' Committee all written information used by Boatmen's in arriving at that amount. From time to time following the Stated Termination Date, the Shareholders' Committee may require that the amount of the Pending Claims Reserve be re-estimated under this
Section 5.02 as of that time, in which event the procedure for estimation of the Pending Claims Reserve contained in this Section
5.02 shall again be followed; provided, however, that the
                              --------  -------
Shareholders' Committee may not require re-estimation of the Pending Claims Reserve more often than two (2) times in any twelve
(12) month period.

     SECTION 5.03.  DISTRIBUTIONS ON OR AFTER STATED TERMINATION
     ------------   --------------------------------------------
DATE.  On the Stated Termination Date and again following each date
- ----
upon which the Pending Claims Reserve may be re-estimated as described in Section 5.02, Escrow Agent shall distribute to the Non-Dissenting Shareholders, in accordance with the Shareholder Percentage Interests, an aggregate number of Escrow Shares equal to the difference between A and B, where A equals the then remaining balance of the Escrow Shares, if any, and where B equals the quotient of (x) divided by (y), where (x) equals the dollar amount of the then Pending Claims Reserve, and where (y) equals the Boatmen's Closing Price.

     SECTION 5.04.  DISTRIBUTION UPON RESOLUTION OF PENDING CLAIMS.
     ------------   ----------------------------------------------
Upon the final resolution of all Pending Claims and payment to Boatmen's pursuant to Article Four hereof of any distributions due on account thereof, Boatmen's shall promptly give notice thereof to Escrow Agent and Escrow Agent shall distribute as soon as reasonably practicable the remaining Escrow Shares, if any, to the Non-Dissenting Shareholders in accordance with the Shareholder Percentage Interests.


                              ARTICLE SIX

                  PROVISIONS CONCERNING ESCROW AGENT

     SECTION 6.01.  COMPENSATION.  In consideration of its
     ------------   ------------
obligations and duties hereunder, Escrow Agent shall be entitled to receive its standard fees as agreed upon from time to time by Boatmen's and the Shareholders' Committee. Such compensation shall be paid by Boatmen's as such compensation shall be earned and become due and one-half of the amount of such compensation shall be deemed a Claim.

     SECTION 6.02.  RESPONSIBILITY OF ESCROW AGENT.  Escrow Agent
     ------------   ------------------------------
shall have no duties or obligations other than as stated herein and shall be protected in acting upon notices, Instructions, agreements, certificates or other written communications, not only as to the due execution and the validity and effectiveness of their provisions, but also as to the truth of any information therein contained which it shall in good faith believe to be valid. In the event that Escrow Agent receives conflicting Instructions or is in doubt with respect to any matter with respect to any Instructions, Escrow Agent may, at any time, upon notice to Boatmen's and the Shareholders' Committee, either (a) hold the Escrow Shares until otherwise directed by an order, decree or judgment of a court of competent jurisdiction which, by lapse of time or otherwise, shall no longer be or shall not be subject to appeal or review or
(b) deposit the Escrow Shares in any court of competent jurisdiction pending the final determination of any dispute among the parties hereto. Except for its own gross negligence or willful misconduct, Escrow Agent shall have no responsibility or liability to any person, whether or not a party to this Escrow Agreement, for any act or omission of any kind so long as it has acted in good faith upon the terms and provisions of this Escrow Agreement or any Instructions or other written communications hereafter delivered to it as contemplated by this Escrow Agreement.

     SECTION 6.03.  INDEMNIFICATION.  Escrow Agent shall be
     ------------   ---------------
indemnified and held harmless against any and all costs, losses, claims, damages, liabilities and expenses, including reasonable costs of investigations, court costs, attorneys' fees, and disbursements (the "Escrow Agent Claims"), incurred by Escrow Agent in connection with its acceptance of appointment as Escrow Agent hereunder, including any litigation arising from this Escrow Agreement involving the subject matter hereof; provided, however,
                                               --------  -------
that Escrow Agent shall not be entitled to indemnification with respect to any claim or loss caused by or arising out of its gross negligence or willful misconduct. The party whose actions or conduct was primarily responsible for causing the Escrow Agent Claims, as determined by the AAA in accordance with the Commercial
Arbitration Rules of the AAA, shall be solely responsible to Escrow Agent for the Escrow Agent Claims.

     SECTION 6.04.  LEGAL ACTION.  Escrow Agent shall have no
     ------------   ------------
obligation to take any legal action in connection with this Escrow Agreement or towards its enforcement, or to appear in, prosecute or defend any action or legal proceeding which would or might involve it in any costs, expense, loss or liability unless adequate security and indemnity shall be furnished.


                             ARTICLE SEVEN

                             MISCELLANEOUS

     SECTION 7.01.  AMENDMENTS.  This Escrow Agreement may only be
     ------------   ----------
amended by a document in writing executed by the parties hereto.

     SECTION 7.02.  NOTICES.  Any notice or other communication
     ------------   -------
shall be in writing and shall be deemed to have been given or made on the date of delivery, in the case of hand delivery, one (1) day after deposit with an overnight courier service or three (3) business days after deposit in the United States Registered Mail, postage prepaid, or upon receipt if transmitted by facsimile telecopy (ultimately followed by confirmation by other means) or any other means, addressed (in any case) as follows:

          (a)  if to Boatmen's:

               Boatmen's Bancshares, Inc.
               One Boatmen's Plaza
               800 Market Street
               St. Louis, Missouri  63102
               Attn:  Gregory L. Curl

          with a copy to:

               Lewis, Rice & Fingersh
               500 North Broadway, Ste. 2000
               St. Louis, Missouri  63102
               Attn:  John M. Drescher, Jr.

          (b)  if to the Shareholders' Committee:

               Joel R. Katz
               5405 Shady Grove Terrace
               Memphis, Tennessee  38120

               Mark Wender
               459 Jason Drive
               Memphis, Tennessee  38118

               Steve R. Graber
               477 Jason Drive
               Memphis, Tennessee  38118

               Frank Robinson
               1462 Le Fleur Place
               Memphis, Tennessee  38120

          with a copy to:

               Sidley & Austin
               One First National Plaza
               Chicago, Illinois  60603
               Attention:  Frederick C. Lowinger

          (c)  if to Escrow Agent:

               ------------------------
               ------------------------
               ------------------------

          (d) or, in each case, to such other address as may be specified in writing to each of the parties hereto.

     SECTION 7.03.  SUCCESSORS AND ASSIGNS.  This Escrow Agreement
     ------------   ----------------------
shall be binding upon the parties and each of its successors and assigns. Nothing contained in this Escrow Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective successors and assigns and the Non-Dissenting Shareholders, as aforesaid, any rights or remedies under or by reason of this Escrow Agreement, except that Boatmen's shall have the right to act through any of its subsidiaries, including National Mortgage or any other Corporation after the Closing, or any successor thereto, and such subsidiary shall be deemed to have all the rights and powers of Boatmen's hereunder.

     SECTION 7.04.  COUNTERPARTS.  This Escrow Agreement may be
     ------------   ------------
executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     SECTION 7.05.  GOVERNING LAW.  This agreement shall be
     ------------   -------------
construed and governed by the laws of the State of Missouri.

     SECTION 7.06.  STATUS OF ESCROW SHARES.  While held pursuant
     ------------   -----------------------
to this Escrow Agreement, the Escrow Shares shall appear as issued and outstanding on the balance sheet of Boatmen's and shall be legally outstanding under applicable state law.

THIS ESCROW AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION
WHICH MAY BE ENFORCED BY THE PARTIES.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands all on the day and year first above written.


                         B-M HOMES, INC.

                         By: ----------------------------------------------
                              Joel R. Katz
                              President and Chief Executive Officer


                         MARBEL HOMES, INC.

                         By: ----------------------------------------------
                              Joel R. Katz
                              President and Chief Executive Officer


                         MACON HOMES, INC.

                         By: ----------------------------------------------
                              Joel R. Katz
                              President and Chief Executive Officer


                         MARGOLIN BROS. APPLIANCE CO.


                         By: ----------------------------------------------
                              Joel R. Katz
                              President and Chief Executive Officer


                         MARGOLIN BROS. REALTY CO.


                         By: ----------------------------------------------
                              Joel R. Katz
                              President and Chief Executive Officer

                         NATIONAL BUILDERS, INC.


                         By: ----------------------------------------------
                              Joel R. Katz
                              President and Chief Executive Officer


                         BOATMEN'S BANCSHARES, INC.


                         By: ----------------------------------------------
                              Leo G. Haas
                              Senior Vice President


                         --------------------------------------


                         By -----------------------------------------------


THE FOREGOING ESCROW AGREEMENT IS HEREBY ACKNOWLEDGED AND JOINED IN AS OF THE DATE FIRST ABOVE WRITTEN BY THE UNDERSIGNED SHAREHOLDERS'
COMMITTEE:


                         --------------------------------------------------
                         Joel R. Katz



                         --------------------------------------------------
                         Mark Wender



                         --------------------------------------------------
                         Steve R. Graber



                         --------------------------------------------------
                         Frank Robinson

                                                             APPENDIX C


                     DONALDSON, LUFKIN & JENRETTE
          DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
  200 W. Madison Street, Chicago, Illinois 60606-3489 (312) 345-5100



                                        ------, 1994
                                        [to be dated upon mailing of the
                                         Joint Proxy Statement/Prospectus
                                         to shareholders of the Companies]



Boards of Directors
National Mortgage Company
 and affiliated corporations
4041 Knight Arnold Road
Memphis, TN 38118

Dear Sirs:

     You have requested our opinion as to the fairness from a financial point of view to the shareholders of National Mortgage Company and its affiliated corporations (collectively, the "Company") of the consideration to be received by such shareholders pursuant to the terms of the merger agreement (the "Agreement") by and between Boatmen's Bancshares, Inc. ("Boatmen's") and the Company.

     Pursuant to the Agreement, all of the outstanding shares of common stock of B-M Homes, Inc., Macon Homes, Inc., Marbel Homes, Inc., Margolin Bros. Appliance Co., Margolin Bros. Realty Co., National Builders, Inc., Arkansas Home Loan Company, National Home Loan Company, Inc., and National Home Loan Company of Mississippi, Inc. will be converted into the right to receive in the aggregate five (5) million shares of common stock, $1.00 par value per share of Boatmen's, subject to certain adjustments at closing pursuant to such Agreement. The terms of the mergers (the "Mergers") are more fully set forth in the Agreement.

     In arriving at our opinion, we have reviewed the Agreement (including the related exhibits thereto) dated July 7, 1994. We also have reviewed financial and other information that was publicly available or furnished to us by the Company and Boatmen's including information provided during discussions with their respective managements. Included in the information provided during discussions with the respective managements were financial projections of the Company for the period beginning February 1, 1994 and ending January 31, 1999 prepared by the management of the Company and certain financial projections of Boatmen's for the period beginning January 1, 1994 and ending December 31, 1994 prepared by the management of Boatmen's. In addition, we have compared certain financial and securities data of the Company and Boatmen's with various other companies whose securities are traded in the public markets, reviewed the historical stock prices and trading volumes of the common stock of Boatmen's, reviewed prices and premiums paid in other business combinations and conducted such other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion. We also solicited the interest of one other party in combining with the Company, at the request of the Board of Directors of the Company.

     In rendering our opinion, we have relied upon and assumed, without independent verification, the accuracy, completeness and fairness of all of the financial and other information that was available to us from public sources, that was provided to us by the Company and Boatmen's or its representatives, or that was otherwise reviewed by us. With respect to the financial projections supplied to us, we have assumed that they have been reasonably prepared on the basis reflecting the best currently available estimates and judgments of the managements of the Company and Boatmen's as to the future operating and financial performance of the Company and Boatmen's, respectively. We did not make any independent evaluation of the Company's assets or liabilities nor did we examine any individual loan credit files relating to the mortgages serviced by the Company. Further, we did not verify any of the information reviewed by us and have assumed that the allowances for losses for Boatmen's and the Company are in the aggregate adequate to cover all losses. Our opinion is addressed to the aggregate consideration to be received by shareholders of National Mortgage Company and its affiliated corporations, and you have not requested us to address, and we have not addressed, the fairness of the allocation of such consideration among such shareholders. We have assumed for purposes of our opinion that the Mergers will be treated as tax-free reorganizations. We have also assumed for purposes of our opinion that each of the Mergers will be accounted for as a pooling of interests under generally accepted accounting principles.

     Our opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us as of, the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. We are expressing no opinion herein as to the price at which the common stock, $1.00 par value per share, of Boatmen's will trade at any time. Our opinion does not constitute a recommendation to any shareholder as to how such shareholder should vote on the proposed transaction.

     Donaldson,Lufkin & Jenrette Securities Corporation ("DLJ"), as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. DLJ has performed investment banking and other services for the Company in connection with this transaction and is being compensated for such services;
a significant portion of such compensation is contingent upon the consummation of the Mergers. In the ordinary course of its business, DLJ may actively trade the equity securities of Boatmen's for its own account and for its customers and, accordingly, may at any time hold a long or short position in such securities.

     Based upon the foregoing and such other factors as we deem relevant, we are of the opinion that the consideration to be received by the shareholders of the Company pursuant to the Agreement is fair to the shareholders of the Company from a financial point of view.

                         Very truly yours,

                         DONALDSON, LUFKIN & JENRETTE
                         SECURITIES CORPORATION




                         By:/s/ David D. Olson
                            ----------------------------
                            David D. Olson
                            Managing Director

                                                             APPENDIX D

                  ASSET/LIABILITY TRANSFER AGREEMENT
                  ----------------------------------

     ASSET/LIABILITY TRANSFER AGREEMENT, dated as of ------------, 1994 (this "Agreement"), among B-M Homes, Inc., a Tennessee corporation ("B-M Homes"), Macon Homes, Inc., a Tennessee corporation ("Macon Homes"), Marbel Homes, Inc., a Tennessee corporation ("Marbel"), National Builders, Inc., a Tennessee corporation ("National Builders"), Margolin Bros. Realty Co., a Tennessee corporation ("Margolin Brothers"), Berclair Apartments, a [Tennessee corporation] ("Berclair"), Margolin Bros. Appliance Co., a Tennessee corporation ("Margolin Brothers Appliance"), National Home Loan Company of Mississippi, Inc., a Mississippi corporation ("National Home Mississippi"), and ---------------, a [Tennessee limited liability company] (the "Purchaser").


                         W I T N E S S E T H:
                         -------------------

     WHEREAS, upon the terms and subject to the conditions hereinafter set forth, Macon Homes, National Builders, Margolin Brothers, Berclair and National Home Mississippi (collectively, the "Sellers") desire to sell, and the Purchaser desires to purchase and acquire at fair market value, all of the right, title and interest of the Sellers in certain assets described Herein;

     WHEREAS, B-M Homes, Macon Homes, Marbel, National Builders, Margolin Brothers, Margolin Brothers Appliance and National Home Mississippi are among the parties to a Merger Agreement dated July 7, 1994 (the "Merger Agreement") which provides, among other things, for the mergers (the "Mergers") of B-M Homes, Macon Homes, Marbel, National Builders, Margolin Brothers, Margolin Brothers Appliance and National Home Mississippi with wholly-owned subsidiaries of Boatmen's Bancshares, Inc.; and

     WHEREAS, the consummation of the transactions contemplated hereby is a condition to the closing of the Mergers.

     NOW, THEREFORE, in consideration of the premises and agreements hereinafter set forth, the parties hereto agree as follows:

                               ARTICLE I
                         ASSETS TO BE ACQUIRED
                         ---------------------

     Section 1.1. Acquisition of Assets.  Upon the terms and
                  ---------------------
subject to the conditions hereinafter set forth, at the Closing (as defined in Section 2.1 hereof) the respective Sellers shall sell, assign, transfer, convey and deliver to the Purchaser, and the Purchaser shall purchase, acquire and accept from the respective Sellers, all of the right, title and interest of the respective Sellers in and to the following (collectively, the "Assets"):

       (a) the home located on 3115 Mayfair Drive, Southhaven, Mississippi owned by Macon Homes and the related Lease
     Agreement dated December 1, 1993 between Macon Homes and Ralph McNeill (the "Macon Homes Real Estate");

       (b) the following real estate owned by National Builders (collectively, the "National Builders Real Estate"): (i) the Poplar Estates subdivision, (ii) the Georgian Woods Subdivision, (iii) the Dattel subdivision, (iv) the Kirby Woods subdivision and (v) the Cherry Valley subdivision;

       (c) the home located on 259 Aviva, Memphis, Tennessee owned by Margolin Brothers (the "Margolin Brothers Real
     Estate");

       (d) the Knightwoods subdivision jointly owned by National Builders and Margolin Brothers (the "Knightwoods Real
     Estate");

       (e)     the Installment Note Receivable owned by Berclair
     (the "Berclair Note");

       (f) the Amortized Notes owned by National Builders (the "National Builders Note"); and

       (g)     the Note Receivable owned by National Home
     Mississippi (the "National Home Mississippi Note").

     Section 1.2  Assumption of Liabilities.  Upon the terms and
                  -------------------------
subject to the conditions hereinafter set forth and except as listed in Schedule A attached hereto, at the Closing and after giving effect to the satisfaction of National Service Company receivables and payables pursuant to Section 8.15 of the Merger Agreement, the Purchaser shall (i) assume and be liable for all liabilities, obligations and claims, whether fixed or contingent, of B-M Homes, Macon Homes, Marbel, National Builders, Margolin Brothers, Margolin Brothers Appliance and their respective subsidiaries (together, the "Assumed Liabilities") and
(ii) indemnify and hold harmless the foregoing entities for any losses incurred in connection with the Assumed Liabilities.


                              ARTICLE II
                              THE CLOSING
                              -----------

     Section 2.1. Closing Date.  Except as hereinafter provided,
                  ------------
the closing hereunder (herein called the "Closing") shall occur at the place and time of the closing of the Mergers contemplated by the Merger Agreement, or at such other place as may be mutually agreed upon by the Purchaser and the Sellers. The date of the Closing is referred to in this Agreement as the "Closing Date."

     Section 2.2. Proceedings at the Closing. (a) At the Closing,
                  --------------------------
the respective Sellers shall deliver the following to the
Purchaser:

       (i) deeds relating to the Macon Homes Real Estate, the National Builders Real Estate, the Margolin Brothers Real
     Estate and the Knightwoods Real Estate; and

       (ii) the Berclair Note, the National Builders Note and the National Home Mississippi Note, each accompanied by appropriate endorsement.

     (b)  At the Closing, the Purchaser shall deliver the following:

       (i) a check in the amount of $15,000 payable to the order of Macon Homes in payment in full for the Macon Homes Real
     Estate;

      (ii) a check payable to the order of National Builders in the amount of the following sum: (i) $72,000 in payment in full for the National Builders Real Estate and the National Builders' interest in the Knightwoods Real Estate, plus
     (ii) an amount equal to the remaining principal amount outstanding on the National Builders Note as of the Closing Date;

     (iii) a check in the amount of $111,500 payable to the order of Margolin Brothers in payment in full for the Margolin Brothers Real Estate and Margolin Brothers' interest in the
     Knightwoods Real Estate;

      (iv) a check payable to the order of Berclair in an amount equal to the remaining principal amount outstanding on the Berclair Note as of the Closing Date;

       (v)     a check payable to the order of National Home
     Mississippi in an amount equal to the remaining principal amount outstanding on the National Home Mississippi Note as of the Closing Date; and

      (vi) an instrument of assumption and indemnification relating to the Assumed Liabilities.


                              ARTICLE III
                             MISCELLANEOUS
                             -------------

     Section 3.1. Entire Agreement.  This Agreement contains, and
                  ----------------
is intended as, a complete statement of all of the terms and the arrangements between the parties hereto with respect to the matters provided for herein, and supersedes any previous agreements and understandings between the parties hereto with respect to those matters.

     Section 3.2. Governing Law.  This Agreement shall be governed
                  -------------
by and construed in accordance with the laws of the State of Tennessee applicable to agreements made in and to be wholly performed in such state.

     Section 3.3. Notices.  All notices and other communications
                  -------
under this Agreement shall be in writing and shall be deemed given when delivered personally or by overnight mail, or four days after being mailed by registered mail, return receipt requested, to a party at the following address (or to such other address as such party may have specified by notice given to the other parties pursuant to this provision):

     If to any of the Sellers, to:

       ------------------------------------------------
       ------------------------------------------------
       ------------------------------------------------
     with a copy to:

       ------------------------------------------------
       ------------------------------------------------
       ------------------------------------------------

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.


B-M HOMES, INC.                         MACON HOMES, INC.


By:  --------------------------         By:  -------------------------
       Name:                                      Name:
       Title:                                     Title:


MARBEL HOMES, INC.                      NATIONAL BUILDERS, INC.


By:  --------------------------         By:  -------------------------
       Name:                                      Name:
       Title:                                     Title:


MARGOLIN BROS. REALTY CO.          MARGOLIN BROS. APPLIANCE CO.


By:  --------------------------         By:  -------------------------
       Name:                                      Name:
       Title:                                     Title:


NATIONAL HOME LOAN COMPANY         BERCLAIR APARTMENTS
  OF MISSISSIPPI, INC.


By:  --------------------------         By:  -------------------------
       Name:                                      Name:
       Title:                                     Title:


                              [                                       ]

                              By: ------------------------------------
                                        Name:
                                        Title:

                              SCHEDULE A
                              ----------

1. The note payable of Alliance Realty Co. to NationsBank which had an outstanding principal amount of $4,666,667 at January 31, 1994.

2. The note payable of National Builders to [First City] which had an outstanding principal balance of $[32,232] at May 31, 1994.

3. The trade payables of National Builders relating to its insurance business.

4. The trade payables of Margolin Brothers relating to its data processing.

5. The trade payables of Macon Homes relating to its optical imaging business.

6. The trade payables of Delta Office Products relating to due diligence/asset review.

7. Any obligation or liability described in Section 9.04 of the Merger Agreement.

                                                             APPENDIX E

                     EQUIPMENT TRANSFER AGREEMENT
                     ----------------------------


     EQUIPMENT TRANSFER AGREEMENT, dated as of ------------ 1994 (this "Agreement"), among Knight Arnold Partners, a Tennessee general partnership ("Knight Arnold"), Delta Investment Company, a Tennessee general partnership ("Delta Investment"), Margolin Bros. Realty Co., a Tennessee corporation ("Margolin Brothers"), and National Mortgage Company, a Tennessee corporation (the "Company").


                         W I T N E S S E T H:
                         -------------------

     WHEREAS, upon the terms and subject to the conditions hereinafter set forth, Knight Arnold and Delta Investment
(collectively, the "Transferors") desire to transfer, and the Company and Margolin Brothers desire to acquire, all of the right, title and interest of the Transferors in certain assets described herein;

     WHEREAS, Margolin Brothers and the other stockholders of the Company are among the parties to a Merger Agreement dated July 7, 1994 (the "Merger Agreement") whereby, among other things, the Company and Margolin Brothers will become wholly-owned subsidiaries of Boatmen's Bancshares, Inc. (the "Mergers");

     WHEREAS, the consummation of the transactions contemplated hereby is a condition to the closing of the Mergers; and

     WHEREAS, the partners of Knight Arnold and Delta Investment will derive substantial benefits from the consummation of the Mergers.

     NOW, THEREFORE, in consideration of the premises and agreements hereinafter set forth, the parties hereto agree as follows:


                               ARTICLE I
                       ASSETS TO BE TRANSFERRED
                       ------------------------

     Section 1.1. Transfer of Assets.  Upon the terms and subject
                  ------------------
to the conditions hereinafter set forth, at the Closing (as defined in Section 2.1 hereof) the Transferors shall assign, transfer, convey and deliver to the Company, and, in the case of
Section 1.1(d) below, to Margolin Brothers, and the Company and Margolin Brothers, as the case may be, shall accept from the Transferors, all of the right, title and interest of the respective Transferors in and to the following (collectively, the "Assets"):

       (a) the Upgrade Davox Equipment that is the subject of the Lease Agreement dated February 1, 1993 between Knight
     Arnold and the Company;

       (b) the Davox Power Dial Telephone Equipment that is the subject of the Lease Agreement dated August 9, 1989 between Knight Arnold and the Company;

       (c)     the Voice Response Telephone System and Automated
     Attendant that is the subject of the Lease Agreement dated
     July 10, 1990 between Knight Arnold and the Company;

       (d) the data processing equipment that is the subject of the Lease Agreement dated July 1, 1980, as amended, between Delta Investment and the Company, the rights and interests as lessee of which were assigned to Margolin Brothers;

       (e) the telephone equipment that is the subject of the Lease Agreement dated January 2, 1979, as amended, between
     Delta Investment and the Company; and

       (f) any other assets that are the subject of the lease agreements listed on Schedule 5.22 of the Merger Agreement.

     The Transferors represent and warrant to the Company and Margolin Brothers that such Transferors own their respective Assets free and clear of any liens, security interests or encumbrances.


                              ARTICLE II
                              THE CLOSING
                              -----------

     Section 2.1. Closing Date.  Except as hereinafter provided,
                  ------------
the closing hereunder (herein called the "Closing") shall occur at the place and time of the closing of the Mergers contemplated by the Merger Agreement, or at such other place as may be mutually agreed upon by the Company and the Transferors. The date of the Closing is referred to in this Agreement as the "Closing Date."

     Section 2.2. Proceedings at the Closing.  At the Closing,
                  --------------------------
(i) the Transferors shall deliver to the Company an instrument of assignment evidencing the transfer of Assets described in Section 1.1(a), (b), (c) and (e) (and (f), if any) hereof to the Company and (ii) Delta Investment shall deliver to Margolin Brothers an instrument of assignment evidencing the transfer of Assets described in Section 1.1(d) hereof to Margolin Brothers. On the Closing Date, each of the lease agreements described in Section 1.1 hereof shall automatically be deemed to be terminated.


                              ARTICLE III
                             MISCELLANEOUS
                             -------------

     Section 3.1  Entire Agreement.  This Agreement contains, and
                  ----------------
is intended as, a complete statement of all of the terms and the arrangements between the parties hereto with respect to the matters provided for herein, and supersedes any previous agreements and understandings between the parties hereto with respect to those matters.

     Section 3.2  Governing Law.  This Agreement shall be governed
                  -------------
by and construed in accordance with the laws of the State of Tennessee applicable to agreements made in and to be wholly performed in such state.

     Section 3.3  Notices.  All notices and other communications
                  -------
under this Agreement shall be in writing and shall be deemed given when delivered personally or by overnight mail, or four days after being mailed by registered mail, return receipt requested, to a party at the following address (or to such other address as such party may have specified by notice given to the other parties pursuant to this provision):

     If to any of the Transferors, to:

       --------------------------------------------------
       --------------------------------------------------
       --------------------------------------------------
       --------------------------------------------------

     with a copy to:

       --------------------------------------------------
       --------------------------------------------------
       --------------------------------------------------
       --------------------------------------------------

     If to the Company or Margolin Brothers, to:

       --------------------------------------------------
       --------------------------------------------------
       --------------------------------------------------
       --------------------------------------------------

       with a copy to:

       --------------------------------------------------
       --------------------------------------------------
       --------------------------------------------------
       --------------------------------------------------

     Section 3.4. Binding Effect; No Assignment.  This Agreement
                  -----------------------------
shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person not party to this Agreement. No assignment of this Agreement or of any rights or obligations hereunder may be made by any party (by operation of law or otherwise) without the prior written consent of each of the other parties hereto and any attempted assignment without such required consents shall be void.

     Section 3.5. Amendments; Waivers; Termination.  This Agreement
                  --------------------------------
may be amended, supplemented or modified, and any provision hereof may be waived, only pursuant to a written instrument making specific reference to this Agreement signed by each of the parties hereto. In the event that the Merger Agreement is terminated pursuant to the provisions thereof, this Agreement shall automatically be deemed to be terminated.

     Section 3.6. Counterparts.  This Agreement may be executed in
                  ------------
any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.


                         KNIGHT ARNOLD PARTNERS


                         By ------------------------------------
                              Name:
                              Title:


                         DELTA INVESTMENT COMPANY


                         By ------------------------------------
                              Name:
                              Title:


                         MARGOLIN BROS. REALTY CO.


                         By ------------------------------------
                              Name:
                              Title:


                         NATIONAL MORTGAGE COMPANY


                         By ------------------------------------
                              Name:
                              Title:

                                                             APPENDIX F

                  TENNESSEE--BUSINESS CORPORATION ACT

                              CHAPTER 23
               BUSINESS CORPORATIONS--DISSENTERS' RIGHTS

        PART 1--RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

48-23-101 DEFINITIONS.-- (1) "Beneficial shareholder" means the person who is a beneficial owner of shares held by a nominee as the record shareholder;

     (2) "Corporation" means the issuer of the shares held by a dissenter before the corporate action or the surviving or acquiring corporation by merger or share exchange of that issuer;

     (3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Section 48-23-102 and who exercises that right when and in the manner required by Sections 48-23-201-
- -48-23-209;

     (4) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action;

     (5) "Interest" means interest from the effective date of the corporate action that gave rise to the shareholder's right to dissent until the date of payment, at the average auction rate paid on United States treasury bills with a maturity of six (6) months (or the closest maturity thereto) as of the auction date for such treasury bills closest to such effective date;

     (6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation; and

     (7) "Shareholder" means the record shareholder or the beneficial shareholder.


48-23-102 RIGHT TO DISSENT.-- (a) A shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

     (1) Consummation of a plan of merger to which the corporation is a party:

     (A)  If shareholder approval is required or the merger by
Section 48-21-103 or the charter and the shareholder is entitled to vote on the merger; or

     (B) If the corporation is a subsidiary that is merged with its parent under Section 48-21-104;

     (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

     (3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one (1) year after the date of sale;

     (4) An amendment of the charter that materially and adversely affects rights in respect of a dissenter's shares because it:

     (A)  Alters or abolishes a preferential right of the shares;

     (B) Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

     (C) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

     (D) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

     (E) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share is to be acquired for cash under Section 48-16-104; or

     (5) Any corporate action taken pursuant to a shareholder vote to the extent the charter, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

     (b) A shareholder entitled to dissent and obtain payment for his shares under this chapter may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

     (c) Notwithstanding the provisions of subsection (a), no shareholder may dissent as to any shares of a security which, as of the date of the effectuation of the transaction which would otherwise give rise to dissenters' rights, is listed on an exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended, or is a "national market system security," as defined in rules promulgated pursuant to the Securities Exchange Act of 1934, as amended.


48-23-103 DISSENT BY NOMINEES AND BENEFICIAL OWNERS.-- (a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one (1) person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

     (b) A beneficial shareholder may assert dissenters' rights as to shares of any one (1) or more classes held on his behalf only if:

     (1) He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

     (2) He does so with respect to all shares of the same class of which he is the beneficial shareholder or over which he has power to direct the vote.


48-23-201 NOTICE OF DISSENTERS' RIGHTS.-- (a) If proposed corporate action creating dissenters' rights under Section
48-23-102 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this chapter and be accompanied by a copy of this chapter.

     (b)  If corporate action creating dissenters' rights under
Section 48-23-102 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in Section 48-23-203.

     (c) A corporation's failure to give notice pursuant to this section will not invalidate the corporate action.


48-23-202 NOTICE OF INTENT TO DEMAND PAYMENT.-- (a) If proposed corporate action creating dissenters' rights under Section
48-23-102 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights:

     (1) Must deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

     (2) Must not vote his shares in favor of the proposed action. No such written notice of intent to demand payment is required of any shareholder to whom the corporation failed to provide the notice required by Section 48-23-201.

     (b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for his shares under this chapter.


48-23-203 DISSENTERS NOTICE.-- (a) If proposed corporate action creating dissenters' rights under Section 48-23-102 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Section 48-23-202.

     (b) The dissenters' notice must be sent no later than ten (10) days after the corporate action was authorized by the shareholders or effectuated, whichever is the first to occur, and must:

     (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

     (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

     (3) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the principal terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he acquired beneficial ownership of the shares before that date;

     (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than one (1) nor more than two (2) months after the date the subsection (a) notice is delivered, and

     (5) Be accompanied by a copy of this chapter if the corporation has not previously sent a copy of this chapter to the shareholder pursuant to Section 48-23-201.


48-23-204 DUTY TO DEMAND PAYMENT.-- (a) A shareholder sent a dissenters' notice described in Section 48-23-203 must demand payment, certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to Section 48-23-203(b)(3), and deposit his certificates in accordance with the terms of the notice.

     (b) The shareholder who demands payment and deposits his share certificates under subsection (a) retains all other rights of a shareholder until these rights are canceled or modified by the effectuation of the proposed corporate action.

     (c) A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this chapter.

     (d) A demand for payment filed by a shareholder may not be withdrawn unless the corporation with which it was filed, or the surviving corporation, consents thereto.


48-23-205 SHARE RESTRICTIONS.-- (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is effectuated or the restrictions released under Section 48-23-207.

     (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the effectuation of the proposed corporate action.


48-23-206 PAYMENT.-- (a) Except as provided in Section 48-23-208, as soon as the proposed corporate action is effectuated, or upon receipt of a payment demand, whichever is later, the corporation shall pay each dissenter who complied with Section 48-23-204 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.

     (b)  The payment must be accompanied by:

     (1) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen (16) months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

     (2) A statement of the corporation's estimate of the fair value of the shares;

     (3)  An explanation of how the interest was calculated;

     (4) A statement of the dissenter's right to demand payment under Section 48-23-209; and

     (5) A copy of this chapter if the corporation has not previously sent a copy of this chapter to the shareholder pursuant to Sections 48-23-201 or 48-23-203.


48-23-207 FAILURE TO TAKE ACTION.-- (a) If the corporation does not effectuate the proposed action that gave rise to the dissenters' rights within two (2) months after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

     (b) If after returning deposited certificates and releasing transfer restrictions, the corporation effectuates the proposed action, it must send a new dissenters' notice under Section
48-23-203 and repeat the payment demand procedure.


48-23-208 AFTER-ACQUIRED SHARES.-- (a) A corporation may elect to withhold payment required by Section 48-23-206 from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the principal terms of the proposed corporate action.

     (b) To the extent the corporation elects to withhold payment under subsection (a), after effectuating the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under Section 48-23-209.


48-23-209 PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER.-- (a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate (less any payment under Section 48-23-206), or reject the corporation's offer under
Section 48-23-208 and demand payment of the fair value of his shares and interest due, if:

     (1) The dissenter believes that the amount paid under Section 48-23-206 or offered under Section 48-23-208 is less than the fair value of his shares or that the interest due is incorrectly calculated;

     (2)  The corporation fails to make payment under Section
48-23-206 within two (2) months after the date set for demanding payment; or

     (3) The corporation, having failed to effectuate the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within two
(2) months after the date set for demanding payment.

     (b) A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing under subsection (a) within one (1) month after the corporation made or offered payment for his shares.


                PART 3 -- JUDICIAL APPRAISAL OF SHARES

48-23-301  COURT ACTION.-- (a) If a demand for payment under
Section 48-23-209 remains unsettled, the corporation shall commence a proceeding within two (2) months after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the two-month period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

     (b) The corporation shall commence the proceeding in a court of record having equity jurisdiction in the county where the corporation's principal office (or, if none in this state, its registered office) is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

     (c) The corporation shall make all dissenters (whether or not residents of this state) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

     (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint one (1) or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

     (e) Each dissenter made a party to the proceeding is entitled to judgment:

     (1) For the amount, if any, by which the court finds the fair value of his shares, plus accrued interest, exceeds the amount paid by the corporation; or

     (2) For the fair value, plus accrued interest, of his after-acquired shares for which the corporation elected to withhold payment under Section 48-23-208.


48-23-302 COURT COSTS AND COUNSEL FEES.-- (a) The court in an appraisal proceeding commenced under Section 48-23-301 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Section 48-23-209.

     (b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

     (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Sections 48-23-201--48-28-209, or

     (2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

     (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefitted.

                                                             APPENDIX G
               ARKANSAS -- 1987 BUSINESS CORPORATION ACT

                  SUBCHAPTER 13 -- DISSENTERS' RIGHTS

            RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

4-27-1301  DEFINITIONS.-- In this subchapter:

     1. "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer;

     2. "Dissenter" means a shareholder who is entitled to dissent from corporate action under Section 4-27-1302 and who exercises that right when and in the manner required by Sections 4-27-1320-- 4-27-1328;

     3. "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable;

     4. "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances;

     5. "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation;

     6. "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder;

     7. "Shareholder" means the record shareholder or the beneficial shareholder.


4-27-1302 RIGHT OF DISSENT.-- A. A shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

     1. Consummation of a plan of merger to which the corporation is a party:

     (i)  If shareholder approval is required for the merger by
Section 4-27-1103 or the articles of incorporation and the shareholder is entitled to vote on the merger; or

     (ii) If the corporation is a subsidiary that is merged with its parent under Section 4-27-1104;

     2. Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

     3. Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one (1) year after the date of sale;

     4. An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

     (i)  Alters or abolishes a preferential right of the shares;

     (ii) Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

     (iii) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

     (iv) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

     (v) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Section 4-27-604; or

     5. Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

     B. A shareholder entitled to dissent and obtain payment for his shares under this subchapter may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.


4-27-1303 DISSENT BY NOMINEES AND BENEFICIAL OWNERS.-- A. A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one (1) person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

     B. A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:

     1. He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

     2. He does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote.


4-27-1304--4-27-1319  [RESERVED.]

             PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

4-27-1320 NOTICE OF DISSENTERS' RIGHTS.-- A. If proposed corporate action creating dissenters' rights under Section 4-27-1302 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this chapter and be accompanied by a copy of this chapter.

     B.   If corporate action creating dissenters' rights under
Section 4-27-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in Section 4-27-1322.


4-27-1321 NOTICE OF INTENT TO DEMAND PAYMENT.-- A. If proposed corporate action creating dissenters' rights under Section
4-27-1302 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights:

     (1) Must deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

     (2)  Must not vote his shares in favor of the proposed action.

     B. A shareholder who does not satisfy the requirements of subsection A. of this section is not entitled to payment for his shares under this subchapter.


4-27-1322 DISSENTERS NOTICE.-- A. If proposed corporate action creating dissenters' rights under Section 4-27-1302 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Section 4-27-1321.

     B. The dissenters' notice must be sent no later than ten (10) days after the corporate action was taken, and must:

     1. State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

     2. Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

     3. Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he acquired beneficial ownership of the shares before that date;

     4. Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty (30) nor more than sixty (60) days after the date the notice required by subsection A. of this section is delivered; and

     5.   Be accompanied by a copy of this subchapter.


4-27-1323 DUTY TO DEMAND PAYMENT.-- A. A shareholder sent a dissenters' notice described in Section 4-27-1322 must demand payment, certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to Section 4-27-1322B.3., and deposit his certificates in accordance with the terms of the notice.

     B. The shareholder who demands payment and deposits his share certificates under subsection A. of this section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

     C. A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this subchapter.


4-27-1324 SHARE RESTRICTIONS.-- A. The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under Section 4-27-1326.

     B. The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.


4-27-1325 PAYMENT.-- A. Except as provided in Section 4-27-1327, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with Section 4-27-1323 the amount the corporation esti-mates to be the fair value of his shares, plus accrued interest.

     B.   The payment must be accompanied by:

     1. The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen (16) months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

     2. A statement of the corporation's estimate of the fair value of the shares;

     3.   An explanation of how the interest was calculated;

     4. A statement of the dissenter's right to demand payment under Section 4-27-1328; and

     5.   A copy of this subchapter.


4-27-1326 FAILURE TO TAKE ACTION.-- A. If the corporation does not take the proposed action within sixty (60) days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

     B. If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Section 4-27-1322 and repeat the payment demand procedure.


4-27-1327 AFTER-ACQUIRED SHARES.-- A. A corporation may elect to withhold payment required by Section 4-27-1325 from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first an-nouncement to news media or to shareholders of the terms of the proposed corporate action.

     B. To the extent the corporation elects to withhold payment under subsection A. of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under Section 4-27-1328.


4-27-1328 PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER.-- A. A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate (less any payment under Section 4-27-1325), or reject the corporation's offer under
Section 4-27-1327 and demand payment of the fair value of his shares and interest due, if

     1. The dissenter believes that the amount paid under Section 4-27-1325, or offered under Section 4-27-1327, is less than the fair value of his shares or that the interest due is incorrectly calculated;

     2.   The corporation fails to make payment under Section
4-27-1325 within sixty (60) days after the date set for demanding payment; or

     3. The corporation, having failed to take the proposed action does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty (60) days after the date set for demanding payment.

     B. A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing under subsection A. of this section within thirty (30) days after the corporation made or offered payment of his shares.

4-27-1329  [RESERVED.]


                     JUDICIAL APPRAISAL OF SHARES

4-27-1330 COURT ACTION.-- A. If a demand for payment under Section 4-27-1328 remains unsettled, the corporation shall commence a proceeding within sixty (60) days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

     B. The corporation shall commence the proceeding in the circuit court of the county where the corporation's principal office (or, if none in this state, its registered office) is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

     C. The corporation shall make all dissenters (whether or not residents of this state) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

     D. The jurisdiction of the court in which the proceeding is commenced under subsection B. of this section is plenary and exclusive. The court may appoint one (1) or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

     E. Each dissenter made a party to the proceeding is entitled to judgment:

     (1) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation; or

     (2) For the fair value, plus accrued interest, of his after-acquired shares for which the corporation elected to withhold payment under Section 4-27-1327.


4-27-1331 COURT COSTS AND COUNSEL FEES.-- A. The court in an appraisal proceeding commenced under Section 4-27-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court.
The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Section 4-27-1328.

     B. The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

     1. Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Sections 4-27-1320--4-27-1328; or

     2. Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

     C. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefitted.

                                                             APPENDIX H

                 MISSISSIPPI BUSINESS CORPORATION ACT

                          DISSENTERS' RIGHTS

     SUBARTICLE A. RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

79-4-13.01  DEFINITIONS-- In this Article:

     (1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

     (2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Section 79-4-13.02 and who exercises that right when and in the manner required by Sections 79-4-13.20 through 79-4-13.28.

     (3) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

     (4) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

     (5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

     (6) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

     (7) "Shareholder" means the record shareholder or the beneficial shareholder. (Last amended by Ch. 369, L. '88, eff.
4-19-88.)


79-4-13.02 RIGHT TO DISSENT.-- (a) A shareholder is entitled to dissent from and obtain payment of the fair value of his shares in the event of, any of the following corporate action:

     (1) Consummation of a plan of merger to which the corporation is a party (i) if shareholder approval is required for the merger by Section 79-4-11.03 or the articles of incorporation and the shareholder is entitled to vote on the merger, or (ii) if the corporation is a subsidiary that is merged with its parent under
Section 79-4-11.04;

     (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

     (3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one (1) year after the date of sale;

     (4) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

     (i)  Alters or abolishes a preferential right of the shares;

     (ii) Creates, alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

     (iii) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

     (iv) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

     (v) Reduces the number of shares owned by the shareholder to a fraction of a share if the fraction share so created is to be acquired for cash under Section 79-4-6.04; or

     (5) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

     (b) Nothing in subsection (a)(4) shall entitle a shareholder of a corporation to dissent and obtain payment for his shares as a result of an amendment of the articles of incorporation exclusively for the purpose of either (i) making such corporation subject to application of the Mississippi Control Share Act, or (ii) making such act inapplicable to a control share acquisition of such corporation.

     (c) A shareholder entitled to dissent and obtain payment for his shares under this article may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.


79-4-13.03 DISSENT BY NOMINEES AND BENEFICIAL OWNERS.-- (a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

     (b) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:

     (1) He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

     (2) He does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote.


79-4-13.20 NOTICE OF DISSENTERS' RIGHTS.-- (a) If proposed corporate action creating dissenters' rights under Section
79-4-13.02 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

     (b)  If corporate action creating dissenters' rights under
Section 79-4-13.02 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in Section 79-4-13.22.


79-4-13.21 NOTICE OF INTENT TO DEMAND PAYMENT.-- (a) If proposed corporate action creating dissenters' rights under Section 79-4-13.02 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights (1) must deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated, and (2) must not vote his shares in favor of the proposed action.

     (b) A shareholder who does not satisfy the requirement of subsection (a) is not entitled to payment for his shares under this article.


79-4-13.22 DISSENTERS' NOTICE.-- (a) If proposed corporate action creating dissenters' rights under Section 79-4-13.02 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Section 79-4-13.21.

     (b) The dissenters' notice must be sent no later than ten (10) days after the corporate action was taken, and must:

     (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

     (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

     (3) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he acquired beneficial ownership of the shares before that date;

     (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty (30) nor more that sixty (60) days after the date the subsection (a) notice is delivered; and

     (5)  Be accompanied by a copy of this article.


79-4-13.23 DUTY TO DEMAND PAYMENT.-- (a) A shareholder sent a dissenters' notice described in Section 79-4-13.22 must demand payment, certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice pursuant to Section 79-4-13.22(b)(3), and deposit his certificates in accordance with the terms of the notice.

     (b) The shareholder who demands payment and deposits his shares under subsection (a) retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

     (c) A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this article.


79-4-13.24 SHARE RESTRICTIONS.-- (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under Section 79-4-13.26.

     (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.


79-4-1325 PAYMENT.-- (a) Except as provided in Section 79-4-13.27, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with Section 79-4-13.23 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.

     (b)  The payment must be accompanied by:

     (1) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen (16) months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

     (2) A statement of the corporation's estimate of the fair value of the shares;

     (3)  An explanation of how the interest was calculated;

     (4) A statement of the dissenters' right to demand payment under Section 79-4-13.28; and

     (5)  A copy of this article.


79-4-13.26 FAILURE TO TAKE ACTION.-- (a) If the corporation does not take the proposed action within sixty (60) days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

     (b) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Section 79-4-13.22 and repeat the payment demand procedure.


79-4-13.27 AFTER-ACQUIRED SHARES.-- (a) A corporation may elect to withhold payment required by Section 79-4-13.25 from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

     (b) To the extent the corporation elects to withhold payment under subsection (a), after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated and a statement of the dissenter's right to demand payment under Section 79-4-13.28.


79-4-13.28 PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER.-- (a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate (less any payment under Section 79-4-13.25), or reject the corporation's offer under
Section 79-4-13.27 and demand payment of the fair value of his shares and interest due, if:

     (1) The dissenter believes that the amount paid under Section 79-4-13.25 or offered under Section 79-4-13.27 is less than the fair value of his shares or that the interest due is incorrectly calculated;

     (2)  The corporation fails to make payment under Section
79-4-13.25 within sixty (60) days after the date set for demanding payment; or

     (3) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty
(60) days after the date set for demanding payment.

     (b) A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing under subsection (a) within thirty (30) days after the corporation made or offered payment for his shares.


              SUBARTICLE C.  JUDICIAL APPRAISAL OF SHARES

79-4-13.30  COURT ACTION-- (a) If a demand for payment under
Section 79-4-13.28 remains unsettled, the corporation shall commence a proceeding within sixty (60) days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

     (b) The corporation shall commence the proceeding in the chancery court of the county where a corporation's principal office (or, if none in this state, its registered office) is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

     (c) The corporation shall make all dissenters (whether or not residents of this state) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

     (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

     (e) Each dissenter made a party to the proceeding is entitled to judgment (1) for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation, or (2) for the fair value, plus accrued interest, of his after-acquired shares for which the corporation elected to withhold payment under Section 79-4-13.27.


79-4-13.31 COURT COSTS AND COUNSEL FEES.-- (a) The court in an appraisal proceeding commenced under Section 79-4-13.30 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court.
The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment under Section 79-4-13.28.

     (b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

     (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Sections 79-4-13.20 through 79-4-13.28; or

     (2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by this article.

     (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefitted.

                                                             APPENDIX I


                      STOCKHOLDERS' AGREEMENT

                 [TO BE PROVIDED SUPPLEMENTALLY]

                         PART II

          INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 351.355(1) and (2) of The General and Business Corporation Law of the State of Missouri provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of an action or suit by or in the right of the corporation, the corporation may not indemnify such persons against judgments and fines and no person shall be indemnified as to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent that the court in which the action or suit was brought determines upon application that such person is fairly and reasonably entitled to indemnity for proper expenses.
Section 351.355(3) provides that, to the extent that a director, officer, employee or agent of the corporation has been successful in the defense of any such action, suit or proceeding or any claim, issue or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred in connection with such action, suit or proceeding. Section 351.355(7) provides that a Missouri corporation may provide additional indemnification to any person indemnifiable under subsection (1) or (2), provided such additional indemnification is authorized by the corporation's articles of incorporation or an amendment thereto or by a shareholder-approved by-law or agreement, and provided further that no person shall thereby be indemnified against conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct. Article XIII of the Restated Articles of Incorporation of registrant provides that registrant shall extend to its directors and certain of its executive officers the indemnification specified in subsections (1) and (2) and the additional indemnification authorized in subsection (7) and that it may extend to other officers, employees and agents such indemnification and additional indemnification.

      Pursuant to a policy of directors' and officers' liability insurance, with total annual limits of $55 million, registrant's officers and directors are insured, subject to the limits, retention, exceptions and other terms and conditions of such policy, against liability for any actual or alleged error, misstatement, misleading statement, act or omission, or neglect or breach of duty by the directors or officers of registrant in the discharge of their duties solely in their capacity as directors or officers of registrant, individually or collectively, or any matter claimed against them solely by reason of their being directors or officers of registrant.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) The following exhibits are filed as part of this Registration Statement:

           (2)(a) Merger Agreement, dated July 7, 1994 by and among B-M Homes, Inc., Macon Homes, Inc., Marbel Homes, Inc., Margolin Bros. Appliance Co., Margolin Bros. Realty Co., National Builders, Inc., Arkansas Home Loan Company, National Home Loan Company, Inc., National Home Loan Company of Mississippi, Inc., National Service Company, Boatmen's Bancshares, Inc., BBI One, Inc., BBI Two, Inc., BBI Three, Inc., BBI Four, Inc., BBI Five, Inc., BBI Six, Inc., BBI Seven, Inc., BBI Eight, Inc., and BBI Nine, Inc. (Appendix A to Joint Proxy Statement/Prospectus)
                      The Registrant agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request;

           (2)(b) Escrow Agreement dated ----------, 1994, by and among B-M Homes, Inc., Macon Homes, Inc., Marbel Homes, Inc., Margolin Bros. Appliance Co., Margolin Bros. Realty Co., National Builders, Inc., Boatmen's Bancshares, Inc. and ---------------, as Escrow Agent (Appendix B to Joint Proxy Statement/Prospectus);

           (5)        Opinion of Lewis, Rice & Fingersh re legality;

           (8) Form of Opinion of Andrews & Kurth LLP re federal income tax consequences;

           (23)(a)    Consent of Ernst & Young LLP;

           (23)(b)    Consent of Ernst & Young LLP;

           (23)(c)    Consent of KPMG Peat Marwick LLP;

           (23)(d)    Consent of KPMG Peat Marwick LLP;

           (23)(e)    Consent of KPMG Peat Marwick LLP;

           (23)(f)    Consent of KPMG Peat Marwick LLP;

           (23)(g)    Consent of Frost & Company;

           (23)(h) Consent of Lewis, Rice & Fingersh (in opinion re legality)

           (23)(i) Consent of Andrews & Kurth LLP (in opinion re federal income tax consequences);

           (23)(j)    Consent of Donaldson, Lufkin & Jenrette
                      Securities Corporation;

           (24)       Powers of Attorney;

           (99)(a)    Forms of Proxy Cards for Special Meetings;

           (99)(b)    Form of Letter to Shareholders to Accompany
                      Joint Proxy Statement/Prospectus;

           (99)(c)    Form of Notice of Special Meetings;

           (99)(d)    Opinion of Donaldson, Lufkin & Jenrette
                      Securities Corporation (Appendix C to Joint
                      Proxy Statement/Prospectus);

           (99)(e) Excerpts of Tennessee Business Corporation Act (Dissenters' Rights) (Appendix F to Joint Proxy Statement/Prospectus);

           (99)(f) Excerpts of Arkansas Business Corporation Act (Dissenters' Rights) (Appendix G to Joint Proxy Statement/Prospectus); and

           (99)(g) Excerpts of Mississippi Business Corporation Act (Dissenters' Rights) (Appendix H to Joint Proxy Statement Prospectus).

           The following exhibits are incorporated herein by reference:

           (2)(c) Agreement and Plan of Merger, dated August 18, 1994, by and among Worthen Banking Corporation, Boatmen's Bancshares, Inc. and BBI Acquisition Co., Inc.;

           (3)(a) Restated Articles of Incorporation of Boatmen's Bancshares, Inc.;

           (3)(b)     Statement of Change of Registered Agent of
                      Boatmen's Bancshares, Inc.;

           (3)(c)     Amended Bylaws of Boatmen's Bancshares, Inc.;
                      and

           (4) Rights Agreement, dated as of August 14, 1990, of Boatmen's Bancshares, Inc.

                      Note: No long-term debt instrument issued by Boatmen's Bancshares, Inc. exceeds 10% of the consolidated total assets of Boatmen's Bancshares, Inc. and its subsidiaries. In accordance with paragraph 4(iii) of Item 601 of Regulation S-K, Boatmen's Bancshares, Inc. will furnish to the SEC upon request copies of long-term debt instruments and related agreements.

     (b) No financial statement schedules are required to be filed herewith pursuant to Item 21(b) or (c) of this Form.


ITEM 22.  UNDERTAKINGS.

     (1)   The undersigned Registrant hereby undertakes as follows:
That prior to any public reoffering of the securities registered hereunder through the use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (2) The undersigned Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of
Section 10(a)(3) of the Securities Act of 1933, as amended, and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (4) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     (5) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions (see Item 20 -- Indemnification of Directors and Officers), or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                          SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on September 20, 1994.


                           BOATMEN'S BANCSHARES, INC.


                              /s/ Andrew B. Craig, III
                           By-------------------------------------------
                             Andrew B. Craig, III
                             Chairman of the Board and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on September 20, 1994.


    /s/ Andrew B. Craig, III
- -----------------------------------    Chairman of the Board and Chief Executive
      Andrew B. Craig, III             Officer (principal executive officer)
    /s/ James W. Kienker
- -----------------------------------    Executive Vice President and Chief Financial Officer
        James W. Kienker               (principal financial and accounting officer)
                 *
- -----------------------------------    President and Director
       Samuel B. Hayes, III
                 *
- -----------------------------------    Vice Chairman and Director
      John Peters MacCarthy
                 *
- ------------------------------------   Director
        Richard L. Battram
                 *
- ------------------------------------   Director
       B. A. Bridgewater, Jr.
                 *
- ------------------------------------   Director
        William E. Cornelius

                                    II-5

                 *
- ------------------------------------   Director
           Ilus W. Davis
                 *
- ------------------------------------   Director
         John E. Hayes, Jr.
                 *
- ------------------------------------   Director
          Lee M. Liberman
                 *
- ------------------------------------   Director
          William E. Maritz
                 *
- ------------------------------------   Director
          Andrew E. Newman
                 *
- ------------------------------------   Director
         Jerry E. Ritter
                 *
- ------------------------------------   Director
        William P. Stiritz
                 *
- ------------------------------------   Director
         Albert E. Suter
                 *
- ------------------------------------   Director
        Dwight D. Sutherland
                 *
- -------------------------------------  Director
        Theodore C. Wetterau
          /s/ James W. Kienker
   ----------------------------------
          *Attorney-in-fact

                                INDEX TO EXHIBITS

Number                               Exhibit
- ------                               -------

(2)(a) Merger Agreement, dated July 7, 1994 by and among B-M Homes, Inc., Macon Homes, Inc., Marbel Homes, Inc., Margolin Bros. Appliance Co., Margolin Bros. Realty Co., National Builders, Inc., Arkansas Home Loan Company, National Home Loan Company, Inc., National Home Loan Company of Mississippi, Inc., National Service Company, Boatmen's Bancshares, Inc., BBI One, Inc., BBI Two, Inc., BBI Three, Inc., BBI Four, Inc., BBI Five, Inc., BBI Six, Inc., BBI Seven, Inc., BBI Eight, Inc., and BBI Nine, Inc. (Appendix A to Joint Proxy Statement/Prospectus).

(2)(b) Escrow Agreement dated ----------, 1994, by and among B-M Homes, Inc., Macon Homes, Inc., Marbel Homes, Inc., Margolin Bros. Appliance Co., Margolin Bros. Realty Co., National Builders, Inc., Boatmen's Bancshares, Inc. and ---------------, as Escrow Agent (Appendix B to Joint Proxy Statement/Prospectus).

(2)(c) Agreement and Plan of Merger, dated August 18, 1994, by and among Worthen Banking Corporation, Boatmen's Bancshares, Inc. and BBI Acquisition Co., Inc. is incorporated herein by reference from the Boatmen's Bancshares, Inc. Current Report on Form 8-K, dated September 2, 1994.

(3)(a)          Restated Articles of Incorporation of Boatmen's
                Bancshares, Inc. is incorporated herein by reference from the Boatmen's Bancshares, Inc.
                Registration Statement on Form S-4 (No. 33-55625).

(3)(b)          Statement of Change of Registered Agent of
                Boatmen's Bancshares, Inc. is incorporated herein by reference from the Boatmen's
                Bancshares, Inc. Registration Statement on Form
                S-4 (No. 33-55625).

(3)(c) Amended Bylaws of Boatmen's Bancshares, Inc. is incorporated herein by reference from the Boatmen's Bancshares, Inc. Registration
                Statement on Form S-4 (No. 33-55625).

(4)             Rights Agreement, dated as of August 14,
                1990, of Boatmen's Bancshares, Inc., is
                incorporated herein by reference from the Boatmen's Bancshares, Inc. Registration
                Statement on Form 8-A, dated August 14,
                1990.

(5)             Opinion of Lewis, Rice & Fingersh re
                legality.

(8) Opinion of Andrews & Kurth LLP re federal income tax consequences.

(23)(a)         Consent of Ernst & Young LLP.

(23)(b)         Consent of Ernst & Young LLP.

(23)(c)         Consent of KPMG Peat Marwick LLP.

(23)(d)         Consent of KPMG Peat Marwick LLP.

Number                               Exhibit
- ------                               -------
(23)(e)         Consent of KPMG Peat Marwick LLP.

(23)(f)         Consent of KPMG Peat Marwick LLP.

(23)(g)         Consent of Frost & Company.

(23)(h)         Consent of Lewis, Rice & Fingersh
                (in opinion re legality)

(23)(i)         Consent of Andrews & Kurth LLP (in
                opinion re federal income tax
                consequences).

(23)(j)         Consent of Donaldson, Lufkin & Jenrette Securities
                Corporation.

(24)            Powers of Attorney.

(99)(a)         Forms of Proxy Cards for Special
                Meetings.

(99)(b)         Form of Letter to Shareholders to
                Accompany Joint Proxy Statement/
                Prospectus.

(99)(c)         Form of Notice of Special Meetings.

(99)(d)         Opinion of Donaldson, Lufkin & Jenrette
                Securities Corporation (Appendix C to
                Joint Proxy Statement/Prospectus).

(99)(e)         Excerpts of Tennessee Business
                Corporation Act (Dissenters' Rights)
                (Exhibit D to Joint Proxy Statement/
                Prospectus).

(99)(f)         Excerpts of Arkansas Business
                Corporation Act (Dissenters' Rights)
                (Exhibit E to Joint Proxy Statement/
                Prospectus).

(99)(g)         Excerpts of Mississippi Business
                Corporation Act (Dissenters' Rights)
                (Exhibit F to Joint Proxy Statement
                Prospectus).